NO. 333 - *

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                         PERMANENT FINANCING (NO. 7) PLC
            (Exact name of Registrant 1 as specified in its charter)

       BLACKWELL HOUSE, GUILDHALL YARD, LONDON EC2V 5AE, UNITED KINGDOM,
                              (+44) 020 7556 0970
  (Address and telephone number of Registrant 1's principal executive offices)


                             CT Corporation System
                               111 Eighth Avenue
                            New York, New York 10011
                                 (212)894-8600


      (Name, address and phone number of Registrant 1's agent for service)

                        PERMANENT FUNDING (NO. 1) LIMITED
            (Exact name of Registrant 2 as specified in its charter)

        BLACKWELL HOUSE, GUILDHALL YARD, LONDON EC2V 5AE, UNITED KINGDOM,
                              (+44) 020 7556 0970
  (Address and telephone number of Registrant 2's principal executive offices)


                             CT Corporation System
                               111 Eighth Avenue
                            New York, New York 10011
                                 (212)894-8600


      (Name, address and phone number of Registrant 2's agent for service)

                       PERMANENT MORTGAGES TRUSTEE LIMITED
            (Exact name of Registrant 3 as specified in its charter)

          47 ESPLANADE, ST. HELIER, JERSEY JE1 0BD, (+44) 01534 510 924 (Address and telephone number of Registrant 3's principal executive offices)


                             CT Corporation System
                               111 Eighth Avenue
                            New York, New York 10011
                                 (212)894-8600


      (Name, address and phone number of Registrant 3's agent for service)

                          ----------------------------
                                   Copies to:

David Balai                        Christopher Bernard, Esq.         Robert Torch, Esq.
HBOS Treasury Services plc         Allen & Overy LLP                 Sidley Austin Brown & Wood
33 Old Broad Street                One New Change                    Woolgate Exchange, 25 Basinghall Street
London EC2N 1HZ, United Kingdom    London EC4M 9QQ, United Kingdom   London EC2V 5HA, United Kingdom

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

             ------------------------------------------------------
             ------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                                    PROPOSED
                                                                 PROPOSED            MAXIMUM
                                                                  MAXIMUM          AGGREGATE          AMOUNT OF
TITLE OF SECURITIES BEING                 AMOUNT BEING     OFFERING PRICE     OFFERING PRICE       REGISTRATION
   REGISTERED                               REGISTERED       PER UNIT (1)                (1)            FEE (3)
------------------------------------  -----------------  -----------------  -----------------  -----------------
$[1,000,000,000] series 1 class A
   floating rate notes due [*]         $[1,000,000,000]               100%   $[1,000,000,000]     $[117,700.00]]
$[*] series 1 class B floating
   rate notes due [*]                             $[*]               100%               $[*]               $[*]
$[*] series 1 class C floating
   rate notes due [*]                             $[*]               100%               $[*]               $[*]
$[1,000,000,000] series 2 class A
   floating rate notes due [*]        $[1,000,000,000]               100%   $[1,000,000,000]      $[117,700.00]
$[*] series 2 class B floating
   rate notes due [*]                             $[*]               100%               $[*]               $[*]
$[*] series 2 class C floating
   rate notes due [*]                             $[*]               100%               $[*]               $[*]

Series 1 term AAA advance (2)
Series 1 term AA advance (2)
Series 1 term BBB advance (2)
Series 2 term AAA advance (2)
Series 2 term AA advance (2)
Series 2 term BBB advance (2)
Funding interest in the mortgages trust (2)

-----------

(1) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) These items are not being offered directly to investors. Permanent Mortgages Trustee Limited is the registrant for the Funding interest in the mortgages trust and is holding the Funding interest in the mortgages trust on behalf of Permanent Funding (No. 1) Limited. The Funding interest in the mortgages trust will be the primary source of payments on the term advances listed. Permanent Funding (No. 1) Limited is the registrant for those term advances and is issuing those term advances to Permanent Financing (No. 7) PLC. Those term advances will be the primary source of payments on the series 1 notes and the series 2 notes being registered hereby, respectively. Permanent Funding (No. 1) Limited, Permanent Mortgages Trustee Limited and Permanent Financing (No. 7) PLC are the registrants for the series 1 notes and the series 2 notes being registered hereby.

(3) The total registration fee is $[235,400.00]. A filing fee of $13,810.30 was previously paid in connection with unsold securities registered on the Form S-11 (File No. 333-119202) of Permanent Financing (No. 6) PLC, Permanent Funding (No. 1) Limited and Permanent Mortgages Trustee Limited initially filed on September 23, 2004, and will be offset against the currently due filing fee.

                       ---------------------------------
      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                         PERMANENT FINANCING (NO. 7) PLC

           (incorporated in England and Wales with limited liability, registered number 05330776)

                                   HALIFAX PLC

                        SELLER, SERVICER AND CASH MANAGER

                               PRINCIPAL AMOUNT OF

                       PRICE TO ISSUER NOTES AND SCHEDULED

                                            PUBLIC PER     PROCEEDS TO ISSUER     REDEMPTION
      CLASS           INTEREST RATE        ISSUER NOTE         PER CLASS             DATES      FINAL MATURITY DATE
series 1 class A    [__]% margin below          100%        $[1,000,000,000]     [December 2005]   [December 2005]
                   one-month USD-LIBOR
series 1 class B    [__]% margin above          100%               $[__]                 --             [June 2042]
                  three-month USD-LIBOR
series 1 class C    [__]% margin above          100%               $[__]                 --             [June 2042]
                  three-month USD-LIBOR
series 2 class A    [__]% margin above          100%        $[1,000,000,000]     [June, September      [March 2012]
                  three-month USD-LIBOR                                           and December
                                                                                  2007 and March
                                                                                  2008]
series 2 class B    [__]% margin above          100%               $[__]                 --             [June 2042]
                  three-month USD-LIBOR
series 2 class C    [__]% margin above          100%               $[__]                 --             [June 2042]
                  three-month USD-LIBOR

* The principal asset from which Permanent Financing (No. 7) PLC will make payments on the issuer notes is an intercompany loan to an affiliated company called Permanent Funding (No. 1) Limited.

* The principal asset from which Permanent Funding (No. 1) Limited will make payments on the intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Permanent Mortgages Trustee Limited.

* The residential mortgage loans were originated by Halifax plc and are secured over properties located in England, Wales and Scotland. The transaction documents are governed by English law (other than the issuer underwriting agreement, which is governed by New York law, the mortgages trustee corporate services agreement, which is governed by Jersey law, and the Scottish declarations of trust, which are governed by Scots law).

* Permanent Holdings Limited, the parent of Permanent Financing (No. 7) PLC and Permanent Funding (No. 1) Limited, is also the parent of the previous issuers which have issued the previous notes referred to in this document. Among others, the issuer and the previous issuers will share the security granted by Permanent Funding (No. 1) Limited to secure its obligations to each of them under their respective intercompany loans.

       PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [__] IN THIS PROSPECTUS.

       THE ISSUER NOTES OFFERED BY THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUER ONLY. THE ISSUER NOTES WILL NOT BE OBLIGATIONS OF HALIFAX PLC OR ANY OF ITS AFFILIATES OR ANY OF THE UNDERWRITERS.

       Application has been made to the UK Listing Authority for each class of issuer notes to be admitted to the official list maintained by the UK Listing Authority and to the London Stock Exchange plc (the LONDON STOCK EXCHANGE) for each class of issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ISSUER NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                    ARRANGER

                           HBOS TREASURY SERVICES PLC

             JOINT LEAD UNDERWRITERS FOR THE SERIES 1 CLASS A ISSUER
                    NOTES AND SERIES 2 CLASS A ISSUER NOTES

                 [ABN AMRO] [LEHMAN BROTHERS] [MORGAN STANLEY]

            CO-UNDERWRITERS FOR THE SERIES 1 CLASS A ISSUER NOTES AND
                         SERIES 2 CLASS A ISSUER NOTES

                       [__]           [__]           [__]

    JOINT LEAD UNDERWRITERS FOR THE SERIES 1 CLASS B AND CLASS C ISSUER NOTES
                  AND SERIES 2 CLASS B AND CLASS C ISSUER NOTES

                           [__]                    [__]

                 Preliminary Prospectus dated[__] February, 2005

       Subject to conditions described further in this prospectus, Permanent Holdings Limited may establish new issuers which will issue new notes that are secured ultimately over the same property as the issuer notes and may rank equally or ahead of the notes issued by the issuer.

       A note is not a deposit and neither the issuer notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

       Currently, there is no public market for the issuer notes.

       We expect that delivery of the issuer notes offered by this prospectus will be made to investors in book-entry form through The Depository Trust Company on or about [__] March, 2005.


                           FORWARD-LOOKING STATEMENTS

       This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "RISK FACTORS", "THE LOANS", "THE SERVICER", "THE SERVICING AGREEMENT" and "MATURITY AND PREPAYMENT CONSIDERATIONS". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the issuer notes, Halifax plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest rate fluctuations; government, statutory, regulatory or administrative initiatives affecting Halifax plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision.

                                TABLE OF CONTENTS

DEFINED TERMS.............................................................  [__]
SUMMARY OF PROSPECTUS.....................................................  [__]
RISK FACTORS..............................................................  [__]
US DOLLAR PRESENTATION....................................................  [__]
THE ISSUER................................................................  [__]
USE OF PROCEEDS...........................................................  [__]
HALIFAX PLC...............................................................  [__]
FUNDING 1.................................................................  [__]
THE MORTGAGES TRUSTEE.....................................................  [__]
HOLDINGS..................................................................  [__]
PERMANENT PECOH LIMITED...................................................  [__]
THE ISSUER SWAP PROVIDERS.................................................  [__]
THE FUNDING 1 LIQUIDITY FACILITY PROVIDER.................................  [__]
DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
    AND THE PREVIOUS INTERCOMPANY LOANS...................................  [__]
THE LOANS.................................................................  [__]
THE SERVICER..............................................................  [__]
THE SERVICING AGREEMENT...................................................  [__]
SALE OF THE LOANS AND THEIR RELATED SECURITY..............................  [__]
THE MORTGAGES TRUST.......................................................  [__]
THE ISSUER INTERCOMPANY LOAN AGREEMENT....................................  [__]
SECURITY FOR FUNDING 1'S OBLIGATIONS......................................  [__]
SECURITY FOR THE ISSUER'S OBLIGATIONS.....................................  [__]
CASHFLOWS.................................................................  [__]
CREDIT STRUCTURE..........................................................  [__]
THE SWAP AGREEMENTS.......................................................  [__]
CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1...................  [__]
CASH MANAGEMENT FOR THE ISSUER............................................  [__]
DESCRIPTION OF THE ISSUER TRUST DEED......................................  [__]
THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES..............................  [__]
TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES..........................  [__]
RATINGS OF THE ISSUER NOTES...............................................  [__]
MATURITY AND PREPAYMENT CONSIDERATIONS....................................  [__]
MATERIAL LEGAL ASPECTS OF THE LOANS.......................................  [__]
UNITED KINGDOM TAXATION...................................................  [__]
EU SAVINGS TAX DIRECTIVE..................................................  [__]
UNITED STATES FEDERAL INCOME TAXATION.....................................  [__]
MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS......................  [__]
ERISA CONSIDERATIONS......................................................  [__]
ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES.....................  [__]
UNITED STATES LEGAL INVESTMENT CONSIDERATIONS.............................  [__]
EXPERTS...................................................................  [__]
LEGAL MATTERS.............................................................  [__]
UNDERWRITING..............................................................  [__]
REPORTS TO NOTEHOLDERS....................................................  [__]
WHERE INVESTORS CAN FIND MORE INFORMATION.................................  [__]
MARKET-MAKING.............................................................  [__]
AFFILIATIONS..............................................................  [__]
LISTING AND GENERAL INFORMATION...........................................  [__]
GLOSSARY..................................................................  [__]
ANNEXE A: EXTRACT FROM REPORTS ON FORM 6-K................................  [__]
INDEX OF APPENDICES.......................................................  [__]
APPENDIX A:    REPORT OF INDEPENDENT REGISTERED PUBLIC
               ACCOUNTING FIRM FOR PERMANENT FINANCING (NO. 7) PLC........  [__]
APPENDIX B:    FINANCIAL STATEMENTS OF PERMANENT FINANCING (NO. 7)
               PLC AND NOTES THERETO......................................  [__]
APPENDIX C:    REPORT OF INDEPENDENT REGISTERED PUBLIC
               ACCOUNTING FIRM FOR PERMANENT FUNDING (NO. 1) LIMITED......  [__]
APPENDIX D:    FINANCIAL STATEMENTS OF PERMANENT FUNDING
               (NO. 1) LIMITED AND NOTES THERETO..........................  [__]
APPENDIX E:    UNAUDITED FINANCIAL STATEMENTS OF PERMANENT FUNDING
               (NO. 1) LIMITED AND NOTES THERETO..........................  [__]

                                  DEFINED TERMS

       The principal and technical terms used in this prospectus have the meanings set forth in the glossary, unless otherwise defined where they appear in the text.

       References in this document to "WE" or "US" mean the issuer and references to "YOU" mean potential investors in the issuer notes.

       References in this prospectus to "(POUND)", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to "US$", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

       References to "(EURO)", "EURO" or "EURO" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

       As this transaction is connected, by virtue of its structure, with previous transactions and may be connected with future transactions, it is necessary in this prospectus to refer to some or all of these transactions. In respect of notes, term advances, intercompany loans or other terms derived from or related to them we use the word "PREVIOUS" when referring to the previous transactions, the word "ISSUER" when referring to the present transaction, the word "CURRENT" when referring to the previous transactions and the present transaction, the word "NEW" when referring to future transactions and "ANY" or "ALL" when referring to any or all of the current transactions and future transactions. For example, the "ISSUER NOTES" are the notes issued by Permanent Financing (No. 7) PLC, the "PREVIOUS NOTES" are the notes issued by each of Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC, Permanent Financing (No. 4) PLC, Permanent Financing (No.
5) PLC and Permanent Financing (No. 6) PLC, the "CURRENT NOTES" are the previous notes together with the notes issued by Permanent Financing (No. 7) PLC, the "NEW NOTES" are notes which may be issued in future transactions and the "NOTES" are the previous notes, the issuer notes and any new notes.

                              SUMMARY OF PROSPECTUS

       The information in this section is a summary of the principal features of the issuer notes, including the loans and the issuer transaction documents that will generate the income for the issuer to make payments on the issuer notes. This summary does not contain all of the information that you should consider before investing in the issuer notes. You should read the entire prospectus carefully, especially the risks of investing in the issuer notes discussed under "RISK FACTORS".

OVERVIEW OF THE TRANSACTION

       The following is a brief overview of the transaction and is further illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER" (the numbers in the diagram refer to the numbered paragraphs in this section).

(1) On the initial closing date and on several subsequent dates, the seller sold the loans in the portfolio and their related security to the mortgages trustee pursuant to the mortgage sale agreement. These sales are further described in "SALE OF THE LOANS AND THEIR RELATED SECURITY". The loans are residential mortgage loans originated by Halifax plc and secured over residential properties located in England, Wales and Scotland.

(2) The mortgages trustee holds the trust property on trust for the benefit of the seller and Funding 1 pursuant to a mortgages trust deed initially entered into on 13th June, 2002. On the closing date, the trust property will include the portfolio which will consist of the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security. The seller and Funding 1 each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

(3) The mortgages trustee distributes interest on the loans to Funding 1 based on the share that Funding 1 has in the trust property expressed as a percentage (or if less, the amount that Funding 1 needs to meet its obligations to pay interest on the intercompany loans and other amounts on the date of distribution). The mortgages trustee distributes the remaining interest receipts on the loans to the seller. The mortgages trustee allocates losses on the loans to the seller and Funding 1 in accordance with the share that each of them has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "THE MORTGAGES TRUST". The mortgages trustee allocates principal receipts on the loans between the seller and Funding 1 in amounts depending on whether Funding 1 is required to pay amounts on an intercompany loan on the next Funding 1 interest payment date or Funding 1 is accumulating cash to repay a bullet term advance or a scheduled amortisation instalment. See further "THE MORTGAGES TRUST".

(4) Funding 1 will use the proceeds of the issuer intercompany loan on the closing date to pay the seller part of the initial consideration for loans (together with their related security) sold to the mortgages trustee on the closing date, thereby increasing the Funding 1 share of the trust property. Subsequently, on Funding 1 interest payment dates, if Funding 1 has any excess income remaining after paying all amounts that it is required to pay under the terms of the transaction, then, subject to applicable rules, that extra income will be allocated and distributed to the seller by the mortgages trustee.

(5) Funding 1 will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuer under the issuer intercompany loan. Funding 1's obligations to the issuer under the issuer intercompany loan will be secured under the Funding 1 deed of charge by, among other things, Funding 1's share of the trust property.

(6) The issuer's obligations to pay principal and interest on the issuer notes will be funded primarily from the payments of principal and interest received by it from Funding 1 under the issuer intercompany loan. The issuer's primary asset will be the issuer intercompany loan agreement. Neither the issuer nor the noteholders will have any direct interest in the trust property, although the issuer will have a shared security interest under the Funding 1 deed of charge in Funding 1's share of the trust property.

(7) The issuer will sell the issuer notes to investors and then lend the proceeds to Funding 1 under the issuer intercompany loan agreement on the closing date.

(8) These items and their function in the transaction structure are described later in this prospectus. They are included in the first diagram below so that investors can refer back to see where they fit into the structure.

             STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER
                                [GRAPHIC OMITTED]

                         DIAGRAM OF OWNERSHIP STRUCTURE

                                [GRAPHIC OMITTED]

       This diagram illustrates the ownership structure of the principal parties to the transaction, as follows:

* Each of Funding 1, Funding 2, the issuer, the previous issuers and the post-enforcement call option holder is a wholly-owned subsidiary of Permanent Holdings Limited.

* The entire issued share capital of Holdings is held on trust by a corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of The National Society for the Prevention of Cruelty to Children (registered charity number 216401) in the United Kingdom and for other charitable purposes selected at the discretion of the corporate services provider. The payments on your issuer notes will not be affected by this arrangement.

* The entire issued share capital of the mortgages trustee (not shown in the diagram above) is held beneficially on trust by SFM Offshore Limited, a corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by the mortgages trustee, after payment of the costs and expenses of the mortgages trustee, will be paid for the benefit of charities and charitable purposes selected at the discretion of SFM Offshore Limited. The payments on your issuer notes will not be affected by this arrangement.

* Halifax plc has no ownership interest in any of the entities in the diagrams above. This should ensure, among other things, that the ownership structure and its impact on investors are not linked to the credit of Halifax plc, and that Halifax plc has no obligation to support the transaction financially, although Halifax plc may still have a connection with the transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust).

* The previous issuers are Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC, Permanent Financing (No. 4) PLC, Permanent Financing (No. 5) PLC and Permanent Financing (No. 6) PLC, each of which is a wholly-owned subsidiary of Holdings. The previous issuers issued the previous notes to investors and loaned the proceeds to Funding 1 pursuant to separate intercompany loan agreements on each previous closing date. See "- THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". The issuer notes offered pursuant to this prospectus rank behind, equally or ahead of the previous notes, as further described under "- THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". The issuer and the previous issuers will share in the security granted by Funding 1 for its respective obligations to them under their respective intercompany loans.

* Holdings may establish new issuers that issue new notes that may rank behind, equally or ahead of the issuer notes, depending on the ratings of the new notes as described under "- THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". Any new issuer established after the closing date will be a wholly-owned subsidiary of Holdings.

* Holdings has established an additional entity, Permanent Funding (No. 2) PLC ("FUNDING 2"), which may in the future issue new notes from time to time and use most of the proceeds to pay the seller for a direct interest in the trust property rather than lending the proceeds to Funding 1. Funding 2 is a wholly-owned subsidiary of Holdings.

* In certain circumstances (including when new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust), the security trustee will consent to modifications to be made to some of the issuer transaction documents. Your consent will not be obtained in relation to those modifications (see further "RISK FACTORS - THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS").

SUMMARY OF THE ISSUER NOTES

       In addition to the issuer notes offered by this prospectus, the issuer will also issue the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes. These additional issuer notes will be secured over the same property as the notes offered by this prospectus. These additional issuer notes have not been registered in the United States and are not being offered by this prospectus. However, the term "ISSUER NOTES" when used in this prospectus includes all of the series 1 issuer notes, series 2 issuer notes, series 3 issuer notes, series 4 issuer notes and series 5 issuer notes, some features of which are summarised in this section.

       Some series of issuer notes will be paid ahead of others, regardless of the ranking of the issuer notes. In particular, some payments on some series of class B issuer notes and class C issuer notes will be paid before some series of class A issuer notes, as described in "- THE ISSUER NOTES - PAYMENT AND RANKING OF THE ISSUER NOTES".


                            SERIES OF ISSUER NOTES
                            ---------------------------  ----------------------------  ----------------------------
                            SERIES 1                     SERIES 1                      SERIES 1
                            CLASS A                      CLASS B                       CLASS C
                            ---------------------------  ----------------------------  ----------------------------
Principal amount:           $[1,000,000,000]                        $[__]                         $[__]

Credit enhancement:         Subordination of the         Subordination of the          The reserve funds
                            class B issuer notes and     class C issuer notes and
                            the class C issuer notes,    the reserve funds
                            and the reserve funds

Interest rate:              One-month USD-LIBOR          Three-month USD-              Three-month USD-
                            - margin                     LIBOR + margin                LIBOR + margin

Margin:                     [__]% p.a.                   [__]% p.a.                    [__]% p.a.

Until interest payment      N/A                          [December 2011]               [December 2011]
date falling in:

And thereafter:             N/A                          [__]% p.a.                    [__]% p.a.
Scheduled                   [December 2005]              N/A                           N/A
redemption date(s):

Interest accrual            Actual/360                   Actual/360                    Actual/360
method:

Interest payment            For the series 1 class A issuer notes, monthly in arrear on the interest payment date
dates:                      falling in each consecutive month. For the other series 1 issuer notes, quarterly in arrear on the interest payment dates falling in March, June, September and December of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in [December 2005], interest and principal due and payable on the series 1 class A issuer notes will be payable quarterly in arrear on the interest payment dates falling in March, June, September and December of each year.

First interest payment      [June 2005]                  [June 2005]                   [June 2005]
date:

Final maturity date:        [December 2005]              [June 2042]                   [June 2042]

Tax treatment:              Debt for United States       Debt for United States        Debt for United States
                            federal income tax           federal income tax            federal income tax
                            purposes, subject to the     purposes, subject to the      purposes, subject to the
                            considerations               considerations                considerations
                            contained in "UNITED         contained in "UNITED          contained in "UNITED
                            STATES FEDERAL INCOME        STATES FEDERAL INCOME         STATES FEDERAL INCOME
                            TAXATION"                    TAXATION"                     TAXATION"

ERISA eligible:             Yes, subject to the          Yes, subject to the           Yes, subject to the
                            considerations in            considerations in             considerations in
                            "ERISA                       "ERISA                        "ERISA
                            CONSIDERATIONS"              CONSIDERATIONS"               CONSIDERATIONS"

Listing:                    UK Listing Authority and     UK Listing Authority and      UK Listing Authority and
                            London Stock Exchange        London Stock Exchange         London Stock Exchange

ISIN:                       [__]                          [__]                           [__]

Common code:                [__]                          [__]                           [__]

CUSIP number:               [__]                          [__]                           [__]

Expected ratings            [A-1+/P-1/F1+]               [AA/Aa3/AA]                   [BBB/Baa2/BBB]
(S&P/Moody's/Fitch):



                            SERIES OF ISSUER NOTES
                            ---------------------------  ----------------------------  ----------------------------
                            SERIES 2                     SERIES 2                      SERIES 2
                            CLASS A                      CLASS B                       CLASS C
                            ---------------------------  ----------------------------  ----------------------------
Principal amount:           $[1,000,000,000]                        $[__]                         $[__]

Credit enhancement:         Subordination of the         Subordination of the          The reserve funds
                            class B issuer notes,        class C issuer notes and
                            and the class C issuer       the reserve funds
                            notes, and the reserve
                            funds

Interest rate:              Three-month USD-             Three-month USD-              Three-month
                            LIBOR + margin               LIBOR + margin                USD-LIBOR + margin
Margin:                     [__]% p.a.                    [__]% p.a.                     [__]% p.a.

Until interest payment      [December 2011]              [December 2011]               [December 2011]
date falling in:

And thereafter:             [__]% p.a.                    [__]% p.a.                     [__]% p.a.

Scheduled                   [June,                       N/A                           N/A
redemption date(s):         September and
                            December 2007 and March
                            2008]

Interest accrual            Actual/360                   Actual/360                    Actual/360
method:

Interest payment            For the series 2 issuer notes, quarterly in arrear on the interest payment dates
dates:                      falling in March, June, September and December of each year.

First interest payment      [June 2005]                  [June 2005]                   [June 2005]
date:

Final maturity date:        [March 2012]                 [June 2042]                   [June 2042]

Tax treatment:              Debt for United States       Debt for United States        Debt for United States
                            federal income tax           federal income tax            federal income tax
                            purposes, subject to the     purposes, subject to the      purposes, subject to the
                            considerations               considerations                considerations
                            contained in "UNITED         contained in "UNITED          contained in "UNITED
                            STATES FEDERAL INCOME        STATES FEDERAL INCOME         STATES FEDERAL INCOME
                            TAXATION"                    TAXATION"                     TAXATION"

ERISA eligible:             Yes, subject to the          Yes, subject to the           Yes, subject to the
                            considerations in            considerations in             considerations in
                            "ERISA                       "ERISA                        "ERISA
                            CONSIDERATIONS"              CONSIDERATIONS"               CONSIDERATIONS"

Listing:                    UK Listing Authority and     UK Listing Authority and      UK Listing Authority and
                            London Stock Exchange        London Stock Exchange         London Stock Exchange

ISIN:                       [__]                          [__]                           [__]

Common code:                [__]                          [__]                           [__]

CUSIP number:               [__]                          [__]                           [__]
Expected ratings            [AAA/Aaa/AAA]                [AA/Aa3/AA]                   [BBB/Baa2/BBB]
(S&P/Moody's/Fitch):



                            SERIES OF ISSUER NOTES
                            ---------------------------  ----------------------------  ----------------------------
                            SERIES 3                     SERIES 3                      SERIES 3
                            CLASS A                      CLASS B                       CLASS C
                            ---------------------------  ----------------------------  ----------------------------
Principal amount:           (pound)[__]                  (pound)[__]                   (pound)[__]

Credit enhancement:         Subordination of the         Subordination of the          The reserve funds
                            class B issuer notes and     class C issuer notes and
                            the class C issuer notes,    the reserve funds
                            and the reserve funds

Interest rate:              Three-month sterling         Three-month sterling          Three-month sterling
                            LIBOR + margin               LIBOR + margin                LIBOR + margin

Margin:                     [__]% p.a. + additional      [__]% p.a.                    [__]% p.a.
                            amount

Additional amount           (a)    [__]% per annum for as long as the series 3 A issuer notes are (i) rated
(series 3 class A                  below AA- by S&P or Aa3 by Moody's and (ii) held by an asset-backed commercial
issuer notes only):                paper conduit, or an entity funded by one or more asset-backed commercial paper conduits, administered by HBOS Treasury Services plc, which holder has outstanding obligations to repay a drawdown under one or more liquidity facilities; or

                            (b)    [__]% per annum from the date that the series 3 class A issuer notes (i) are rated below AA- by
                                   S&P or Aa3 by Moody's and (ii) following such downgrade, have been transferred to a liquidity provider for an asset-backed commercial paper conduit, or an entity funded by one or more asset-backed commercial paper conduits, administered by HBOS Treasury Services plc, by such conduit or entity of the series 3 class A issuer notes in consideration of the cancellation of such conduit or entity's outstanding obligations to such liquidity provider; or

                            (c)    [__]% per annum from the date that a change in the law or regulations of the United Kingdom becomes effective as a consequence of which there is an adverse change in the regulatory treatment for HBOS plc in respect of the series 3 class A issuer notes, whilst such notes are held by an asset-backed commercial paper conduit, or an entity funded by one or more asset-backed commercial paper conduits, administered by HBOS Treasury Services plc; or

                            (d)    up to [__]% per annum at any time the series 3 class A issuer notes are held by an asset-backed commercial paper conduit, or an entity funded by one or more asset-backed commercial paper conduits, administered by HBOS Treasury Services plc, which holder has outstanding obligations to repay a drawdown under one or more liquidity facilities and such drawdowns were not made as a result of the occurrence of the events set forth in paragraphs (a), (b) and (c) above.

Until interest payment      [December 2011]               [December 2011]              [December 2011]
date falling in:

And thereafter:             [__]% p.a.                     [__]% p.a.                    [__]% p.a.

Scheduled                   [,                            N/A                          N/A
redemption date(s):         March, June,
                            September and December
                            2008]

Interest accrual            Actual/365                    Actual/365                   Actual/365
method:

Interest payment            For the series 3 issuer notes, quarterly in arrear on the interest payment dates
dates:                      falling in [March, June, September and December] of each year.



                            SERIES OF ISSUER NOTES
                            ---------------------------  ----------------------------  ----------------------------
                            SERIES 3                     SERIES 3                      SERIES 3
                            CLASS A                      CLASS B                       CLASS C
                            ---------------------------  ----------------------------  ----------------------------
First interest payment      [June 2005]                   [June 2005]                  [June 2005]
date:

Final maturity date:        [September 2032]              [June 2042]                  [June 2042]

Tax treatment:              N/A (These issuer notes       N/A (These issuer notes      N/A (These issuer notes
                            are not being offered or      are not being offered or     are not being offered or
                            sold in the United            sold in the United           sold in the United
                            States)                       States)                      States)

ERISA eligible:             N/A (These issuer notes       N/A (These issuer notes      N/A (These issuer notes
                            are not being offered or      are not being offered or     are not being offered or
                            sold in the United            sold in the United           sold in the United
                            States)                       States)                      States)

Listing:                    UK Listing Authority and      UK Listing Authority and     UK Listing Authority and
                            London Stock Exchange         London Stock Exchange        London Stock Exchange

ISIN:                       [N/A]                         [__]                          [__]

Common code:                [N/A]                         [__]                          [__]

CUSIP number:               N/A                           N/A                          N/A

Expected ratings            [AAA/Aaa/AAA]                 [AA/Aa3/AA]                  [BBB/Baa2/BBB]
(S&P/Moody's/Fitch):


                            SERIES OF ISSUER NOTES
                            ---------------------------  ----------------------------  ----------------------------
                            SERIES 4                     SERIES 4                      SERIES 4
                            CLASS A                      CLASS B                       CLASS C
                            ---------------------------  ----------------------------  ----------------------------
Principal amount:           (euro)[__]                          (euro)[__]                         (euro)[__]

Credit enhancement:         Subordination of the          Subordination of the         The reserve funds
                            class B issuer notes and      class C issuer notes and
                            the class C issuer notes,     the reserve funds
                            and the reserve funds

Interest rate:              Three-month EURIBOR           Three-month EURIBOR          Three-month EURIBOR
                            + margin                      + margin                     + margin

Margin:                     [__]% p.a.                     [__]% p.a.                    [__]% p.a.
Until interest payment      [December 2011]               [December 2011]              [December 2011]
date falling in:

And thereafter:             [__]% p.a.                     [__]% p.a.                    [__]% p.a.

Scheduled                   [March and                    N/A                          N/A
redemption date(s):         June 2010]

Interest accrual            Actual/360                    Actual/360                   Actual/360
method:

Interest payment            For the series 4 issuer notes, quarterly in arrear on the interest payment dates
dates:                      falling in March, June, September and December of each year.

First interest payment      [June 2005]                   [June 2005]                  [June 2005]
date:

Final maturity date:        [June 2042]                   [June 2042]                  [June 2042]

Tax treatment:              N/A (These issuer notes       N/A (These issuer notes      N/A (These issuer notes
                            are not being offered or      are not being offered or     are not being offered or
                            sold in the United            sold in the United           sold in the United
                            States)                       States)                      States)

ERISA eligible:             N/A (These issuer notes       N/A (These issuer notes      N/A (These issuer notes
                            are not being offered or      are not being offered or     are not being offered or
                            sold in the United            sold in the United           sold in the United
                            States)                       States)                      States)
Listing:                    UK Listing Authority and      UK Listing Authority and     UK Listing Authority and
                            London Stock Exchange         London Stock Exchange        London Stock Exchange
ISIN:                       [__]                           [__]                          [__]

Common code:                [__]                           [__]                          [__]

CUSIP number:               N/A                           N/A                          N/A

Expected ratings            [AAA/Aaa/AAA]                 [AA/Aa3/AA]                  [BBB/Baa2/BBB]
(S&P/Moody's/Fitch):



                          SERIES OF ISSUER NOTES
                          ------------------------------------------------------------------------------------------------
                          SERIES 5              SERIES 5               SERIES 5               SERIES 5
                          CLASS A1              CLASS A1               CLASS B                CLASS C
                          --------------------  ---------------------  ---------------------  ----------------------------
Principal amount:         (pound)[__]           (pound)[__]            (pound)[__]            (pound)[__]

Credit                    Subordination of      Subordination of the   Subordination of the   The reserve funds
enhancement:              the class B issuer    class B issuer         class C issuer notes
                          notes, and the        notes, and the class   and the reserve funds
                          class C issuer        C issuer notes, and
                          notes, and the        the reserve funds
                          reserve funds

Interest rate:            Three-month           Three-month sterling    Three-month sterling  Three-month sterling
                          sterling              LIBOR + margin          LIBOR + margin        LIBOR + margin
                          LIBOR + margin

Margin:                   [__]% p.a.            [__]% p.a.              [__]% p.a.            [__]% p.a.

Until interest            [December 2011]       [December 2011]         [December 2011]       [December 2011]
payment date
falling in:

And thereafter:           [__]% p.a.            [__]% p.a.              [__]% p.a.            [__]% p.a.
Scheduled                 N/A                   N/A                     N/A                   N/A
redemption
date(s):

Interest                  Actual/365            Actual/365              Actual/365            Actual/365
accrual
method:

Interest payment          For the series 5 issuer notes, quarterly in arrear on the interest payment dates falling
dates:                    in [March, June, September and December] of each year.
First interest            [June 2005]           [June 2005]             [June 2005]           [June 2005]
payment date:
Final maturity            [June 2042]           [June 2042]             [June 2042]           [June 2042]
date:
Tax treatment:            N/A (These issuer     N/A (These issuer       N/A (These issuer     N/A (These issuer
                          notes are not being   notes are not being     notes are not being   notes are not being
                          offered or sold in    offered or sold in      offered or sold in    offered or sold in
                          the United States)    the United States)      the United States)    the United States)
ERISA eligible:           N/A (These issuer     N/A (These issuer       N/A (These issuer     N/A (These issuer
                          notes are not being   notes are not being     notes are not being   notes are not being
                          offered or sold in    offered or sold in      offered or sold in    offered or sold in
                          the United States)    the United States)      the United States)    the United States)
Listing:                  UK Listing            UK Listing Authority    UK Listing Authority  UK Listing Authority
                          Authority and         and London Stock        and London Stock      and London Stock
                          London Stock          Exchange                Exchange              Exchange
                          Exchange
ISIN:                     [__]                  [__]                    [__]                  [__]

Common code:              [__]                  [__]                    [__]                  [__]

CUSIP number:             N/A                   N/A                     N/A                   N/A

Expected ratings          [AAA/Aaa/AAA]         [AAA/Aaa/AAA]          [AA/Aa3/AA]            [BBB/Baa2/BBB]
(S&P/Moody's/
Fitch):

THE ISSUER

       Permanent Financing (No. 7) PLC is a public limited company incorporated in England and Wales. Its registered office is Blackwell House, Guildhall Yard, London EC2V 5AE. Its telephone number is (+44) (0)20 7556 0972.

       The issuer is a newly created special purpose company. The purpose of the issuer is to issue the issuer notes which represent its asset-backed obligations and to lend the equivalent net issue proceeds to Funding 1. The issuer will not engage in any activities that are unrelated to these purposes.


FUNDING 1

       Permanent Funding (No. 1) Limited is a private limited company incorporated in England and Wales. Its registered office is Blackwell House, Guildhall Yard, London EC2V 5AE. Its telephone number is (+44) (0)20 7556 0972.

       Funding 1 is a special purpose company. Funding 1 will borrow money from us pursuant to the terms of the issuer intercompany loan agreement. Funding 1 will use the money borrowed from us to pay part of the initial consideration payable to the seller for loans (together with their related security) sold to the mortgages trustee on the closing date, thereby increasing Funding 1's share of the trust property. Together, Funding 1 and the seller will be beneficially entitled to all of the trust property. Funding 2 may also acquire a share of the trust property in the future.


THE MORTGAGES TRUSTEE

       Permanent Mortgages Trustee Limited is a private limited company incorporated in Jersey, Channel Islands. Its registered office is 47 Esplanade, St. Helier, Jersey, JE1 0BD, Channel Islands. Its telephone number is (+44) (0) 1534 510 924.

       The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding 1 and, if applicable, Funding 2, under the terms of the mortgages trust deed.


THE SELLER, THE SERVICER, THE CASH MANAGER AND THE ISSUER CASH MANAGER

       The seller is a bank incorporated in England and Wales as a public limited company. It is regulated by the Financial Services Authority. Its registered office is Trinity Road, Halifax, West Yorkshire HX1 2RG. Its telephone number is (+44) (0) 113 235 2176.

       The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has sold those loans to the mortgages trustee under the mortgage sale agreement.

       Although the loans have been sold to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement.

       The seller has also been appointed as the cash manager for the mortgages trustee and Funding 1 to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf.

       The seller will also be appointed as the issuer cash manager to manage our bank accounts, determine the amounts of and arrange payments of monies to be made by us and keep certain records on our behalf.

       Although the seller has sold the loans to the mortgages trustee, the seller continues to have an interest in the loans as one of the beneficiaries of the mortgages trust under the mortgages trust deed.

THE ACCOUNT BANK AND THE ISSUER ACCOUNT BANK

       Bank of Scotland, acting through its offices at 116 Wellington Street, Leeds LS1 4LT will be appointed as the issuer account bank to provide banking services to us, and has been appointed as the account bank to Funding 1 and the mortgages trustee.


THE ISSUER NOTES

CLASSES OF ISSUER NOTES

       The series 1 class A issuer notes, the series 1 class B issuer notes and the series 1 class C issuer notes are collectively referred to as the series 1 issuer notes and references to the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes are to be construed in an analogous manner.

       The series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes are also collectively referred to as the class A issuer notes and references to the class B issuer notes and the class C issuer notes are to be construed in an analogous manner.

       The series 5 class A1 issuer notes and the series 5 class A2 issuer notes together are referred to as the series 5 class A issuer notes.

       The series 3 issuer notes, series 4 issuer notes and the series 5 issuer notes are not being offered to the public in the United States by this prospectus. Instead, they will be offered to institutional investors outside the United States in transactions exempt from the registration requirements of the US Securities Act of 1933, as amended.

       The series 1 issuer notes, the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes together represent our asset-backed obligations.


RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN

       On the closing date we will make an issuer intercompany loan to Funding 1 from the net proceeds of the issue of the issuer notes (after making appropriate currency exchanges under the relevant issuer swaps). The issuer intercompany loan will consist of 16 separate issuer term advances, each with a series and ratings designation. The proceeds of each of the 16 classes of issuer notes will be used to make the corresponding issuer term advances to Funding 1. The relationship between the issuer notes and the issuer term advances is set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT". For more information on the issuer intercompany loan, see "THE ISSUER INTERCOMPANY LOAN".

       We will repay each class of issuer notes from payments made by Funding 1 under the corresponding issuer term advance (in each case where the relevant class of issuer notes is denominated in US dollars or euro, after making appropriate currency exchanges under the relevant issuer currency swaps). The ability of Funding 1 to make payments on the issuer intercompany loan will depend to a large extent on (a) Funding 1 receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies among the previous intercompany loans, the issuer intercompany loan and any new intercompany loans. See "- THE ISSUER INTERCOMPANY LOAN".


OPERATIVE DOCUMENTS RELATING TO THE ISSUER NOTES

       We will issue the issuer notes under the issuer trust deed. The issuer notes will also be subject to the issuer paying agent and agent bank agreement. The security for the issuer notes will be created under the issuer deed of charge between ourselves, the security trustee and our other secured creditors. Operative legal provisions relating to the issuer notes will be included in the issuer trust deed, the issuer paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the issuer notes themselves, each of which will be governed by English law.

PAYMENT AND RANKING OF THE ISSUER NOTES

       On any interest payment date, payments of interest and principal on the class A issuer notes of each series will rank ahead of payments of interest and principal on the class B issuer notes of any series and the class C issuer notes of any series. Payments of interest and principal on the class B issuer notes of each series will rank ahead of payments of interest and principal on the class C issuer notes of any series. For more information on the priority of payments to you, see "CASHFLOWS" and see also "RISK FACTORS - SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

       Payments of interest and principal on the class A issuer notes of each series rank equally (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A issuer notes). Payments of interest and principal on the class B issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class B issuer notes). Payments of interest and principal on the class C issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class C issuer notes).

       Unless an asset trigger event or a non-asset trigger event (each as described in "THE MORTGAGES TRUST") has occurred or the issuer security or the Funding 1 security has been enforced (see "- SECURITY GRANTED BY FUNDING 1 AND THE ISSUER"):

* the series 1 class A issuer notes will be redeemed in full on the interest payment date falling in [December 2005] (as described in "- SCHEDULED REDEMPTION");

* each other class of the series 1 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 issuer notes of a higher rating have been redeemed in full;

* the series 2 class A issuer notes will be redeemed according to the series 2 class A redemption schedule starting on or after the interest payment date falling in [September 2007] (as described in "- SCHEDULED REDEMPTION");

* each other class of the series 2 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 issuer notes of a higher rating have been redeemed in full;

* the series 3 class A issuer notes will be redeemed according to the series 3 class A redemption schedule starting on or after the interest payment date falling in [March 2008] (as described in "- SCHEDULED REDEMPTION");

* each other class of the series 3 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 3 issuer notes of a higher rating have been redeemed in full;

* the series 4 class A issuer notes will be redeemed according to the series 4 class A redemption schedule starting on or after the interest payment date falling in [March 2010] (as described in "- SCHEDULED REDEMPTION");

* each other class of the series 4 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 issuer notes of a higher rating have been redeemed in full;

* the series 5 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [December 2011];

* each other class of the series 5 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 5 issuer notes of a higher rating have been redeemed in full.

       Investors should note that the principal repayment schedule outlined here could result in lower ranking issuer notes being repaid before higher ranking issuer notes. For example, the series 1 class B issuer notes and the series 1 class C issuer notes could be repaid in full prior to principal payments being made on the series 2 class A issuer notes.

SCHEDULED REDEMPTION

       If not redeemed earlier, the issuer notes will be redeemed by us on the final maturity date of each issuer note. Funding 1 will seek to accumulate funds relating to principal payments on the issuer series 1 term AAA advance over its cash accumulation period in order to repay that issuer term advance (such issuer term advance referred to as an issuer bullet term advance) as a lump sum payment to us so that we can redeem the series 1 class A issuer notes in full on the interest payment date falling in [December 2005]. A cash accumulation period in respect of a bullet term advance is the period of time estimated to be the number of months prior to the relevant scheduled repayment date necessary for Funding 1 to accumulate enough payments of principal on the loans to repay that issuer bullet term advance to us so that we will be able to redeem the corresponding series 1 class A issuer notes in full on the relevant interest payment date. The cash accumulation period will be determined according to a formula described under "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY
- PRINCIPAL RECEIPTS".

       As set out in the schedule following this paragraph, we will seek to repay each of the series 2 class A issuer notes and the series 3 class A issuer notes in four equal instalments and the series 4 class A issuer notes in two equal instalments (each a "SCHEDULED AMORTISATION INSTALMENT") on the interest payment dates indicated below in respect of each such class of issuer notes. The transaction has been structured in the expectation that Funding 1 will receive sufficient funds under the mortgages trust on each scheduled repayment date of each of the issuer series 2 AAA term advance, the issuer series 3 AAA term advance and the issuer series 4 AAA term advance in order to repay that issuer term advance to us, so that we can redeem the corresponding series 2 class A issuer notes, series 3 class A issuer notes and series 4 class A issuer notes on their respective scheduled redemption dates. Funding 1 will seek to accumulate funds relating to each scheduled amortisation instalment over its cash accumulation period in order to repay each scheduled amortisation instalment on its scheduled repayment date. The cash accumulation period in respect of each scheduled amortisation instalment is three months (or one month in the case of the scheduled amortisation instalments relating to the series 2 class A issuer notes and the series 3 class A issuer notes), but may be extended in the circumstances described under "THE MORTGAGES TRUST". If there are insufficient funds on the first relevant scheduled repayment date to repay the relevant scheduled amortisation instalment on that date (and to make a corresponding payment on the series 2 class A issuer notes and/or the series 3 class A issuer notes and/or the series 4 class A issuer notes, as applicable), then the shortfall shall be due and payable on the subsequent interest payment dates.

                                                                      AMOUNT ON
                                              SCHEDULED          EACH SCHEDULED
                                       REDEMPTION DATES         REDEMPTION DATE
-----------------------------------   -----------------   ---------------------

series 2 class A issuer notes......   [June, September,    $                [__]
                                      December 2007 and
                                            March 2008]
series 3 class A issuer notes......             [March,    (pound)          [__]
                                        June, September
                                           and December

                                                  2008]

series 4 class A issuer notes......          [March and    (EURO)           [__]
                                             June 2010]


       NO ASSURANCE CAN BE GIVEN THAT FUNDING 1 WILL ACCUMULATE SUFFICIENT FUNDS DURING THE CASH ACCUMULATION PERIOD RELATING TO ANY ISSUER BULLET TERM ADVANCE OR, AS APPLICABLE, ANY SCHEDULED AMORTISATION INSTALMENT TO ENABLE IT TO REPAY THE RELEVANT TERM ADVANCE TO US SO THAT THE SERIES 1 CLASS A ISSUER NOTES WILL BE REDEEMED IN THEIR ENTIRETY OR, IN THE CASE OF THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES AND THE SERIES 4 CLASS A ISSUER NOTES, IN THE AMOUNTS SPECIFIED IN THE SCHEDULE ABOVE, ON THEIR RESPECTIVE SCHEDULED REDEMPTION DATES. SEE "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS - OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS".

       For more information on the redemption of the issuer notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS" and "CASHFLOWS".


OPTIONAL REDEMPTION OF THE ISSUER NOTES FOR TAX AND OTHER REASONS

       We may redeem (unless otherwise provided) all, but not a portion, of the issuer notes at our option if we give not more than 60 nor less than 30 days' notice to noteholders, the issuer swap providers and the note trustee in accordance with the terms and conditions of the issuer notes and if (a) on the interest payment date on which such notice expires, no issuer note acceleration notice has been served in respect of the issuer notes, and (b) we have, prior to giving such notice, certified to the note trustee and produced evidence acceptable to the note trustee (as specified in the issuer trust deed) that we will have the necessary funds to pay principal and interest due in respect of the issuer notes, as well as any amounts required to be paid in priority to or pari passu with the issuer notes, on the relevant interest payment date.

       If we exercise this option, then we may redeem the issuer notes at their principal amount outstanding on the following dates:

* if at any time it would become unlawful for the issuer to make, fund or to allow to remain outstanding a term advance made by it under the issuer intercompany loan agreement and the issuer requires Funding 1 to repay the issuer term advances; or

* in the case of all the issuer notes, on any interest payment date in the event of particular tax changes affecting us or the issuer notes or the issuer intercompany loan; or

* in the case of all of the issuer notes (other than the series 1 class A issuer notes), on any interest payment date falling on or after the interest payment date in [December 2011] (the "ISSUER STEP-UP DATE").

       In addition, we may redeem in the same manner the issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the issuer notes then outstanding is less than 10% of the aggregate principal amount outstanding of the issuer notes on the closing date.

       Any issuer notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued but unpaid interest on that principal amount. If we exercise our option to redeem the issuer notes as described above, this will not cause the seller to repurchase any loans and their related security in the mortgages trust at that time.


REDEMPTION OR PURCHASE FOLLOWING A REGULATORY EVENT

       We may redeem all of one or more classes of the issuer notes or require holders of all of one or more classes of the issuer notes to sell their issuer notes to us, in each case on any interest payment date on or after the interest payment date falling in [March 2008] for a price equal to the principal amount outstanding of the issuer notes to be purchased, together with any accrued interest, if (a) the new Basel Capital Accord has been implemented in the United Kingdom, (b) on the interest payment date for such sale or redemption of the issuer notes, no issuer note acceleration notice has been served, (c) we give not more than 60 nor less than 30 days' notice to noteholders, the issuer swap providers and the note trustee in accordance with the terms and conditions of the issuer notes, (d) each rating agency has confirmed that its then current ratings of the notes would not be adversely affected by such sale or redemption and (e) we have, prior to giving such notice, certified to the note trustee that we will have the necessary funds to pay principal, interest and any amount required to be paid by us in priority to or pari passu with principal and interest in respect of the issuer notes on the relevant interest payment date. Any issuer notes purchased by us in the exercise of this right will remain outstanding until the date on which they would otherwise be redeemed or cancelled in accordance with the terms and conditions of the issuer notes.

WITHHOLDING TAX

       Payments of interest and principal with respect to the issuer notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION".


THE CLOSING DATE

       The issuer notes will be issued on or about[__] March, 2005.


THE NOTE TRUSTEE

       The Bank of New York will be appointed as the note trustee on the closing date. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the issuer trust deed.


THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

       Citibank, N.A. is the principal paying agent. Its address is 5 Carmelite Street, London EC4Y 0PA. Citibank, N.A. is the US paying agent and its address is 14th Floor, 388 Greenwich Street, New York, New York 10013. The paying agents will make payments on the issuer notes to noteholders.

       Citibank, N.A. is the agent bank. Its address is 5 Carmelite Street, London EC4Y 0PA. The agent bank will calculate the interest rate on the issuer notes.

       Citibank, N.A. is the registrar and the transfer agent. Its address is 5 Carmelite Street, London EC4Y 0PA. The registrar will maintain a register in respect of the issuer notes.


THE LOANS

       The loans in the portfolio as at the closing date will comprise:

* loans which are subject to variable rates of interest set by reference to a variable base rate from time to time;

* loans which track a variable rate of interest other than a variable rate set by the seller or the servicer (for example, a rate set at a margin above rates set by the Bank of England); and

* loans which are subject to fixed rates of interest set by reference to a pre-determined rate or series of rates for a fixed period or periods.

       Additional features of the loans in the portfolio are described in "THE LOANS - CHARACTERISTICS OF THE LOANS".

       In addition to the loans in the portfolio as at the closing date, the trust property may also include new loans sold by the seller to the mortgages trustee after the closing date. The new loans may include new types of loan products including loans known as flexible loans. Generally, a flexible loan allows the borrower, among other things, to make larger repayments than are due on a given payment date (which may reduce the life of the loan), draw further amounts under the loan, make underpayments or take a payment holiday on a given payment date under some circumstances (see "THE LOANS - FLEXIBLE LOANS"). Any drawings under flexible loans will be funded solely by the seller. This means that the drawings under flexible loans will be added to the trust property and will be included in the seller's share of the trust property for purposes of allocating interest and principal.

       New loans sold to the mortgages trustee will be required to comply with specified criteria (see "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE"). Any new loans sold to the mortgages trustee will increase the total size of the trust property, and will increase the Funding 1 share of the trust property to the extent only that Funding 1 has paid for an increased interest in the trust property. To the extent that Funding 1 does not pay for an increased interest, the seller share of the trust property will increase by a corresponding amount.

       The loans in the portfolio as at the closing date and any new loans or drawings under flexible loans, if any, added to the trust property thereafter will be secured by either first legal charges over freehold or leasehold properties located in England or Wales or first ranking standard securities over heritable or long leasehold properties located in Scotland.

       The loans have been or will be originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "THE LOANS - LENDING CRITERIA". The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's policy in effect at the time of origination. If a loan or its related security does not comply with these warranties, then the seller will have 20 London business days in which to cure the default. If the default cannot be or is not cured within 20 London business days, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding 1's share of the trust property will not alter, and the respective percentage shares of the seller and Funding 1 in the trust property will alter accordingly.


SALE OF THE LOANS

       On the initial closing date, the seller sold the initial loans and on subsequent dates has sold further loans, together with their related security, to the mortgages trustee, subject to the terms of the mortgage sale agreement. On the closing date, the seller will sell new loans and their related security to the mortgages trustee. After the closing date, the seller may sell new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by a new issuer, the proceeds of which may be applied to fund the sale of the new loans and their related security to the mortgages trustee, or to comply with the seller's obligations under the mortgage sale agreement as described under "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE".

       The seller may, from time to time, change its lending criteria and any other terms applicable to the new loans or their related security sold to the mortgages trustee after the closing date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new loans, those new loans and their related security may only be sold to the mortgages trustee if those new loans comply with the warranties set out in the mortgage sale agreement.

       When new loans are sold to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding 1's share of the trust property. For a description of how adjustments are made to the seller's share and Funding 1's share of the trust property, see "THE MORTGAGES TRUST".

       Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not allocated in the same manner as the other receipts arising from the portfolio comprised in the trust property. For more information on the mortgage sale agreement, see "SALE OF THE LOANS AND THEIR RELATED SECURITY".


THE MORTGAGES TRUST

       The mortgages trustee holds the trust property for both Funding 1 and the seller. Funding 1 and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding 1 and the seller according to Funding 1's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding 1 and the seller only.

       On the closing date, the trust property will include the loans in the portfolio as at that date and their related security and any income generated by the loans or their related security. The trust property will also include any money in the mortgages trustee guaranteed investment contract, or GIC account. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries.

       Payments by borrowers and any recoveries made in respect of the loans in the portfolio will be paid initially into the collection account in the name of the servicer and swept into the mortgages trustee GIC account on a regular basis but in any event in the case of direct debits no later than the next London business day after they are deposited in the collection account.

       In addition, drawings under flexible loans, if any, and any new loans and their related security that the seller sells to the mortgages trustee after the closing date, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under any flexible loans. The composition of the trust property will fluctuate as drawings under any flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

       At the closing date:

* Funding 1's share of the trust property will be approximately [__], representing approximately [__]% of the trust property; and

* the seller's share of the trust property will be approximately [__], representing approximately [__]% of the trust property.

       The actual amounts of Funding 1's share and the seller's share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus.

       Income from the trust property is distributed at least monthly to Funding 1 and the seller on each distribution date. A distribution date is the date which is two London business days after each calculation date (being the first day of each month or, if not a London business day, the next succeeding London business day or any other day during a month that Funding 1 acquires a further interest in the trust property). On each calculation date, Funding 1's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated based on the aggregate outstanding principal balance of the loans constituting the trust property on the London business day immediately before that calculation date to take effect from the next distribution date to take into account:

* any principal payments on the loans to be distributed to Funding 1 and/or the seller on the distribution date (a principal payment made to a beneficiary reduces that beneficiary's share of the trust property);

*      losses sustained on the loans since the last calculation date;

* any drawings under flexible loans (if any) since the last calculation date (these will be funded by the seller and the seller's share of the trust property will increase accordingly);

* an amount (if any) equal to any consideration to be paid by Funding 1 to the seller on the relevant calculation date for an increase in Funding 1's share of the trust property (which may happen when Funding 1 receives additional funds under a new intercompany loan from a new issuer);

* any acquisition of trust property by the seller on the last distribution date (which happens when the seller makes a payment to Funding 1 in relation to Funding 1's share of any increase in the balance of a loan due to borrowers taking payment holidays or Funding 1 receives a payment from the seller of the amount outstanding under an intercompany loan); and

* an amount (if any) equal to any consideration to be paid by Funding 1 to the seller in relation to the sale of any new loans to the mortgages trustee which increases the total size of Funding 1's share of the trust property.

       Adjustments to the trust property may also occur if borrowers make overpayments or underpayments or take payment holidays or if borrowers do not pay premiums due on their insurance policies.

       On each distribution date, income (but not principal) from the trust property is allocated to Funding 1 (after paying amounts due to the mortgages trustee or third parties) in an amount equal to the lesser of (a) what Funding 1 needs on that distribution date in order to pay interest due on the issuer term advances and to meet its other obligations as described in the Funding 1 pre-enforcement revenue priority of payments (or, as applicable, the Funding 1 post-enforcement priority of payments), and (b) Funding 1's percentage share of the revenue receipts. Any remaining revenue receipts are allocated to the seller.

       Losses on the loans are allocated to Funding 1 and the seller based on their respective percentage shares in the trust property.

       Whether the mortgages trustee allocates principal received on the loans to Funding 1 depends on a number of factors. In general, Funding 1 receives payment of principal in the following circumstances:

* when, in relation to any term advance, Funding 1 is either accumulating principal during a cash accumulation period or is scheduled to make principal repayments on those term advances (in which case principal receipts will be paid to Funding 1 based on its cash accumulation requirements or repayment requirements in relation to those term advances);

* when a non-asset trigger event has occurred (in which case all principal receipts on the loans will be paid to Funding 1 until the Funding 1 share of the trust property is zero); or

* when an asset trigger event has occurred or the security granted by Funding 1 to the security trustee is being enforced (in which case principal receipts on the loans will be paid to Funding 1 in proportion to its share of the trust property until the Funding 1 share of the trust property is zero).

       For more information on the mortgages trust, cash accumulation periods and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST".


THE ISSUER INTERCOMPANY LOAN

       On the closing date, we will lend the sterling equivalent net issue proceeds of the issue of the issuer notes to Funding 1. Funding 1 will use the proceeds of this issuer intercompany loan to pay part of the consideration payable to the seller for loans (together with their related security) sold to the mortgages trustee on the closing date.

       As described in "- THE ISSUER NOTES - RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN", the issuer intercompany loan will be divided into separate term advances, each corresponding to a series and class of issuer notes. The relationship between the issuer notes and the issuer term advances is set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT". Together these advances are referred to in this prospectus as the issuer term advances.

       The issuer term AAA advances, issuer term AA advances and issuer term BBB advances reflect the ratings expected to be assigned to the class A issuer notes, class B issuer notes and class C issuer notes, respectively, by the rating agencies on the closing date. These ratings are set out in "- SUMMARY OF THE ISSUER NOTES".

       Funding 1 will repay the issuer intercompany loan primarily from payments received from Funding 1's share of the trust property. We will make payments of interest and principal on the issuer notes from payments of interest and principal made by Funding 1 under the issuer intercompany loan. As further described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS
- DUE AND PAYABLE DATES OF ISSUER TERM ADVANCES", under the terms of the issuer intercompany loan agreement, Funding 1 is required, prior to the occurrence of a trigger event or enforcement of the security granted by Funding 1 or the issuer, to:

* repay the issuer series 1 term AAA advance on the Funding 1 interest payment date falling in [December 2005];

* repay each other issuer series 1 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 1 term advances with a higher rating have been fully repaid;

* repay the issuer series 2 term AAA advance in an amount equal to the scheduled amortisation instalment due on each of the Funding 1 interest payment dates falling in [June, September and December 2007 and March 2008], but to the extent there are insufficient funds to repay a scheduled amortisation instalment according to the repayment schedule on the relevant Funding 1 interest payment date, the shortfall shall be repaid on subsequent Funding 1 interest payment dates to the extent of principal receipts available to Funding 1 for that purpose, until the issuer series 2 term AAA advance is fully repaid;

* repay each other issuer series 2 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 2 term advances with a higher rating have been fully repaid;

* repay the issuer series 3 term AAA advance in an amount equal to the scheduled amortisation instalment due on each of the Funding 1 interest payment dates falling in [March, June, September and December 2008], but to the extent there are insufficient funds to repay a scheduled amortisation instalment according to the repayment schedule on the relevant Funding 1 interest payment date, the shortfall shall be repaid on subsequent Funding 1 interest payment dates to the extent of principal receipts available to Funding 1 for that purpose, until the issuer series 3 term AAA advance is fully repaid;

* repay each other issuer series 3 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 3 term advances with a higher rating have been fully repaid;

* repay the issuer series 4 term AAA advance in an amount equal to the scheduled amortisation instalment due on each of the Funding 1 interest payment dates falling in [March and June 2010], but to the extent there are insufficient funds to repay a scheduled amortisation instalment according to the repayment schedule on the relevant Funding 1 interest payment date, the shortfall shall be repaid on subsequent Funding 1 interest payment dates to the extent of principal receipts available to Funding 1 for that purpose, until the issuer series 4 term AAA advance is fully repaid;

* repay each other issuer series 4 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 4 term advances with a higher rating have been fully repaid;

* repay the issuer series 5 term AAA advances to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date falling in [December 2011] until the issuer series 5 term AAA advances have been fully repaid; and

* repay each other issuer series 5 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 5 term advances with a higher rating have been fully repaid.

       The repayment schedule for the issuer term AAA advances (other than the issuer series 5A1 term AAA advance and the issuer series 5A2 term AAA advance) is as follows:

                                                        SCHEDULED
ISSUER TERM ADVANCE                               REPAYMENT DATES         AMOUNT
-------------------------------------------  --------------------  -------------

Issuer series 1 term AAA advance...........       [December 2005]    (pound)[__]
Issuer series 2 term AAA advance...........           [June 2007]    (pound)[__]
                                                 [September 2007]    (pound)[__]
                                               [December 2007 and    (pound)[__]
                                                      March 2008]    (pound)[__]
Issuer series 3 term AAA advance...........           [March 2008    (pound)[__]
                                                        June 2008    (pound)[__]
                                               September 2008 and    (pound)[__]
                                                   December 2008]    (pound)[__]
Issuer series 4 term AAA advance...........       [March 2010 and    (pound)[__]
                                                       June 2010]    (pound)[__]

       During the cash accumulation period for any bullet term advance or scheduled amortisation instalment, Funding 1 will continue to make principal repayments on any other term advances that are then due and payable, subject to having sufficient monies therefor after meeting its obligations with a higher priority (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS -REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE").

       Whether Funding 1 will have sufficient funds to repay the issuer term advances, on the dates described in this section, will depend on a number of factors (see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS
- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS").

       In certain circumstances, payment on the scheduled amortisation term advances will be deferred. This will occur if, on a Funding 1 interest payment date, one or more bullet term advances are within a cash accumulation period at that time (irrespective of whether any scheduled amortisation instalments are then in a cash accumulation period) and either:

       *      the quarterly CPR is less than 10%; or

       *      both:

              (i) the quarterly CPR is equal to or greater than 10%, but less than 15%, and

              (ii)   the annualised CPR is less than 10%.

       In these circumstances, the scheduled amortisation term advances will be entitled to receive principal repayments only to the extent permitted under the scheduled amortisation repayment restrictions (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS -REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE").

       The circumstances under which we can take action against Funding 1 if it does not make a repayment under the issuer intercompany loan are limited. In particular, it will not be an event of default in respect of the issuer intercompany loan if Funding 1 does not repay amounts due in respect of the issuer intercompany loan where Funding 1 does not have the money to make the relevant repayment. For more information on the issuer intercompany loan, see "THE ISSUER INTERCOMPANY LOAN AGREEMENT".

       Prior to the occurrence of a trigger event or the service of an intercompany loan acceleration notice on Funding 1 or the service of a note acceleration notice on each and every issuer, Funding 1 is generally required to repay principal on the term advances (after repaying amounts owed to the Funding 1 liquidity facility provider and after replenishing the reserve funds) based on their respective term advance ratings. This means that the term AAA advances are repaid before the term AA advances, which in turn are repaid before the term A advances, which in turn are repaid before the term BBB advances. There are a number of exceptions to this priority of payments. Some of these exceptions are summarised below, but for further information you should read the "Cashflows" section of this prospectus.

       In certain circumstances, payment on the term BBB advances, the term A advances and the term AA advances will be deferred. Those circumstances are that as at the relevant Funding 1 interest payment date:

       (i) there is a debit balance on the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger after application of the Funding 1 available revenue receipts on the relevant Funding 1 interest payment date; or

       (ii) the adjusted general reserve fund level is less than the general reserve fund threshold; or

       (iii) the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5% of the aggregate outstanding principal balance of loans in the mortgages trust, and, as at that date, there are any term AAA advances outstanding or, in respect of the term BBB advances, any term A advances are outstanding or, in respect of the term A advances, any term AA advances are outstanding (whether or not any such term advances are then due and payable). Any deferral of the principal amounts due on the term BBB advances, the term A advances or the term AA advances will result in deferral of principal amounts due on the corresponding classes of notes.

       Furthermore, if, on a Funding 1 interest payment date:

       * one or more bullet term advances and/or scheduled amortisation instalments are then in a cash accumulation period; and

       *      the quarterly CPR is less than 15%; and

       *      there is a cash accumulation shortfall at that time,

then, on or before their step-up dates, the issuer series 5 term AAA advances, the issuer term AA advances and the issuer term BBB advances will be entitled to principal repayments only to the extent permitted under the pass-through repayment restrictions (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE").

       If the issuer intercompany loan is not repaid on the step-up date, then the amount of principal receipts that Funding 1 can allocate to repay the outstanding issuer term advances (other than issuer bullet term advances or issuer scheduled amortisation instalments) on a Funding 1 interest payment date may not exceed the proportion that the issuer intercompany loan bears to the aggregate outstanding principal balance of all of the intercompany loans.

       If a note acceleration notice is served on us (but not on every other issuer), then the issuer term advances will be immediately due and payable, but the Funding 1 security will not be automatically enforced unless Funding 1 is also in default under the issuer intercompany loan agreement, and Funding 1 will allocate its principal receipts to repay the outstanding issuer term advances based on the proportion that the issuer intercompany loans bear to the aggregate outstanding principal balance of all of the intercompany loans.

       If a note acceleration notice is served on us (and a note acceleration notice is or has been served on every other issuer as well), then the issuer term advances will be immediately due and payable, but the Funding 1 security will not be automatically enforced unless Funding 1 is also in default under one or other of the relevant intercompany loan agreements, and Funding 1 will allocate its principal receipts to repay the various term advances based on their respective term advance ratings (the highest rated term advances being paid in priority to the lower rated term advances).

       If a trigger event occurs or an intercompany loan acceleration notice is served on Funding 1, then principal receipts will be allocated as described in the "CASHFLOWS" section of this prospectus.


THE SECURITY TRUSTEE

       The Bank of New York was appointed security trustee in respect of the security created under the Funding 1 deed of charge pursuant to a deed of appointment dated 25th July, 2003. Its address is One Canada Square, London E14 5AL. The Bank of New York will also be appointed to act as the security trustee for the issuer secured creditors under the issuer deed of charge on the closing date. See "SECURITY FOR THE ISSUER'S OBLIGATIONS".


SECURITY GRANTED BY FUNDING 1 AND THE ISSUER

       On the initial closing date, Funding 1 entered into a deed of charge to secure its obligations to its then existing secured creditors. Funding 1 subsequently entered into five deeds of accession to the Funding 1 deed of charge pursuant to which the previous issuers, among others, acceded to the Funding 1 deed of charge as Funding 1 secured creditors. To secure its obligations to us under the issuer intercompany loan and to the start-up loan provider under the issuer start-up loan agreement, Funding 1 will on the closing date enter into a deed of accession to the Funding 1 deed of charge with us, the issuer start-up loan provider and Funding 1's other secured creditors.

       In addition, on 12th March, 2004 Funding 1 granted additional fixed and floating security in favour of the security trustee, to secure the same obligations as under the Funding 1 deed of charge (the "SECOND SUPPLEMENTAL FUNDING 1 DEED OF CHARGE"). The second supplemental Funding 1 deed of charge is principally governed by English law but contains certain Scots law provisions. By their execution of the issuer deed of accession, the parties thereto will accede to the second supplemental Funding 1 deed of charge.

       Together, the deed of charge, the deeds of accession and the second supplemental Funding 1 deed of charge (except where the context otherwise requires) are referred to as the Funding 1 deed of charge.

       Besides ourselves, Funding 1's secured creditors on the closing date will be the previous issuers (in relation to their respective previous intercompany loans), the Funding 1 swap provider, the Funding 1 GIC provider, the cash manager, the Funding 1 liquidity facility provider, the account bank, the corporate services provider, the security trustee, the start-up loan provider (in respect of each of the start-up loans) and the seller.

       Pursuant to the terms of the Funding 1 deed of charge, Funding 1 has granted security over all of its assets in favour of the security trustee. On the closing date, the security trustee will continue to hold that security and the additional security created by the second supplemental Funding 1 deed of charge for the benefit of the secured creditors of Funding 1 (which from the closing date will include us). This means that Funding 1's obligations to us under the issuer intercompany loan and to the other secured creditors will be secured over the same assets. Except in very limited circumstances, only the security trustee will be entitled to enforce the security granted by Funding 1. For more information on the security granted by Funding 1, see "SECURITY FOR FUNDING 1'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

       To secure our obligations to the noteholders and to our other secured creditors, we will grant security over all of our assets in favour of the security trustee. Our secured creditors will be the noteholders, the security trustee, the note trustee, the agent bank, the issuer cash manager, the issuer account bank, the paying agents, the issuer swap providers and the corporate services provider. The security trustee will hold that security for the benefit of our secured creditors, including the note trustee. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the issuer notes. Except in very limited circumstances, only the security trustee will be entitled to enforce the security granted by us. For more information on the security granted by us, see "SECURITY FOR THE ISSUER'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

SWAP PROVIDERS

       The Funding 1 swap provider is Halifax plc. For more information about the Funding 1 swap provider, see "HALIFAX PLC". The issuer swap provider for the series 1 issuer notes is [__] and its payment obligations will be guaranteed by [__] (the "[__] ISSUER SWAP GUARANTOR"). The issuer swap provider for the series 2 issuer notes is [__]acting through its London branch and its payment obligations will be guaranteed by [__] (the "[__] ISSUER SWAP GUARANTOR"). The issuer swap provider for the series 4 issuer notes is[__]. For more information about the issuer swap providers, see "THE ISSUER SWAP PROVIDERS".

       The Funding 1 swap provider has entered into the Funding 1 swap agreement, which is an ISDA master agreement (including a schedule and a confirmation) with Funding 1 and the security trustee. The Funding 1 swap agreement will be amended and restated on the closing date. The issuer dollar currency swap providers will enter into the issuer dollar currency swap agreements, which are ISDA master agreements (each including a schedule and a confirmation), with us and the security trustee. The issuer euro currency swap provider will enter into the issuer euro currency swap agreements, which are ISDA master agreements (each including a schedule and a confirmation), with us and the security trustee.


SWAP AGREEMENTS

       Borrowers will make payments under the loans in sterling. Some of the loans in the portfolio carry variable rates of interest based on a variable base rate, some of the loans pay interest at a fixed rate or rates of interest and some of the loans pay interest which tracks an interest rate other than one of the two variable base rates set by Halifax or the mortgages trustee (the tracker rate is currently set at a margin above or below a rate set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the issuer intercompany loan. Funding 1 will enter into a swap documented under the Funding 1 swap agreement to hedge against these potential interest rate mismatches.

       In relation to the previous issue by Permanent Financing (No. 1) PLC, Funding 1 entered into the Funding 1 swap under the Funding 1 swap agreement. On subsequent dates the swap agreement was amended and restated in relation to the previous issues by the other previous issuers.

       In relation to this issue, in order to provide a hedge against the possible variance between:

       (1) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and

       (2)    a LIBOR-based rate for three-month sterling deposits,

the Funding 1 swap agreement will be amended and restated on the closing date in order to adjust the margins that will be applied to the three-month LIBOR rate by reference to which amounts payable by the Funding 1 swap provider (if any) will be calculated.

       When the Funding 1 swap agreement is amended and restated, all of the rights and obligations of Funding 1 and the Funding 1 swap provider under the existing Funding 1 swap will cease to exist and will be replaced by the rights and obligations arising under the Funding 1 swap agreement as amended and restated.

       Payments made by the mortgages trustee to Funding 1 under the mortgages trust deed and payments made by Funding 1 to us under the issuer intercompany loan will be made in sterling.

       To enable us to make payments on the interest payment dates in respect of each of the series 1 issuer notes and the series 2 issuer notes in US dollars, we will enter into the issuer dollar currency swap agreements with the issuer dollar currency swap providers and the security trustee. Under the issuer dollar currency swaps, we will pay to the issuer dollar currency swap providers the sterling amounts received on the issuer term advances corresponding to each of the classes of the offered issuer notes and the issuer dollar currency swap providers will pay to us amounts in US dollars that are equal to the amounts to be paid on the classes of the offered issuer notes.

       Similarly, to enable us to make payments on the interest payment dates in respect of the series 4 issuer notes in euro, we will enter into the issuer euro currency swap agreements with the issuer euro currency swap provider and the security trustee. Under the issuer euro currency swaps, we will pay to the issuer euro currency swap provider the sterling amounts received on the issuer term advances corresponding to the series 4 notes and the issuer euro currency swap provider will pay to us amounts in euro that are equal to the amounts to be paid on the series 4 issuer notes.

       The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".


ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT

       The issuer post-enforcement call option agreement will be entered into between the note trustee, as trustee for and on behalf of the class B noteholders and the class C noteholders, the security trustee, the issuer and a subsidiary of Holdings called Permanent PECOH Limited. The terms of the option will require, upon exercise of the option by Permanent PECOH Limited following the enforcement of the security granted by us pursuant to the issuer deed of charge, the transfer to Permanent PECOH Limited of all of the class B issuer notes and/or all of the class C issuer notes, as the case may be. The class B noteholders and the class C noteholders will be bound by the terms of the class B issuer notes and the class C issuer notes, respectively, to transfer the issuer notes to Permanent PECOH Limited in these circumstances. The class B noteholders and the class C noteholders will be paid a nominal amount only for that transfer.

       However, as the post-enforcement call option can be exercised only after the security trustee has enforced the security granted by us under the issuer deed of charge and has determined that there are no further assets available to pay amounts due and owing to the class B noteholders and/or the class C noteholders, as the case may be, the exercise of the post-enforcement call option and delivery by the class B noteholders and/or the class C noteholders of the class B issuer notes and/or the class C issuer notes to Permanent PECOH Limited will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B issuer notes and/or the class C issuer notes that such class B noteholders and/or class C noteholders, as the case may be, may have against us.


RATING OF THE ISSUER NOTES

       The ratings expected to be assigned to each class of issuer notes by Standard & Poor's, Moody's and Fitch on the closing date are set out in "- SUMMARY OF THE ISSUER NOTES".

       A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

       Standard & Poor's, Moody's and Fitch together comprise the rating agencies referred to in this prospectus. The term "rating agencies" also includes any further or replacement rating agency appointed by us with the approval of the note trustee to give a credit rating to the issuer notes or any class of the issuer notes.


LISTING

       Application has been made to the UK Listing Authority for each class of the issuer notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange for each class of the issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities.


THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS,
NEW START-UP LOANS AND FUNDING 2

       The previous issuers, each of which is a wholly-owned subsidiary of Holdings, issued the previous notes and used the equivalent net issue proceeds to make the previous intercompany loans to Funding 1 on various dates beginning on the initial closing date.

       Funding 1's obligations under the previous intercompany loans are secured by the same security that secures the issuer intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings will establish additional wholly-owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your issuer notes will not be downgraded by the rating agencies as a result of a new issuer issuing new notes. Any new issuers will loan the proceeds of any issue of new notes to Funding 1 pursuant to the terms of a new intercompany loan agreement. Funding 1 will use the proceeds of a new intercompany loan to do one or more of the following:

       * pay the seller for new loans and their related security to be sold to the mortgages trustee, which will result in an increase in Funding 1's share of the trust property;

       * pay the seller for a portion of the seller's share of the trust property, which will result in an increase in Funding 1's share of the trust property;

       * refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding 1's share of the trust property. In these circumstances, Funding 1 will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuer will use to repay the relevant noteholders. If our issuer intercompany loan to Funding 1 is refinanced in these circumstances, you could be repaid early; and/or

       * to use a portion of the proceeds to make a deposit in the general reserve fund.

       Regardless of which of these uses of proceeds is selected, all notes issued (including your issuer notes) will be secured ultimately over Funding 1's share of the trust property and will be subject to the ranking described in the following paragraphs.

       Funding 1 will apply amounts it receives from the trust property to pay amounts it owes under the term advances (including the issuer term advances) without distinguishing when the interest in the trust property was acquired or when the relevant term advance was made. Funding 1's obligations to pay interest and principal to us on the issuer term advances and to the previous issuers or new issuers on their respective term advances will rank either equally with, ahead of or after each other, primarily depending on the relative term advance rating of each such term advance. The rating of a term advance will be the rating assigned by the rating agencies to the corresponding notes, which are used to fund the relevant term advance, on their date of issue. Funding 1 will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE") principal first on the term advances with the highest term advance rating and thereafter on the term advances with the next highest term advance rating, and so on down to the term advances with the lowest term advance rating. Accordingly, any term advance in relation to previous notes or new notes that has an AAA rating will rank equally with Funding 1's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the issuer term AAA advances and will rank ahead of Funding 1's payments of interest and principal on the issuer term AA advances and the issuer term BBB advances.

       It should be noted however, that although an issuer term advance, a previous term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances or the new term advances or the issuer term advances, as the case may be, depending on their scheduled repayment dates and final maturity dates.

       You should also note that during a cash accumulation period for any bullet term advance or scheduled amortisation instalment under an intercompany loan (for example, the issuer intercompany loan), Funding 1 will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances under any intercompany loan, including the issuer intercompany loan, provided that the quarterly CPR is greater than 15% and there is no cash accumulation shortfall at that time.

       If Funding 1 enters into a new intercompany loan agreement, it will also, if required, enter into a new Funding 1 swap with either the Funding 1 swap provider or a new Funding 1 swap provider and (in either case) with the security trustee in order to address the potential mismatch between the variable loan rates, tracker loan rates and fixed loan rates paid by borrowers on the loans and the LIBOR-based rate of interest paid by Funding 1 on the new intercompany loan. Each new Funding 1 swap and the Funding 1 swap will rank without any order of priority between themselves, but in proportion to the amounts due and, in each case, ahead of payments on the term AAA advances, as described further in "THE SWAP AGREEMENTS". The various margins on the fixed, floating and tracker elements of the Funding 1 swap may be varied from time to time by agreement between Funding 1 and the Funding 1 swap provider (subject to the prior written consent of the security trustee).

       As Funding 1 enters into new intercompany loan agreements, it will, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required by the rating agencies, for extra amounts to be credited to the general reserve fund.

       Pursuant to its obligations under the Listing Rules of the UK Listing Authority, if a new issuer is established to issue new notes, then we will notify or procure that notice is given of that new issue.

       Holdings has established an entity, Funding 2, which may, in the future, issue new notes from time to time and use the proceeds to pay the seller for a direct interest in the trust property rather than lending the proceeds to Funding 1. Funding 2 is a wholly-owned subsidiary of Holdings. Funding 2 will become a beneficiary of the mortgages trust subject to satisfaction of certain conditions, including that the ratings of your notes will not be downgraded by the rating agencies at the time Funding 2 becomes such a beneficiary (see "RISK FACTORS - HOLDINGS HAS ESTABLISHED ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST").


UNITED KINGDOM TAX STATUS

       Subject to important qualifications and conditions set out under "UNITED KINGDOM TAXATION", including as to final documentation and assumptions, Allen & Overy LLP, our UK tax advisers, are of the opinion that:

       * if and for so long as the issuer notes are listed on the London Stock Exchange, no UK withholding tax will be required on interest payments to any noteholder. If the issuer notes cease to be listed on a "recognised stock exchange" at the time of the relevant interest payment, UK withholding tax at the then applicable rate (currently 20%) will be imposed on interest payments;

       * US persons who are not and have never been either resident or ordinarily resident in the UK and who are not carrying on a trade, profession or vocation through a branch or agency or permanent establishment in the UK will not be subject to UK taxation in respect of payment of principal and interest on the issuer notes, except to the extent that any withholding or deduction from interest payments made to such persons is required, as described in the paragraph above;

       * US resident noteholders will not be liable to UK tax in respect of a disposal of the issuer notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which the issuer notes are attributable;

       * no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global issuer notes or on the issue or transfer of definitive issuer notes;

       * Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the pre-tax profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding 1, the profit in the profit and loss account will not exceed 0.01% of the Funding 1 available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01% of the interest on the issuer term advances under the issuer intercompany loan. We refer you to "RISK FACTORS - TAX PAYABLE BY FUNDING 1 OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES"; and

       * the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 1 or the seller under the mortgages trust.


UNITED STATES TAX STATUS

       While not free from doubt, in the opinion of Allen & Overy LLP, our US tax advisers, the offered issuer notes will be treated as debt for US federal income tax purposes. Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 1 and the issuer will not be subject to US federal income tax. See "UNITED STATES FEDERAL INCOME TAXATION" for the relevant limitations relating to the foregoing and a complete discussion of the characterisation of (and the consequences of owning) the offered issuer notes for US federal income tax purposes and the tax status of the mortgages trustee, Funding 1 and the issuer as just described.


JERSEY (CHANNEL ISLANDS) TAX STATUS

       It is the opinion of Mourant du Feu & Jeune, our Jersey (Channel Islands) tax counsel, that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust. See "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS".


ERISA CONSIDERATIONS FOR INVESTORS

       The offered issuer notes are eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
Section 4975 of the Code, subject to consideration of the issues described herein under "ERISA CONSIDERATIONS". Each purchaser of any such issuer notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such issuer notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the issuer notes satisfies the prudence, investment diversification and other applicable requirements of those provisions and to determine the impact that an investment in the issuer notes would have if the issuer notes were to be deemed an "EQUITY INTEREST" under the United States Department of Labor plan asset regulations described in the "ERISA CONSIDERATIONS" section below.

FEES

      The following table sets out the on-going fees to be paid by the issuer, the previous issuers, Funding 1 and the mortgages trustee to transaction parties.

TYPE OF FEE                          AMOUNT OF FEE             PRIORITY IN CASHFLOW     FREQUENCY
------------------------------------ ------------------------  -----------------------  ---------------------------
Servicing fee                        [0.05]% per year of the   Ahead of all revenue     Each distribution date
                                     aggregate                 amounts payable to
                                     outstanding principal     Funding 1 by the
                                     amount of the trust       mortgages trustee
                                     property

Mortgages trustee fee                (pound)[1,000] each year  Ahead of all revenue     On each anniversary
                                                               amounts payable to       of the initial closing
                                                               Funding 1 by the         date
                                                               mortgages trustee

Funding 1 cash management            [0.025]% per year of      Ahead of all issuer      Each Funding 1
fee                                  principal amount          term advances            interest payment date
                                     outstanding of the
                                     Notes

Cash management fee of               Estimated [0.025]%        Ahead of all             Each interest
each previous issuer                 per year of the           outstanding previous     payment date
                                     principal amount          notes of such
                                     outstanding of the        previous issuer
                                     applicable previous
                                     intercompany loan

Corporate expenses of each           Estimated (pound)[5,200]  Ahead of all             Each interest
previous issuer                      each year                 outstanding previous     payment date
                                                               notes of such
                                                               previous issuer

Issuer cash management fee           Estimated [0.025]%        Ahead of all             Each interest
                                     per year of the           outstanding issuer       payment date
                                     principal amount          notes
                                     outstanding of the
                                     issuer inter company
                                     Loan

Corporate expenses of                Estimated (pound)[1,750]  Ahead of all revenue     Each distribution date
mortgages trustee                    each year                 amounts payable to
                                                               Funding 1 by the
                                                               mortgages trustee

Corporate expenses of                Estimated (pound)[1,200]  Ahead of all issuer      Each Funding 1
Funding 1                            each year                 term advances            interest payment date
Corporate expenses of                Estimated (pound)[5,200]  Ahead of all             Each interest
issuer                               each year                 outstanding issuer       payment date
                                      notes

Commitment fee under                 [0.08]% of undrawn        Ahead of all issuer      Each Funding 1
Funding 1                            amount under              term advances            interest payment date
liquidity facility                   Funding 1
                                     liquidity facility
                                     from time to time

Fee payable by Funding 1 to          (pound)[2,500] each year  Ahead of all issuer      Each Funding 1
security trustee (including                                    term advances            interest payment date
paying agents)

       Subject to the following, the fees set out in the preceding table are, where applicable, inclusive of value added tax, which is currently assessed at 17.5%. The fees will be subject to adjustment if the applicable rate of value added tax changes. The commitment fee under the Funding 1 liquidity facility is exclusive of value added tax, if any, chargeable thereon.

                                  RISK FACTORS

       This section describes the principal risk factors associated with an investment in the issuer notes. If you are considering purchasing our issuer notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.


YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE ISSUER NOTES

       The issuer notes will not represent an obligation or be the responsibility of Halifax plc or any of its affiliates, the managers, the underwriters, the mortgages trustee, the note trustee or any other party to the transaction other than us.

WE HAVE A LIMITED SET OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE ISSUER NOTES

       Our ability to make payments of principal and interest on the issuer notes and to pay our operating and administrative expenses will depend primarily on the funds being received under the issuer intercompany loan. In addition, we will rely on the issuer dollar currency swaps and the issuer euro currency swaps to provide payments on the issuer notes denominated in US dollars and euro, respectively.

       Funding 1 has entered into the Funding 1 liquidity facility, which is available (subject to satisfying certain conditions precedent) to pay certain amounts due and payable on the term advances made by us and the previous issuers. In the event that the seller suffers certain ratings downgrades, Funding 1 will be required to fund the liquidity reserve fund, though there can be no assurance that Funding 1 will have sufficient resources to do so at such time, and Funding 1 may draw money from the liquidity reserve fund (see "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND"), to the extent it has been funded, to pay amounts due to us.

       We will not have any other significant sources of funds available to meet our obligations under the issuer notes and/or any other payments ranking in priority to the issuer notes.

       FUNDING 1 IS NOT OBLIGED TO MAKE PAYMENTS ON THE ISSUER TERM ADVANCES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       Funding 1's ability to pay amounts due on the issuer term advances will depend upon:

       * Funding 1 receiving enough funds from its entitlement to the trust property on or before each Funding 1 interest payment date;

       * Funding 1 receiving the required funds from the Funding 1 swap provider;

       * the amount of funds credited to the general reserve fund (as described in "Credit structure - General reserve fund ");

       * the amount of funds credited to the liquidity reserve fund as described in ( "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND "); and

       * the allocation of funds between the issuer term advances, the previous term advances and any new term advances (as described in "CASHFLOWS").

       According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding 1 the Funding 1 share percentage of revenue receipts on the loans by crediting those amounts to the Funding 1 GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding 1 principal receipts on the loans by crediting those amounts to the Funding 1 GIC account as and when required pursuant to the terms of the mortgages trust deed.

       Funding 1 will be obliged to pay revenue receipts due to us under the issuer intercompany loan only to the extent that it has revenue receipts left over after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding 1 and payments on certain higher ranking term advances under any intercompany loan agreements.

       Funding 1 will be obliged to pay principal receipts due to us under the issuer intercompany loan only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to us (including repaying any higher ranking previous term advances or new term advances), as described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE".

       If there is a shortfall between the amounts payable by Funding 1 to us under the issuer intercompany loan agreement and the amounts payable by us on the issuer notes, you may, depending on what other sources of funds are available to us and to Funding 1, not receive the full amount of interest and/or principal which would otherwise be due and payable on the issuer notes.

FAILURE BY FUNDING 1 TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       If Funding 1 does not make payments due and payable on the issuer intercompany loan, then we may not have enough money to make payments on the issuer notes, and in addition we will have only limited recourse to the assets of Funding 1. If Funding 1 does not pay amounts under the issuer intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the issuer intercompany loan, and we will not have recourse to the assets of Funding 1 in that instance.

ON THE FINAL REPAYMENT DATE OF THE ISSUER INTERCOMPANY LOAN ANY OUTSTANDING AMOUNTS IN RESPECT OF THE ISSUER TERM AA ADVANCES AND THE ISSUER TERM BBB ADVANCES WILL BE EXTINGUISHED, WHICH WOULD CAUSE A LOSS ON ANY CLASS B ISSUER NOTES AND ANY CLASS C ISSUER NOTES STILL OUTSTANDING

       The transaction has been structured in the expectation that on the final repayment date of the issuer intercompany loan in [June 2042], the interest and principal due and payable on the issuer term AA advances and the issuer term BBB advances will be in an amount equal to the sum available to pay all outstanding interest and/or principal (including interest and/or principal deferred and unpaid) on the issuer term AA advances and the issuer term BBB advances (after paying amounts of a higher order of priority as required by the Funding 1 priority of payments).

       If there is a shortfall between the amount available to pay such interest and/or principal and the amount required to pay all outstanding interest and/or principal on the issuer term AA advances and the issuer term BBB advances, then the shortfall will be deemed to be not due and payable under the issuer intercompany loan agreement and we will not have any claim against Funding 1 for the shortfall.

       If there is such a shortfall in interest and/or principal payments under the issuer intercompany loan agreement, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the class B issuer notes or the class C issuer notes outstanding.

ENFORCEMENT OF THE ISSUER SECURITY IS THE ONLY REMEDY FOR A DEFAULT IN THE ISSUER'S OBLIGATIONS, AND THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE PAYMENTS ON THE ISSUER NOTES

       The only remedy for recovering amounts on the issuer notes is through the enforcement of the issuer security. We have no recourse to the assets of Funding 1 unless Funding 1 has also defaulted on its obligations under the issuer intercompany loan and the Funding 1 security has been enforced.

       If the security created as required by the issuer deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the issuer notes.

THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES AND SO ON

       The transaction has been structured in the expectation that:

       * the series 1 issuer notes will be redeemed in full prior to the redemption of the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes;

       * the series 2 issuer notes will be redeemed in full prior to the redemption of the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes;

       * the series 3 issuer notes will be redeemed in full prior to the redemption of the series 4 issuer notes and the series 5 issuer notes; and

       * the series 4 issuer notes will be redeemed in full prior to the redemption of the series 5 issuer notes.

       This means, among other things, that the series 1 class B issuer notes and the series 1 class C issuer notes are expected to be redeemed before the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes, even though the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes have a higher rating than the series 1 class B issuer notes and the series 1 class C issuer notes. Similarly, the series 2 class B issuer notes and the series 2 class C issuer notes are expected to be redeemed before the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes, and so on for each series of issuer notes.

       However, there is no assurance that the series 1 issuer notes will be redeemed in full before the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes or that the series 2 issuer notes will be redeemed in full before the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes or that the series 3 issuer notes will be redeemed in full before the series 4 issuer notes and the series 5 issuer notes or that the series 4 issuer notes will be redeemed in full before the series 5 issuer notes. In each case, redemption of the issuer notes is ultimately dependent on, among other things, repayment and redemptions on the loans and on the term advance rating of the issuer term advances. Further, if on any interest payment date, amounts are due and payable in respect of the class A issuer notes of any series and amounts are due and payable in respect of the class B issuer notes of any series and/or the class C issuer notes of any series, then payments of principal will be made on the class A issuer notes in priority to payments of principal on the class B issuer notes and the class C issuer notes. Similarly, if on any interest payment date, amounts are payable in respect of the class B issuer notes of any series and the class C issuer notes of any series, then payments of principal will be made on the class B issuer notes in priority to payments of principal on the class C issuer notes. See "- SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS".

THERE MAY BE CONFLICTS BETWEEN YOUR INTERESTS AND THE INTERESTS OF ANY OF OUR OTHER SECURED CREDITORS, AND THE INTERESTS OF THOSE SECURED CREDITORS MAY PREVAIL OVER YOUR INTERESTS

       The issuer deed of charge requires the security trustee to consider the interests of each of the issuer secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the security trustee, in the event of a conflict between your interests and the interests of any of the other issuer secured creditors, to consider only your interests. In certain circumstances, the security trustee can make amendments to the documents without your prior consent, as described in the next risk factor.

THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS

       Pursuant to the terms of the Funding 1 deed of charge and the issuer deed of charge, the security trustee may, without the consent or sanction of Funding 1's secured creditors or the issuer's secured creditors, concur with any person in making or sanctioning any modifications to the transaction documents:

       * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion that such modification will not be materially prejudicial to the interests of the secured creditors or, if it is not of that opinion in relation to any secured creditor, such secured creditor has given its written consent to such modification; or

       * which in the opinion of the security trustee is made to correct a manifest error or an error established as such to the satisfaction of the security trustee or is of a formal, minor or technical nature.

       The security trustee will be entitled to assume that the exercise of its discretions will not be materially prejudicial to your interests if each of the rating agencies has confirmed that the then current rating by it of the notes would not be adversely affected by such exercise.

       In addition, the security trustee will give its consent to any modifications to the mortgage sale agreement, the servicing agreement, the cash management agreement, the Funding 1 deed of charge, the Funding 1 liquidity facility agreement, the Funding 1 swap agreement, the intercompany loan terms and conditions, the bank account agreement and the master definitions and construction schedule, that are requested by Funding 1 or the cash manager, provided that Funding 1 or the cash manager certifies to the security trustee in writing that such modifications are required in order to accommodate:

       (i) the entry by Funding 1 into new intercompany loan agreements, and/or the issue of new types of notes by new issuers, and/or the addition of other relevant creditors to the transaction;

       (ii) the inclusion of Funding 2 as a beneficiary of the mortgages trust;

       (iii)  the issue of notes by Funding 2;

       (iv)   the sale of new types of loans to the mortgages trustee;

       (v) changes to be made to the general reserve fund required amount, the liquidity reserve fund required amount and/or the manner in which the reserve funds are funded;

       (vi) changes to be made to the definitions of asset trigger event and non-asset trigger event; and

       (vii) the inclusion of an additional Funding 1 liquidity facility in the circumstances described in "CREDIT STRUCTURE - ADDITIONAL FUNDING 1 LIQUIDITY FACILITY",

       and provided further that:

              * in respect of the matters listed in paragraphs (i) to (iv), the relevant conditions precedent have been satisfied; and

              *      in  respect  of the  matters  listed in  paragraphs  (i) to
                     (vii), the security trustee has received written confirmation from each of the rating agencies that the relevant modifications will not adversely affect the then current ratings of the notes.

       The modifications required to give effect to the matters listed in paragraphs (i) to (vii) above may include, amongst other matters, amendments to the provisions of the Funding 1 deed of charge relating to the application of monies. Accordingly, there can be no assurance that the effect of the modifications to the transaction documents will not ultimately adversely affect your interests. Any modifications to the documents described above will require the actual consent of the Funding 1 liquidity facility provider, the Funding 1 swap provider and each of the issuer swap providers (in respect of each document to which they are a party), as applicable, such consent not to be unreasonably withheld and to be deemed given if no written response (affirmative or negative) is given within 10 business days after the written request for consent is sent to each such party.


THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF CLASS A ISSUER NOTES, THE HOLDERS OF CLASS B ISSUER NOTES AND THE HOLDERS OF CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

       The issuer trust deed and the terms of the issuer notes will provide that the note trustee is to have regard to the interests of the holders of all the classes of issuer notes. There may be circumstances, however, where the interests of one class of the noteholders conflict with the interests of another class or classes of the noteholders. The issuer trust deed and the terms of the issuer notes will provide that where, in the sole opinion of the note trustee there is such a conflict, then:

       * the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and/or the class C noteholders on the other hand;

       * the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class C noteholders on the other hand.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES OF THE CLASS A ISSUER NOTES, THE HOLDERS OF EACH SERIES OF THE CLASS B ISSUER NOTES AND THE HOLDERS OF EACH SERIES OF THE CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER SERIES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

       There may also be circumstances where the interests of the class A noteholders of one series of the issuer notes conflicts with the interests of the class A noteholders of another series of the issuer notes. Similarly, there may be circumstances where the interests of the class B noteholders of one series of the issuer notes conflicts with the interests of the class B noteholders of another series of the issuer notes or the interests of the class C noteholders of one series of the issuer notes conflicts with the interests of the class C noteholders of another series of the issuer notes.

       The issuer trust deed and the terms of the issuer notes will provide that where, in the sole opinion of the note trustee there is such a conflict, then a resolution directing the note trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes, or, as applicable, each series of the class B issuer notes or each series of the class C issuer notes. A resolution may only be passed at a single meeting of the noteholders of each series of the relevant class if the note trustee is, in its absolute discretion, satisfied that there is no conflict between them.

       Similar provisions will apply in relation to requests in writing from holders of a specified percentage of the principal amount outstanding of the issuer notes of each class within each series (the principal amount outstanding being converted into sterling for the purposes of making the calculation). You should note that as a result of repayments of principal first to the series 1 issuer notes, then to the series 2 issuer notes, then to the series 3 issuer notes, then to the series 4 issuer notes and then to the series 5 issuer notes, the principal amount outstanding of each series of the issuer notes will change after the closing date.


HOLDINGS HAS ESTABLISHED ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST

       Holdings has established a separate entity, Funding 2, which may issue notes from time to time and use the proceeds to pay for a direct interest in the trust property rather than lending the proceeds to Funding 1. Simultaneously with the acquisition by Funding 2 of an interest in the trust property, the seller and Funding 1, as existing beneficiaries of the mortgages trust, would be required to agree to a decrease in their beneficial interests in the trust property (which would require a partial release of security by Funding 1 over its share in the trust property).

       The seller, Funding 1 and Funding 2 would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one, two or all three beneficiaries, depending on the terms of the mortgages trust.

       It is anticipated that Funding 2 will issue notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in Funding 2's share of the trust property.

       Amendments would be made to a number of the issuer transaction documents as a result of the inclusion of Funding 2 as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

       * the mortgage sale agreement to enable the purchase by Funding 2 of interests in the trust property;

       * the mortgages trust deed (i) to establish Funding 2 as a beneficiary of the trust, (ii) to enable the acquisition by Funding 2 of an interest in the trust property from time to time and (iii) to regulate the distribution of interest and principal receipts in the trust property to Funding 2 and the other beneficiaries; and

       * the cash management agreement to regulate the application of monies to Funding 2.

       There may be conflicts of interest between Funding 1 and Funding 2, in which case it is expected that the mortgages trustee will follow the directions given by the relevant beneficiary (excluding the seller) that has the largest share of the trust property at that time. The interests of Funding 1 may not prevail, which may adversely affect your interests.

       Your prior consent to the inclusion of Funding 2 as a beneficiary of the mortgages trust and the subsequent amendments to the documents and/or release of security by Funding 1 will not be required (see "THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above). Before becoming a beneficiary of the mortgages trust, however, Funding 2 will be required to satisfy a number of conditions, including:

       * obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time will not be adversely affected as a result of Funding 2 becoming a beneficiary of the mortgages trust;

       * providing written certification to the security trustee that no event of default under any of Funding 1's intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of Funding 2 becoming a beneficiary of the mortgages trust; and

       * providing written certification to the security trustee that no principal deficiency is recorded on the principal deficiency ledger in relation to Funding 1's term advances that are outstanding at that time.

       There can be no assurance that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not affect cashflows available to pay amounts due on your issuer notes and therefore adversely affect your interests.

IF FUNDING 1 ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF ISSUER TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF ISSUER NOTES AS TO PAYMENT

       It is likely that Holdings will establish new issuers to issue new notes to investors. The proceeds of each new issue will be used by the new issuer to make a new intercompany loan to Funding 1. Funding 1 will use the proceeds of the new intercompany loan to:

       * pay the seller in relation to the initial consideration for new loans and their related security to be sold to the mortgages trustee;

       * pay the seller for a portion of the seller share of the trust property, which will result in an increase in Funding 1's share of the trust property;

       * refinance an intercompany loan or intercompany loans outstanding at that time (and if our issuer intercompany loan to Funding 1 is refinanced, you could be repaid early); and/ or

       *      deposit some of those proceeds in the general reserve fund.

       The payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement will not be affected as a result of an issue of new notes by a new issuer, because the new issue will be separately documented. However, Funding 1 may be required to pay to a new issuer amounts owing under a new term advance ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that new term advance and other rules regarding the payment of interest and the repayment of principal by Funding 1, as described in "SUMMARY OF PROSPECTUS - THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". If this is the case, then the relevant new noteholders will be paid before you.

      If Holdings establishes new issuers to make new intercompany loans to Funding 1, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuers of new notes. Similarly, the terms of the Funding 1 transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding 1 deed of charge, the definitions of the trigger events, the criteria for the sale of new loans to the mortgages trustee and the amount available to be drawn under the Funding 1 liquidity facility) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect the cashflows available to pay amounts due on your notes. See "- THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above.

       However, before issuing new notes, a new issuer will be required to satisfy a number of conditions, including:

       * obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time will not be adversely affected because of the new issue;

       * providing written certification to the security trustee that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

       * providing written certification to the security trustee that no principal deficiency is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

FUNDING 1 HAS ENTERED INTO THE PREVIOUS INTERCOMPANY LOAN AGREEMENTS WITH THE PREVIOUS ISSUERS, AND SOME OF THE PREVIOUS TERM ADVANCES IN THE PREVIOUS INTERCOMPANY LOANS RANK AHEAD OF SOME OF THE ISSUER TERM ADVANCES IN THE ISSUER INTERCOMPANY LOAN AS TO PAYMENT, AND ACCORDINGLY SOME OF THE NOTES ISSUED BY THE PREVIOUS ISSUERS RANK AHEAD OF SOME OF THE ISSUER NOTES AS TO PAYMENT

       The previous issuers issued the previous notes to investors, the equivalent net issue proceeds of which were used by the previous issuers to make the previous intercompany loans to Funding 1. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 1) PLC to pay the seller for the initial loans (together with their related security) sold to the mortgages trustee on the initial closing date which comprised Funding 1's original share of the trust property. Funding 1 used most of the proceeds of each other previous intercompany loan to pay the seller for loans (together with their related security) sold to the mortgages trustee or to pay consideration to the seller for an increase in Funding 1's share in the mortgages trust.

       The payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement are not affected as a result of the issue of the previous notes by the previous issuers, because the previous issues were separately documented. However, Funding 1 may be required to pay to the previous issuers amounts which are owing under one or more previous term advances ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that previous term advance and other rules regarding the payment of interest and the repayment of principal by Funding 1, as described in "SUMMARY OF PROSPECTUS - THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". If this is the case, then the relevant previous noteholders will be paid before you.

OTHER CREDITORS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING 1 TO THE SECURITY TRUSTEE, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       If Funding 1 enters into a new intercompany loan agreement, then if required it will also enter into a new start-up loan agreement with a new start-up loan provider and the security trustee.

       If required by the rating agencies, Funding 1 will use part of the proceeds of the new start-up loan to fund further the general reserve fund. Similarly, if necessary, Funding 1 will also enter into a new Funding 1 swap with either the Funding 1 swap provider or a new Funding 1 swap provider and the security trustee.

       The new issuer, any new start-up loan provider and any new Funding 1 swap provider will become party to the Funding 1 deed of charge and will be entitled to share in the security granted by Funding 1 for our benefit (and the benefit of the other Funding 1 secured creditors) under the Funding 1 deed of charge. In addition, the liabilities owed to the Funding 1 liquidity facility provider and the Funding 1 swap provider which are secured by the Funding 1 deed of charge may increase each time that Funding 1 enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes. Your consent to the requisite changes to the transaction documents will not be required (see "- THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above).

THERE MAY BE CONFLICTS BETWEEN US AND ANY NEW ISSUERS, AND OUR INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES.

       The security trustee will exercise its rights under the Funding 1 deed of charge only in accordance with directions given by the issuers (which could be us, any previous issuer or, if Funding 1 enters into new intercompany loans, any new issuer) that has or have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified and/or secured to its satisfaction.

       If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuers representing the largest principal amount outstanding of relevant term advances. If we are not in the group representing that largest principal amount, then our interests may not prevail. This could ultimately cause a reduction in the payments you receive on your issuer notes.

AS NEW LOANS ARE SOLD TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       There is no guarantee that any new loans sold to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the closing date. In particular, new loans may have different payment characteristics than the loans in the portfolio as at the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on the issuer notes. However, any new loans will be required to meet the conditions described in "SALE OF THE LOANS AND THEIR RELATED SECURITY".

THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

       The yield to maturity of the issuer notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of issuer notes.

       The yield to maturity of the issuer notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/ OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS" and "- THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES".

       No assurance can be given that Funding 1 will accumulate sufficient funds during the cash accumulation period relating to the issuer series 1 term AAA advance, each scheduled amortisation instalment under the issuer series 2 term AAA advance, each scheduled amortisation instalment under the issuer series 3 term AAA advance and/or each scheduled amortisation instalment under the issuer series 4 term AAA advance to enable it to repay these issuer term advances to us so that the corresponding classes of issuer notes will be redeemed in accordance with their scheduled redemption dates. During the cash accumulation period for the issuer bullet term advances and scheduled amortisation instalments, repayments of principal will only be made on the issuer series 5 term AAA advances, the issuer term AA advances or the issuer term BBB advances that are due and payable if the quarterly CPR of the loans in the trust property is greater than 15% and other conditions are met as described in "- PRINCIPAL PAYMENTS ON THE ORIGINAL PASS-THROUGH TERM ADVANCES WILL BE DEFERRED IN CERTAIN CIRCUMSTANCES" below. This means that there may be no corresponding repayments of principal on the series 5 class A issuer notes, the class B issuer notes or the class C issuer notes.

       The extent to which sufficient funds are saved by Funding 1 during a cash accumulation period or received by it from its share in the mortgages trust for application on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding 1 is not able to save enough money during a cash accumulation period or does not receive enough money from its share in the mortgages trust for application on a scheduled repayment date to repay the relevant issuer term AAA advance (and, if in respect of the issuer bullet term advances or, where applicable, scheduled amortisation instalments) it is unable to make a drawing on the reserve funds to make good the shortfall) so that we can redeem the class A issuer notes of the corresponding series on their respective scheduled redemption date(s), then Funding 1 will be required to pay to us on those scheduled redemption dates only the amount that it has actually saved or received. Any shortfall will be deferred and paid on subsequent Funding 1 interest payment dates when Funding 1 has money available to make the payment. In these circumstances, there will be a variation in the yield to maturity of the relevant class of issuer notes.

OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

       The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the representations and warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under that mortgage account. Because these factors are not within our control or the control of Funding 1 or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the portfolio may experience.

       Variation in the rate of prepayments of principal on the loans may affect each class of issuer notes differently depending upon amounts already repaid by Funding 1 to us under the issuer intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the series 1 class A issuer notes and/or the series 2 class A issuer notes and/or the series 3 class A issuer notes and/or the series 4 class A issuer notes in full on their respective scheduled redemption dates.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY SOLD TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the sale of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA".

       If new loans that have been originated under revised lending criteria are sold to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE SELLER HAS ADOPTED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       The seller does not require a solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a limited investigation to carry out some but not all of the searches and investigations which would normally be carried out by a solicitor conducting a full investigation of the title to a property. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed, though to mitigate against this risk search indemnity insurance is obtained in respect of such properties. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

       In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time.

       Further, the mortgage loan industry in the United Kingdom is highly competitive. This competitive environment may affect the rate at which the seller originates new loans and may also affect the level of attrition of the seller's existing borrowers.

       The principal source of income for repayment of the issuer notes by us is the issuer intercompany loan. The principal source of income for repayment by Funding 1 of the issuer intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding 1 and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuer notes could be reduced or delayed.

THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES

       If no trigger event has occurred and the issuer security has not been enforced in accordance with the terms of the issuer deed of charge, then payments of principal will not occur on the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes before their respective scheduled redemption dates.

       If a trigger event occurs or the issuer security is enforced in accordance with the issuer deed of charge prior to the scheduled redemption dates for the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes, then the relevant classes of issuer notes outstanding will not be repaid on their scheduled redemption dates but will be repaid on each interest payment date from monies received from Funding 1 on the issuer term AAA advances of the corresponding series as described in the following three risk factors.

IF AN ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

       When an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding 1 and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding 1 share percentage and the seller share percentage). When an asset trigger event has occurred, after making requisite payments to the Funding 1 liquidity facility provider and replenishing the reserve funds, Funding 1 will repay:

       first, the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AAA advances is fully repaid;

       then, the term AA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;

       then, the term A advances in respect of the previous intercompany loans and any new intercompany loans, until each of those term A advances is fully repaid; and

       then, the term BBB advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.

       If an asset trigger event occurs, any series 1 class A issuer notes and/or series 2 class A issuer notes and/or series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates, and there is also a risk that they will not be repaid by their final maturity dates.

IF A NON-ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

       If a non-asset trigger event has occurred but an asset trigger event has not occurred, the mortgages trustee will distribute all principal receipts to Funding 1 until the Funding 1 share percentage of the trust property is zero. When a non-asset trigger event has occurred, after making requisite payments to the Funding 1 liquidity facility provider and to replenish the reserve funds, Funding 1 will repay:

       first, the term AAA advance with the earliest final repayment date, then to repay the term AAA advance with the next earliest final repayment date, and so on until the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

       then, the term AA advances in respect of the issuer intercompany loan, the previous issuer intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;

       then, the term A advances in respect of the previous intercompany loans and any new intercompany loans, until each of those term A advances is fully repaid; and

       finally, the term BBB advances in respect of the issuer intercompany loan, the previous issuer intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.

       If a non-asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates.

IF THE ISSUER SECURITY IS ENFORCED, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

       If the issuer security is enforced, then the mortgages trustee will distribute funds in the manner described in "CASHFLOWS". In these circumstances, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates and there is also a risk that those class A issuer notes may not be repaid by their final maturity dates.

LOANS SUBJECT TO FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

       If the servicer at its discretion decides to grant a borrower a further advance under a loan which has been sold to the mortgages trustee, then the seller will be required to repurchase that loan under the relevant mortgage account and its related security from the mortgages trustee save for any loan in arrears at a price equal to the outstanding principal balance of those loans together with any accrued and unpaid interest and expenses to the date of purchase. The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to further advances.

IN LIMITED CIRCUMSTANCES, LOANS SUBJECT TO PRODUCT SWITCHES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

       Loans subject to product switches will not be repurchased unless on any distribution date, the seller is in breach of the conditions precedent to the sale of new loans to the mortgages trustee as described in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" in paragraphs (A) to (P). From and including that date to but excluding the date when those conditions precedent have been satisfied, the seller will be required to repurchase any loans and their related security that are subject to product switches. The seller will be required to repurchase the relevant loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with accrued and unpaid interest and expenses to the date of purchase.

       A loan will be subject to a product switch if the borrower and the seller agree on or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

       * any variation agreed with a borrower to control or manage arrears on the loan;

       * any variation to the interest rate as a result of a borrower being linked to HVR 2;

       * any variation in the maturity date of the loan unless, while the issuer intercompany loan is outstanding, it is extended beyond June 2040;

       *      any variation imposed by statute;

       * any variation of the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10% by outstanding principal amount of loans in the trust property in any interest period; or

       * any variation in the frequency with which the interest payable in respect of the loan is charged.

       The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to product switches.

RATINGS ASSIGNED TO THE ISSUER NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUER NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUER NOTES

       The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of "ultimate" payment of principal on the final maturity date of each class of issuer notes. The expected ratings of each class of issuer notes on the closing date are set out in "RATINGS OF THE ISSUER NOTES". Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the issuer notes has declined or is in question. If any rating assigned to the issuer notes is lowered or withdrawn, the market value of the issuer notes may be reduced. A change to the ratings assigned to each class of issuer notes will not affect the term advance ratings assigned to each issuer term advance in the intercompany loans.

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

SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS

       The class B issuer notes and the class C issuer notes are subordinated in right of payment of interest to the class A issuer notes. The class C issuer notes are subordinated in right of payment of interest to the class B issuer notes. However, as described in "- THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES AND SO ON" above, the transaction has been structured in the expectation that the series 1 class A issuer notes will be repaid in full prior to the redemption of the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes and so on for each class of each series of issuer notes.

       Accordingly, there is no assurance that these subordination rules will protect the holders of class A issuer notes or the holders of class B issuer notes from all risk of loss.

PRINCIPAL PAYMENTS ON THE ORIGINAL PASS-THROUGH TERM ADVANCES WILL BE DEFERRED IN SOME CIRCUMSTANCES

       Principal repayments on the issuer term AA advances and/or the issuer term BBB advances will be deferred in the following circumstances:

       If on a Funding 1 interest payment date:

       * there is a debit balance on the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger, after application of the Funding 1 available revenue receipts on that Funding 1 interest payment date; or

       * the adjusted general reserve fund level is less than the general reserve fund threshold; or

       * the aggregate outstanding principal balance of loans in the mortgages trust, in respect to which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5% of the aggregate outstanding principal balance of loans in the mortgages trust, then to the extent that any term AAA advance remains outstanding (whether or not such term AAA advance is then due and payable) after the allocation of principal on that Funding 1 interest payment date to those term advances, the issuer term AA advances and issuer term BBB advances will not be entitled to principal repayments until the relevant circumstance as described above has been remedied or otherwise ceases to exist. In addition, if any term AA advance remains outstanding (whether or not such term AA advance is then due and payable) after the allocation of principal on that Funding 1 interest payment date to those term advances, the issuer term BBB advances will not be entitled to principal repayments until the relevant circumstances as described above have been remedied or otherwise cease to exist and if any term A advance remains outstanding (whether or not such term A advance is then due and payable) after the allocation of principal on that Funding 1 interest payment date to those term advances, the issuer term BBB advance will not be entitled to principal repayments until the relevant circumstances as described above have been remedied or otherwise cease to exist. This means that payments of principal on the class C issuer notes of all series and, as applicable, the class B issuer notes of all series will be deferred until the earlier of the time when the relevant circumstance described in this risk factor has been remedied (if ever) and the final maturity date of the relevant issuer notes.

       Furthermore, if, on a Funding 1 interest payment date prior to the issuer step-up date:

       * one or more bullet term advances and/or scheduled amortisation instalments are then in a cash accumulation period; and

       *      the quarterly CPR is less than 15%; and

       *      there is a cash accumulation shortfall at that time,

       then, on or before their step-up dates, the issuer term advances which are original pass-through term advances will be entitled to principal repayments only to the extent permitted under the pass-through repayment restrictions see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE".

SERIES 2 ISSUER NOTES, SERIES 3 ISSUER NOTES, SERIES 4 ISSUER NOTES AND SERIES 5 ISSUER NOTES MAY BE SUBJECT TO RISK IF THE TRUST PROPERTY DETERIORATES AFTER REPAYMENT OF PREVIOUS SERIES OF THE ISSUER NOTES

       If the loans comprising the trust property do not perform as expected at any time after the repayment of previous series of issuer notes, then the unpaid series of issuer notes will be adversely affected.

YOU MAY NOT BE ABLE TO SELL THE ISSUER NOTES

       There currently is no secondary market for the issuer notes. The relevant underwriters expect, but are not obliged, to make a market in the issuer notes. If no secondary market develops, you may not be able to sell the issuer notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.

YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATES ON THE ISSUER NOTES

       Investors will pay for the offered issuer notes in US dollars and the series 4 issuer notes in euro, but the issuer term advances to be made by us to Funding 1 and repayments of principal and payments of interest by Funding 1 to us under the issuer intercompany loan will be in sterling.

       To hedge our currency exchange rate exposure, including the interest rate exposure connected with that currency exposure, we will enter into the issuer dollar currency swaps for the offered issuer notes with the issuer dollar currency swap providers and the issuer euro currency swaps for the series 4 issuer notes with the issuer euro currency swap provider (see "THE SWAP AGREEMENTS - THE ISSUER CURRENCY SWAPS").

       If we fail to make timely payments of amounts due or certain other events occur in relation to us under an issuer swap, then we will have defaulted under that issuer swap. Each issuer swap provider is obliged only to make payments under an issuer swap if and for so long as we make payments under the same. If an issuer swap provider is not obliged to make payments, or if it exercises any right to terminate that it may have under the relevant issuer swap, or if it defaults in its obligations to make payments of amounts in US dollars or euro, as applicable, equal to the full amount to be paid by it on the payment dates under the relevant issuer swap (which are the same dates as the interest payment dates in respect of the issuer notes), we will be exposed to changes in US dollar/sterling or euro/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement issuer swap is entered into, as a result of any adverse movements in the relevant spot exchange rates, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.

       Each issuer swap provider will be obliged to gross up payments made by it to us if withholding taxes are imposed on payments under the relevant issuer swap [and the [__] issuer swap guarantor will be obliged to gross up payments made by it to us if withholding taxes are imposed on payments under the [__] issuer swap guarantee]. However, if such a gross up is required, the relevant issuer swap provider may, subject to obtaining the consent of the security trustee, terminate the relevant issuer swap. If it does terminate the relevant issuer swap, we will be exposed to changes in currency exchange rates and in the associated interest rates on these currencies. Unless a replacement issuer swap is entered into, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.

THERE MAY BE A DELAY IN PAYMENT OF INTEREST ON SERIES 1 CLASS A ISSUER NOTES ON THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

       After the occurrence of a trigger event or enforcement of the issuer security, the interest payments on the series 1 class A issuer notes will no longer be payable monthly, but will be payable quarterly. In these circumstances a noteholder will not receive interest under the series 1 class A issuer notes on the expected payment dates.

THE MORTGAGES TRUSTEE GIC PROVIDER OR THE FUNDING 1 GIC PROVIDER MAY CEASE TO SATISFY CERTAIN CRITERIA TO PROVIDE THE MORTGAGES TRUSTEE GIC ACCOUNT OR THE FUNDING 1 GIC ACCOUNT

       The mortgages trustee GIC provider and the Funding 1 GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding 1 GIC account respectively. If either the mortgages trustee GIC provider or the Funding 1 GIC provider ceases to satisfy those criteria then the relevant account may be transferred to another entity which does satisfy those criteria. In these circumstances the new GIC provider may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding 1 GIC provider.

       The criteria referred to above include a requirement that the short-term, unguaranteed and unsecured ratings of the mortgages trustee GIC provider or the Funding 1 GIC provider, as the case may be, are at least A-1+ by Standard & Poor's, F1+ by Fitch and P-1 by Moody's, unless each rating agency confirms that its then current rating of the notes would not be adversely affected as a result of such ratings falling below these minimum ratings.

TERMINATION PAYMENTS ON THE ISSUER SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE ISSUER NOTES

       If any of the issuer swaps terminates, we may as a result be obliged to make a termination payment to the relevant issuer swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuer swap. Under the issuer intercompany loan agreement, Funding 1 will be required to pay us an amount equal to any termination payment due by us to the relevant issuer swap provider. Funding 1 will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

       We cannot give you any assurance that Funding 1 will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of our issuer swaps or to make subsequent payments to you in respect of the relevant series and class of issuer notes. Nor can we give you any assurance that we will be able to enter into a replacement issuer swap or, if one is entered into, that the credit rating of the replacement issuer swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the issuer notes by the rating agencies.

       Except where the relevant issuer swap provider has caused the relevant issuer swap to terminate by its own default, any termination payment due by us will rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holders of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer swap relates. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into "spot" currency transactions or interest rate swaps) if we cannot immediately enter into a replacement issuer swap) will also rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holder of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by us following termination of an issuer swap will rank ahead of payments due to the holders of any series and class of issuer notes which ranks below the series and class of issuer notes to which the relevant issuer swap relates. Therefore, if we are obliged to make a termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the relevant issuer swap, this may affect the funds which we have available to make payments on the issuer notes of any class and any series.

RISKS ASSOCIATED WITH THE FUNDING 1 SWAP

       To provide a hedge against (a) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and
(b) the rate of interest payable by Funding 1 on the intercompany loans, Funding 1 has entered into the Funding 1 swap agreement. If Funding 1 fails to make timely payments under the Funding 1 swap, it will have defaulted under the Funding 1 swap. The Funding 1 swap provider is obliged only to make payments under the Funding 1 swap if and for so long as Funding 1 makes payments under the same. If the Funding 1 swap provider is not obliged to make payments, or if it exercises any right to terminate that it may have under the Funding 1 swap, or if it defaults in its obligation to make payments under the Funding 1 swap, Funding 1 will be exposed to the variance between the rates of interest payable on the loans and the rate of interest payable by it under the intercompany loans unless a replacement Funding 1 swap is entered into. If the Funding 1 swap terminates, Funding 1 may as a result be obliged to make a termination payment to the Funding 1 swap provider. Any variance between the rates of interest payable on the loans and the rate of interest payable by Funding 1 under the intercompany loans and any termination payment payable by it to the Funding 1 swap provider may adversely affect the ability of Funding 1 to meet its obligations under the issuer intercompany loan agreement (see also "- FAILURE BY FUNDING 1 TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES" above).

       Funding 1 will receive interest on the variable rate loans, which is based on HVR 1 or HVR 2. The payment obligations of Funding 1 under the Funding 1 swap will, among other things, be based on the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, HSBC Bank plc, Lloyds TSB plc, Nationwide Building Society, Northern Rock plc, National Westminster Bank Plc, and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates). While it is anticipated that such average rate will broadly track both HVR 1 and HVR 2, the variance between such average rate and HVR 1 and HVR 2 respectively, may affect the ability of Funding 1 to meet its payment obligations under the Funding 1 swap agreement.

WE RELY ON THIRD PARTIES TO PERFORM SERVICES IN RELATION TO THE ISSUER NOTES, AND YOU MAY BE ADVERSELY AFFECTED IF THEY FAIL TO PERFORM THEIR OBLIGATIONS

       We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the issuer notes. For example, the issuer swap providers have agreed to provide their respective issuer swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the issuer notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

WE MAY BE UNABLE TO PAY, IN FULL OR AT ALL, INTEREST DUE ON THE ISSUER NOTES IF THERE IS AN INCOME OR PRINCIPAL DEFICIENCY

       If, on any Funding 1 interest payment date, revenue receipts available to Funding 1 (including the reserve funds) are insufficient to enable Funding 1 to pay interest on issuer term advances, previous term advances and any new term advances and other expenses of Funding 1 ranking higher in seniority to interest due on these term advances, then Funding 1 may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

       Funding 1 will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts. At the closing date, the relevant term advances with the lowest term advance rating include the issuer term BBB advances. If Funding 1 uses principal to repay interest and senior expenses in this manner, there will be less principal available to repay the issuer term BBB advances.

       Funding 1 will be obliged to keep a ledger that records any principal applied to pay interest and senior expenses (as well as any losses on the loans causing a principal deficiency). When the amount recorded on the ledger is equal to the principal amount outstanding of the term BBB advances, then Funding 1 will use principal receipts that would have been applied to repay the term advance with the next lowest ranking term advance rating to pay interest on the term advances and senior expenses where there is a shortfall of money to pay those amounts. When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term A advances, Funding 1 will use principal receipts that would have been applied to repay the term AA advances to pay those amounts. When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term AA advances, Funding 1 will use principal receipts that would have been applied to repay the term AAA advances to pay those amounts.

       During the term of the transaction, however, it is expected that any principal deficiencies of this sort will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the reserve funds. The revenue receipts will be applied first to cover any principal deficiency in respect of the term advances with the highest term advance rating (at the closing date, these include the issuer term

AAA advances), and then the term advances with the next highest-ranking term advance rating (at the closing date, these include the issuer term AA advances), and so on down to the term advances with the lowest term advance rating.

       If there are insufficient funds available because of revenue or principal deficiencies, then one or more of the following consequences may occur:

       * the interest and other net income of Funding 1 may not be sufficient, after making the payments to be made in priority, to pay, in full or at all, interest due on the issuer term BBB advances and the issuer term AA advances;

       * there may be insufficient funds to repay the principal due and payable on any of the issuer term BBB advances and the issuer term AA advances prior to their final repayment dates unless the other net income of Funding 1 is sufficient, after making other prior ranking payments, to reduce any principal deficiency in respect of the term BBB advances, term A advances and term AA advances;

       * if the amount of principal deficiencies exceeds the principal amount outstanding of any of the term advances (and the principal deficiencies cannot be covered by the other income of Funding 1), then we may not receive the full principal amount of any or all of the issuer term advances and, accordingly, you may not receive the full face value of the class C issuer notes, the class B issuer notes and the class A issuer notes, as the case may be; and/or

       * we may be unable to pay, in full or at all, interest due on your issuer notes.

       For more information on income and principal deficiencies, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR THE ISSUER NOTES

       Any losses from loans included in the trust property will be allocated to Funding 1 and the seller proportionally on each distribution date in accordance with the Funding 1 share percentage and the seller share percentage of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding 1 share of the trust property or the issuer notes. Losses on the loans in the trust property are allocated proportionately between the seller and Funding 1 depending on their respective shares in the trust property.

WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE ISSUER NOTES

       After an intercompany loan acceleration notice under an intercompany loan is given (as described in "SECURITY FOR FUNDING 1'S OBLIGATIONS"), the security trustee may, but shall not be obliged to, sell the Funding 1 share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the issuer intercompany loan agreement.

       We will not, and Funding 1 and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty under the mortgage sale agreement.

       We will not, and the mortgages trustee, Funding 1 and the security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

       If any of the warranties made by the seller (a) in the case of each loan in the portfolio, was materially untrue on the date that loan was sold to the mortgages trustee or (b) in the case of each new loan, is materially untrue on the date that new loan is sold to the mortgages trustee, then the seller will be required to remedy the breach within 20 London business days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

       If the seller fails to remedy the breach within 20 London business days, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security at

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

their outstanding principal balance as of the date of repurchase together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

       Other than as described here, neither you nor we will have any recourse to the assets of the seller.

THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST-ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE ISSUER NOTES

       Each loan in the portfolio is repayable either on a principal repayment basis or an interest-only basis. Of the loans in the expected portfolio as at the reference date, approximately [__]% are interest-only loans. For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place which is intended to provide sufficient funds to repay the principal at the end of the term. However, the seller does not ensure that a repayment mechanism is in place in all cases and does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.

       The ability of a borrower to repay the principal on an interest-only loan at maturity depends on the borrower ensuring that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time.

       There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the issuer notes if that loss cannot be cured by application of excess Funding 1 available revenue receipts.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       The sale by the seller to the mortgages trustee of the English mortgages will take effect in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages has been given effect by a Scottish declaration of trust by the seller (and any sale of Scottish mortgages on the closing date and in the future will be given effect by further Scottish declarations of trust) by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "SALE OF THE LOANS AND THEIR RELATED SECURITY -LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE" and until then the mortgages trustee will not give notice of the sale of the English mortgages to any borrower or apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages or take any steps to complete or perfect its title to the Scottish mortgages. For more information on the Scottish mortgages see "THE LOANS - SCOTTISH LOANS" AND "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS".

       Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

       * firstly, if the seller wrongly sold a loan to another person which has already been sold to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its

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

              related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuer to repay the issuer notes; and

       * secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuer to repay the issuer notes.

       However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is exhausted, then the amount of any set-offs would be applied to reduce the Funding 1 share of the trust property.

       Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise (such as, for example, set-off rights associated with borrowers holding deposits with the seller) and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan) will not be affected by that notice.

SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES

       As described in "- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", the seller has made, and in the future may make, an equitable assignment of the relevant loans and their related security, or in the case of Scottish loans a transfer of the beneficial interest in the relevant loans and their related security, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the sale of the mortgages. Although the mortgages trust does not currently include flexible loans or delayed cashbacks, those loans may be added to the mortgages trust in the future. Set-off rights (including analogous rights in Scotland) may occur if the seller fails to advance to a borrower a drawing or permit the borrower to make an underpayment or take a payment holiday under a flexible loan when the borrower is entitled to draw additional amounts or make an underpayment or take a payment holiday under a flexible loan or if the seller fails to pay to a borrower any delayed cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

       If the seller fails to advance the drawing or permit the borrower to make an underpayment or take a payment holiday or pay the delayed cashback, then the relevant borrower may set off any damages claim (or exercise analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as assignee or holder of the beneficial interest in the loans and their related security, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

       The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance although, in the case of flexible loans or delayed cashbacks which are Scottish, it is possible that the borrower's rights of set-off could extend to the full amount of the relevant drawing: the borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at

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

the time the mortgage was taken out or which otherwise were reasonably foreseeable. In either case, the damages claim will be limited by general legal principles concerning remoteness of loss and mitigation. These include (i) the principle that something, which is a real possibility but would only occur in a small minority of cases, will not usually fall within the contractual measure of damages, and (ii) the borrower's duty to mitigate his loss.

       In respect of a delayed cashback, underpayment or payment holiday the claim is likely to be in an amount equal to the amount due under the delayed cashback together with interest and expenses and consequential losses (if any).

       A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or exercise analogous rights in Scotland). In that case, the servicer will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

       The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during the exercise. However, the amounts set-off will be applied to reduce the seller share of the trust property only.

       Further there may be circumstances in which certain drawings may rank behind liens created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

       The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the issuer notes or that payments may not be made when due.

       IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee, Funding 1 and/or the security trustee will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

       There can be no assurance that a substitute servicer with sufficient experience of administering mortgages of residential properties would be found who would be willing and able to service the loans on the terms of the servicing agreement. In addition, as described below, any substitute servicer will be required to be authorised under FSMA (as defined below) in order to administer loans that constitute regulated mortgage contracts. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence our ability to make payments when due on the issuer notes.

       You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

FUNDING 1 MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       The practice of the seller in relation to buildings insurance is described under "THE LOANS -INSURANCE POLICIES". As described in that section, no assurance can be given that Funding 1 will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding 1 according to the Funding 1 share percentage and could adversely affect our ability to redeem the issuer notes. You should note that buildings insurance is renewed annually.

REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES

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

       In the United Kingdom, the Office of Fair Trading (the "OFT") is responsible for the issue of licences under, and the superintendence of the working and the enforcement of, the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.

       Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual; (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is for credit agreements made on or after 1st May, 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement under the CCA, for example, a regulated mortgage contract under the FSMA (as defined below).

       Any credit agreement that is wholly or partly regulated by the CCA or to be treated as such has to comply with requirements under the CCA as to licensing of originators and brokers, documentation and procedures of credit agreements, and (in so far as will be applicable) pre-contract disclosure. If it does not comply with those requirements, then to the extent that the credit agreement is regulated by the CCA or to be treated as such, it is unenforceable against the borrower: (a) without an order of the OFT, if the originator or any broker does not hold the required licence at the relevant time; (b) totally, if the form to be signed by the borrower is not signed by the borrower personally or omits or mis-states a "prescribed term"; or (c) without a court order in other cases and, in exercising its discretion whether to make the order, the court would take into account any prejudice suffered by the borrower and any culpability by the originator.

       Any loan or further advance might be wholly or partly regulated by the CCA or to be treated as such because of technical rules on: (a) determining whether any credit under the CCA arises, or whether the financial limit of the CCA is exceeded; (b) determining whether the credit agreement is an exempt agreement under the CCA; and (c) changes to credit agreements.

       A court order under section 126 of the CCA is necessary to enforce a mortgage securing a credit agreement to the extent that the credit agreement is regulated by the CCA or to be treated as such. In dealing with such application, the court has the power, if it appears just to do so, to amend the credit agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared).

       In July 2001, the UK Department of Trade and Industry ("DTI") published a consultation paper on modernising the CCA, which invited views on which aspects of the CCA are to be reviewed. The DTI has since published consultation papers on specific aspects of the CCA to be reviewed.

       In November 2002, the DTI announced its intention that a credit agreement will be regulated by the CCA where, for credit agreements made after this change is implemented: (a) the borrower is or includes an individual, save for partnerships of four or more partners; (b) irrespective of the amount of credit (although in July 2003, the DTI announced its intention that the financial limit will remain for certain business-to-business lending); and (c) the credit agreement is not an exempt agreement. If this change is implemented, then any loan or further advance originated or changed such that a new contract is entered into after this time, other than a regulated mortgage contract under the FSMA (as defined below) or other exempt agreement under the CCA, will be regulated by the CCA. Such loan or further advance will have to comply with requirements as to licensing of originators and brokers, documentation and procedures of credit agreements, and (in so far as will be applicable) as to pre-contract disclosure. If such loan or further advance does not comply, it will be unenforceable against the borrower as described above.

       In December 2003, the DTI published a White Paper proposing amendments to the CCA and to secondary legislation made under it. In June 2004, secondary legislation was made on: (a) amending requirements as to documentation of credit agreements, coming into force on 31st May 2005, or 31st August 2005 for agreements given to the borrower for signature but not made before 31 May 2005;
(b) pre-contract disclosure, coming into force on 31st May, 2005; and (c) replacing the formula for calculating the maximum amount payable on early settlement with a formula more favourable to the borrower, coming into force on 31st May, 2005 for new agreements or on 31st May, 2007 or 31st May, 2010 (depending on the term of the agreement) for agreements existing before 31st May, 2005. Draft amendments to the CCA expected at the end of 2004 may include:

       (a)    removing    the    financial     limit,     save    for    certain
              business-to-business lending;

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

       (b)    strengthening the licensing regime;

       (c)    reforming the law on extortionate credit, and in February 2004 the
              DTI   announced   its   intention   that  such  change  will  have
              retrospective effect on existing agreements; and

       (d) introducing alternative dispute resolution procedures outside the courts for consumer credit agreements.

       Further amendments to the CCA and further secondary legislation made under it are expected at an unspecified time.

       In the United Kingdom, regulation of residential mortgage business by the FSA under the Financial Services and Markets Act 2000 (the "FSMA") came into effect on 31 October 2004, the date known as "N(M)". Entering into, arranging, advising on and administering regulated mortgage contracts, and agreeing to do any of these things, are (subject to applicable exemptions) regulated activities under the FSMA.

       A credit agreement is a regulated mortgage contract under the FSMA if, at the time it is entered into on or after N(M): (a) the borrower is an individual or trustee; (b) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK; and (c) at least 40% of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person.

       The main effects are that, unless an exclusion or exemption applies: (a) each entity carrying on a regulated mortgage activity has to hold authorisation and permission from the FSA to carry on that activity; and (b) generally, each financial promotion relating to a regulated mortgage contract has to be issued or approved by a person holding authorisation and permission from the FSA. If requirements as to authorisation and permission of lenders and brokers or as to issue and approval of advertisements are not complied with, a regulated mortgage contract will be unenforceable against the borrower except with the approval of a court. An unauthorised person who administers a regulated mortgage contract entered into on or after N(M) may commit a criminal offence, but this will not render the contract unenforceable against the borrower.

       The seller is required to hold, and holds, authorisation and permission to enter into and to administer and, where applicable, to advise on regulated mortgage contracts. Subject to any exemption, brokers will be required to hold authorisation and permission to arrange and, where applicable, to advise on regulated mortgage contracts.

       The issuer and mortgages trustee are not and do not propose to be authorised persons under the FSMA. The issuer and mortgages trustee do not require authorisation in order to acquire legal or beneficial title to a regulated mortgage contract. The issuer and mortgages trustee do not carry on the regulated activity of administering in relation to regulated mortgage contracts by having them administered pursuant to an administration agreement by an entity having the required FSA authorisation and permission. If such administration agreement terminates, however, the issuer and mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required FSA authorisation and permission. In addition, from N(M) no variation has been or will be made to the loans and no further advance has been or will be made in relation to a loan, where it would result in the issuer, Funding 1, Funding 2 or the mortgages trustee arranging, advising on, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the issuer, Funding 1, Funding 2 or the mortgages trustee would be required to be authorised under the FSMA to do so.

       The FSA Mortgages: Conduct of Business Sourcebook ("MCOB"), which sets out its rules for regulated mortgage activities, came into force on 31 October 2004. These rules cover, inter alia, certain pre-origination matters such as financial promotion and pre-application illustrations, pre-contract and start-of-contract and post-contract disclosure, contract changes, charges, and arrears and repossessions. FSA rules for prudential and authorisation requirements for mortgage firms and insurance intermediaries, and for extending the appointed representatives regime, came into force on 31 October 2004 for mortgages, and will come into force on 14 January 2005 for general insurance.

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

       A borrower who is a private person is entitled to claim damages for loss suffered as a result of any contravention by an authorised person of an FSA rule, and may set-off the amount of the claim against the amount owing by the borrower under the loan or any other loan that the borrower has taken (or exercise analogous rights in Scotland). Any such set-off may adversely affect our ability to make payments on the issuer notes.

       So as to avoid dual regulation, regulated mortgage contracts will not be regulated by the CCA. This exemption only affects credit agreements made on or after N(M), and credit agreements made before N(M) but subsequently changed such that a new contract is entered into on or after N(M) and constitutes a regulated mortgage contract. A court order under section 126 of the CCA is, however, necessary to enforce a mortgage securing a regulated mortgage contract that would, apart from this exemption, be regulated by the CCA or be treated as such.

       No assurance can be given that additional regulations from the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments or compliance costs may have a material adverse effect on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

       Prior to N(M), in the United Kingdom, self-regulation of mortgage business existed under the Mortgage Code (the "CML CODE") issued by the Council of Mortgage Lenders (the "CML"). Halifax subscribes to the CML Code and since N(M), as an authorised person, is subject to the FSA requirements in MCOB. Membership of the CML and compliance with the CML Code are voluntary. The CML Code sets out minimum standards of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since 30th April, 1998 lender-subscribers to the CML Code may not accept mortgage business introduced by intermediaries who are not registered with (before 1st November, 2000) the Mortgage Code Register of Intermediaries or (on and after 1st November, 2000) the Mortgage Code Compliance Board.

       In March 2001, the European Commission published a Recommendation to member states urging their lenders to subscribe to the code issued by the European Mortgage Federation (the "EMF CODE"). On 26th July, 2001 the CML decided to subscribe to the code collectively on behalf of its members. Lenders had until 30th September, 2002 to implement the EMF Code, an important element of which is provision to consumers of a "EUROPEAN STANDARDISED INFORMATION SHEET" (an "ESIS") similar to the pre-application illustration required by the FSA. UK lenders generally were not in a position to begin to provide an ESIS to consumers until N(M). The CML has discussed this with the European Commission and the European Mortgage Federation. While compliance with the EMF Code is voluntary, if the EMF Code is not effective, the European Commission is likely to see further pressure from consumer bodies to issue a directive on mortgage credit or to extend its proposal for a directive on consumer credit to all mortgage credit.

       In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonisation of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers. In its original form, the proposal does not include a threshold amount for regulated agreements (unlike the existing Directive 87/102/EEC, as amended, which provides that (subject to certain exceptions) loans not exceeding euro 20,000 are regulated by such Directive) and requires specified requirements to be met in respect of certain mortgage loan products (including new credit agreements for further drawings under certain flexible mortgages and for further advances and amortisation tables for repayment mortgages). If the proposal comes into force in its original form, mortgage loans which do not comply with these requirements may be unenforceable. Significantly, in its original form, the proposal provides that it does not apply retrospectively (subject to certain exceptions including in respect of new drawings or further advances made in respect of existing agreements) and does not apply to residential mortgage loans except those which include an equity release component.

       There has been significant opposition from the European Parliament to the original form of the proposed directive. On 13th February, 2004, the Committee of Legal Affairs and the Internal Market published the European Parliament's amendments to the proposed draft. These amendments provide

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

that (subject to certain exceptions) loans not exceeding euro 100,000 will be regulated, but that the proposed directive will not apply to any loan secured by a mortgage on land, and will not apply to any loan originated before national implementing legislation comes into force. On 20th April, 2004, the European Parliament voted on its first reading on the proposed directive. The European Commission is expected to publish a further re-drafted form of the proposed directive later in 2004 which, it is understood, will include equity release. There are differences in opinion as to the extent to which mortgage loans should be included in the scope of the proposed directive, which may be substantially further amended before it is ultimately brought into effect.

       The proposal is unlikely to come into force before 2006 as the co-decision procedure of the European Parliament and of the Council, from the publication of the proposal to the coming into force of the new consumer credit directive, is likely to take at least two years and member states will then have a further two years in which to bring national implementing legislation into force. The DTI is currently in consultation with consumer and industry organisations in relation to this proposal.

       Until the final text of the directive is decided and the details of the United Kingdom implementing legislation are published, it is not certain what effect the adoption and implementation of the directive would have on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999 as amended (the "1999 REGULATIONS"), which, together with (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994 (together with the 1999 Regulations, the "UTCCR"), apply to agreements made on or after 1st July, 1995 and affect all or almost all of the loans, provide that:

       * a consumer may challenge a term in an agreement on the basis that it is "unfair" within the UTCCR and therefore not binding on the consumer; and

       * the OFT and any "QUALIFYING BODY" within the UTCCR (such as the FSA) may seek to enjoin (or in Scotland interdict) a business from relying on unfair terms.

       The UTCCR will not generally affect "CORE TERMS" which define the main subject matter of the contract, such as the borrower's obligation to repay the principal, but may affect terms that are not considered to be core terms, such as the lender's power to vary the interest rate.

       For example, if a term permitting the lender to vary the interest rate (as the servicer is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that the borrower has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan or any other loan that the borrower has taken. Any such non-recovery, claim or set-off may adversely affect our ability to make payments on the issuer notes.

       In February 2000, the OFT issued a guidance note on what the OFT considers to be fair terms and unfair terms for interest variation in mortgage contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender (i) notifies the affected borrower in writing at least 30 days before the rate change and (ii) permits the affected borrower to repay the whole loan during the next three months after the rate change, without paying the early repayment charge. The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the loans or its business. The guidance note has been withdrawn from the OFT website and is currently under review by the OFT and FSA. The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR in mortgage agreements. It is expected that the FSA will issue guidance on interest variation terms shortly.

       In August 2002, the Law Commission for England and Wales and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the UK's Unfair Contract Terms Act 1977 and the 1999 Regulations into a single piece of legislation and a final report, together with a bill on unfair terms, is expected in December 2004. The Law Commissions have a duty under section 3 of the UK's Law Commissions Act 1965 to keep the law under review for a number of purposes, including its simplification. The proposals are primarily to simplify the legislation on unfair terms. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that the legislation should not affect core terms in so far as they are not substantially different from what the borrower should reasonably expect and are transparent. It is too early to tell how the proposals, if enacted, would affect the loans.

       No assurance can be given that changes in the 1999 Regulations, if enacted, or changes to guidance on interest variation terms, if adopted, will not have a material adverse effect on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

       Under FSMA, the Financial Ombudsman Service is required to make decisions on, among other things, complaints relating to activities and transactions under its jurisdiction on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. Complaints brought before the Financial Ombudsman Service for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

       In January 2002, the Ombudsman made a determination on the seller's appeal to an earlier decision by an adjudicator at the Financial Ombudsman Service concerning a case involving HVR 1 and HVR 2. In March 2001, two joint borrowers with a capped rate loan originated when Halifax offered only a single standard variable base rate contacted Halifax and requested that their loan be linked to HVR 2. Halifax informed the borrowers that, because they were still in their product period, they could either transfer to HVR 2 when their product period expired or transfer to HVR 2 immediately and pay the applicable early repayment fee. The borrowers complained to the Financial Ombudsman Service and, on 29th January, 2002, on appeal by Halifax, the Ombudsman determined in the borrowers' favour and recommended that Halifax recalculate the borrowers' mortgage by reference to HVR 2 from the date when Halifax should have granted their request in March 2001, refund any overpayments and pay (pound)150 for any inconvenience caused. HVR 2 was withdrawn and ceased to be available to new borrowers with effect from 1st February, 2002.

       The Ombudsman's decision only applies to the two borrowers and their particular circumstances, though other borrowers may also complain to the Ombudsman. In March 2002, Halifax announced that borrowers under loans who were in similar circumstances and who had asked to be transferred to HVR 2 when it was available would be invited to make a product switch to HVR 2 and to obtain a refund for all overpayments of interest since the date they had asked to be transferred. For each of those loans, the borrowers would also receive (pound)150 for any inconvenience caused. The borrowers under loans who requested to be transferred after HVR 2 was withdrawn and before the announcement in March 2002 were not offered a switch or a refund, though Halifax has given or will give each of these customers an ex gratia payment of (pound)100.

       Since then, further decisions by the Ombudsman in similar cases have confirmed that affected borrowers were only entitled to a refund of overpayments of interest from the date when they asked to be transferred to HVR 2 and not from the date when HVR 2 first became available, and also that affected borrowers were not entitled to apply to be transferred to HVR 2 after it was withdrawn.

       The seller does not believe that any Ombudsman's decision to date or any other decision by any competent authority in the future (in respect of the seller's two variable base rates, HVR 1 and HVR 2) would affect the yield on the loans in such a way as to have a material adverse effect on our ability to meet our obligations on the issuer notes.

       As regards other borrowers, in the event that a decision (in respect of the seller's variable base rate) by the Ombudsman or any other competent authority finds that a borrower's loan should be linked to HVR

2, then that borrower may set-off the overpaid sum against the amount owing under his or her loan if the seller does not reimburse that borrower. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the issuer notes, as described in "- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES" above.

       As the Financial Ombudsman Service is required to make decisions on the basis of, among other things, the principles of fairness, it is not possible to predict how any future decision of the Financial Ombudsman Service would affect the ability of the issuer to repay the issuer notes.

TAX PAYABLE BY FUNDING 1 OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

       As explained in "UNITED KINGDOM TAX STATUS", Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding 1 or the issuer is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on your issuer notes will be reduced and this may adversely affect our ability to make payments on the issuer notes.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED BY A CHANGE OF LAW IN RELATION TO UK WITHHOLDING TAX

       In the event that amounts due under the issuer notes are subject to withholding tax, we will not be obliged to pay additional amounts in relation thereto. We may, in certain circumstances, redeem the issuer notes (as described in paragraph 5(E) (Optional redemption for tax and other reasons) in the section "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES"). The applicability of any UK withholding tax under current English law is discussed under "UNITED KINGDOM TAXATION -WITHHOLDING TAX".

YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION

       If the United Kingdom joins the European Monetary Union prior to the maturity of the issuer notes, we cannot assure you that this would not adversely affect payments on your issuer notes.

       It is possible that prior to the maturity of the issuer notes the United Kingdom may become a participating member state in the European economic and monetary union and that the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any issuer notes denominated in sterling may become payable in euro; (b) applicable provisions of law may allow or require us to re-denominate such issuer notes into euro and take additional measures in respect of such issuer notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in pounds sterling used to determine the rates of interest on such issuer notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the issuer notes.

CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

       The structure of the issue of the issuer notes and the ratings which are to be assigned to them are based on English law and (in relation to the Scottish loans) Scots law in effect as at the date of this prospectus. We cannot provide assurance as to the impact of any possible change to English or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

INSOLVENCY ACT 2000

       Significant changes to the UK insolvency regime have been enacted in past years, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "small" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the moratorium for a further two months. A "small" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than (pound)5.6 million, (ii) its balance sheet total is not more than (pound)2.8 million and (iii) the number of employees is not more than 50. Whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the issuer, the mortgages trustee or Funding 1 will not, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

       Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (amongst other matters) (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least (pound)10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond) and (ii) a company which at the date of filing for a moratorium has incurred a liability (including a present, future or contingent liability) of at least (pound)10 million. While the issuer, the mortgages trustee and Funding 1 should fall within the exceptions, there is no guidance as to how the legislation will be interpreted and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "SMALL" companies and/or the exceptions will not be detrimental to the interests of noteholders.

       If the issuer and/or the mortgages trustee and/or Funding 1 is determined to be a "small" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the issuer security by the security trustee may, for a period, be prohibited by the imposition of a moratorium.

ENTERPRISE ACT 2002

       On 15th September, 2003, the corporate insolvency provisions of the Enterprise Act 2002 came into force, amending certain provisions of the Insolvency Act 1986 (as amended, the "INSOLVENCY ACT"). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15th September, 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

       The holder of a floating charge created before 15th September, 2003 over the whole or substantially the whole of the assets of a company (such as the security trustee under the Funding 1 deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who will primarily act in the interests of the floating charge holder.

       The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The relevant exception provides that the right to appoint an administrative receiver is retained for certain types of security (such as the issuer security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves indebtedness of at least (pound)50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the issuer deed of charge), a party to the relevant transaction (such as the issuer) was expected to incur a debt of at least (pound)50,000,000 and the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify the capital market exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this document will not adversely affect payments on the issuer notes. In addition, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transaction described in this prospectus or on the interests of noteholders.

       The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the appointment of the administrator proposed by the directors or the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' or company's notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

       The new administration provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders were the issuer ever subject to administration.

       In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15th September, 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "prescribed part" of the company's "net property" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "net property" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the expenses of the liquidation or administration. The "prescribed part" is defined in The Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/ 2097) to be an amount equal to 50% of the first (pound)10,000 of floating charge realisations plus 20% of the floating charge realisations thereafter, provided that such amount may not exceed (pound)600,000.

       This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.

       Floating charge realisations upon the enforcement of the issuer security and the security created by the second supplemental Funding 1 deed of charge may be reduced by the operation of these "ring fencing" provisions.

YOU WILL NOT RECEIVE ISSUER NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE ISSUER NOTES

       Unless the global issuer notes are exchanged for definitive issuer notes, which will only occur under a limited set of circumstances, beneficial ownership of the issuer notes (other than the series 3 class A issuer notes in definitive registered form) will only be recorded in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of issuer notes (other than the series 3 class A issuer notes in definitive registered form) in physical form could, among other things:

       * result in payment delays on such issuer notes because the issuer will be sending distributions on the issuer notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

       * make it difficult for you to pledge such issuer notes if issuer notes in physical form are required by the party demanding the pledge; and

       * hinder your ability to resell such issuer notes because some investors may be unwilling to buy issuer notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND TO ENFORCE YOUR RIGHTS

       We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.

PROPOSED CHANGES TO THE BASEL CAPITAL ACCORD AND THE RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF YOUR ISSUER NOTES OR PERMIT US TO REDEEM OR PURCHASE YOUR ISSUER NOTES

       The Basel Committee on Banking Supervision has issued proposals for reform of the 1988 Capital Accord and has proposed a framework which places enhanced emphasis on market discipline and sensitivity to risk. The third consultative paper on the New Basel Capital Accord was issued on 29th April, 2003, with the consultation period ending on 31st July, 2003. The Committee announced on 11th May, 2004 that it has achieved consensus on the remaining issues and published the text of the new framework on 26th June, 2004. This text will serve as the basis for national rule-making and approval processes to continue and for banking organisations to complete their preparations for implementation of the New Basel Capital Accord. The Committee confirmed that it is currently intended that the various approaches under the New Basel Capital Accord will be implemented in stages, some from year-end 2006; the most advanced at year-end 2007. Consequently, you should consult your own advisers as to the consequences to and effect on you of the proposed implementation of the New Basel Capital Accord. The European Commission issued its consultative paper on the EU Capital Adequacy Directive ("CAD 3") on 14th July, 2004. CAD 3 will implement the New Basel Capital Accord in the EU capital adequacy framework and is proceeding on a parallel track to the New Basel Capital Accord. If the New Basel Capital Accord is adopted in its current form (including via CAD 3) the proposals could affect the risk weighting of the issuer notes in respect of certain investors if those investors are regulated in a manner which will be affected by the proposals.

       We may, under certain circumstances relating to implementation of the New Basel Capital Accord in the United Kingdom, as described in number 5(F) (Redemption or purchase following a regulatory event) in the section "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES", require you to sell your issuer notes to us or redeem your issuer notes.

                             US DOLLAR PRESENTATION

       Unless otherwise stated in this prospectus, any translations of pounds sterling into US dollars have been made at the rate of [(pound)[__]= US$1.00], which was the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York on[__], 2005. Use of this rate does not mean that sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

STERLING/US DOLLAR EXCHANGE RATE HISTORY [TO BE UPDATED]

                                      PERIOD
                                       ENDED                      YEARS ENDED 31ST DECEMBER,
                                         [__]  -------------------------------------------------------------------
                                        2005           2004         2003          2002          2001          2000
                              ------------------------------------------------------------------------------------
Last(1) ....................            [__]           [__]       1.7858        1.6100        1.4546        1.4930
Average(2) .................            [__]           [__]       1.6359        1.5038        1.4407        1.5160
High........................            [__]           [__]       1.7858        1.6100        1.5038        1.6537
Low.........................            [__]           [__]       1.5541        1.4082        1.3727        1.3977

------------------------
Notes:

(1) The closing exchange rate on the last operating business day of each of the periods indicated, years commencing from 1st January or the next operating business day.

(2)    Average daily exchange rate during the period.

Source: Bloomberg

                                   THE ISSUER

INTRODUCTION

       The issuer was incorporated in England and Wales on 12 January, 2005 (registered number 05330776) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuer comprises 50,000 ordinary shares of (pound)1 each. The issued share capital of the issuer comprises 50,000 ordinary shares of (pound)1 each, 49,998 of which are partly paid to .25 each and 2 of whiCH are fully paid and all of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the issuer is Blackwell House, Guildhall Yard, London EC2V 5AE.

       The issuer is organised as a special purpose company. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuer.

       The principal objects of the issuer are set out in its memorandum of association and include:

*      lending money and giving credit, with or without security;

*      borrowing or raising money and obtaining credit or finance; and

* securing payment or repayment of money credit or finance by any security over the issuer's property.

       The issuer was established to issue the issuer notes and to make the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances to Funding 1.

       The issuer has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation as a public company under the Companies Act 1985 and to the proposed issue of the issuer notes and to the authorisation of the other issuer transaction documents referred to in this prospectus.

       There is no intention to accumulate surplus cash in the issuer except in the circumstances set out in "SECURITY FOR THE ISSUER'S OBLIGATIONS".

       The accounting reference date of the issuer is the last day of December.

DIRECTORS AND SECRETARY

       The following table sets out the directors of the issuer and their respective business addresses and occupations.

NAME                          BUSINESS ADDRESS            BUSINESS OCCUPATION
----------------------------  --------------------------  ----------------------
SFM Directors Limited.......  Blackwell House             Director of special
                              Guildhall Yard              purpose companies
                              London EC2V 5AE

SFM Directors (No. 2)         Blackwell House             Director of special
Limited.....................  Guildhall Yard              purpose companies
                              London EC2V 5AE

David Balai.................  HBOS Treasury Services plc  Head of Mortgage
                              33 Old Broad Street         Securitisation and
                              London EC2N 1HZ             Covered Bonds

       David Balai is an employee of a company in the same group of companies as the seller.

       The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of the issuer is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

       The activities of the issuer will be restricted by the terms and conditions of the issuer notes and will be limited to the issue of the issuer notes, the making of the issuer term advances to Funding 1, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.

CAPITALISATION STATEMENT

       The following table shows the capitalisation of the issuer as at[__], 2005:

                                                                         (POUND)
                                                               -----------------
AUTHORISED SHARE CAPITAL
Ordinary shares of (pound)1 each.............................          50,000.00
ISSUED SHARE CAPITAL
2 ordinary shares of (pound)1 each fully paid................               2.00
49,998 ordinary shares each one quarter paid.................          12,499.50
                                                               -----------------
                                                                       12,501.50
                                                               =================

       The issuer has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at such date.

       There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuer since such date.

       It is not intended that there be any further payment of the issued share capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

SOURCES OF CAPITAL AND LIQUIDITY

       The issuer's source of capital will be the net proceeds of the offering of the issuer notes. The issuer's primary source of liquidity will be payments of interest and principal on the issuer intercompany loan.

RESULTS OF OPERATIONS

       As of the date of this prospectus, the issuer does not have an operating history. Therefore, this prospectus does not include any historical or pro forma ratio of earnings to fixed charges. The earnings on the issuer intercompany loan, the interest costs of the issuer notes and the related operating expenses will determine the issuer's results of operations in the future. Fees and expenses of the issuer in connection with the issuance of the issuer notes will be borne by Funding 1. The income generated on the issuer intercompany loan will be used to pay principal and interest on the issuer notes.

                                 USE OF PROCEEDS

       The net proceeds of the issuance of the offered issuer notes will equal approximately $[__] and together with the net proceeds of the series 3 issuer notes, series 4 issuer notes and series 5 issuer notes (in each case where the relevant class of issuer notes is denominated in US dollars or euro after making appropriate currency exchanges under the issuer swaps) will be applied in accordance with the issuer intercompany loan, to make the issuer term advances to Funding 1. The net proceeds of the issuance of the offered issuer notes will equal the gross proceeds of the offered issuer notes as (1) the management and underwriting fees and selling commissions otherwise payable by the issuer will be paid to the underwriters on behalf of the issuer by Funding 1 from part of the proceeds of the issuer start-up loan, and (2) the additional offering expenses otherwise payable by the issuer in connection with the issuance of the offered issuer notes will be partly paid by the seller and partly paid by the underwriters on the issuer's behalf, see "UNDERWRITING".

                           HALIFAX PLC [TO BE UPDATED]

THE SELLER

       Halifax Building Society was founded in 1853 as the Halifax Permanent Benefit Building and Investment Society. In 1928, it merged with Halifax
Equitable Building Society to form Halifax Building Society. The seller was incorporated in England and Wales with registered number 02367076 on 31st March, 1989. On 2nd June, 1997 Halifax Building Society, at that time the UK's largest building society, transferred its business to the seller, which on that date became authorised under the UK Banking Act 1987. Upon completion of the transfer, Halifax Building Society ceased to exist. On 4th December, 1996 the seller changed its name to Halifax plc and re-registered as a public limited company. The UK Banking Act 1987 was repealed when section 19 of the FSMA was brought into force on 1st December, 2001. The seller is now authorised as required under the FSMA. On 1st June, 1999, through a scheme of arrangement, Halifax Group plc acquired and became the holding company of the seller. On 1st July, 2002 Halifax plc became a directly held subsidiary undertaking of HBOS plc having formerly been a subsidiary undertaking of Halifax Group plc. On 10th September, 2001 Halifax Group plc and The Governor and Company of the Bank of Scotland were acquired by a new holding company, HBOS plc ("HBOS"). HBOS is the fourth largest banking group in the UK in terms of assets and is the UK's largest savings banking group. HBOS was incorporated in Scotland on 3rd May, 2001.

       HBOS had total consolidated assets of (pound)419,981 million at 30th June, 2004. HBOS's consolidated profit on ordinary activities before tax for the six months ended 30th June, 2004 was (pound)2,161 million.

       The seller had total consolidated assets of (pound)159,787 million at 31st December, 2003. The seller's consolidated profit on ordinary activities before tax for the year ended 31st December, 2003 was (pound)1,213 million.

MORTGAGE BUSINESS

       The total consolidated value of the seller's mortgage loans and advances secured on residential properties as at 31st December, 2003 was approximately (pound)128.1 billion, compared with (pound)122.1 billion as at 31st December, 2002.

HALIFAX GENERAL INSURANCE SERVICES LTD

       Halifax General Insurance Services Ltd was incorporated in England and Wales on 19th February, 1993 as a private limited company. Halifax General Insurance Services Ltd is a wholly and indirectly owned subsidiary of Halifax Group plc and its registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG. The principal business activity of Halifax General Insurance Services Ltd is that of general insurance.

HBOS INSURANCE (PCC) GUERNSEY LTD

       HBOS Insurance (PCC) Guernsey Ltd was incorporated in Guernsey on 14th December, 2001 as a protected cell company in accordance with the provisions of the Guernsey Protected Cell Companies Ordinance 1997. HBOS Insurance (PCC) Guernsey Limited is a wholly owned subsidiary of Halifax plc and its registered office is at Maison Trinity, Trinity Square, St. Peter Port, Guernsey GY1 4AT. The principal business activity of HBOS Insurance (PCC) Guernsey Ltd, an indirect subsidiary of HBOS, is insurance. The company commenced insurance business on 19th December, 2001, when it acquired by portfolio transfer the insurance businesses of Halifax Mortgage Re Limited and Halifax Guarantee Insurance Company Limited. HBOS Insurance (PCC) Guernsey Ltd is the current owner of the mortgage indemnity insurance policies contracted between Halifax Mortgage Re Limited and Halifax plc.

HALIFAX INSURANCE IRELAND LIMITED

       Halifax Insurance Ireland Limited was incorporated in Ireland on 29th March, 2000 and was registered as company number 323923. Halifax Insurance Ireland Limited is a wholly owned subsidiary of Halifax Jersey Holdings Limited and its registered office is at Dromore House, East Park, Shannon. The principal business activity of Halifax Insurance Ireland Limited is that of general insurance. On 2nd January, 2001 the company began providing underwriting for mortgage repayment insurance offered by the seller to borrowers. In March 2001 the seller introduced the Total Mortgage Protection Policy, of which the mortgage repayment cover element is underwritten by Halifax Insurance Ireland Limited. In a few instances, the seller still offers mortgage repayment insurance. In these instances, the insurance continues to be underwritten by Halifax Insurance Ireland Limited.

                                    FUNDING 1

INTRODUCTION

       Funding 1 was incorporated in England and Wales on 9th August, 2001 (registered number 4267660) as a private limited company under the Companies Act 1985. The authorised share capital of Funding 1 comprises 100 ordinary shares of (pound)1 each. The issued share capital of Funding 1 comprises one ordinary share of (pound)1, which is beneficially owned by Holdings (see "HOLDINGS"). The registered office of Funding 1 is Blackwell House, Guildhall Yard, London EC2V 5AE.

       Funding 1 is organised as a special purpose company. Funding 1 has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding 1.

       The principal objects of Funding 1 are set out in its memorandum of association and are, among other things, to:

* carry on business as a property investment company and an investment holding company;

*      acquire trust property and enter into loan arrangements;

* invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

*      carry on business as a money lender, financier and investor; and

*      undertake and carry on all kinds of loan, financial and other operations.

       Since its incorporation, Funding 1 has not engaged in any material activities, other than those relating to the issue of the previous notes by the previous issuers, those incidental to the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party, applying for a standard licence under the Consumer Credit Act 1974 and other matters which are incidental to those activities. Funding 1 has no employees.

       The accounting reference date of Funding 1 is the last day of December.

DIRECTORS AND SECRETARY

       The following table sets out the directors of Funding 1 and their respective business addresses and occupations.

NAME                          BUSINESS ADDRESS            BUSINESS OCCUPATION
----------------------------  --------------------------  ----------------------
SFM Directors Limited.......  Blackwell House             Director of special
                              Guildhall Yard              purpose companies
                              London EC2V 5AE

SFM Directors (No. 2)         Blackwell House             Director of special
 Limited....................  Guildhall Yard              purpose companies
                              London EC2V 5AE

David Balai.................  HBOS Treasury Services plc  Head of Mortgage
                              33 Old Broad Street         Securitisation and
                              London EC2N 1HZ             Covered Bonds

       David Balai is an employee of a company in the same group of companies as the seller.

       The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of Funding 1 is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

CAPITALISATION STATEMENT

       The following table shows the capitalisation of Funding 1 as at[o, 2005]:

                                                                         (POUND)
                                                               -----------------
AUTHORISED SHARE CAPITAL
Ordinary shares of  (pound)1 each............................                100
                                                               -----------------
ISSUED SHARE CAPITAL
Allotted and fully paid......................................                  1
Allotted and unpaid..........................................                  0
Allotted and partly paid.....................................                  0
                                                               -----------------
Total issued share capital...................................                  1
                                                               =================

       The indebtedness of Funding 1 as at such date consists entirely of term advances made to it by the previous issuers, all of which are secured and unguaranteed. The outstanding amounts of such term advances as of such date are set out in note 19(c)(vii) of the notes to the financial statements of Funding 1 set out in Appendix D.

       Other than such term advances, Funding 1 has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at such date.

       Other than in connection with the issuance of the fourth issuer notes on 12th March, 2004 and the fifth issuer notes on 22nd July, 2004 there has been no material change in the capitalisation, indebtedness or contingent liabilities or guarantees of Funding 1 since 31st December, 2003.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FUNDING 1

SOURCES OF CAPITAL AND LIQUIDITY

       Funding 1's source of capital is the previous term advances made to it by the previous issuers pursuant to the previous intercompany loan agreements and this will be increased by the issuer term advances made to it by the issuer pursuant to the issuer intercompany loan agreement.

       Funding 1's principal source of liquidity is earnings on its interest in the trust property, the reserve funds and the Funding 1 liquidity facility.

RESULTS OF OPERATIONS

       This prospectus does not include any historical or pro forma ratio of Funding 1's earnings to fixed charges. The earnings on its interest in the trust property, the interest costs of the issuer term advances it pays to the issuer pursuant to the issuer intercompany loan agreement, the interest costs of the previous term advances it pays to the previous issuers pursuant to the previous intercompany loan agreements and the related operating expenses are the principal components of Funding 1's results of operations. The income generated on its interest in the trust property will be used to pay principal and interest on the issuer intercompany loan to the issuer and on the previous intercompany loans to the previous issuers.

                              THE MORTGAGES TRUSTEE

INTRODUCTION

       The mortgages trustee was incorporated in Jersey, Channel Islands on 13th May, 2002 (registered number 83116) as a private company with limited liability under the Companies (Jersey) Law 1991, for a period of unlimited duration. The authorised share capital of the mortgages trustee is (pound)2 divided into 2 ordinary shares of (pound)1 each. Two ordinary shares have been issued and fully paid and are held in trust for charitable purposes by SFM Offshore Limited pursuant to an instrument of trust dated 7th May, 2002. The registered office of the mortgages trustee is at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands.

       The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of the mortgages trustee.

       The principal activities of the mortgages trustee are, among other things, to:

       * invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

       * invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

       *      carry on business as a money lender, financier and investor;

       * undertake and carry on all kinds of loan, financial and other operations; and

       *      act as trustee in respect of carrying on any of these activities.

       The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation, the settlement of the trust property on the mortgages trustee, acting as trustee of the mortgages trust since the initial closing date, the issue of the previous notes by the previous issuers, the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party, obtaining a standard licence under the Consumer Credit Act 1974, filing a notification under the Data Protection Act 1998, registering as a data user under the Data Protection (Jersey) Law 1987 and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

       The accounting reference date of the mortgages trustee is the last day of December.

DIRECTORS AND SECRETARY

       The following table sets out the directors of the mortgages trustee and their respective business addresses and occupations.

NAME                          BUSINESS ADDRESS            BUSINESS OCCUPATION
----------------------------  --------------------------  ----------------------
Michael George Best.........  47 Esplanade, St Helier,    Trust Company Director
                              Jersey JE1 0BD

Peter John Richardson.......  47 Esplanade, St Helier,    Trust Company Director
                              Jersey JE1 0BD

David Balai.................  HBOS Treasury Services plc  Head of Mortgage
                              33 Old Broad Street         Securitisation and
                              London EC2N 1HZ             Covered Bonds

       David Balai is an employee of a company in the same group of companies as the seller.

       The directors of SFM Offshore Limited and their respective occupations are:

       Jonathan Eden Keighley................    Company Director
       James Garner Smith Macdonald..........    Company Director
       Michael George Best...................    Trust Company Director
       Peter John Richardson.................    Trust Company Director
       Anthony John Olsen....................    Jersey Advocate & Notary Public

       The company secretary of the mortgages trustee is: SFM Offshore Limited, 47 Esplanade, St Helier, Jersey, JE1 0BD.

                                    HOLDINGS

INTRODUCTION

       Holdings was incorporated in England and Wales on 9th August, 2001 (registered number 4267664) as a private limited company under the Companies Act 1985. The registered office of Holdings is Blackwell House, Guildhall Yard, London EC2V 5AE.

       Holdings has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each, of which two shares have been issued, one share at par value and one share at a premium, and are beneficially owned by SFM Corporate Services Limited on a discretionary trust for the benefit of The National Society for the Prevention of Cruelty to Children (registered charity number 216401) in the United Kingdom and for charitable purposes.

       Holdings is organised as a special purpose company. The seller does not own directly or indirectly any of the share capital of Holdings.

       The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

       *      acquire and hold, by way of investments or otherwise; and

       * deal in or exploit in such manner as may from time to time be considered expedient,

all or any part of any securities or other interests of or in any company (including the previous issuers, the issuer, the mortgages trustee, Funding 1, and the post-enforcement call option holder).

       Holdings has acquired all of the issued share capital of the issuer, the previous issuers, Funding 1, Funding 2 and Permanent PECOH Limited and Holdings has not engaged in any other activities since its incorporation other than changing its name from Alnery No. 2224 Limited on 21st March, 2002 and those incidental to the authorising of the previous transaction documents and the issuer transaction documents and other matters which are incidental to those activities. Holdings has no employees.

       The accounting reference date of Holdings is the last day of December.

DIRECTORS AND SECRETARY

       The following table sets out the directors of Holdings and their respective business addresses and occupations.

NAME                          BUSINESS ADDRESS            BUSINESS OCCUPATION
----------------------------  --------------------------  ----------------------
SFM Directors Limited         Blackwell House             Director of special
                              Guildhall Yard              purpose companies
                              London EC2V 5AE

SFM Directors (No. 2)         Blackwell House             Director of special
Limited                       Guildhall Yard              purpose companies
                              London EC2V 5AE

David Balai                   HBOS Treasury               Head of Mortgage
                              Services plc                Securitisation and
                              33 Old Broad Street         Covered Bonds
                              London EC2N 1HZ

       David Balai is an employee of a company in the same group of companies as the seller.

       The directors of SFM Directors Limited and their respective occupations are:

NAME                                                      BUSINESS OCCUPATION
--------------------------------------------------------  ----------------------
Jonathan Keighley                                         Company Director
James Macdonald                                           Company Director
Robert Berry                                              Company Director
Annika Aman-Goodwille                                     Company Secretary
Paivi Helena Whitaker                                     Company Secretary
Claudia Wallace                                           Administration Manager

       The business address of the directors of SFM Directors Limited is Blackwell House, Guildhall Yard, London EC2V 5AE.

       The directors of SFM Directors (No. 2) Limited and their respective occupations are:

NAME                                                      BUSINESS OCCUPATION
--------------------------------------------------------  ----------------------
Jonathan Keighley                                         Company Director
James Macdonald                                           Company Director
Robert Berry                                              Company Director
Annika Aman-Goodwille                                     Company Secretary
Paivi Helena Whitaker                                     Company Secretary
Claudia Wallace                                           Administration Manager

       The business address of the directors of SFM Directors (No. 2) Limited is Blackwell House, Guildhall Yard, London EC2V 5AE.

       The company secretary of Holdings is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

                             PERMANENT PECOH LIMITED

INTRODUCTION

       The post-enforcement call option holder was incorporated in England and Wales on 9th August, 2001 (registered number 4267666) as a private limited company under the Companies Act 1985. The registered office of the post-enforcement call option holder is Blackwell House, Guildhall Yard, London EC2V 5AE.

       The authorised share capital of the post-enforcement call option holder comprises 100 ordinary shares of (pound)1 each. The issued share capital of the post-enforcement call option holder comprises one ordinary share of (pound)1, which is beneficially owned by Holdings.

       The post-enforcement call option holder is organised as a special purpose company. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

       The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post-enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Alnery No. 2223 Limited on 21st March, 2002, those activities relating to the issue of the previous notes by the previous issuers and those incidental to the authorising of the issuer transaction documents referred to in this prospectus and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

       The accounting reference date of the post-enforcement call option holder is the last day of December.

DIRECTORS AND SECRETARY

       The following table sets out the directors of the post-enforcement call option holder and their respective business addresses and occupations.

NAME                          BUSINESS ADDRESS            BUSINESS OCCUPATION
----------------------------  --------------------------  ----------------------
SFM Directors Limited         Blackwell House             Director of special
                              Guildhall Yard              purpose companies
                              London EC2V 5AE

SFM Directors (No. 2)         Blackwell House             Director of special
Limited                       Guildhall Yard              purpose companies
                              London EC2V 5AE

David Balai                   HBOS Treasury               Head of Mortgage
                              Services plc                Securitisation and
                              33 Old Broad Street         Covered Bonds
                              London EC2N 1HZ

       David Balai is an employee of a company in the same group of companies as the seller.

       The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of the post-enforcement call option holder is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

            THE ISSUER SWAP PROVIDERS [TO BE INSERTED UPON SELECTION]

       The information contained in this section of the prospectus with respect to each of the issuer swap providers relates to and has been obtained from each such issuer swap provider. The delivery of this prospectus shall not create any implications that there has been no change in the affairs of any of the issuer swap providers since the date of this prospectus, or that the information contained or referred to in this prospectus is correct as of any time subsequent to its date.

            THE FUNDING 1 LIQUIDITY FACILITY PROVIDER [TO BE UPDATED]

       JPMorgan Chase Bank is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of 30th June, 2004, JPMorgan Chase Bank had total assets of $654.6 billion, total net loans of $184.8 billion, total deposits of $341.7 billion, and total stockholder's equity of $37.5 billion. As of 31st December, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion.

       Effective 1st July, 2004, Bank One Corporation merged with and into JPMorgan Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of 14th January, 2004. On 20th July, 2004, J.P. Morgan Chase & Co. changed its name to JPMorgan Chase & Co. The change eliminated the periods and space in JPMorgan so that the style of the formal name of the company is now consistent with the style used in referring to the JPMorgan Chase brand.

       Additional information, including the most recent Form 10-K for the year ended 31st December, 2003 of JPMorgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained from the Securities and Exchange Commission's Internet site (http://www.sec.gov), or without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

       The information in the preceding three paragraphs relates to and has been obtained from JPMorgan Chase Bank. This data has been taken from the Consolidated Reports of Condition and Income filed with the Board of Governors of the U.S. Federal Reserve System compiled in accordance with regulatory accounting principles. The delivery of this prospectus shall not create any implication that there has been no change in the affairs of JPMorgan Chase Bank since the date hereof, or that the information contained or referred to above is correct as of any time subsequent to its date.

             DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES

                       AND THE PREVIOUS INTERCOMPANY LOANS

       The previous issuers are each public limited companies incorporated in England and Wales. The registered office of each previous issuer is Blackwell House, Guildhall Yard London EC2V 5AE. The telephone number of each previous issuer is (+44) 20 7556 0972. Each previous issuer is a special purpose company whose purpose is to have issued the previous notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of their respective previous notes to Funding 1 under their respective previous intercompany loans. Each previous issuer does not engage in any activities that are unrelated to these purposes.

       Each previous issuer has appointed the seller as its cash manager to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. Each previous issuer has appointed the Bank of Scotland as its account bank, to provide banking services to it.

       The following tables summarise the principal features of the previous notes that remain outstanding. In each table, references to "PREVIOUS NOTES" are references to the notes issued by the relevant previous issuer, the notes of which previous issuer are described in that table. In the tables, the alternative interest periods indicate the length of interest periods which apply to the relevant class of previous notes upon the earlier of the occurrence of a trigger event, the enforcement of the previous issuer security and the relevant scheduled redemption date relating to that class of previous issuer notes.

                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 1) PLC

                                            SERIES 1*    SERIES 1*     SERIES 1*       SERIES 2     SERIES 2        SERIES 2
                                              CLASS A      CLASS B       CLASS C        CLASS A      CLASS B         CLASS C
                                         ------------  -----------  ------------  -------------  -----------  --------------

Initial principal amount:..............  $750,000,000  $26,000,000   $26,000,000   $750,000,000  $26,000,000     $26,000,000
Interest rate:.........................     One-month  Three-month   Three-month     4.20% p.a.  Three-month     Three-month
                                            USD-LIBOR    USD-LIBOR     USD-LIBOR                   USD-LIBOR       USD-LIBOR
                                             + margin     + margin      + margin                    + margin        + margin
Margin:................................   -0.02% p.a.   0.27% p.a.    1.05% p.a.            N/A   0.28% p.a.      1.18% p.a.
Until interest payment date falling in:     June 2003    June 2007     June 2007      June 2005    June 2007       June 2007
                                                                                    Three-month
                                                                                      USD-LIBOR
And thereafter:........................           N/A   0.54% p.a.    2.05% p.a.         +0.16%   0.56% p.a.      2.18% p.a.
Initial interest periods:..............       Monthly    Quarterly     Quarterly  Semi-annually    Quarterly       Quarterly
Alternative interest periods:..........     Quarterly          N/A           N/A      Quarterly          N/A             N/A
Issuance date:.........................     June 2002    June 2002     June 2002      June 2002    June 2002       June 2002
Scheduled redemption date(s):..........     June 2003          N/A           N/A      June 2005          N/A             N/A
Final maturity date:...................     June 2003    June 2042     June 2042      June 2007    June 2042       June 2042
Ratings as at 14th June, 2002
(S&P/ Moody's/Fitch):..................  A-1+/P-1/F1+    AA/Aa3/AA  BBB/Baa2/BBB    AAA/Aaa/AAA    AA/Aa3/AA    BBB/Baa2/BBB
Ratings as at [__], 2005
(S&P/Moody's/Fitch):...................           N/A          N/A           N/A  [AAA/Aaa/AAA]  [AA/Aa3/AA]  [BBB/Baa2/BBB]


                                               SERIES 3     SERIES 3        SERIES 3        SERIES 4            SERIES 4
                                                CLASS A      CLASS B         CLASS C        CLASS A1            CLASS A2
                                         --------------  -----------  --------------  --------------  ------------------

Initial principal amount:..............  $1,100,000,000  $38,500,000     $38,500,000  [e]750,000,000  [GBP]1,000,000,000
Interest rate:.........................     Three-month  Three-month     Three-month      5.10% p.a.         Three-month
                                              USD-LIBOR    USD-LIBOR       USD-LIBOR                      sterling LIBOR
                                               + margin     + margin        + margin                            + margin
Margin:................................     0.125% p.a.   0.30% p.a.      1.20% p.a.             N/A          0.18% p.a.
Until interest payment date falling in:             N/A    June 2007       June 2007       June 2007           June 2007


And thereafter:........................             N/A   0.60% p.a.      2.20% p.a.      0.20% p.a.          0.36% p.a.
Initial interest periods:..............       Quarterly    Quarterly       Quarterly        Annually           Quarterly
Alternative interest periods:..........             N/A          N/A             N/A       Quarterly                 N/A
Issuance date:.........................       June 2002    June 2002       June 2002       June 2002           June 2002
Scheduled redemption date(s):..........   December 2005          N/A             N/A       June 2007                 N/A
Final maturity date:...................   December 2007    June 2042       June 2042       June 2009           June 2042
Ratings as at 14th June, 2002
(S&P/ Moody's/Fitch):..................    AAA /Aaa/AAA    AA/Aa3/AA    BBB/Baa2/BBB     AAA/Aaa/AAA        AAA /Aaa/AAA
Ratings as at [__], 2005
(S&P/Moody's/Fitch):...................  [AAA /Aaa/AAA]  [AA/Aa3/AA]  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]      [AAA /Aaa/AAA]


                                                SERIES 4         SERIES 4
                                                 CLASS B          CLASS C
                                         ---------------  ---------------

Initial principal amount:..............  [GBP]52,000,000  [GBP]52,000,000
Interest rate:.........................      Three-month      Three-month
                                          sterling LIBOR   sterling LIBOR
                                                + margin         + margin
Margin:................................       0.30% p.a.       1.20% p.a.
Until interest payment date falling in:        June 2007        June 2007


And thereafter:........................       0.60% p.a.       2.20% p.a.
Initial interest periods:..............        Quarterly        Quarterly
Alternative interest periods:..........              N/A              N/A
Issuance date:.........................        June 2002        June 2002
Scheduled redemption date(s):..........              N/A              N/A
Final maturity date:...................        June 2042        June 2042
Ratings as at 14th June, 2002
(S&P/ Moody's/Fitch):..................        AA/Aa3/AA     BBB/Baa2/BBB
Ratings as at [__], 2005
(S&P/Moody's/Fitch):...................      [AA/Aa3/AA]   [BBB/Baa2/BBB]


* previously redeemed


                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 2) PLC

                                    SERIES 1*      SERIES 1*      SERIES 1*        SERIES 2       SERIES 2        SERIES 2
                                      CLASS A        CLASS B        CLASS C         CLASS A        CLASS B         CLASS C
                               --------------  -------------  -------------  --------------  -------------  --------------

Initial principal amount:....  $1,000,000,000    $34,000,000    $34,000,000  $1,750,000,000    $61,000,000     $61,000,000
Interest rate:...............       One-month    Three-month    Three-month     Three-month    Three-month     Three-month
                                    USD-LIBOR      USD-LIBOR      USD-LIBOR       USD-LIBOR      USD-LIBOR       USD-LIBOR
                                     - margin       + margin       + margin        + margin       + margin        + margin
Margin:......................           0.04%     0.23% p.a.      1.25% p.a      0.15% p.a.     0.33% p.a.      1.45% p.a.
Until interest payment date
falling in:..................             N/A  December 2008  December 2008   December 2008  December 2008   December 2008
And thereafter:..............             N/A          0.46%      2.25% p.a             N/A     0.66% p.a.      2.45% p.a.
Initial interest periods:....         Monthly      Quarterly      Quarterly       Quarterly      Quarterly       Quarterly
Alternative interest periods:       Quarterly            N/A            N/A       Quarterly            N/A             N/A
Issuance date:...............      March 2003     March 2003     March 2003      March 2003     March 2003      March 2003
Scheduled redemption date(s):      March 2004            N/A            N/A  September 2005            N/A             N/A

Final maturity date:.........      March 2004      June 2042      June 2042  September 2007      June 2042       June 2042
Ratings as at 6th March, 2003
(S&P/Moody's/Fitch):.........    A-1+/P-1/F1+       AA/Aa3AA    BBB/Baa2BBB     AAA/Aaa/AAA      AA/Aa3/AA    BBB/Baa2/BBB
Ratings as at [__], 2005
(S&P/Moody's/Fitch):.........             N/A            N/A            N/A   [AAA/Aaa/AAA]    [AA/Aa3/AA]  [BBB/Baa2/BBB]


                                       SERIES 3       SERIES 3        SERIES 3        SERIES 4       SERIES 4        SERIES 4
                                        CLASS A        CLASS B         CLASS C         CLASS A        CLASS B         CLASS C
                               ----------------  -------------  --------------  --------------  -------------  --------------

Initial principal amount:....  [e]1,250,000,000  [e]43,500,000   [e]43,500,000  $1,750,000,000  [e]56,500,000   [e]56,500,000
Interest rate:...............       Three-month    Three-month     Three-month     Three-month    Three-month     Three-month
                                        EURIBOR        EURIBOR         EURIBOR       USD-LIBOR        EURIBOR         EURIBOR
                                       + margin       + margin        + margin        + margin       + margin        + margin
Margin:......................        0.23% p.a.     0.43% p.a.      1.45% p.a.      0.22% p.a.     0.45% p.a.      1.45% p.a.
Until interest payment date
falling in:..................               N/A  December 2008   December 2008   December 2008  December 2008   December 2008
And thereafter:..............        0.46% p.a.     0.86% p.a.      2.45% p.a.             N/A     0.90% p.a.      2.45% p.a.
Initial interest periods:....         Quarterly      Quarterly       Quarterly       Quarterly      Quarterly       Quarterly
Alternative interest periods:               N/A            N/A             N/A             N/A            N/A             N/A
Issuance date:...............        March 2003     March 2003      March 2003      March 2003     March 2003      March 2003
Scheduled redemption date(s):    March 2006 and            N/A             N/A   December 2007            N/A             N/A
                                      June 2006
Final maturity date:.........     December 2032      June 2042       June 2042   December 2009      June 2042       June 2042
Ratings as at 6th March, 2003
(S&P/Moody's/Fitch):.........       AAA/Aaa/AAA      AA/Aa3/AA    BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA    BBB/Baa2/BBB
Ratings as at [__], 2005
(S&P/Moody's/Fitch):.........     [AAA/Aaa/AAA]    [AA/Aa3/AA]  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]    [AA/Aa3/AA]  [BBB/Baa2/BBB]


                                       SERIES 5         SERIES 5         SERIES 5
                                        CLASS A          CLASS B          CLASS C
                               ----------------  ---------------  ---------------

Initial principal amount:....  [GBP]750,000,000  [GBP]26,000,000  [GBP]26,000,000
Interest rate:...............       Three-month      Three-month      Three-month
                                 sterling LIBOR   sterling LIBOR   sterling LIBOR
                                       + margin         + margin         + margin
Margin:......................        0.25% p.a.       0.45% p.a.       1.45% p.a.
Until interest payment date
falling in:..................
And thereafter:..............        0.50% p.a.       0.90% p.a.       2.45% p.a.
Initial interest periods:....         Quarterly        Quarterly        Quarterly
Alternative interest periods:               N/A              N/A              N/A
Issuance date:...............        March 2003       March 2003       March 2003
Scheduled redemption date(s):               N/A              N/A              N/A

Final maturity date:.........         June 2042        June 2042        June 2042
Ratings as at 6th March, 2003
(S&P/Moody's/Fitch):.........       AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB
Ratings as at [__], 2005
(S&P/Moody's/Fitch):.........     [AAA/Aaa/AAA]      [AA/Aa3/AA]   [BBB/Baa2/BBB]


* previously redeemed

                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 3) PLC

                                               Series 1       SERIES 1        SERIES 1        SERIES 2       SERIES 2
                                                class A        CLASS B         CLASS C         CLASS A        CLASS B
                                         --------------  -------------  --------------  --------------  -------------

Initial principal amount:..............  $1,100,000,000    $38,000,000     $38,000,000  $1,700,000,000    $59,000,000
Interest rate:.........................       One-month    Three-month     Three-month     Three-month    Three-month
                                           USD- LIBOR -    USD-LIBOR +     USD-LIBOR +     USD-LIBOR +    USD-LIBOR +
                                                 margin         margin          margin          margin         margin
Margin:................................      0.04% p.a.     0.18% p.a.      0.95% p.a.      0.11% p.a.     0.25% p.a.
Until interest payment date falling in:             N/A  December 2010   December 2010             N/A  December 2010
And thereafter:........................             N/A     0.36% p.a.      1.90% p.a.             N/A     0.50% p.a.
Initial interest periods...............         Monthly      Quarterly       Quarterly       Quarterly      Quarterly
Alternative interest periods...........       Quarterly            N/A             N/A             N/A            N/A
Issuance date:.........................   November 2003  November 2003   November 2003   November 2003  November 2003
Scheduled redemption date(s):..........   December 2004            N/A             N/A  September 2006            N/A
Final maturity date:...................   December 2004      June 2042       June 2042  September 2010      June 2042
Ratings as at 25th November, 2003
(S&P/Moody's/Fitch):...................    A-1+/P-1/F1+      AA/Aa3/AA    BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................  [A-1+/P-1/F1+]    [AA/Aa3/AA]  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]    [AA/Aa3/AA]


                                               SERIES 2        SERIES 3       SERIES 3        SERIES 3        SERIES 4
                                                CLASS C         CLASS A        CLASS B         CLASS C        CLASS A1
                                         --------------  --------------  -------------  --------------  --------------

Initial principal amount:..............     $59,000,000  $1,500,000,000    $52,000,000     $52,000,000  [e]700,000,000
Interest rate:.........................     Three-month     Three-month    Three-month     Three-month     Three-month
                                            USD-LIBOR +     USD-LIBOR +    USD-LIBOR +     USD-LIBOR +       EURIBOR +
                                                 margin          margin         margin          margin          margin
Margin:................................      1.05% p.a.      0.18% p.a.     0.35% p.a.      1.15% p.a.      0.19% p.a.
Until interest payment date falling in:   December 2010   December 2010  December 2010   December 2010   December 2010
And thereafter:........................      2.05% p.a.      0.36% p.a.     0.70% p.a.      2.15% p.a.      0.38% p.a.
Initial interest periods...............       Quarterly       Quarterly      Quarterly       Quarterly       Quarterly
Alternative interest periods...........             N/A             N/A            N/A             N/A             N/A
Issuance date:.........................   November 2003   November 2003  November 2003   November 2003   November 2003
                                                          June 2008 and                                 March 2009 and
Scheduled redemption date(s):..........             N/A  September 2008            N/A             N/A       June 2009
Final maturity date:...................       June 2042  September 2033      June 2042       June 2042  September 2033
Ratings as at 25th November, 2003
(S&P/Moody's/Fitch):...................    BBB/Baa2/BBB     AAA/Aaa/AAA      AA/Aa3/AA    BBB/Baa2/BBB     AAA/Aaa/AAA
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]    [AA/Aa3/AA]  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]


                                                 SERIES 4       SERIES 4       SERIES 4                     SERIES 5       SERIES 5
                                                 CLASS A2        CLASS B        CLASS C                      CLASS A        CLASS B
                                         ----------------  -------------  -------------  ---------------------------  -------------

Initial principal amount:..............  [GBP]750,000,000  [e]62,000,000  [e]62,000,000             [GBP]400,000,000  [e]20,000,000
Interest rate:.........................       Three-month    Three-month    Three-month                  5.521% p.a.    Three-month
                                         sterling LIBOR +      EURIBOR +      EURIBOR +                                   EURIBOR +
                                                   margin         margin         margin                                      margin
Margin:................................        0.19% p.a.          0.39%     1.18% p.a.                          N/A     0.45% p.a.
Until interest payment date falling in:     December 2010  December 2010  December 2010                December 2010  December 2010
                                                                                         Three-months sterling LIBOR
                                                                                                         + margin of
And thereafter:........................        0.38% p.a.     0.78% p.a.     2.18% p.a.                  0.434% p.a.     0.90% p.a.
Initial interest periods...............         Quarterly      Quarterly      Quarterly                     Annually      Quarterly
Alternative interest periods...........               N/A            N/A            N/A                     Annually            N/A
Issuance date:.........................     November 2003  November 2003  November 2003                November 2003  November 2003
                                           March 2009 and
Scheduled redemption date(s):..........         June 2009            N/A            N/A                          N/A            N/A
Final maturity date:...................    September 2033      June 2042      June 2042                    June 2042      June 2042
Ratings as at 25th November, 2003
(S&P/Moody's/Fitch):...................       AAA/Aaa/AAA      AA/Aa3/AA   BBB/Baa2/BBB                  AAA/Aaa/AAA      AA/Aa3/AA
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................     [AAA/Aaa/AAA]    [AA/Aa3/AA]    [AA/Aa3/AA]               [BBB/Baa2/BBB]  [AAA/Aaa/AAA]


                                              SERIES 5
                                               CLASS C
                                         -------------

Initial principal amount:..............  [e]20,000,000
Interest rate:.........................    Three-month
                                             EURIBOR +
                                                margin
Margin:................................     1.23% p.a.
Until interest payment date falling in:  December 2010
And thereafter:........................     2.23% p.a.
Initial interest periods...............      Quarterly
Alternative interest periods...........            N/A
Issuance date:.........................  November 2003
Scheduled redemption date(s):..........            N/A
Final maturity date:...................      June 2042
Ratings as at 25th November, 2003
(S&P/Moody's/Fitch):...................   BBB/Baa2/BBB
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................    [AA/Aa3/AA]



                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 4) PLC

                                               Series 1     SERIES 1     SERIES 1        SERIES 2      SERIES 2     SERIES 2
                                                class A      CLASS B      CLASS M         CLASS A       CLASS B      CLASS M
                                         --------------  -----------  -----------  --------------  ------------  -----------

Initial principal amount:..............  $1,500,000,000  $78,100,000  $56,500,000  $2,400,000,000  $100,700,000  $59,900,000
Interest rate:.........................       One-month  Three-month  Three-month     Three-month   Three-month  Three-month
                                            USD-LIBOR -  USD-LIBOR +  USD-LIBOR +     USD-LIBOR +   USD-LIBOR +  USD-LIBOR +
                                                 margin       margin       margin          margin        margin       margin
Margin:................................       0.05% p.a    0.14% p.a    0.23% p.a       0.07% p.a     0.18% p.a    0.33% p.a
Until interest payment date falling in:             N/A   March 2011   March 2011             N/A    March 2011   March 2011
And thereafter:........................             N/A    0.28% p.a    0.46% p.a             N/A     0.36% p.a    0.66% p.a


Initial interest periods                        Monthly    Quarterly    Quarterly       Quarterly     Quarterly    Quarterly
Alternative interest periods...........       Quarterly          N/A          N/A             N/A           N/A          N/A
Issuance date:.........................      March 2004   March 2004   March 2004      March 2004    March 2004   March 2004
Scheduled redemption date(s):..........      March 2005          N/A          N/A      March 2007           N/A          N/A
Final maturity date:...................      March 2005    June 2042    June 2042      March 2009     June 2042    June 2042
Ratings as at 12th March, 2004
(S&P/Moody's/Fitch):...................    A-1+/P-1/F1+    AA/Aa3/AA       A/A2/A     AAA/Aaa/AAA     AA/Aa3/AA       A/A2/A
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................  [A-1+/P-1/F1+]  [AA/Aa3/AA]     [A/A2/A]   [AAA/Aaa/AAA]   [AA/Aa3/AA]     [A/A2/A]


                                               SERIES 2        SERIES 3     SERIES 3     SERIES 3        SERIES 3
                                                CLASS C         CLASS A      CLASS B      CLASS M         CLASS C
                                         --------------  --------------  -----------  -----------  --------------

Initial principal amount:..............     $82,200,000  $1,700,000,000  $75,800,000  $40,400,000     $55,400,000
Interest rate:.........................     Three-month     Three-month  Three-month  Three-month     Three-month
                                            USD-LIBOR +     USD-LIBOR +  USD-LIBOR +  USD-LIBOR +     USD-LIBOR +
                                                 margin          margin       margin       margin          margin
Margin:................................       0.72% p.a       0.14% p.a    0.23% p.a    0.37% p.a       0.80% p.a
Until interest payment date falling in:      March 2011      March 2011   March 2011   March 2011      March 2011
And thereafter:........................       1.44% p.a       0.28% p.a    0.46% p.a    0.74% p.a       1.60% p.a


Initial interest periods                      Quarterly       Quarterly    Quarterly    Quarterly       Quarterly
Alternative interest periods...........             N/A             N/A          N/A          N/A             N/A
Issuance date:.........................      March 2004      March 2004   March 2004   March 2004      March 2004
                                                          December 2008
Scheduled redemption date(s):..........             N/A  and March 2009          N/A          N/A             N/A
Final maturity date:...................       June 2042      March 2024    June 2042    June 2042       June 2042
Ratings as at 12th March, 2004
(S&P/Moody's/Fitch):...................    BBB/Baa2/BBB     AAA/Aaa/AAA    AA/Aa3/AA       A/A2/A    BBB/Baa2/BBB
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]  [AA/Aa3/AA]     [A/A2/A]  [BBB/Baa2/BBB]


                                                                 SERIES 4       SERIES 4       SERIES 4        SERIES 5
                                                                  CLASS A        CLASS B        CLASS M        CLASS A1
                                         --------------------------------  -------------  -------------  --------------

Initial principal amount:..............                  [e]1,500,000,000  [e]85,000,000  [e]62,500,000  [e]750,000,000
Interest rate:.........................                       Three-month    Three-month    Three-month     3.9615% p.a
                                                                EURIBOR +      EURIBOR +      EURIBOR +
                                                                   margin         margin         margin
Margin:................................                         0.15% p.a      0.28% p.a      0.45% p.a             N/A
Until interest payment date falling in:                        March 2011     March 2011     March 2011      March 2011
And thereafter:........................                         0.30% p.a      0.56% p.a      0.90% p.a     Three-month
                                                                                                                EURIBOR
                                                                                                             +0.38% p.a
Initial interest periods                                        Quarterly      Quarterly      Quarterly        Annually
Alternative interest periods...........                               N/A            N/A            N/A       Quarterly
Issuance date:.........................                        March 2004     March 2004     March 2004      March 2004
Scheduled redemption date(s):..........  September 2009 and December 2009            N/A            N/A             N/A
Final maturity date:...................                        March 2034      June 2042      June 2042       June 2042
Ratings as at 12th March, 2004
(S&P/Moody's/Fitch):...................                       AAA/Aaa/AAA      AA/Aa3/AA         A/A2/A     AAA/Aaa/AAA
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................                     [AAA/Aaa/AAA]    [AA/Aa3/AA]       [A/A2/A]  [AAA/Aaa/AA]A]


                                                   SERIES 5         SERIES 5         SERIES 5         SERIES 5
                                                   CLASS A2          CLASS B          CLASS M          CLASS C
                                         ------------------  ---------------  ---------------  ---------------

Initial principal amount:..............  [GBP]1,100,000,000  [GBP]43,000,000  [GBP]32,000,000  [GBP]54,000,000
Interest rate:.........................         Three-month      Three-month      Three-month      Three-month
                                             sterling LIBOR   sterling LIBOR   sterling LIBOR   sterling LIBOR
                                                   + margin         + margin         + margin         + margin
Margin:................................           0.17% p.a        0.33% p.a        0.50% p.a        0.90% p.a
Until interest payment date falling in:          March 2011       March 2011       March 2011       March 2011
And thereafter:........................           0.34% p.a        0.66% p.a        1.00% p.a        1.80% p.a


Initial interest periods                          Quarterly        Quarterly        Quarterly        Quarterly
Alternative interest periods...........                 N/A              N/A              N/A              N/A
Issuance date:.........................          March 2004       March 2004       March 2004       March 2004
Scheduled redemption date(s):..........                 N/A              N/A              N/A              N/A
Final maturity date:...................           June 2042        June 2042        June 2042        June 2042
Ratings as at 12th March, 2004
(S&P/Moody's/Fitch):...................         AAA/Aaa/AAA        AA/Aa3/AA           A/A2/A     BBB/Baa2/BBB
Rating as at [__], 2005
(S&P/Moody's/Fitch):...................       [AAA/Aaa/AAA]      [AA/Aa3/AA]         [A/A2/A]   [BBB/Baa2/BBB]



       SERIES OF PREVIOUS NOTES ISSUED BY PERMANENT FINANCING (NO. 5) PLC

                                                          SERIES 1     SERIES 1        SERIES 1        SERIES 2     SERIES 2
                                                           CLASS A      CLASS B         CLASS C         CLASS A      CLASS B
                                                    --------------  -----------  --------------  --------------  -----------

Initial principal amount:.........................  $1,250,000,000  $53,000,000     $44,000,000  $1,300,000,000  $56,400,000
Interest rate:....................................       One-month  Three-month     Three-month     Three-month  Three-month
                                                         USD-LIBOR  USD-LIBOR +     USD-LIBOR +     USD-LIBOR +  USD-LIBOR +
                                                         -- margin       margin          margin          margin       margin
Margin:...........................................          -0.02%        0.14%           0.50%           0.11%        0.18%
Until interest payment date falling in:...........             N/A    June 2011       June 2011             N/A    June 2011
And thereafter:...................................             N/A        0.28%           1.00%             N/A        0.36%






Initial interest periods..........................         Monthly    Quarterly       Quarterly       Quarterly    Quarterly
Alternative interest periods......................       Quarterly          N/A             N/A             N/A          N/A
Issuance date:....................................       July 2004    July 2004       July 2004       July 2004    July 2004
                                                                                                 December 2006,
                                                                                                    March 2007,
                                                                                                  June 2007 and
Scheduled redemption date(s):.....................       June 2005          N/A             N/A  September 2007          N/A
Final maturity date:..............................       June 2005    June 2042       June 2042       June 2011    June 2042
Ratings as at 19th July, 2004 (S&P/Moody's/Fitch):    A-1+/P-1/F1+    AA/Aa3/AA    BBB/Baa2/BBB     AAA/Aaa/AAA    AA/Aa3/AA
Rating as at [__], 2005
(S&P/Moody's/Fitch):..............................  [A-1+/P-1/F1+]  [AA/Aa3/AA]  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]  [AA/Aa3/AA]


                                                          SERIES 2        SERIES 3     SERIES 3        SERIES 3           SERIES 4
                                                           CLASS C         CLASS A      CLASS B         CLASS C            CLASS A
                                                    --------------  --------------  -----------  --------------  -----------------

Initial principal amount:.........................     $46,200,000    $750,000,000  $32,500,000     $27,000,000   [e]1,000,000,000
Interest rate:....................................     Three-month     Three-month  Three-month     Three-month        Three-month
                                                       USD-LIBOR +     USD-LIBOR +  USD-LIBOR +     USD-LIBOR +          EURIBOR +
                                                            margin          margin       margin          margin             margin
Margin:...........................................           0.65%           0.16%        0.26%           0.82%              0.17%
Until interest payment date falling in:...........       June 2011       June 2011    June 2011       June 2011          June 2011
And thereafter:...................................           1.30%           0.32%        0.52%           1.64%              0.34%






Initial interest periods..........................       Quarterly       Quarterly    Quarterly       Quarterly          Quarterly
Alternative interest periods......................             N/A             N/A          N/A             N/A                N/A
Issuance date:....................................       July 2004       July 2004    July 2004       July 2004          July 2004
                                                                    March 2009 and                                  September 2009
Scheduled redemption date(s):.....................             N/A       June 2009          N/A             N/A  and December 2009
Final maturity date:..............................       June 2042       June 2034    June 2042       June 2042          June 2042
Ratings as at 19th July, 2004 (S&P/Moody's/Fitch):    BBB/Baa2/BBB     AAA/Aaa/AAA    AA/Aa3/AA    BBB/Baa2/BBB        AAA/Aaa/AAA
Rating as at [__], 2005
(S&P/Moody's/Fitch):..............................  [BBB/Baa2/BBB]   [AAA/Aaa/AAA]  [AA/Aa3/AA]  [BBB/Baa2/BBB]      [AAA/Aaa/AAA]


                                                         SERIES 4        SERIES 4              SERIES 5          SERIES 5
                                                          CLASS B         CLASS C              CLASS A1          CLASS A2
                                                    -------------  --------------  --------------------  ----------------

Initial principal amount:.........................  [e]43,500,000   [e]36,000,000      [GBP]500,000,000  [GBP]750,000,000
Interest rate:....................................    Three-month     Three-month                5.625%       Three-month
                                                        EURIBOR +       EURIBOR +                        sterling LIBOR +
                                                           margin          margin                                  margin
Margin:...........................................          0.33%           0.78%                   N/A             0.19%
Until interest payment date falling in:...........      June 2011       June 2011             June 2009         June 2011
And thereafter:...................................          0.66%           1.56%           Three-month             0.38%
                                                                                         sterling LIBOR
                                                                                             +0.16% (or
                                                                                       +0.32% after the
                                                                                       interest payment
                                                                                   date falling in June
                                                                                                   2011
Initial interest periods..........................      Quarterly       Quarterly         Semi-annually         Quarterly
Alternative interest periods......................            N/A             N/A             Quarterly               N/A
Issuance date:....................................      July 2004       July 2004             July 2004         July 2004
Scheduled redemption date(s):.....................            N/A             N/A                   N/A               N/A
Final maturity date:..............................      June 2042       June 2042             June 2042         June 2042
Ratings as at 19th July, 2004 (S&P/Moody's/Fitch):      AA/Aa3/AA    BBB/Baa2/BBB           AAA/Aaa/AAA       AAA/Aaa/AAA
Rating as at [__], 2005
(S&P/Moody's/Fitch):..............................    [AA/Aa3/AA]  [BBB/Baa2/BBB]         [AAA/Aaa/AAA]     [AAA/Aaa/AAA]


                                                            SERIES 5          SERIES 5
                                                             CLASS B           CLASS C
                                                    ----------------  ----------------

Initial principal amount:.........................   [GBP]47,000,000   [GBP]39,000,000
Interest rate:....................................       Three-month       Three-month
                                                    sterling LIBOR +  sterling LIBOR +
                                                              margin            margin
Margin:...........................................             0.35%             0.85%
Until interest payment date falling in:...........         June 2011         June 2011
And thereafter:...................................             0.70%             1.70%






Initial interest periods..........................         Quarterly         Quarterly
Alternative interest periods......................               N/A               N/A
Issuance date:....................................         July 2004         July 2004
Scheduled redemption date(s):.....................               N/A               N/A
Final maturity date:..............................         June 2042         June 2042
Ratings as at 19th July, 2004 (S&P/Moody's/Fitch):         AA/Aa3/AA      BBB/Baa2/BBB
Rating as at [__], 2005
(S&P/Moody's/Fitch):..............................       [AA/Aa3/AA]    [BBB/Baa2/BBB]



       SERIES OF PREVIOUS NOTES ISSUED BY PERMANENT FINANCING (NO. 6) PLC

                                                    Series 1        SERIES 1        SERIES 1
                                                     class A         CLASS B         CLASS C
                                              --------------  --------------  --------------

Initial principal amount:...................  $1,000,000,000     $35,800,000     $34,700,000
Interest rate:..............................       One-month     Three-month     Three-month
                                                USD- LIBOR -     USD-LIBOR +     USD-LIBOR +
                                                      margin          margin          margin
Margin:.....................................      0.03% p.a.      0.10% p.a.      0.70% p.a.
Until interest payment date falling in:.....             N/A  September 2011  September 2011
And thereafter:.............................             N/A      0.20% p.a.      0.70% p.a.
Initial interest periods....................         Monthly       Quarterly       Quarterly
Alternative interest periods................       Quarterly             N/A             N/A
Issuance date:..............................   November 2004   November 2004   November 2004
Scheduled redemption date(s):...............  September 2005             N/A             N/A
Final maturity date:........................  September 2005       June 2042       June 2042
Ratings as at 5th November, 2004
(S&P/Moody's/Fitch):........................    A-1+/P-1/F1+       AA/Aa3/AA    BBB/Baa2/BBB
Rating as at [__], 2005 (S&P/Moody's/Fitch):  [A-1+/P-1/F1+]     [AA/Aa3/AA]  [BBB/Baa2/BBB]


                                                      SERIES 2        SERIES 2        SERIES 2
                                                       CLASS A         CLASS B         CLASS C
                                              ----------------  --------------  --------------

Initial principal amount:...................    $1,000,000,000     $59,000,000     $59,000,000
Interest rate:..............................       Three-month     Three-month     Three-month
                                                   USD-LIBOR +     USD-LIBOR +     USD-LIBOR +
                                                        margin          margin          margin
Margin:.....................................        0.09% p.a.      0.14% p.a.      0.45% p.a.
Until interest payment date falling in:.....    September 2011  September 2011  September 2011
And thereafter:.............................        0.18% p.a.      0.28% p.a.      0.90% p.a.
Initial interest periods....................         Quarterly       Quarterly       Quarterly
Alternative interest periods................               N/A             N/A             N/A
Issuance date:..............................     November 2004   November 2004   November 2004
                                                  March, June,
                                                 September and
Scheduled redemption date(s):...............     December 2007             N/A             N/A
Final maturity date:........................     December 2011       June 2042       June 2042
Ratings as at 5th November, 2004
(S&P/Moody's/Fitch):........................       AAA/Aaa/AAA       AA/Aa3/AA    BBB/Baa2/BBB
Rating as at [__], 2005 (S&P/Moody's/Fitch):     [AAA/Aaa/AAA]     [AA/Aa3/AA]  [BBB/Baa2/BBB]


                                                        SERIES 3          SERIES 3          SERIES 3           SERIES 4
                                                         CLASS A           CLASS B           CLASS C            CLASS A
                                              ------------------  ----------------  ----------------  -----------------

Initial principal amount:...................  [GBP]1,000,000,000   [GBP]35,300,000   [GBP]34,200,000     [e]750,000,000
Interest rate:..............................         Three-month       Three-month       Three-month        Three-month
                                                sterling-LIBOR +  sterling-LIBOR +  sterling-LIBOR +          EURIBOR +
                                                          margin            margin            margin             margin
Margin:.....................................         0.125% p.a.        0.23% p.a.        0.68% p.a.         0.14% p.a.
Until interest payment date falling in:.....      September 2011    September 2011    September 2011     September 2011
And thereafter:.............................          0.25% p.a.        0.46% p.a.        1.36% p.a.         0.28% p.a.
Initial interest periods....................           Quarterly         Quarterly         Quarterly          Quarterly
Alternative interest periods................                 N/A               N/A               N/A                N/A
Issuance date:..............................       November 2004     November 2004     November 2004      November 2004
                                                   December 2007
                                                 and March, June
                                                   and September                                          December 2009
Scheduled redemption date(s):...............                2008               N/A               N/A     and March 2010
Final maturity date:........................      September 2032         June 2042         June 2042          June 2042
Ratings as at 5th November, 2004
(S&P/Moody's/Fitch):........................         AAA/Aaa/AAA         AA/Aa3/AA      BBB/Baa2/BBB        AAA/Aaa/AAA
Rating as at [__], 2005 (S&P/Moody's/Fitch):       [AAA/Aaa/AAA]       [AA/Aa3/AA]    [BBB/Baa2/BBB]      [AAA/Aaa/AAA]


                                                    SERIES 4         SERIES 4          SERIES 5          SERIES 5          SERIES 5
                                                     CLASS B          CLASS C          CLASS A1          CLASS A2           CLASS B
                                              --------------  ---------------  ----------------  ----------------  ----------------

Initial principal amount:...................   [e]26,100,000    [e]25,300,000  [GBP]500,000,000  [GBP]500,000,000     [e]20,000,000
Interest rate:..............................     Three-month      Three-month      Three-month.       Three-month       Three-month
                                                   EURIBOR +        EURIBOR +  sterling LIBOR +  sterling LIBOR +  sterling LIBOR +
                                                      margin           margin            margin            Margin            margin
Margin:.....................................           0.23%       0.68% p.a.        0.15% p.a.        0.16% p.a.        0.31% p.a.
Until interest payment date falling in:.....  September 2011   September 2011    September 2011    September 2011    September 2011
And thereafter:.............................      0.46% p.a.       1.36% p.a.        0.30% p.a.         0.32% p.a        0.62% p.a.
Initial interest periods....................       Quarterly        Quarterly         Quarterly         Quarterly         Quarterly
Alternative interest periods................             N/A              N/A               N/A               N/A               N/A
Issuance date:..............................   November 2004    November 2004     November 2004     November 2004     November 2004
Scheduled redemption date(s):...............             N/A              N/A               N/A               N/A               N/A
Final maturity date:........................       June 2042        June 2042         June 2042         June 2042         June 2042
Ratings as at 5th November, 2004
(S&P/Moody's/Fitch):........................       AA/Aa3/AA     BBB/Baa2/BBB       AAA/Aaa/AAA       AAA/Aaa/AAA         AA/Aa3/AA
Rating as at [__], 2005 (S&P/Moody's/Fitch):     [AA/Aa3/AA]  [BBB/Baa2/BBB]]     [AAA/Aaa/AAA]      [AAA/Aaa/AAA       [AA/Aa3/AA]


                                                      SERIES 5
                                                       CLASS C
                                              ----------------

Initial principal amount:...................     [e]20,000,000
Interest rate:..............................       Three-month
                                              sterling LIBOR +
                                                        margin
Margin:.....................................        0.80% p.a.
Until interest payment date falling in:.....    September 2011
And thereafter:.............................        1.60% p.a.
Initial interest periods....................         Quarterly
Alternative interest periods................               N/A
Issuance date:..............................     November 2004
Scheduled redemption date(s):...............               N/A
Final maturity date:........................         June 2042
Ratings as at 5th November, 2004
(S&P/Moody's/Fitch):........................      BBB/Baa2/BBB
Rating as at [__], 2005 (S&P/Moody's/Fitch):    [BBB/Baa2/BBB]



Each previous issuer issued its previous notes to the previous noteholders and entered into a previous intercompany loan with Funding 1. Funding 1 used most of the proceeds of the previous intercompany loans to pay the seller for the initial loans and additional loans (and their related security) sold by the seller to the mortgages trustee or to pay consideration to the seller for an increase in Funding 1's share in the mortgages trust.

      Each of the previous issuers' obligations to pay principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding 1 under its previous intercompany loan. Each previous issuer's primary asset is its previous intercompany loan. Neither of the previous issuers nor the previous noteholders have any direct interest in the trust property, although the previous issuers share the security interest under the Funding 1 deed of charge in Funding 1's share of the trust property.

      Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes of the previous notes to which it relates, which are set out in the following tables. Together these advances are referred to in this prospectus as the previous term advances:

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 1) PLC

                                 INITIAL                    STEPPED-UP                                    PRINCIPAL
               DESIGNATED       INTEREST                      INTEREST                                       AMOUNT
                                    RATE                          RATE
                     TERM      PER ANNUM                     PER ANNUM      SCHEDULED          FINAL    OUTSTANDING
                                                                                                                 AS
                  ADVANCE         (LIBOR                        (LIBOR      REPAYMENT      REPAYMENT       AT [__],,
SERIES NAME        RATING    PLUS/MINUS)   STEP-UP DATE    PLUS/MINUS)           DATE           DATE           2005

-------------  ----------   ------------   ------------   ------------  -------------  -------------  -------------

Series 1*...          AAA      -0.04030%            N/A            N/A      June 2003      June 2003             (pound)0
Series 1*...           AA      +0.28760%      June 2007      +0.81760%            N/A      June 2042             (pound)0
Series 1*...          BBB      +1.13060%      June 2007      +2.39060%            N/A      June 2042             (pound)0
Series 2....          AAA      +0.16834%            N/A            N/A      June 2005      June 2007   (pound)509,614,731
Series 2....           AA      +0.29420%      June 2007      +0.83420%            N/A      June 2042    (pound)17,666,644
Series 2....          BBB      +1.26850%      June 2007      +2.52850%            N/A      June 2042    (pound)17,666,644
Series 3....          AAA      +0.12810%            N/A            N/A  December 2005  December 2007   (pound)748,299,320
Series 3....           AA      +0.33100%      June 2007      +0.89100%            N/A      June 2042    (pound)26,190,476
Series 3....          BBB      +1.27940%      June 2007      +2.53940%            N/A      June 2042    (pound)26,190,476
Series 4A1..          AAA      +0.22000%            N/A            N/A      June 2007      June 2009   (pound)484,000,000
Series 4A2..          AAA      +0.18000%      June 2007      +0.36000%            N/A      June 2042 (pound)1,000,000,000
Series 4....           AA      +0.30000%      June 2007      +0.60000%            N/A      June 2042    (pound)52,000,000
Series 4....          BBB      +1.20000%      June 2007      +2.20000%            N/A      June 2042    (pound)52,000,000

                                                                                                      -------------

Total.......                                                                                          (pound)2,933,628,291

                                                                                                      =============

* previously repaid

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 2) PLC

                                 INITIAL                    STEPPED-UP
                                INTEREST                      INTEREST                                    PRINCIPAL
               DESIGNATED       RATE PER                      RATE PER                                       AMOUNT
                     TERM          ANNUM                         ANNUM      SCHEDULED          FINAL    OUTSTANDING
                  ADVANCE         (LIBOR                        (LIBOR      REPAYMENT      REPAYMENT      AS AT [__]
SERIES NAME        RATING    PLUS/MINUS)   STEP-UP DATE    PLUS/MINUS)           DATE           DATE           2005
------------   ----------   ------------  -------------  -------------  -------------  -------------  -------------
Series 1*...          AAA      -0.04930%            N/A            N/A     March 2004     March 2004       (pound)0
Series 1*...           AA      +0.25050%  December 2008      +0.76100%            N/A      June 2042       (pound)0
Series 1*...          BBB      +1.36080%  December 2008      +2.62080%            N/A      June 2042       (pound)0
                                                                            September      September

Series 2....          AAA      +0.15830%            N/A            N/A           2005           2007  (pound)1,108,016,000
Series 2....           AA      +0.35660%  December 2008      +0.97320%            N/A      June 2042    (pound)38,622,000
Series 2....          BBB      +1.55060%  December 2008      +2.81060%            N/A      June 2042    (pound)38,622,000
                                                                           March 2006
                                                                                  and
Series 3....          AAA      +0.23310%  December 2008      +0.72620%      June 2006  December 2032   (pound)854,375,000
Series 3....           AA      +0.44595%  December 2008      +1.15190%            N/A      June 2042    (pound)29,732,000
Series 3....          BBB      +1.55880%  December 2008      +2.81880%            N/A      June 2042    (pound)29,732,000
Series 4....          AAA      +0.22360%            N/A            N/A  December 2007  December 2009  (pound)1,107,250,000
Series 4....           AA      +0.48380%  December 2008      +1.22760%            N/A      June 2042    (pound)38,644,000
Series 4....          BBB      +1.53690%  December 2008      +2.79690%            N/A      June 2042    (pound)38,644,000
Series 5....          AAA         +0.25%  December 2008         +0.50%            N/A      June 2042   (pound)750,000,000
Series 5....           AA         +0.45%  December 2008         +0.90%            N/A      June 2042    (pound)26,000,000
Series 5....          BBB         +1.45%  December 2008         +2.45%            N/A      June 2042    (pound)26,000,000

                                                                                                      -------------

Total.......                                                                                          (pound)4,085,637,000

                                                                                                      =============

* previously repaid

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 3) PLC

                                  INITIAL                  STEPPED-UP

                                 INTEREST                    INTEREST                                     PRINCIPAL
                 DESIGNATED      RATE PER                    RATE PER                                        AMOUNT
                       TERM         ANNUM                       ANNUM       SCHEDULED          FINAL    OUTSTANDING
                    ADVANCE        (LIBOR                      (LIBOR       REPAYMENT      REPAYMENT     AS AT [__],
SERIES NAME          RATING   PLUS/MINUS)   STEP-UP DATE   PLUS/MINUS)           DATE           DATE           2005
------------   ------------  ------------   ------------   ----------   -------------  -------------  -------------

Series 1....            AAA    - 0.04100%            N/A          N/A   December 2004  December 2004   (pound)658,500,000
Series 1....             AA     +0.20700%       December    +0.66400%             N/A      June 2042    (pound)22,900,000
                                                    2010
Series 1....            BBB     +1.09000%  December 2010    +2.09000%             N/A      June 2042    (pound)22,900,000
Series 2....            AAA     +0.12800%            N/A          N/A  September 2006           2010  (pound)1,018,000,000
Series 2....             AA     +0.28500%  December 2010    +0.82000%             N/A      June 2042    (pound)35,400,000
Series 2....            BBB     +1.21500%  December 2010    +2.21500%             N/A      June 2042    (pound)35,400,000
                                                                        June 2008 and
Series 3....            AAA     +0.20613%  December 2010    +0.66226%  September 2008 September 2033   (pound)898,250,000
Series 3....             AA     +0.41184%  December 2010    +1.07368%             N/A      June 2042    (pound)31,200,000
Series 3....            BBB     +1.27224%  December 2010    +2.27224%             N/A      June 2042    (pound)31,200,000
                                                                           March 2009      September
Series 4A1..            AAA     +0.21200%  December 2010    +0.67400%   and June 2009           2033   (pound)482,750,000
                                                                           March 2009      September
Series 4A2..            AAA     +0.19000%  December 2010    +0.38000%   and June 2009           2033   (pound)750,000,000
Series 4....             AA     +0.43450%  December 2010    +1.11900%            N/A      June 2042    (pound)42,850,000
Series 4....            BBB     +1.30400%  December 2010    +2.30400%            N/A      June 2042    (pound)42,850,000
Series 5....            AAA     +0.21700%  December 2010    +0.43400%            N/A      June 2042   (pound)400,000,000
Series 5....             AA     +0.51022%  December 2010    +1.27044%            N/A      June 2042    (pound)13,900,000
Series 5....            BBB     +1.35876%  December 2010   +2.35876%             N/A      June 2042    (pound)13,900,000
                                                                                                      -------------
Total.......                                                                                          (pound)4,500,000,000
                                                                                                      =============

* previously repaid

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 4) PLC

                                  INITIAL                   STEPPED-UP
                                 INTEREST                     INTEREST                                    PRINCIPAL
                DESIGNATED       RATE PER                     RATE PER                                       AMOUNT
                      TERM          ANNUM                        ANNUM      SCHEDULED         FINAL     OUTSTANDING
                   ADVANCE         (LIBOR                       (LIBOR      REPAYMENT     REPAYMENT      AS AT [__],
SERIES NAME         RATING    PLUS/MINUS)  STEP-UP DATE    PLUS/MINUS)           DATE          DATE            2005
------------   -----------  -------------  ------------   ------------   ------------   -----------   -------------

Series 1....           AAA     +0.002725%           N/A            N/A     March 2005    March 2005    (pound)803,859,000
Series 1....            AA     +0.214900%    March 2011     +0.679800%            N/A     June 2042     (pound)41,855,000
Series 1....             A     +0.318050%    March 2011     +0.886100%            N/A     June 2042     (pound)30,279,000
Series 2....           AAA     +0.143000%           N/A            N/A     March 2007    March 2009   (pound)1,286,174,000
Series 2....            AA     +0.259000%    March 2011     +0.768000%            N/A     June 2042     (pound)53,966,000
Series 2....             A     +0.418000%    March 2011     +1.086000%            N/A     June 2042     (pound)32,101,000
Series 2....           BBB     +0.831000%    March 2011     +1.662000%            N/A     June 2042     (pound)44,052,000
                                                                             December
                                                                                 2008
Series 3....           AAA     +0.221470%    March 2011     +0.692940%      and March    March 2024    (pound)911,040,000
                                                                                 2009
Series 3....            AA     +0.340540%    March 2011     +0.931080%            N/A     June 2042     (pound)40,622,000
Series 3....             A     +0.495760%    March 2011     +1.241520%            N/A     June 2042     (pound)21,651,000
Series 3....           BBB     +0.962150%    March 2011     +1.924300%            N/A     June 2042     (pound)29,690,000
                                                                            September
                                                                             2009 and
Series 4....           AAA     +0.213000%    March 2011     +0.676000%       December    March 2034    (pound)999,751,000
                                                                                 2009
Series 4....            AA     +0.352000%    March 2011     +0.998000%            N/A     June 2042     (pound)56,653,000
Series 4....             A     +0.534000%    March 2011     +1.426000%            N/A     June 2042     (pound)41,657,000
Series 5A1..           AAA     +0.276953%    March 2011     +0.803906%            N/A     June 2042    (pound)499,725,000
Series 5A2..           AAA     +0.170000%    March 2011     +0.590000%            N/A     June 2042   (pound)1,100,000,000
Series 5....            AA     +0.330000%    March 2011     +0.910000%            N/A     June 2042     (pound)43,000,000
Series 5....             A     +0.500000%    March 2011     +1.250000%            N/A     June 2042     (pound)32,000,000
Series 5....           BBB     +0.900000%    March 2011     +1.800000%            N/A     June 2042     (pound)54,000,000

                                                                                                      -------------

Total.......                                                                                          (pound)6,122,075,000

                                                                                                      =============


PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 5) PLC

                                 INITIAL                   STEPPED-UP
                                INTEREST                     INTEREST                                     PRINCIPAL
                DESIGNATED      RATE PER                     RATE PER                                        AMOUNT
                      TERM         ANNUM                        ANNUM                          FINAL    OUTSTANDING
                   ADVANCE        (LIBOR                       (LIBOR       SCHEDULED      REPAYMENT     AS AT [__],
SERIES NAME         RATING   PLUS/MINUS)   STEP-UP DATE   PLUS/MINUS)       REPAYMENT           DATE           2005
                                                                                 DATE
------------   -----------  ------------  -------------  ------------   -------------  -------------  -------------
Series 1....           AAA     -0.00980%            N/A           N/A       June 2005      June 2005   (pound)667,736,000
Series 1....            AA     +0.16730%      June 2011     +0.58460%             N/A      June 2042    (pound)28,312,000
Series 1....           BBB     +0.55000%      June 2011     +1.35000%             N/A      June 2042    (pound)23,718,000
                                                                             December
                                                                                2006,
                                                                          March 2007,
                                                                        June 2007 and
Series 2....           AAA     +0.15370%            N/A           N/A       September      June 2011   (pound)694,445,000
                                                                                 2007
Series 2....            AA     +0.23170%      June 2011     +0.71340%             N/A      June 2042    (pound)30,129,000
Series 2....           BBB     +0.74150%      June 2011     +1.73300%             N/A      June 2042    (pound)24,680,000
                                                                           March 2009
                                                                                  and
Series 3....           AAA     +0.20984%      June 2011     +0.66968%       June 2009      June 2034   (pound)400,642,000
Series 3....            AA     +0.33875%      June 2011     +0.92750%             N/A      June 2042    (pound)17,362,000
Series 3....           BBB     +0.94156%      June 2011     +1.94156%             N/A      June 2042    (pound)14,424,000
                                                                            September
                                                                                 2009
                                                                         and December
Series 4....           AAA     +0.21300%      June 2011     +0.67600%            2009      June 2042   (pound)666,000,000
Series 4....            AA     +0.39990%      June 2011     +1.04980%             N/A      June 2042    (pound)29,000,000
Series 4....           BBB     +0.93440%      June 2011     +1.93440%             N/A      June 2042    (pound)24,000,000
Series 5A1..           AAA     +0.17500%      June 2009     +0.60000%             N/A      June 2042   (pound)500,000,000
Series 5A2..           AAA     +0.19000%      June 2011     +0.63000%             N/A      June 2042   (pound)750,000,000
Series 5....            AA     +0.35000%      June 2011     +0.95000%             N/A      June 2042    (pound)47,000,000
Series 5....           BBB     +0.85000%      June 2011     +1.85000%             N/A      June 2042    (pound)39,000,000

                                                                                                      -------------

Total.......                                                                                          (pound)3,956,448,000

                                                                                                      =============

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 6) PLC

                                 INITIAL                   STEPPED-UP
                                INTEREST                     INTEREST                                     PRINCIPAL
                DESIGNATED      RATE PER                     RATE PER                                        AMOUNT
                      TERM         ANNUM                        ANNUM                          FINAL    OUTSTANDING
                   ADVANCE        (LIBOR                       (LIBOR       SCHEDULED      REPAYMENT     AS AT [__],
SERIES NAME         RATING   PLUS/MINUS)   STEP-UP DATE   PLUS/MINUS)       REPAYMENT           DATE           2005
                                                                                 DATE
------------   -----------  ------------  -------------  ------------   -------------  -------------  -------------
Series 1....           AAA     -0.02310%            N/A           N/A       September      September   (pound)541,711,000
                                                                                 2005           2005
Series 1....            AA     +0.12250%      September     +0.49500%             N/A      June 2042    (pound)19.394,000
                                                   2011
Series 1....           BBB     +0.40710%      September     +1.06420%             N/A      June 2042    (pound)18,798,000
                                                   2011
                                                                          March 2007,
                                                                           June 2007,
                                                                            September
                                                                                 2007
Series 2....           AAA     +0.11610%      September     +0.48220%    and December  December 2011   (pound)541,712,000
                                                   2011                          2007
Series 2....            AA     +0.19190%      September     +0.63380%             N/A      June 2042    (pound)19,394,000
                                                   2011
Series 2....           BBB     +0.52670%      September     +1.30340%             N/A      June 2042    (pound)18,798,000
                                                   2011
                                                                        December 2007
                                                                           March 2008
                                                                        June 2008 and
Series 3....           AAA     +0.12500%      September     +0.25000%       September      September  (pound)1,000,000,000
                                                   2011                          2008           2032
Series 3....            AA     +0.23000%      September     +0.46000%             N/A      June 2042    (pound)35,300,000
                                                   2011
Series 3....           BBB     +0.68000%      September     +1.36000%             N/A      June 2042    (pound)34,200,000
                                                   2011
                                                                        December 2009
                                                                            and March
Series 4....           AAA     +0.16290%      September     +0.57580%            2010      June 2042   (pound)519,000,000
                                                   2011
Series 4....            AA     +0.26020%      September     +0.77040%             N/A      June 2042    (pound)18,082,000
                                                   2011
Series 4....           BBB      +074260%      September     +1.73520%             N/A      June 2042    (pound)17,528,000
                                                   2011
Series 5A1..           AAA     +0.15000%      September     +0.30000%             N/A      June 2042   (pound)500,000,000
                                                   2009
Series 5A2..           AAA     +0.16000%      September     +0.32000%             N/A      June 2042   (pound)500,000,000
                                                   2011
Series 5....            AA     +0.31000%      September     +0.62000%             N/A      June 2042    (pound)34,800,000
                                                   2011
Series 5....           BBB     +0.80000%      September     +1.60000%             N/A      June 2042    (pound)33,700,000
                                                   2011

                                                                                                      -------------

Total.......                                                                                          (pound)3,853,017,000

                                                                                                      =============



      The previous term AAA advances reflect the rating assigned by the rating agencies to the class A previous notes at their time of issue (namely, in the case of the series 1 class A previous notes, A-1+ by Standard and Poor's, P-1 by Moody's and F1+ by Fitch and in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous term AA advances reflect the rating assigned to the class B previous notes by the rating agencies (namely, AA by Standard & Poor's, Aa3 by Moody's and AA by
Fitch), the previous term A advances reflect the rating assigned to the class M previous notes by the rating agencies (namely, A by Standard & Poor's, A2 by Moody's and A by Fitch) and the previous term BBB advances reflect the rating assigned to the class C previous notes by the rating agencies (namely, BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch).

      The interest rates applicable to the previous term advances from time to time are determined by reference to LIBOR for three-month sterling deposits plus or minus, in each case, a margin which will differ for each separate advance (as outlined in the tables above). LIBOR for an interest period is determined on the relevant Funding 1 interest determination date. The table above sets out details relating to the payment of interest on the previous term advances.

      The initial interest rate indicated in relation to a previous term advance in the above tables applies to that previous term advance for each interest period relating to that previous term advance to and including the interest period which ends on the relevant step-up date indicated in that table in relation to that previous term advance.

      The stepped-up interest rate indicated in relation to a previous term advance in the above tables applies to that previous term advance for each interest period relating to that previous term advance from and including the interest period which starts on the relevant step-up date indicated in that table in relation to that previous term advance.

      The previous term advances will be repaid on the dates and in the priorities described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS".

                                    THE LOANS

INTRODUCTION

      The following is a description of some of the characteristics of the loans currently or previously originated by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information.

      On the initial closing date the seller sold the initial loans and, on subsequent dates, the seller has sold further loans, in each case together with their related security to the mortgages trustee pursuant to the mortgage sale agreement. On the closing date, Funding 1 will pay the seller in consideration for loans (together with their related security) sold to the mortgages trustee on the closing date pursuant to the terms of the mortgage sale agreement. The loans making up the trust property after such addition, together with their related security, accrued interest and other amounts derived from the loans, will make up the trust property on the closing date.

      The statistics presented later in this section describe (i) the portfolio of loans making up the trust property and (ii) the pool of loans, each as at [__], 2005 (which is referred to as the REFERENCE DATE), in each case together with their related security, accrued interest and other amounts derived from such loans. This ensemble described by the statistical information set out later in this section is called the expected portfolio.

      The expected portfolio as at the reference date, for which statistics are presented later in this section, and the expected portfolio as at the closing date may differ due to, among other things, amortisation of loans in the expected portfolio.

      Unless otherwise indicated, the description that follows relates to types of loans that have been or could be sold to the mortgages trustee, either as part of the portfolio as at the closing date or as a new loan sold to the mortgages trustee at a later date.

      The expected portfolio as at the reference date comprised [__] mortgage accounts having an aggregate outstanding principal balance of (pound)[__] as at that date. The loans in the expected portfolio at that date were originated by the seller between 1st February, 1996 and [__]. No loan in the portfolio at that date was delinquent or non-performing at the time it was sold to the mortgages trustee.

      After the closing date, the seller may sell new loans and their related security to the mortgages trustee. The seller reserves the right to amend its lending criteria and to sell to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the expected portfolio as at the reference date are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the warranties set out in the mortgage sale agreement and all the material warranties in the mortgage sale agreement are described in this prospectus. See "SALE OF THE LOANS AND THEIR RELATED SECURITY".

CHARACTERISTICS OF THE LOANS

REPAYMENT TERMS

      Loans are typically repayable on one of the following bases:

      * "repayment ": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid;

      * "interest-only ": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum; and

      *      a combination of both these options.

      In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

      As at the reference date, approximately [__]% of the loans in the expected portfolio were repayment loans and approximately [__]% were interest-only loans.

      As at the reference date, approximately [__]% of the loans in the expected portfolio had their payment linked to the Halifax Payment Plan, where the borrower pays the monthly payments using an internal transfer from a Halifax current account or other account the borrower may have with the seller, and approximately [__]% had an active direct debit instruction from another bank or building society account and the remainder were paid using various other methods, such as by cheque.

      For interest-only loans (other than products offered by the seller which are known as Retirement Home Plan loans), because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) which is intended to provide sufficient funds to repay the principal at the end of the term.

      Principal prepayments may be made in whole or in part at any time during the term of a loan, subject to the payment of any repayment fees (as described in "- REPAYMENT FEES" below). A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any applicable repayment fee(s).

      Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

INTEREST PAYMENTS AND INTEREST RATE SETTING

      The seller has responded to the competitive mortgage market by developing a range of products with special features that are used to attract new borrowers and retain existing customers. The seller currently offers the following special rate loans and is able to combine these to suit the requirements of the borrower:

      * "discounted variable rate loans ", which allow the borrower to pay interest at a specified discount to the variable base rate;

      *      "fixed rate loans ", which are subject to a fixed rate of interest;

      * "capped rate loans", where the borrower pays interest equal to the seller's variable base rate (or, as the case may be, the tracker rate), but where the interest rate cannot exceed a predetermined level, or cap; and

      * "tracker rate loans", which are subject to a variable interest rate other than the variable base rate; for example the rate may be set at a fixed margin above or below rates set by the Bank of England.

      Each of the above special rates is offered for a predetermined period, usually between one and five years, at the commencement of the loan (the "PRODUCT PERIOD"). At the end of the product period the rate of interest charged will either (a) move to some other interest rate type for a predetermined period or (b) revert to, or remain at, a variable base rate of interest (the "VARIABLE BASE RATE"), which is administered, at the discretion of the seller, by reference to the general level of interest rates and competitive forces in the UK mortgage market. In certain instances, early repayment fees are payable by the borrower if the loan is redeemed within the product period. See "- REPAYMENT FEES" below.

      No capped rate loans will form part of the portfolio as at the closing date. In addition, the seller has in the past offered "added rate loans", where the borrower pays interest at a margin above the variable base rate. Although these products are not currently offered by the seller, some added rate loans may be included in the portfolio as at the closing date.

      Loans may combine one or more of the features listed in this section. Other customer incentives may be offered with the product including cashback, free valuations and payment of legal fees. Some product types require the borrower to deposit a cash amount into a deposit account held with Halifax and to charge that deposit account in favour of Halifax. Additional features such as payment holidays

(temporary suspension of monthly payments) and the ability to make overpayments or underpayments are also available to most borrowers. See "- OVERPAYMENTS AND UNDERPAYMENTS" and "- PAYMENT HOLIDAYS" below. In respect of the tracker rate loans where the tracker rate feature lasts for a specified period of time, after the expiration of that period interest on the tracker rate loan will be charged at the variable base rate that applies to the mortgage account unless the seller agrees to continue the tracker rate mortgage or to allow the borrower to switch to a different product. On tracker rate loans originated after November 2002, Halifax may vary the tracker rate margin at any time where such variation would be to the borrower's advantage. Halifax may also vary the margin payable on such loans to the borrower's disadvantage but only if the tracker base rate (as calculated by reference to the Bank of England repo rate) is below 3% per annum. The changes that the seller may make to the tracker margin may be more or less than the amount by which the Bank of England repo rate has fallen. All relevant borrowers are given advance notification of any such variation. A borrower with a tracker rate loan which is subject to a repayment fee may, within three months of a variation which is disadvantageous, repay that loan without having to pay an early repayment fee. If the seller makes a change in the tracker margin to the borrower's disadvantage while the repo rate is below 3% and it subsequently increases to 3% or above, the changed margin will continue to apply (unless the tracker margin is changed again). The features that apply to a particular loan are specified in the mortgage conditions (as varied from time to time) and loan agreement.

      As at the reference date, approximately [__]% of the loans in the expected portfolio were fixed rate loans. The remaining approximately [__]% of the loans in the portfolio were tracker rate loans or discounted variable rate loans. These figures are calculated on the basis of the percentage of product holdings of the loans in the pool, not the number of loans in the pool. Each loan may have more than one active product.

      From 1st March, 2001 until 31st January, 2002, all new mortgage loans sold under the Halifax brand were subject to a second variable base rate (HVR 2) instead of the existing variable base rate (HVR 1) at the end of the predetermined product period. Existing Halifax borrowers were in some circumstances able to transfer to HVR 2, subject to the terms and conditions of their existing loan and to the borrower entering a deed of variation to vary the terms of the existing loan.

      Following the Ombudsman's determination referred to in "RISK FACTORS - DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", Halifax announced that from 1st February, 2002 all new Halifax mortgage products would be priced by reference to or revert to HVR 1. HVR 2 continues to apply to existing mortgages that are linked to HVR 2. Although the mortgages trust does not currently include flexible loans, these loans may be added to the mortgages trust in the future and they may be priced by reference to another, new, variable interest rate, the Halifax flexible variable rate.

      As at[__], 2005, HVR 1 was [__]% per annum, HVR 2 was [__]% per annum and the Halifax flexible variable rate was [__]%.

      As noted elsewhere in this prospectus, no capped rate loans will be included in the portfolio as at the closing date, although such loans may be sold to the mortgages trustee in the future provided that each of the rating agencies has confirmed that the then current ratings of the notes would not be adversely affected.

      In addition, from 1st March, 2001, all new Halifax branded mortgages have featured interest calculated on a daily basis rather than on an annual basis. Any payment by the borrower will reduce the borrower's balance on which interest will be calculated the following day. Prior to this date, most but not all Halifax branded mortgage products had carried interest calculated on an annual basis. Borrowers with existing loans on which interest is calculated on an annual basis are in some circumstances able to change and have their interest calculated on a daily basis, subject to the terms and conditions of their existing loan and to the borrower entering a deed of variation to vary the terms of the existing loan.

      The seller may change the interest rate, by giving the borrowers notice, on any part of the loan, unless otherwise agreed in the loan agreement and subject to certain restrictions set forth in the loan agreement. The seller may change the interest rate by altering the base rate or, if permitted in the loan agreement, altering the tracking rate margin (as described above) or charging an added rate. An added rate of not more than 2% may be charged if the borrower has let the property, changed the use of the property, or it has become more difficult for the seller to exercise its powers over the property. The seller may also change the borrower's monthly payments, the repayment period, and the accounting period by giving the borrowers notice. In the case of special rate loans, the seller may cancel the special rate under certain circumstances specified in the loan agreement.

      Except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer is responsible for setting the mortgages trustee variable base rate on the loans in the portfolio as well as on any new loans that are sold to the mortgages trustee. The mortgage conditions applicable to all of the variable rate loans provide that the variable base rate may only be varied in accordance with a number of reasons that are specified in the mortgage conditions. These reasons include:

      * to reflect changes in the cost of funds used by the seller in its mortgage lending business;

      *      to reflect a change in the general practice of mortgage lenders;

      * to reflect changes in the way the seller administers its mortgage accounts;

      * to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

      * to reflect changes to the way that the property over which the mortgage is granted is used or occupied.

      In respect of the variable rate loans with these mortgage conditions, the servicer may also change the mortgages trustee variable base rate for any other valid reason. In maintaining, determining or setting the mortgages trustee variable base rate, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", has undertaken to maintain, determine or set the mortgages trustee variable base rate at a rate which is not higher than the Halifax variable base rate from time to time.

      If applicable, the servicer will also be responsible for setting any variable margins in respect of new tracker rate loans that are sold to the mortgages trustee in the future. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time. The seller has a variable base rate cap whereby it has limited its variable base rates to no more than 2% above the Bank of England base rate at any time. The seller may vary the 2% limit but, prior to doing so, will give 30 days' notice to borrowers who pay interest at a variable base rate, a discounted rate or an added rate and are subject to a repayment fee. Those borrowers will then have three months to repay their mortgage if they so require without incurring the repayment fee (this does not apply to borrowers who pay interest at a fixed, capped or tracker rate).

REPAYMENT FEES

      The borrower may be required to pay a repayment fee if certain events occur during the predetermined product period and the loan agreement states that the borrower is liable for repayment fees. The seller also offered some products in the past with repayment fee periods that extended beyond the product period. Although these types of products are not currently offered to new borrowers, some are included in the portfolio. These events include a full or partial unscheduled repayment of principal, or an agreement between the seller and the borrower to switch to a different mortgage product. If all or part of the principal owed by the borrower, other than the scheduled monthly payments, is repaid before the end of the product period, the borrower will be liable to pay to the seller all or part of the repayment fee based on the amount of principal borrowed at the outset of the mortgage (if a mortgage is redeemed in part, then a proportionate part of the repayment fee set out in the loan offer is payable). If the borrower has more than one product attached to the mortgage, the borrower may choose under which product the principal should be allocated.

      The seller currently permits borrowers to repay up to 10% of the amount outstanding on a mortgage in addition to scheduled repayments in any one year without having to pay a repayment fee, though the seller may withdraw this concession at its discretion. The seller currently has a policy not to charge the


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repayment fee in certain circumstances, for example if the repayment is due to the death of the borrower.

      If the seller changes the borrower's marginal interest rate or the rate by which the variable base rate cap exceeds the Bank of England base rate to the borrower's disadvantage and the loan is subject to a repayment fee, the borrower may repay the mortgage debt in full within three months of receiving notice of the change without being charged the repayment fee.

      The mortgages trustee has agreed to pay back to the seller any repayment fees received on the loan, so any sums received will be for the seller's account and not for the account of the mortgages trustee.

      Some of the loans offered by the seller include a "CASHBACK" feature under which the borrower is offered a sum of money, usually paid on completion of the loan. The incentive may take the form of a fixed amount, a percentage of the loan amount, or a combination of the two. Where any loan is subject to a cashback, if there is an unscheduled principal repayment or a product switch (as described in "- PRODUCT SWITCHES"), in either case before a date specified in the agreement, then a repayment fee may be repayable by the borrower.

      Some mortgage products do not include any provisions for the payment of a repayment fee by the borrower.

OVERPAYMENTS AND UNDERPAYMENTS

      Borrowers with interest calculated annually who pay more than the scheduled monthly payment will have the benefit of an interest adjustment on the amount overpaid. This will only be done in cases where the total overpayment in a month is (pound)250 or more and the borrower has paid the normal required monthly payments due for the rest of the year. The seller will not make any adjustment to the interest charged in respect of the borrower's normal monthly payments, but the borrower will be credited with interest at the rate of interest charged on the borrower's mortgage. This concession may be withdrawn or changed by the seller. Borrowers may repay up to 10% of their loan each year without incurring a repayment fee.

      If borrowers with daily calculations of interest pay more than the scheduled monthly payment, the balance on their mortgage account will be reduced. The seller will charge interest on the reduced balance, which reduces the amount of interest the borrower must pay.

      Borrowers may underpay to the extent of previous overpayments.

      Missed payments or underpayments are rolled up and added to the mortgage, and must be repaid over the remaining life of the mortgage unless it is otherwise agreed by the seller and the borrower to extend the mortgage term.

      Any overpayments will be treated as prepayments of principal on the loans.

      This section does not apply to flexible loans (see "FLEXIBLE LOANS" below).

PAYMENT HOLIDAYS

      The seller offers "payment holidays" during which a borrower may suspend mortgage payments without penalty. This option may be exercised, upon the seller's agreement, for a maximum of six months during the life of the mortgage. The payment holiday option does not include insurance premiums.

      In order to qualify, the seller will perform a credit reference search and the mortgage cannot be more than one month in arrears when the payment holiday is applied for and no payment arrangement may be either currently in force or have been in force within the last six months. Additionally, at least three months must have elapsed since the date of the initial advance to the borrower. If a borrower's account is more than one month in arrears, the seller will automatically reject the payment holiday application.

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      Furthermore, an applicant can neither be currently applying for, or in receipt of, income support, nor in receipt of amounts to pay the mortgage under a mortgage repayments insurance policy at the time of the application, nor have a current payment arrangement or have had one within the last six months with the seller on their loan. The applicant may not borrow any further money from the seller during the course of the payment holiday.

      Payments deferred under the payment holiday programme are rolled up and added to the mortgage and must be repaid over the remaining life of the mortgage, unless the seller and the borrower agree to amend the mortgage term. The seller will provide the borrower with a new scheduled monthly payment based on the new amount owed. The total debt accumulated must not exceed 97% of the value of the property and must comply with the seller's normal lending limits. However, the borrower may make over payments (subject to terms and conditions) to pay off their debt sooner. The payment holiday does not include buildings and contents insurance premiums, mortgage repayment insurance premiums, life assurance or total mortgage protection premiums, nor can the mortgage be a building mortgage.

      This section does not apply to flexible loans (see "FLEXIBLE LOANS" below).

FURTHER ADVANCES

      If a borrower wishes to take out a further loan secured by the same mortgage, the borrower will need to make a further advance application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. Where the aggregate of the initial advance and the further advance is greater than 90% of the indexation value of the property, the seller will reassess the property's value, by instructing a valuer, who may physically inspect the property. A new loan-to-value, or LTV, ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The seller reserves the right to re-underwrite the loans. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be sold to the mortgages trustee where the LTV ratio at the time of origination or further advance is in excess of 97%.

      In certain instances the further advance may be granted subject to the completion of improvements, alterations, or repairs to the property. The seller reserves the right to confirm the completion of the work, either through an inspection of the improvement bills or a physical inspection of the property.

      In addition, the seller offers a further advance product called Home Cash Reserve, which is a facility linked to a borrower's mortgage whereby a borrower may draw additional funds from time to time. A borrower must have had a Halifax mortgage for a minimum of three months to qualify for the Home Cash Reserve. Where originated by the seller after 31st October, 2004, the total amount of the facility must not be less than (pound)25,005. Borrowers must draw down amounts of at least (pound)1,000 at a time. Funds drawn under the Home Cash Reserve are added to the mortgage loan. No redraw facility is available under the Home Cash Reserve.

      None of the loans in the expected portfolio obliges the seller to make further advances save for retentions and Home Cash Reserve withdrawals. However, some loans in the expected portfolio may have further advances made on them prior to their being sold to the mortgages trustee and new loans added to the portfolio in the future may have had further advances made on them prior to that time.

      If a loan is subject to a further advance, the seller will be required to repurchase the loan under the relevant mortgage account and its related security from the mortgages trustee unless the relevant loan is in arrears (although making further advances to borrowers in arrears is not in the normal course of the seller's business) in which case no repurchase will be required.

      This section does not apply to flexible loans (see "FLEXIBLE LOANS" below).

FLEXIBLE LOANS

      Certain loans originated by the seller after [31st October, 2004] that may be added to the portfolio after the closing date are subject to a range of options available for selection by the borrower that give the borrower greater flexibility in the timing and amount of payments made under the loan as well as access to pre-approved further advances under the loan (flexible loans). These flexible loans may be discounted


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variable rate loans, capped rate loans or tracker rate loans and offer the optional features described below, subject to certain conditions and financial limits. Each borrower of a flexible loan is subject to an agreement which sets out a credit limit and the terms and conditions of the pre-approved further advances available to the borrower. The availability of the flexible loan options is generally limited to the available reserve, which in broad terms at any time is the difference between the credit limit and the amount of the outstanding debt at that time.

      Flexible loans include the following flexible options, which may be exercised in any combination, all subject to certain conditions and financial limits. In general, the flexible options impose fewer conditions and restrictions than those referred to under "OVERPAYMENTS AND UNDERPAYMENTS", "PAYMENT HOLIDAYS" and "FURTHER ADVANCES" above and those sections do not apply to flexible loans.

      Overpayments. Borrowers may increase their regular monthly payments above the normal monthly payment then applicable at any time.

      Underpayments. Borrowers may reduce their monthly payments below the amount of the applicable normal monthly payment. The amount underpaid cannot exceed six normal monthly payments in any twelve month period or have the effect, including payment holidays, of the borrower not paying the normal monthly payment for six consecutive months.

      Payment holidays. Borrowers may stop monthly payments for up to six months in any twelve month period.

      Lump-sum payments. Borrowers may repay all or part of the loan at any time.

      Drawdown. Borrowers may borrow further amounts, subject to a minimum amount of (pound)250 (unless the available reserve is less than (pound)250 in which case the borrower may borrow such lesser amount).

      The terms and conditions of the flexible loans provide that:

      (i) the flexible options will be available after the first monthly payment has been made;

      (ii) the borrower must inform the seller that it wishes to exercise the underpayment, payment holidays or overpayment options one month before the borrower wishes to exercise the relevant flexible option;

      (iii) amounts repaid under the flexible options agreement may be redrawn at any time using any available options;

      (iv) the borrower may not exceed the available reserve set out in the flexible options agreement; and

      (v) the amount underpaid by the borrower by exercising the underpayment and/or the payment holidays options may not exceed six normal monthly payments in any twelve month period.

      In addition to the above restrictions, the seller has the right to reduce the available reserve to zero where: (a) an event requiring the immediate repayment of the debt (as set out in the applicable terms and conditions) occurs; or (b) the borrower's financial circumstances change adversely; or (c) the value of the security granted by the borrower for the debt is reduced such that part of the debt is unsecured; or (d) the seller obtains adverse information about the borrower from a credit reference agency or from any fraud prevention register or from its dealings with the seller and the seller reasonably considers that the available reserve should be reduced or withdrawn to protect its interests under the flexible options agreement; or (e) a borrower dies and the seller reasonably considers that the financial resources available to the borrower's personal representatives or (as the case may be) the surviving joint-borrower are not sufficient to support further borrowing up to the existing available reserve. If the available reserve is withdrawn, the payment holidays, underpayment and/or drawdown options will cease to be available and any unused part of the available reserve will not be able to be utilised.

      The maximum total borrowing under a flexible loan is expected to be limited to 90% of the original property value, subject to a lower limit if a borrower's maximum loan affordability is lower than this amount.

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PRODUCT SWITCHES

      From time to time borrowers may request or the servicer may offer a variation in the financial terms and conditions applicable to the borrower's loan. In limited circumstances, if a loan is subject to a product switch as a result of a variation, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee unless the relevant loan is in arrears in which case no repurchase will be required. Those limited circumstances are that as at the relevant date, any of the conditions precedent to the sale of new loans to the mortgages trustee as described in "SALE OF THE LOANS AND THEIR RELATED SECURITY
- SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" at paragraphs (A) to (P) has not been satisfied. From the date when those conditions precedent have been satisfied, then a loan that has been subject to a product switch will not be so repurchased by the seller. See further "RISK FACTORS - IN LIMITED CIRCUMSTANCES LOANS SUBJECT TO PRODUCT SWITCHES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" AND "SALE OF THE LOANS AND THEIR RELATED SECURITY".

ORIGINATION OF THE LOANS

      The seller currently derives its mortgage-lending business from the following sources: through the Halifax and Bank of Scotland branch network throughout the United Kingdom (including Halifax estate agency branches), through intermediaries, through internet applications and from telephone sales. Of the loans in the expected portfolio as at the reference date, approximately [__]% were originated through the branch network, approximately [__]% through intermediaries and approximately [__]% through other channels.

      Under the Halifax Mortgage Promise, the seller can provide customers with an agreement in principle to lend almost immediately upon application. In May 2000, the seller launched the Halifax Mortgage Promise online. In June 2000, the seller launched Mortgage Enquirer, allowing customers to view the progress of their mortgage application via the Internet and selected intermediaries to view their portfolio of customers' applications.

      In an effort to improve mortgage customer retention, the seller introduced the Mortgage Review in May 2000. Over one million existing mortgage customers were contacted during the remainder of 2000 and offered a review of their mortgage. The programme continued throughout 2001.

      The seller is subject to the Financial Ombudsman Service, which is a statutory scheme under the FSMA, and follows both the Code of Banking Practice and the Council of Mortgage Lenders' Code of Mortgage Lending Practice. The seller has pledged its support for regulation of the UK mortgage industry by the FSA and, in particular, the implementation of CAT marked loans. CAT is a voluntary UK Government standard that was introduced for mortgages in 2000. The CAT mark indicates that the product meets minimum standards for charges, access and terms.

UNDERWRITING

      Traditionally, the seller's decision whether to underwrite or not underwrite a loan has been made by underwriters in one of the seller's business centres, who liaise with the intermediaries and sales staff in the branch network. Each underwriter must undertake a training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must undertake further training.

      During 2001, the seller introduced a new automated system whereby the majority of mortgages are underwritten at the point of sale and do not make use of the traditional system of full evaluation by an underwriter. Those mortgages qualifying for point-of-sale underwriting remain subject to the seller's underwriting policies, lending criteria, and internal procedures for compliance with government regulations, such as those concerning money laundering.

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      All mortgage underwriting decisions, whether completed at the point of sale or in a servicing centre, are subject to internal monitoring by the seller in order to ensure the seller's procedures and policies regarding underwriting are being followed by staff.

LENDING CRITERIA

      Each loan in the expected portfolio was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows.

(1)   Type of property

      Properties may be either freehold or the Scottish equivalent or leasehold. In the case of leasehold properties, there must be at least 30 years left on the lease at the end of the mortgage term. The property must be used solely for residential purposes (with extremely limited case-by-case exceptions) and must be in sound structural condition and repair or be capable of being put into such state. House boats, mobile homes, and any property on which buildings insurance cannot be arranged are not acceptable. All persons who are to be legal owners of the property on completion must be borrowers under the mortgage.

      All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER") and which has been approved by the seller.

(2)   Term of loan

      There is no minimum term on home purchase loans and the current maximum term is 40 years for all loans. A repayment period for a new further advance that would extend beyond the term of the original advance may also be accepted at the seller's discretion, subject to the following:

      * the consent of any subsequent lender or guarantor to the further advance;

      * the seller may in its discretion extend the period of the original advance, provided that, in the case of all leasehold properties, not less than 30 years of the lease must be left unexpired at the end of the term of the mortgage; and

      * the approval of the valuers is required where the valuer has previously recommended a term which is shorter than the maximum loan terms referred to above.

      If the customer requests to increase the term of the existing loan, the maximum term for a repayment loan is 25 years from the date from which the extended term is granted. However, the total term from the start date of the account must not exceed 40 years.

(3)   Age of applicant

      All borrowers must be aged 18 or over. There is no maximum age limit. However, if the term of the mortgage extends into retirement, the seller will attempt to ascertain the borrower's anticipated income in retirement. If the seller determines the borrower will not be able to afford the mortgage into retirement, the application will be declined. If the borrower is already retired, the seller will consider the borrower's ability to support the loan.

(4) Loan-to-value (or LTV) ratio

      The maximum original LTV ratio of loans in the expected portfolio is 97%. For properties of (pound)150,000 or less, the seller may currently lend up to 97% of the improved valuation of the property (the original valuation plus the increase in value deriving from any improvements). For properties in excess of


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(pound)150,000 the permissible LTV ratio decreases as the property value increases. The seller does not provide loans in excess of 100% of the sum of the purchase price and the increase in value deriving from any improvements.

      In the case of a property that is being purchased, value is determined by the lower of the valuation and the purchase price. In the case of a remortgage or further advance, value is determined on the basis of a valuation only.

(5) Mortgage indemnity guarantee policies and high LTV fees

      Borrowers are currently required to pay high LTV fees to the seller for each mortgage account where the aggregate of the outstanding principal balance of the relevant loan(s) at origination (excluding any capitalised high LTV fees and/or booking fees and/or valuation fees) exceeds certain specified percentages.

      If the LTV ratio exceeds 90%, the borrower pays high LTV fees based on the difference between the actual LTV ratio and a 75% LTV ratio.

      Prior to 1st January, 2001, the seller required cover under mortgage indemnity guarantee, or MIG, policies for mortgages where the LTV ratio exceeded 75%, though during 1999 and 2000 the seller paid the premium for the MIG cover if the LTV ratio was between 75% and 90%. Approximately [__]% of the loans in the expected portfolio as at the reference date are covered by MIG policies. Since 1st January, 2001, the seller has not required cover under MIG policies for any mortgage loans. See "- INSURANCE POLICIES - MORTGAGE INDEMNITY GUARANTEE POLICIES AND HIGH LTV FEES" below.

(6) Status of applicant(s)

      The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income, along with performance or profit-related pay, allowances, mortgage subsidies, pensions, annuities and state benefits. Payments for overtime, bonus and commissions will not be automatically included in income. The seller will include 60% of any regular overtime, bonuses, or commission (100% if guaranteed). The seller will deduct the annual cost of existing commitments which have over 12 months to run from the applicant's gross income, depending on the applicant's credit score. The seller will also verify the applicant's employment.

      In cases where a single borrower is attempting to have the seller take a secondary income into account, the seller will consider the sustainability of the borrower's work hours, the similarity of the jobs and/or skills, the commuting time and distance between the jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, both incomes will be used as part of the normal income calculation.

      When there are two applicants, the seller adds joint incomes together for the purpose of calculating the applicants' total income. The seller may at its discretion consider the income of one additional applicant as well, but only a maximum rate of one times that income.

      Positive proof of the borrower's identity and address must be established. In exceptional circumstances this requirement can be waived (provided money laundering regulations are complied with), but the reasons for doing so must be fully documented.

      The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans. The seller may take the following into account when exercising discretion: credit score result, existing customer relationship, percentage of LTV, stability of employment and career progression, availability of living allowances and/or mortgage subsidy from the employer, employer's standing, regularity of overtime, bonus or commission (up to a maximum of 60% of the income), credit commitments, quality of security (such as type of property, repairs, location or saleability), and the increase in income needed to support the loan.

      The seller may not exercise discretion where it is lending over 95% of value or the borrower's credit


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score fails. There is an exception from this policy for existing Halifax mortgage customers who are moving home and the seller's overall position is improved.

(7)   Credit history
      (a)    Credit search
             With the exception, in some circumstances, of further advances to existing Halifax borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment, Scottish court decree for payment, default, or bankruptcy notice) is revealed or the score does not meet the required risk/reward trade-off.

      (b)    Existing lender's reference
             In some cases, the seller may seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

       (c)   First time buyers/applicants in rented accommodation
             Where applicants currently reside in rented accommodation, the seller may seek a landlord's reference or sight of a bank statement or rent record book. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the preceding 18 months.

       (d)   Bank reference
             A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(8)   Scorecard

      The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects a statistical analysis of the risk of advancing the loan. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of an account going into arrears. In addition, the seller is currently developing behavioural scoring, which will enable it to use customer data on existing accounts to make further lending decisions and to prioritise action in the case of arrears. The development will encompass account management for managing facilities such as flexible loans and is planned for delivery during 2005. Mortgage collection is conducted through payment collection departments located in Leeds, Manchester and Romford.

      The seller reserves the right to decline an application that has received a passing score. The seller does have an appeals process if a potential borrower believes his or her application has been unfairly denied. It is the seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.

CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

      The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different from the criteria set out here may be sold to the mortgages trustee.

INSURANCE POLICIES

INSURANCE ON THE PROPERTY

      A borrower is required to insure the mortgaged property with buildings insurance. The insurance may be purchased through the seller, or alternatively the borrower or landlord (in the case of a leasehold property) may arrange for the buildings insurance independently. In either case, the borrower must ensure that the buildings insurance payments are kept up to date.


                                       97
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      If the borrower does not insure the property, or insures the property but violates a provision of the insurance contract, the seller will upon becoming aware of the same insure the property itself, in which case the seller may determine who the insurer will be, what will be covered by the policy, the amount of the sum insured and any excess. The borrower will be responsible for the payment of insurance premiums. The seller retains the right to settle all insurance claims on reasonable terms without the borrower's consent.

HALIFAX POLICIES

      If the buildings insurance is purchased by the borrower through the seller, the seller will arrange the insurance through Halifax General Insurance Services Limited. The premiums paid by the borrower will be calculated depending on the location of the borrower's residence, the type, age and use of the borrower's property, and the borrower's age and past claims history. The borrower will have the option of paying the premium as a lump sum or over a 12-month period with the borrower's monthly mortgage payments. If paid monthly, interest will be charged. Any unpaid premiums will be added directly to the mortgage loan and interest charged. The policy will be automatically renewed each year. The seller will provide cover from the date the purchase contracts for a property are exchanged; if the borrower already owns the property, cover will start on the date that the borrower's mortgage is completed.

      The borrower must ensure that nothing occurs which reduces the risk coverage or the amount of the sum insured, increases the premiums or the excess, prevents or hinders any claim from being settled in full, or renders the insurance invalid. On newly originated loans, the conveyancer will advise the customer in writing of the need to ensure that adequate insurance cover is in place.

      The buildings insurance available through the seller does not cover the contents of the borrower's home. Separate contents insurance is also available through Halifax General Insurance Services Limited. Halifax General Insurance Services Limited does not underwrite the buildings or contents insurance itself; it acts as a broker and administrator for such policies. Prior to 1st January, 2004 all buildings or contents insurance was underwritten by Royal & Sun Alliance Insurance plc ("ROYAL & SUN ALLIANCE"). With effect on and from 1st January, 2004 all new business or renewals is, or has been, underwritten by St Andrew's Insurance plc.

      In the event of a claim, the insured will receive up to the full cost of rebuilding the property in the same form as before the damage occurred, including the costs of complying with local authority and other statutory requirements, professional fees and related costs. Standard policy conditions apply. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

      The seller has procured the endorsement of Royal & Sun Alliance and will on or before the closing date procure the endorsement of St Andrew's Insurance plc to the inclusion of Funding 1 and the mortgages trustee as an insured under the Halifax policies in so far as the seller was so insured prior to the sale of the relevant loans to the mortgages trustee. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Halifax policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been sold to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

BORROWER-ARRANGED BUILDINGS INSURANCE

      A borrower may elect not to take up a Halifax policy, or a borrower who originally had a Halifax policy may elect to insure the property with an independent insurer. The seller requires that any borrower-arranged insurance policy be drawn in the joint names of the seller and all of the applicants and be maintained in their joint names for the duration of the mortgage. If this is not possible, for example because the property is leasehold and the lease provides for the landlord to insure, the borrower must arrange for the seller's interest to be noted on the landlord's policy. The seller also requires that the sum insured be for an amount not less than the full reinstatement value of the property and be reviewed annually, that the borrower inform the seller of any damage to the property that occurs, and that the borrower make a claim under the insurance for any damages covered by it unless the borrower makes good the damage.


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      If the borrower fails to maintain the existing insurance cover over his or her property or wishes to change insurance providers, the borrower must contact the seller and provide the details of any new insurance cover he or she has taken out. Otherwise, the seller will arrange buildings insurance for the property under its insurance arrangements with St Andrew's Insurance plc and debit the insurance premium amount to the borrower's account.

MORTGAGE PROTECTION PLANS

      The seller currently offers borrowers the option to purchase a total mortgage protection plan. A total mortgage protection plan can provide cover in cases of death, unemployment, accident, sickness, critical illness, or disability. The borrower may choose the types and amount of cover that is needed up to a maximum of (pound)200,000 combined life and critical illness cover, and may change the plan details each year. The borrower's premiums are paid monthly in advance by direct debit separate from the monthly mortgage payments. The seller has also offered mortgage repayments insurance in the past, underwritten by Halifax Insurance Ireland Limited from 2nd January, 2001, and by General Electric Financial Insurance before that date. Though the seller does not currently market the mortgage repayment insurance, in some instances it is offered to borrowers. In those instances, the insurance continues to be underwritten by Halifax Insurance Ireland Limited. Existing mortgage repayment insurance policies will continue unless a borrower requests to change to a total mortgage protection plan.

PROPERTIES IN POSSESSION COVER

      When a mortgaged property is taken into possession by the seller and buildings insurance has been arranged through the seller, Halifax General Insurance Services Limited takes the necessary actions to ensure that the appropriate insurance cover is provided on the property. The seller may claim under this policy for any damage occurring to the property while in the seller's possession.

      The seller has procured the endorsement of Royal & Sun Alliance to the inclusion of Funding 1 and the mortgages trustee as insured under the properties in possession cover. To the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.

      In the mortgage sale agreement the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

TITLE INSURANCE

      As at the closing date, there will be no loans in the expected portfolio for which the underlying mortgages have the benefit of a title insurance policy, although the portfolio may contain loans of this type in the future. Inclusion of loans in the portfolio having the benefit of a title insurance policy will be subject to the approval of the security trustee and confirmation from each rating agency that inclusion of these loans will not cause the downgrade or withdrawal of the rating of any issuer note. Relevant representations and warranties will be given in relation to any title insurance policy each time that Funding 1 provides consideration for the sale of new loans to the mortgages trust.

MORTGAGE INDEMNITY GUARANTEE ("MIG") POLICIES AND HIGH LTV FEES

      The seller currently requires borrowers to pay high LTV fees for loans made to borrowers that are over 90% of the property's value. The seller currently does not use secondary cover, but collects high LTV fees from the relevant borrower itself, with the risk remaining on the seller's balance sheet. The high LTV fees are charged to the borrower based on the difference between the actual LTV ratio and a 75% LTV ratio.

      Approximately [__]% of the mortgages in the expected portfolio as at the reference date are subject to MIG policies arranged when the loan was originated by the seller. MIG policies are a type of agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account that exceeds a certain LTV ratio. Each MIG policy sets out a formula to calculate the limit of indemnity in respect of each mortgage covered by the MIG policy. See "CHARACTERISTICS OF THE LOANS -

LENDING CRITERIA - (5) MORTGAGE INDEMNITY GUARANTEE POLICIES AND HIGH LTV FEES". The seller previously contracted with GE Capital, General Accident, Halifax Mortgage Re Ltd, a wholly owned subsidiary of the seller, and Royal & Sun Alliance from 1st February, 1996 until 31st May, 1996. The seller then contracted with GE Capital, General Accident and Halifax Mortgage Re Ltd from 1st June, 1996 until 31st December, 1997. From 1st January, 1998 until 31st December, 2000, Halifax Mortgage Re Ltd was the seller's sole MIG insurer. The seller stopped placing MIG policies as of 1st January, 2001. During the 1996-2000 period, cover under an MIG policy was mandatory where the LTV ratio of a loan exceeded 75%.

      On 19th December, 2001, the insurance business, including the MIG policies, of Halifax Mortgage Re Ltd was acquired by HBOS Insurance (PCC) Guernsey Limited by portfolio transfer. HBOS Insurance (PCC) Guernsey Limited was registered on 14th December, 2001 as a protected cell company in accordance with provisions of the Guernsey Protected Cell Companies Ordinance 1997.

      The insured under each MIG policy is the seller and in certain circumstances its relevant subsidiary. The seller has formally assigned, or will formally assign, its interest in each MIG policy contracted with HBOS Insurance
(PCC) Guernsey Limited to the mortgages trustee to the extent that it relates to the loans from time to time comprised in the portfolio. For MIG policies contracted with GE Capital, General Accident or Royal & Sun Alliance, the seller has procured or will procure the endorsement of each insurer to the inclusion of Funding 1 and the mortgages trustee as an insured under each policy. Practically speaking, this has little effect on the way in which claims are made and paid under the policies as they continue to be administered by the seller acting in its capacity as servicer. To the extent that claims relate to loans in the portfolio, their proceeds will be paid by the seller into the mortgages trustee's accounts and all other claims will be paid into the seller's account.

      Management of the seller believes that financial information relating to HBOS Insurance (PCC) Guernsey Limited is not material to an investor's decision to purchase the issuer notes. HBOS Insurance (PCC) Guernsey Limited is not rated by any nationally recognised statistical rating agency.

STATISTICAL INFORMATION ON THE EXPECTED PORTFOLIO

      The statistical and other information contained in this prospectus has been compiled by reference to the loans and mortgage accounts in the expected portfolio as at the reference date. Columns stating percentage amounts may not add up to 100% due to rounding. A loan will be removed from the expected portfolio if in the period up to (and including) the closing date the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on the closing date. Except as otherwise indicated, these tables have been prepared using the current balance, which includes all principal and accrued interest for the loans in the pool.

OUTSTANDING CURRENT BALANCES Range of outstanding current balances:

RANGE OF OUTSTANDING CURRENT
BALANCES (INCLUDING CAPITALISED                              AGGREGATE                     NUMBER OF
HIGH LTV FEES AND/OR BOOKING FEES                  OUTSTANDING CURRENT                      MORTGAGE
AND/OR VALUATION FEES)                               BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL

-------------------------------------------   ------------------------  -------------  -------------  -------------

(pound)0 - (pound)24,999.99................                (pound)[__]          [__]%            [__]         [__]%
(pound)25,000 - (pound)49,999.99...........                (pound)[__]          [__]%            [__]         [__]%
(pound)50,000 - (pound)74,999.99...........                (pound)[__]          [__]%            [__]         [__]%
(pound)75,000 - (pound)99,999.99...........                (pound)[__]          [__]%            [__]         [__]%
(pound)100,000 - (pound)124,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)125,000 - (pound)149,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)150,000 - (pound)174,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)175,000 - (pound)199,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)200,000 - (pound)224,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)225,000 - (pound)249,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)250,000 - (pound)299,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)300,000 - (pound)349,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)350,000 - (pound)399,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)400,000 - (pound)449,999.99.........                (pound)[__]          [__]%            [__]         [__]%
(pound)450,000 - (pound)500,000............                (pound)[__]          [__]%            [__]         [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%            [__]         [__]%
                                              ========================  =============  =============  =============


      The largest mortgage account has an outstanding current balance of (pound)[__]and the smallest mortgage account has an outstanding current balance of (pound)[__]. The average outstanding current balance is approximately (pound)[__].

LTV RATIOS AT ORIGINATION

      The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan. Where, however, additional lending has been applied for or advanced on an account since origination, the original valuation may have been updated with a more recent valuation. Where this is the case, this revised valuation has been used in formulating this data.

RANGE OF LTV RATIOS AT ORIGINATION
(EXCLUDING CAPITALISED HIGH LTV                              AGGREGATE                     NUMBER OF
FEES AND/OR BOOKING FEES AND/OR                    OUTSTANDING CURRENT                      MORTGAGE
VALUATION FEES)                                      BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------
0% - 24.99%................................                (pound)[__]          [__]%           [__]          [__]%
25% - 49.99%...............................                (pound)[__]          [__]%           [__]          [__]%
50% - 74.99%...............................                (pound)[__]          [__]%           [__]          [__]%
75% - 79.99%...............................                (pound)[__]          [__]%           [__]          [__]%
80% - 84.99%...............................                (pound)[__]          [__]%           [__]          [__]%
85% - 89.99%...............................                (pound)[__]          [__]%           [__]          [__]%
90% - 94.99%...............................                (pound)[__]          [__]%           [__]          [__]%
95% - 97%..................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============

                                      101

      The weighted average LTV ratio of the mortgage accounts (excluding any capitalised high LTV fees and capitalised booking fees) at origination was [__]%. The highest LTV ratio of any mortgage account (excluding any capitalised high LTV fees and any capitalised booking fees) at origination was [__]% and the lowest was [__]%.

CURRENT LTV RATIOS

      The following table shows the range of LTV ratios, which express the outstanding current balance of the mortgage loan as at the reference date divided by the indexed valuation of the property securing that mortgage loan at the same date.

RANGE OF CURRENT LTV RATIOS

(EXCLUDING ANY OUTSTANDING FEES,                             AGGREGATE                     NUMBER OF
SUCH AS INSURANCE FEES AND/OR HIGH                 OUTSTANDING CURRENT                      MORTGAGE
LTV FEES)                                            BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------

0% - 24.99%................................                (pound)[__]          [__]%           [__]          [__]%
25% - 49.99%...............................                (pound)[__]          [__]%           [__]          [__]%
50% - 74.99%...............................                (pound)[__]          [__]%           [__]          [__]%
75% - 79.99%...............................                (pound)[__]          [__]%           [__]          [__]%
80% - 84.99%...............................                (pound)[__]          [__]%           [__]          [__]%
85% - 89.99%...............................                (pound)[__]          [__]%           [__]          [__]%
90% - 94.99%...............................                (pound)[__]          [__]%           [__]          [__]%
95% - 96.99%...............................                (pound)[__]          [__]%           [__]          [__]%
97% - 100%.................................                (pound)[__]          [__]%           [__]          [__]%
100%+......................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============

      The weighted average current LTV ratio of the mortgage accounts (excluding any capitalised high LTV fees and capitalised booking fees) was [__]%. The highest current LTV ratio of any mortgage account (including any capitalised high LTV fees and any capitalised booking fees) was [__]% and the lowest was [__]%.

GEOGRAPHICAL SPREAD

      The following table shows the spread of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales or Scotland. The geographical location of a property has no impact upon the seller's lending criteria and current credit scoring tests.

                                                             AGGREGATE                     NUMBER OF
                                                   OUTSTANDING CURRENT                      MORTGAGE
HALIFAX MAPPED REGION                                BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------
London & South East........................                (pound)[__]          [__]%           [__]          [__]%
Midlands & East Anglia.....................                (pound)[__]          [__]%           [__]          [__]%
North......................................                (pound)[__]          [__]%           [__]          [__]%
North West.................................                (pound)[__]          [__]%           [__]          [__]%
Scotland...................................                (pound)[__]          [__]%           [__]          [__]%
South Wales & West.........................                (pound)[__]          [__]%           [__]          [__]%
Other......................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============

SEASONING OF LOANS

      The following table shows the time that has elapsed since the date of origination of the loans. The data in this table has been forecast forward to [__], 2005 for the purposes of calculating the seasoning.

                                                             AGGREGATE                     NUMBER OF
                                                   OUTSTANDING CURRENT                      MORTGAGE
AGE OF LOANS IN MONTHS                               BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------

0 to <6....................................                (pound)[__]          [__]%           [__]          [__]%
6 to <12...................................                (pound)[__]          [__]%           [__]          [__]%
12 to <18..................................                (pound)[__]          [__]%           [__]          [__]%
18 to <24..................................                (pound)[__]          [__]%           [__]          [__]%
24 to <30..................................                (pound)[__]          [__]%           [__]          [__]%
30 to <36..................................                (pound)[__]          [__]%           [__]          [__]%
36 to <42..................................                (pound)[__]          [__]%           [__]          [__]%
42 to <48..................................                (pound)[__]          [__]%           [__]          [__]%
48 to <54..................................                (pound)[__]          [__]%           [__]          [__]%
54 to <60..................................                (pound)[__]          [__]%           [__]          [__]%
60 to <66..................................                (pound)[__]          [__]%           [__]          [__]%
66 to <72..................................                (pound)[__]          [__]%           [__]          [__]%
72+........................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============


      The weighted average seasoning of loans was [__]months. The maximum seasoning for any loan was [__]months and the minimum seasoning for any loan was [__]months.

YEARS TO MATURITY OF LOANS

      The following table shows the number of years of the mortgage term which remain unexpired:

                                                             AGGREGATE                     NUMBER OF
                                                   OUTSTANDING CURRENT                      MORTGAGE
YEARS TO MATURITY                                    BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------
<5.........................................                (pound)[__]          [__]%           [__]          [__]%
5 to <10...................................                (pound)[__]          [__]%           [__]          [__]%
10 to <15..................................                (pound)[__]          [__]%           [__]          [__]%
15 to <20..................................                (pound)[__]          [__]%           [__]          [__]%
20 to <25..................................                (pound)[__]          [__]%           [__]          [__]%
25 to <30..................................                (pound)[__]          [__]%           [__]          [__]%
30 to <35..................................                (pound)[__]          [__]%           [__]          [__]%
35 to <40..................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============


      The weighted average remaining term of loans was [__]years and the maximum remaining term was [__]years. The minimum remaining term was [__] years.

PURPOSE OF LOAN

      The following table shows the purpose of the loans on origination:

                                                             AGGREGATE                     NUMBER OF
                                                   OUTSTANDING CURRENT                      MORTGAGE
USE OF PROCEEDS                                      BALANCE ((POUND))     % OF TOTAL       ACCOUNTS     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------
Purchase...................................                (pound)[__]          [__]%           [__]          [__]%
Remortgage.................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============


PROPERTY TYPE

      The following table shows the types of properties to which the loans relate. Descriptions of certain of the terms used in these property types are contained in the glossary.

                                                             AGGREGATE
                                                   OUTSTANDING CURRENT                     NUMBER OF
PROPERTY TYPE                                        BALANCE ((POUND))     % OF TOTAL     PROPERTIES     % OF TOTAL
--------------------------------------------  ------------------------  -------------  -------------  -------------

Detached...................................                (pound)[__]          [__]%           [__]          [__]%
Other......................................                (pound)[__]          [__]%           [__]          [__]%
Semi-detached..............................                (pound)[__]          [__]%           [__]          [__]%
Terraced...................................                (pound)[__]          [__]%           [__]          [__]%
Unknown....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============


DISTRIBUTION OF FIXED RATE LOANS

      Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to a variable base rate or some other rate as specified in the offer conditions.

                                                             AGGREGATE                     NUMBER OF     % OF TOTAL
                                                  OUTSTANDING INTEREST                       PRODUCT     FIXED RATE
FIXED RATE %                                 BEARING BALANCE ((POUND))     % OF TOTAL       HOLDINGS       HOLDINGS
--------------------------------------------  ------------------------  -------------  -------------  -------------
0 - 3.99                                                   (pound)[__]          [__]%           [__]          [__]%
4.00 - 4.99                                                (pound)[__]          [__]%           [__]          [__]%
5.00 - 5.99                                                (pound)[__]          [__]%           [__]          [__]%
6.00 - 6.99                                                (pound)[__]          [__]%           [__]          [__]%
7.00 - 7.99                                                (pound)[__]          [__]%           [__]          [__]%
8.00 - 8.99                                                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals                                                     (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============



                                                             AGGREGATE                     NUMBER OF     % OF TOTAL
                                                  OUTSTANDING INTEREST                       PRODUCT     FIXED RATE
YEAR IN WHICH FIXED RATE PERIOD ENDS         BEARING BALANCE ((POUND))     % OF TOTAL       HOLDINGS       HOLDINGS
--------------------------------------------  ------------------------  -------------  -------------  -------------
2004.......................................                (pound)[__]          [__]%           [__]          [__]%
2005.......................................                (pound)[__]          [__]%           [__]          [__]%
2006.......................................                (pound)[__]          [__]%           [__]          [__]%
2007.......................................                (pound)[__]          [__]%           [__]          [__]%
2008.......................................                (pound)[__]          [__]%           [__]          [__]%
2009.......................................                (pound)[__]          [__]%           [__]          [__]%
2010.......................................                (pound)[__]          [__]%           [__]          [__]%
2013.......................................                (pound)[__]          [__]%           [__]          [__]%
2014.......................................                (pound)[__]          [__]%           [__]          [__]%
                                              ------------------------  -------------  -------------  -------------
Totals.....................................                (pound)[__]          [__]%           [__]          [__]%
                                              ========================  =============  =============  =============


CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

      The UK housing market is primarily one of owner-occupied housing, with the remainder in some form of public, private landlord or social ownership. The mortgage market, whereby loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the UK. At [31st December], 2004, mortgage loans outstanding in the UK amounted to [__] billion. During the last six months of 2004, outstanding mortgage debt grew by [__]%, well above the long-term annual average rate of [__]% between 1994 and [December] 2004. At [31st December], 2004, [__]% of outstanding mortgage debt was held with banks and [__]% with building societies. The statistics in this paragraph have been sourced from the Department of Transport, Local Government and the Regions, the Council of Mortgage Lenders and the Bank of England.

      Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.

INDUSTRY CPR RATES

      This quarterly industry constant prepayment rate ("INDUSTRY CPR") data was calculated by dividing the amount of scheduled and unscheduled repayments of mortgages made by building societies in a quarter by the quarterly balance of mortgages outstanding for building societies in the UK. These quarterly repayment rates were then annualised using standard methodology.

      Over the past 40 years, quarterly industry CPRs experienced in respect of residential mortgage loans made by building societies have been between 9.5% and 14.0% for approximately [70.6]% of that time.

                 AGGREGATE                    AGGREGATE                     AGGREGATE                     AGGREGATE
                  QUARTERS                     QUARTERS                      QUARTERS                      QUARTERS
                   OVER 40                      OVER 40                       OVER 40                       OVER 40
CPR (%)              YEARS       CPR (%)          YEARS        CPR (%)          YEARS        CPR (%)          YEARS
-----------  -------------  ------------   ------------   ------------  -------------  -------------  -------------

7.0                      0          11.5             16           16.0              4           20.5              1
7.5                      0          12.0             19           16.5              2           21.0              0
8.0                      4          12.5             13           17.0              1           21.5              2
8.5                      1          13.0             10           17.5              1           22.0              1
9.0                      6          13.5              4           18.0              1           22.5              2
9.5                      9          14.0              6           18.5              1           23.0              0
10.0                    10          14.5              2           19.0              1           23.5              0
10.5                    17          15.0              3           19.5              2           24.0              0
11.0                    18          15.5              2           20.0              3           24.5              0
---------------
Source: Council of Mortgage Lenders

      [TABLE TO BE UPDATED]

      Over the past 40.5 years, the highest single quarter industry CPR experienced in respect of residential mortgage loans made by building societies was recorded in [September 2002 at a level of 22.41%]. The lowest level was [7.94% in June and March of 1974].

      The highest 12-month rolling average industry CPR over the same 40.5-year period was [21.13%]. The lowest was ]8.84%].

                                     INDUSTRY                                               INDUSTRY
                                     CPR RATE       12-MONTH                                CPR RATE       12-MONTH
                                      FOR THE        ROLLING                                 FOR THE        ROLLING
                                      QUARTER        AVERAGE                                 QUARTER        AVERAGE
QUARTER                                   (%)            (%)  QUARTER                            (%)            (%)
------------------------------  -------------  -------------  -----------------------  -------------  -------------
March 1984                              10.40          11.88  June 1984                        12.13          11.72
September 1984                          12.40          11.70  December 1984                    11.87          11.70
March 1985                              10.02          11.61  June 1985                        11.67          11.49
September 1985                          13.46          11.76  December 1985                    13.68          12.21
March 1986                              11.06          12.47  June 1986                        15.53          13.43
September 1986                          17.52          14.45  December 1986                    15.60          14.92
March 1987                              10.57          14.80  June 1987                        14.89          14.64
September 1987                          16.79          14.46  December 1987                    16.18          14.61
March 1988                              13.55          15.35  June 1988                        16.03          15.64
September 1988                          18.23          16.00  December 1988                    12.60          15.10
March 1989                               8.85          13.93  June 1989                        13.04          13.18
September 1989                          11.53          11.51  December 1989                    10.38          10.95
March 1990                               8.91          10.96  June 1990                         9.37          10.05
September 1990                           9.66           9.58  December 1990                    10.58           9.63
March 1991                               9.07           9.67  June 1991                        10.69          10.00
September 1991                          11.57          10.48  December 1991                    10.24          10.39
March 1992                               9.14          10.41  June 1992                         9.12          10.02
September 1992                           9.75           9.56  December 1992                     7.96           8.99
March 1993                               8.53           8.84  June 1993                         9.97           9.05
September 1993                          10.65           9.28  December 1993                    10.01           9.79
March 1994                               8.97           9.90  June 1994                        10.48          10.03
September 1994                          11.05          10.13  December 1994                    10.68          10.29
March 1995                               9.15          10.34  June 1995                        10.51          10.35
September 1995                          11.76          10.53  December 1995                    11.61          10.76
March 1996                              10.14          11.00  June 1996                        11.32          11.21
September 1996                          13.20          11.57  December 1996                    12.58          11.81
March 1997                               9.75          11.71  June 1997                        15.05          12.65
September 1997                          12.18          12.39  December 1997                    11.17          12.04
March 1998                              10.16          12.14  June 1998                        12.05          11.39
September 1998                          13.79          11.79  December 1998                    13.42          12.36
March 1999                              11.14          12.60  June 1999                        14.39          13.18
September 1999                          15.58          13.63  December 1999                    14.94          14.01
March 2000                              13.82          14.68  June 2000                        13.87          14.55
September 2000                          14.90          14.38  December 2000                    15.57          14.54
March 2001                              15.49          14.96  June 2001                        17.39          15.84
September 2001                          19.17          16.91  December 2001                    19.04          17.77
March 2002                              18.70          18.57  June 2002                        19.91          19.21
September 2002                          22.41          20.01  December 2002                    22.16          20.80
March 2003                              19.52          21.00  June 2003                        20.19          21.07
September 2003                          21.66          20.88  December 2003                    21.34          20.67
March 2004                              20.00          20.80  June 2004                        21.50          21.13
September 2004                           [__]           [__]  December 2004                     [__]           [__]
----------
Source of repayment and outstanding mortgage information: Council of Mortgage Lenders


      You should also note that the prior two CPR tables present the historical CPR experience only of building societies in the UK. During the late 1990s, a number of former building societies converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the 12 month rolling average CPR experience of banks during 1999 was 16.08%, during 2000 was 15.34%, during 2001 was 18.69%, during 2002 was 21.81% and during 2003 was 23.81%.

REPOSSESSION RATE

      The repossession rate of residential properties in the UK has steadily declined since 1991:

                        REPOSSESSIONS                          REPOSSESSIONS                          REPOSSESSIONS
YEAR                              (%)  YEAR                              (%)  YEAR                              (%)
--------------  ---------------------  --------------  ---------------------  --------------  ---------------------
1984..........                   0.17  1991..........                   0.77  1998..........                   0.31
1985..........                   0.25  1992..........                   0.69  1999..........                   0.27
1986..........                   0.30  1993..........                   0.58  2000..........                   0.20
1987..........                   0.32  1994..........                   0.47  2001..........                   0.15
1988..........                   0.22  1995..........                   0.47  2002..........                   0.11
1989..........                   0.17  1996..........                   0.40  2003..........                   0.07
1990..........                   0.47  1997..........                   0.31  2004..........                    [__]
--------------

Source: Council of Mortgage Lenders

      In July 2004, the Council of Mortgage Lenders published arrears figures for the half year ended June 2004, which showed that repossessions in the United Kingdom had fallen to a 20-year low. For the first six months in 2004, the repossession rate in the United Kingdom was 0.03%. No assurance can be given as to whether, or for how long, this downward trend will continue.

HOUSE PRICE TO EARNINGS RATIO

      The following table shows the ratio for any one year of the average annual value of houses compared to the average annual salary in the UK. The average annual earnings figures are constructed using the CML's new earnings survey figures referring to weekly earnings in April of each year for those male employees whose earnings were not affected by their absence from work. While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

                                              HOUSE PRICE TO                                         HOUSE PRICE TO
YEAR                                          EARNINGS RATIO  YEAR                                   EARNINGS RATIO
--------------------------------   -------------------------  -------------------------   -------------------------

1994............................                        3.42  1999.....................                        4.08
1995............................                        3.37  2000.....................                        4.44
1996............................                        3.40  2001.....................                        4.51
1997............................                        3.62  2002.....................                        5.09
1998............................                        3.86  2003.....................                        5.64
--------------
Source: Council of Mortgage Lenders

HOUSE PRICE INDEX

      UK residential property prices, as measured by the Nationwide House Price Index and Halifax Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

      The housing market has been through three economic cycles since 1976. The greatest year-to-year increases in the Housing Indices occurred in the late 1970s and late 1980s with the greatest decrease in the early 1990s.

      The Housing Indices have generally increased since 1996.

                                         RETAIL PRICE             NATIONWIDE HOUSE              HALIFAX HOUSE
                                             INDEX                   PRICE INDEX                 PRICE INDEX
                                    ------------------------   ------------------------    ------------------------
                                                    % ANNUAL                   % ANNUAL                    % ANNUAL
QUARTER                                  INDEX        CHANGE         INDEX       CHANGE         INDEX        CHANGE
---------------------------------  -----------   -----------  ------------  -----------   -----------  ------------

March 1975......................          31.5            NA          20.7           NA            NA            NA
June 1975.......................          34.8            NA          21.4           NA            NA            NA
September 1975..................          35.6            NA          21.9           NA            NA            NA
December 1975...................          37.0            NA          22.5           NA            NA            NA
March 1976......................          38.2          19.2          23.0         10.5            NA            NA
June 1976.......................          39.5          12.9          23.4          8.9            NA            NA
September 1976..................          40.7          13.4          23.9          8.7            NA            NA
December 1976...................          42.6          14.0          24.4          8.1            NA            NA
March 1977......................          44.6          15.5          24.8          7.5            NA            NA
June 1977.......................          46.5          16.3          25.3          7.8            NA            NA
September 1977..................          47.1          14.5          25.9          8.0            NA            NA
December 1977...................          47.8          11.5          26.2          7.1            NA            NA
March 1978......................          48.6           8.7          27.6         10.7            NA            NA
June 1978.......................          50.0           7.2          28.9         13.3            NA            NA
September 1978..................          50.8           7.5          31.7         20.2            NA            NA
December 1978...................          51.8           8.0          33.6         24.9            NA            NA
March 1979......................          53.4           9.3          35.5         25.2            NA            NA
June 1979.......................          55.7          10.8          38.1         27.6            NA            NA
September 1979..................          59.1          15.3          40.9         25.5            NA            NA
December 1979...................          60.7          15.9          43.8         26.5            NA            NA
March 1980......................          63.9          18.0          45.2         24.2            NA            NA
June 1980.......................          67.4          19.1          46.6         20.1            NA            NA
September 1980..................          68.5          14.7          47.1         14.1            NA            NA
December 1980...................          69.9          14.1          46.9          6.8            NA            NA
March 1981......................          72.0          11.9          47.3          4.5            NA            NA
June 1981.......................          75.0          10.7          48.1          3.2            NA            NA
September 1981..................          76.3          10.8          48.3          2.5            NA            NA
December 1981...................          78.3          11.4          47.5          1.3            NA            NA
March 1982......................          79.4           9.9          48.2          1.9            NA            NA
June 1982.......................          81.9           8.8          49.2          2.3            NA            NA
September 1982..................          81.9           7.0          49.8          3.1            NA            NA
December 1982...................          82.5           5.3          51.0          7.1            NA            NA
March 1983......................          83.1           4.5          52.5          8.6          97.1            NA
June 1983.......................          84.8           3.6          54.6         10.4          99.4            NA
September 1983..................          86.1           5.0          56.2         12.1         101.5            NA
December 1983...................          86.9           5.2          57.1         11.3         102.3            NA
March 1984......................          87.5           5.1          59.2         12.0         104.1           7.0
June 1984.......................          89.2           5.0          61.5         11.9         106.0           6.4
September 1984..................          90.1           4.6          62.3         10.3         108.4           6.6
December 1984...................          90.9           4.5          64.9         12.8         111.0           8.2
March 1985......................          92.8           5.9          66.2         11.2         113.5           8.7
June 1985.......................          95.4           6.7          68.2         10.3         115.4           8.5
September 1985..................          95.4           5.8          69.2         10.5         116.8           7.5
December 1985...................          96.1           5.5          70.7          8.6         120.6           8.3
March 1986......................          96.7           4.2          71.1          7.1         124.0           8.9
June 1986.......................          97.8           2.5          73.8          7.9         128.1          10.4
September 1986..................          98.3           3.0          76.3          9.8         132.2          12.4
December 1986...................          99.6           3.7          79.0         11.1         136.8          12.6


                                        RETAIL PRICE             NATIONWIDE HOUSE            HALIFAX HOUSE
                                            INDEX                  PRICE INDEX                PRICE INDEX
                                  -------------------------  ------------------------   ------------------------
                                                   % ANNUAL                  % ANNUAL                   % ANNUAL
QUARTER                                 INDEX        CHANGE        INDEX       CHANGE         INDEX       CHANGE
--------------------------------  -----------    ----------   ----------   ----------    ----------   ----------
March 1987......................        100.6           3.9         81.6         13.8         142.3         13.8
June 1987.......................        101.9           4.1         85.8         15.1         146.7         13.6
September 1987..................        102.4           4.1         88.6         15.0         151.5         13.6
December 1987...................        103.3           3.6         88.5         11.4         158.0         14.4
March 1988......................        104.1           3.4         90.0          9.8         167.0         16.0
June 1988.......................        106.6           4.5         97.6         12.9         179.4         20.1
September 1988..................        108.4           5.7        108.4         20.2         197.4         26.5
December 1988...................        110.3           6.6        114.2         25.5         211.8         29.3
March 1989......................        112.3           7.6        118.8         27.8         220.7         27.9
June 1989.......................        115.4           7.9        124.2         24.1         226.1         23.1
September 1989..................        116.6           7.3        125.2         14.4         225.5         13.3
December 1989...................        118.8           7.4        122.7          7.2         222.5          4.9
March 1990......................        121.4           7.8        118.9          0.1         223.7          1.4
June 1990.......................        126.7           9.3        117.7         (5.4)        223.3         (1.3)
September 1990..................        129.3          10.3        114.2         (9.2)        222.7         (1.3)
December 1990...................        129.9           8.9        109.6        (11.3)        223.0          0.2
March 1991......................        131.4           7.9        108.8         (8.9)        223.1         (0.3)
June 1991.......................        134.1           5.7        110.6         (6.2)        221.9         (0.6)
September 1991..................        134.6           4.0        109.5         (4.2)        219.5         (1.5)
December 1991...................        135.7           4.4        107.0         (2.4)        217.7         (2.4)
March 1992......................        136.7           4.0        104.1         (4.4)        213.2         (4.5)
June 1992.......................        139.3           3.8        105.1         (5.1)        208.8         (6.1)
September 1992..................        139.4           3.5        104.2         (5.0)        206.9         (5.9)
December 1992...................        139.2           2.6        100.1         (6.7)        199.5         (8.7)
March 1993......................        139.3           1.9        100.0         (4.0)        199.6         (6.6)
June 1993.......................        141.0           1.2        103.6         (1.4)        201.7         (3.5)
September 1993..................        141.9           1.8        103.2         (1.0)        202.6         (2.1)
December 1993...................        141.9           1.9        101.8          1.7         203.5          2.0
March 1994......................        142.5           2.3        102.4          2.3         204.6          2.5
June 1994.......................        144.7           2.6        102.5         (1.1)        202.9          0.6
September 1994..................        145.0           2.2        103.2          0.0         202.7          0.1
December 1994...................        146.0           2.9        104.0          2.1         201.9         (0.8)
March 1995......................        147.5           3.5        101.9         (0.5)        201.8         (1.4)
June 1995.......................        149.8           3.5        103.0          0.5         199.3         (1.8)
September 1995..................        150.6           3.8        102.4         (0.8)        197.8         (2.5)
December 1995...................        150.7           3.2        101.6         (2.3)        199.2         (1.4)
March 1996......................        151.5           2.7        102.5          0.6         202.1          0.2
June 1996.......................        153.0           2.1        105.8          2.7         206.7          3.7
September 1996..................        153.8           2.1        107.7          5.1         208.8          5.4
December 1996...................        154.4           2.4        110.1          8.0         213.9          7.1
March 1997......................        155.4           2.5        111.3          8.2         216.7          7.0
June 1997.......................        157.5           2.9        116.5          9.6         220.2          6.3
September 1997..................        159.3           3.5        121.2         11.8         222.6          6.4
December 1997...................        160.0           3.6        123.3         11.3         225.4          5.2
March 1998......................        160.8           3.4        125.5         12.0         228.4          5.3
June 1998.......................        163.4           3.7        130.1         11.0         232.1          5.3
September 1998..................        164.4           3.2        132.4          8.8         234.8          5.3
December 1998...................        164.4           2.7        132.3          7.1         237.2          5.1
March 1999......................        164.1           2.0        134.6          7.0         238.6          4.4
June 1999.......................        165.6           1.3        139.7          7.1         245.5          5.6

                                         RETAIL PRICE             NATIONWIDE HOUSE             HALIFAX HOUSE
                                             INDEX                   PRICE INDEX                PRICE INDEX
                                   -------------------------   ------------------------   -------------------------
                                                    % ANNUAL                   % ANNUAL                    % ANNUAL
QUARTER                                  INDEX        CHANGE        INDEX        CHANGE         INDEX        CHANGE
--------------------------------   -----------   -----------   ----------    ----------   -----------   -----------
September 1999..................         166.2           1.1        144.4           8.7         255.5           8.5
December 1999...................         167.3           1.8        148.9          11.8         264.1          10.7
March 2000......................         168.4           2.6        155.0          14.1         273.1          13.5
June 2000.......................         171.1           3.3        162.0          14.8         272.8          10.5
September 2000..................         171.7           3.3        161.5          11.2         275.9           7.7
December 2000...................         172.2           2.9        162.8           8.9         278.6           5.3
March 2001......................         172.2           2.2        167.5           7.8         281.7           3.1
June 2001.......................         174.4           1.9        174.8           7.6         293.2           7.2
September 2001..................         174.6           1.7        181.6          11.7         302.4           9.2
December 2001...................         173.4           0.7        184.6          12.6         311.8          11.3
March 2002......................         174.5           1.3        190.2          12.7         327.3          15.0
June 2002.......................         176.2           1.0        206.5          16.7         343.7          15.9
September 2002..................         177.6           1.7        221.1          19.7         366.1          19.1
December 2002...................         178.5           2.9        231.3          22.6         392.1          22.9
March 2003......................         179.9           3.0        239.3          22.9         403.8          21.0
June 2003.......................         181.3           2.9        250.1          19.2         419.0          20.0
September 2003..................         182.5           2.7        258.9          15.8         434.5          17.3
December 2003...................         183.5           2.8        267.1          14.4         455.2          14.9
March 2004......................         184.6           2.6        279.7          15.6         480.4          16.9
June 2004.......................         186.8           3.0        298.7          17.8         509.6          19.2
September 2004..................          [__]          [__]         [__]          [__]          [__]          [__]
December 2004...................          [__]          [__]         [__]          [__]          [__]          [__]
------------
Source: Datastream, Nationwide Building Society and Halifax plc, respectively.  "NA"  indicates that the relevant figure is not available.] [TO BE UPDATED]


                                  THE SERVICER

THE SERVICER

      Under the servicing agreement, Halifax plc has been appointed as the servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and customer service centres. The servicer's registered office is Trinity Road, Halifax, West Yorkshire HX1 2RG, United Kingdom.

      This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligation under the servicing agreement follows in the next section.

SERVICING OF LOANS

      Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT".

      Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date, within the month they are due. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

      In the case of variable rate loans, the servicer sets the mortgages trustee variable base rate and the margin applicable to any tracker rate loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee variable base rate, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the servicer offers, and the borrower accepts, another option with an incentive, interest will be payable at the mortgages trustee variable base rate. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

      The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee variable base rate or any variable margin or as a consequence of any provisions of those terms.

      Payments of interest and principal on repayment loans are payable monthly in arrear. Payments of interest on interest-only loans are paid in the month that they are due. The servicer is responsible for ensuring that all payments are made by the relevant borrower into the collection account and transferred into the mortgages trustee GIC account on a regular basis but in any event in the case of payments by direct debits no later than the next business day after they are deposited in the seller's account. All amounts which are paid to the collection account will be held on trust by the seller for the seller and the mortgages trustee until they are transferred to the mortgages trustee GIC account. Payments from borrowers are generally made by direct debits from a suitable bank or building society account or through a Halifax banking account although in some circumstances borrowers pay by cash, cheque or standing order.

      The servicer initially credits the mortgages trustee GIC account with the full amount of the borrowers' monthly payments. However, direct debits may be returned unpaid up to three days after the due date for payment, and, under the Direct Debit Indemnity Scheme, a borrower may make a claim at any time to their bank for a refund of direct debit payments. In each case, the servicer is permitted to reclaim from the mortgages trustee GIC account the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in "- ARREARS AND DEFAULT PROCEDURES" will be taken.

ARREARS AND DEFAULT PROCEDURES

      The servicer regularly provides the mortgages trustee and the beneficiaries with written details of loans that are in arrears. A loan is identified as being "IN ARREARS" where any amount required is overdue. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case. The servicer uses a case control cycle featuring three stages: collection, negotiation and recovery.

      The servicer's system tracks arrears and advances and calculates when an amount is in arrears. When arrears are first reported and are less than two months overdue, the borrower is contacted and asked for payment of the arrears. Until an account reaches two months in arrears, this is largely an automatic process in which the borrower is contacted through a series of letters. Thereafter, the servicer continues to contact the borrower asking for payment of the arrears.

      Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

      * arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

      * arrangements to pay only a portion of each monthly payment as it falls due; and

      * a deferment for an agreed period of time of all payments, including interest and principal or parts of any of them.

      Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

      Once the arrears are more than two months overdue the collection process shifts to the servicer's personnel in the secured collections units. The servicer's personnel will contact the borrower via telephone or arrange an interview through an external agent and attempt to reach a solution with the borrower. The servicer's employees responsible for settling arrears are trained in counselling borrowers and establishing viable repayment plans.

      Legal proceedings do not usually commence until the arrears become at least four months overdue for high risk loans (loans of above 60% LTV) and six months overdue for lower risk loans (loans below 60% LTV). Where the LTV is less than 40%, legal action may be delayed where appropriate to allow more time for recovery. However, legal proceedings may commence earlier or later than these dates depending on the circumstances of the account (for example, if arrears occur within the first twelve months or the loan is greater than (pound)100,000).

      Once legal proceedings have commenced, the servicer or the servicer's solicitor may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears, and may still enter into an arrangement with a borrower at any time prior to a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into a further arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

      After possession, the servicer may take action as it considers appropriate, including to:

      * secure, maintain or protect the property and put it into a suitable condition for sale;

      * create (other than in Scotland) any estate or interest on the property, including a leasehold; and

      * dispose of the property (in whole or in part) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate.

      The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate to maintain the market value of the property.

      The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

      It should also be noted that the servicer's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the servicer to exercise its power of sale and final completion of the sale.

      It should also be noted in relation to Scottish mortgages that the Mortgage Rights (Scotland) Act 2001 confers upon the court a discretion (upon application by the borrower or other specified persons) to suspend the exercise of the lender's statutory enforcement remedies for such period and to such extent as the court considers reasonable, having regard, amongst other factors, to the nature of the default, the applicant's ability to remedy it and the availability of alternative accommodation. See "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS".

      The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees, expenses of the servicer and interest. Where these proceeds are insufficient to cover all amounts owing under the mortgage, a claim is made under any MIG policy, where arranged. Where the funds arising from application of these default procedures are insufficient to pay all amounts owing in respect of a loan, the funds are applied first in paying interest and costs, and secondly in paying principal. The servicer may then institute recovery proceedings against the borrower. If after the sale of the property and redemption of the mortgage there are remaining funds, those funds will be distributed by the solicitor acting to the next entitled parties.

      These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.

ARREARS EXPERIENCE

      The following table summarises loans in arrears and repossession experience for loans serviced by Halifax, including the loans that were contained in the expected portfolio as at the reference date (with the exception of any loans in the portfolio originated on or after[__], 2005). All of the loans in the table were originated by Halifax, but not all of the loans form part of the portfolio. For arrears and repossession experience specific to the portfolio, see Annexe A.


                                       [HALIFAX PLC RESIDENTIAL MORTGAGE LOANS1] [TO BE UPDATED]

                                                            31ST       31ST      31ST       31ST      31ST      [__]
                                                        JANUARY,   JANUARY,  JANUARY,   JANUARY,  JANUARY,      [__]
                                                            2001       2002      2003       2004      2005     2005

                                                       ---------  ---------  --------  ---------  --------   -------
Outstanding balance ((pound) millions).......           76,385.3   84,922.2  89,898.3   98,175.1       [__]
Number of loans outstanding (thousands)......            2,014.8    2,056.0   2,004.3    1,981.8       [__]
OUTSTANDING BALANCE OF LOANS IN ARREARS

((POUND) MILLIONS)

30-59 days in arrears........................            1,682.7    1,778.3   1,917.7    1,844.8       [__]
60-89 days in arrears........................              528.1      456.0     455.5      443.9       [__]
90-119 days in arrears.......................              297.2      258.1     250.7      251.5       [__]
120 or more days in arrears..................              643.8      564.6     559.1      720.6       [__]

                                                       ---------  ---------  --------  ---------  --------

Total outstanding balance of loans in arrears            3,151.8    3,057.0   3,183.0    3,260.8       [__]

                                                       =========  =========  ========  =========  ========


Total outstanding balance of loans 90 days
or more in
arrears ((pound) millions)...................              941.0      822.7     809.8      972.1       [__]

                                                       =========  =========  ========  =========  ========


Total outstanding balance of loans 90 days
or more in
arrears as % of the outstanding balance......            1.2319%    0.9688%   0.9008%    0.9901%      [__]%

                                                       =========  =========  ========  =========  =======
OUTSTANDING BALANCE OF ARREARS ((POUND) MILLIONS)

30-59 days in arrears........................               15.8       14.2      13.7       13.3       [__]
60-89 days in arrears........................                9.8        7.7       6.8        6.5       [__]
90-119 days in arrears.......................                8.0        6.4       5.6        5.4       [__]
120 or more days in arrears..................               44.0       35.1      30.7       39.8       [__]

                                                       ---------  ---------  --------  ---------  --------
Total balance of arrears.....................               77.6       63.4      56.8       65.0       [__]

                                                       =========  =========  ========  =========  ========
Total balance of arrears on loans 90 days or
more in
arrears ((pound) millions)...................               52.0       41.5      36.3       45.2       [__]

                                                       =========  =========  ========  =========  ========
Total balance of arrears on loans 90 days or
more in
arrears as % of the outstanding balance......            0.0681%    0.0489%   0.0404%    0.0461%      [__]%

                                                       =========  =========  ========  =========  ========
NUMBER OF LOANS OUTSTANDING IN ARREARS
(THOUSANDS)
30-59 days in arrears........................               40.6       39.0      36.0       28.9       [__]
60-89 days in arrears........................               13.0       11.1       9.5        7.7       [__]
90-119 days in arrears.......................                7.5        6.5       5.5        4.7       [__]
120 or more days in arrears..................               16.1       14.2      13.1       14.7       [__]
                                                       ---------  ---------  --------  ---------  --------
Total number of loans outstanding in arrears.               77.2       70.8      64.1       56.0       [__]

                                                       =========  =========  ========  =========  ========
Total number of loans outstanding 90 days or
more in
arrears (thousands)..........................               23.6       20.7      18.6       19.4       [__]
                                                       =========  =========  ========  =========  ========
Total number of loans outstanding 90 days or
more in
arrears as % of the number of loans                      1.1713%    1.0068%   0.9280%    0.9815%      [__]%
outstanding..................................
                                                       =========  =========  ========  =========  ========


Amount of loan losses ((pound) millions).....              21.3       14.9       8.7        3.7       [__]
Loan losses as % of total outstanding balance            0.0279%    0.0175%   0.0097%    0.0036%      [__]%

-------------
(1) This table includes mortgage loans from Northern Ireland as well as England, Wales and Scotland. The seller's arrears experience for the loans from Northern Ireland does not differ materially from its experience for the loans from England, Wales and Scotland.

      There can be no assurance that the arrears experience with respect to the loans comprising the portfolio will correspond to the experience of Halifax's originated loan portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears experience for the periods presented, whereas the arrears experience on the loans in the portfolio depends on results obtained over the life of the loans in the portfolio. The foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the loans in the portfolio. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the portfolio falls below the principal balances of the loans comprising the overall pool, the actual rates of arrears could be significantly higher than those previously experienced by the servicer. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears and losses with respect to the loans in the portfolio. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears would rise.

      Halifax's level of mortgage arrears has reduced since the recession in the UK in the early nineties. The introduction of the scorecard in judging applications - and thus reducing discretion - has helped to keep the arrears level low, as have a healthy economic climate and continued interest rate reductions. The percentage of loans by total loan balance which were in arrears by more than 90 days was [__]% of the book as at [__], 2004 (compared with 31st January, 2004: [__]%; 31st January, 2003: [__]%; 31st January, 2002: [__]%).

      House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the late 1980s house prices rose substantially faster than inflation as housing turnover increased to record levels. This was at a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing, and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was subsequently tightened (in terms of both "LOCKING IN" sterling to the European Exchange Rate Mechanism and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgages.

      Halifax regularly reviews its lending policies in the light of prevailing market conditions and reviews actions so as to mitigate possible problems. The performance of Halifax new business and the arrears profiles are continuously monitored in monthly reports. Any deterioration of the arrears level is investigated and the internal procedures are reviewed if necessary.

                             THE SERVICING AGREEMENT

      The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION

      On the initial closing date, Halifax was appointed by the mortgages trustee, Funding 1 and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Halifax has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding 1, the seller or the security trustee may from time to time give to Halifax in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:

       *      in accordance with the servicing agreement; and

       * as if the loans and mortgages had not been sold to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

      The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor.

POWERS

      Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

* to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding 1 in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

* to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.

UNDERTAKINGS BY THE SERVICER

      The servicer has undertaken, among other things, the following:

      (A) To maintain approvals, authorisations, consents, and licences required in order properly to service the loans and their related security and to perform or comply with its obligations under the servicing agreement, and to prepare and submit all necessary applications and requests for any further approvals, authorisations, consents, and licences required in connection with the performance of services under the servicing agreement, and in particular any necessary registrations under the Data Protection Act.

      (B) To determine and set the mortgages trustee variable base rate and any variable margin applicable in relation to any tracker rate loan in relation to the loans comprising the trust property except in the limited circumstances described in this paragraph (B) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee and Funding 1, set or maintain:

            (i)     the mortgages trustee variable base rate at a rate which
                   is higher than (although it may be lower than or equal to) the then prevailing Halifax variable base rate which applies to loans beneficially owned by the seller outside the portfolio;

            (ii) a margin in respect of any tracker rate loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher or lower than the margin then applying to those loans beneficially owned by the seller outside the portfolio; and

            (iii) a margin in respect of any other tracker rate loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

            In particular, the servicer shall determine on each Funding 1 interest payment date, having regard to the aggregate of:

            (1) the revenue which Funding 1 would expect to receive during the next succeeding interest period;

            (2) the mortgages trustee variable base rate, any variable margins applicable in relation to any tracker rate loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

            (3) the other resources available to Funding 1 including the Funding 1 swap agreement and the reserve funds,

            whether Funding 1 would receive an amount of revenue during that loan interest period which is less than the amount which is the aggregate of (1) the amount of interest which will be payable in respect of all term AAA advances on the Funding 1 interest payment date falling at the end of that loan interest period and (2) the other senior expenses of Funding 1 ranking in priority to interest due on all those term AAA advances.

            If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding 1 and the security trustee, within one London business day of such determination, of the amount of the shortfall and the mortgages trustee variable base rate and/or any variable margins applicable in relation to any tracker rate loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the mortgages trustee variable base rate and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with mortgages trustee variable base rate loans and borrowers with tracker rate loans. If the mortgages trustee, Funding 1 and the security trustee notify the servicer that, having regard to the obligations of Funding 1, the mortgages trustee variable base rate and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the mortgages trustee variable base rate and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

            The mortgages trustee and/or Funding 1 and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee variable base rate and any variable margins on the occurrence of a "SERVICER TERMINATION EVENT" as defined under "- REMOVAL OR RESIGNATION OF THE SERVICER", in which case the mortgages trustee will set the mortgages trustee variable base rate and any variable margins itself in accordance with this paragraph
            (B).

      (C) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee variable base rate, the margin applicable to any tracker rate loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee variable base rate.

      (D) To execute all documents on behalf of the mortgages trustee, the seller and Funding 1 which are necessary or desirable for the efficient provision of services under the servicing agreement, including (but not limited to), documents relating to the discharge of mortgages comprised in the portfolio.

      (E) To keep records and accounts on behalf of the mortgages trustee in relation to the loans and their related security.

      (F) To keep the customer files and title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's and P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and title deeds are identified as distinct from customer files and title deeds which relate to loans held outside the trust property.

      (G) To provide the mortgages trustee, Funding 1 (and their auditors) and the security trustee and any other person nominated by the beneficiaries with access to the title deeds and other records relating to the administration of the loans and mortgages.

      (H) To make available to beneficial owners of the issuer notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

      (I) To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

      (J) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

      (K) To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

      (L) To not knowingly fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.

      The requirement for any action to be taken according to the standards of a "reasonable, prudent mortgage lender" is as defined in the glossary. For the avoidance of doubt, any action taken by the servicer to set variable base rates and any variable margins applicable in relation to any tracker rate loans which are lower than that of the competitors of the seller will be deemed to be in accordance with the standards of a reasonable, prudent mortgage lender.

COMPENSATION OF THE SERVICER

      The servicer receives a fee for servicing the loans. The mortgages trustee will pay to the servicer an administration fee of 0.05% per annum (inclusive of VAT) on the aggregate amount of the trust property as at the close of business on the preceding Funding 1 interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the issuer intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding 1.

REMOVAL OR RESIGNATION OF THE SERVICER

      The mortgages trustee and/or Funding 1 and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a "SERVICER TERMINATION EVENT") occurs:

      * the servicer defaults in the payment of any amount due and fails to remedy that default for a period of five London business days after the earlier of becoming aware of the default and receipt of written notice from Funding 1, the mortgages trustee and the security trustee requiring the default to be remedied;

      * the servicer fails to comply with any of its other covenants or obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to Funding 1, the previous issuers, the issuer and/or any new issuers and the holders of any notes and does not remedy that failure within 20 London business days after becoming aware of the failure; or

      * an insolvency event (as defined in the glossary) occurs in relation to the servicer.

      Subject to the fulfilment of a number of conditions (including the appointment of a substitute servicer), the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries. The substitute servicer is required to have experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding 1 and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the issuer notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.

      If the appointment of the servicer is terminated, the servicer must deliver the title deeds and customer files relating to the loans to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding 1 no longer has an interest in the trust property.

RIGHT OF DELEGATION BY THE SERVICER

      The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:

      * Funding 1 and the security trustee consent to the proposed sub-contracting or delegation;

      *      notification has been given to each of the rating agencies;

      * where the arrangements involve the custody or control of any customer files and/or title deeds the sub-contractor or delegate will provide a written acknowledgement that those customer files and/or title deeds will be held to the order of the mortgages trustee (as trustee for the beneficiaries);

      * where the arrangements involve the receipt by the sub-contractor or delegate of monies belonging to the beneficiaries which are paid into the mortgages trustee GIC account and/or the Funding 1 GIC account, the sub-contractor or delegate will execute a declaration that any such monies are held on trust for the beneficiaries and will be paid forthwith into the mortgages trustee GIC account and/or the Funding 1 GIC account in accordance with the terms of the mortgages trust deed;

      * the sub-contractor or delegate has executed a written waiver of any security interest arising in connection with the delegated services; and

      * Funding 1, the mortgages trustee and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.

      The consent of Funding 1 and the security trustee referred to here will not be required in respect of any delegation to a wholly-owned subsidiary of Halifax or HBOS plc from time to time or to persons such as receivers, lawyers or other relevant professionals.

      If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding 1, the mortgages trustee and the security trustee.

LIABILITY OF THE SERVICER

      The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions under the servicing agreement or any other transaction document or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.

GOVERNING LAW

      The servicing agreement is governed by English law.

                  SALE OF THE LOANS AND THEIR RELATED SECURITY

      The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION

      Loans and their related security have been and will continue to be sold to the mortgages trustee pursuant to the terms of the mortgage sale agreement. The mortgage sale agreement has six primary functions:

      *      it provides for the sale of the loans and their related security;

      * it sets out the circumstances under which new loans can be sold to the mortgages trustee;

      * it provides for the legal assignment or assignation (as appropriate) of the loans and their related security to the mortgages trustee;

      *      it sets out the representations and warranties given by the seller;

      * it provides for the repurchase of mortgage accounts and related security which have loans (1) which (in limited circumstances) are subject to a product switch or (2) which are subject to a further advance or (3) which cause the seller to be in breach of any of its warranties in respect of the loans; and

      * it provides for drawings in respect of home cash reserve products contained in the trust property and any flexible loans that may be contained in the trust property in the future.

SALE OF FURTHER LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES

      Under the mortgage sale agreement, on the initial closing date the seller transferred by way of an equitable assignment to the mortgages trustee the initial loans, together with their related security. On subsequent dates, the seller has sold further loans (together with their related security) to the mortgages trustee pursuant to the mortgage sale agreement. Full legal assignment or assignation (as appropriate) of the loans will be deferred until a later date, as described under "- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". On the date of each relevant sale, the consideration paid to the seller has consisted of:

      * a cash sum, funded by the previous intercompany loans made by the previous issuers; and/or

      * the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding 1 (as to the Funding 1 share) in accordance with the terms of the mortgages trust deed.

      Funding 1 and the seller (as beneficiaries of the mortgages trust) will not be entitled to retain any fees received by the mortgages trustee, which (except in relation to fees payable to the mortgages trustee for the work undertaken by it as trustee of the trusts created by the mortgages trust deed), upon receipt and identification by the servicer, the mortgages trustee will return to the seller.

SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

      The mortgage sale agreement provides that the seller may sell new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. The new loans may include loans with characteristics that are not currently being offered to borrowers or that have not yet been developed. New loans and their related security can only be sold if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding 1 pursuant to the terms of the mortgages trust deed.

      The consideration for the sale of the new loans and their new related security (in all cases at their face value) to the mortgages trustee will consist of:

      * a payment by Funding 1 to the seller by telegraphic transfer of the proceeds of any new term advance borrowed from a new issuer pursuant to a new intercompany loan agreement; and/or

      * the promise of the mortgages trustee to hold the trust property (including the new loans and their related security) on trust for the seller (as to the seller share) and Funding 1 (as to the Funding 1 share) in accordance with the terms of the mortgages trust deed.

      The sale of new loans and their related security to the mortgages trustee will in all cases be subject to the following conditions being satisfied on the relevant sale date ("SALE DATE"):

     (A) no event of default under the transaction documents shall have occurred which is continuing as at the relevant sale date;

     (B) the principal deficiency ledger shall not have a debit balance as at the most recent Funding 1 interest payment date after applying all Funding 1 available revenue receipts on that Funding 1 interest payment date (for a description of the principal deficiency ledger, see "Credit structure - Principal deficiency ledger");

     (C) the mortgages trustee is not aware that the purchase of the new loans on the sale date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;

     (D) as at the relevant sale date the seller has not received any notice that the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are not rated at least P-1 by Moody's, A-1 by Standard and Poor's and F1 by Fitch at the time of, and immediately following, the sale of new loans to the mortgages trustee;

     (E) as at the relevant sale date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5% of the aggregate outstanding principal balance of the loans in the mortgages trust;

     (F) except where Funding 1 pays amounts to the mortgages trustee in consideration of new loans to be sold to it, the aggregate outstanding principal balance (excluding arrears of interest (as defined in the glossary)) of new loans transferred in any one interest period must not exceed 15% of the aggregate outstanding principal balance of loans (excluding arrears of interest) in the mortgages trust as at the beginning of that interest period;

     (G) the sale of new loans on the relevant sale date does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans comprised in the mortgages trust after such purchase calculated on such sale date (in the same way as for the loans comprised in the mortgages trust as at the closing date (or as agreed by the servicer and the rating agencies from time to time)) exceeding the product of the WAFF and WALS for the loans comprised in the mortgages trust calculated on the closing date, plus 0.25%;

     (H) the yield of the loans in the mortgages trust together with the yield of the new loans to be sold to the mortgages trustee on the relevant sale date is at least 0.50% greater than sterling-LIBOR for three-month sterling deposits as at the previous interest payment date, after taking into account the average yield on the loans which are variable rate loans, tracker rate loans and fixed rate loans and the margins on the Funding 1 swap(s), in each case as at the relevant sale date;

     (I) the sale of new loans on the relevant sale date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant sale date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans comprised in the trust property on the closing date, plus 0.25%;

     (J) the sale of new loans on the relevant sale date does not result in the loans (other than fixed rate


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          loans) which after taking into account the Funding 1 swap will yield less than sterling-LIBOR plus 0.50% as at the relevant sale date and have more than 2 years remaining on their incentive period accounting for more than 15% of the aggregate outstanding principal balance of loans comprised in the trust property;

     (K) the sale of the new loans on the relevant sale date does not result in the fixed rate loans which have more than 1 year remaining on their incentive period accounting for more than 50% of the aggregate outstanding principal balance of loans comprised in the trust property;

     (L) no sale of new loans may occur, if, as at the relevant sale date, the step-up date in respect of any note issued after 1st January, 2003 and still outstanding has been reached and such note has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of new loans to the mortgages trustee shall remain in effect only for so long as any such note remains outstanding and, upon its redemption, the sale of new loans to the mortgages trustee may be resumed in accordance with the terms of the mortgage sale agreement;

     (M) as at the sale date the adjusted general reserve fund is equal to or greater than the general reserve fund threshold;

     (N) if the sale of loans would include the sale of new types of loan products (such as flexible loans or buy-to-let loans) to the mortgages trustee, then the security trustee has received written confirmation from each of the rating agencies that such new types of loan products may be sold to the mortgages trustee and that such sale of new types of loan products would not have an adverse effect on the then current ratings of the notes;

     (O) the Funding 1 swap agreement has been modified if and as required (or, if appropriate, Funding 1 has entered into a new Funding 1 swap agreement) to hedge against the interest rates payable in respect of such new loans and the floating rate of interest payable on the issuer intercompany loan; and

     (P)  no trigger event has occurred on or before the relevant sale date.

      On the relevant sale date, the representations and warranties in respect of new loans and their related security (described below in "- REPRESENTATIONS AND WARRANTIES") will also be given by the seller.

      In the mortgage sale agreement, the seller promises to use all reasonable efforts to offer to sell to the mortgages trustee, and the mortgages trustee promises to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date in [December 2011] (the "ISSUER STEP-UP DATE") (or such later date as may be notified by Funding 1 to the seller) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust (i) during the period from and including the closing date to but excluding the interest payment date in [December 2005] is not less than [(pound)27,000,000,000] and (ii) during the period from and including the interest payment date in [December 2005] to but excluding the interest payment date in [December 2009] is not less than [(pound)24,000,000,000] (or another amount notified by Funding 1 to the seller). However, the seller is not obliged to sell to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that sale would adversely affect the business of the seller. If Funding 1 enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.

LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE

      The English loans in the portfolio were sold, and any new English loans will be sold, to the mortgages trustee by way of equitable assignment. Scottish loans will be sold by the seller to the mortgages trustee by way of declarations of trust under which the beneficial interest in such Scottish loans will be transferred to the mortgages trustee. In relation to Scottish loans, references in this document to the sale of loans are to be read as references to the making of such declarations of trust. This means that legal title to both English and Scottish loans and their related security will remain with the seller until legal assignments or assignations (as appropriate) are delivered by the seller to the mortgages


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trustee and notice of such assignments or assignations (as appropriate) is given by the seller to the borrowers. Legal assignment or assignation (as appropriate) of the loans and their related security (including, where appropriate, their registration or recording in the relevant property register) to the mortgages trustee will be deferred and will only take place in the limited circumstances described below. See "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE
FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR
RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

      Legal assignment or assignation (as appropriate) of the loans and their related security to the mortgages trustee will be completed on the 20th London business day after the earliest to occur of the following:

     (A) the service of an intercompany loan acceleration notice or a note acceleration notice in relation to any intercompany loan or a note acceleration notice in relation to any notes of any issuer;

     (B) the seller being required to perfect the mortgages trustee's legal title to the mortgages, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply;

     (C) it being rendered necessary by law to take actions to perfect legal title to the mortgages;

     (D) the security under the Funding 1 deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take action to reduce materially that jeopardy;

     (E) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

     (F) the seller requesting perfection by serving notice in writing on the mortgages trustee, Funding 1 and the security trustee;

     (G) the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated unguaranteed debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-;

     (H)  the occurrence of an insolvency event in relation to the seller; and

     (I) the latest of the last repayment dates of the previous intercompany loans, the issuer intercompany loan and any new intercompany loans where any intercompany loan has not been discharged in full.

      Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages will be secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding 1 and the security trustee.

      The title deeds and customer files relating to the loans are currently held by or to the order of the seller or by solicitors, licensed conveyancers or (in Scotland) qualified conveyancers acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order will be held to the order of the mortgages trustee.

REPRESENTATIONS AND WARRANTIES

      Neither the mortgages trustee, Funding 1, the security trustee nor the issuer has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The representations and warranties in relation to each loan are made on the relevant sale date that the loan (together with its related security) is sold to the mortgages trustee. The parties to the mortgage sale agreement may, with the prior written consent of the security trustee (which consent may (subject as provided below) be given if the rating agencies confirm in writing that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:


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      *      each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency of the UK);

      * each loan in the portfolio as at the closing date was made not earlier than 1st February, 1996 and not later than [*, 2004];

      *      the final maturity date of each loan is no later than June 2040;

      * no loan has an outstanding principal balance of more than (pound)500,000;

      * prior to the making of each advance under a loan, (a) the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions made on a case by case basis as would be acceptable to a reasonable, prudent mortgage lender and (b) the requirements of the relevant MIG policy were met, so far as applicable to that loan;

      * other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

      * the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the relevant sale date in respect of any loan, nor has been during the 12 months immediately preceding the relevant sale date, more than the amount of the monthly payment then due;

      * all of the borrowers are individuals and were aged 18 years or older at the date of executed mortgage;

      * at least two monthly payments have been made in respect of each loan;

      * the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

      * each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at the Land Registry or Registrars of Scotland which where required have been made and are pending and in relation to such cases the seller is not aware of any notice or any other matter that would prevent such registration;

      *      all of the properties are in England, Wales or Scotland;

      * not more than twelve months prior to the grant of each mortgage, the seller received a valuation report on the relevant property (or another form of report concerning the valuation of the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

      * the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title which were provided to the seller not more than two years prior to the date of the mortgage sale agreement can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor, licensed conveyancer or (in Scotland) qualified conveyancer;

      * prior to the taking of each mortgage (other than a remortgage), the seller (a) instructed its solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller in accordance with the instructions which the seller issued to the relevant solicitor, licensed conveyancer or qualified conveyancer as are set out in the case of English loans in the CML's Lenders' Handbook for England & Wales (or, for



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             mortgages taken before the CML's Lenders' Handbook for England and
             Wales was adopted in 1999, the seller's Mortgage Practice Notes) and, in the case of Scottish loans, the CML's Lenders' Handbook for Scotland (or, for Scottish mortgages taken before the CML's Lenders' Handbook for Scotland was adopted in 2000, the seller's Mortgage Practice Notes) or other comparable or successor instructions and/or guidelines as may for the time being be in place, subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender and (b) received a certificate of title from such solicitor or licensed conveyancer relating to such property, the contents of which would have been acceptable to a reasonable, prudent mortgage lender at that time;

      * insurance cover for each property is available under either a policy arranged by the borrower or a Halifax policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession cover;

      * where applicable, the MIG policies are in full force and effect in relation to the portfolio and all premiums have been paid;

      * the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold and/or assigned by the seller to the mortgages trustee under the mortgage sale agreement;

      * each loan and its related security is valid, binding and enforceable in accordance with its terms and is non-cancellable:

             (i) except in relation to any term in any loan or in its related security, in each case which is not binding by virtue of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999; and

            (ii) except in relation to any flexible loan drawing, delayed cashback, home cash reserve drawing, and any other further advance, in each case which is not enforceable by virtue of the Consumer Credit Act 1974;

      * to the best of the seller's knowledge, none of the terms in any loan or in its related security is not binding by virtue of its being unfair within the meaning of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999. In this warranty and the previous warranty, reference to any legislation shall be construed as a reference to that legislation as amended, extended or re-enacted from time to time;

      * the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan; and

      * there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable.

      If new types of loans are to be sold to the mortgages trustee, then the representations and warranties in the mortgage sale agreement will be modified as required to accommodate these new types of loans. Your prior consent to the requisite amendments will not be obtained.

REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

      Under the mortgage sale agreement, if a loan does not materially comply on the sale date with the representations and warranties made under the mortgage sale agreement:

      (A) the seller is required to remedy the breach within 20 London business days of the seller becoming aware of the breach; or

      (B) if the breach is not remedied within the 20 London business-day period then, at the direction of Funding 1 and the security trustee, the mortgages trustee will require the seller to purchase the loan or loans under the relevant mortgage account and their related security from the

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             mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of purchase.

      The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court or other competent authority or any ombudsman makes any determination in respect of that loan and its related security that:

     (A) any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

     (B) the interest payable under any loan is to be set by reference to the Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

     (C) the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller (rather than its successors or assigns or those deriving title from them); or

     (D) the interest payable under any loan is to be set by reference to an interest rate other than that set out or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate.

      If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.

DRAWINGS UNDER FLEXIBLE LOANS

      The seller is solely responsible for funding all future drawings in respect of any flexible loans that may be contained in the trust property in the future. The amount of the seller's share of the trust property will increase by the amount of the drawing.

FURTHER ADVANCES

      If at its discretion the seller makes or causes the servicer to offer a further advance under a loan to a borrower, then the seller will be required to repurchase the relevant loan or loans under the relevant mortgage account (save for any loan in arrears where no repurchase will be required) at a price equal to the outstanding principal balance of those loans together with accrued and unpaid interest and expenses to the date of purchase.

PRODUCT SWITCHES

      If on any distribution date, the seller is in breach of the conditions precedent to the sale of new loans to the mortgages trustee as described in paragraphs (A) to (P) of "- SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" then from and including that date to but excluding the date when those conditions precedent have been satisfied, the seller will be required to repurchase any loans and their related security that are subject to product switches (save for any loan in arrears where no repurchase will be required). The seller will be required to repurchase the relevant loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any accrued and unpaid interest and expenses to the date of purchase.

      A loan will be subject to a "PRODUCT SWITCH" if the borrower and the seller agree or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

      * any variation agreed with a borrower to control or manage arrears on the loan;

      * any variation to the interest rate as a result of borrowers being linked to HVR 2;

      * any variation in the maturity date of the loan unless, while the issuer intercompany loan is outstanding, it is extended beyond June 2040;

      *      any variation imposed by statute;

      * any variation of the rate of interest payable in respect of the loan where that rate is offered to

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             the borrowers of more than 10% by outstanding principal amount of loans in the trust property in any interest period; or

      * any variation in the frequency with which the interest payable in respect of the loan is charged.


REASONABLE, PRUDENT MORTGAGE LENDER

      Reference in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the standards of a reasonably prudent prime residential mortgage lender lending to borrowers in England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital.

GOVERNING LAW

      The mortgage sale agreement, other than certain aspects of it relating to Scottish loans and their related security which are governed by Scots law, is governed by English law.

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                               THE MORTGAGES TRUST

      The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL LEGAL STRUCTURE

      The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding 1 as beneficiaries. The mortgages trust was formed for the financings of the previous issuers, for the financings described in this prospectus and for the future financings of any new issuers and Funding 2.

      This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding 1 and the seller. If new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust or new types of loans are added to the mortgages trust, then the terms of the mortgages trust may be amended. Such amendments may affect the timing of payments on the notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the current notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests (see "RISK FACTORS - THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS").

      Under the terms of the mortgages trust deed, the mortgages trustee holds all of the trust property on trust absolutely for Funding 1 (as to Funding 1's share) and for the seller (as to the seller's share). The "TRUST PROPERTY" is:

      * the sum of (pound)100 settled by SFM Offshore Limited on trust on the date of the mortgages trust deed;

      * the portfolio of loans and their related security sold to the mortgages trustee by the seller;

      * any new loans and their related security sold to the mortgages trustee by the seller after the closing date;

      * any increase in the outstanding principal balance of a loan due to a borrower taking payment holidays or making underpayments under a loan or a borrower making a drawing under any flexible loan;

      *      any interest and principal paid by borrowers on their loans;

      * any other amounts received under the loans and related security (excluding third party amounts);

      * rights under the insurance policies that are sold to the mortgages trustee or which the mortgages trustee has the benefit of; and

      * amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account;

      less

      * any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "- FUNDING 1 SHARE OF TRUST PROPERTY" below; and

      * distributions of principal made from time to time to the beneficiaries of the mortgages trust.

      Funding 1 is not entitled to particular loans and their related security separately from the seller; rather, each of them has an undivided interest in all of the loans and their related security constituting the trust property.

      At the closing date, the share of Funding 1 in the trust property will be approximately (pound)[__], which corresponds to approximately [__]% of the trust property. The actual percentage share of Funding 1 in the


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trust property will not be determined until the closing date.

      At the closing date, the share of the seller in the trust property will be approximately (pound)[__], which corresponds to approximately [__]% of the trust property. The actual percentage share of the seller in the trust property will not be determined until the closing date.

FLUCTUATION OF SHARES IN THE TRUST PROPERTY

      The shares of Funding 1 and the seller in the trust property will fluctuate depending on a number of factors, including:

      * the allocation of principal receipts on the loans to Funding 1 and/or the seller;

      *      losses arising on the loans;

      * if new loans and their related security are sold to the mortgages trustee;

      * if Funding 1 acquires part of the seller's share of the trust property from the seller (see further under "- ACQUISITION BY FUNDING 1 OF AN INCREASED INTEREST IN TRUST PROPERTY");

      * if a borrower makes underpayments or takes payment holidays under a loan;

      *      if a borrower makes a drawing under a flexible loan; and

      * if the seller acquires part of Funding 1's share of the trust property as described in "- ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" below and "- PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN" below.

      The shares of Funding 1 and the seller in the trust property are recalculated by the cash manager on each calculation date. A calculation date is the first day (or, if not a London business day, the next succeeding London business day) of each month (each being a "NORMAL CALCULATION DATE") or the date on which Funding 1 acquires a further interest in the trust property. The recalculation is based on the total outstanding principal balance of the loans in the trust property as at the close of business on the business day immediately preceding the relevant calculation date (as adjusted from time to time). The period from (and including) one calculation date, to (but excluding) the next calculation date, is known as a "CALCULATION PERIOD". The first calculation period in respect of this issue will be the period from (and including) the closing date to (but excluding)[__], 2005.

      The reason for the recalculation is to determine the new Funding 1 percentage share and the new seller percentage share in the trust property. The Funding 1 percentage share and the seller percentage share determines the entitlement of Funding 1 and the seller to interest (including capitalised interest) and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining the new Funding 1 percentage share and the seller percentage share is set out in the next two sections.

      Two London business days after each calculation date (the "DISTRIBUTION DATE") the mortgages trustee distributes principal and revenue receipts to Funding 1 and the seller, as described below. In relation to each distribution date, the "RELEVANT SHARE CALCULATION DATE" means the calculation date at the start of the most recent completed calculation period.

FUNDING 1 SHARE OF TRUST PROPERTY

      On each calculation date (also referred to in this section as the "RELEVANT CALCULATION DATE") or such time as the mortgages trust terminates, the interest of Funding 1 in the trust property is recalculated to take effect from the next distribution date in accordance with the following formulae:

      * The share of Funding 1 in the trust property will be an amount equal to:

                              A - B - C + D + E + F


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      *      The percentage share of Funding 1 in the trust property will be an amount equal to:

                              A - B - C + D + E + F
                              ---------------------- x 100
                                        G

      in the latter case, expressed as a percentage and rounded upwards to five decimal places, where:

      A = the amount of the share of Funding 1 in the trust property calculated on the immediately preceding calculation date;

      B = the amount of any principal receipts on the loans to be distributed to Funding 1 on the distribution date immediately following the relevant calculation date (as described under "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT", "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT" AND "MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER event");

      C = the amount of losses sustained on the loans in the period from the immediately preceding calculation date to the relevant calculation date and the amount of any reductions occurring in respect of the loans as described in paragraphs (1) to (4) below, in each case allocated to Funding 1 in the calculation period ending on the relevant calculation date;

      D = the amount of any consideration to be paid by Funding 1 to the seller with respect to any new loans to be sold to the mortgages trustee on the relevant calculation date;

      E = the amount of any consideration to be paid by Funding 1 to the seller in relation to the acquisition by Funding 1 from the seller on the calculation date of an interest in the trust property;

      F = the amount equal to any capitalised interest accruing on a loan due to borrowers taking payment holidays and which has been allocated to Funding 1 since the immediately preceding calculation date, less the amount to be paid by the seller on the relevant distribution date to acquire an interest in trust property as described in "- ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" below; and

      G = the aggregate outstanding principal balance of all the loans in the trust property as at the relevant calculation date after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F" and after taking account of:

             * any distribution of principal receipts to Funding 1 and the seller,

             * the amount of any losses allocated to Funding 1 and the seller,

             * the amount of any increase in the loan balances due to capitalisation of insurance premiums due by borrowers or borrowers taking payment holidays,

             * the adjustments referred to in paragraphs (1) to (4) below, and

             * the amount of any other additions or subtractions to the trust property.

      If any of the following events occurs during a calculation period, then the aggregate total outstanding principal balance of the loans in the trust property will be reduced or deemed to be reduced for the purposes of the calculation of "G" on the calculation date at the end of that calculation period:

             (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property will be reduced by an amount equal to the amount of that set-off; and/or

             (2) a loan or its related security is (i) in breach of the representations and warranties contained in the mortgage sale agreement or (ii) the subject of a further advance or
                    (iii) in limited
                    circumstances the subject of a product switch or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property will be deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

             (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property will be deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

             (4) the seller materially breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which will also be grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property will be deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries.

      The reductions or deemed reductions set out in paragraphs (1) to (4) above will be made on the relevant calculation date first to the seller's share (including the minimum seller share) of the trust property, and thereafter will be made to the Funding 1 share of the trust property.

      Any sums that are subsequently recovered by the mortgages trustee in connection with a reduction or deemed reduction of the trust property under paragraphs (1) to (4) above, will constitute a revenue receipt under the relevant loan. Such revenue receipt will belong to Funding 1 (but only if and to the extent that the related reductions were applied against Funding 1's share of the trust property) and thereafter will belong to the seller.

SELLER SHARE OF TRUST PROPERTY

      On each calculation date or such time as the mortgages trust terminates, the interest of the seller in the trust property is recalculated to take effect from the next distribution date in accordance with the following formulae:

      The share of the seller in the trust property will be an amount equal to:

      * the aggregate outstanding principal balance of all the loans in the trust property as at that calculation date - the Funding 1 share as calculated on that calculation date.

      The percentage share of the seller in the trust property is an amount equal to:

      * 100% - the Funding 1 percentage share as calculated on that calculation date.

      Neither the Funding 1 share nor the seller share of the trust property may be reduced below zero.

MINIMUM SELLER SHARE

      The seller's share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". As at the closing date, the minimum seller share will be approximately (pound)[__], but the amount of the minimum seller share will fluctuate depending on changes to the characteristics of the loans in the trust property. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until Funding 1's share of the trust is in an amount equal to zero or an asset trigger event occurs. The minimum seller share will be the amount determined on each calculation date (after any sale of loans to the mortgages trustee on that calculation date) in accordance with the following formula:

                                    X + Y + Z
      where:

      X = 5% of the aggregate outstanding principal balance of loans in the trust property;

      Y =  the product of: (p X q) X r

      where:
      p =  8%;

      q = the "FLEXIBLE DRAW CAPACITY", being an amount equal to the excess of (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over (2) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant calculation date; and

      r =  3;

      and

      Z = the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (2), (3) and (4) as described in "- FUNDING 1 SHARE OF TRUST PROPERTY" above.

      The purpose of "X" is to mitigate the risks relating to certain set-off risks relating to the loans. The amount of "X" may be reduced from time to time at the request of the seller or Funding 1 (acting reasonably) provided that the security trustee has received written confirmation from the rating agencies that there will be no adverse effect on the then current ratings of the notes as a result thereof.

      The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan.

      The purpose of the calculation in "Z" is to mitigate the risk of the seller materially breaching any material warranty under the mortgage sale agreement and/or the servicing agreement and failing to repurchase certain loans and their related security to the extent required by the terms of the mortgage sale agreement.

CASH MANAGEMENT OF TRUST PROPERTY - REVENUE RECEIPTS

      Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1".

MORTGAGES TRUST CALCULATION OF REVENUE RECEIPTS

      "MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS" is calculated by the cash manager on each calculation date and is an amount equal to the sum of:

      *      revenue receipts on the loans (but excluding principal receipts);
             and

      * interest payable to the mortgages trustee on the mortgages trustee GIC account;

      less

      * amounts due to third parties (also known as "THIRD PARTY AMOUNTS "), including:

             (1) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

             (2) payments by borrowers of any fees and other charges which are due to the seller; or

             (3) recoveries in respect of amounts deducted from loans as described in paragraphs (1) to (4) in "- FUNDING 1 SHARE OF TRUST PROPERTY" above, which will belong to and be paid to Funding 1 and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account.

      On each distribution date, the cash manager applies mortgages trust available revenue receipts in the following order of priority:

       (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the mortgages trustee under the provisions of the mortgages trust deed; and

             * third parties from the mortgages trustee in respect of the mortgages trust, but only if:

                   (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

                   (2)    payment has not already been provided for elsewhere;

       (B) in payment of amounts due to the servicer or to become due to the servicer during the following calculation period under the provisions of the servicing agreement;

       (C)    to allocate and pay to Funding 1 an amount equal to the lesser of:

              (x) an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding 1's percentage share of the trust property as calculated on the relevant share calculation date; and

              (y) the aggregate of Funding 1's obligations on the immediately succeeding Funding 1 interest payment date as set out under the Funding 1 pre-enforcement revenue priority of payments or, as the case may be, the Funding 1 post-enforcement priority of payments (but excluding any principal amount due under any intercompany loan and/or amounts relating to principal in items (J) and (K) of the Funding 1 post-enforcement priority of payments), less (in each case only to the extent that such amounts of interest or income would not otherwise be payable under an intercompany loan or, as applicable, any notes, on the succeeding interest payment date) the sum of (i) the interest or other income credited or to be credited to Funding 1's bank accounts on the immediately succeeding Funding 1 interest payment date and (ii) all other income (not derived from the distribution of revenue receipts under the mortgages trust) which will constitute Funding 1 available revenue receipts on the succeeding Funding 1 interest payment date;

               (D) to allocate and pay to the mortgages trustee and/or Funding 1 (as applicable), an amount equal to any loss amount (as defined below) suffered or incurred by it or them (as applicable); and

               (E) to allocate and pay to the seller an amount (if positive) equal to the amount of the mortgages trust available revenue receipts less the amount of such mortgages trust available revenue receipts applied and/or allocated under
                     (A) to (D) above.

      For the purposes of item (D) above, "LOSS AMOUNT" means the amount of any costs, expenses, losses or other claims suffered or incurred by, as applicable, the mortgages trustee and/ or Funding 1 in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding 1 was not entitled or could not enforce as a result of any determination by any court or other competent authority or any ombudsman in respect of any loan and its related security that:

       * any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

       * the interest payable under any loan is to be set by reference to the Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

       * the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller; or

       * the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate.

      Amounts due to the mortgages trustee and the servicer include value added tax ("VAT"), if any, payable. At the date of this prospectus, VAT is calculated at the rate of 17.5% of the amount to be paid. Payment of VAT will not reduce the amounts ultimately available to pay interest on the issuer notes.

CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS

      Under the cash management agreement, the cash manager is also responsible for distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the definitions set out below.

      On each calculation date, the cash manager will ascertain whether the distribution date is within a cash accumulation period relating to a bullet term advance or a scheduled amortisation instalment (each a "CASH ACCUMULATION ADVANCE") and will ascertain Funding 1's cash accumulation requirement and repayment requirement.

      The cash accumulation period will be calculated separately for each bullet term advance and scheduled amortisation instalment.

      The following table sets out each pass-through term advance and the "SCHEDULED REPAYMENT DATE" (being the Funding 1 interest payment date falling in the indicated month) and "RELEVANT ACCUMULATION AMOUNT" in relation to each cash accumulation advance (which comprises bullet term advances and scheduled amortisation term advances):

                                                                                                           RELEVANT
                                                                                 SCHEDULED             ACCUMULATION
CASH ACCUMULATION ADVANCE                   TERM ADVANCE DESIGNATION             REPAYMENT DATE              AMOUNT
------------------------------------------  ------------------------------------ ------------------  --------------
ADVANCES MADE BY THE ISSUER

Issuer series 1 term AAA advance.........   bullet                               [December 2005]        (pound)[__]
Issuer series 2 term AAA advance.........   scheduled amortisation (1st          [June 2007]            (pound)[__]
                                            instalment)
Issuer series 2 term AAA advance.........   scheduled amortisation (2nd          [September 2007]       (pound)[__]
                                            instalment)
Issuer series 2 term AAA advance.........   scheduled amortisation (3rd          [December 2007]        (pound)[__]
                                            instalment)
Issuer series 2 term AAA advance.........   scheduled amortisation (4th          [March 2008]           (pound)[__]
                                            instalment)
Issuer series 3 term AAA advance.........   scheduled amortisation (1st          [March 2008]           (pound)[__]
                                            instalment)
Issuer series 3 term AAA advance.........   scheduled amortisation (2nd          [June 2008]            (pound)[__]
                                            instalment)
Issuer series 3 term AAA advance.........   scheduled amortisation (3rd          [September 2008]       (pound)[__]
                                            instalment)
Issuer series 3 term AAA advance.........   scheduled amortisation (4th          [December 2008]        (pound)[__]
                                            instalment)
Issuer series 4 term AAA advance.........   scheduled amortisation (1st          [March 2010]           (pound)[__]
                                            instalment)
Issuer series 4 term AAA advance.........   scheduled amortisation (2nd          [June 2010]            (pound)[__]
                                            instalment)
Issuer series 5 term AAA advances........   pass-through                         N.A.                          N.A.
Issuer term AA advances..................   pass-through                         N.A.                          N.A.
Issuer term BBB advances.................   pass-through                         N.A.                          N.A.

ADVANCES MADE BY PERMANENT FINANCING

(NO.6) PLC

Previous series 1 term AAA advance.......   bullet                               September 2005        (pound)541,711,000
Previous series 2 term AAA advance.......   scheduled amortisation (1st          March 2007            (pound)135,428,000
                                            instalment)
Previous series 2 term AAA advance.......   scheduled amortisation (2nd          June 2007             (pound)135,428,000
                                            instalment)
Previous series 2 term AAA advance.......   scheduled amortisation (3rd          September 2007        (pound)135,428,000
                                            instalment)
Previous series 2 term AAA advance.......   scheduled amortisation (4th          December 2007         (pound)135,428,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (1st          December 2007         (pound)250,000,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (2nd          March 2008            (pound)250,000,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (3rd          June 2008             (pound)250,000,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (4th          September 2008        (pound)250,000,000
                                            instalment)
Previous series 4 term AAA advance.......   scheduled amortisation (1st          December 2009         (pound)259,800,000
                                            instalment)
Previous series 4 term AAA advance.......   scheduled amortisation (2nd          March 2010            (pound)259,800,000
                                            instalment)
Previous series 5 term AAA advances......   pass-through                         N.A.                          N.A.
Previous term AA advances................   pass-through                         N.A.                          N.A.
Previous term BBB advances...............   pass-through                         N.A.                          N.A.

ADVANCES MADE BY PERMANENT
FINANCING (NO.5) PLC

Previous series 1 term AAA advance.......   bullet                               June 2005             (pound)667,736,000
Previous series 2 term AAA advance.......   scheduled amortisation (1st          December 2006         (pound)173,611,250
                                            instalment)
Previous series 2 term AAA advance.......   scheduled amortisation (2nd          March 2007            (pound)173,611,250
                                            instalment)
Previous series 2 term AAA advance.......   scheduled amortisation (3rd          June 2007             (pound)173,611,250
                                            instalment)
Previous series 2 term AAA advance.......   scheduled amortisation (4th          September 2007        (pound)173,611,250
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (1st          March 2009            (pound)200,321,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (2nd          June 2009             (pound)200,321,000
                                            instalment)
Previous series 4 term AAA advance.......   scheduled amortisation (1st          September 2009        (pound)333,000,000
                                            instalment)
Previous series 4 term AAA advance.......   scheduled amortisation (2nd          December 2009         (pound)333,000,000
                                            instalment)
Previous series 5 term AAA advance.......   pass-through                         N.A.                          N.A.
Previous term AA advances................   pass-through                         N.A.                          N.A.
Previous term BBB advances...............   pass-through                         N.A.                          N.A.

ADVANCES MADE BY PERMANENT
FINANCING (NO. 4) PLC

Previous series 1 term AAA advance.......   bullet                               March 2005            (pound)803,859,000
Previous series 2 term AAA advance.......   bullet                               March 2007          (pound)1,286,174,000
Previous series 3 term AAA advance.......   scheduled amortisation (1st          December 2008         (pound)455,520,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (2nd          March 2009            (pound)455,520,000
                                            instalment)
Previous series 4 term AAA advance.......   scheduled amortisation (1st          September 2009        (pound)499,875,500
                                            instalment)
Previous series 4 term AAA advance.......   scheduled amortisation (2nd          December 2009         (pound)499,875,500
                                            instalment)
Previous series 5 term AAA advance.......   pass-through                         N.A.                          N.A.
Previous term AA advances................   pass-through                         N.A.                          N.A.
Previous term A advances.................   pass-through                         N.A.                          N.A.
Previous term BBB advances...............   pass-through                         N.A.                          N.A.



                                                                                                           RELEVANT
                                                                                 SCHEDULED             ACCUMULATION
CASH ACCUMULATION ADVANCE                   TERM ADVANCE DESIGNATION             REPAYMENT DATE              AMOUNT
------------------------------------------  ------------------------------------ ------------------  --------------
ADVANCES MADE BY PERMANENT
FINANCING (NO. 3) PLC

Previous series 1 term AAA advance.......   bullet                               December 2004*        (pound)658,500,000
Previous series 2 term AAA advance.......   bullet                               September 2006      (pound)1,018,000,000
Previous series 3 term AAA advance.......   scheduled amortisation (1st          June 2008             (pound)449,125,000
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (2nd          September 2008        (pound)449,125,000
                                            instalment)
Previous series 4A1 term AAA advance.....   scheduled amortisation (1st          March 2009            (pound)241,375,000
                                            instalment)
Previous series 4A1 term AAA advance.....   scheduled amortisation (2nd          June 2009             (pound)241,375,000
                                            instalment)
Previous series 4A2 term AAA advance.....   scheduled amortisation (1st          March 2009            (pound)375,000,000
                                            instalment)
Previous series 4A2 term AAA advance.....   scheduled amortisation (2nd          June 2009             (pound)375,000,000
                                            instalment)
Previous series 5 term AAA advance.......   pass-through                         N.A.                          N.A.
Previous term AA advances................   pass-through                         N.A.                          N.A.
Previous term BBB advances...............   pass-through                         N.A.                          N.A.

ADVANCES MADE BY PERMANENT
FINANCING (NO. 2) PLC

Previous series 1 term AAA advance*......   bullet                               March 2004*           (pound)633,312,000
Previous series 2 term AAA advance.......   bullet                               September 2005      (pound)1,108,016,000
Previous series 3 term AAA advance.......   scheduled amortisation (1st          March 2006            (pound)427,187,500
                                            instalment)
Previous series 3 term AAA advance.......   scheduled amortisation (2nd          June 2006             (pound)427,187,500
                                            instalment)
Previous series 4 term AAA advance.......   bullet                               December 2007       (pound)1,107,250,000
Previous series 5 term AAA advance.......   pass-through                         N.A.                          N.A.
Previous term AA advances................   pass-through                         N.A.                          N.A.
Previous term BBB advances...............   pass-through                         N.A.                          N.A.

ADVANCES MADE BY PERMANENT
FINANCING (NO. 1) PLC

Previous series 1 term AAA advance*......   bullet                               June 2003*            (pound)509,614,731
Previous series 2 term AAA advance.......   bullet                               June 2005             (pound)509,614,731
Previous series 3 term AAA advance.......   bullet                               December 2005         (pound)748,299,320
Previous series 4A1 term AAA advance.....   bullet                               June 2007             (pound)484,000,000
Previous series 4A2 term AAA advance.....   pass-through                         N.A.                          N.A.
Previous term AA advances................   pass-through                         N.A.                          N.A.
Previous term BBB advances...............   pass-through                         N.A.                          N.A.

Any bullet term advance in respect of a                                          as indicated in      the principal
new issuer...............................                                        the relevant        amount of that
                                                                                 prospectus             bullet term
                                                                                                            advance

Any scheduled amortisation instalment                                            as indicated in      the principal
in respect of a new issuer...............                                        the relevant        amount of that
                                                                                 prospectus               scheduled
                                                                                                       amortisation
                                                                                                         instalment

* previously repaid

      Definitions:

       "CASH ACCUMULATION PERIOD"  means the period beginning on the earlier of:

       * the commencement of the anticipated cash accumulation period relating to the relevant accumulation amount; and

       * in respect of an original bullet term advance, six months prior to the scheduled repayment date of that original bullet term advance and, in respect of an original scheduled amortisation instalment, three months (or one month, in the case of the scheduled amortisation instalments relating to the series 2 class A issuer notes and the series 3 class A issuer notes) prior to the scheduled repayment date of that original scheduled amortisation instalment, and ending when Funding 1 has fully repaid that original bullet term advance or scheduled amortisation instalment, as applicable.

      "ANTICIPATED CASH ACCUMULATION PERIOD" means on any normal calculation date the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant accumulation amount in relation to the relevant cash accumulation advance, which will be equal to:

                                    J + K - L
                                   ----------
                                   M X (N X O)

      calculated in months and rounded up to the nearest whole number, where:

       J = the relevant accumulation amount;

       K = the aggregate principal amount outstanding on that normal calculation date of:

              * each bullet term advance or scheduled amortisation term advance that was not fully repaid on its scheduled repayment date; and

              * each other bullet term advance or scheduled amortisation term advance, the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant cash accumulation advance;

       L = the amount of any available cash already standing to the credit of the cash accumulation ledger at the start of that normal calculation date plus the aggregate amount of cash accumulation requirement paid to Funding 1 since the previous Funding 1 interest payment date;

       M = means the sum of each monthly CPR on the 12 most recent normal calculation dates which have occurred prior to that date divided by 12;

       N = 0.85; and

       O = the aggregate outstanding principal balance of the loans comprising the trust property on the previous normal calculation date.

      "MONTHLY CPR" on any normal calculation date means the total principal receipts received during the period of one month ending on that normal calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the immediately preceding normal calculation date.

      "SCHEDULED AMORTISATION INSTALMENT" means that part of a scheduled amortisation term advance which is payable on each of the scheduled repayment dates of that term advance. Each of the issuer series 2 term AAA advance and the issuer series 3 term AAA advance will consist of four equal scheduled amortisation instalments and the issuer series 4 term AAA advance will consist of two equal scheduled amortisation instalments.

       "CASH ACCUMULATION REQUIREMENT"  means on a calculation date:

       * the outstanding principal amounts in relation to each cash accumulation advance;

       * plus amounts due in items (A), (B) and (C) of the Funding 1 pre-enforcement principal priority of payments;

       * less the amount standing to the credit of the cash accumulation ledger at the last Funding 1 interest payment date (which amount was not distributed on that Funding 1 interest payment date to the relevant issuer having the cash accumulation requirement);

       * less the sum of each cash accumulation requirement amount paid to Funding 1 on a previous distribution date during the relevant interest period.

      The "CASH ACCUMULATION LEDGER" means a ledger maintained by the cash manager for Funding 1, which records amounts accumulated by Funding 1 to pay relevant accumulation amounts.

       "REPAYMENT REQUIREMENT" means on a calculation date the amount, if any, by which:

       * the aggregate of all amounts that will be payable by Funding 1 on the next Funding 1 interest payment date as described in items (D) to (G) (inclusive) of the priority of payments under "- REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE" IN THE "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS" section below on the basis:

       *      that there would be no deferral of term advances pursuant to Rule
              (1) as set out in that section;

       * that where Rule (2) or Rule (3) set out in that section applies to an intercompany loan, the amount so payable by Funding 1 in respect of term advances (other than bullet term advances and scheduled amortisation instalments) under that intercompany loan shall be treated as the lesser of (A) the amount due and payable in respect of those term advances, and (B) the product of (a) the Funding 1 share percentage as at the start of the most recently ended calculation period (provided that if during the most recently ended calculation period loans and their related security are sold to the mortgages trustee or Funding 1 has acquired part of the seller's share of the trust property from the seller, then the Funding 1 share percentage will be calculated for purposes of this paragraph as the weighted average of the Funding 1 share percentages as of the first day of such calculation period and as of the date immediately after such sale or acquisition), (b) the aggregate amount of principal receipts received by the mortgages trustee during the most recently ended calculation period and (c) the outstanding principal balance of intercompany loan A (in the case of Rule (2)) or intercompany loan B (in the case of Rule
              (3)), divided by the aggregate outstanding principal balance of all intercompany loans, each as of the most recent Funding 1 interest payment date;

       * that term advances will be treated as due and payable if they are already due and payable, or would become due and payable on or before the next Funding 1 interest payment date if all principal receipts were paid to Funding 1 on that calculation date; and

       * excluding amounts due and payable in respect of bullet term advances and scheduled amortisation instalments,

      exceeds the sum of:

       * the amounts standing to the credit of the Funding 1 principal ledger as at the last Funding 1 interest payment date (which amount was not distributed on that Funding 1 interest payment date to the issuer); and

       * the sum of each repayment requirement amount paid to Funding 1 on a previous distribution date during the relevant interest period.

      A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

      An "ASSET TRIGGER EVENT" will occur when an amount is debited to the AAA principal deficiency sub-ledger. For more information on the principal deficiency ledger, see "Credit structure".

      A "NON-ASSET TRIGGER EVENT" will occur on a calculation date if:

       * an insolvency event occurs in relation to the seller on or about that calculation date;

       * the seller's role as servicer under the servicing agreement is terminated and a new servicer is not appointed within 60 days;

       * the seller share at any time is equal to or less than the minimum seller share (in each case by reference to the most recent calculation date); or

       * on any calculation date the aggregate outstanding principal balance of loans comprising the trust property at that date (i) during the period from and including the closing date to but excluding the interest payment date in [December 2005] is less than [(pound)27,000,000,000] or (ii) during the period from and including the interest payment date in [December 2005] to but excluding the interest payment date in [December 2009] is less than [(pound)24,000,000,000].

      The definitions of "ASSET TRIGGER EVENT" and "NON-ASSET TRIGGER EVENT" may change as new loans are sold to the mortgages trustee.

MORTGAGES TRUST CALCULATION OF PRINCIPAL RECEIPTS

      "MORTGAGES TRUST AVAILABLE PRINCIPAL RECEIPTS" are calculated by the cash manager on each calculation date and will be equal to the amount that is standing to the credit of the principal ledger on that calculation date. The repayment requirement and the cash accumulation requirement are calculated by the cash manager on each calculation date and the relevant amounts notified to the mortgages trustee (who will be entitled to rely on such notifications).

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT
      On each distribution date where no trigger event has occurred on or before the immediately preceding calculation date, the cash manager will apply mortgages trust available principal receipts as follows:

      (A) first, where Funding 1 has no cash accumulation requirement and no repayment requirement on that distribution date, all such receipts will be allocated and paid to the seller until the seller share of the trust property (as calculated on the relevant share calculation date) is equal to the minimum seller share;

      (B) then if Funding 1 has a cash accumulation requirement on that distribution date, such receipts will be allocated and paid to Funding 1 in an amount up to but not exceeding Funding 1's cash accumulation requirement on that distribution date;

      (C) then, if Funding 1 has a repayment requirement on that distribution date, such receipts will be allocated and paid to Funding 1 in an amount up to but not exceeding Funding 1's repayment requirement on that date; and

      (D) then, the remainder, if any, of such receipts will be allocated and paid to the seller until the seller share of the trust property (as calculated on the relevant share calculation date) is equal to the minimum seller share.

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT

      On each distribution date where a non-asset trigger event has occurred on or before the immediately preceding calculation date and an asset trigger event has not occurred on or before that calculation date, the cash manager will apply mortgages trust available principal receipts as follows:

      (A) first, all such receipts will be allocated and paid to Funding 1 until the Funding 1 share of the trust property (as calculated on the relevant share calculation date) is zero, and

      (B) then, the remainder, if any, of such receipts will be allocated and paid to the seller.

      Following the occurrence of a non-asset trigger event, the issuer notes will be subject to prepayment risk (that is, they may be repaid earlier than expected).

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT

      On each distribution date where an asset trigger event has occurred on or before the immediately preceding calculation date, the cash manager will allocate and pay mortgages trust available principal

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

receipts, with no order of priority between them but in proportion to the respective amounts due, to Funding 1 and the seller according to the Funding 1 percentage share of the trust property (as calculated on the relevant share calculation date) and the seller percentage share of the trust property (as calculated on the relevant share calculation date) respectively (until, in the case of Funding 1, the Funding 1 share of the trust property is zero).

      Following the occurrence of an asset trigger event, the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes may not be repaid in full by their respective final maturity dates. See "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

LOSSES

      All losses arising on the loans will be applied in reducing the Funding 1 share and the seller share of the trust property. Funding 1's share and the seller's share of the losses will be determined by multiplying the amount of losses during a calculation period by the Funding 1 share percentage (as calculated on the relevant share calculation date), which will be allocated to Funding 1 (until the Funding 1 share of the trust property is zero), and the remainder, which will be allocated to the seller, on each calculation date in each case prior to calculating the allocation of mortgages trust available principal receipts on that calculation date.

DISPOSAL OF TRUST PROPERTY

      The trust property is held on trust for the benefit of Funding 1 and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

      If an event of default occurs under any intercompany loan agreement (an "INTERCOMPANY LOAN EVENT OF DEFAULT") and the security trustee determines to serve an intercompany loan acceleration notice on Funding 1, then the security trustee will be entitled, among other things, to sell Funding 1's share of the trust property. For further information on the security granted by Funding 1 over its assets, see "SECURITY FOR FUNDING 1'S OBLIGATIONS".

ADDITIONS TO TRUST PROPERTY

      The trust property may be increased from time to time by the sale of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding 1 and the seller according to the terms of the mortgages trust deed. For further information on the sale of new loans and their related security to the mortgages trustee, see "SALE OF THE LOANS AND THEIR RELATED SECURITY".

ACQUISITION BY FUNDING 1 OF AN INCREASED INTEREST IN TRUST PROPERTY

      If Funding 1 enters into a new intercompany loan, then it may apply the proceeds of that new intercompany loan to make a payment to the seller so as to give rise to an increase in Funding 1's share of the trust property (and giving rise to a corresponding decrease in the seller's share of the trust property). Funding 1 will be permitted to do this only if it meets a number of conditions, including:

       * that on the relevant calculation date no intercompany loan event of default under any intercompany loan agreement and no note event of default have occurred that have not been remedied or waived;

       * as at the most recent Funding 1 interest payment date, no deficiency is recorded on Funding 1's principal deficiency ledger;

       * the security trustee is not aware that the proposed increase in the Funding 1 share of the trust property (or the corresponding decrease in the seller share) would adversely affect the ratings at that time by the rating agencies of the current notes;

       * as at the relevant calculation date, the aggregate outstanding principal balance of loans constituting the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5% of the aggregate outstanding principal balance of all loans constituting the trust property;

       * the seller has not received written notice that the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are not rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following the payment made by Funding 1 on the relevant calculation date;

       * the product of the WAFF and WALS for the loans constituting the trust property calculated on the relevant date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans constituting the trust property calculated on the most recent previous closing date, plus 0.25%;

       * the loan-to-value ratio of loans in the trust property, after application of the LTV test on the relevant date, does not exceed the loan-to-value ratio (based on the LTV test) of loans in the trust property on the most recent previous closing date plus 0.25%; and

       * the general reserve fund has not been debited on or before the relevant date for the purposes of curing a principal deficiency in respect of the term advances in circumstances where the general reserve fund has not been replenished by a corresponding amount by the relevant date.

ACQUISITION BY SELLEr OF AN INTEREST RELATING TO CAPITALISED INTEREST
      If a borrower takes a payment holiday under a loan (as permitted by the terms of the loan), then the outstanding principal balance of the loan will increase by the amount of interest that would have been paid on the relevant loan if not for such payment holiday (the "capitalised interest").

      The increase in the loan balance due to the capitalised interest will be allocated to the Funding 1 share of the trust property and to the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous calculation date.

      Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding 1 in an amount equal to Funding 1's share of the capitalised interest in respect of those loans that are subject to payment holidays. Following such payment:

       * the seller share of the trust property will increase by an amount equal to the amount paid to Funding 1 for Funding 1's share of the capitalised interest, and Funding 1's share of the trust property will decrease by a corresponding amount; and

       * Funding 1 will apply the proceeds of the amount paid by the seller in accordance with the Funding 1 pre-enforcement revenue priority of payments and, after enforcement of the Funding 1 security, in accordance with the Funding 1 post-enforcement priority of payments.

      If an insolvency event occurs in respect of the seller, then the seller may continue to make payments to Funding 1 in an amount equal to Funding 1's share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.

PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN
      If the seller offers to make a payment to Funding 1 of the amount outstanding under an intercompany loan, then Funding 1 may accept that offer but only if:

       * the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the notes if Funding 1 accepted the offer;

       * Funding 1 would receive the payment on a Funding 1 interest payment date; and

       * the relevant issuer has confirmed to Funding 1 that the proceeds of the corresponding payment made by Funding 1 to the relevant issuer would be applied to repay the relevant intercompany loan.

      The Funding 1 share of the trust property would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.

TERMINATION OF MORTGAGES TRUST

      The mortgages trust will terminate on the later to occur of:

       * the date on which all amounts due from Funding 1 to its secured creditors have been paid in full; and

       *      any other date agreed in writing by Funding 1 and the seller.


RETIREMENT OF MORTGAGES TRUSTEE

      The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding 1 cannot replace the mortgages trustee.

GOVERNING LAW

      The mortgages trust deed is governed by English law.

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


                     THE ISSUER INTERCOMPANY LOAN AGREEMENT

      The following section contains a summary of the material terms of the issuer intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the issuer intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      The issuer intercompany loan agreement will provide that, subject to satisfying the conditions described in "- CONDITIONS TO DRAWDOWN" below, on the closing date, the issuer will lend to Funding 1 an amount in sterling equal to the proceeds of the issue of the issuer notes, after converting the US dollar proceeds of the offered issuer notes into sterling at the relevant issuer dollar currency exchange rates and after converting the euro proceeds of the series 4 issuer notes into sterling at the relevant issuer euro currency exchange rate. Funding 1 will then pay the proceeds of the issuer intercompany loan to the seller as consideration for the sale of loans to the mortgages trustee.

      The issuer intercompany loan will be split into 16 separate sub-loans, or "ISSUER TERM ADVANCES", as described in the following table:

                                                                                         INITIAL              FINAL
                                                                                       PRINCIPAL          REPAYMENT
                                                                                       AMOUNT OF            DATE OF
                                 DESIGNATED                                                 EACH               EACH
                                       TERM                       CORRESPONDING           ISSUER             ISSUER
ISSUER TERM                         ADVANCE     CORRESPONDING       ISSUER SWAP             TERM               TERM
ADVANCE                              RATING      ISSUER NOTES          (IF ANY)          ADVANCE            ADVANCE
------------------------------ ------------ ----------------- ----------------- ----------------  -----------------
Series 1 term AAA advance....           AAA  Series 1 class A  Series 1 class A      (pound)[__]    [December 2005]
Series 1 term AA advance.....            AA  Series 1 class B  Series 1 class B      (pound)[__]          June 2042
Series 1 term BBB advance....           BBB  Series 1 class C  Series 1 class C      (pound)[__]          June 2042
Series 2 term AAA advance....           AAA  Series 2 class A  Series 2 class A      (pound)[__]       [March 2012]
Series 2 term AA advance.....            AA  Series 2 class B  Series 2 class B      (pound)[__]          June 2042
Series 2 term BBB advance....           BBB  Series 2 class C  Series 2 class C      (pound)[__]          June 2042
Series 3 term AAA advance....           AAA  Series 3 class A               N/A      (pound)[__]    [December 2032]
Series 3 term AA advance.....            AA  Series 3 class B               N/A      (pound)[__]          June 2042
Series 3 term BBB advance....           BBB  Series 3 class C               N/A      (pound)[__]          June 2042
Series 4 term AAA advance....           AAA  Series 4 class A  Series 4 class A      (pound)[__]          June 2042
Series 4 term AA advance.....            AA  Series 4 class B  Series 4 class B      (pound)[__]          June 2042
Series 4 term BBB advance....           BBB  Series 4 class C  Series 4 class C      (pound)[__]          June 2042
Series 5A1 term AAA advance..           AAA Series 5 class A1 Series 5 class A1      (pound)[__]          June 2042
Series 5A2 term AAA advance..           AAA Series 5 class A2               N/A      (pound)[__]          June 2042
Series 5 term AA advance.....            AA  Series 5 class B               N/A      (pound)[__]          June 2042
Series 5 term BBB advance....           BBB  Series 5 class C               N/A      (pound)[__]          June 2042
Total:.......................                                                        (pound)[__]

TERM ADVANCE RATINGS ASSIGNED TO THE ISSUER TERM ADVANCES

      The designated term advance ratings of the issuer term AAA advances reflect the ratings expected to be assigned to the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes by the rating agencies on the closing date. The issuer series 1 term AAA advance will have the same rating as the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advance and the issuer series 5 term AAA advances despite the series 1 class A issuer notes having different, short-term ratings. The designated term advance ratings of the issuer term AA advances reflect the rating expected to be assigned to the class B issuer notes by the rating agencies on the closing date. The designated term advance ratings of the issuer term BBB advances reflect the rating expected to be assigned to the class C issuer notes by the rating agencies on the closing date. If, after the closing date, the rating agencies subsequently change the ratings assigned to each class of the issuer notes, then this will not affect the term advance ratings of the issuer term advances under the issuer intercompany loan.

      The issuer intercompany loan agreement will provide that, subject to satisfying the conditions in "- CONDITIONS TO DRAWDOWN", the following advances will be made available by the issuer to Funding 1 by way of the issuer intercompany loan made on the closing date:

       * the issuer term AAA advances in an aggregate principal amount of (pound)[__], which will be funded by the issue of the class A issuer notes on the closing date;

       * the issuer term AA advances in an aggregate principal amount of (pound)[__], which will be funded by the issue of the class B issuer notes on the closing date; and

       * the issuer term BBB advances in an aggregate principal amount of (pound)[__], which will be funded by the issue of the class C issuer notes on the closing date.

      The money received by Funding 1 under the issuer term advances will be used by Funding 1 on the closing date, among other things, to pay the seller part of the initial consideration due for loans (together with their related security) sold to the mortgages trustee on the closing date, thereby increasing Funding 1's share of the trust property. Funding 1's interest in the portfolio will constitute the Funding 1 share of the trust property.

      The issuer will make payments of interest and principal on the issuer notes from, among other things, respective payments of interest and principal made by Funding 1 to the issuer under the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances of the issuer intercompany loan and from amounts paid by the issuer swap providers to the issuer under the issuer swaps.

      The issuer has no obligation to make any further advances to Funding 1 under the terms of the issuer intercompany loan agreement.

CONDITIONS TO DRAWDOWN

      The issuer will not be obliged to make the advances available to Funding 1 unless the security trustee is satisfied on the closing date that a number of conditions have been met, including:

       * that the issuer notes have been issued and the proceeds received by or on behalf of the issuer;

       * that Funding 1 has delivered a certificate certifying that it is solvent; and

       * that each of the issuer transaction documents has been duly executed by the relevant parties to it.


REPRESENTATIONS AND AGREEMENTS

      Funding 1 will make several representations to the issuer in the issuer intercompany loan agreement including representations that Funding 1 has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

      In addition, Funding 1 will agree that:

       * it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

       * it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding 1 will engage;

       * it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

       * it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

       * it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding 1 deed of charge, and it will not issue any new shares;

       * it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

       * it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.

PAYMENTS OF INTEREST

      The interest rates applicable to the issuer term advances from time to time will be determined by reference to LIBOR for three-month sterling deposits (other than, in each case, in respect of the first interest period) plus or minus, in each case, a margin which will differ for each separate advance. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for two-week and one-month sterling deposits. LIBOR for an interest period will be determined on the relevant Funding 1 interest determination date. The "FUNDING 1 INTEREST DETERMINATION DATE" will be the Funding 1 interest payment date (as described later in this section) on which the relevant interest period (as described in this section) commences or, in the case of the first interest period, the closing date.

      The following table sets out details relating to the payment of interest on the issuer term advances, as described further in this section:

                                     DESIGNATED
                                           TERM
                                        ADVANCE   INITIAL INTEREST RATE                         STEPPED-UP INTEREST
SERIES NAME                              RATING               PER ANNUM        STEP-UP DATE          RATE PER ANNUM
--------------------------------  ------------- ----------------------- ------------------- -----------------------

Series 1........................            AAA        LIBOR minus [__]%                N/A                     N/A
Series 1........................             AA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 1........................            BBB         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 2........................            AAA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 2........................             AA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 2........................            BBB         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 3........................            AAA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 3........................             AA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 3........................            BBB         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 4........................            AAA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 4........................             AA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 4........................            BBB         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 5A1......................            AAA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 5A2......................            AAA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 5........................             AA         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%
Series 5........................            BBB         LIBOR plus [__]%    [December 2011]        LIBOR plus [__]%


      The initial interest rate indicated in relation to an issuer term advance in the above table shall apply to that issuer term advance for each interest period relating to that issuer term advance to and including the interest period which ends on the relevant step-up date indicated in that table in relation to that issuer term advance.

      A stepped-up interest rate indicated in relation to an issuer term advance in the above table shall apply to that issuer term advance for each interest period relating to that issuer term advance from and including the interest period which starts on the issuer step-up date.

      The first interest period in relation to the issuer term advances will commence on and include the closing date and end on but exclude the Funding 1 interest payment date falling in December 2004. Each subsequent interest period will commence on and include a Funding 1 interest payment date and end on but exclude the following Funding 1 interest payment date.

      In addition, prior to enforcement of the Funding 1 security Funding 1 will agree to pay an additional fee to the issuer on each Funding 1 interest payment date or otherwise when required. The fee on each Funding 1 interest payment date will be equal to the amount needed by the issuer to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the issuer notes and tax that can be met out of the issuer's profits) and a sum (in an amount up to 0.01% of the interest paid to the issuer on the term advances on each Funding 1 interest payment date), to be retained by the issuer as profit. The fee will be paid by Funding 1 out of the Funding 1 available revenue receipts.

REPAYMENT OF PRINCIPAL ON THE ISSUER TERM ADVANCES

      The issuer term advances will be repaid on the dates and in the priorities described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS". You should note that, in the circumstances described in Rule (1) of that section, payments on the issuer term AAA advances (other than the issuer series 1 term AAA advance), the issuer term AA advances and/or the issuer term BBB advances will be deferred.

LIMITED RECOURSE

      Funding 1 will only be obliged to pay amounts to the issuer under the issuer intercompany loan to the extent that it has funds to do so after making payments ranking in priority to amounts due on the issuer term advances.

      If, on the final repayment date of an issuer term advance, there is a shortfall between the amount of interest and/or principal due on that issuer term advance and the amount available to Funding 1 to make that payment, then that shortfall shall not be due and payable to the issuer until the time (if ever) when Funding 1 has enough money available to pay the shortfall on that issuer term advance (after making any other payments due that rank higher in priority to that advance).

      If, on the final repayment date of the issuer intercompany loan, there is a shortfall between the amount required to pay all outstanding interest and/or principal on the issuer term AA advances and/or the issuer term BBB advances and the amount available to Funding 1 to make those payments, then the shortfall shall be deemed to be not due and payable under the issuer intercompany loan agreement and any claim that the issuer may have against Funding 1 in respect of that shortfall will be extinguished.

ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT

      The issuer intercompany loan agreement will contain events of default (each an "ISSUER INTERCOMPANY LOAN EVENT OF DEFAULT"), which will include, among others, the following events:

       * a default by Funding 1 for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether the previous intercompany loan agreements, the issuer intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "- Limited recourse");

       * Funding 1 does not comply in any material respect with its obligations under any of the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within 20 London business days of Funding 1 becoming aware of its non-compliance or of receipt of written notice from the security trustee requiring Funding 1's non-compliance to be remedied; and

       * insolvency events occur in relation to Funding 1 or it is, or becomes, unlawful for Funding 1 to perform its obligations under any of the transaction documents.

      Investors should note that, as described in "- LIMITED RECOURSE", it will not be an event of default under an intercompany loan agreement (whether the previous intercompany loan agreements, the issuer intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding 1 in paying amounts due under an intercompany loan agreement where Funding 1 does not have the money available to make the relevant payment. The ability of the issuer to repay the issuer notes will depend upon payments to the issuer from Funding 1 under the issuer intercompany loan agreement. See "RISK FACTORS - FAILURE BY FUNDING 1 TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

      Investors should also note that an event of default by Funding 1 in respect of a previous intercompany loan and any new intercompany loan or any agreement entered into by Funding 1 in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the issuer intercompany loan.

      If an issuer intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding 1 stating that the issuer intercompany loan event of default has occurred (an "ISSUER INTERCOMPANY LOAN ACCELERATION notice"). Upon the service of an issuer intercompany loan acceleration notice, the security trustee may direct that the issuer term advances become immediately due and payable and/or that the issuer term advances become due and payable on the demand of the security trustee.

NEW INTERCOMPANY LOAN AGREEMENTS

      Holdings is expected to establish new issuers, each of which would issue new notes to investors. The issuer intercompany loan agreement will provide that Funding 1 may at any time, by written notice to the security trustee and the rating agencies, enter into a new intercompany loan agreement with a new issuer and draw new term advances thereunder. Each new term advance will be financed by the issue of new notes, and will only be permitted if certain conditions precedent are satisfied, including:

       *      the proceeds of the new intercompany loan are used by Funding 1
              (i) to pay the seller for new loans to be sold to the mortgages trustee under the mortgage sale agreement and/or (ii) to acquire part of the current seller share of the trust property from the seller and/or (iii) to refinance the existing debts of Funding 1, including the refinancing of any intercompany loan or intercompany loans and/or (4) to apply a portion thereof to further fund the general reserve fund;

       * each of the rating agencies confirms in writing to the security trustee that there will not, as a result of the new issuer issuing any new notes, be any adverse effect on the ratings of the current notes at that time by the rating agencies then rating the notes;

       * no intercompany loan event of default under any intercompany loan agreement is continuing or unwaived on the date when the advance is drawn; and

       * no principal deficiency is recorded on the principal deficiency ledger.

      Each new intercompany loan agreement will be on substantially the same terms as the issuer intercompany loan agreement, except as to the amount advanced, the rating of the new notes to which the new term advances correspond (the designated "NEW TERM ADVANCE RATINGS"), the interest rates applicable to the new term advances, the date that the new term advances are drawn and the terms for repayment.

      Subject to the rules regarding the application of principal receipts by Funding 1 (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE"), Funding 1 shall pay interest and repay principal which is due and payable on the term advances to the issuer, each previous issuer and each new issuer in an order of priority which will depend on the ratings of each term advance. Each term AAA advance due and payable will rank equally and proportionately, except that principal will be paid to each earliest maturing term AAA advance ahead of other term AAA advances. Payments on the term AAA advances will rank ahead of payments of interest and principal due and payable to the issuer, any previous issuer and any new issuer on the term AA advances, the term A advances and the term BBB advances. Similarly, each term AA advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term A advances and on the BBB advances.

      Similarly, each term A advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term BBB advances. Investors should note that amounts due and payable on the previous term

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advances and any new term advances may be paid to the previous issuer and to any new issuer ahead of payments due and payable on the issuer term advances.

FUNDING 1'S BANK ACCOUNTS

      Funding 1 maintains two bank accounts in England in its name with Bank of Scotland. These are:

       (1) the Funding 1 GIC account: the reserve funds are credited to this account and on each distribution date Funding 1's share of the mortgages trust available revenue receipts, any distribution of principal receipts to Funding 1 under the mortgages trust and any balance remaining in the cash accumulation ledger are initially deposited in this account. On each Funding 1 interest payment date, amounts required to meet Funding 1's obligations to its various creditors are transferred to the Funding 1 transaction account; and

       (2) the Funding 1 transaction account: on each Funding 1 interest payment date, monies standing to the credit of the Funding 1 GIC account are, with the consent of the security trustee, transferred to the Funding 1 transaction account and applied by the cash manager in accordance with the relevant order for priority of payments. Amounts representing Funding 1's profits are retained in the Funding 1 transaction account.

      These accounts may be required to be transferred to an alternative bank if the short-term, unguaranteed and unsecured ratings of the account bank fall below A-1+ by Standard & Poor's, F1+ by Fitch or P-1 by Moody's unless each rating agency confirms that its then current rating of the notes would not be adversely affected as a result of such ratings falling below these minimum ratings.

      If Funding 1 makes a Funding 1 stand-by drawing under the Funding 1 liquidity facility, then Funding 1 shall open a new account in its name, subject to the terms of the Funding 1 liquidity facility agreement, called the "FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT" into which the Funding 1 stand-by drawing will be deposited. See "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY".

GOVERNING LAW

      The issuer intercompany loan agreement will be governed by English law.

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                      SECURITY FOR FUNDING 1'S OBLIGATIONS

      Funding 1 has granted security for its obligations under each previous intercompany loan agreement (and the other transaction documents to which it is a party) by entering into the Funding 1 deed of charge and deeds of accession with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, each previous issuer, the Funding 1 swap provider, the Funding 1 GIC provider, the Funding 1 liquidity facility provider and each previous start-up loan provider. Together with the issuer start-up loan provider and the other secured creditors, we will enter into the issuer deed of accession to the Funding 1 deed of charge which means that we will share in the security granted by Funding 1 under the Funding 1 deed of charge. If Funding 1 enters into new intercompany loan agreements with new issuers, then the new issuers (together with any new start-up loan providers and any new Funding 1 swap provider) will enter into deeds of accession in relation to the Funding 1 deed of charge and the second supplemental Funding 1 deed of charge. This means that they will also share in the security granted by Funding 1 under the Funding 1 deed of charge and the second supplemental Funding 1 deed of charge with the existing Funding 1 secured creditors.

      The Funding 1 deed of charge has seven primary functions:

       *      it sets out the covenants of Funding 1;

       * it creates security interests in favour of the security trustee which the security trustee then holds on trust for each of the Funding 1 secured creditors;

       * it sets out the order in which the cash manager applies money received by Funding 1 prior to enforcement of the security;

       * it sets out the enforcement procedures relating to a default by Funding 1 on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

       * it sets out the order in which the security trustee applies money received by Funding 1 after the service of an intercompany loan acceleration notice on Funding 1;

       * it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and

       * it sets out how new creditors of Funding 1 can accede to the terms of the Funding 1 deed of charge.

      In addition Funding 1, on 12th March, 2004 granted additional fixed and floating security in favour of the security trustee for and on behalf of the Funding 1 secured creditors, to secure the same obligations as under the Funding 1 deed of charge (the "additional Funding 1 security"). The additional security was granted under the second supplemental Funding 1 deed of charge which was supplemental to the Funding 1 deed of charge. The second supplemental Funding 1 deed of charge contains certain Scots law provisions and is principally governed by English law. It will be enforceable in the same circumstances as the Funding 1 deed of charge and the proceeds of enforcement of the second supplemental Funding 1 deed of charge (if any) will be applied in the order set out in the Funding 1 deed of charge. By their execution of the issuer deed of accession, the parties thereto will also accede to the second supplemental Funding 1 deed of charge.

      The following section contains a summary of the material terms of the Funding 1 deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding 1 deed of charge, a form of which (together with the second supplemental Funding 1 deed of charge) has been filed as an exhibit to the registration statement of which this prospectus is a part.

COVENANTS OF FUNDING 1

      The Funding 1 deed of charge contains covenants made by Funding 1 in favour of the security trustee on trust for the benefit of itself, any receiver of Funding 1 and the Funding 1 secured creditors. The main covenants are that Funding 1 will pay all amounts due to each of the Funding 1 secured creditors as they become due (subject to the limited recourse provisions of each intercompany loan) and

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that it will comply with its other obligations under the transaction documents.

FUNDING 1 SECURITY

      Under the Funding 1 deed of charge, Funding 1 has created the following security interests in favour of the security trustee for and on behalf of the secured creditors (also known as, except where the context requires otherwise, the "INITIAL FUNDING 1 SECURITY" and together with the additional Funding 1 security, the "FUNDING 1 SECURITY") in respect of all the intercompany loans outstanding at any one time and Funding 1's obligations under the transaction documents to which it is a party:

       * an assignment (which may take effect as a floating charge) of the Funding 1 share of the trust property;

       * an assignment of all of its right, benefit and interest in the transaction documents to which Funding 1 is a party from time to time;

       * a first ranking fixed charge (which may take effect as a floating charge) over all of the right, title, interest and benefit of Funding 1 in the Funding 1 GIC account, the Funding 1 transaction account and the Funding 1 liquidity facility stand-by account, all amounts standing to the credit of those accounts from time to time and all authorised investments purchased from those accounts including all monies and income payable under them; and

       * a first floating charge over all of the property, assets and undertaking of Funding 1 not otherwise secured by any fixed security interest detailed above.


NATURE OF SECURITY - FIXED CHARGE

      Funding 1 may not deal with those of its assets which are subject to a fixed charge without the prior written consent of the security trustee. Accordingly, Funding 1 is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges and assignments described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

      Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing Funding 1 to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding 1's business. Any of Funding 1's assets acquired after the initial closing date (including assets acquired as a result of the disposition of any other asset of Funding 1), which are not subject to the fixed charges mentioned in this section will also be subject to the floating charge.

      The Funding 1 deed of charge was created prior to 15th September, 2003 (the "RELEVANT DATE"). Accordingly, the prohibition in section 72A of the Insolvency Act on the appointment of an administrative receiver under floating charges created after that date will not apply to any appointment made pursuant to the Funding 1 deed of charge. The prohibition will apply, however, in relation to the second supplemental Funding 1 deed of charge. In this respect, Funding 1 secured creditors can rely on the security trustee's ability to appoint an administrative receiver of Funding 1 under the Funding 1 deed of charge as set out below.

      The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding 1 and thereby prevent the appointment of an administrator or receiver of Funding 1 by one of Funding 1's other creditors. This ensures that in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding 1, the security trustee will always be able to control those proceedings in the best interests of the Funding 1 secured creditors.

      The interest of the Funding 1 secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration, and the claims of certain preferential creditors on enforcement of the Funding 1 security. This means that the expenses of any liquidation or any administration and preferential creditors will be paid out of the proceeds of

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enforcement of the floating charge ahead of amounts due to the issuer under the issuer intercompany loan agreement. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to the debts due to the holder of a floating charge). For a description of the nature of floating charges created after the relevant date, in particular the ranking of creditors see -"SECURITY FOR THE ISSUER'S OBLIGATIONS - NATURE OF SECURITY - FLOATING CHARGE".

      The floating charge created by the Funding 1 deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by Funding 1 at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding 1 deed of charge, including, among other events, notice to Funding 1 from the security trustee following an intercompany loan event of default except in relation to Funding 1's Scottish assets where crystallisation will occur on the appointment of an administrative receiver or on the commencement of the winding-up of Funding 1. A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the expenses of any liquidation or any administration and the claims of preferential creditors (as referred to in this section) on enforcement of the Funding 1 security.

FUNDING 1 PRE-ENFORCEMENT PRIORITY OF PAYMENTS

      The Funding 1 deed of charge sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the service of an intercompany loan acceleration notice on Funding 1, of amounts standing to the credit of the Funding 1 transaction account on each Funding 1 interest payment date. This order of priority is described in "CASHFLOWS -DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS" AND "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

      As new issuers are established to issue new notes and accordingly to make new term advances to Funding 1, those new issuers (together with any new start-up loan providers and any new Funding 1 swap providers) will enter into deeds of accession in relation to the Funding 1 deed of charge which will amend the Funding 1 pre-enforcement revenue priority of payments, the Funding 1 pre-enforcement principal priority of payments (including those priorities of payments applying if a trigger event occurs or if a note acceleration notice is served on one or more of the issuers), and the Funding 1 post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider and any new Funding 1 swap provider. The ranking of those new amounts due will be as follows:

       * subject to the rules regarding the application of principal receipts by Funding 1 (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE"), all amounts due and payable to the issuer, the previous issuer and any new issuer will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last;

       * all Funding 1 swap providers will rank in no order of priority between themselves but in proportion to the respective amounts due to them; and

       * all start-up loan providers will rank in no order of priority between themselves but in proportion to the respective amounts due to them.

ENFORCEMENT

      The Funding 1 deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding 1 so that the security trustee can protect the interests of each of the Funding 1 secured creditors.

      The Funding 1 deed of charge requires the security trustee to consider the interests of each of the Funding 1 secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but


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requires the security trustee in the event of a conflict between the interests of the issuer, the previous issuers and any new issuers and the interests of any other Funding 1 secured creditors, to consider only, unless stated otherwise, the interests of the issuer, the previous issuers and any new issuers.

      As among the issuer, the previous issuers and any new issuers, the security trustee will exercise its rights under the Funding 1 deed of charge only in accordance with the directions of the issuer, the previous issuers and/or the new issuer(s) with the highest-ranking term advance ratings. If the issuer, the previous issuers and/or any new issuers with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the issuer, any previous issuer or new issuer (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified and/or secured to its satisfaction.

      The Funding 1 security will become enforceable upon the service of an intercompany loan acceleration notice under any intercompany loan, provided that, if the Funding 1 security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding 1 security unless either:

       * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the term AAA advances - including the term AAA advances made under the issuer intercompany loan, each previous intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on); or

       * the security trustee is of the sole opinion that the cashflow expected to be received by Funding 1 will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding 1, to discharge in full over time all amounts owing in respect of the term AAA advances, including the term AAA advances made under the issuer intercompany loan, the previous intercompany loans and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on).

      Each of the Funding 1 secured creditors have agreed under the Funding 1 deed of charge that they will not take steps directly against Funding 1 for any amounts owing to them, unless the security trustee has become bound to enforce the Funding 1 security but has failed to do so within 30 days of becoming so bound.

FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS

      The Funding 1 deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan acceleration notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 PRINCIPAL RECEIPTS AND FUNDING 1 REVENUE RECEIPTS FOLLOWING THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

      Any deeds of accession will amend the Funding 1 post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider and any new Funding 1 swap provider or any other relevant creditor that has acceded to the terms of the Funding 1 deed of charge. The prior consent of noteholders and other secured creditors of Funding 1 and the issuer will not be obtained in relation to the accession of a new issuer or other relevant creditor to the Funding 1 deed of charge. The Funding 1 deed of charge will direct the security trustee to execute any deed of accession for and on behalf of the Funding 1 secured creditors, provided that the conditions precedent to the creation of a new intercompany loan have been satisfied.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

      The security trustee is appointed to act as trustee on behalf of the Funding 1 secured creditors on the terms and conditions of the Funding 1 deed of charge. It holds the benefit of the security created by

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the Funding 1 deed of charge on trust for each of the Funding 1 secured creditors in accordance with the terms and conditions of the Funding 1 deed of charge.

      The security trustee may, without the consent or sanction of Funding 1's secured creditors, concur with any person in making or sanctioning any modifications to the transaction documents:

       * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably that such modification will not be materially prejudicial to the interests of the secured creditors or, if it is not of that opinion in relation to any secured creditor, such secured creditor has given its consent to such modification; or

       * which in the opinion of the security trustee is made to correct a manifest error or an error established as such to the satisfaction of the security trustee or is of a formal, minor or technical nature.

      The security trustee will be entitled to assume that the exercise of its discretions will not be materially prejudicial to the interests of the noteholders if each of the rating agencies has confirmed that the then current rating by it of the current notes would not be adversely affected by such exercise.

      In addition, the security trustee will give its consent to any modifications to the mortgage sale agreement, the servicing agreement, the cash management agreement, the Funding 1 deed of charge, the Funding 1 liquidity facility agreement, the Funding 1 swap agreement, the intercompany loan terms and conditions, the bank account agreement and the master definitions and construction agreement, that are requested by Funding 1 or the cash manager, provided that Funding 1 or the cash manager certifies to the security trustee that such modifications are required in order to accommodate:

       (i) the entry by Funding 1 into new intercompany loan agreements, and/or the issue of new types of notes by new issuers and/or the addition of other relevant creditors to the transaction;

       (ii) the inclusion of Funding 2 as a beneficiary of the mortgages trust;

       (iii)  the issue of new notes by Funding 2;

       (iv) the sale of new types of loans or mortgages to the mortgages trustee;

       (v) changes to be made to the general reserve fund required amount, the liquidity reserve fund required amount and/or the manner in which the reserve funds are funded;

       (vi) changes to be made to the definitions of asset trigger event and non-asset trigger event; and

       (vii) the addition of an additional Funding 1 liquidity facility in the circumstances described in "CREDIT STRUCTURE - ADDITIONAL FUNDING 1 LIQUIDITY FACILITY",

      and provided further that:

       * in respect of the matters listed in paragraphs (i) to (iv), the relevant conditions precedent to, as applicable, the addition of new issuers, the inclusion of Funding 2 as a beneficiary of the mortgages trust or the sale of new loans to the mortgages trustee, have been satisfied; and

       * in respect of the matters listed in paragraphs (i) to (vii) the security trustee has received written confirmation from each of the rating agencies then rating the current notes that the relevant modifications will not adversely affect the then current ratings of the notes.

      The actual consent of the Funding 1 liquidity facility provider, the Funding 1 swap provider and the issuer swap providers will be required in order to make the changes described above (subject to the terms of the issuer transaction documents).

SECURITY TRUSTEE'S FEES AND EXPENSES

      Funding 1 shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding 1. Funding 1 has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:


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       *      the transaction documents; or

       *      the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer as a result of Funding 1 failing to perform any of its obligations.

      Funding 1 will not be responsible under the Funding 1 deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence or wilful default by the security trustee or any of its officers, employees or advisers.

RETIREMENT AND REMOVAL

      Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding 1. In order to be eligible to act as security trustee, such successor security trustee must agree to be bound by the terms of the Funding 1 deed of charge and must meet the applicable eligibility requirements under the Funding 1 deed of charge, including the requirement that it satisfies the minimum capitalisation and other applicable conditions in regards to trustee eligibility set forth in the United States Investment Company Act of 1940, as amended. If within 60 days of having given notice of its intention to retire, Funding 1 has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding 1 deed of charge, and further provided that such rating agencies confirm that the current ratings of the notes shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

      Funding 1 may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the Funding 1 secured creditors to the removal.

      In addition, the security trustee may, subject to conditions specified in the Funding 1 deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE FUNDING 1 DEED OF CHARGE

      The Funding 1 deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

       * the security trustee will, if reasonably practicable, give prior written notification to the seller, the cash manager and each Funding 1 secured creditor of the security trustee's intention to enforce the Funding 1 security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding 1 security);

       * the security trustee is not responsible for the adequacy or enforceability of the Funding 1 deed of charge or the security interests created thereby or any other transaction document;

       * the security trustee is not required to exercise its powers under the Funding 1 deed of charge without being directed to do so by the issuer or the other Funding 1 secured creditors;

       * the security trustee may rely (without investigation or further inquiry) on documents provided by the mortgages trustee, Funding 1 and the cash manager, the ratings agencies and the advice of consultants and advisers and shall not be liable for any loss or damage arising as a result of such reference;

       * the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding 1 with the transaction documents;

       * the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received written notice from a Funding 1 secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

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       *      the security trustee has no duties or responsibilities except those expressly set out in the Funding 1 deed of charge or the transaction documents;

       * any action taken by the security trustee under the Funding 1 deed of charge or any transaction document binds all of the Funding 1 secured creditors;

       * each Funding 1 secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding 1 and whether or not to request that the security trustee take any particular course of action under any transaction document;

       * the security trustee and its affiliates may engage in any kind of business with Funding 1 or any of the Funding 1 secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding 1 secured creditors;

       * the security trustee has no liability under or in connection with the Funding 1 deed of charge or any other transaction document, whether to a Funding 1 secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding 1 deed of charge out of the property held by it on trust under the Funding 1 deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding 1 deed of charge; and

       * the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

      The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the issuer notes or the payment of principal or interest on the issuer notes.

GOVERNING LAW

      The Funding 1 deed of charge is governed by English law. The second supplemental Funding 1 deed of charge is governed by English law.


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                      SECURITY FOR THE ISSUER'S OBLIGATIONS

      The issuer will provide security for its obligations by entering into the issuer deed of charge with the issuer secured creditors, who are the security trustee, the issuer noteholders, the note trustee, the paying agents, the registrar, the transfer agent, the agent bank, the issuer swap providers, the corporate services provider under the issuer corporate services agreement, the issuer cash manager and the issuer account bank.

      The issuer deed of charge has five primary functions:

      *      it sets out covenants of the issuer;

      * it creates security interests in favour of the security trustee which the security trustee then holds on trust for each of the issuer secured creditors;

      * it sets out the enforcement procedures relating to a default by the issuer of its covenants under the transaction documents (including the appointment of a receiver);

      * it sets out the order in which the security trustee applies monies standing to the credit of the issuer transaction account both prior to and following the service of a note acceleration notice on the issuer; and

      * it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities.

      The following section contains a summary of the material terms of the issuer deed of charge. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

COVENANTS OF THE ISSUER

      The issuer deed of charge contains covenants made by the issuer in favour of the security trustee on trust for the benefit of itself, any receiver of the issuer and the issuer secured creditors. The main covenants are that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and that it will comply with its other obligations under the issuer transaction documents.

ISSUER SECURITY

      Under the issuer deed of charge, the issuer creates the following security interests in favour of the security trustee for and on behalf of the secured creditors in respect of its obligations:

      * an assignment of all of the issuer's right, benefit and interest under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding 1 deed of charge, the issuer swap agreements, the issuer swap guarantees, the issuer paying agent and agent bank agreement, the issuer underwriting agreement, the issuer subscription agreements, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

      * a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit present and future in the issuer's bank account and any amounts deposited in them from time to time;

      * a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

      * a first floating charge over all of the issuer's property, assets and undertaking not already secured under the security interests described above (including all of the issuer's property, assets and undertaking situated in Scotland or governed by Scots law).

NATURE OF SECURITY - FIXED CHARGE

      The issuer may not deal with those of its assets which are subject to a fixed charge without the prior

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written consent of the security trustee. Accordingly, the issuer will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges and assignments described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

      Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuer to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuer's business. Any assets acquired by the issuer after the closing date (including assets acquired as a result of the disposition of any other assets of the issuer) which are not subject to fixed charges described in the preceding section (including all of the issuer's Scottish assets) will also be subject to the floating charge.

      The existence of the floating charge allows the security trustee to appoint an administrative receiver of the issuer and thereby prevent the appointment of an administrator or receiver of the issuer by one of the issuer's other creditors. We expect that an appointment of an administrative receiver by the security trustee under the issuer deed of charge will not be prohibited by
Section 72A of the Insolvency Act as the appointment will fall within the exception set out under Section 72B of the Insolvency Act (First Exception:
Capital Markets). Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuer, the security trustee will always be able to control those proceedings in the best interest of the issuer secured creditors. However, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the appointment of administrative receivers.

      The interest of the issuer secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or administration and the claims of certain preferential creditors on enforcement of the issuer security. Section 250 of the Enterprise Act abolishes Crown Preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

      The floating charge created by the issuer deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuer at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the issuer deed of charge, including, among other events, notice to the issuer from the security trustee following an event of default under the issuer notes except in relation to the issuer's Scottish assets where crystallisation will occur on the appointment of an administrative receiver or on the commencement of the winding-up of the issuer. A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part but will rank behind the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part on enforcement of the issuer security.

ENFORCEMENT

      The issuer deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by the issuer so that the security trustee can protect the interests of each of the issuer secured creditors.

      The issuer deed of charge requires the security trustee to consider the interests of each of the issuer secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the noteholders and the interests of any other issuer secured creditor, to consider only, unless stated otherwise, the interests of the noteholders. As among noteholders, the security trustee will exercise its rights under the issuer deed of

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charge only in accordance with the directions of the class of noteholders with the highest-ranking issuer notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or a conflict between the interests of class B noteholders of one series and the class B noteholders of another series or a conflict between the interests of the class C noteholders of one series and the class C noteholders of another series then a resolution directing the security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes or, as applicable, each series of the class B issuer notes or each series of the class C issuer notes. In all such cases, the security trustee will only act if it is indemnified and/or secured to its satisfaction.

      The issuer security will become enforceable at any time following the service of an issuer note acceleration notice on the issuer or if there are no issuer notes outstanding, following a default in payment of any other secured obligation of the issuer, provided that, if the issuer security has become enforceable otherwise than by reason of a default in payment of any amount due on the issuer notes, the security trustee will not be entitled to dispose of all or part of the assets comprised in the issuer security unless either:

      * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class C issuer notes; or

      * the security trustee is of the sole opinion that the cashflow expected to be received by the issuer will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer, to discharge in full over time all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class C issuer notes.

      Each of the issuer secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the security trustee) will agree under the issuer deed of charge that they will not take steps directly against the issuer (other than in accordance with the transaction documents) for any amounts owing to them, unless the security trustee has become bound to enforce the issuer security but has failed to do so within 30 business days of becoming so bound.

ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS

      The issuer deed of charge sets out the order of priority of distribution by the security trustee, following service of an issuer note acceleration notice, of amounts received or recovered by the security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding 1 security has also been enforced. These orders of priority are described in "CASHFLOWS".

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

      The security trustee is appointed to act as trustee on behalf of the issuer secured creditors on the terms and conditions of the issuer deed of charge. It holds the benefit of the security created by the issuer deed of charge on trust for each of the issuer secured creditors in accordance with the terms and conditions of the issuer deed of charge.

      The security trustee may, without the consent or sanction of the issuer secured creditors, concur with any person in making or sanctioning any modifications to the transaction documents:

      * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion that such modification will not be materially prejudicial to the interests of the secured creditors or, if it is not of that opinion in relation to any secured creditor, such secured creditor has given its written consent to such modification; or

      * which in the opinion of the security trustee is made to correct a manifest error or an error established as such to the satisfaction of the security trustee or is of a formal, minor or technical nature.

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      The security trustee will be entitled to assume that the exercise of its rights, powers, duties and discretions will not be materially prejudicial to the interests of the noteholders if each of the rating agencies has confirmed that the then current rating by it of the notes would not be adversely affected by such exercise.

      In addition, the security trustee will give its consent to any modifications to the mortgage sale agreement, the servicing agreement, the cash management agreement, the Funding 1 deed of charge, the Funding 1 liquidity facility agreement, the Funding 1 swap agreement, the intercompany loan terms and conditions, the bank account agreement and the master definitions and construction schedule, that are requested by Funding 1 or the cash manager, provided that Funding 1 or the cash manager certifies to the security trustee in writing that such modifications are required in order to accommodate:

      (i) the entry by Funding 1 into new intercompany loan agreements and/or the addition of other relevant creditors to the transaction documents;

      (ii)   the issue of new types of notes by new issuers;

      (iii)  the inclusion of Funding 2 as a beneficiary of the mortgages trust;

      (iv)   the issue of new notes by Funding 2;

      (v) the sale of new types of loans or mortgages to the mortgages trustee;

      (vi) changes to be made to the general reserve fund required amount, the liquidity reserve fund required amount and/or the manner in which the reserve funds are funded;

      (vii) changes to be made to the definitions of asset trigger event and non-asset trigger event; and

      (viii) the addition of an additional Funding 1 liquidity facility in the circumstances described in "CREDIT STRUCTURE - ADDITIONAL FUNDING 1 LIQUIDITY FACILITY",

      and provided further that:

      * in respect of the matters listed in paragraphs (i) to (v), the relevant conditions precedent to, as applicable, the addition of new issuers, the inclusion of Funding 2 as a beneficiary of the mortgages trust or the sale of new loans to the mortgages trustee, have been satisfied; and

      * in respect of the matters listed in paragraphs (i) to (viii), the security trustee has received written confirmation from each of the rating agencies then rating the notes that the relevant modifications will not adversely affect the then current ratings of the current notes.

      The actual consent of the Funding 1 liquidity facility provider, the Funding 1 swap provider and the issuer swap providers will be required in order to make the changes described above (subject to the terms of the issuer transaction documents).

SECURITY TRUSTEE'S FEES AND EXPENSES

      The issuer will reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and the issuer. The issuer has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

      *      the issuer transaction documents; or

      *      the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer as a result of the issuer failing to perform any of its obligations.

      The issuer will not be responsible under the issuer deed of charge for any liabilities, losses, damages, costs or expenses resulting from the fraud, negligence or wilful default on the part of the security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuer deed of charge.

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RETIREMENT AND REMOVAL

      Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to the issuer. In order to be eligible to act as security trustee, such successor security trustee must agree to be bound by the terms of the issuer deed of charge and must meet the applicable eligibility requirements under the issuer deed of charge, including the requirement that it satisfies the minimum capitalisation and other applicable conditions in regards to trustee eligibility set forth in the United States Investment Company Act of 1940, as amended. If within 60 days of having given notice of its intention to retire, the issuer has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuer deed of charge, and further provided that rating agencies confirm that the current ratings of the notes shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

      The issuer may remove the security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the issuer secured creditors to the removal.

      In addition, the security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

      The issuer deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liability. These include the following:

      * the security trustee will, if reasonably practicable, give prior written notification to the seller of the security trustee's intention to enforce the issuer security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the issuer security);

      * the security trustee is not responsible for the adequacy or enforceability of the issuer deed of charge or the security interests created thereby or any other issuer transaction document;

      * the security trustee is not required to exercise its powers under the issuer deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25% of the aggregate principal amount outstanding of the issuer notes then outstanding or by any other issuer secured creditor (and then only to the extent that it is indemnified and/or secured to its satisfaction) provided that:

             (i) the security trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its sole opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

             (ii) the security trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its sole opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be; and

             (iii) the security trustee will not act at the direction or request of any other issuer secured creditor unless so to do would not, in its sole opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the other relevant secured creditors that ranks ahead of that issuer secured creditor (in the issuer post-enforcement priority of payments) also consents to that action;

      * the security trustee may rely (without investigation or further inquiry) on documents provided by the issuer, the issuer cash manager, the issuer swap providers, the agent bank, the paying agents, the registrar, the transfer agent, the issuer account bank, the corporate services provider, the rating agencies and the advice of consultants and advisers and shall not be liable for any loss or damage arising as a result of such reliance;

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      *      the security trustee is not required to monitor whether an issuer note event of default has occurred or compliance by the issuer with the issuer transaction documents;

      * the security trustee will be taken not to have knowledge of the occurrence of an issuer note event of default unless the security trustee has received written notice from an issuer secured creditor stating that an issuer note event of default has occurred and describing that issuer note event of default;

      * the security trustee may rely (without investigation or further inquiry) on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the issuer trust deed and shall not be liable for any loss or damage arising as a result of such reliance;

      * the security trustee has no duties or responsibilities except those expressly set out in the issuer deed of charge or the issuer transaction documents;

      * any action taken by the security trustee under the issuer deed of charge or any of the issuer transaction documents binds all of the issuer secured creditors;

      * each issuer secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of the issuer and whether or not to request that the security trustee take any particular course of action under any issuer transaction document;

      * the security trustee in a capacity other than as security trustee can exercise its rights and powers as such as if it were not acting as the security trustee;

      * the security trustee and its affiliates may engage in any kind of business with the issuer or any of the issuer secured creditors as if it were not the security trustee and may receive consideration for services in connection with any issuer transaction document or otherwise without having to account to the issuer secured creditors;

      * the security trustee has no liability under or in connection with the issuer deed of charge or any other issuer transaction document, whether to an issuer secured creditor or otherwise, (1) other than to the extent to which the liability is able to be satisfied in accordance with the issuer deed of charge out of the property held by it on trust under the issuer deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the issuer deed of charge; and

      * the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

      The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the success of the issuer notes or the payment of principal or interest on the issuer notes.

TRUST INDENTURE ACT PREVAILS

      The issuer deed of charge contains a provision that, if any other provision of the issuer deed of charge limits, qualifies or conflicts with another provision which is required to be included in the issuer deed of charge by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

      The issuer deed of charge will be governed by English law.


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                                    CASHFLOWS

DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS

DEFINITION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS

      "FUNDING 1 AVAILABLE REVENUE RECEIPTS" for each Funding 1 interest payment date will be calculated by the cash manager on the day falling four business days prior to such Funding 1 interest payment date and will be an amount equal to the sum of:

      * all mortgages trust available revenue receipts distributed or to be distributed to Funding 1 during the then current interest period;

      * any amounts paid or to be paid by the seller to Funding 1 during the then current interest period in consideration of the seller acquiring a further interest in the trust property (see "THE MORTGAGES TRUST - ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST");

      * other net income of Funding 1 including all amounts of interest received on the Funding 1 GIC account, the Funding 1 transaction account and/or authorised investments (as defined in the glossary) and amounts received by Funding 1 under the Funding 1 swap agreement (other than any early termination amount received by Funding 1 under the Funding 1 swap agreement), in each case to be received during the then current interest period;

      * the amounts then standing to the credit of the general reserve ledger;

      * if a liquidity reserve fund rating event has occurred and is continuing, and there are no amounts standing to the credit of the general reserve ledger, the amounts then standing to the credit of the liquidity reserve ledger and available to be drawn, to the extent necessary to pay the items in paragraphs (A) to (F), (H),
             (J) and (L) in the Funding 1 pre-enforcement revenue priority of payments; and

      * if a liquidity reserve fund rating event has occurred but is no longer continuing due to an increase in the seller's rating since the preceding Funding 1 interest payment date, and Funding 1 elects to terminate the liquidity reserve fund, all amounts standing to the credit of the liquidity reserve ledger;

      less:

      * any payment made by the seller to Funding 1 on such Funding 1 interest payment date as described in "THE MORTGAGES TRUST - PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN" and

      * any proceeds of a new intercompany loan received by Funding 1 during the then current interest period as described in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - NEW INTERCOMPANY LOAN AGREEMENTS".

      Four business days prior to each Funding 1 interest payment date, the cash manager will calculate whether Funding 1 available revenue receipts (as calculated above) will be sufficient to pay items (A) to (F), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments.

      If the cash manager determines that there is an insufficiency, then Funding 1 shall pay or provide for that insufficiency by applying amounts then standing to the credit of (a) first, the Funding 1 principal ledger, if any, and
(b) second, any amounts standing to the credit of the cash accumulation ledger after deducting the amounts standing to the credit of the Funding 1 principal ledger (if any) from such ledger, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER". Funding 1 principal receipts thus applied may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance. If there are no (or insufficient) amounts standing to the credit of the Funding 1 principal ledger and the cash accumulation ledger to cure such insufficiency (referred to as an uncured Funding 1 revenue shortfall), then the cash manager will direct Funding 1 to request a drawing under the Funding 1 liquidity facility to apply towards the revenue shortfall in accordance with the Funding 1 pre-

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enforcement revenue priority of payments. See "CREDIT STRUCTURE - FUNDING 1
LIQUIDITY FACILITY" and "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND".

      If the cash manager determines that there is an excess of Funding 1 available revenue receipts over the amount required to pay the specified items in the Funding 1 pre-enforcement revenue priority of payments, then Funding 1 shall apply such excess to extinguish any balance on the principal deficiency ledger, as described in "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

      This section sets out the order of priority of payments of Funding 1 available revenue receipts as at the closing date. If Funding 1 enters into new intercompany loan agreements, then this order of priority will change - see "SECURITY FOR FUNDING 1'S OBLIGATIONS".

      Except for amounts due to third parties by the issuer and/or the previous issuers and/or Funding 1 under item (A) or amounts due to the account bank and/or the issuer account bank and/ or account banks for the previous issuers, which shall be paid when due, on each Funding 1 interest payment date prior to the service of an intercompany loan acceleration notice on Funding 1, the cash manager will apply (i) the Funding 1 available revenue receipts for such date
(ii) if Funding 1 available revenue receipts for such date are insufficient to pay items (A) to (F), (H), (J) and (L) below, amounts standing to the credit of the Funding 1 principal ledger and the cash accumulation ledger (in the manner described above) and (iii) if there is an uncured Funding 1 revenue shortfall on such date, drawings under the Funding 1 liquidity facility agreement to the extent necessary to pay the items listed below in paragraphs (A) to (F), (H),
(J) and (L), in the following order of priority (the "Funding 1 pre-enforcement revenue priority of payments"):

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding 1 deed of charge;

             * in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (1) the issuer in respect of the issuer's obligations specified in items (A) to (C) inclusive of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) and
                   (B) of the issuer post-enforcement priority of payments, as described in "- DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER" and "- DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER AND THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1" and (2) the previous issuers in respect of the previous issuers' similar obligations under their respective priorities of payments; and

             * any third party creditors of Funding 1 (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding 1 of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following interest period by Funding 1 and to pay or discharge any liability of Funding 1 for corporation tax on any chargeable income or gain of Funding 1;

      (B) then, to pay amounts due to the Funding 1 liquidity facility provider under the Funding 1 liquidity facility agreement (except for amounts drawn thereunder to repay principal due on the bullet term advances, scheduled amortisation term advances and any "FUNDING 1 LIQUIDITY SUBORDINATED AMOUNTS", which are:

             * any withholding taxes and increased costs on the provision of the Funding 1 liquidity facility; and

             * any additional costs incurred by the Funding 1 liquidity facility provider to comply with the requirements of the Bank of England, the Financial Services Authority, the European Central

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                   Bank and/or changes to the capital adequacy rules applicable to the Funding 1 liquidity facility provider and Funding 1);

      (C) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

      (D) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the Funding 1 corporate services agreement;

      (E) then, towards payment of all amounts (if any) due and payable to the Funding 1 swap provider under the Funding 1 swap agreement (including termination payments but excluding any Funding 1 swap excluded termination amount (as defined later in this section);

      (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term AAA advances;

      (G) then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (H) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term AA advances;

      (I) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (J) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term A advances;

      (K) then, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (L) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term BBB advances;

      (M) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (N) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuer and any previous issuer in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any current swap excluded termination amount);

      (O) then, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount, taking into account any net replenishment of the general reserve fund on that Funding 1 interest payment date from Funding 1 available principal receipts (see item (B) of the relevant Funding 1 pre-enforcement principal priority of payments);

      (P) then, if a liquidity reserve fund rating event has occurred and is continuing, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount, taking into account any net replenishment of the liquidity reserve fund on that Funding 1 interest payment date from Funding 1 available principal receipts (see item (C) of the relevant Funding 1 pre-enforcement principal priority of payments);

      (Q) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due (without double counting) to:

             * the issuer and/or any previous issuer, as the case may be, in respect of their respective obligations (if any) to pay any current swap excluded termination amount;

             * any other amounts due to the issuer under the issuer intercompany loan agreement and/or to any previous issuers under any previous intercompany loan agreements, and not

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                   otherwise provided for in this order of priorities;

             * after the occurrence of a Funding 1 swap provider default or a Funding 1 swap provider downgrade termination event, towards payment of any termination amount due and payable by Funding 1 under the Funding 1 swap agreement; and

             * the Funding 1 liquidity facility provider to pay any Funding 1 liquidity subordinated amounts due under the Funding 1 liquidity facility agreement;

      (R) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts due to the start-up loan provider under the start-up loan agreements;

      (S) then, towards payment of an amount equal to 0.01% of the Funding 1 available revenue receipts; and

      (T) then, towards payment to the shareholders of Funding 1 of any dividend declared by Funding 1.


DISTRIBUTION OF ISSUER REVENUE RECEIPTS

DEFINITION OF ISSUER REVENUE RECEIPTS

      "ISSUER REVENUE RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

      * interest to be paid by Funding 1 on the relevant Funding 1 interest payment date in respect of the issuer term advances under the issuer intercompany loan;

      * fees to be paid to the issuer by Funding 1 on the relevant Funding 1 interest payment date under the terms of the issuer intercompany loan;

      * interest payable on the issuer's bank accounts and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date in respect of the issuer notes;

      * other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant interest payment date (including any amount received by the issuer in consideration for entering into a replacement issuer swap agreement but excluding (i) the return or transfer of any excess swap collateral (as defined in the glossary) as set out under any of the issuer swap agreements and (ii) in respect of each issuer swap provider, prior to the designation of an early termination date under the relevant issuer swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuer swap provider to the issuer pursuant to the relevant issuer swap agreement (and any interest or distributions in respect thereof)); and

      * any additional amount the issuer receives from any taxing authority on account of amounts paid to that taxing authority for and on account of tax by an issuer swap provider under an issuer swap agreement.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER

      The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the service of a note acceleration notice on the issuer, of amounts received by the issuer on each interest payment date. As at the closing date, the order of priority will be as described in this section.

      Except for amounts due to third parties by the issuer under item (B) below or amounts due to the issuer account bank under item (C) below, which shall be paid when due, on each applicable interest payment date the issuer cash manager will apply issuer revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

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      (A)    first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the security trustee under the issuer deed of charge;

             * the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the issuer trust deed; and

             * the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the registrar, the transfer agent and the paying agents under the issuer paying agent and agent bank agreement;

      (B) then, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuer of the issuer transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuer cash manager in the immediately succeeding interest period, under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account bank under the issuer bank account agreement;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * on each Funding 1 interest payment date amounts due to the series 1 issuer swap provider in respect of the series 1 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider to pay interest due and payable on the series 1 class A issuer notes;

             * amounts due to the series 2 issuer swap provider in respect of the series 2 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the issuer swap provider to pay interest due and payable on the series 2 class A issuer notes;

             * interest due and payable on the series 3 class A issuer notes;

             * amounts due to the series 4 issuer swap provider in respect of the series 4 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in relation to such swap to pay interest due and payable on the series 4 class A issuer notes; and

             * interest due and payable on the series 5 class A issuer notes;

      (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 issuer swap provider in respect of the series 1 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in relation to such swap to pay interest due and payable on the series 1 class B issuer notes;

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             *     amounts due to the series 2 issuer swap provider in respect of the series 2 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in relation to such swap to pay interest due and payable on the series 2 class B issuer notes;

             * interest due and payable on the series 3 class B issuer notes;

             * amounts due to the series 4 issuer swap provider in respect of the series 4 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in relation to such swap to pay interest due and payable on the series 4 class B issuer notes; and

             * interest due and payable on the series 5 class B issuer notes;

      (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 issuer swap provider in respect of the series 1 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in relation to such swap to pay interest due and payable on the series 1 class C issuer notes;

             * amounts due to the series 2 issuer swap provider in respect of the series 2 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in relation to such swap to pay interest due and payable on the series 2 class C issuer notes;

             * interest due and payable on the series 3 class C issuer notes;

             * amounts due to the series 4 issuer swap provider in respect of the series 4 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in relation to such swap to pay interest due and payable on the series 4 class C issuer notes; and

             * interest due and payable on the series 5 class C issuer notes;

      (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due (without double counting) to:

             * the series 1 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 1 issuer swap provider;

             * the series 2 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 2 issuer swap provider; and

             * the series 4 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 4 issuer swap provider;

      (H) then, to the issuer, an amount equal to 0.01% of the interest received on the issuer term advances, to be retained by the issuer as profit; and

      (I) then, to pay to shareholders of the issuer any dividend declared by the issuer.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS AFTER THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER BUT PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

      Following the service of a note acceleration notice on the issuer under the issuer deed of charge, but prior to the service of an intercompany loan acceleration notice on Funding 1 under the Funding 1 deed of charge, the security trustee will apply issuer revenue receipts in the same order of priority as set out in the issuer pre-enforcement revenue priority of payments, except that:
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      *      in addition to the amounts due to the security trustee under item
             (A) of the issuer pre-enforcement revenue priority of payments, issuer revenue receipts will be applied to pay amounts due to any receiver appointed by the security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

      * the security trustee will not be required to pay amounts due to any entity which is not an issuer secured creditor.


DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS

PRINCIPAL RECEIPTS PAID TO FUNDING 1 BY THE MORTGAGES TRUSTEE ON EACH DISTRIBUTION DATE

      On each distribution date mortgages trust available principal receipts shall be paid to Funding 1 in the manner and to the extent provided by the mortgages trustee principal priority of payments (see "THE MORTGAGES TRUST - MORTGAGES TRUST CALCULATION OF PRINCIPAL RECEIPTS" above) and shall be deposited in the Funding 1 GIC account and credited by the cash manager to "FUNDING 1 PRINCIPAL LEDGER" (being a ledger maintained by the cash manager for Funding 1).

DEFINITION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS

      "FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each Funding 1 interest payment date and will be an amount equal to the sum of:

      * all Funding 1 principal receipts received by Funding 1 during the interest period ending on the relevant Funding 1 interest payment date;

      * all other Funding 1 principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next Funding 1 interest payment date to repay a bullet term advance and/or, subject to Rule (1) below, a scheduled amortisation instalment, or to make a payment under items (A), (B) or (C) of the Funding 1 pre-enforcement principal priority of payments and, if such Funding 1 interest payment date occurs on or after a trigger event, the remainder of such receipts standing to the credit of the cash accumulation ledger;

      * the amount, if any, to be credited to the principal deficiency ledger pursuant to items (G), (I), (K) and (M) of the Funding 1 pre-enforcement revenue priority of payments on the relevant Funding 1 interest payment date;

      * in so far as available for and needed to make eligible liquidity facility principal repayments (see "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY" below), any amounts available to be drawn under the Funding 1 liquidity facility, less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (F) (inclusive) and
             (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments, plus any amounts which will be repaid to the Funding 1 liquidity facility provider under item (A) of the relevant Funding 1 pre-enforcement priority of payments on the next Funding 1 interest payment date (i.e. occurring at the end of such period of four business days) to the extent that such repayment is available to be redrawn on that Funding 1 interest payment date;

      * in so far as available for and needed to make eligible general reserve fund principal repayments (see "CREDIT STRUCTURE - GENERAL RESERVE FUND" below), the amount that would then be standing to the credit of the general reserve ledger, less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (N) (inclusive) of the Funding 1 pre-enforcement revenue priority of payments, plus any amounts which will be credited to the general reserve ledger under item (B) of the relevant Funding 1 pre-enforcement principal priority of payments on the next Funding 1 interest payment date (i.e. occurring at the end of such period of four business days; and

      * in so far as available for and needed to make eligible liquidity fund principal repayments (see "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND" below), the amount that would then be standing to the credit of the liquidity reserve ledger (but less any amounts applied or to be applied on

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             the relevant date in payment of interest and other revenue expenses as set out in items (A) to (F) (inclusive) and (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments plus any amounts which will be credited to the liquidity reserve ledger under item (C) of the relevant Funding 1 pre-enforcement principal priority of payments on the next Funding 1 interest payment date (i.e. occurring at the end of such period of four business days);

             less

      * amounts to be applied on the relevant Funding 1 interest payment date to pay items (A) to (F) (inclusive), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments.

DUE AND PAYABLE DATES OF ISSUER TERM ADVANCES

      An issuer term advance shall become "DUE AND PAYABLE" on the earlier to occur of:

      1)     the date being:

             * in relation to the issuer series 1 term AAA advance, the Funding 1 interest payment date falling in [December 2005];

             * in relation to the issuer series 2 term AAA advance, the Funding 1 interest payment dates falling in [June 2007] in respect of the first scheduled amortisation amount, [September 2007] in respect of the second scheduled amortisation amount, [December 2007] in respect of the third scheduled amortisation amount and [March 2008] in respect of the fourth scheduled amortisation amount;

             * in relation to the issuer series 3 term AAA advance, the Funding 1 interest payment dates falling in [March 2008] in respect of the first scheduled amortisation amount, [June 2008 ]in respect of the second scheduled amortisation amount, [September 2008] in respect of the third scheduled amortisation amount and [December 2008] in respect of the fourth scheduled amortisation amount;

             * in relation to the issuer series 4 term AAA advance, the Funding 1 interest payment dates falling in [March 2010] in respect of each first scheduled amortisation amount and [June 2010] in respect of the second scheduled amortisation amount;

             * in relation to the issuer series 5 term AAA advances, the Funding 1 interest payment date falling in [December 2011];

             * in relation to the issuer series 1 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 1 term AAA advance has been fully repaid;

             * in relation to the issuer series 2 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 2 term AAA advance has been fully repaid;

             * in relation to the issuer series 3 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 3 term AAA advance has been fully repaid;

             * in relation to the issuer series 4 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 4 term AAA advance has been fully repaid;

             * in relation to the issuer series 5 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 5 term AAA advances have been fully repaid;

             * in relation to the issuer series 1 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 1 term AA advance has been fully repaid;

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             *     in relation to the issuer series 2 term BBB advance, the
                   Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 2 term AA advance has been fully repaid;

             * in relation to the issuer series 3 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 3 term AA advance has been fully repaid;

             * in relation to the issuer series 4 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 4 term AA advance has been fully repaid; and

             * in relation to the issuer series 5 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 5 term AA advance has been fully repaid;

      2)     the date upon which a trigger event occurs;

      3) the date upon which a note acceleration notice is served on the issuer under the issuer deed of charge;

      4) the date upon which an intercompany loan acceleration notice is served on Funding 1 under the Funding 1 deed of charge; and

      5) the date upon which a step-up date occurs in relation to the relevant issuer term advance.

      In each case, when an issuer term advance becomes due and payable, it shall continue to be due and payable until it is fully repaid. If there are insufficient funds available to repay an issuer term advance on a Funding 1 interest payment date upon which that issuer term advance is due and payable, then the shortfall will be repaid on subsequent Funding 1 interest payment dates from Funding 1 available principal receipts until that issuer term advance is fully repaid.

      The following sections set out various priorities of payments for Funding 1 available principal receipts under the following circumstances, and are collectively referred to as the "FUNDING 1 PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS":

      * repayment of term advances of each series prior to the occurrence of a trigger event and prior to the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice;

      * repayment of term advances of each series following the occurrence of a non-asset trigger event but prior to the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice;

      * repayment of term advances of each series following the occurrence of an asset trigger event but prior to the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice; and

      * repayment of term advances of each series following the service on each issuer of a note acceleration notice but prior to the service on Funding 1 of an intercompany loan acceleration notice.

      REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      On each Funding 1 interest payment date prior to the occurrence of a trigger event or the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice, the cash manager shall apply Funding 1 available principal receipts in the following order of priority:

      (A) first, towards repayment of the Funding 1 liquidity facility provider amounts outstanding under the Funding 1 liquidity facility that were drawn in order to make eligible liquidity facility principal

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             repayments;

      (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

      (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

      (D) then, towards repayment of all term AAA advances that are then due and payable in an order of priority based on their final repayment date, so that the earliest maturing term AAA advance is paid first (and if any term AAA advances have the same final repayment date, then those term advances will be paid in no order of priority between them but in proportion to their respective amounts due), in each case subject to Rules (1), (2) and (3) below;

      (E) then, towards repayment of all term AA advances that are then due and payable in no order of priority between them but in proportion to the respective amounts due, in each case subject to Rules (1),
             (2) and (3) below;

      (F) then, towards repayment of all term A advances that are then due and payable in no order of priority between them but in proportion to the respective amounts due, in each case subject to Rules (1),
             (2) and (3) below;

      (G) then, towards repayment of all term BBB advances that are then due and payable in no order of priority between them but in proportion to the respective amounts due, in each case subject to Rules (1),
             (2) and (3) below;

      (H) then, towards a credit to the cash accumulation ledger until the balance is equal to Funding 1's cash accumulation liability (as calculated after any payments are made at item (D) of this priority of payments); and

      (I) then, the remainder shall be credited to the Funding 1 principal ledger.

      In the applicable circumstances, the following Rules apply in determining the amounts to be paid under items (D), (E), (F) and (G) of the priority of payments set out above and below:

RULE (1) - DEFERRAL OF REPAYMENT OF PASS-THROUGH TERM ADVANCES AND/OR SCHEDULED AMORTISATION INSTALMENTS IN CERTAIN CIRCUMSTANCES

(A)   Deferral of term AA advances, term A advances and/or term BBB advances

      If on a Funding 1 interest payment date:

      (1) there is a debit balance on the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger, after application of the Funding 1 available revenue receipts on that Funding 1 interest payment date; or

      (2) the adjusted general reserve fund level is less than the general reserve fund threshold; or

      (3) the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5% of the aggregate outstanding principal balance of loans in the mortgages trust then until the relevant circumstance as described in sub-paragraphs (1),
      (2) or (3) above has been cured or otherwise ceases to exist, if:

      (a) any term AAA advance (whether or not such term AAA advance is then due and payable) remains outstanding after making the payments under item (D) of the above priority of payments, the term AA advances (including the issuer term AA advances) will not be entitled to

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



             principal repayments under item (E) of the above priority of payments;

      (b) any term AAA advance or any AA term advance (whether or not such term AAA advance or term AA advance is then due and payable) remains outstanding after making the payments under items (D) and/or (E) of the above priority of payments then the term A advances will not be entitled to principal repayments under item
             (F) of the priority of payments set out above; and/or

      (c) any term AAA advance, any term AA advance or any A term advance (whether or not such term AAA advance, term AA advance or term A advance is then due and payable) remains outstanding after making the payments under items (D) and/or (E) and/or (F) of the above priority of payments then the term BBB advances (including the issuer term BBB advances) will not be entitled to principal repayments under item (G) of the priority of payments set out above.

(B) Deferral of scheduled amortisation term advances when CPR is below certain threshold(s) prior to step-up date

      If on a Funding 1 interest payment date:

      (1) one or more bullet term advances are within a cash accumulation period at that time (irrespective of whether any scheduled amortisation instalments are then in a cash accumulation period); and

      (2)    either:

             (a)   the quarterly CPR is less than 10%; or

             (b)   both:

                   (i) the quarterly CPR is equal to or greater than 10%, but less than 15%, and

                   (ii)  the annualised CPR is less than 10%;

      then on or before their step-up dates the scheduled amortisation term advances will be entitled to principal repayments under item (D) of the priority of payments set out above only to the extent permitted under the scheduled amortisation repayment restrictions.

(C) Deferral of original pass-through term advances when CPR is below a certain threshold prior to step-up date

      If on a Funding 1 interest payment date:

      (1) one or more bullet term advances and/or scheduled amortisation instalments are within a cash accumulation period at that time;

      (2)    the quarterly CPR is less than 15%; and

      (3)    there is a cash accumulation shortfall at that time,

      then, on or before their step-up dates, the original pass-through term advances will be entitled to principal repayments under items (D), (E) (F) and (G) (as applicable) of the priority of payments above only to the extent permitted under the pass through repayment restrictions.

      In this prospectus:

       "ANNUALISED CPR"  means the result of:

                                   1 - ((1-M) ^ 12)

        where

      "M" is expressed as a percentage and determined as at the most recent normal calculation date as indicated in the definition of "ANTICIPATED CASH ACCUMULATION PERIOD" (see "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS" above);

      "BULLET ACCUMULATION LIABILITY" means on any Funding 1 interest payment date prior to any payment under item (D) of the above priority of payments the aggregate of each relevant accumulation amount at that time of each bullet term advance which is within a cash accumulation period;

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



      "BULLET ACCUMULATION SHORTFALL" means at any time that the cash accumulation ledger amount is less than the bullet accumulation liability;

      "CASH ACCUMULATION LIABILITY" means on any Funding 1 interest payment date prior to any payment under item (D) of the above priority of payments the sum of:

      (1)    the bullet accumulation liability at that time; and

      (2) the aggregate of each relevant accumulation amount at that time of each scheduled amortisation instalment which is within a cash accumulation period;

      "CASH ACCUMULATION SHORTFALL" means at any time that the cash accumulation ledger amount is less than the cash accumulation liability;

      "CASH ACCUMULATION LEDGER AMOUNT" means at any time the amount standing to the credit of the cash accumulation ledger at that time (immediately prior to any drawing to be applied on that interest payment date and prior to any payment under item (H) of the above priority of payments);

      "PASS-THROUGH REPAYMENT RESTRICTIONS" means at any time on a Funding 1 interest payment date no amount may be applied in repayment of any original pass-through term advance unless:

      (1) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items (A), (B) and (C) and before item (D) of the above priority of payments, is greater than or equal to

      (2) the sum of the cash accumulation liability and the aggregate amount of all original pass-through term advances which are due and payable as at that time; and

      "SCHEDULED AMORTISATION REPAYMENT RESTRICTIONS" means at any time on a Funding 1 interest payment date:

      (1) where there is not a bullet accumulation shortfall at that time, the total amount withdrawn from the cash accumulation ledger on that Funding 1 interest payment date for repayment of the relevant scheduled amortisation instalments shall not exceed the cash accumulation ledger amount less the bullet accumulation liability at that time; and

      (2)    where there is a bullet accumulation shortfall at that time:

             (a) no amount may be withdrawn from the cash accumulation ledger on that Funding 1 interest payment date to be applied in repayment of the relevant scheduled amortisation instalments; and

             (b) no amount may be applied in repayment of the relevant scheduled amortisation instalments unless:

                   (i) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items (A), (B) and (C) and before item (D) of the above priority of payments, is greater than or equal to

                   (ii) the sum of the bullet accumulation liability and the aggregate amount of scheduled amortisation instalments which are due and payable as at that time.

RULE (2) - REPAYMENT OF PAYABLE PASS-THROUGH TERM ADVANCES AFTER THE OCCURRENCE OF A STEP-UP DATE

      Following the occurrence of the step-up date under an intercompany loan ("INTERCOMPANY LOAN A") but prior to the time at which Rule (3) becomes applicable and provided that the Funding 1 share of the trust property is greater than zero, the aggregate amount repaid on a Funding 1 interest payment date in relation to term advances (other than bullet term advances or scheduled amortisation instalments) under that intercompany loan A under items (D), (E),
(F) and (G) of the priority of payments set out above shall be limited to an amount calculated as follows:

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


                                             Outstanding principal balance of intercompany loan A
      Funding 1 principal funds       x   --------------------------------------------------------
                                        Aggregate outstanding principal balance of all intercompany loans where "FUNDING 1 PRINCIPAL FUNDS" means in respect of any Funding 1 interest payment date the sum of:

      (A) the aggregate of the following amount for each calculation period which has ended in the period from the previous Funding 1 interest payment date to the most recent normal calculation date, such amount being the product of:

             (1) the Funding 1 share percentage as calculated at the start of the relevant calculation period; and

             (2) the aggregate amount of principal receipts received by the mortgages trustee in the relevant calculation period;

      (B) the amount credited to the principal deficiency ledger on the relevant Funding 1 interest payment date; and

      (C) the amount, if any, credited to the Funding 1 principal ledger pursuant to item (l) of the above Funding 1 pre-enforcement principal priority of payments on the immediately preceding Funding 1 interest payment date.

RULE (3) - REPAYMENT OF TERM ADVANCES AFTER A NOTE ACCELERATION NOTICE HAS BEEN SERVED ON ONE OR MORE (BUT NOT ALL) OF THE ISSUERS.

     If a note acceleration notice has been served on one or more issuers (but not all the issuers), then this Rule (3) will apply. In these circumstances:

      (i) enforcement of an issuer's security will not result in automatic enforcement of the Funding 1 security;

      (ii) the term advances (including any outstanding bullet term advances and scheduled amortisation instalments) under the intercompany loan relating to the relevant issuer whose security is being enforced ("INTERCOMPANY LOAN B") will become immediately due and payable;

      (iii) the cash manager shall apply the appropriate amount of Funding 1 available principal receipts allocated to intercompany loan B at the relevant level of the applicable Funding 1 priority of payments to repay any term AAA advances outstanding under that intercompany loan B in no order of priority between them but in proportion to the respective amounts due (that is, those term AAA advances will not be repaid in an order of priority based on their final repayment date); and

      (iv) the aggregate amount repaid on a Funding 1 interest payment date in respect of intercompany loan B under items (D), (E), (F) and (G) of the above priority of payments shall be limited to an amount calculated as follows:

                                             Outstanding principal balance of intercompany loan B
      Funding 1 principal funds       x   --------------------------------------------------------
                                        Aggregate outstanding principal balance of all intercompany loans where "FUNDING 1 PRINCIPAL FUNDS" means in respect of any Funding 1 interest payment date the sum of:

      (A) the aggregate of the following amount for each calculation period which has ended in the period from the previous Funding 1 interest payment date to the most recent normal calculation date, such amount being the product of:

             (1) the Funding 1 share percentage as calculated at the start of the relevant calculation period; and

             (2) the aggregate amount of principal receipts received by the mortgages trustee in the relevant calculation period;

      (B) the amount credited to the principal deficiency ledger on the relevant Funding 1 interest payment date; and

      (C) the amount, if any, credited to the Funding 1 principal ledger pursuant to item (I) of the above Funding 1 pre-enforcement principal priority of payments on the immediately preceding Funding 1 interest payment date.

Allocations involving Rule (2) or Rule (3)

      Where Rule (2) or Rule (3) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2) or Rule (3) (as applicable). However, if the amount so allocated to one or more term advances exceeds the amount permitted under Rule (2) or Rule (3) (as applicable) to be paid in respect of those term advances (the "CAPPED ADVANCES"), the excess shall then be reallocated among any other relevant term advances at that level using the method of allocation as applies at that level but without reference to the capped advances in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Following the occurrence of a non-asset trigger event (where no asset trigger event has occurred) under the mortgages trust deed but prior to the service on Funding 1 of an intercompany loan acceleration notice under the Funding 1 deed of charge or the service on each issuer of a note acceleration notice under their respective deeds of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each Funding 1 interest payment date Funding 1 will be required to apply Funding 1 available principal receipts in the following order of priority:

      (A) first, towards repayment of the Funding 1 liquidity facility provider amounts outstanding under the Funding 1 liquidity facility that were drawn in order to make eligible liquidity facility principal repayments;

      (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

      (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

      (D) then, to repay the term AAA advance with the earliest final repayment date, then to repay the term AAA advance with the next earliest final repayment date, and so on until the term AAA advances are fully repaid;

      (E) then, in no order of priority between them but in proportion to the amounts due, to repay the term AA advances until those term AA advances are fully repaid;

      (F) then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances until those term A advances are fully repaid; and

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



      (G) then, in no order of priority between them but in proportion to the amounts due, to repay the term BBB advances until those term BBB advances are fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Following the occurrence of an asset trigger event (whether or not a non-asset trigger event occurs or has occurred) but prior to the service on Funding 1 of an intercompany loan acceleration notice under the Funding 1 deed of charge or the service on each issuer of a note acceleration notice under their respective deeds of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each Funding 1 interest payment date Funding 1 will be required to apply Funding 1 available principal receipts in the following order of priority:

      (A) first, towards repayment of the Funding 1 liquidity facility provider amounts outstanding under the Funding 1 liquidity facility that were drawn in order to make eligible liquidity facility principal repayments;

      (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

      (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

      (D) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances until each of those term AAA advances is fully repaid;

      (E) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances until each of those term AA advances is fully repaid;

      (F) then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances until those term A advances are fully repaid; and

      (G) then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances until each of those term BBB advances is fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

      If a note acceleration notice is served on each issuer under their respective deeds of charge, then that will not result in automatic enforcement of the Funding 1 security under the Funding 1 deed of charge. In those circumstances, however, the bullet term advances and any scheduled amortisation term advances under any intercompany loans will be deemed to be pass-through term advances and on each Funding 1 interest payment date Funding 1 will be required to apply Funding 1 available principal receipts in the following order of priority:

      (A) first, towards repayment of the Funding 1 liquidity facility provider amounts drawn under the Funding 1 liquidity facility on the prior Funding 1 interest payment date in order to make eligible liquidity facility principal repayments;

      (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;


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


      (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

      (D) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances until each of those advances is fully repaid;

      (E) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances, until each of those advances is fully repaid;

      (F) then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances until those term A advances are fully repaid; and

      (G) then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances until each of those advances is fully repaid.

REPAYMENT OF TERM ADVANCES WHEN FUNDING 1 RECEIVES THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

      If Funding 1 receives a payment from the seller in the circumstances described in "THE MORTGAGES TRUST - PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN" or the proceeds of a new intercompany loan which are to be used to refinance another intercompany loan as described in "THE ISSUER INTERCOMPANY LOAN AGREEMENT -NEW INTERCOMPANY LOAN AGREEMENTS" (such payment by the seller or such proceeds being a "FULL REPAYMENT AMOUNT"), then Funding 1 will not apply the full repayment amount as described above in "- DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS". Rather, Funding 1 will apply the full repayment amount to repay the relevant intercompany loan. If at any time only one previous intercompany loan is outstanding, then Funding 1 shall apply the full repayment amount first to repay the Funding 1 liquidity facility provider any amounts outstanding under the Funding 1 liquidity facility to the extent that such funds were drawn in order to repay the principal amounts of any previous bullet term advances made under any of the previous intercompany loans and the remainder shall be applied to repay the relevant previous intercompany loan.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS

DEFINITION OF ISSUER PRINCIPAL RECEIPTS

      Prior to the service of a note acceleration notice on the issuer, "issuer principal receipts" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to all principal amounts to be repaid by Funding 1 to the issuer under the issuer intercompany loan during the relevant interest period. Following the service of a note acceleration notice on the issuer, but prior to the service of an intercompany loan acceleration notice on Funding 1, "ISSUER PRINCIPAL RECEIPTS" means the sum calculated by the security trustee four business days prior to each interest payment date as the amount to be repaid by Funding 1 to the issuer under the issuer intercompany loan during the relevant interest period and/or the sum otherwise recovered by the security trustee (or the receiver appointed on its behalf) representing the principal balance of the issuer notes.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER
      Prior to the service of a note acceleration notice on the issuer, the issuer, or the issuer cash manager on its behalf, will apply any issuer principal receipts on each interest payment date to repay the issuer notes in the following manner (the "ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"):

      CLASS A ISSUER NOTES

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1

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


             term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each applicable interest paymentdate the series 1 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class A issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class A issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AAA advance on each Funding 1 interest payment date shall be applied to redeem the series 3 class A issuer notes on each applicable interest payment date;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class A issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A1 term AAA advance on each Funding 1 interest payment date shall be applied to redeem the series 5 class A1 issuer notes on each applicable interest payment date; and

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A2 term AAA advance on each Funding 1 interest payment date shall be applied to redeem the series 5 class A2 issuer notes on each applicable interest payment date.

      CLASS B ISSUER NOTES

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each applicable interest payment date the series 1 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class B issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class B issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 3 class B issuer notes on each applicable interest payment date;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class B issuer swap; and

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term AA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class B issuer notes on each applicable interest payment date.

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


      CLASS C ISSUER NOTES

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term BBB advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each applicable interest payment date the series 1 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class C issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class C issuer swap;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term BBB advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 3 class C issuer notes on each applicable interest payment date;

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term BBB advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class C issuer swap; and

      * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term BBB advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class C issuer notes on each applicable interest payment date.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER BUT PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

      The issuer deed of charge sets out the order of priority of distribution of issuer principal receipts received or recovered by the security trustee (or a receiver appointed on its behalf) following the service of a note acceleration notice on the issuer but prior to the service of an intercompany loan acceleration notice on Funding 1. In these circumstances, the security trustee will apply issuer principal receipts on each interest payment date to repay the issuer notes in the following manner:

      (A) first, in no order of priority between them, but in proportion to the amounts due, to repay the class A issuer notes as follows:

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each interest payment date the series 1 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class A issuer swap;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class A issuer swap;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AAA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 3 class A notes on each applicable interest payment date;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AAA advance on each Funding 1 interest payment date, shall be paid by the issuer

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                   to the series 4 issuer swap provider, and on each interest payment date the series 4 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class A issuer swap;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A1 term AAA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class A1 notes on each applicable interest payment date; and

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A2 term AAA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class A2 notes on each applicable interest payment date.

      (B) then, in no order of priority between them, but in proportion to the amounts due, to repay the class B issuer notes as follows:

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each interest payment date the series 1 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class B issuer swap;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class B issuer swap;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 3 class B issuer notes on each applicable interest payment date;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class B issuer swap; and

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term AA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class B issuer notes on each applicable interest payment date.

      (C) then, in no order of priority between them, but in proportion to the amounts due, to repay the class C issuer notes as follows:

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 1 issuer swap provider, and on each interest payment date the series 1 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class C issuer swap;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class C issuer swap;

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             *     any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term BBB advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 3 class C issuer notes on each applicable interest payment date;

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class C issuer swap; and

             * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term BBB advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class C issuer notes on each applicable interest payment date.

DISTRIBUTION OF FUNDING 1 PRINCIPAL RECEIPTS AND FUNDING 1 REVENUE RECEIPTS FOLLOWING THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

      The Funding 1 deed of charge sets out the order of priority of distribution as at the closing date of amounts received or recovered by the security trustee or a receiver appointed on its behalf following the service of an intercompany loan acceleration notice on Funding 1. If Funding 1 enters into new intercompany loan agreements, then this order of priority will change - see "SECURITY FOR FUNDING 1'S OBLIGATIONS".

      The security trustee will apply amounts received or recovered following the service of an intercompany loan acceleration notice on Funding 1 on each Funding 1 interest payment date in accordance with the following order of priority (the "FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS"):

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding 1 deed of charge; and

             * the issuer, any previous issuer and/or any new issuer in respect of that issuer's obligations specified in items (A) and (B) of the issuer post-enforcement priority of payments;

      (B) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with VAT on those amounts;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the Funding 1 corporate services agreement;

      (D) then, towards payment of amounts (if any) due to the Funding 1 liquidity facility provider under the Funding 1 liquidity facility agreement (except for any Funding 1 liquidity facility subordinated amounts);

      (E) then, towards payment of amounts (if any) due to the Funding 1 swap provider under the Funding 1 swap agreement (including any termination payment but excluding any Funding 1 swap excluded termination amount);

      (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term AAA advances;

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      (G)    then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term AA advances;

      (H) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term A advances;

      (I) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term BBB advances;

      (J) then, towards payment of any amounts due to the issuer and/or any previous issuer in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any current swap excluded termination amount);

      (K) then, in no order of priority between them but in proportion to the respective amounts due, to pay (without double counting):

             * amounts due to the issuer, any previous issuer and/or any new issuer in respect of their respective obligations (if any) to pay any current swap excluded termination amount to a current swap provider following a current swap provider default or a current swap provider downgrade termination event (as appropriate);

             * any other amounts due to the issuer under the issuer intercompany loan agreement and any previous issuer under any previous intercompany loan agreement and not otherwise provided for earlier in this order of priorities;

             * any Funding 1 liquidity subordinated amounts due to the Funding 1 liquidity facility provider; and

             * amounts due to the Funding 1 swap provider in respect of Funding 1's obligation to pay any termination amount to the Funding 1 swap provider as a result of a Funding 1 swap provider default or a Funding 1 swap provider downgrade termination event; and

      (L) last, in no order of priority between them but in proportion to the amounts then due, towards payment of amounts due to the start-up loan provider under the start-up loan agreements.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER AND THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

      If an intercompany loan acceleration notice is served on Funding 1 under the Funding 1 deed of charge, then there will be an automatic enforcement of the issuer security under the issuer deed of charge. The issuer deed of charge sets out the order of priority of distribution by the security trustee, following the service of a note acceleration notice on the issuer and the service of an intercompany loan acceleration notice on Funding 1 (known as the "ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS"), of amounts received or recovered by the security trustee (or a receiver appointed on its behalf). On each interest payment date, the security trustee will apply amounts (other than amounts representing (i) any excess swap collateral which shall be returned directly to the relevant issuer swap provider and (ii) in respect of each issuer swap provider, prior to the designation of an early termination date under the relevant issuer swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuer swap provider to the issuer pursuant to the relevant issuer swap agreement (and any interest or distributions in respect thereof)) received or recovered following enforcement of the issuer security as follows:

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

             * the security trustee and any receiver appointed by the security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the security trustee and the receiver under the provisions of the issuer deed of charge;

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             *     the note trustee together with interest and any amount in
                   respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the issuer trust deed; and

             * the agent bank, the paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the issuer paying agent and agent bank agreement;

      (B) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account bank;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 issuer swap provider in respect of the series 1 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in respect of the series 1 class A issuer swap to pay interest and principal due and payable on the series 1 class A issuer notes;

             * amounts due to the series 2 issuer swap provider in respect of the series 2 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in respect of the series 2 class A issuer swap to pay interest and principal due and payable on the series 2 class A issuer notes;

             *     interest and principal on the series 3 class A issuer notes;

             * amounts due to the series 4 issuer swap provider in respect of the series 4 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in respect of the series 4 class A issuer swap to pay interest and principal due and payable on the series 4 class A issuer notes; and

             *     interest and principal on the series 5 class A issuer notes;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 issuer swap provider in respect of the series 1 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in respect of the series 1 class B issuer swap to pay interest and principal due and payable on the series 1 class B issuer notes;

             * amounts due to the series 2 issuer swap provider in respect of the series 2 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in respect of the series 2 class B issuer swap to pay interest and principal due and payable on the series 2 class B issuer notes;

             * interest and principal due and payable on the series 3 class B issuer notes;

             * amounts due to the series 4 issuer swap provider in respect of the series 4 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in respect of the series 4 class B issuer swap to pay interest and principal due and payable on

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                   the series 4 class B issuer notes; and

             * interest and principal due and payable on the series 5 class B issuer notes;

      (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

             * amounts due to the series 1 issuer swap provider in respect of the series 1 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in respect of the series 1 class C issuer swap to pay interest and principal due and payable on the series 1 class C issuer notes;

             * amounts due to the series 2 issuer swap provider in respect of the series 2 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in respect of the series 2 class C issuer swap to pay interest and principal due and payable on the series 2 class C issuer notes;

             * interest and principal due and payable on the series 3 class C issuer notes;

             * amounts due to the series 4 issuer swap provider in respect of the series 4 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in respect of the series 4 class C issuer swap to pay interest and principal due and payable on the series 4 class C issuer notes; and

             * interest and principal due and payable on the series 5 class C issuer notes;

      (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due (without double counting) to:

             * the series 1 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 1 issuer swap provider;

             * the series 2 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 2 issuer swap provider; and

             * the series 4 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 4 issuer swap provider.

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                                CREDIT STRUCTURE

      The issuer notes will be obligations of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

      * Funding 1 available revenue receipts are expected to exceed interest and fees payable to the issuer;

      * a shortfall in Funding 1 available revenue receipts may be met from Funding 1's principal receipts;

      * a general reserve fund has been established to help meet shortfalls in principal due on the original bullet term advances and original scheduled amortisation term advances in the circumstances described below;

      * the general reserve fund may also be used to increase the available revenue receipts (to help meet any shortfall which may arise, for example, due to non-performance of loans in the mortgages trust);

      * Funding 1 will be obliged to establish a liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A-by Fitch (unless the relevant rating agency confirms that the current rating of the notes will not be adversely affected by the rating downgrade of the seller);

      * payments on the class C issuer notes will be subordinated to payments on the class A issuer notes and the class B issuer notes;

      * payments on the class B issuer notes will be subordinated to payments on the class A issuer notes;

      * the mortgages trustee GIC account and the Funding 1 GIC account each earn interest at the rate of 0.25% below LIBOR for three-month sterling deposits;

      * a liquidity facility is available to Funding 1 to pay interest on all issuer term advances, previous term advances, principal amounts due on the issuer original bullet term advances and issuer original scheduled amortisation term advances and principal amounts due on the previous original bullet term advances and previous original scheduled amortisation term advances in the circumstances described below; and

      * the issuer start-up loan will be provided to increase the general reserve fund and meet the costs of setting up the structure.

      Each of these factors is considered more fully in the remainder of this section.

CREDIT SUPPORT FOR THE ISSUER NOTES PROVIDED BY FUNDING 1 AVAILABLE REVENUE RECEIPTS

      It is anticipated that, during the life of the issuer notes, the Funding 1 share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the issuer has to pay on all of the issuer notes, the interest which the previous issuers have to pay on all of the previous notes, the interest which each new issuer has to pay on all of the new notes (if and when issued) and the other costs and expenses of the structure. In other words, the Funding 1 available revenue receipts will be sufficient to pay the amounts payable under items (A) to (F), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments assuming all loans are fully performing.

      The actual amount of any excess will vary during the life of the issuer notes. Two of the key factors determining the variation are as follows:

      *      the interest rate on the portfolio; and

      *      the level of arrears experienced.

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LEVEL OF ARREARS EXPERIENCED

      If the level of arrears of interest payments made by the borrowers results in Funding 1 experiencing an income deficit, Funding 1 will be able to use the following amounts to cure that income deficit:

      first, amounts standing to the credit of the general reserve fund, as described in "- GENERAL RESERVE FUND ";

      second, drawings under the liquidity reserve fund, if available, as described in "- LIQUIDITY RESERVE FUND ";

      third, principal receipts, if any, as described in "- USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME deficiency"; and

      fourth, drawings under the Funding 1 liquidity facility, if available, as described in "- FUNDING 1 LIQUIDITY FACILITY", but only to pay certain amounts due on the term advances made by the previous issuers.

      Any excess of Funding 1 revenue receipts will be applied on each Funding 1 interest payment date to the extent described in the Funding 1 pre-enforcement revenue priority of payments, including to extinguish amounts standing to the debit of any principal deficiency ledger and to replenish the reserve funds.

USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY

      Four business days prior to each Funding 1 interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding 1 available revenue receipts to pay items (A) to (F), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments.

      If there is a deficit, then Funding 1 shall pay or provide for that deficit by the application of Funding 1 available principal receipts (plus any part of the balance of the cash accumulation ledger which is not comprised in Funding 1 available principal receipts), if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "- PRINCIPAL DEFICIENCY LEDGER" as well as making a debit in the Funding 1 principal ledger. Any such entry and debit shall be made and taken into account (including as to which priority of payments shall apply) prior to the application of Funding 1 available principal receipts on the relevant Funding 1 interest payment date.

      Funding 1 principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

GENERAL RESERVE FUND

      A general reserve fund has been established:

      * to contribute to Funding 1 available revenue receipts (including to help meet any deficit recorded on the principal deficiency ledger); and

      * to make, where necessary, "eligible general reserve fund principal repayments ", being:

             (i)   prior to the occurrence of a trigger event;

                   (a) repayments of principal which are then due and payable in respect of the original bullet term advances; and

                   (b) repayments of principal in respect of original scheduled amortisation term advances on their respective final maturity dates only; and

             (ii) on or after the occurrence of a non-asset trigger event or an asset trigger event, repayments of principal in respect of original bullet term advances and original scheduled amortisation term advances on their respective final maturity dates only, in each case prior to the service of an intercompany loan acceleration notice on Funding 1.

          The general reserve fund:

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             (i)   was initially funded on the initial closing date from a
                   portion of the first start-up loan, was further funded on each other previous closing date from a portion of the relevant previous start-up loans and will amount to approximately (pound)[o] on the closing date;

             (ii) may be replenished from excess Funding 1 available revenue receipts (as described further below), after Funding 1 has paid all of its obligations in respect of items ranking higher than the reserve funds in the Funding 1 pre-enforcement revenue priority of payments on each Funding 1 interest payment date (see "CASHFLOWS -DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1").

      A general reserve ledger is maintained by the cash manager to record the balance from time to time of the general reserve fund.

      On each Funding 1 interest payment date the amount of the general reserve fund is added to certain other income of Funding 1 in calculating Funding 1 available revenue receipts.

      The general reserve fund is replenished up to and including an amount equal to the general reserve fund required amount on Funding 1 interest payment dates from Funding 1 available revenue receipts at item (O) of the Funding 1 pre-enforcement revenue priority of payments and from Funding 1 available principal receipts at item (B) of the relevant Funding 1 pre-enforcement principal priority of payments. The "GENERAL RESERVE FUND REQUIRED AMOUNT" is an amount equal to (pound)[o].

      The seller, Funding 1 and the security trustee may agree to increase, decrease or amend the general reserve fund required amount from time to time. The prior consent of noteholders and other creditors of Funding 1 will not be obtained in relation to such amendment, provided that the rating agencies have confirmed that the ratings of the notes will not be adversely affected by the proposed amendment.

PRINCIPAL DEFICIENCY LEDGER

      A principal deficiency ledger has been established to record:

      * on each calculation date, any principal losses on the loans allocated to Funding 1; and/or

      * on each Funding 1 interest payment date, any application of Funding 1 available principal receipts to meet any deficiency in Funding 1 available revenue receipts (as described in "- USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY"); and/or

      * the application of Funding 1 available principal receipts which are allocated to fund the liquidity reserve fund up to the liquidity reserve fund required amount.

      The principal deficiency ledger is split into four sub-ledgers which will each correspond to all the term advances, as follows:

      * the AAA principal deficiency sub-ledger corresponding to the term AAA advances;

      * the AA principal deficiency sub-ledger corresponding to the term AA advances;

      * the A principal deficiency sub-ledger corresponding to the term A advances; and

      * the BBB principal deficiency sub-ledger corresponding to the term BBB advances.

      Losses on the loans and/or the application of Funding 1 available principal receipts to pay interest on the term advances will be recorded as follows:

      * first, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of the term BBB advances;

      * second, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of the term A advances;

      * third, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency

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             sub-ledger is equal to the aggregate principal amount outstanding of the term AA advances; and

      * fourth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

      On each distribution date, any capitalised interest in respect of those loans that are subject to payment holidays (see "THE MORTGAGES TRUST - ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST") shall be applied to reduce the debit balance on the principal deficiency ledger (if any). Losses on the loans and/or the application of Funding 1 available principal receipts to pay interest on the term advances will not be recorded on the principal deficiency ledger on any day to the extent that the Funding 1 share of the trust property together with amounts standing to the credit of the Funding 1 cash accumulation ledger and the Funding 1 principal ledger, in aggregate is greater than or equal to the aggregate outstanding principal balance of the intercompany loans on that day, after taking account of such losses or the relevant application of principal receipts.

      Prior to the service of an intercompany loan acceleration notice on Funding 1, Funding 1 available revenue receipts will be applied on each Funding 1 interest payment date in the manner and to the extent described in the Funding 1 pre-enforcement revenue priority of payments as follows:

      * first, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

      * second, provided that interest due on the term AA advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;

      * third, provided that interest due on the term A advances has been paid, in an amount to reduce to zero the balance on the A principal deficiency sub- ledger; and

      * fourth, provided that interest due on the term BBB advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger.

      See also "- USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY".

      In general, if Funding 1 borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA, A or BBB, then Funding 1 will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

      Losses on the loans and/or the application of Funding 1 available principal receipts to pay interest on the term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding 1 will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.

ISSUER AVAILABLE FUNDS

      On each Funding 1 interest payment date in respect of the issuer intercompany loan, the issuer will receive from Funding 1 an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the issuer notes in accordance with the issuer pre-enforcement principal priority of payments and the issuer pre-enforcement revenue priority of payments. It is not intended that any surplus cash will be accumulated in the issuer.

      Please see also the description of the issuer swaps under "THE SWAP AGREEMENTS".

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THE CLASS B ISSUER NOTES AND THE CLASS C ISSUER NOTES

      The order of payments of interest to be made on the classes of notes will be prioritised so that interest payments on the class C issuer notes will be subordinated to interest payments on the class B issuer notes and interest payments on the class B issuer notes will be subordinated to interest payments on the class A issuer notes, in each case in accordance with the issuer priority of payments.

      Any shortfall in payments of interest on the class B issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of notes will be increased to take account of any deferred interest. If on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point if there is insufficient money available to us to pay interest on the class B issuer notes or the class C issuer notes, then you may not receive all interest amounts payable on those classes of issuer notes.

      We are not able to defer payments of interest due on any interest payment date in respect of the class A issuer notes. The failure to pay interest on the class A issuer notes will be an event of default under those classes of issuer notes.

      The class A issuer notes, the class B issuer notes, and the class C issuer notes will be constituted by the issuer trust deed and will share the same security. However, upon enforcement of the issuer security or the occurrence of a trigger event, the class A issuer notes will rank in priority to the class B issuer notes and the class C issuer notes; and the class B issuer notes will rank in priority to the class C issuer notes.

MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING 1 GIC ACCOUNT

      All amounts held by the mortgages trustee have been and will continue to be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to the mortgages trustee guaranteed investment contract under which the mortgages trustee GIC provider has agreed to pay a variable rate of interest on funds in the mortgages trustee GIC account of 0.25% per annum below LIBOR for three-month sterling deposits.

      Amounts held in the collection account will not have the benefit of a guaranteed investment contract but following receipt will be transferred into the mortgages trustee GIC account on a regular basis and in any event in the case of direct debits no later than the next business day after they are deposited in the collection account.

      All amounts held by Funding 1 have been and will continue to be deposited in the Funding 1 GIC account in the first instance. The Funding 1 GIC account is maintained with the Funding 1 GIC provider. This account is subject to the Funding 1 guaranteed investment contract under which the Funding 1 GIC provider has agreed to pay a variable rate of interest on funds in the Funding 1 GIC account of 0.25% per annum below LIBOR for three-month sterling deposits.

      The mortgages trustee GIC provider and the Funding 1 GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding 1 GIC account respectively. These criteria include a requirement that the short-term, unguaranteed and unsecured ratings of the mortgages trustee GIC provider or the Funding 1 GIC provider, as the case may be, are at least A-1+ by Standard & Poor's, F1+ by Fitch and P-1 by Moody's, unless each rating agency confirms that its then current rating of the notes would not be adversely affected as a result of such ratings falling below these minimum ratings. If either the mortgages trustee GIC provider or the Funding 1 GIC provider ceases to satisfy these criteria, then the relevant account may be transferred to another entity which does satisfy these criteria.

FUNDING 1 LIQUIDITY FACILITY

      The following section contains a summary of the material terms of the Funding 1 liquidity facility. The summary does not purport to be complete and is subject to the provisions of the Funding 1 liquidity facility agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The Funding 1 liquidity facility is available to make payments on the issuer term advances and previous term

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advances and to pay certain senior expense amounts.

GENERAL DESCRIPTION

      On the initial closing date Funding 1 entered into the Funding 1 liquidity facility agreement with the Funding 1 liquidity facility provider in relation to the previous term advances made to it by Permanent Financing (No. 1) PLC. The Funding 1 liquidity facility agreement was subsequently amended and restated to, amongst other matters, provide liquidity for the previous term advances made to it by the other previous issuers. On the closing date, the Funding 1 liquidity facility agreement will be further amended and restated to, amongst other matters, provide liquidity for the issuer term advances. Under the Funding 1 liquidity facility agreement, the Funding 1 liquidity facility provider has agreed to grant to Funding 1 a liquidity facility upon the terms, subject to the conditions and for the purposes described below:

      * paying in full on any Funding 1 interest payment date interest due and payable on all issuer term advances and previous term advances as specified in the Funding 1 pre-enforcement revenue priority of payments provided that:

             (1) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (H) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term AA advances) if, at the date of the relevant drawing, the debit balance on the AA principal deficiency sub-ledger is in an amount equal to or in excess of 50% of the principal amount outstanding of the term AA advances;

             (2) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (J) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term A advances) if, at the date of the relevant drawing, the debit balance on the A principal deficiency sub-ledger is in an amount equal to or in excess of 50% of the principal amount outstanding of the term A advances; and

             (3) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (L) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term BBB advances) if, at the date of the relevant drawing, the debit balance on the BBB principal deficiency sub-ledger is in an amount equal to or in excess of 50% of the principal amount outstanding of the term BBB advances; and/or

      *      making "ELIGIBLE LIQUIDITY FACILITY PRINCIPAL REPAYMENTS ", being:

             (i)   prior to the occurrence of a trigger event:

                   (a) repayments of principal which are then due and payable in respect of previous original bullet term advances and issuer original bullet term advances; and

                   (b) repayments of principal in respect of previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; and

             (ii) following the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, repayments of principal in respect of previous original bullet term advances, issuer original bullet term advances, previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; in each case prior to the service of an intercompany loan acceleration notice on Funding 1 and taking into account any allocation of principal to meet any deficiency in Funding 1's available revenue receipts.

      Following the occurrence of an asset trigger event the Funding 1 liquidity facility will not be available to repay principal in respect of original bullet term advances or original scheduled amortisation term advances of the current issuers.

      The Funding 1 liquidity facility will be a 364-day committed facility. Each year, Funding 1 may request a renewal of the Funding 1 liquidity facility for a further 364 days by giving written notice to the Funding 1 liquidity facility provider not more than 30 days and not less than 20 days before the expiration

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of the 364-day period.

FUNDING 1 LIQUIDITY DRAWINGS

      If the cash manager determines on the London business day immediately preceding a Funding 1 interest payment date that Funding 1 will not have sufficient funds to make the payments specified in "- GENERAL DESCRIPTION" above (a shortfall known as the "FUNDING 1 LIQUIDITY SHORTFALL"), then the cash manager must direct Funding 1 to request a drawing under the Funding 1 liquidity facility (a "FUNDING 1 LIQUIDITY FACILITY DRAWING") to apply towards the Funding 1 liquidity shortfall. The drawing will be the lesser of the amount of the Funding 1 liquidity shortfall and the amount available for drawing under the Funding 1 liquidity facility. A drawing may only be made by a duly completed drawdown notice signed by an authorised signatory of Funding 1.

CONDITIONS PRECEDENT TO A FUNDING 1 LIQUIDITY DRAWING A drawing may be made under the Funding 1 liquidity facility:

      * if no event of default exists under the Funding 1 liquidity facility;

      *      if no asset trigger event has occurred; and

      * if insufficient amounts are available for drawing from the reserve funds.


FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT

      The Funding 1 liquidity facility agreement provides that if:

      * the relevant rating(s) of the Funding 1 liquidity facility provider is or are, as applicable, downgraded by a rating agency below the rating(s) specified in the Funding 1 liquidity facility agreement; or

      * the Funding 1 liquidity facility provider does not agree to renew the Funding 1 liquidity facility beyond each 364-day commitment period,

then Funding 1 may require the Funding 1 liquidity facility provider to pay an amount equal to the then undrawn commitment under the Funding 1 liquidity facility agreement (the "FUNDING 1 STANDBY DRAWING") into a designated bank account of Funding 1 (the "FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT"). The Funding 1 liquidity facility stand-by account must be maintained with a bank having the requisite ratings, which will be the Funding 1 liquidity facility provider if it has the requisite ratings. Amounts standing to the credit of the Funding 1 liquidity facility stand-by account will be available for drawing during the period that the Funding 1 liquidity facility is available in the circumstances described and for investing in short-term authorised investments.

      All interest accrued on the amount on deposit in the Funding 1 liquidity facility stand-by account will belong to Funding 1.

      Funding 1 may require that the Funding 1 liquidity facility provider transfer its rights and obligations under the Funding 1 liquidity facility agreement to a replacement Funding 1 liquidity facility provider which has the requisite ratings so long as the then current ratings of the notes (whether the previous notes, the issuer notes or any new notes) are not adversely affected by that transfer.

INTEREST ON FUNDING 1 LIQUIDITY DRAWINGS

      Interest is payable to the Funding 1 liquidity facility provider on the principal amount of a Funding 1 liquidity facility drawing but is not payable on the principal amount of a Funding 1 standby drawing (other than, for so long as amounts are outstanding under the intercompany loan made by Permanent Financing (No. 1) PLC to Funding 1, the first (pound)60,000,000 of the Funding 1 stand-by drawing). This interest is payable at a rate based on three-month sterling LIBOR plus a margin of 0.50% per annum. Unpaid interest will be added to the principal amount owed to the Funding 1 liquidity facility provider and interest will accrue on that amount.

      A commitment fee is also payable at the rate of 0.08% per annum on the undrawn, uncancelled amount of the Funding 1 liquidity facility. The commitment fee is payable quarterly in arrear on each

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



Funding 1 interest payment date. A contingent fee will be payable at the rate of 0.38% per annum on any Funding 1 stand-by drawing together with an amount equal to any interest received by Funding 1 on the Funding 1 liquidity facility stand-by account (other than, for so long as amounts are outstanding under the intercompany loan made by Permanent Financing (No. 1) PLC to Funding 1, the first (pound)60,000,000 of the Funding 1 stand-by drawing).

      Interest and fees on the Funding 1 liquidity facility are senior to amounts due to the Funding 1 swap provider under the Funding 1 pre-enforcement revenue priority of payments and under the Funding 1 post-enforcement priority of payments.

REPAYMENT OF FUNDING 1 LIQUIDITY DRAWINGS

      If an amount has been drawn down under the Funding 1 liquidity facility, the principal amount is repayable on the following Funding 1 interest payment date from Funding 1 available principal receipts (to the extent that the drawing has been made to repay principal on the relevant Funding 1 term advance) or from Funding 1 available revenue receipts (to the extent that the drawing has been made to pay interest on other relevant revenue expenses), prior to making payments on the term advances.

EVENTS OF DEFAULT UNDER THE FUNDING 1 LIQUIDITY FACILITY

      It is an event of default under the Funding 1 liquidity facility, whether or not that event is within the control of Funding 1, if, among other things:

      (A) Funding 1 does not pay within three business days of the due date any amount due and payable under the Funding 1 liquidity facility, other than Funding 1 liquidity subordinated amounts, where funds are available;

      (B) an event of default occurs under any previous intercompany loan and notice is or should be served on Funding 1 in relation to that default; or

      (C) it is or becomes unlawful for Funding 1 to perform any of its obligations under the Funding 1 liquidity facility.


CONSEQUENCES OF DEFAULT

      After the occurrence of an event of default under the Funding 1 liquidity facility agreement, the Funding 1 liquidity facility provider may by notice to Funding 1:

      *      cancel the Funding 1 liquidity facility commitment; and/or

      * demand that all or part of the loans made to Funding 1 under the Funding 1 liquidity facility, together with accrued interest and all other amounts accrued under the Funding 1 liquidity facility agreement, be immediately due and payable, in which case they shall become immediately due and payable; and/or

      * demand that all or part of the loans made under the Funding 1 liquidity facility be repayable on demand, in which case they will immediately become repayable on demand.

      The occurrence of an event of default under the Funding 1 liquidity facility agreement may constitute an intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

FUNDING 1 LIQUIDITY FACILITY PROVIDER A SECURED CREDITOR

      The Funding 1 liquidity facility provider is a secured creditor of Funding 1 pursuant to the Funding 1 deed of charge. All amounts owing to the Funding 1 liquidity facility provider will, on the service of an intercompany loan acceleration notice on Funding 1, rank in priority to the payment of all amounts of interest and principal in respect of the term advances.

GOVERNING LAW

      The Funding 1 liquidity facility agreement is governed by English law.

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ADDITIONAL FUNDING 1 LIQUIDITY FACILITY

      If the rating of the short-term unsecured, unguaranteed and unsubordinated debt obligations of the seller fall below A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, then Funding 1 (unless otherwise agreed in writing with the rating agencies and the security trustee) will enter into an additional liquidity facility agreement (the "ADDITIONAL FUNDING 1 LIQUIDITY FACILITY AGREEMENT"). The additional Funding 1 liquidity facility provider will be a bank the short-term unsecured, unguaranteed and unsubordinated debt obligations of which are rated at least A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch, unless otherwise agreed by the rating agencies and the security trustee.

      Under the terms of the additional Funding 1 liquidity facility agreement, Funding 1 will be permitted to make drawings only if (i) an insolvency event (as defined in the glossary) occurs in relation to the seller and (ii) no intercompany loan acceleration notice has been served by the security trustee, in order to pay interest and amounts ranking in priority to interest in the Funding 1 pre-enforcement revenue priority of payments.

      The other terms of the additional Funding 1 liquidity facility agreement will be agreed at the time that Funding 1 is required to enter into such an agreement, subject to the prior written approval of the rating agencies and the security trustee.

      The additional Funding 1 liquidity facility provider will accede to the terms of the Funding 1 deed of charge and will be a secured creditor of Funding 1, and all payments due to the additional Funding 1 liquidity facility provider will rank in priority to payments of interest and principal on the term advances, and will rank equally and proportionately with amounts due to the existing Funding 1 liquidity facility provider. The other Funding 1 secured creditors (including the issuer) will agree on the closing date to the proposed accession.

      If the Funding 1 liquidity facility has been used to pay any amounts in relation to the Funding 1 pre-enforcement revenue priority of payments as described in "- FUNDING 1 LIQUIDITY FACILITY - GENERAL DESCRIPTION", then the Funding 1 liquidity facility provider will be repaid from Funding 1 revenue receipts prior to paying interest on the term advances. If the Funding 1 liquidity facility has been used to pay principal amounts due on the eligible liquidity facility term advances, then the Funding 1 liquidity facility provider will be repaid from Funding 1 principal receipts prior to paying principal amounts due on the term advances.

LIQUIDITY RESERVE FUND

      Funding 1 will be required to establish a liquidity reserve fund if, and for as long as, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the issuer notes will not be adversely affected by the ratings downgrade). If following a subsequent increase in the seller's rating Funding 1 would no longer be required to maintain the liquidity reserve fund, then Funding 1 at its option may terminate the liquidity reserve fund, and all amounts standing to the credit of the liquidity reserve ledger will then be treated as Funding 1 available revenue receipts for the next Funding 1 interest payment date.

      Prior to enforcement of the Funding 1 security, the liquidity reserve fund may be used as part of Funding 1 available revenue receipts to fund the payment of certain senior expenses and interest on term advances made by the issuer and previous issuers. The liquidity reserve fund is also available to make "ELIGIBLE LIQUIDITY FUND PRINCIPAL REPAYMENTS", which are:

      (i)    prior to the occurrence of a trigger event:

             (a) repayments of principal which are then due and payable in respect of previous original bullet term advances and issuer original bullet term advances; and

             (b) repayments of principal in respect of previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; and

      (ii) following the occurrence of a non-asset trigger event or an asset trigger event, repayments of principal in respect of previous original bullet term advances, issuer original bullet term

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


             advances, previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only,

      in each case prior to the service of an intercompany loan acceleration notice on Funding 1 and taking into account any allocation of principal to meet any deficiency in Funding 1's available revenue receipts.

      The liquidity reserve fund, if required to be funded, will be funded initially from Funding 1 available revenue receipts or (if insufficient funds are available therefrom) from Funding 1 available principal receipts in accordance with the Funding 1 pre-enforcement revenue priority of payments or Funding 1 pre-enforcement principal priority of payments, as applicable. The liquidity reserve fund will be deposited in Funding 1's name in the Funding 1 GIC account into which the general reserve fund is also deposited. All interest or income accrued on the amount of the liquidity reserve fund while on deposit in the Funding 1 GIC account will belong to Funding 1. The cash manager will maintain a separate liquidity reserve ledger to record the balance from time to time of the liquidity reserve fund.

      The liquidity reserve fund is funded and replenished up to and including an amount equal to the liquidity reserve fund required amount on Funding 1 interest payment dates from Funding 1 available revenue receipts at item (P) of the Funding 1 pre-enforcement revenue priority of payments and from Funding 1 available principal receipts at item (C) of the relevant Funding 1 pre-enforcement principal priority of payments.

      Following enforcement of the Funding 1 security, amounts standing to the credit of the liquidity reserve ledger may be applied in making payments of principal due under the term advances.

ISSUER START-UP LOAN

      The following section contains a summary of the material terms of the issuer start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the issuer start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Funding 1 has also entered into the previous start-up loan agreements as described in "- GENERAL RESERVE FUND" above.

GENERAL DESCRIPTION

      On the closing date, Halifax (the "ISSUER START-UP LOAN PROVIDER"), acting through its office at Trinity Road, Halifax, West Yorkshire HX1 2RG, will make available to Funding 1 the issuer start-up loan under the issuer start-up loan agreement. This will be a subordinated loan facility in an amount of approximately (pound)[o], which will be used for meeting the costs and expenses incurred by Funding 1 in connection with its payment to the seller of part of the initial consideration for loans (together with their related security) sold to the mortgages trustee on the closing date and the fees payable under the issuer intercompany loan agreement which relate to the costs of issue of the issuer notes.

INTEREST ON THE ISSUER START-UP LOAN

      The issuer start-up loan will bear interest until the issuer step-up date, at the rate of LIBOR for three-month sterling deposits plus 0.25% per annum and from the issuer step-up date at the rate of LIBOR for three-month sterling deposits at 0.50% per annum. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for two-week and one-month sterling deposits. Any unpaid interest will be added to the principal amount owed and will bear interest. Interest is payable by Funding 1 on each Funding 1 interest payment date.

REPAYMENT OF THE ISSUER START-UP LOAN

      Funding 1 will repay the issuer start-up loan, but only to the extent that it has Funding 1 available revenue receipts after making higher ranking payments (see further "SECURITY FOR FUNDING 1'S OBLIGATIONS - FUNDING 1 PRE-ENFORCEMENT PRIORITY OF PAYMENTS" and "SECURITY FOR FUNDING 1'S OBLIGATIONS - FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS"). Amounts due to the issuer start-up loan provider are payable after amounts due on the term advances to the current issuers. After Funding 1 has repaid the issuer start-up loan, it will have no further recourse to the issuer start-up loan provider.

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EVENT OF DEFAULT

      It will be an event of default under any start-up loan agreement if Funding 1 has available revenue receipts to pay amounts due to the start-up loan provider, and it does not pay them.

      The occurrence of an event of default under any start-up loan agreement may constitute an issuer intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

ACCELERATION

      If notice is given that the security granted by Funding 1 under the Funding 1 deed of charge is to be enforced, then the issuer start-up loan will become immediately due and payable.

GOVERNING LAW

      The issuer start-up loan agreement will be governed by English law.

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


                               THE SWAP AGREEMENTS

      The following section contains a summary of the material terms of the Funding 1 swap agreement and the issuer swap agreements. The summary does not purport to be complete and is subject to the provisions of those swap agreements, forms of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

      Funding 1 has entered into the Funding 1 swap agreement with Halifax (as the Funding 1 swap provider) and the security trustee. The issuer will enter into issuer swaps with the issuer swap providers and the security trustee. In general, the swaps are designed to do the following:

      * Funding 1 swap: to hedge against the possible variance between the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans and a LIBOR-based rate for three-month sterling deposits;

      * issuer dollar currency swaps: to protect the issuer against changes in the sterling to US dollar exchange rate following the closing date and the possible variance between a LIBOR-based rate for three-month sterling deposits and either (i) a LIBOR-based rate for one-month dollar deposits applicable to the series 1 class A issuer notes, or (ii) a LIBOR-based rate for three-month dollar deposits applicable to the offered issuer notes (other than the series 1 class A issuer notes), and to address the difference in periodicity between the interest payment dates in respect of the intercompany loans, which occur quarterly, and the interest payment dates in respect of the series 1 class A issuer notes, which occur (i) monthly until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and following the interest payment date occurring immediately thereafter; and

      * issuer euro currency swaps: to protect the issuer against changes in the sterling to euro exchange rate following the closing date and the possible variance between a LIBOR-based rate for three-month sterling deposits and a EURIBOR-based rate for three-month euro deposits applicable to the series 4 issuer notes.

THE FUNDING 1 SWAP

      Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee variable base rate or linked to a variable interest rate other than the mortgages trustee variable base rate, such as a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding 1 with respect to the issuer term advances is calculated as a margin over LIBOR for three-month sterling deposits. To provide a hedge against the possible variance between:

      (1) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and

      (2)    a LIBOR-based rate for three-month sterling deposits.

      Funding 1, the Funding 1 swap provider and the security trustee will amend and restate the Funding 1 swap agreement on the closing date. The Funding 1 swap will:

      * have a notional amount that is sized to hedge against any potential interest rate mismatches in relation to the current issues; and

      * provide for the notional amount to be increased as appropriate to hedge against similar potential interest rate mismatches in relation to any new issues.

      Under the Funding 1 swap, on each calculation date (as defined in the glossary) the following amounts will be calculated:

      * the amount produced by applying LIBOR for three-month sterling deposits (as determined in

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             respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant calculation period to the notional amount of the Funding 1 swap as described later in this section (known as the "CALCULATION PERIOD SWAP PROVIDER AMOUNT"); and

      * the amount produced by applying a rate equal to the weighted average of:

             (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, HSBC Bank plc, Lloyds TSB plc, National Westminster Bank Plc, Nationwide Building Society, Northern Rock plc, and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

             (ii)  he rates of interest payable on the tracker rate loans; and

             (iii) the rates of interest payable on the fixed rate loans,

             for the relevant calculation period to the notional amount of the Funding 1 swap (known as the "CALCULATION PERIOD FUNDING 1 AMOUNT").

      On each Funding 1 interest payment date the following amounts will be calculated:

      * the sum of each of the calculation period swap provider amounts calculated during the preceding interest period; and

      * the sum of each of the calculation period Funding 1 amounts calculated during the preceding interest period.

      After these two amounts are calculated in relation to a Funding 1 interest payment date, the following payments will be made on that Funding 1 interest payment date:

      * if the first amount is greater than the second amount, then the Funding 1 swap provider will pay the difference to Funding 1;

      * if the second amount is greater than the first amount, then Funding 1 will pay the difference to the Funding 1 swap provider; and

      * if the two amounts are equal, neither party will make a payment to the other.

      If a payment is to be made by the Funding 1 swap provider, that payment will be included in the Funding 1 available revenue receipts and will be applied on the relevant Funding 1 interest payment date according to the relevant order of priority of payments of Funding 1. If a payment is to be made by Funding 1, it will be made according to the relevant order of priority of payments of Funding 1.

      The notional amount of the Funding 1 swap in respect of a calculation period will be an amount in sterling equal to:

      * the aggregate principal amount outstanding of all intercompany loans during the relevant calculation period, less

      * the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant calculation period, less

      * the amount of the principal receipts in the Funding 1 GIC account attributable to all intercompany loans during the relevant calculation period.

      In the event that the Funding 1 swap is terminated prior to the service of any issuer intercompany loan acceleration notice or final repayment of any intercompany loan, Funding 1 shall enter into a replacement Funding 1 swap on terms acceptable to the rating agencies, with the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding 1, the issuer and the security trustee will not cause the then current ratings of the current notes to be downgraded, withdrawn or qualified. If Funding 1 is unable to enter into a replacement Funding 1 swap on terms acceptable to the rating agencies, this may affect amounts available to pay interest on the intercompany loans.

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THE ISSUER CURRENCY SWAPS

      The issuer intercompany loan will be denominated in sterling and interest payable by Funding 1 to the issuer under the issuer term advances is calculated as a margin over LIBOR for three-month sterling deposits. However, some of the issuer notes will be denominated in US dollars and will accrue interest at either a LIBOR-based rate for one-month US-dollar deposits or a LIBOR-based rate for three-month US dollar deposits. In addition, the series 4 issuer notes will be denominated in euro and will accrue interest at a EURIBOR-based rate for three-month euro deposits. To deal with the potential currency mismatch between
(i) its receipts and liabilities in respect of the issuer intercompany loan and
(ii) its receipts and liabilities under the issuer notes, the issuer will, pursuant to the terms of the issuer currency swaps, swap its receipts and liabilities in respect of all US dollar denominated issuer notes and all euro denominated issuer notes on terms that match the issuer's obligations under the US dollar denominated issuer notes or the euro denominated issuer notes, as applicable.

      The currency amount of each issuer currency swap will be the principal amount outstanding under the term advance for the issuer notes to which the relevant issuer currency swap relates. In order to allow for the effective currency amount of each issuer currency swap to amortise at the same rate as the relevant series and class of issuer notes, each issuer currency swap agreement will provide that, as and when the issuer notes amortise, a corresponding portion of the currency amount of the relevant issuer currency swap will amortise. Pursuant to each issuer currency swap agreement, any portion of the issuer currency swap so amortised will be swapped from sterling into US dollars at the relevant US dollar currency exchange rate or into euro at the euro currency exchange rate, as applicable.

      [The payment obligations of the series 1 issuer swap provider will be guaranteed by the [o]issuer swap guarantor pursuant to the Swiss Re issuer swap guarantee.]

      [The payment obligations of the series 2 issuer swap provider will be guaranteed by the [o]issuer swap guarantor pursuant to the AIG issuer swap guarantee.]

      In the event that any currency issuer swap is terminated prior to the service of an issuer note acceleration notice or the final redemption of the relevant US dollar denominated or euro denominated issuer notes, as applicable, the issuer shall enter into a replacement issuer currency swap in respect of that class and series of issuer notes. Any replacement issuer currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the security trustee and with a replacement issuer currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into any replacement issuer currency swaps on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.

      If an issuer currency swap agreement is terminated and the issuer is unable to enter into a replacement swap as described above, then any payments received by the issuer from Funding 1 on each Funding 1 interest payment date shall be deposited in the issuer bank account (or such other account opened for this purpose) and applied by the issuer to repay the issuer notes on each interest payment date after exchanging at the "spot" rate the relevant proceeds from sterling into US dollars or euros as required.

RATINGS DOWNGRADE OF SWAP PROVIDERS

      Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor, as applicable, is or are, as applicable, downgraded by a rating agency below the rating(s) specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, if applicable, as a result of the downgrade, the then current ratings of the current notes, in respect of the Funding 1 swap, or the issuer notes corresponding to the relevant issuer swap, in respect of the relevant issuer swap, would or may, as applicable, be adversely affected, the relevant swap provider will, in accordance with the Funding 1 swap or the relevant issuer swap, as applicable, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), procuring another

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entity with rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency) to become co-obligor or guarantor, as applicable, in respect of its obligations under the relevant swap, or taking such other action as it may agree with the relevant rating agency.

TERMINATION OF THE SWAPS

      The Funding 1 swap and the issuer swaps will or may be terminated under certain circumstances, including the following:

      * The Funding 1 swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

      * Each issuer swap (other than the series 1 class A issuer swap and the series 2 class A issuer swap) will terminate on the earlier of the interest payment date falling in [June 2042] and the date on which all of the relevant class and series of issuer notes are redeemed in full. The series 1 class A issuer swap will terminate on the earlier of the interest payment date falling in [December 2005] and the date on which the series 1 class A issuer notes are redeemed in full. The series 2 class A issuer swap will terminate on the earlier of the interest payment date falling in [March 2012] and the date on which the series 2 class A issuer notes are redeemed in full.

      * Any swap agreement may also be terminated in certain other circumstances, including the following, each referred to as a "SWAP EARLY TERMINATION EVENT";

             * at the option of one party to the swap agreement, if there is a failure by the other party to pay any amounts due under that swap agreement;

             * in respect of the issuer swaps, at the option of the relevant issuer swap provider, if an event of default under the relevant class of issuer notes occurs and the security trustee serves an issuer note acceleration notice;

             * in respect of the Funding 1 swap, at the option of the Funding 1 swap provider, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan acceleration notice;

             * in respect of the issuer swaps, at the option of either party, if a redemption or purchase of the relevant class of issuer notes occurs pursuant to number 5(F) (Redemption or purchase following a regulatory event) under "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES";

             * at the option of the issuer (in the case of an issuer swap) or Funding 1 (in the case of the Funding 1 swap), if certain tax representations by the relevant swap provider prove to have been incorrect or misleading in any material respect;

             * at the option of the relevant swap provider, if certain insolvency events occur with respect to the issuer (in the case of an issuer swap) or Funding 1 (in the case of the Funding 1 swap);

             * at the option of the issuer (in the case of an issuer swap) or Funding 1 (in the case of the Funding 1 swap), upon the occurrence of an insolvency of the relevant swap provider, or its guarantor, or the merger of the relevant swap provider without an assumption of its obligations under the relevant swap agreement, or if a material misrepresentation is made by the swap provider under the relevant swap agreement or a default by the relevant swap provider under an over-the-counter derivatives transaction under another agreement between the issuer and such swap provider; or if a breach of a provision of the relevant swap agreement by the swap provider is not remedied within the applicable grace period, or, if applicable, the guarantor of the relevant swap provider fails to comply with its obligations under the guarantee;

             * if a change in law results in the obligations of one of the parties becoming illegal;

             * at the option of the relevant issuer swap provider but subject to obtaining the consent of

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                   the security trustee, if withholding taxes are imposed on
                   payments made by the issuer swap provider under the issuer swap or, as the case may be, by the [o]issuer swap guarantor under the [o]issuer swap guarantee; and

             * if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement and described above under "- RATINGS DOWNGRADE OF SWAP PROVIDERS".

      Upon the occurrence of a swap early termination event, the issuer or the relevant issuer swap provider may be liable to make a termination payment to the other (in the case of an issuer swap) and/or Funding 1 or the Funding 1 swap provider may be liable to make a termination payment to the other (in the case of the Funding swap). This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap as determined on the basis of quotations sought from leading dealers as to the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the economic equivalent of the respective full payment obligations of the parties (or based upon a good faith determination of total losses and costs (or gains) if an insufficient number of quotations can be obtained or if basing the valuation on quotations would not produce a commercially reasonable result) and will include any unpaid amounts that became due and payable prior to the date of termination. Any such termination payment could be substantial.

      If any issuer swap is terminated early and a termination payment is due by the issuer to an issuer swap provider, then, pursuant to its obligations under the issuer intercompany loan, Funding 1 shall pay to the issuer an amount equal to the termination payment due to the relevant issuer swap provider less any amount received by the issuer under any replacement issuer swap agreement. These payments will be made by Funding 1 only after paying interest amounts due on the issuer term advances and after providing for any debit balance on the principal deficiency ledger. The issuer shall apply amounts received from Funding 1 under the issuer intercompany loan in accordance with the issuer pre-enforcement revenue priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to an issuer swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS - YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE ISSUER NOTES").

      If the issuer receives a termination payment from an issuer currency swap provider, then the issuer shall use those funds towards meeting its costs in effecting currency exchanges at the applicable spot rate of exchange until a replacement issuer currency swap is entered into and/or to acquire a replacement issuer currency swap.

      Noteholders will not receive extra amounts (over and above interest and principal payable on the issuer notes) as a result of the issuer receiving a termination payment.

TRANSFER OF THE SWAPS

      Each swap provider may, subject to certain conditions specified in the relevant swap agreement, including (without limitation) the satisfaction of certain requirements of the rating agencies, transfer its obligations under any of the swaps to another entity.

TAXATION

      Neither Funding 1 nor the issuer is obliged under any of the swaps to gross up payments made by them if withholding taxes are imposed on payments made under the Funding 1 swap or the issuer swaps.

      Each swap provider will be obliged to gross up payments made by it to Funding 1 or the issuer, as appropriate, if withholding taxes are imposed on payments made under the Funding 1 swap or the issuer swaps. However, if an issuer swap provider is required to gross up a payment under the issuer swaps, the relevant issuer swap provider may, subject to the consent of the security trustee, terminate the relevant issuer swaps.

      [The [o] issuer swap guarantor will be obliged to gross up payments made by it to the issuer if withholding taxes are imposed on payments made under the [o] issuer swap guarantee. However, if the [o] issuer swap guarantor is required to gross up a payment under the [o] issuer swap guarantee in

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



respect of a relevant issuer currency swap, the series [o] issuer swap provider may, subject to the consent of the security trustee, terminate the relevant issuer currency swap.]

GOVERNING LAW

      The Funding 1 swap agreement and the issuer currency swap agreements will be governed by English law.

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             CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1

      The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Halifax was appointed on the initial closing date by the mortgages trustee, Funding 1 and the security trustee to provide cash management services in relation to the mortgages trust and Funding 1.

CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

      The cash manager's duties in relation to the mortgages trust include but are not limited to:

      (A) determining the current shares of Funding 1 and the seller in the trust property in accordance with the terms of the mortgages trust deed;

      (B) maintaining the following ledgers on behalf of the mortgages trustee:

             * the Funding 1 share/seller share ledger, which records the current shares of the seller and Funding 1 in the trust property;

             *     the losses ledger, which records losses on the loans;

             * the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding 1 and the seller; and

             * the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding 1 and the seller;

      (C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding 1 and the seller in accordance with the terms of the mortgages trust deed; and

      (D) providing the mortgages trustee, Funding 1, the security trustee and the rating agencies with a quarterly report in relation to the trust property.

CASH MANAGEMENT SERVICES PROVIDED TO FUNDING 1

      The cash manager's duties in relation to Funding 1 include but are not limited to:

      (A) four business days before each Funding 1 interest payment date, determining:

             * the amount of Funding 1 available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following Funding 1 interest payment date; and

             * the amount of Funding 1 available principal receipts to be applied to repay the term advances on the following Funding 1 interest payment date;

      (B) if required, making drawings under the Funding 1 liquidity facility and the liquidity reserve fund;

      (C)    maintaining the following ledgers on behalf of Funding 1:

             * the Funding 1 principal ledger, which records the amount of principal receipts received by Funding 1 on each distribution date;

             * the Funding 1 revenue ledger, which records all other amounts received by Funding 1 on each distribution date;

             * the general reserve ledger, which records the amount credited to the general reserve fund from a portion of the proceeds of
                   (i) the previous start-up loans on the previous closing dates, (ii) the issuer start-up loan on the closing date,
                   (iii) other amounts standing to the credit of the general reserve fund (but not exceeding the general reserve fund required amount) and (iv) all deposits and other credits in respect of the general reserve fund;

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             *     the principal deficiency ledger, which records principal
                   deficiencies arising from losses on the loans which have been allocated to Funding 1's share or the use of Funding 1's principal receipts to cover certain senior expenses (including interest on the term advances);

             * the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;

             * the cash accumulation ledger, which records the amount accumulated by Funding 1 from time to time to pay the amounts due on the bullet term advances and the scheduled amortisation instalments;

             * the Funding 1 liquidity facility ledger, which will record drawings made under the Funding 1 liquidity facility and repayments of those drawings; and

             * the liquidity reserve ledger, which will record the amounts credited to the liquidity reserve fund from Funding 1 available revenue receipts and from Funding 1 available principal receipts up to the liquidity reserve fund required amount and drawings made under the liquidity reserve fund;

      (D) investing sums standing to the credit of the Funding 1 GIC account and the Funding 1 liquidity facility stand-by account in short-term authorised investments (as defined in the glossary) as determined by Funding 1, the cash manager and the security trustee;

      (E)    making withdrawals from the reserve funds as and when required;

      (F) applying the Funding 1 available revenue receipts and Funding 1 available principal receipts in accordance with the relevant order of priority of payments for Funding 1 contained in the Funding 1 deed of charge;

      (G) providing Funding 1, the issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding 1; and

      (H) making all returns and filings in relation to Funding 1 and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

      For the definitions of Funding 1 available revenue receipts, Funding 1 available principal receipts and the Funding 1 priorities of payments, see "CASHFLOWS".

COMPENSATION OF CASH MANAGER

      The cash manager is paid a rate of 0.025% per annum of the principal amount outstanding of the intercompany loans for its services which is paid in four equal instalments quarterly in arrear on each Funding 1 interest payment date. The rate is inclusive of VAT. The rate is subject to adjustment if the applicable rate of VAT changes.

      In addition, the cash manager is entitled to be reimbursed for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding 1 prior to amounts due to the relevant issuers on the term advances.

RESIGNATION OF CASH MANAGER

      The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding 1 and the mortgages trustee and if:

      * a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding 1; and

      * the ratings of the notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).

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



TERMINATION OF APPOINTMENT OF CASH MANAGER

      The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

      * the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

      * the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding 1 secured creditors and does not remedy that failure within 20 London business days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

      * Halifax, while acting as the cash manager, suffers an insolvency event.

      If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding 1 or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding 1 has no further interest in the trust property and the intercompany loan and all new intercompany loans (if any) have been repaid or otherwise discharged.

GOVERNING LAW

      The cash management agreement is governed by English law.

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



                         CASH MANAGEMENT FOR THE ISSUER

      The following section contains a summary of the material terms of the issuer cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuer cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      Halifax will be appointed on the closing date by the issuer and the security trustee to provide cash management services to the issuer.

CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

      The issuer cash manager's duties will include but are not limited to:

      (A)    four business days before each interest payment date, determining:

             * the amount of issuer revenue receipts to be applied to pay interest on the issuer notes on the following interest payment date and to pay amounts due to other creditors of the issuer; and

             * the amount of issuer principal receipts to be applied to repay the issuer notes on the following interest payment date;

      (B) applying issuer revenue receipts and issuer principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement or, as applicable, the issuer deed of charge;

      (C) providing the issuer, Funding 1, the security trustee and the rating agencies with quarterly reports in relation to the issuer;

      (D) making all returns and filings required to be made by the issuer and providing or procuring the provision of company secretarial and administration services to the issuer;

      (E) arranging payment of all fees to the London Stock Exchange plc or, as applicable, the Financial Services Authority; and

      (F) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate.

ISSUER'S BANK ACCOUNTS

      On the closing date, the issuer will maintain a sterling bank account in its name with Bank of Scotland at 116 Wellington Street, Leeds LS1 4LT, the right, benefit and interest of which is assigned to the security trustee under the issuer deed of charge (together with any other accounts of the issuer from time to time the "ISSUER TRANSACTION ACCOUNT"). The issuer may, with the prior written consent of the security trustee, open additional or replacement bank accounts.

      An issuer transaction account may be required to be transferred to an alternative bank if the short-term, unguaranteed and unsecured ratings of the issuer account bank falls below A-1+ by Standard & Poor's, F1+ by Fitch or P-1 by Moody's unless each rating agency confirms that its then current rating of the notes would not be adversely affected as a result of such ratings falling below these minimum ratings.

COMPENSATION OF ISSUER CASH MANAGER

      The issuer cash manager will be paid a rate of [0.025]% per annum of the principal amount outstanding of the issuer notes for its services which will be paid in four equal instalments quarterly in arrear on each interest payment date. The rate is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

      In addition, the issuer cash manager will be entitled to be reimbursed for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the issuer notes.

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



RESIGNATION OF ISSUER CASH MANAGER

      The issuer cash manager may resign only on giving 12 months' written notice to the security trustee and the issuer and if:

      * a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the security trustee and the issuer; and

      * the ratings of the issuer notes at that time would not be adversely affected as a result of that replacement.


TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

      The security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

      * the issuer cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

      * the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the security trustee is materially prejudicial to the issuer secured creditors and does not remedy that failure within 20 London business days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

      *      the issuer cash manager suffers an insolvency event.

      If the appointment of the issuer cash manager is terminated or it resigns, the issuer cash manager must deliver its books of account relating to the issuer notes to or at the direction of the security trustee. The issuer cash management agreement will terminate automatically when the issuer notes have been fully redeemed.

GOVERNING LAW

      The issuer cash management agreement will be governed by English law.

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


                      DESCRIPTION OF THE ISSUER TRUST DEED

GENERAL

      The principal agreement governing the issuer notes will be the trust deed dated on or about the closing date and made between the issuer and the note trustee (the "ISSUER TRUST DEED"). The issuer trust deed has five primary functions. It:

      *      constitutes the issuer notes;

      * sets out the covenants of the issuer in relation to the issuer notes;

      * sets out the enforcement and post-enforcement procedures relating to the issuer notes;

      * contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

      * sets out the appointment, powers and responsibilities of the note trustee.

      The following section contains a summary of the material terms of the issuer trust deed. The summary does not purport to be complete and is subject to the provisions of the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

      The issuer trust deed sets out the form of the global issuer notes and the definitive issuer notes. It also sets out the terms and conditions, and the conditions for the issue of definitive issuer notes and/or the cancellation of any issuer notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the issuer paying agent and agent bank agreement.

      The issuer trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the issuer notes when due. Covenants are included to ensure that the issuer remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the issuer notes. See "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES". The issuer also covenants that it will do all things necessary to maintain the listing of the issuer notes on the official list of the UK Listing Authority and to maintain the trading of those issuer notes on the London Stock Exchange and to keep in place a common depositary, paying agents and an agent bank.

      The issuer trust deed provides that the class A noteholders' interests take precedence over the interests of other noteholders for so long as the class A issuer notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B issuer notes are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C issuer notes are outstanding. Certain basic terms of each class of issuer notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES".

      The issuer trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a co-trustee or any delegate or agent in the execution of any of its duties under the issuer trust deed. The issuer trust deed also sets out the circumstances in which the note trustee may resign or retire.

      The issuer trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

      (a)    maintenance of a noteholder list by the note trustee;

      (b) provision of financial statements and other information by the issuer to the note trustee;

      (c) ability of noteholders to waive certain past defaults of the issuer;

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      (d)    duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

      (e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

      (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

TRUST INDENTURE ACT PREVAILS

      The issuer trust deed contains a provision that, if any other provision of the issuer trust deed limits, qualifies or conflicts with another provision which is required to be included in the issuer trust deed by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

      The issuer trust deed will be governed by English law.

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                  THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES

      The issue of the issuer notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The issuer notes will be constituted by an issuer trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the issuer notes. While the material terms of the issuer notes, the definitive issuer notes and the global notes are described in this prospectus, the statements set out in this section with regard to the issuer notes, the definitive issuer notes and the global issuer notes are subject to the detailed provisions of the issuer trust deed. The issuer trust deed will include the form of the global issuer notes and the form of definitive issuer notes. The issuer trust deed includes provisions which enable it to be modified or supplemented and any reference to the issuer trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

      An issuer paying agent and agent bank agreement between the issuer, the note trustee, Citibank, N.A. in London as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank, regulate how payments will be made on the issuer notes and how determinations and notifications will be made. They will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

      Each class of each series of issuer notes (other than the series 3 class A issuer notes) will be represented initially by a global issuer note in registered form without interest coupons attached. The series 1 issuer notes and the series 2 issuer notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the United States Securities Act of 1933, as amended. The global issuer notes representing the issuer notes offered by this prospectus (the "OFFERED GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of the issuer notes with Citibank, N.A. in London, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company
- called "DTC". On confirmation from the custodian that it holds the global issuer notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

      The global issuer notes representing the issuer notes other than those represented by the offered global issuer notes (the "REG S GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of those issuer notes with, and registered in the name of a nominee of, Citibank, N.A., as common depositary for Clearstream, Luxembourg and Euroclear. On confirmation from the common depositary that it holds the Reg S global issuer notes, Clearstream, Luxembourg and/or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the Reg S global issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant Reg S global issuer notes. The series 3 class A issuer notes will be issued in definitive registered form and delivered to the subscriber thereof on or about the closing date upon certification as to non-U.S. beneficial ownership.

      The amount of issuer notes represented by each global issuer note is evidenced by the register maintained for that purpose by the registrar. Together, the issuer notes represented by the global issuer notes and any outstanding definitive issuer notes will equal the aggregate principal amount of the issuer notes outstanding at any time. However, except as described under "-DEFINITIVE ISSUER NOTES" below, definitive certificates representing individual issuer notes (other than for the series 3 class A issuer notes) shall not be issued.

      Beneficial owners may hold their interests in the global issuer notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global issuer note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of definitive issuer notes and direct interests in a global issuer note will be shown on, and the transfer of that

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ownership will be effected through, the register maintained by the registrar.
Because of this holding structure of issuer notes, beneficial owners of issuer notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those issuer notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of issuer notes only at the direction of one or more participants to whose account the interests in a global issuer note is credited and only in respect of that portion of the aggregate principal amount of issuer notes as to which that participant or those participants has or have given that direction.

      Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the issuer trust deed and the issuer paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, One Canada Square, London, E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the issuer notes are finally redeemed for as long as any issuer is outstanding, if the proposed European Union Directive on Taxation of Savings implementing the conclusions of the ECOFIN Council meeting on 21st January, 2003, or any law implementing or complying with, or introduced in order to conform to such conclusions is introduced, the issuer will endeavour to maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such directive or any such law.

PAYMENT

      Principal and interest payments on the offered global issuer notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global issuer notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

      Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of issuer notes (other than the series 3 class A issuer notes in definitive registered form) will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. Neither the issuer, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global issuer notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

      Principal and interest payments on the series 3 class A issuer notes in definitive registered form will be made in accordance with the terms and conditions of the issuer notes.

CLEARANCE AND SETTLEMENT

DTC

      DTC has advised us and the underwriters that it intends to follow the following procedures:

      DTC will act as securities depository for the offered global issuer notes. The offered global issuer notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

      DTC has advised us that it is a:

      *      limited-purpose trust company organised under the New York Banking
             Law;

      *      "BANKING ORGANISATION" within the meaning of the New York Banking
             Law;

      *      member of the Federal Reserve System;

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      *      "CLEARING CORPORATION" within the meaning of the New York Uniform
             Commercial Code; and

      * "CLEARING AGENCY" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. Transfers between participants on the DTC system will occur under DTC rules.

      Purchases of issuer notes under the DTC system must be made by or through DTC participants, which will receive a credit for the issuer notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global issuer notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in issuer notes unless use of the book-entry system for the issuer notes described in this section is discontinued.

      To facilitate subsequent transfers, all global issuer notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these global issuer notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the issuer notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the issuer notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

      Redemption notices for the offered global issuer notes will be sent to DTC. If less than all of those global issuer notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those global issuer notes to be redeemed.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global issuer notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

      The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the issuer trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

      Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services

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including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars. Transfer between participants on the Clearstream, Luxembourg system and participants of the Euroclear system will occur under their respective rules and operating procedures.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System, Cooperative, a Belgium co-operative corporation (the "EUROCLEAR CO-OPERATIVE"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear system.

      Euroclear participants include banks - including central banks - securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      The information in this section concerning DTC and DTC's book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

      As the holders of book-entry interests, beneficial owners will not have the right under the issuer trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the issuer trust deed.

      No beneficial owner of an interest in a global issuer note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the issuer trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the global issuer notes.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

INITIAL SETTLEMENT

      The offered global issuer notes will be delivered at initial settlement to Citibank, N.A., London Branch as custodian for DTC, and the Reg S global issuer notes will be delivered to Citibank, N.A., as

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common depositary for Clearstream, Luxembourg and Euroclear. Customary
settlement procedures will be followed for participants of each system at initial settlement. Issuer notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

SECONDARY TRADING

      Secondary market sales of book-entry interests in issuer notes between DTC participants will occur in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE ISSUER NOTES

      The series 3 class A issuer notes will be issued on the closing date in definitive registered form and may be exchanged for a global note in registered form, as described in the terms and conditions of the issuer notes. Beneficial owners of global issuer notes will only be entitled to receive definitive issuer notes (such exchanged global issuer notes, together with the series 3 class A issuer notes, the "DEFINITIVE ISSUER NOTES") under the following limited circumstances:

      * as a result of a change in UK law, the issuer or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the issuer notes that would not be required if the issuer notes were in definitive form;

      * in the case of the offered global issuer notes, DTC notifies the issuer that it is unwilling or unable to hold the offered global issuer notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the US Securities Exchange Act of 1934, as amended and, in each case, the issuer cannot appoint a successor within 90 days; or

      * in the case of the Reg S global issuer notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the issuer note trustee is available.

      In no event will definitive issuer notes in bearer form be issued. Any definitive issuer notes will be issued in registered form in denominations of $1,000 or $10,000, in the case of definitive issuer notes representing the series 1 issuer notes and the series 2 issuer notes, or integral multiples thereof in each case. Any definitive issuer notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose name any definitive issuer notes are registered as the absolute owner thereof. The issuer paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the issuer notes and other provisions customary for a registered debt security.

      Any person receiving definitive issuer notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any definitive issuer notes.

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                TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES

      The following is a summary of the material terms and conditions of the series 1 issuer notes and the series 2 issuer notes (the "OFFERED ISSUER NOTES"), numbered 1 to 16. This summary does not need to be read with the actual terms and conditions of the issuer notes in order to learn all the material terms and conditions of the offered issuer notes. The complete terms and conditions of the issuer notes are set out in the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, and in the event of a conflict, the terms and conditions of the offered issuer notes set out in the issuer trust deed will prevail.

      The issuer notes are the subject of the following documents:

      * an issuer trust deed dated the closing date between the issuer and the note trustee;

      * an issuer paying agent and agent bank agreement dated the closing date between the issuer, the principal paying agent and the agent bank, the US paying agent, any other payment agents, the registrar, the transfer agent and the note trustee;

      * an issuer deed of charge dated the closing date between the issuer, the note trustee, the security trustee, the issuer swap providers and certain other parties; and

      * the issuer swap agreements dated on or about the closing date between the issuer, the relevant issuer swap provider and the security trustee.

      When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

      Initially the parties will be as follows:

      *      Permanent Financing (No. 7) PLC as issuer;

      *      Citibank, N.A. as principal paying agent and agent bank;

      *      The Bank of New York as note trustee;

      * The Bank of New York as security trustee for the issuer secured creditors under the issuer deed of charge;

      * The Bank of New York as security trustee for the Funding 1 secured creditors under the Funding 1 deed of charge;

      *      Citibank, N.A., as registrar and transfer agent;

      *      JPMorgan Chase Bank, N.A. as the Funding 1 liquidity provider;

      * [o] as issuer swap provider in respect of the series 1 issuer notes;

      * [o] as issuer swap provider in respect of the series 2 issuer notes;

      * [o]` as issuer swap provider in respect of the series 4 issuer notes; and

      *      Halifax plc as Funding 1 swap provider.

      The noteholders are bound by and deemed to have notice of all of the provisions of the issuer trust deed, the issuer deed of charge, the issuer intercompany loan agreement, the Funding 1 deed of charge, the issuer cash management agreement, the issuer paying agent and agent bank agreement, the issuer swap agreements and the Funding 1 swap agreement which are applicable to them. Noteholders can view copies of those documents at the specified office of any of the paying agents after the closing date.

      There is no English law which prohibits US residents from holding issuer notes due solely to their residence outside the UK.

      There are no UK governmental laws or regulations other than in relation to withholding tax, as escribed in "UNITED KINGDOM TAXATION - WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.

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1.    FORM, DENOMINATION AND TITLE

      The offered issuer notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

      The offered issuer notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global issuer notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

      A global note will be exchanged for issuer notes in definitive registered form only under limited circumstances. The denominations of any offered issuer notes in definitive form will be $1,000 or $10,000 each or integral multiples thereof. If issuer notes in definitive form are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global issuer notes and in registered form only. Title to the global issuer notes or to any definitive issuer notes will pass on registration in the register maintained by the registrar. The registered holder of any global issuer note is the absolute owner of that note. Definitive issuer notes may be transferred in whole upon surrender of the note to the registrar and completion of the relevant form of transfer. The issuer notes are not issuable in bearer form.

2.    STATUS, SECURITY AND PRIORITY

      The class A issuer notes, the class B issuer notes and the class C issuer notes are direct, secured and unconditional obligations of the issuer and are all secured by the same security. Payments on each class of issuer notes will be made equally among all issuer notes of that class.

      Without prejudice to the repayment provisions described in number 5 (and except if a non-asset trigger event occurs or if, prior to enforcement of the issuer security, amounts are due and payable in respect of more than one series of the class A issuer notes), the class A issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class A issuer notes will rank ahead of payments of principal and interest due and payable on the class B issuer notes and the class C issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

      Without prejudice to the repayment provisions described in number 5, the class B issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class B issuer notes will rank ahead of payments of principal and interest due and payable on the class C issuer notes and will be subordinated to those payments due and payable on the class A issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

      Without prejudice to the repayment provisions described in number 5, the class C issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class C issuer notes will be subordinated to payments due and payable on the class A issuer notes and the class B issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

      In the event of the issuer security being enforced, the class A issuer notes will rank in priority to the class B issuer notes, and the class A issuer notes and the class B issuer notes will rank in priority to the class C issuer notes.

      The note trustee and the security trustee are required to have regard to the interests of all classes of noteholders equally. However, if there are any class A issuer notes outstanding and there is or may be a

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conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class C noteholders, then the note trustee and the security trustee will have regard to the interests of the class A noteholders only. If there are no class A issuer notes outstanding and there are any class B issuer notes outstanding and there is or may be a conflict between the interests of the class B noteholders and the interests of the class C noteholders, then the note trustee and the security trustee will have regard to the interests of the class B noteholders only. Except in limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders and the class C noteholders. However, as described in number 11, there are provisions limiting the power of the class B noteholders and the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Except in the limited circumstances described in number 11 there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders. However, as described in number 11, there are provisions limiting the power of the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders.

      The security trustee and the note trustee are entitled to assume (without further investigation or inquiry) that any exercise by it or them of any power, discretion or duty under the issuer transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the issuer notes will not be adversely affected by that exercise.

      The security for the payment of amounts due under the issuer notes is created by the issuer deed of charge. The security is created in favour of the security trustee who will hold it on behalf of the note trustee for and on behalf of the noteholders and on behalf of other secured creditors of the issuer. The security consists of the following:

      (1) an assignment by way of first fixed security of all of the issuer's right, benefit and interest under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding 1 deed of charge, the second supplemental Funding 1 deed of charge, the issuer swap agreements, the issuer swap guarantees, the issuer paying agent and agent bank agreement, the issuer subscription agreements, the issuer underwriting agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

      (2) a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit present and future in the issuer transaction account and any amounts deposited in them from time to time;

      (3) a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

      (4) a first floating charge over all of the issuer's property, assets and undertakings not already secured under (1), (2) or (3) above (including all of the issuer's property, assets and undertakings situated in Scotland or governed by Scots law).

      The security is described in detail in the issuer deed of charge, which is described under the heading "SECURITY FOR THE ISSUER'S OBLIGATIONS" in this prospectus. The issuer deed of charge also sets out how money is to be distributed between the secured parties if the security is enforced. The security becomes enforceable at any time following the service of a note acceleration notice on the issuer, as described in number 9. If a note acceleration notice is served on the issuer, the redemption of the issuer notes will be accelerated, as described in number 10.

3.    COVENANTS

      If any issuer note is outstanding, the issuer will not, unless it is provided in or permitted by the terms of the issuer transaction documents or with the prior written consent of the security trustee:

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      *      create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest upon the whole or any part of its present or future assets or undertakings;

      * sell, assign, transfer, lease or otherwise dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

      * permit any person, other than itself and the security trustee (as to itself and on behalf of the issuer secured creditors), to have any equitable or beneficial interest in any of its assets or undertakings;

      * have an interest in any bank account other than the bank accounts of the issuer maintained pursuant to the issuer transaction documents;

      * carry on any business other than as described in this prospectus or as contemplated in the issuer transaction documents relating to the issue of the issuer notes and the related activities described in this prospectus;

      * incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness;

      * consolidate or merge with any other person or transfer substantially all of its properties or assets to any other person;

      * waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

      *      have any employees, premises or subsidiaries;

      * pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuer deed of charge;

      *      purchase or otherwise acquire any issuer notes; or

      * engage in any activities in the US (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the US as determined under US income tax principles.

4.    INTEREST

      Each offered issuer note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on all or any part of the principal amount outstanding of an offered issuer note from the date it is due for redemption unless payment of principal is improperly withheld or refused. If this happens it will continue to bear interest on the unpaid amount in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:

      * the day on which all sums due in respect of that offered issuer note are paid; and

      * the day which is seven days after the principal paying agent or the US paying agent has notified the relevant class of noteholders, either in accordance with number 14 or individually, that the payment will be made, provided that subsequently payment is in fact made.

      Interest on the series 1 class A issuer notes will be paid monthly in arrear on each applicable interest payment date. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in [December 2005], interest on the series 1 class A issuer notes will be payable quarterly in arrear on the relevant interest payment dates falling in March, June, September and December in each year, as applicable.

      Interest on the offered issuer notes (other than the series 1 class A issuer notes) will be paid quarterly in arrear on each interest payment date.

      Interest in respect of the offered issuer notes for any interest period will be calculated on the basis of actual days elapsed in a 360-day year.

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      Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period, except that for the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, an interest period is the period from (and including) the 10th day of the then next to occur of March, June, September and December (or if such a day is not a business day, the next succeeding business day) to (but excluding) the 10th day of the then next to occur of March, June, September and December (or if such a day is not a business day, the next succeeding business day). The first interest payment date for the series 1 class A issuer notes will be [10th June], 2005 for the interest period from and including the closing date to but excluding [10th June] , 2005. The first interest payment date for the other offered issuer notes will also be [10th June] , 2005 for the interest period from and including the closing date to but excluding [10th June], 2005.

      The order of payments of interest to be made on the classes of issuer notes will be prioritised so that interest payments due and payable on the class C issuer notes will be subordinated to interest payments due and payable on the class B issuer notes and the class A issuer notes; and interest payments due and payable on the class B issuer notes will be subordinated to interest payments due and payable on the class A issuer notes, in each case in accordance with the issuer priority of payments.

      Any shortfall in payments of interest on the class B issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of issuer notes will be increased to take account of any deferred interest, and interest shall be paid on that deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of the issuer notes, at which point if there is insufficient money available to pay interest on the class B issuer notes and/or the class C issuer notes, then noteholders may not receive all interest amounts payable on those classes of issuer notes.

      Payments of interest due on an interest payment date in respect of the class A issuer notes will not be deferred. In the event of the delivery of a class A issuer note acceleration notice (as described in number 9), the amount of interest that was due but not paid on any payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

      The rate of interest for each interest period for the:

      * series 1 class A issuer notes will be the sum of one-month USD-LIBOR minus a margin of [o] % per annum;

      * series 1 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of [o] % per annum up to and including the issuer step-up date and thereafter the sum of three-month USD-LIBOR plus a margin of [o] % per annum;

      * series 1 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of [o] % per annum up to and including the issuer step-up date and thereafter the sum of three-month USD-LIBOR plus a margin of [o] % per annum;

      * series 2 class A issuer notes will be the sum of three-month USD-LIBOR plus a margin of [o] % per annum up to and including the issuer step-up date and thereafter the sum of three-month USD-LIBOR plus a margin of [o] % per annum;

      * series 2 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of [o] % per annum up to and including the issuer step-up date and thereafter the sum of three-month USD-LIBOR plus a margin of [o] % per annum;

      * series 2 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of [o] % per annum up to and including the issuer step-up date and thereafter the sum of three-month USD-LIBOR plus a margin of [o] % per annum.

      The agent bank will, as soon as practicable after 11.00 a.m. (London time) on each interest determination date, calculate the amount of interest payable on each class of offered issuer notes for that interest period. The amount of interest payable on each issuer note will be calculated by first applying the rate of interest for that interest period to the principal amount outstanding of the relevant class of issuer notes as at the interest determination date and multiplying the product by the relevant day-count fraction, in each case rounding to the nearest cent, half a cent being rounded upwards, and then apportioning the resulting total between the noteholders of that class of issuer notes, in no order of priority between them but in proportion to their respective holdings. For these purposes, in the case of the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, the principal amount outstanding will include any amount of interest which would otherwise be payable on a monthly interest payment date, which will not then fall due but will instead be deferred until the next monthly interest payment date and will itself accrue interest at the rate of interest applicable to subsequent interest periods in respect of the series 1 class A issuer notes until the next quarterly interest payment date.

      The rates and amounts determined by the agent bank will be notified in writing to the issuer, the issuer cash manager, the note trustee and the paying agents. The agent bank will also notify those rates and amounts to each stock exchange, competent listing authority and/or quotation system on which the issuer notes are then listed, quoted and/or traded and to the relevant class of noteholders in accordance with number 14 as soon as possible.

      If the agent bank for any reason fails to make a required determination or calculation as described, the note trustee will make the determination or calculation as it shall deem fair and reasonable or as described in this number
4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

      The issuer, the issuer cash manager, the note trustee, the reference banks, the agent bank and the noteholders will (in the absence of wilful default, bad faith or manifest error) be bound by the determinations properly made.

      The agent bank will ensure that there will be four reference banks with offices in London and an agent bank while there are issuer notes outstanding.

5.    REDEMPTION, PURCHASE AND CANCELLATION

(A)   FINAL REDEMPTION

      If the offered issuer notes have not previously been redeemed in full as described in this number 5, the issuer will redeem the issuer notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of each class of issuer notes.

(B)   MANDATORY REDEMPTION

      Subject as provided in the next paragraph, each class of issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding 1 on the corresponding interest payment date in respect of, and pursuant to, the relevant issuer term advance of the issuer intercompany loan as set forth in the following table, in each case converted into dollars at the relevant issuer dollar currency exchange rate:

OFFERED ISSUER NOTES                                                           ISSUER TERM ADVANCE
---------------------------------------------------------------------------   --------------------
series 1 class A...........................................................      series 1 term AAA
series 1 class B...........................................................       series 1 term AA
series 1 class C...........................................................      series 1 term BBB
series 2 class A...........................................................      series 2 term AAA
series 2 class B...........................................................       series 2 term AA
series 2 class C...........................................................      series 2 term BBB

      If on an interest payment date, prior to enforcement of the issuer security or the occurrence of an asset trigger event, amounts are outstanding under more than one series of the class A issuer notes, then the issuer will apply issuer principal receipts to repay, as the case may be, (1) the series 1 class A issuer notes prior to making payments of principal on the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes; (2) the series 2 class A issuer notes prior to making payments of principal on the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes; (3) the series 3 class A issuer notes prior to making payments of principal on the series 4 class A issuer notes and the series 5 class A issuer notes and (4) the series 4 class A issuer notes prior to making payments of principal on the series 5 class A issuer notes.

(C)   NOTE PRINCIPAL PAYMENTS, PRINCIPAL AMOUNT OUTSTANDING AND POOL FACTOR

      Two business days prior to each interest payment date (the "NOTE DETERMINATION DATE"), the issuer or the agent bank (based on information provided to the agent bank by the issuer or the issuer cash manager) will determine the following:

      * the note principal payment of each offered issuer note, being the amount of any principal payment payable on each offered issuer note on the next interest payment date;

      * the principal amount outstanding of each offered issuer note as at the note determination date, which is the principal amount outstanding of that offered issuer note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

      * the pool factor, being the fraction obtained by dividing the principal amount outstanding of each offered issuer note as at such note determination date by the principal amount outstanding of that note as at the closing date.

      The issuer will notify the agent bank, paying agents, note trustee, registrar and each stock exchange competent listing authority and/or quotation system on or by which the issuer notes are then listed quoted and/or traded of each determination of a note principal payment, the principal amount outstanding and pool factor and shall publish those determinations in accordance with number 14 as soon as possible after the relevant interest payment date.

      If the issuer or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding of a note on the note determination date and pool factor as described in this subsection (C), and each of these determinations or calculations will be deemed to have been made by the issuer. If this happens, the issuer, the agent bank and the noteholders will (in the absence of wilful default, bad faith or manifest error) be bound by the determinations made.

(D)   OPTIONAL REDEMPTION IN FULL

      Provided that an issuer note acceleration notice has not been served and subject to the provisos below, the issuer may by giving not less than 30 and not more than 60 days' prior written notice to the note trustee, the issuer swap providers and the noteholders redeem all (but not some only) of the issuer notes at the principal amount outstanding thereof, together with any accrued (and unpaid) interest thereon, on the following dates:

      * any interest payment date falling on or after the issuer step-up date;

      * any interest payment date on which the aggregate principal amount of the issuer notes then outstanding is less than 10% of the aggregate principal amount outstanding of the issuer notes as at the closing date.

      The issuer may only redeem the offered issuer notes as described in this subsection (D) if (a) the issuer has provided to the note trustee a certificate to the effect that the issuer will have funds available to it to redeem the issuer notes and amounts required to be paid in priority to or pari passu with the issuer notes on such interest payment date and (b) the note trustee is satisfied in accordance with the transaction documents that there are sufficient funds to allow the issuer to redeem the issuer notes.

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



(E)   OPTIONAL REDEMPTION FOR TAX AND OTHER REASONS

      Provided that an issuer note acceleration notice has not been served and if the issuer satisfies the note trustee that on the next interest payment date either:

      * the issuer would by virtue of a change in the law or regulations of the United Kingdom or any other jurisdiction (or the application or interpretation thereof) be required to withhold or deduct from amounts due on the issuer notes any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than where the relevant holder or beneficial owner has some connection with the relevant jurisdiction other than the holding of the issuer notes); or

      * Funding 1 would be required to withhold or deduct from amounts due on the issuer intercompany loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature; and

      * such obligation of the issuer or Funding 1, as the case may be, cannot be avoided by the issuer or Funding 1, as the case may be, taking reasonable measures available to it,

then the issuer will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuer will not be required to do so if that would require registration of any new security under US securities laws or materially increase the disclosure requirements under US law or the costs of issuance.

      If the issuer is unable to arrange a substitution as described in this subsection, then the issuer may, by giving not less than 30 and not more than 60 days' prior notice to the note trustee, the issuer swap providers and the noteholders, redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date, provided that, prior to giving any such notice, the issuer shall deliver to the note trustee (1) a certificate signed by two directors of the issuer stating that the circumstances referred to in the bullet points immediately above prevail and setting out details of such circumstances, and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognised standing to the effect that the issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. The note trustee shall be entitled to accept (without investigation or inquiry) such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in the bullet points immediately above, in which event they shall be conclusive and binding on the noteholders. The issuer may only redeem the issuer notes as described above if the note trustee is satisfied in accordance with the issuer transaction documents that the issuer will have funds available to it to make the required payment of principal and interest due in respect of the issuer notes on the relevant interest payment date, including any amounts required to be paid in priority to or in the same priority as the issuer notes outstanding in accordance with the issuer pre-enforcement revenue priority of payments and the issuer pre-enforcement principal priority of payments.

      If at any time, it would be unlawful for the issuer to make, fund or allow to remain outstanding a term advance made by it under the issuer intercompany loan agreement and the relevant certificate states that the issuer requires Funding 1 to prepay the term advance, then the issuer may redeem all (but not some only) of the issuer notes at the principal amount outstanding thereof, together with any accrued (and unpaid) interest thereon, on giving not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice thereof to the note trustee, the issuer swap providers and the issuer noteholders in accordance with number 14, provided that, prior to giving any such notice, the issuer shall have provided to the note trustee a certificate signed by two directors of the issuer to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the issuer notes as aforesaid and any amounts required under the issuer pre-enforcement revenue priority of payments (or, as the case may be, the issuer post-enforcement revenue priority of payments) currently set out in the issuer cash management agreement to be paid in priority to or pari passu with the issuer notes outstanding in accordance with the terms and conditions thereof.

(F)   REDEMPTION OR PURCHASE FOLLOWING A REGULATORY EVENT

      (i)    If:

             (a) the New Basel Capital Accord (as described in the document titled "The International Convergence of Capital Measurement and Capital Standards: A Revised Framework" published in June 2004 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practices or by any other regulation,

             (b) an issuer note acceleration notice has not been served on the relevant interest payment date for the exercise of the purchase option or redemption option, as the case may be,

             (c) the issuer has given not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice to the note trustee, the issuer swap providers and the issuer noteholders, in accordance with number 14, of the exercise of the purchase option or redemption option, as the case may be,

             (d) each rating agency has confirmed to the issuer in writing that its then current ratings of none of the issuer notes or notes of any issuer would be adversely affected by the exercise of the purchase option or redemption option, as the case may be, and

             (e) prior to giving any such notice, the issuer shall have provided to the note trustee a certificate signed by two directors of the issuer to the effect that the issuer will have sufficient funds to purchase or redeem, as the case may be, the called notes in accordance with this number 5(F) and to pay any amounts under the issuer pre-enforcement revenue priority of payments required to be paid in priority to or pari passu with payments on the issuer notes on the relevant interest payment date, then:

             (y) the issuer has the right (the "PURCHASE OPTION") to require holders of all but not some only of one or more classes of the issuer notes (collectively, the "CALLED NOTES") to transfer the called notes to the issuer on any interest payment date falling on or after the interest payment date in [March 2008] for a price equal to the specified amount, together with any accrued interest on the called notes, or

             (z) the issuer may redeem (the "REDEMPTION OPTION") the called notes on any interest payment date falling on or after the interest payment date in [March 2008] at the specified amount, together with any accrued interest on the called notes.

      (ii) The called notes transferred to the issuer pursuant to the purchase option shall, subject as provided in (iii) below, remain outstanding until the date on which they would otherwise be redeemed or cancelled in accordance with the terms and conditions of the issuer notes.

      (iii) The note trustee shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the issuer transaction documents to which it is a party and of the terms and conditions of the issuer notes, which may be necessary or desirable to permit and give effect to the exercise of the purchase option and the transfer of the called notes to the issuer, including any waiver of covenants of the issuer and any suspension or termination of the rights of the holders of the called notes from (and including) the interest payment date specified for the exercise of the purchase option, for as long as the called notes have not been transferred to the issuer, other than the right to receive the price payable for such transfer.

      (iv) Each holder of called notes shall be deemed to have authorised and instructed Euroclear, or, as the case may be, Clearstream, Luxembourg to effect the transfer of its called notes on the relevant interest payment date to the issuer, in accordance with the rules for the time being of Euroclear, or, as the case may be, Clearstream, Luxembourg.

      (v) "SPECIFIED AMOUNT" means in respect of any called notes, the principal amount outstanding of the called notes.

6.    PAYMENTS

      Payments of principal and interest in respect of the global issuer notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "RECORD DATE". Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by cheque mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global issuer note certificates to the registrar. None of the persons appearing on the records of DTC, Euroclear or Clearstream, Luxembourg as a holder of issuer notes will have any direct claim against the issuer in respect of payments due on the issuer notes while the issuer notes are represented by global issuer notes.

      If a noteholder holds definitive offered issuer notes, payments of principal and interest on an offered issuer note (except in the case of a final payment that pays off the entire principal on the offered issuer note) will be made by US dollar cheque and mailed to the noteholder at the address shown in the register on the record date. In the case of final redemption, payment will be made only when the offered issuer note is surrendered to the registrar. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

      All payments on the offered issuer notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

      If payment of principal on an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with this number 6.

      The issuer can, at any time, vary or terminate the appointment of any paying agent, the registrar or the transfer agent and can appoint successor or additional paying agents. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14 and will notify the rating agencies of any change.

      If the due date for payment of any amount on the offered issuer notes is not a business day in the place monies are due to be received in accordance with this number 6, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

      If a paying agent makes a partial payment on an offered issuer note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

      If payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the rate of interest applicable from time to time to such note until you have been notified, in accordance with number 14, that both the unpaid interest and the interest on that interest are available for payment.

7.    PRESCRIPTION

      Claims against the issuer for payment in respect of the offered issuer notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which such funds have been received and notice to that effect has been given to the noteholder in accordance with number 14.

8.    TAXATION

      Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the relevant paying agent will make payments of interest and principal after such withholding or deduction for tax has been made and the issuer or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.

9.    EVENTS OF DEFAULT

(A)   CLASS A NOTEHOLDERS

      The note trustee may in its absolute discretion give notice (a "CLASS A ISSUER NOTE ACCELERATION NOTICE") of a class A issuer note event of default (as defined in the following paragraph), and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

      * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes; or

      * directed to by an extraordinary resolution (as defined in the issuer trust deed) of the class A noteholders.

      If any of the following events occurs and is continuing it is called a "CLASS A ISSUER NOTE EVENT OF DEFAULT":

      * the issuer fails to pay for a period of three business days any amount of interest or principal on the class A issuer notes when that payment is due and payable in accordance with these conditions; or

      * the issuer fails to perform or observe any of its other obligations under the class A issuer notes, the issuer trust deed, the issuer deed of charge or any other issuer transaction document, and (except where the note trustee certifies that, in its sole opinion, such failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuer requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or

      * except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuer stops or threatens to stop carrying on all or a substantial part of its business or is or is deemed unable to pay its debts within the meaning of Section 123 (1) (a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

      * an order is made or an effective resolution is passed for the winding-up of the issuer except for the purposes of or pursuant to an amalgamation or restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution of the class A noteholders; or

      * proceedings are otherwise initiated against the issuer under any applicable liquidation, insolvency, reorganisation or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of a petition for an administration order) those proceedings are not being disputed in good faith with a reasonable prospect of success or an administration order is granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator or similar official is appointed in relation to the issuer or the whole or any substantial part of the business or assets of the issuer, or an encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days, or the issuer initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness; or

      * an intercompany loan acceleration notice is served on Funding 1 while any of the class A issuer notes is outstanding.


(B)   CLASS B NOTEHOLDERS

      The terms described in this number 9(B) will have no effect so long as any of the class A issuer notes are outstanding. Subject to that occurrence, the note trustee may in its absolute discretion give notice (a "CLASS B ISSUER NOTE ACCELERATION NOTICE") of a class B issuer note event of default (as defined in the following paragraph), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

      * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class B issuer notes; or

      * directed to by an extraordinary resolution of the class B noteholders.

      If any of the following events occurs and is continuing it is called a "CLASS B ISSUER NOTE EVENT OF DEFAULT":

      * the issuer fails to pay for a period of three business days any amount of interest or principal on the class B issuer notes when that payment is due and payable in accordance with these conditions; or

      * the occurrence of any of the other events in number 9(A) described above but provided that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class B issuer notes and the class B noteholders.

(C)   CLASS C NOTEHOLDERS

      The terms described in this number 9(C) will have no effect so long as any of the class A issuer notes or the class B issuer notes are outstanding. Subject to that occurrence, the note trustee may in its absolute discretion give notice (a "CLASS C ISSUER NOTE ACCELERATION NOTICE") of a class C issuer note event of default (as defined in the following paragraph), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

      * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class C issuer notes; or

      * directed to by an extraordinary resolution of the class C noteholders.

      If any of the following events occurs and is continuing it is called a "CLASS C ISSUER NOTE EVENT OF DEFAULT":

      * the issuer fails to pay for a period of three business days any amount of interest or principal on the class C issuer notes when that payment is due and payable in accordance with these conditions; or

      * the occurrence of any of the other events in number 9(A) described above but provided that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class C issuer notes and the class C noteholders.

      A class A issuer note acceleration notice, a class B issuer note acceleration notice and a class C issuer note acceleration notice are alone or together referred to in this prospectus as an "ISSUER NOTE ACCELERATION NOTICE". An issuer note acceleration notice is a written notice to the issuer and the security trustee declaring the issuer notes to be immediately due and payable. When it is given, all issuer notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality.

10.   ENFORCEMENT OF ISSUER NOTES

      At any time the note trustee and the security trustee may take steps against the issuer to enforce the provisions of the issuer trust deed and the issuer notes or the issuer deed of charge or any of the other issuer transaction documents. At any time after the security under the issuer deed of charge has become enforceable, the security trustee may, in its absolute discretion and without notice, institute those proceedings as it thinks fit to enforce the issuer security. Neither the note trustee nor the security trustee shall be bound to take these steps unless it is indemnified and/or secured to its satisfaction and:

      * it is so requested in writing by holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes, the class B issuer notes or the class C issuer notes (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

      * in the case of the security trustee, it has been so directed by the note trustee acting on the instructions of an extraordinary resolution (as described in number 11) of the class A noteholders, class B noteholders or class C noteholders (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

      * in the case of the security trustee, it is so requested in writing by any other issuer secured creditor (subject to those restrictions in the issuer deed of charge to protect the noteholders).

      Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

      No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the issuer notes or the issuer trust deed unless (1) the note trustee or the security trustee, as the case may be, has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the issuer trust deed, the right of any noteholder to receive payment of principal of and interest on its issuer notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder or class C noteholder will be entitled to take proceedings for the winding-up or administration of the issuer unless:

      * there are no outstanding issuer notes of a class with higher priority; or

      * if issuer notes of a class with higher priority are outstanding, there is consent of holders of at least one quarter of the aggregate principal amount outstanding of the class or classes of issuer notes with higher priority.

      In the event that the issuer security is enforced and the proceeds of that enforcement (after such proceeds have been distributed) are insufficient, after payment of all other claims ranking in priority, to pay in full any amount due on the class B issuer notes and the class C issuer notes under the issuer deed of charge, the note trustee is required, at the request of Permanent PECOH Limited, to transfer, for a nominal payment only all of the class B issuer notes and/or all of the class C issuer notes to Permanent PECOH Limited, pursuant to the option granted by the note trustee to Permanent PECOH Limited. The option is granted to acquire all of the class B issuer notes and/or all of the class C issuer notes, plus accrued interest on them. This is called the "POST-ENFORCEMENT CALL OPTION". Each class B noteholder and class C noteholder acknowledges that the note trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the post-enforcement call option and, by subscribing for or acquiring the issuer notes, it agrees to be bound in this way.

11.   MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(A)   MEETINGS OF NOTEHOLDERS

      The issuer trust deed contains provisions for convening meetings of each series and/or class of noteholders to consider any matter affecting their interests, including the modification of any provision of the terms and conditions of the issuer notes or any of the issuer transaction documents.

      In respect of the class A issuer notes, the issuer trust deed provides that:

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class A issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class A issuer notes of that series;

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class A issuer notes; and

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class A issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class A issuer notes.

      In the case of a single meeting of the holders of two or more series of the class A issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class A issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

      In respect of the class B issuer notes, the issuer trust deed provides that:

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class B issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class B issuer notes of that series;

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class B issuer notes; and

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class B issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class B issuer notes.

      In the case of a single meeting of the holders of two or more series of the class B issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class B issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

      In respect of the class C issuer notes, the issuer trust deed provides that:

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class C issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class C issuer notes of that series;

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class C issuer notes; and

      * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class C issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class C issuer notes.

      In the case of a single meeting of the holders of two or more series of the class C issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class C issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

      Similar requirements apply in relation to requests in writing from class A noteholders, class B noteholders and class C noteholders upon which the note trustee or security trustee is bound to act.

      Subject as provided in the following paragraph, the quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the relevant series, class or classes of issuer notes or, at any adjourned meeting, one or more noteholders or persons representing noteholders of the relevant series, class or classes of issuer notes, whatever the total principal amount outstanding of issuer notes so represented.

      Subject to section 316(b) of the US Trust Indenture Act of 1939, as amended, certain terms including the alteration of the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the classes of issuer notes of each series for the time being outstanding or, at any adjourned meeting, at least one quarter of the total principal amount outstanding of those classes of issuer notes. These modifications are called "BASIC TERMS MODIFICATIONS".

      No extraordinary resolution of the class B noteholders, except as mentioned below, shall take effect while any class A issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, or the note trustee (or, as the case may be, the security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders.

      No extraordinary resolution of the class C noteholders, except as mentioned below, shall take effect while any class A issuer notes or class B issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and/or the class B noteholders (as the case may be), or the note trustee (or, as the case may be, the security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders (as the case may be).

      An extraordinary resolution of the class A noteholders to sanction a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (including basic terms modifications) (except as provided below) will not be effective unless it is also sanctioned by extraordinary resolutions of the class B noteholders and the class C noteholders or the note trustee (in its absolute discretion) considers that it will not be materially prejudicial to the class B noteholders and the class C noteholders. If there are no class A issuer notes outstanding, an extraordinary resolution of the class B noteholders to sanction a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (including basic terms modifications) (except as provided below) will not be effective unless it is also sanctioned by an extraordinary resolution of the class C noteholders or the note trustee (in its absolute discretion) considers that it will not be materially prejudicial to the interests of the class C noteholders.

(B)   MODIFICATIONS AND WAIVER

      The note trustee may agree to, or authorise, without the consent of the noteholders, (1) any modification (including basic terms modifications) of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the issuer notes or any of the issuer transaction documents which is not, in the sole opinion of the note trustee, materially prejudicial to the interests of the noteholders (and, for the avoidance of doubt, the note trustee shall be entitled to assume without further investigation or inquiry, that such modification, waiver or authorisation will not be materially prejudicial to the interests of the noteholders (or any series and/or class thereof) if each of the rating agencies has confirmed in writing that the then current ratings of the applicable series and/or class or classes of notes would not be adversely affected by such modification, waiver or authorisation) or (2) any modification of any of the terms and conditions of the issuer notes or any of the issuer transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error or an error established as such to the satisfaction of the note trustee.

      In the circumstances set out in the issuer deed of charge, the security trustee will consent to relevant modifications that are requested by Funding 1 or the cash manager to be made to the issuer transaction documents. In those circumstances, the consent of the note trustee or the noteholders to those modifications will not be obtained.

      The note trustee may also, without the consent of the noteholders, determine that any issuer note event of default shall not be treated as such. Any of these modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

      Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of any series or class, it shall have regard to the interests of those noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of that exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from the issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12.   INDEMNIFICATION OF THE NOTE TRUSTEE AND THE SECURITY TRUSTEE

      The note trustee and the security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions relieving them from taking enforcement proceedings or, in the case of the security trustee, enforcing the issuer security unless indemnified and/or secured to their satisfaction.

      The note trustee, the security trustee and their related companies are entitled to enter into business transactions with the issuer, Halifax plc or related companies of either of them and to act as note trustee and security trustee, respectively, for the holders of any new notes and/or any other person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

      Neither the note trustee nor the security trustee will be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee and/or the security trustee.

13.   REPLACEMENT OF ISSUER NOTES

      If any definitive issuer note is lost, stolen, mutilated, defaced or destroyed, the noteholder can replace it at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the reasonable requests of the issuer, the registrar and the paying agents as to evidence and indemnity. The noteholder must surrender any defaced or mutilated issuer notes before replacements will be issued.

      If a global issuer note is lost, stolen, mutilated, defaced or destroyed, it will upon satisfactory evidence become void and the issuer will deliver a replacement global issuer note duly executed and authenticated to the registered holder upon surrender of any defaced or mutilated global issuer note. Replacement of a global issuer note will only be made upon payment of the expenses for a replacement and compliance with the reasonable requests of the issuer, the registrar and the paying agents as to evidence and indemnity.

14.   NOTICE TO NOTEHOLDERS

      Notices to noteholders will be sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. In addition, notices shall be published in the Financial Times and, so long as any of the offered issuer notes are outstanding, The New York Times or, if either newspaper ceases to be published or, if timely publication therein is not practicable, in another English language newspaper or newspapers approved by the note trustee with general circulation in the United Kingdom and the United States. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

      While the issuer notes are represented by global issuer notes, notices to noteholders will be valid if published as described in the previous paragraph or (at the option of the issuer) if delivered to DTC, in the case of the offered issuer notes, or Euroclear and/or Clearstream, Luxembourg, in the case of the other issuer notes.

      Any notice delivered to DTC, in the case of the offered issuer notes, or Euroclear and/or Clearstream, Luxembourg, in the case of the other issuer notes, will be deemed to be given on the day of such delivery.

      The note trustee may approve some other method of giving notice to noteholders if that method conforms to market practice and the rules of the UK Listing Authority and if notice of that other method is given to noteholders.

15.   RATING AGENCIES

      If:

      (i) a confirmation of rating or other response by a rating agency is a condition to any action or step under any transaction document; and

      (ii) a written request for such confirmation or response is delivered to each rating agency by the issuer (copied to the note trustee and/or the security trustee, as applicable) and either one or more rating agency (each a "NON-RESPONSIVE RATING AGENCY") indicates that it does not consider such confirmation or response necessary in the circumstances or within 30 days of such delivery such request elicits no confirmation or response and/or such request elicits no statement by such rating agency that such confirmation or response could not be given; and

      (iii) at least one rating agency gives such a confirmation or response based on the same facts,

      then such condition shall be deemed to be modified with respect to the facts set out in the request referred to in (ii) so that there shall be no requirement for the confirmation or response from the non-responsive rating agency.

      The note trustee and/or the security trustee, as applicable, shall be entitled to treat as conclusive a certificate by any director, officer or employee of the issuer, Funding 1, the seller, any investment bank or financial adviser acting in relation to the issuer notes as to any matter referred to in
(ii) in the absence of manifest error or the note trustee and/or the security trustee, as applicable, having facts contradicting such certificates specifically drawn to his attention and the note trustee and/or the security trustee, as applicable, shall not be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused as a result.

16.   GOVERNING LAW

      The issuer transaction documents, other than the issuer underwriting agreement (which will be governed by the laws of the State of New York) and the Scottish declarations of trust (which will be governed by Scots law), and the issuer notes will be governed by English law.

      The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes. The issuer and the other parties to the issuer transaction documents

(other than the issuer underwriting agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England.

      The issuer underwriting agreement will be governed by the laws of the State of New York and the issuer and the other parties to the issuer underwriting agreement irrevocably agree that any state or federal court in the State of New York will have jurisdiction to hear any dispute arising out of the issuer underwriting agreement.

                           RATINGS OF THE ISSUER NOTES

      The issuer notes are expected, on issue, to be assigned the following ratings by Moody's, Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgement, circumstances (including, without limitation, a reduction in the credit rating of the Funding 1 swap provider and/or any issuer swap provider (or, where relevant, the credit support provider of the Funding 1 swap provider or any of the issuer swap providers), the mortgages trustee GIC provider and/or the Funding 1 GIC provider) in the future so warrant.

                                                                                STANDARD
CLASS OF ISSUER NOTES                                              MOODY'S      & POOR'S         FITCH
------------------------------------------------------------   -----------   -----------  ------------

Series 1 class A............................................         [P-1]        [A-1+]         [F1+]
Series 2 class A............................................         [Aaa]         [AAA]         [AAA]
Series 3 class A............................................         [Aaa]         [AAA]         [AAA]
Series 4 class A............................................         [Aaa]         [AAA]         [AAA]
Series 5 class A1...........................................         [Aaa]         [AAA]         [AAA]
Series 5 class A2...........................................         [Aaa]         [AAA]         [AAA]
Series 1 class B............................................         [Aa3]          [AA]          [AA]
Series 2 class B............................................         [Aa3]          [AA]          [AA]
Series 3 class B............................................         [Aa3]          [AA]          [AA]
Series 4 class B............................................         [Aa3]          [AA]          [AA]
Series 5 class B............................................         [Aa3]          [AA]          [AA]
Series 1 class C............................................        [Baa2]         [BBB]         [BBB]
Series 2 class C............................................        [Baa2]         [BBB]         [BBB]
Series 3 class C............................................        [Baa2]         [BBB]         [BBB]
Series 4 class C............................................        [Baa2]         [BBB]         [BBB]
Series 5 class C............................................        [Baa2]         [BBB]         [BBB]


      The ratings assigned by Standard & Poor's and Fitch to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of ultimate payment of principal on the final maturity date of each class of issuer notes. The ratings assigned by Moody's to each class of issuer notes address the expected loss in proportion to the initial principal amount of such class posed to investors by the final maturity date. In Moody's opinion, the structure allows for timely payment of interest and principal at par on or before the final maturity date. The ratings do not address the actual likely rate of prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realised on your notes.

      Assignment of the expected ratings to the issuer notes of each class will be a condition to issue of the issuer notes.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The average lives of the series 1 issuer notes and the series 2 issuer notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of the series 1 issuer notes and the series 2 issuer notes can be made based on certain assumptions. For example, based on the assumptions that:

      (1) none of the previous issuers security nor the issuer security nor the Funding 1 security has been enforced;

      (2) the seller is not in breach of the terms of the mortgage sale agreement;

      (3) the seller sells no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant repayment rate indicated in the table below (subject to assumption (4) below);

      (4) the seller sells to the mortgages trustee sufficient new loans and their related security (i) in the period up to but excluding the interest payment date in [December 2005] , such that the aggregate principal amount outstanding of loans in the portfolio at any time in not less than (pound)[27,000,000,000], (ii) in the period from and including the interest payment date in [December 2005] to but excluding the interest payment date in [December 2009] , such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than (pound)[24,000,000,000] or in each case such higher amount as may be required to be maintained as a result of new issuers providing new term advances to Funding 1 which Funding 1 uses as consideration for an increase in its share of the trust property or for the sale of new loans to the trust property;

      (5) neither an asset trigger event nor a non-asset trigger event occurs;

      (6) no event occurs that would cause payments on scheduled amortisation term advances or the pass-through term advances to be deferred (unless such advances are deferred in accordance with Rule 1 (B) or (C));

      (7) the issuer exercises its option to redeem the issuer notes on the interest payment date falling in [December 2011], Permanent Financing (No. 6) PLC refinances its outstanding notes on the interest payment date falling in September 2011, Permanent Financing (No. 5) PLC refinances its outstanding notes on the interest payment date falling in June 2011, Permanent Financing (No. 4) PLC refinances its outstanding notes on the interest payment date falling in March 2011, Permanent Financing (No. 3) PLC refinances its outstanding notes on the interest payment date falling in December 2010, Permanent Financing (No. 2) PLC refinances its outstanding notes on the interest payment date falling in December 2008 and Permanent Financing (No. 1 PLC) refinances its outstanding notes on the interest payment date falling in June 2007 and such that the Funding 1 share and the outstanding trust property is not reduced;

      (8) the annualised CPR as at the closing date is assumed to be the same as the various assumed rates in the table below;

      (9) there is a balance of (pound)[o] in the cash accumulation ledger at the closing date; and

      (10)   the closing date of the transaction is[o] March, 2005,

      the approximate average life of the series 1 issuer notes and the series 2 issuer notes, at various assumed rates of repayment of the loans, would be as follows:

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


                                POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE       POSSIBLE
                            AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE   AVERAGE LIFE
                           OF THE SERIES  OF THE SERIES  OF THE SERIES  OF THE SERIES  OF THE SERIES  OF THE SERIES
                               1 CLASS A      1 CLASS B      1 CLASS C      2 CLASS A      2 CLASS B      2 CLASS C
CONSTANT REPAYMENT RATE     ISSUER NOTES   ISSUER NOTES   ISSUER NOTES   ISSUER NOTES   ISSUER NOTES   ISSUER NOTES
(% PER ANNUM)                    (YEARS)        (YEARS)        (YEARS)        (YEARS)        (YEARS)        (YEARS)
--------------------------  ------------   ------------   ------------  -------------  -------------  -------------

5%........................           [o]            [o]            [o]            [o]            [o]            [o]
10%.......................           [o]            [o]            [o]            [o]            [o]            [o]
15%.......................           [o]            [o]            [o]            [o]            [o]            [o]
20%.......................           [o]            [o]            [o]            [o]            [o]            [o]
25%.......................           [o]            [o]            [o]            [o]            [o]            [o]
30%.......................           [o]            [o]            [o]            [o]            [o]            [o]
35%.......................           [o]            [o]            [o]            [o]            [o]            [o]


      Assumptions (1), (2), (3), (4), (5), (6), (7) and (10) relate to circumstances which are not predictable. No assurance can be given that the issuer will be in a position to redeem the issuer notes on the issuer step-up date. If the issuer does not so exercise its option to redeem, then the average lives of the then outstanding issuer notes would be extended.

      The average lives of the issuer notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

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


                       MATERIAL LEGAL ASPECTS OF THE LOANS

      The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.

ENGLISH LOANS

GENERAL

      There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each English loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower. Borrowers may create a subsequent mortgage or other secured interest over the relevant property without the consent of the seller, though such other mortgage or interest will rank below the seller's mortgage in priority.

NATURE OF PROPERTY AS SECURITY

      There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

REGISTERED TITLE

      Title to registered land is registered at the Land Registry. Each parcel of land is given a unique title number. Prior to 13th October, 2003 title to the land was established by a land or (in the case of land which is subject to a mortgage or charge) charge certificate containing official copies of the entries on the register relating to that land, however, pursuant to the Land Registration Act 2002 which came into force on 13th October, 2003 the provision of land certificates and charge certificates has now been abolished. Title to land is now established by reference to entries on the registers held by the Land Registry.

      There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register and those classified as unregistered interests which override first registration and unregistered interests which override registered dispositions.

      Title information documents provided by the Land Registry will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Act 2002 provides that some interests in the land will bind the land even though they are not capable of registration at the Land Registry such as unregistered interests which override first registration and unregistered interests which override registered dispositions. The title information documents will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

UNREGISTERED TITLE

      All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

      Where land is registered, a mortgagee must register its mortgage at the Land Registry in order to secure priority over any subsequent mortgagee. Prior to registration, the mortgage will take effect only as an equitable mortgage or charge. Priority of mortgages over registered land is governed by the date of

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


registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of another interest which is received by the Land Registry during this priority period.

      In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE

      The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

      If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

      * The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

      *      The mortgagee may lease the property to third parties.

      * The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

      * The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

      A court order under section 126 of the CCA is necessary to enforce a mortgage in certain circumstances as described under "REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES".

SCOTTISH LOANS

GENERAL

      A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party is the grantee of the standard security, who is the lender and is called the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Borrowers may create a subsequent standard

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


security over the relevant property without the consent of the seller. Upon intimation to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust) of any subsequent standard security the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation and advances made subsequent to such intimation which the seller or the mortgages trustee is obliged to advance, and interest and expenses in respect thereof.

      The 1970 Act automatically imports a statutory set of "STANDARD CONDITIONS" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to redemption and enforcement, and in particular the notice and other procedures that require to be carried out prior to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

      While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

      This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) trigger its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

      The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location and extent of the land. While this plan is not in all circumstances conclusive as to the extent of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless the statutory indemnity in respect of such amendments has been expressly excluded in the land certificate itself.

SASINE REGISTER

      Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

      A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by their date of registration rather than their date of execution. There is no equivalent in Scotland to the priority period

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


system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

      The sale of the Scottish mortgages by the seller to the mortgages trustee has been given effect by a declaration of trust by the seller (and the sale on the closing date and any further sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land Register or Sasine Register. The consequences of this are explained in "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

      If a borrower defaults under a Scottish loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

      * The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

      * The heritable creditor may grant a lease of the property of up to 7 years (or longer with the courts' permission) to third parties.

      * The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

      * The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. However, this remedy is rarely used.

      In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

      A court order under section 126 of the CCA is necessary to enforce a mortgage in certain circumstances as described under "REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES".

BORROWER'S RIGHT OF REDEMPTION

      Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

                             UNITED KINGDOM TAXATION

      The following section summarises the material UK tax consequences of the purchase, ownership and disposition of the issuer notes based on current law and practice in the UK. Allen & Overy LLP, UK tax advisers to the issuer ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by each of Funding 1 and the issuer, respectively, to UK tax counsel that the profit in Funding 1's profit and loss account will not exceed 0.01% of the Funding 1 available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.01% of the interest on the issuer term advances under the issuer intercompany loan are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arm's length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the issuer notes. It relates to the position of persons who are the absolute beneficial owners of issuer notes and may not apply to certain classes of persons such as dealers and persons connected with the issuer. Noteholders who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice.

TAXATION OF US RESIDENTS

      As discussed in more detail under "- WITHHOLDING TAX" below, UK tax counsel is of the opinion that no UK withholding tax will be required in relation to interest payments on the issuer notes provided that the issuer notes are listed on a "recognised stock exchange", which includes the London Stock Exchange. If the issuer notes cease to be listed on a "recognised stock exchange", an amount must be withheld on account of UK income tax at the lower rate (currently 20%), subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

      Residents of the US are generally not subject to tax in the UK on payments on the issuer notes under the terms of the double taxation treaty between the US and the UK (the "TREATY"), subject to completion of administrative formalities, except where the issuer notes are effectively connected with a permanent establishment or a fixed base of the noteholder situated in the UK or where the amounts paid on the issuer notes exceed the return on comparable debt instruments, in which event the UK may tax the excess in accordance with UK domestic law.

      Subject to the opinions set out in the preceding paragraphs, UK tax counsel is of the opinion that, as discussed in more detail under "- DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON INTEREST" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax in respect of any payments on the issuer notes unless they are held by or for a trade, profession or vocation carried on by him through a branch or agency (or, in the case of a noteholder which is a company, through a permanent establishment) in the UK.

      It is the opinion of UK tax counsel that US resident noteholders will not be liable to UK tax in respect of a disposal of the issuer notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which the issuer notes are attributable.

      It is the opinion of UK tax counsel that, as discussed in more detail below under "- UK TAXATION OF FUNDING 1 AND THE issuer", Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

      It is the opinion of UK tax counsel that, as discussed in more detail below under "- UK TAXATION OF THE MORTGAGES TRUSTEE", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 1 or the seller under the mortgages trust.

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


      Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the issuer notes, the parties to the transaction, or any aspects of the transaction.

WITHHOLDING TAX

      There will be no UK withholding tax in relation to interest payments on the issuer notes provided that, so far as concerns deduction by the issuer or its paying agents, the issuer notes are listed on a "recognised stock exchange", as defined in Section 841 of the Income and Corporation Taxes Act 1988 ("ICTA"). (The London Stock Exchange is currently a recognised stock exchange for this purpose.) If the issuer notes cease to be listed on a "recognised stock exchange", an amount must be withheld on account of UK income tax at the lower rate (currently 20%) from interest paid on them, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to persons (including companies within the charge to UK corporation tax) and in the circumstances specified in Section 349A to 349D of the Income and Corporation Taxes Act 1988.

      Noteholders who are individuals may wish to note that the Inland Revenue has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the UK who either pays interest to, or receives interest for the benefit of, an individual. Information so obtained may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of other jurisdictions.

DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON
INTEREST
      Interest on the issuer notes has a UK source. Accordingly, payments of interest on the issuer notes will in principle be within the charge to UK tax even if paid without withholding or deduction. However, it is the opinion of UK tax counsel that (other than where the provisions of the Treaty apply to allow certain interest paid to residents of the US to be taxed in the UK) such payments will not be chargeable to UK tax in the hands of a noteholder who is not resident for tax purposes in the UK unless such noteholder carries on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which carries on a trade through a permanent establishment) in the UK in connection with which the payments are received or to which the issuer notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as some brokers and investment managers) tax may be levied on the UK branch or agency or permanent establishment.

TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX

      In general, noteholders who are within the charge to UK corporation tax (other than authorised unit trusts) will normally be subject to tax on all profits and gains, including interest and profit and gains attributable to currency fluctuations, arising on or in connection with the issuer notes under the loan relationship rules. Any such profits and gains will generally fall to be calculated in accordance with the statutory accounting treatment of the issuer notes in the hands of the relevant noteholder, and will generally be charged to tax as income in respect of each accounting period to which they are allocated, in accordance with that accounting treatment. Relief may be available in respect of losses or for related expenses on a similar basis.

TAXATION OF RETURNS: OTHER NOTEHOLDERS

      Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the issuer notes is received or to which the issuer notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the issuer notes. As the offered issuer notes are denominated in US dollars, and the series 4 issuer notes are denominated in euro, they will not constitute "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any of these issuer notes by such noteholders as described above maygive rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

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


      It is expected that the series 3 issuer notes and the series 5 issuer notes will be regarded by the Inland Revenue as constituting "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any of these issuer notes by such noteholders as described above is not expected to give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

      A disposal of issuer notes by such noteholders as described above may also give rise to a charge to tax on income in respect of an amount representing interest accrued on the issuer notes since the preceding payment date. For issuer notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as the Inland Revenue considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. All of the issuer notes will constitute variable rate issuer notes for this purpose.

STAMP DUTY AND STAMP DUTY RESERVE TAX

      No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered global issuer notes or on the issue or transfer of definitive issuer notes.

UK TAXATION OF FUNDING 1 AND THE ISSUER

      It is the opinion of UK tax counsel that Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding 1, the profit in the profit and loss account will not exceed 0.01% of the Funding 1 available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01% of the interest on the issuer term advances under the issuer intercompany loan. We refer you to "RISK FACTORS - TAX PAYABLE BY FUNDING 1 OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES".

UK TAXATION OF THE MORTGAGES TRUSTEE

      It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 1 or the seller under the mortgages trust.

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


                            EU SAVINGS TAX DIRECTIVE

      The EU has adopted a Directive regarding the taxation of savings income (the "EU SAVINGS TAX DIRECTIVE") under which EU Member States will be required from a date not earlier than 1st July, 2005 to provide to the tax authorities of another EU Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to or for the benefit of an individual resident in that other EU Member State, except that for a transitional period, Austria, Belgium and Luxembourg will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependant upon the conclusion of certain other agreements relating to information exchange with certain other countries).

      Jersey is not subject to the EU Savings Tax Directive. However, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, Jersey proposes to introduce a withholding tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU Member State by a paying agent situated in Jersey (the terms "beneficial owner" and "paying agent" are defined in the EU Savings Tax Directive). The withholding tax system would apply for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying agent not to withhold tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.

      The States of Jersey have not yet adopted measures to implement these proposals but is expected to adopt such measures on the same timetable as EU Member States and other relevant third countries.

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                      UNITED STATES FEDERAL INCOME TAXATION

GENERAL

      The following section summarises the material US federal income tax consequences of the purchase, ownership and disposition of the offered issuer notes. In general, the summary assumes that a holder acquires the offered issuer notes at original issuance and holds the offered issuer notes as capital assets. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the offered issuer notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including, without limitation, the following: (i) financial institutions; (ii) insurance companies; (iii) dealers or traders in stocks, securities, notional principal contracts or currencies;
(iv) tax-exempt entities; (v) regulated investment companies; (vi) persons that will hold the offered issuer notes as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for US federal income tax purposes;
(vii) persons that own (or are deemed to own) 10% or more of the voting shares of the issuer; (viii) persons who hold offered issuer notes through partnerships or other pass-through entities; and (ix) persons that have a "functional currency" other than the US dollar. In addition, this summary does not address alternative minimum tax consequences, nor does it describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

      This summary is based on the US Internal Revenue Code of 1986, as amended (the "Code"), US Treasury regulations and judicial and administrative interpretations thereof, in each case as in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the tax consequences described below.

      Allen & Overy LLP, US tax advisers to the issuer ("US TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "TAX STATUS OF THE ISSUER, FUNDING 1, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding 1 and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "- CHARACTERISATION OF THE OFFERED ISSUER NOTES", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the offered issuer notes, and while not free from doubt, the offered issuer notes will be treated as debt for US federal income tax purposes. Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the offered issuer notes or the parties to the transaction.

      An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section and there can be no assurance that the IRS or courts will agree with the conclusions expressed herein. ACCORDINGLY, INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE US FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED ISSUER NOTES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-US OR OTHER TAX LAWS, AND OTHER US TAX ISSUES AFFECTING THE TRANSACTION.

      As used in this section, the term "UNITED STATES HOLDER" means a beneficial owner of offered issuer notes that is for US federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) or partnership, created or organised in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) any estate the income of which is subject to US federal income tax regardless of the source of its income; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust. If a partnership holds offered issuer notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding offered issuer notes should consult their own tax advisers. A "NON-UNITED STATES holder" is a beneficial owner of offered issuer notes that is not a United States holder.

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



TAX STATUS OF THE ISSUER, FUNDING 1, MORTGAGES TRUSTEE AND MORTGAGES TRUST

      Under the transaction documents, each of the issuer, Funding 1 and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding 1 or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. See "UNITED STATES FEDERAL INCOME TAXATION - GENERAL" for further information regarding this opinion. No elections will be made to treat the issuer, Funding 1 or the mortgages trustee or any of their assets as a REMIC or a FASIT (two types of securitisation vehicles having a special tax status under the Code).

CHARACTERISATION OF THE OFFERED ISSUER NOTES

      Although there is no authority regarding the treatment of instruments that are substantially similar to the offered issuer notes and while it is not free from doubt, it is the opinion of US tax counsel that the offered issuer notes will be treated as debt for US federal income tax purposes. See "UNITED STATES FEDERAL INCOME TAXATION - GENERAL" for further information regarding this opinion. The issuer intends to treat the offered issuer notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion in the next section assumes this result.

      The offered issuer notes will not be qualifying real property loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.

TAXATION OF UNITED STATES HOLDERS OF THE OFFERED ISSUER NOTES

QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT

      The issuer intends to treat interest on the offered issuer notes (other than interest on the series 1 class A issuer notes) as "QUALIFIED STATED INTEREST" under US Treasury regulations relating to original issue discount (hereafter the "OID REGULATIONS"). As a consequence, discount on the offered issuer notes (other than discount on the series 1 class A issuer notes) arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting as ordinary interest income. De minimis original issue discount ("OID") is included in income on a pro rata basis as principal payments are made on the offered issuer notes.

      It is possible that interest on the offered issuer notes that are class B issuer notes or class C issuer notes could be treated as OID because such interest is subject to deferral in certain limited circumstances. A United States holder of an offered issuer note (other than a series 1 class A issuer note) issued with OID must include OID in income over the term of such offered issuer note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provide that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortise premium. Here, prepayment of the mortgage loans is not expected to alter the scheduled principal payments on the offered issuer notes that are class B issuer notes or class C issuer notes and accordingly, the issuer intends to assume that such offered issuer notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the mortgage loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.

      In general, United States holders who report income for US federal income tax purposes under the accrual method are required to accrue OID on short-term obligations, such as the series 1 class A issuer notes, on a straight-line basis unless an election is made to accrue the OID under a constant yield

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


method (based on daily compounding). A United States holder who is an individual or other cash method holder is not required to accrue such OID unless such holder elects to do so. If such an election is not made, any gain recognised by such holder on the sale, exchange or maturity of the series 1 class A issuer notes will be ordinary income to the extent of the holder's rateable share of OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of the sale, exchange or maturity.

      As an alternative to the above treatments, United States holders may elect to include in gross income all interest with respect to the offered issuer notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortisable bond premium or acquisition premium, using the constant yield method described above.

      Interest income on the offered issuer notes will be treated as foreign source income for US federal income tax purposes, which may be relevant in calculating a United States holder's foreign tax credit limitation for US federal income tax purposes. The limitation on foreign taxes eligible for the US foreign tax credit is calculated separately with respect to specific classes of income. The foreign tax credit rules are complex, and United States holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular circumstances.

SALES AND RETIREMENT

      In general, a United States holder of an offered issuer note will have a basis in such offered issuer note equal to the cost of the offered issuer note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale or exchange of the offered issuer note, a United States holder will generally recognise gain or loss equal to the difference between the amount realised (less any accrued interest, which would be taxable as such) and the holder's tax basis in the offered issuer note. Such gain or loss will be long-term capital gain or loss if the United States holder has held the offered issuer note for more than one year at the time of disposition. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE TREATMENT OF CAPITAL GAINS (WHICH MAY BE TAXED AT LOWER RATES THAN ORDINARY INCOME FOR TAXPAYERS WHO ARE INDIVIDUALS, TRUSTS OR ESTATES THAT HOLD THE OFFERED ISSUER NOTES FOR MORE THAN ONE YEAR) AND CAPITAL LOSSES (THE DEDUCTIBILITY OF WHICH IS SUBJECT TO LIMITATIONS).

TAXATION OF NON-UNITED STATES HOLDERS OF THE OFFERED ISSUER NOTES

      Subject to the backup withholding rules discussed below, a Non-United States holder generally should not be subject to US federal income or withholding tax on any payments on an offered issuer note and gain from the sale, redemption or other disposition of an offered issuer note unless: (i) that payment and/or gain is effectively connected with the conduct by that Non-United States holder of a trade or business in the United States; (ii) in the case of any gain realised on the sale or exchange of an offered issuer note by an individual Non-United States holder, that holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met; or (iii) the Non-United States holder is subject to tax pursuant to provisions of the Code applicable to certain expatriates. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE US FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF OWNING OFFERED ISSUER NOTES.

ALTERNATIVE CHARACTERISATION OF THE OFFERED ISSUER NOTES

      The proper characterisation of the arrangement involving the issuer and the holders of the offered issuer notes is not clear because there is no authority on transactions comparable to that contemplated herein. The issuer intends to treat the offered issuer notes as debt for all US federal income tax purposes. Prospective investors should consult their own tax advisers with respect to the potential impact of an alternative characterisation of the offered issuer notes for US tax purposes.

      One possible alternative characterisation is that the IRS could assert that the class C issuer notes or any other class of notes should be treated as equity in the issuer for US federal income tax purposes. If the class C issuer notes or any other class of notes were treated as equity, United States holders of such notes would be treated as owning equity in a passive foreign investment company ("PFIC") which, depending on the level of ownership of such United States holders and certain other factors, might also constitute an interest in a controlled foreign corporation for such United States holder. This would have

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


certain timing and character consequences for United States holders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US tax consequences.

      If a United States holder were treated as owning an equity interest in a PFIC, unless a United States holder makes a "QEF ELECTION " or "MARK TO MARKET ELECTION", a United States holder will be subject to a special tax regime (i) in respect of gains realised on the sale or other disposition of the relevant notes, and (ii) in respect of distributions on the relevant notes held for more than one taxable year to the extent those distributions constitute "EXCESS DISTRIBUTIONS". Although not free from doubt, the PFIC rules should not apply to gain realised in respect of any notes disposed of during the same taxable year in which such notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125% of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the offered issuer notes pay interest at a floating rate, it is possible that a US holder will receive "EXCESS DISTRIBUTIONS" as a result of fluctuations in the rate of USD-LIBOR over the term of offered issuer notes. In general, under the PFIC rules, a United States holder will be required to allocate such excess distributions and any gain realised on a sale of its notes to each day during the United States holder's holding period for the notes, and will be taxable at the highest rate of taxation applicable to the notes for the year to which the excess distribution or gain is allocable (without regard to the United States holder's other items of income and loss for such taxable year) (the "DEFERRED TAX"). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be a non-deductible interest expense for individual taxpayers).

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Backup withholding and information reporting requirements may apply to certain payments on the offered issuer notes and proceeds of the sale or redemption of the offered issuer notes to United States holders. The issuer, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if the United States holder fails to furnish the United States holder's taxpayer identification number (usually on IRS Form W-9), to certify that such United States holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain United States holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements. Non-United States holders may be required to comply with applicable certification procedures (usually on IRS Form W-8BEN) to establish that they are not United States holders in order to avoid the application of such information reporting requirements and backup withholding.

      Payments of principal or interest made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of an offered issuer note generally will not be subject to backup withholding. However, if such custodian, nominee or other agent is (i) a United States person (as defined in section 7701(a)(30) of the Code), (ii) a controlled foreign corporation (as defined in section 957(a) of the Code), (iii) a foreign person 50% or more of whose gross income is effectively connected with a US trade or business for a specified three-year period, or (iv) a foreign partnership if (A) at any time during its tax year, one or more of its partners are United States persons (as defined in applicable Treasury regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnership or (B) at any time during its taxable year, it is engaged in a US trade or business (each of (i) through (iv), a "US CONNECTED HOLDER"), such custodian, nominee or other agent may be subject to certain information reporting requirements with respect to such payment unless it has in its records documentary evidence that the beneficial owner is not a United States holder and certain conditions are met or the beneficial owner otherwise establishes an exemption. Principal and interest paid by the US office of a custodian, nominee or agent will be subject to both backup withholding and information reporting unless the beneficial owner certifies its non-US status under penalties of perjury or otherwise establishes an exemption. Payments of proceeds on the sale of an offered issuer note made to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a US Connected Holder, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States holder and certain conditions are met or the

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


beneficial owner otherwise establishes an exemption. Payments of proceeds on the sale of an offered issuer note made to or through the US office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a US holder or otherwise establishes an exemption.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the United States holder's US federal income tax liability, provided that the required information is furnished to the IRS. HOLDERS OF OFFERED ISSUER NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

      THE US FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN OWNER'S PARTICULAR SITUATION. HOLDERS OF OFFERED ISSUER NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED ISSUER NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

              MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS

TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST

      It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.

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


                              ERISA CONSIDERATIONS

      The offered issuer notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/ or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered issuer notes.

      Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

      The seller, the issuer, the servicer, the mortgages trustee, Funding 1 or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the offered issuer notes is acquired or held by a Plan with respect to which the issuer, the servicer, the mortgages trustee, Funding 1 or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such issuer notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such issuer notes.

      Each purchaser and subsequent transferee of any offered issuer note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

      In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3- 01 (the "PLAN ASSET Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title 1 of ERISA, and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "EQUITY INTEREST" of an entity that is neither a "PUBLICLY-OFFERED SECURITY" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an "EQUITY INTEREST" if it has "SUBSTANTIAL EQUITY FEATURES". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the offered issuer notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

      Any insurance company proposing to purchase any of the offered issuer notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (5th January, 2000) (codified at 29 C.F.R. pt. 2550) that became generally applicable on 5th July, 2001.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the offered issuer notes should determine whether, under the documents and instruments governing the Plan, an investment in such issuer notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such issuer notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

      The sale of any offered issuer notes to a Plan is in no respect a representation by the seller, the issuer, the servicer, the mortgages trustee, Funding 1 or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

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


              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

      The issuer is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuer in respect of the issuer notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

      * the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

      *      the judgment is contrary to the public policy of England or Wales;

      * the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

      * the judgment is of a public nature (for example, a penal or revenue judgment);

      * there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

      * enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

      * enforcement proceedings are not instituted within six years after the date of the judgment.

      A judgment by a court may be given in some cases only in sterling. The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

      All of the directors and executive officers of the issuer reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the issuer notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

      None of the issuer notes will constitute "MORTGAGE RELATED SECURITIES" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

      No representation is made as to the proper characterisation of the issuer notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the issuer notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the issuer notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the issuer notes constitute legal investments or are subject to investment, capital or other restrictions.

                                     EXPERTS

      The financial statements of Permanent Funding (No. 1) Limited as of and for the year ended 31st December, 2003 have been included in this prospectus, in reliance upon the report of KPMG Audit Plc, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The audit report refers to the restatement of certain US GAAP cashflow information for the period ended 31 December 2002.

      The balance sheet of Permanent Financing (No. 7) PLC as of [o], 2005 has been included in this prospectus, in reliance upon the report of KPMG Audit Plc, appearing elsewhere herein, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      An opinion with respect to English law regarding the issuer notes, including matters relating to the validity of the issuance of the issuer notes, will be provided to the issuer and the underwriters by Allen & Overy LLP. An opinion with respect to United States law regarding the issuer notes, including matters of United States federal income tax law with respect to the offered issuer notes will be provided to the issuer and the underwriters by Allen & Overy LLP. Opinions with respect to United States law will be provided to the underwriters by Sidley Austin Brown & Wood.

                                  UNDERWRITING

UNITED STATES

       The issuer has agreed to sell, and [ABN AMRO Bank N.V., London Branch, Lehman Brothers International (Europe) and Morgan Stanley & Co. Incorporated] (the "CLASS A LEAD underwriters") and the other underwriters for the series 1 class A issuer notes and the series 2 class A issuer notes listed in the following table (the "CLASS A UNDERWRITERS") have agreed to purchase, the principal amount of those issuer notes listed in such table (also called the "CLASS A OFFERED ISSUER NOTES"). The issuer has agreed to sell, and [o] and [o] (the "CLASS B/C underwriters" and, together with the class A underwriters, the "UNDERWRITERS") have agreed to purchase, the principal amount of those issuer notes listed in the following tables (also called the "CLASS B/C OFFERED ISSUER NOTES" and, together with the class A offered issuer notes, the "OFFERED ISSUER NOTES"). The terms of these purchases are governed by an underwriting agreement among the issuer and the underwriters.

                                                                                 PRINCIPAL            PRINCIPAL
                                                                             AMOUNT OF THE        AMOUNT OF THE
                                                                          SERIES 1 CLASS A     SERIES 2 CLASS A
UNDERWRITERS                                                                  ISSUER NOTES         ISSUER NOTES
---------------------------------------------------------------------   ------------------  -------------------


[ABN AMRO Bank N.V., London Branch]..................................    $             [o]   $              [o]
[Lehman Brothers International (Europe)].............................    $             [o]   $              [o]
[Morgan Stanley & Co. Incorporated]..................................    $             [o]   $              [o]
[o]..................................................................                  --                    --
[o]..................................................................                  --                    --
[o]..................................................................                  --                    --

                                                                        ------------------  -------------------

Total................................................................    $             [o]   $              [o]

                                                                        ==================  ===================

                                                                                 PRINCIPAL            PRINCIPAL
                                                                             AMOUNT OF THE        AMOUNT OF THE
                                                                          SERIES 1 CLASS B     SERIES 2 CLASS B
UNDERWRITERS                                                                  ISSUER NOTES         ISSUER NOTES
---------------------------------------------------------------------   ------------------  -------------------


[o]..................................................................    $             [o]   $              [o]
[o]..................................................................    $             [o]   $              [o]

                                                                        ------------------  -------------------

Total................................................................    $             [o]   $              [o]

                                                                        ==================  ===================

                                                                                 PRINCIPAL            PRINCIPAL
                                                                             AMOUNT OF THE        AMOUNT OF THE
                                                                          SERIES 1 CLASS C     SERIES 2 CLASS C
UNDERWRITERS                                                                  ISSUER NOTES         ISSUER NOTES
---------------------------------------------------------------------   ------------------  -------------------


[o]..................................................................    $             [o]   $              [o]
[o]..................................................................    $             [o]   $              [o]

                                                                        ------------------  -------------------

Total................................................................    $             [o]   $              [o]

                                                                        ==================  ===================

      The class A underwriters or affiliates of certain of the class A underwriters have also agreed to pay and subscribe for the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A2 issuer notes, none of which are being offered pursuant to this prospectus, on the closing date.

The class B/C underwriters or affiliates of certain of the class
B/C underwriters have also agreed to pay and subscribe for the series 3 class B issuer notes, the series 3 class C issuer notes, the series 4 class B issuer notes, the series 4 class C issuer notes, the series 5 class B issuer notes and the series 5 class C issuer notes, none of which are being offered pursuant to this prospectus, on the closing date. HBOS Treasury Services plc have agreed to pay and subscribe for the series 5 class A1 issuer notes, which are not being offered pursuant to this prospectus, on the closing date.

       [ABN AMRO Bank N.V., London Branch],[Lehman Brothers International (Europe)] and [Morgan Stanley & Co. Incorporated] will offer and sell the offered issuer notes in the United States only through their selling agents which are registered broker-dealers in the United States.

      The issuer has agreed to pay to the underwriters of each class of offered issuer notes a selling commission and a management and underwriting fee in the percentages indicated in the table below. The underwriters for each class of offered issuer notes have advised the issuer that such underwriters propose initially to offer the relevant class of offered issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at such price less a concession of up to the percentage indicated in the table below for each offered issuer note. The underwriters for each class of offered issuer notes may allow, and those dealers may re-allow, concessions of up to the percentage indicated in the table below of the principal balance of the relevant class of offered issuer notes to some brokers and dealers.

                                                                MANAGEMENT
                                              SELLING                  AND                               CONCESSION
                                        COMMISSION AS         UNDERWRITING                           ALLOWED AS A %
                                             % OF THE      FEE AS % OF THE                                   OF THE
                                            AGGREGATE            AGGREGATE       CONCESSION BY            PRINCIPAL
                                            PRINCIPAL            PRINCIPAL     UNDERWRITER FOR           BALANCE OF
                                        AMOUNT OF THE        AMOUNT OF THE        EACH NOTE OF      CLASS OF ISSUER
CLASS                                  CLASS OF NOTES       CLASS OF NOTES          THAT CLASS                NOTES
--------------------------------   ------------------  -------------------  ------------------  -------------------

series 1 class A................                 [o]%                 [o]%                [o]%                 [o]%
series 1 class B................                 [o]%                 [o]%                [o]%                 [o]%
series 1 class C................                 [o]%                 [o]%                [o]%                 [o]%
series 2 class A................                 [o]%                 [o]%                [o]%                 [o]%
series 2 class B................                 [o]%                 [o]%                [o]%                 [o]%
series 2 class C................                 [o]%                 [o]%                [o]%                 [o]%


      In the event that an underwriter fails to purchase the issuer notes allocated to it in accordance with the terms of the issuer underwriting agreement, the issuer underwriting agreement provides that in certain circumstances the issuer underwriting agreement may be terminated.

      The management and underwriting fees and selling commissions that the issuer has agreed to pay to the underwriters will be paid to the underwriters on behalf of the issuer by Funding 1 from the proceeds of the issuer start-up loan.

      After the initial offering, the underwriters may change the public offering price and any other selling terms.

      Additional offering expenses are estimated to be US$[o], which will be paid partly by the seller and partly paid by the underwriters on behalf of the issuer.

      The issuer and Halifax have agreed to indemnify the underwriters against certain liabilities, including liabilities under the US Securities Act of 1933, as amended.

      The underwriters or their affiliates may engage in over-allotment transactions, also known as short sales, short covering transactions, stabilising transactions and penalty bids for the offered issuer notes under Regulation M under the US Securities Exchange Act of 1934, as amended.

      * Short sales involve the sale by the underwriters of more offered issuer notes than they are required to purchase in the offering. This type of short sale is commonly referred to as a "naked" short sale due to the fact that the underwriters do not have an option to purchase these additional offered issuer notes in the offering. The underwriters must close out any naked short position by entering into short covering transactions as described below. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered issuer notes in the open market after pricing that could adversely affect investors who purchase in the offering.

      * Short covering transactions involve purchases of the offered issuer notes in the open market after the distribution has been completed in order to cover naked short positions.

      * Stabilising transactions permit bids to purchase the offered issuer notes so long as the stabilising bids do not exceed a specified maximum.

      * Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered issuer notes originally sold by that syndicate member are purchased in a short covering transaction.

      Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the offered issuer notes or preventing or retarding a decline in the market price of the offered issuer notes. As a result, these transactions may cause the prices of the offered issuer notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

      The offered issuer notes will be registered under the US Securities Act of 1933, as amended.

      The offered issuer notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.

UNITED KINGDOM

      Each class A underwriter (with respect to the class A offered issuer notes only) and each class B/C underwriter (with respect to the class B/C offered issuer notes only) will represent and agree that:

      * in relation to any offered issuer notes which have a maturity of one year or more and which are to be admitted to the official list maintained by the UK Listing Authority, it has not offered or sold, and will not offer or sell, offered issuer notes to persons in the United Kingdom prior to admission of such offered issuer notes to listing in accordance with Part VI of the FSMA except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the FSMA;

      * it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any offered issuer notes in circumstances in which section 21 (1) of the FSMA does not apply to the issuer; and

      * it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered issuer notes in, from or otherwise involving the United Kingdom.

THE NETHERLANDS

      Each underwriter has represented to and agreed with the Issuer that the
Issuer:

      (a) must verify that all Dutch Residents (as defined below) purchasers of offered issuer notes (including rights representing an interest in a global note) issued by it directly to such purchasers on or before the closing date or issued by it in circumstances where it is reasonably able to identify the holders as Dutch Residents on or before the closing date are Professional Market Parties (as defined below); and

      (b) shall agree (or procure that the relevant underwriter agrees) with each such purchaser that any offered issuer notes acquired by it may not be offered, sold, transferred or delivered by any such purchaser, except in accordance with the restrictions referred to the following paragraph.

      This prospectus may not be distributed and the offered issuer notes (including rights representing an interest in a global note) may not be offered, sold, transferred or delivered as part of their initial distribution or at any time thereafter, directly or indirectly, to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands ("DUTCH RESIDENTS") other than to the following entities, provided that such entities trade or invest in securities in the conduct of a business or profession (the following such entities hereinafter referred to as "PROFESSIONAL MARKET PARTIES" or "PMPS") and provided further that they acquire the offered issuer notes for their own account or for the account of another such PMP:

      (i) banks, insurance companies, securities firms, collective investment institutions or pension funds that are supervised or licensed under Dutch law;

      (ii) banks or securities firms licensed or supervised in a European Economic Area member state (other than The Netherlands) and registered with the Dutch Central Bank (De Nederlandsche Bank N.V.:
             DNB) or the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) acting through a branch office in The Netherlands;

      (iii) Netherlands collective investment institutions which offer their shares or participations exclusively to professional investors and are not required to be supervised or licensed under Dutch law;

      (iv) the Dutch government (de Staat der Nederlanden), DNB, Dutch regional, local or other decentralised governmental institutions, or any international treaty organisations and supranational organisations located in The Netherlands;

      (v)    Netherlands enterprises or entities with total assets of at least
             (euro)500,000,000 (or the equivalent thereof in another currency) according to their balance sheet at the end of the financial year preceding the date they purchase or acquire the offered issuer notes;

      (vi) Netherlands enterprises, entities or individuals with net equity (eigen vermogen) of at least (euro)10,000,000 (or the equivalent thereof in another currency) according to their balance sheet at the end of the financial year preceding the date they purchase or acquire the offered issuer notes and who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding such date;

      (vii) Netherlands subsidiaries of the entities referred to under (i) above provided such subsidiaries are subject to prudential supervision;

      (viii) Netherlands enterprises or entities that have a credit rating from an approved rating agency or whose securities have such a rating; and

      (ix) such other Netherlands entities designated by the competent Netherlands authorities after the date hereof by any amendment of the applicable regulations.

      The offered issuer notes (whether or not offered to Dutch Residents) shall bear the following legend:

      THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF ITS INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY

OR INDIRECTLY, TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS ("DUTCH RESIDENTS") OTHER THAN TO PROFESSIONAL MARKET PARTIES WITHIN THE MEANING OF THE EXEMPTION REGULATION PURSUANT TO THE DUTCH ACT ON THE SUPERVISION OF THE CREDIT SYSTEM 1992 ("PMPS").

      EACH DUTCH RESIDENT BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS SUCH A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

      EACH HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN), BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED TO DUTCH RESIDENTS OTHER THAN TO A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.

HONG KONG

      Each underwriter has represented and agreed that:

      (a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any issuer notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong; and

      (b) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the issuer notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to issuer notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) and any rules made thereunder.

JAPAN

      The issuer notes have not been and will not be registered under the Securities and Exchange Law. Each underwriter has agreed that it has not offered or sold and will not offer or sell any issuer notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

SINGAPORE

      This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SECURITIES AND FUTURES ACT). Accordingly, the issuer notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such issuer notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a sophisticated investor (as defined in section 275 of the Securities and Futures Act) and in accordance with the conditions specified in section 275 of the Securities and Futures Act or (3) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

SPAIN

      The proposed offer of the series 1 issuer notes and the series 2 issuer notes has not been registered with the Spanish Comision Nacional del Mercado de Valores. Accordingly, such issuer notes cannot be offered, sold, distributed or proposed in Spain nor any document or offer material be distributed in Spain or targeted to Spanish resident investors (including any legal entity set up, incorporated, domiciled or resident in the Kingdom of Spain), save in compliance with the requirements of Law 24/1988, of 28th July (as amended by Law 37/1998, of 16th November), on the Spanish Securities Market and the Royal Decree 291/1992, of 27th March (as amended by the Royal Decree 2590/1998, of 7th December), on issues and public offers for the sale of securities.

GENERAL

      The offered issuer notes are a new issue of securities, and there is currently no established trading market for the offered issuer notes. The class A underwriters have advised us that they intend to make a market in the class A offered issuer notes and the class B/C underwriters have advised us that they intend to make a market in the class B/C offered issuer notes, but they are not obligated to do so. The underwriters may discontinue any market making in the offered issuer notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the offered issuer notes.

      Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates.

                             REPORTS TO NOTEHOLDERS

      The issuer cash manager will prepare quarterly and annual reports that will contain information about the issuer notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive issuer notes are issued, the reports will be sent to the holders of the global issuer notes. No reports will be sent to investors by the issuer cash manager.

      Beneficial owners of the issuer notes will be entitled to receive from the servicer on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.

                    WHERE INVESTORS CAN FIND MORE INFORMATION

      The issuer has filed a registration statement for the offered issuer notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      The cash manager and/or the servicer will file with the SEC all required periodic and special SEC reports and other information about the offered issuer notes.

      Investors may read and copy any reports, statements or other information filed with the SEC at the SEC's public reference room in Washington, D.C. Investors may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings are also available to the public on the SEC's Internet site at http:
//www.sec.gov.

                                  MARKET-MAKING

      This prospectus may be used by (i) the class A underwriters and their affiliates for offers and sales related to market-making transactions in the class A offered issuer notes and (ii) the class B/C underwriters and their affiliates for offers and sales related to market-making transactions in the class B/C offered issuer notes. Such underwriters and their affiliates may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. None of the underwriters or their affiliates has any obligation to make a market in such offered notes, and any market-making may be discontinued at any time without notice. [o], [o] and [o] are among the underwriters participating in the initial distribution of the offered notes.

                                  AFFILIATIONS

      [o], which is acting as the series 4 issuer swap provider, is an affiliate of[o], one of the underwriters/managers for the issuer notes. HBOS Treasury Services plc, which is acting as lead manager for the series 5 class A1 issuer notes, is the arranger for the issuance of the notes.

                         LISTING AND GENERAL INFORMATION

      Application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (the "UK LISTING AUTHORITY") for the offered issuer notes to be admitted to the official list (the "OFFICIAL LIST") maintained by the UK Listing Authority and to the London Stock Exchange for those offered issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List together with admission to the London Stock Exchange's market for listed securities constitute official listing on the London Stock Exchange. It is expected that listing of the issuer notes on the Official List of the UK Listing Authority and the admission to trading of those issuer notes on the London Stock Exchange will be granted on or about[o] March, 2005 subject only to the issue of the global issuer notes. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules. Transactions will normally be effected for settlement, in the case of the offered issuer notes, in dollars, in the case of the series 4 issuer notes, in euro, and in the case of the series 3 issuer notes and the series 5 issuer notes, in sterling, and for delivery on the third working day after the date of the transaction.

      The issuer and directors of the issuer accept responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer and directors of the issuer (who have taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuer and directors of the issuer accept responsibility accordingly.

      None of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any legal or arbitration proceedings which may have, or have had since its incorporation, a significant effect upon the financial position of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be) nor, so far as the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware, are any such litigation or arbitration proceedings pending or threatened.

      No statutory or non-statutory accounts within the meaning of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the issuer notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the principal paying agent in London. The issuer does not publish interim accounts.

      The latest statutory accounts of Funding 1 have been prepared and were drawn up to 31st December, 2003. So long as the issuer notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding 1 from time to time shall be available at the specified office of the principal paying agent in London. Funding 1 does not normally publish interim accounts.

      Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business other than the issuer underwriting agreement and the issuer subscription agreements.

      Since[o], 2005 (being the date of incorporation of the issuer), [31st December, 2003] (being the date of the most recent non-statutory audited accounts of Funding 1), 9th August, 2001 (being the date of incorporation of Holdings and the post-enforcement call option holder) and 13th May, 2002 (being the date of incorporation of the mortgages trustee), there has been (1) no material adverse change in the financial position or prospects of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee and (2) no significant change in the financial or trading position of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee.

      The issue of the issuer notes was authorised pursuant to a resolution of the board of directors of the issuer passed on or about[o] March, 2005.

      The offered issuer notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following CUSIP numbers, ISINs and common codes:

CLASS OF ISSUER NOTES                                       CUSIP         ISIN COMMON CODE

----------------------------------------------------  -----------  ----------- -----------

Series 1 class A....................................          [o]          [o]         [o]
Series 1 class B....................................          [o]          [o]         [o]
Series 1 class C....................................          [o]          [o]         [o]
Series 2 class A....................................          [o]          [o]         [o]
Series 2 class B....................................          [o]          [o]         [o]
Series 2 class C....................................          [o]          [o]         [o]


      Copies of the following documents may be inspected at the offices of Allen & Overy LLP at One New Change, London EC4M 9QQ during usual business hours, on any weekday (Saturdays and public holidays excepted) for 14 days from the date of this prospectus:

      (A) the Memorandum and Articles of Association of each of the issuer, Funding 1, Holdings, the mortgages trustee and the post-enforcement call option holder;

      (B) the balance sheet of the issuer as at[o], 2005 and the independent auditors' report thereon;

      (C) the balance sheet of Funding 1 as at 31st December, 2003, the related profit and loss account and cash flow statement for the period to 31st December, 2003 and the independent auditors' report thereon;

      (D) prior to the closing date, drafts (subject to minor amendment) or copies, and after the closing date, copies of the following documents:

             *     the issuer underwriting agreement;

             *     the issuer subscription agreements;

             *     the issuer intercompany loan agreement;

             *     the mortgages trust deed (as amended and restated);

             *     the mortgage sale agreement (as amended and restated);

             *     the issuer deed of charge;

             *     the Scottish declaration of trust;

             *     the issuer deed of accession to the Funding 1 deed of charge;

             *     the Funding 1 deed of charge (as amended);

             *     the second supplemental Funding 1 deed of charge;

             * the Funding 1 liquidity facility agreement (as amended and restated);

             *     the issuer dollar currency swap agreements and confirmations;

             *     the issuer euro currency swap agreements and confirmations;

             *     the issuer swap guarantees;

             *     the Funding 1 swap agreement (as amended and restated);

             *     the issuer trust deed;

             *     the issuer paying agent and agent bank agreement;

             *     the servicing agreement (as amended and restated);

             *     the cash management agreement;

             *     the issuer cash management agreement;

             *     the Funding 1 guaranteed investment contract;

             *     the mortgages trustee guaranteed investment contract;

             *     the issuer post-enforcement call option agreement;

             *     the bank account agreement;

             *     the issuer bank account agreement;

             * the master definitions and construction schedule (including the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule);

             *     the issuer start-up loan agreement;

             *     the mortgages trustee corporate services agreement;

             *     the Funding 1 corporate services agreement; and

             *     the issuer corporate services agreement;

      (E)    auditor's consent letter;

      (F)    the opinion of Allen & Overy LLP as to validity;

      (G)    the opinion of Allen & Overy LLP as to UK tax matters;

      (H)    the opinion of Allen & Overy LLP as to US tax matters; and

      (I)    the opinion of Shepherd + Wedderburn as to Scots law matters.

                                    GLOSSARY

      Principal terms used in this prospectus are defined as follows:

 $, US$, US DOLLARS and            the lawful currency for the time being of the
 dollars                           United States of America

 (EURO), EURO and EURO             the single currency introduced at the third
                                   stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time

 (POUND), POUNDS and STERLING      the lawful currency for the time being of the
                                   United Kingdom of Great Britain and Northern
                                   Ireland

 A PRINCIPAL DEFICIENCY            a sub-ledger on the principal deficiency
 SUB-LEDGER                        ledger which specifically records any
                                   principal deficiency in respect of any term A advances

 AA PRINCIPAL DEFICIENCY           a sub-ledger on the principal deficiency
 SUB-LEDGER                        ledger which specifically records any
                                   principal deficiency in respect of any term
                                   AA advances

 AAA PRINCIPAL DEFICIENCY          a sub-ledger on the principal deficiency
 SUB-LEDGER                        ledger which specifically records any
                                   principal deficiency in respect of any term
                                   AAA advances

 ACCOUNT BANK                      Bank of Scotland situated at 116 Wellington
                                   Street, Leeds LS1 4LT

 ACCRUED INTEREST                  in respect of a given date, the interest
                                   which has accrued from the last regular
                                   payment date up to that date, but which is not currently payable

 ADDITIONAL FUNDING 1              security created under and/or pursuant to the
 SECURITY                          second supplemental Funding 1 deed of charge

 ADJUSTED GENERAL RESERVE FUND     the sum of:
 LEVEL
                                   (a)   the amount standing to the credit of
                                         the general reserve fund; and

                                   (b) the amount (if any) then to be credited in accordance with item (B) of the relevant Funding 1 pre-enforcement principal priority of payments

 AGENT BANK                        Citibank, N.A. at 5 Carmelite Street, London
                                   EC4Y 0PA

 [[o] ISSUER SWAP GUARANTOR        [o].]

 [[o] ISSUER SWAP GUARANTEE        the guarantee of the obligations of the
                                   series 2 issuer swap provider under the
                                   relevant issuer swaps by the [o] issuer swap guarantor]

 ALTERNATIVE INSURANCE             requirements which vary the insurance
 REQUIREMENTS                      provisions of the mortgage conditions

 ANTICIPATED CASH                  the anticipated number of months required to
 ACCUMULATION PERIOD               accumulate sufficient principal receipts to
                                   pay the relevant accumulation amount, as described further in "THE MORTGAGES TRUST -
                                   CASH MANAGEMENT OF TRUST PROPERTY -
                                   PRINCIPAL RECEIPTS"

 ARREARS OF INTEREST               in respect of a given date, interest, and
                                   expenses which are due and payable and remain unpaid on that date

 ASSET TRIGGER EVENT               the occurrence of an amount being debited to
                                   the AAA principal deficiency sub-ledger

 AUTHORISED INVESTMENTS            means:

                                   (a)   sterling gilt-edged securities; and

                                   (b)   sterling demand or time deposits,
                                         certificates of deposit and short-term
                                         debt obligations (including commercial
                                         paper) provided that in all cases such
                                         investments have a maturity date of 90
                                         days or less and mature on or before
                                         the next following interest payment
                                         date and the short-term unsecured,
                                         unguaranteed and unsubordinated debt
                                         obligations of the issuing or
                                         guaranteeing entity or the entity with
                                         which the demand or time deposits are
                                         made (being an authorised person under
                                         the FSMA) are rated at least equal to
                                         either A-1+ by Standard & Poor's, P-1
                                         by Moody's and F1+ by Fitch or their
                                         equivalents by three other
                                         internationally recognised rating
                                         agencies

 BANK ACCOUNT AGREEMENT            the agreement entered into on the initial
                                   closing date between the account bank, the mortgages trustee and Funding 1 (as amended, supplemented and/or novated from time to time), which governs the operation of the mortgages trustee GIC account, the Funding 1
                                   GIC account and the Funding 1 transaction account

 BANK OF SCOTLAND                  The Governor and Company of the Bank of
                                   Scotland established by an Act of the
                                   Parliament of Scotland in 1695

 BASIC  TERMS MODIFICATION         the modification of terms, including altering
                                   the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms

 BBB PRINCIPAL DEFICIENCY          a sub-ledger on the principal deficiency
 SUB-LEDGER                        ledger which specifically records any
                                   principal deficiency in respect of any term
                                   BBB advances

 BENEFICIARIES                     both Funding 1 and the seller together as
                                   beneficiaries of the mortgages trust

 BOOKING FEE                       a fee payable by the borrower in respect of
                                   applications for certain types of loans

 BORROWER in relation to a loan, the individual or individuals specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

 BULLET ACCUMULATION LIABILITY     means on any Funding 1 interest payment date
                                   prior to any payment under item (D) of the priority of payments described in "CASHFLOWS
                                   - REPAYMENTS OF TERM ADVANCES OF EACH SERIES
                                   PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT
                                   AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN
                                   INTERCOMPANY LOAN ACCELERATION NOTICE OR THE
                                   SERVICE ON EACH ISSUER OF A NOTE ACCELERATION
                                   NOTICE ", the aggregate of each relevant accumulation amount at that time of each bullet term advance which is within a cash accumulation period

 BULLET ACCUMULATION SHORTFALL     means at any time that the cash accumulation
                                   ledger amount is less than the bullet
                                   accumulation liability

 BULLET TERM ADVANCE               any term advance which is scheduled to be
                                   repaid in full on one Funding 1 interest payment date, namely those term advances of the issuer and each previous issuer designated as a `bullet term advance' in the table under the caption "THE MORTGAGES TRUST
                                   - CASH MANAGEMENT OF TRUST PROPERTY -
                                   PRINCIPAL RECEIPTS" and any term advance which is referred to as such in the prospectus relating to any new issuer.

                                   Issuer bullet term advances will be deemed to be pass-through term advances if:

                                   (a)   a trigger event occurs;

                                   (b)   the issuer security is enforced; or

                                   (c)   the Funding 1 security is enforced

 BUSINESS DAY                      a day that is a London business day, a New
                                   York business day and a TARGET business day

 CALCULATION DATE                  the first day of each month or, if not a
                                   London business day, the next succeeding
                                   London business day or any other day on which Funding 1 acquires a further interest in the trust property

 CALCULATION PERIOD                the period from (and including) one
                                   calculation date, to (but excluding) the next calculation date and in respect of the first calculation date, the period from (and including) the closing date to (but excluding) the first calculation date

 CALENDAR YEAR                     a year from the beginning of 1st January to
                                   the end of 31st December

 CAPITALISED                       means, in respect of a fee or other amount,
                                   added to the principal balance of a loan

 CAPITALISED INTEREST              if a borrower takes a payment holiday (as
                                   permitted under the terms of the loan), then the outstanding principal balance of the loan will increase by the amount of interest that would have been paid on the relevant loan if not for such payment holiday

 CASH ACCUMULATION ADVANCE         a bullet term advance or scheduled
                                   amortisation instalment which is within a cash accumulation period

 CASH ACCUMULATION LEDGER          a ledger maintained by the cash manager to
                                   record the amount accumulated by Funding 1 from time to time to pay the relevant accumulation amounts

 CASH ACCUMULATION LEDGER          means at any time the amount standing to the
 AMOUNT                            credit of the cash accumulation ledger at
                                   that time immediately prior to any drawing to be applied on that interest payment date and prior to any payment under item (H) of the priority of payments described in "CASHFLOWS
                                   - REPAYMENT OF TERM ADVANCES OF EACH SERIES
                                   PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT
                                   AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN
                                   INTERCOMPANY LOAN ACCELERATION NOTICE OR THE
                                   SERVICE ON EACH ISSUER OF A NOTE ACCELERATION
                                   NOTICE"

 CASH ACCUMULATION LIABILITY       means on any Funding 1 interest payment date
                                   prior to any payment under item (D) of the priority of payments described in "CASHFLOWS
                                   - REPAYMENT OF TERM ADVANCES OF EACH SERIES
                                   PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT
                                   AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN
                                   INTERCOMPANY LOAN ACCELERATION NOTICE OR THE
                                   SERVICE ON EACH ISSUER OF A NOTE ACCELERATION
                                   NOTICE ", the sum of:

                                   (a)   the bullet accumulation liability at
                                         that time; and

                                   (b)   the aggregate of each relevant
                                         accumulation amount at that time of
                                         each scheduled amortisation instalment
                                         which is within a cash accumulation
                                         period

 CASH ACCUMULATION PERIOD          the period of time estimated to be the number
                                   of months prior to the relevant Funding 1 interest payment date of a relevant accumulation amount necessary for Funding 1 to accumulate sufficient principal receipts so that the relevant class of notes will be redeemed in full, as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT OF
                                   TRUST PROPERTY - PRINCIPAL RECEIPTS"

 CASH ACCUMULATION SHORTFALL       means at any time that the cash accumulation
                                   ledger amount is less than the cash
                                   accumulation liability

 CASH MANAGEMENT AGREEMENT         the cash management agreement entered into on
                                   the initial closing date between the cash manager, the mortgages trustee, Funding 1 and the security trustee, (as amended, supplemented and/or novated from time to time), as described further in "CASH
                                   MANAGEMENT FOR THE MORTGAGES TRUSTEE AND
                                   FUNDING 1"

 CASH MANAGER                      Halifax acting, pursuant to the cash
                                   management agreement, as agent for the
                                   mortgages trustee, Funding 1 and the security trustee, inter alia, to manage all cash transactions and maintain certain edgers on behalf of the mortgages trustee, Funding 1 and the security trustee

 CASHBACK the agreement by the seller to pay an amount to the relevant borrower on the completion of the relevant loan

 CLASS A ISSUER NOTES              the series 1 class A issuer notes, the series
                                   2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes

 CLASS A LEAD UNDERWRITERS         [ABN AMRO Bank N.V., London Branch], [Lehman
                                   Brothers International (Europe)] and [Morgan
                                   Stanley & Co. Incorporated]

 CLASS A OFFERED ISSUER NOTES      the series 1 class A notes and the series 2
                                   class A notes

 CLASS A PREVIOUS NOTES            any previous notes containing the designation
                                   `class A', `class A1' or `class A2'

 CLASS A UNDERWRITERS              the class A lead underwriters and[o],[o] and
                                   [o]

 CLASS B ISSUER NOTES              the series 1 class B issuer notes, the series
                                   2 class B issuer notes, the series 3 class B issuer notes, the series 4 class B issuer notes and the series 5 class B issuer notes

 CLASS B/C OFFERED ISSUER NOTES    the series 1 class B issuer notes, the series
                                   1 class C issuer notes, the series 2 class B issuer notes and the series 2 class C issuer notes,

 CLASS B/C UNDERWRITERS            [o] and [o]

 CLASS B PREVIOUS NOTES            any previous notes containing the designation
                                   `class B'

 CLASS C ISSUER NOTES              the series 1 class C issuer notes, the series
                                   2 class C issuer notes, the series 3 class C issuer notes, the series 4 class C issuer notes and the series 5 class C issuer notes

 CLASS C PREVIOUS NOTES            any previous notes containing the designation
                                   `class C'

 CLASS M PREVIOUS NOTES            any previous notes containing the designation
                                   `class M'

 CLEARING AGENCY                   an agency registered under the provisions of
                                   section 17A of the United States Securities
                                   Exchange Act of 1934

 CLEARING CORPORATION              a corporation within the meaning of the New
                                   York Uniform Commercial Code

 CLEARSTREAM, LUXEMBOURG           Clearstream Banking, societe  anonyme

 CLOSING DATE                      on or about[o] March, 2005

 CML                               Council of Mortgage Lenders

 CODE United States Internal Revenue Code of 1986, as amended

 COLLECTION ACCOUNT                the collection account in the name of the
                                   servicer which is from time to time used for the purpose of collecting, directly or indirectly, monies due in respect of the loans and/or the related security forming part of the trust property

 COMMON DEPOSITARY                 Citibank, N.A. at 5 Carmelite Street, London
                                   EC4Y 0PA

 CORE TERMS                        the main subject matter of the contract

 CORPORATE SERVICES PROVIDER       (a)   in respect of Funding 1, Holdings, the
                                         post-enforcement call option holder and
                                         the issuer, means Structured Finance
                                         Management Limited or such other person
                                         or persons for the time being acting as
                                         corporate services provider to (i)

                                         Funding 1, Holdings and the
                                         post-enforcement call option holder
                                         under the Funding 1 corporate services
                                         agreement and (ii) the issuer under the
                                         issuer corporate services agreement;
                                         and

                                   (b)   in respect of the mortgages trustee,
                                         means SFM Offshore Limited or such
                                         other person or persons for the time
                                         being acting as corporate services
                                         provider to the mortgages trustee under
                                         the mortgages trustee corporate
                                         services agreement

 CPR on any calculation date means the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

                                   1 - ((1 - R) ^ 12)

                                   where "R" equals the result (expressed as a percentage) of the total principal receipts received during the period of one month (or, if shorter, from and including the closing date) ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

 CRYSTALLISE                       when a floating charge becomes a fixed charge

 CURRENT ISSUES                    the previous notes issued by the previous
                                   issuers and the issuer notes issued by the issuer which remain outstanding

 CURRENT NOTES                     the previous notes and the issuer notes

 CURRENT SWAP AGREEMENTS           the issuer swap agreements and the previous
                                   swap agreements

 CURRENT SWAP EXCLUDED             in relation to a current swap agreement an
 TERMINATION AMOUNT                amount equal to:

                                   (a)   the amount of any termination payment
                                         due and payable to the relevant current
                                         swap provider as a result of a current
                                         swap provider default or following a
                                         current swap provider downgrade
                                         termination event;

                                   less

                                   (b)   the amount, if any, received by the
                                         issuer or a previous issuer from a
                                         replacement swap provider upon entry by
                                         the issuer or a previous issuer (as the
                                         case may be) into an agreement with
                                         such replacement swap provider to
                                         replace such current swap agreement
                                         which has terminated as a result of
                                         such current swap provider default or
                                         following the occurrence of such
                                         current swap provider downgrade
                                         termination event

 CURRENT SWAP PROVIDER             the occurrence of an event of default (as
 DEFAULT                           defined in the relevant current swap
                                   agreement) where the relevant current swap provider is the defaulting party (as defined in the relevant swap agreement)

 CURRENT SWAP PROVIDER             means the occurrence of an additional
 DOWNGRADE TERMINATION             termination event following the failure by
 EVENT                             any of the current swap providers to comply
                                   with the requirements of the ratings
                                   downgrade provisions set out in the relevant swap agreement

 CURRENT SWAP PROVIDERS            the issuer swap providers and the previous
                                   swap providers

 DELAYED CASHBACK                  means in relation to any loan, the agreement
                                   by the seller to pay an amount to the
                                   relevant borrower after a specified period of time following completion of the relevant loan

 DILIGENCE                         the process (under Scots law) by which a
                                   creditor attaches the property of a debtor to implement or secure a court decree or judgment

 DISTRIBUTION DATE                 means the date which is two London business
                                   days after each calculation date, being the date that the mortgages trustee will distribute principal and revenue receipts to Funding 1 and the seller

 DTC                               The Depository Trust Company

 DUE AND PAYABLE                   has the meaning set out in "CASHFLOWS -
                                   DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL
                                   RECEIPTS - DUE AND PAYABLE DATES OF ISSUER
                                   TERM ADVANCES"

 EARLY REPAYMENT FEE               any fee which a borrower is required to pay
                                   in the event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date

 ELIGIBLE GENERAL RESERVE FUND     (a)   prior to the occurrence of a trigger
 PRINCIPAL REPAYMENTS                    event:

                                         (i)   repayments of principal which are
                                               then due and payable in respect
                                               of original bullet term advances;
                                               and

                                         (ii)  repayments of principal in
                                               respect of original scheduled
                                               amortisation term advances on
                                               their respective final maturity
                                               dates only; and

                                   (b)   on or after the occurrence of a
                                         non-asset trigger event or an asset
                                         trigger event, repayments of principal
                                         in respect of original bullet term
                                         advances and original scheduled
                                         amortisation term advances on their
                                         respective final maturity dates only,

                                   in each case prior to the service of an
                                   intercompany loan acceleration notice on
                                   Funding 1

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

 ELIGIBLE LIQUIDITY FACILITY       (a)   prior to the occurrence of a trigger
 PRINCIPAL REPAYMENTS                    event:

                                         (i)   repayments of principal which are
                                               then due and payable in respect
                                               of original bullet term advances;
                                               and

                                         (ii)  repayments of principal in
                                               respect of original scheduled
                                               amortisation term advances on
                                               their respective final maturity
                                               dates only; and

                                   (b)   on or after the occurrence of a
                                         non-asset trigger event but prior to
                                         the occurrence of an asset trigger
                                         event, repayments of principal in
                                         respect of original bullet term
                                         advances and original scheduled term
                                         amortisation term advances on their
                                         respective final maturity dates only,

                                   in each case prior to the service of an
                                   intercompany loan acceleration notice on
                                   Funding 1 and taking into account any
                                   allocation of principal to meet any
                                   deficiency in Funding 1's available revenue receipts.

                                   Following the occurrence of an asset trigger event, the liquidity facility will not be available to repay principal in respect of original bullet term advances or original scheduled amortisation term Advances

 ELIGIBLE LIQUIDITY FUND           which are:
 PRINCIPAL REPAYMENTS
                                   (i)   prior to the occurrence of a trigger
                                         event:

                                         (a)   repayments of principal which are
                                               then due and payable in respect
                                               of previous original bullet term
                                               advances and issuer original
                                               bullet term advances; and

                                         (b)   repayments of principal in
                                               respect of previous original
                                               scheduled amortisation term
                                               advances and issuer original
                                               scheduled amortisation term
                                               advances on their respective
                                               final maturity dates only; and

                                   (ii) following the occurrence of a non-asset event or an asset trigger event, repayments of principal in respect of previous original bullet term advances, issuer original scheduled amortization term advances and issuer original scheduled amortization term advances on their respective final maturity dates only, in each case prior to the service of an
                                   intercompany loan acceleration notice on
                                   Funding 1 and taking into account any
                                   allocation of principal to meet any
                                   deficiency in Funding 1's available revenue receipts

 ENGLISH LOAN                      a loan secured by an English mortgage

 ENGLISH MORTGAGE                  a mortgage secured over a property in England
                                   and Wales


 ENGLISH MORTGAGE                  the mortgage conditions applicable to English
 CONDITIONS                        loans

 EQUIVALENT NET                    in relation to notes issued by a relevant
 ISSUE PROCEEDS                    issuer, means the net proceeds in sterling of
                                   such notes (in each case where the relevant class of notes is denominated in US dollars or euro after making appropriate currency exchanges under the relevant swaps)

 ERISA the US Employee Retirement Income Security Act of 1974. See further "ERISA CONSIDERATIONS"

 EURIBOR EURIBOR will be determined by the agent bank on the following basis:

                                   (1)   on the applicable interest
                                         determination date applicable to the
                                         series 4 issuer notes, the agent bank
                                         will calculate the arithmetic mean,
                                         rounded upwards to five decimal places,
                                         of the offered quotations to leading
                                         banks for euro deposits for the
                                         relevant period (or, in the case of the
                                         first interest period, a linear
                                         interpolation of such rates for
                                         two-week and one-month euro deposits).

                                         This will be determined by reference to
                                         the display as quoted on the Moneyline
                                         Telerate Screen No. 248. If the
                                         Telerate Screen No. 248 stops providing
                                         these quotations, the replacement
                                         service for the purposes of displaying
                                         this information will be used. If the
                                         replacement service stops displaying
                                         the information, another page as
                                         determined by the issuer with the
                                         approval of the note trustee will be
                                         used.

                                         In each of these cases, the
                                         determination will be made as at or
                                         about 11.00 a.m., Brussels time, on
                                         that date. This is called the screen
                                         rate for the series 4 issuer notes;

                                   (2)   If, on any such interest determination
                                         date, the screen rate is unavailable,
                                         the agent bank will:

                                         *     request the principal London
                                               office of each of the reference
                                               banks to provide the agent bank
                                               with its offered quotation to
                                               prime banks for euro deposits of
                                               the equivalent amount, and for
                                               the relevant period, in the
                                               Eurozone inter-bank market as at
                                               or about 11.00 a.m. (Brussels
                                               time); and

                                         *     calculate the arithmetic mean,
                                               rounded upwards to five decimal
                                               places, of those quotations;

                                   (3)   if, on any such interest determination
                                         date, the screen rate is unavailable
                                         and only two or three of the reference
                                         banks provide offered quotations, the
                                         relevant rate for that interest period
                                         will be the arithmetic mean of the
                                         quotations as calculated in (2); and

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

                                   (4)   if, on any such interest determination
                                         date, fewer than two reference banks
                                         provide quotations, the agent bank will
                                         consult with the note trustee and the
                                         issuer for the purpose of agreeing a
                                         total of two banks to provide such
                                         quotations and the relevant rate for
                                         that interest period will be the
                                         arithmetic mean of the quotations as
                                         calculated in (2). If no such banks are
                                         agreed then the relevant rate for that
                                         interest period will be the rate in
                                         effect for the last preceding interest
                                         period for which (1) or (2) was
                                         applicable

 EUROCLEAR                         Euroclear Bank S.A./N.V., as operator of the
                                   Euroclear System

 EXCESS SWAP COLLATERAL            means an amount equal to the value of the
                                   collateral (or the applicable part of any collateral) provided by an issuer swap provider to the issuer in respect of that issuer swap provider's obligations to transfer collateral to the issuer under the relevant issuer swap agreement which is in excess of that issuer swap provider's liability under the relevant issuer swap agreement as at the date of termination of the relevant issuer swap agreement or which it is otherwise entitled to have returned to it under the terms of the relevant issuer swap agreement

 FIFTH ISSUER                      Permanent Financing (No. 5) PLC

 FINAL MATURITY DATE               in respect of each class of issuer notes
                                   means the interest payment date falling in the month indicated for such class in "SUMMARY OF PROSPECTUS - SUMMARY OF THE
                                   ISSUER NOTES"

 FINAL REPAYMENT DATE              in respect of the issuer intercompany loan
                                   means the interest payment date falling in June 2042

 FIRST ISSUER                      Permanent Financing (No. 1) PLC

 FITCH Fitch Ratings Ltd. and any successor to its ratings business

 FIXED SECURITY                    a form of security which means that the
                                   chargor is not allowed to deal with the
                                   assets subject to the charge without the consent of the chargee

 FLEXIBLE LOAN                     a type of loan product that typically
                                   incorporates features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay interest and principal in a given month

 FLOATING CHARGE                   a form of charge which is not attached to
                                   specific assets but which "floats" over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

 FOURTH ISSUER                     Permanent Financing (No. 4) PLC

 FSA                               the Financial Services Authority

 FSMA                              the Financial Services and Markets Act 2000

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 FUNDING 1                         Permanent Funding (No. 1) Limited

 FUNDING 2                         Permanent Funding (No. 2) PLC

 FUNDING 1 AVAILABLE               has the meaning set out under  "CASHFLOWS -
 PRINCIPAL RECEIPTS                DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL
                                   RECEIPTS"

 FUNDING 1 AVAILABLE               has the meaning set out under  "CASHFLOWS -
 REVENUE RECEIPTS                  DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE
                                   RECEIPTS"

 FUNDING 1 CORPORATE               an agreement entered into on the initial
 SERVICES AGREEMENT                closing date between an Holdings, Funding 1,
                                   the post-enforcement call option holder,
                                   Halifax, the corporate services provider, the share trustee and the security trustee (as amended, supplemented and/or novated from time to time) which governs the provision of corporate services by the corporate services provider to Funding 1, Holdings and the post-enforcement call option holder

 FUNDING 1 DEED OF CHARGE          the deed of charge entered into on the
                                   initial closing date between Funding 1, the first issuer, the corporate services provider, the account bank, the Funding 1 GIC provider, the security trustee, the seller, the start-up loan provider, the Funding 1 liquidity facility provider, the cash manager and the Funding 1 swap provider as amended and/or restated from time to time and acceded to by the issuer and the issuer start-up loan provider on the closing date and includes
                                   (except where the context otherwise requires) the second supplemental Funding 1 deed of charge

 FUNDING 1 GIC ACCOUNT             the account of Funding 1 held at Bank of
                                   Scotland at 116 Wellington Street, Leeds LS1
                                   4LT. Amounts deposited to the credit of the Funding 1 GIC account will receive a rate of interest determined in accordance with the Funding 1 guaranteed investment contract

 FUNDING 1 GIC PROVIDER            Bank of Scotland

 FUNDING 1 GUARANTEED              the guaranteed investment contract entered
 INVESTMENT CONTRACT               into on the initial closing date between
                                   Funding 1 and the Funding 1 GIC provider under which the Funding 1 GIC provider agrees to pay Funding 1 a guaranteed rate of interest on the balance of the Funding 1 GIC account, as described further in "CREDIT
                                   STRUCTURE - MORTGAGES TRUSTEE GIC ACCOUNT/
                                   FUNDING 1 GIC ACCOUNT"

 FUNDING 1 INTEREST                in relation to the issuer term advances, the
 PAYMENT DATE                      10th day of March, June, September and
                                   December in each year

 FUNDING 1 LIQUIDITY FACILITY      the liquidity facility provided for Funding 1
                                   pursuant to the Funding 1 liquidity facility agreement

 FUNDING 1 LIQUIDITY FACILITY      the liquidity facility agreement entered into
 AGREEMENT                         on the initial closing date as previously
                                   amended and restated from time to time and as further amended and restated on or about the closing date, and made between Funding 1 and the Funding 1 liquidity facility provider in relation to the provision of a liquidity facility in a total amount of (pound)[150,000,000] to Funding 1 (as the same may be further amended, restated, varied or supplemented from time to time), as described further in "CREDIT STRUCTURE -
                                   FUNDING 1 LIQUIDITY FACILITY"

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 FUNDING 1 LIQUIDITY FACILITY      a drawing (other than a liquidity facility
                                   stand-by drawing) under the DRAWING Funding 1 liquidity facility

 FUNDING 1 LIQUIDITY FACILITY      JPMorgan Chase Bank, N.A.
 PROVIDER

 FUNDING 1 LIQUIDITY FACILITY      the designated bank account of Funding 1 into
 STAND-BY ACCOUNT                  which the undrawn amounts of the Funding 1
                                   liquidity facility will be deposited if the Funding 1 liquidity facility provider does not extend the Funding 1 liquidity facility commitment period or if the rating of the Funding 1 liquidity facility provider falls below the requisite ratings as described in "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY
                                   FACILITY"

 FUNDING 1 LIQUIDITY SHORTFALL     where there are insufficient amounts to make
                                   the payments specified in "CREDIT STRUCTURE -
                                   FUNDING 1 LIQUIDITY FACILITY - GENERAL
                                   description ", after taking into account the amount available for drawing from the reserve funds

 FUNDING 1 LIQUIDITY               the sum of (i) any additional amounts due to
 SUBORDINATED AMOUNTS              any withholding taxes and increased costs on
                                   the provision of the Funding 1 liquidity facility and (ii) any additional costs incurred by the Funding 1 liquidity facility provider to comply with the requirements of the Bank of England, the Financial Services
                                   Authority and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding 1 liquidity facility provider and Funding 1

 FUNDING 1 POST-ENFORCEMENT        the order in which, following the enforcement
 PRIORITY OF PAYMENTS              of the Funding 1 security, the security
                                   trustee will apply the amounts received
                                   following enforcement of the Funding 1
                                   security, as set out in "SECURITY FOR FUNDING
                                   1'S OBLIGATIONS" and "CASHFLOWS -DISTRIBUTION
                                   OF FUNDING 1 PRINCIPAL RECEIPTS AND FUNDING 1
                                   REVENUE RECEIPTS FOLLOWING THE SERVICE OF AN
                                   INTERCOMPANY LOAN ACCELERATION NOTICE ON
                                   FUNDING 1"

 FUNDING 1 PRE-ENFORCEMENT         the order in which, prior to enforcement of
 PRINCIPAL PRIORITY OF PAYMENTS    the Funding 1 security, the cash manager will
                                   apply the Funding 1 available principal
                                   receipts on each Funding 1 interest payment date, as set out in "SECURITY FOR FUNDING 1'S
                                   OBLIGATIONS" and "CASHFLOWS -DISTRIBUTION OF
                                   FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS"

 FUNDING 1 PRE-ENFORCEMENT         the order in which, prior to enforcement of
 REVENUE PRIORITY OF PAYMENTS      the Funding 1 security, the cash manager will
                                   apply the Funding 1 available revenue
                                   receipts on each Funding 1 interest payment date, as set out in "SECURITY FOR FUNDING 1'S
                                   OBLIGATIONS" and "CASHFLOWS -DISTRIBUTION OF
                                   FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO
                                   THE SERVICE OF AN INTERCOMPANY LOAN
                                   ACCELERATION NOTICE ON FUNDING 1"

 FUNDING 1 PRINCIPAL LEDGER        a ledger maintained by the cash manager to
                                   record the amount of principal receipts
                                   received by Funding 1 from the mortgages trustee on each distribution date

 FUNDING 1 PRINCIPAL RECEIPTS      the principal receipts paid by the mortgages
                                   trustee to Funding 1 on each distribution date

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 FUNDING 1 REVENUE LEDGER          a ledger maintained by the cash manager to
                                   record all amounts received by Funding 1 from the mortgages trustee on each distribution date other than principal receipts, together with interest received by Funding 1 on its authorised investments or pursuant to the bank account agreement

 FUNDING 1 SECURED CREDITORS       the security trustee, the Funding 1 swap
                                   provider, the Funding 1 liquidity facility provider, the cash manager, the account bank, the seller, the corporate services provider, each start-up loan provider, the Funding 1
                                   GIC Provider, the previous issuers, the
                                   issuer and any other entity that accedes to the terms of the Funding 1 deed of charge from time to time

 FUNDING 1 SECURITY                the initial Funding 1 security, except where
                                   the context requires otherwise, and the
                                   additional Funding 1 security

 FUNDING 1 SHARE                   the Funding 1 share of the trust property
                                   from time to time, as calculated on each calculation date

 FUNDING 1 SHARE PERCENTAGE        the Funding 1 share percentage of the trust
                                   property from time to time as calculated on each calculation date

 FUNDING 1 SHARE/SELLER SHARE      the ledger of such name maintained by the
 LEDGER                            cash manager pursuant to the cash management
                                   agreement to record the Funding 1 share, the Funding 1 share percentage, the seller share and seller share percentage of the trust property

 FUNDING 1 STAND-BY DRAWING        the amount which is equal to the undrawn
                                   commitment under the Funding 1 liquidity facility agreement

 FUNDING 1 SWAP                    the swap documented under the Funding 1 swap
                                   agreement which enables Funding 1 to hedge against the possible variance between the mortgages trustee variable base rate payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker rate loans and a LIBOR-based rate for three-month sterling deposits, as described further in "THE SWAP AGREEMENTS - THE FUNDING
                                   1 SWAP"

 FUNDING 1 SWAP AGREEMENT          the ISDA master agreement and schedule
                                   thereto entered into on the initial closing date between Funding 1, the Funding 1 swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding 1, the Funding 1 swap provider and the security trustee (as each of the same may be amended, restated, novated or supplemented from time to time)

 FUNDING 1 SWAP EXCLUDED           in relation to the Funding 1 swap agreement
 TERMINATION AMOUNT                an amount equal to:

                                   (a)   the amount of any termination payment
                                         due and payable to the Funding 1 swap
                                         provider as a result of a Funding 1
                                         swap provider default or following a
                                         Funding 1 swap provider downgrade
                                         termination event;

                                    less

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                                   (b)   the amount, if any, received by Funding
                                         1 from a replacement swap provider upon
                                         entry by Funding 1 into an agreement
                                         with such replacement swap provider to
                                         replace the Funding 1 swap agreement
                                         which has terminated as a result of
                                         such Funding 1 swap provider default or
                                         following the occurrence of such
                                         Funding 1 swap provider downgrade
                                         termination event

 FUNDING 1 SWAP PROVIDER           Halifax, pursuant to the Funding 1 swap
                                   agreement

 FUNDING 1 SWAP PROVIDER           the occurrence of an event of default (as
 DEFAULT                           defined in the Funding 1 swap agreement)
                                   where the Funding 1 swap provider is the defaulting party (as defined in the Funding 1 swap agreement)

 FUNDING 1 SWAP PROVIDER           means the occurrence of an additional
 DOWNGRADE TERMINATION EVENT       termination event following the failure by
                                   the Funding 1 swap provider to comply with the requirements of the ratings downgrade provisions set out in the Funding 1 swap agreement

 FUNDING 1 TRANSACTION ACCOUNT     the account in the name of Funding 1
                                   maintained with the account bank pursuant to the bank account agreement or such additional or replacement account as may for the time being be in place

 FURTHER ADVANCE                   an advance made following a request from an
                                   existing borrower for a further amount to be lent to him or her under his or her mortgage, where Halifax has a discretion as to whether to accept that request

 GENERAL RESERVE FUND              at any time the amount standing to the credit
                                   of the general reserve ledger at that time, which may be used in certain circumstances by Funding 1 to meet any deficit in revenue or to repay amounts of principal, as described further in "CREDIT STRUCTURE - GENERAL
                                   RESERVE FUND"

 GENERAL RESERVE FUND              an amount equal to (pound)[o]
 REQUIRED AMOUNT

 GENERAL RESERVE FUND              the lesser of:
 THRESHOLD

                                   (a)   the general reserve fund required
                                         amount, and

                                   (b)   the highest amount which the adjusted
                                         general reserve fund level has been
                                         since the first Funding 1 interest
                                         payment date upon which interest is due
                                         and payable in respect of term advances
                                         made upon the closing date relating to
                                         the then most recent issue of notes

 GENERAL RESERVE LEDGER            a ledger maintained by the cash manager to
                                   record the amount credited to the general reserve fund from the proceeds of a portion of each start-up loan, and other withdrawals and deposits in respect of the general reserve fund

 GLOBAL ISSUER NOTES               the issuer notes (other than the series 3
                                   class A issuer notes in definitive registered
                                   form) in global form

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 HALIFAX                           Halifax plc (see  "HALIFAX PLC ")

 HIGH LOAN-TO-VALUE FEE            a fee incurred by a borrower as a result of
                                   taking out a loan with an LTV ratio in excess of a certain percentage specified in the offer

 HIGHER VARIABLE RATE LOANS        loans subject to an interest rate at a margin
                                   above HVR 1, HVR 2 or the mortgages trustee variable base rate, as applicable

 HOLDINGS                          Permanent Holdings Limited

 HVR 1 the variable mortgage rate set by the seller which applies to certain loans beneficially owned by the seller on the seller's residential mortgage book

 HVR 2 the second variable base rate that was made available to borrowers between 1st March, 2001 and 1st February, 2002

 ICTA                              the UK Income and Corporation Taxes Act 1988

 IN ARREARS                        in respect of a mortgage account, occurs when
                                   one or more monthly payments in respect of a mortgage account have become due and unpaid by a borrower

 INDUSTRY CPR                      a constant prepayment rate which is
                                   calculated by dividing the amount of
                                   mortgages repaid in a quarter by the
                                   quarterly balance of mortgages outstanding for building societies in the UK

 INITIAL CLOSING DATE              14th June, 2002

 INITIAL FUNDING 1 SECURITY        security created by Funding 1 pursuant to the
                                   Funding 1 deed of charge

 INITIAL LOANS                     the loans sold by the seller to the mortgages
                                   trustee on the initial closing date pursuant to the terms of the mortgage sale agreement

 INSOLVENCY EVENT

                                   in respect of the seller, the servicer, the cash manager or the issuer cash manager (each, for the purposes of this definition, a "RELEVANT ENTITY") means:

                                   (a)   an order is made or an effective
                                         resolution passed for the winding up of
                                         the relevant entity;

                                   (b) the relevant entity ceases or threatens to cease to carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(i)(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; or

                                   (c) proceedings (including, but not limited to, presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) are

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                                         initiated against the relevant entity
                                         under any applicable liquidation,
                                         administration reorganisation (other
                                         than a reorganisation where the
                                         relevant entity is solvent) or other
                                         similar laws, save where such
                                         proceedings are being contested in good
                                         faith; or an administrative or other
                                         receiver, administrator or other
                                         similar official is appointed in
                                         relation to the whole or any
                                         substantial part of the undertaking or
                                         assets of the relevant entity or the
                                         appointment of an administrator takes
                                         effect; or a distress, execution or
                                         diligence or other process is enforced
                                         upon the whole or any substantial part
                                         of the undertaking or assets of the
                                         relevant entity and in any of the
                                         foregoing cases it is not discharged
                                         within 15 London business days; or if
                                         the relevant entity initiates or
                                         consents to judicial proceedings
                                         relating to itself under any applicable
                                         liquidation, administration,
                                         insolvency, reorganisation or other
                                         similar laws or makes a conveyance or
                                         assignment for the benefit of its
                                         creditors generally or takes steps with
                                         a view to obtaining a moratorium in
                                         respect of any indebtedness

 INTERCOMPANY LOAN                 a previous intercompany loan acceleration
 ACCELERATION NOTICE               notice, an issuer intercompany loan
                                   acceleration notice and/or (as the context may require) an acceleration notice served by the security trustee on Funding 1 following an intercompany loan event of default under any new intercompany loan agreement

 INTERCOMPANY LOAN                 the previous intercompany loan agreements,
 AGREEMENTS                        the issuer intercompany loan agreement and
                                   all new intercompany loan agreements

 INTERCOMPANY LOAN LEDGER          a ledger maintained by the cash manager to
                                   record payments of interest and repayments of principal made on each of the current term advances and any new term advances under any intercompany loans

 INTERCOMPANY LOAN TERMS           the standard terms and conditions
 AND CONDITIONS                    incorporated into each intercompany loan
                                   agreement, signed for the purposes of
                                   identification on the initial closing date by Funding 1, the security trustee and the agent bank

 INTERCOMPANY LOANS                the previous intercompany loans, the issuer
                                   intercompany loan and all new intercompany loans, each an "INTERCOMPANY LOAN"

 INTEREST DETERMINATION DATE       (a)   in respect of the series 1 issuer notes
                                         and the series 2 issuer notes means the
                                         date which is two London business days
                                         before the first day of the interest
                                         period for which the rate will apply;

                                   (b) in respect of the series 4 issuer notes means the date which is two TARGET business days before the first day of the interest period for which the rate will apply;

                                   (c) in respect of the series 3 issuer notes and the series 5 class issuer notes, means the first day of the interest period for which the rate will apply;

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                                   (d)   in respect of the issuer term advances,
                                         means, in respect of the first interest
                                         period, the closing date and, in
                                         respect of subsequent interest periods,
                                         the first day of the interest period
                                         for which the rate will apply;

 INTEREST PAYMENT DATE             (a)   in relation to the series 1 class A
                                         issuer notes, the 10th day of each
                                         consecutive month in each year up to
                                         and including the earliest of (i) the
                                         interest payment date in [December
                                         2005], (ii) the occurrence of a trigger
                                         event or (iii) enforcement of the
                                         issuer security, and thereafter the
                                         [10th day of March, June, September and
                                         December] in each year; and

                                   (b)   in all other cases, the [10th day of
                                         March, June, September and December] in
                                         each year,

                                   or, in each of the preceding cases, if such day is not a business day, the next succeeding business day

 INTEREST PERIOD                   means:

                                   (a)   in relation to the series 1 class A
                                         issuer notes, the period from (and
                                         including) an interest payment date (or
                                         in respect of the first interest
                                         period, the closing date) to (but
                                         excluding) the next following (or
                                         first) interest payment date, except
                                         that prior to the applicable interest
                                         payment date falling in [December
                                         2005], if a trigger event occurs or the
                                         issuer security is enforced, then the
                                         interest period for the series 1 class
                                         A issuer notes (in respect of the first
                                         such interest period) will be the
                                         period from (and including) the last
                                         interest payment date to have occurred
                                         to (but excluding) the [10th day of the
                                         then next to occur of March, June,
                                         September and December] and thereafter
                                         will be the period from (and including)
                                         such interest payment date to (but
                                         excluding) the next following [10th day
                                         of March, June, September and December]
                                         in each year; and

                                   (b)   in all other cases, the period from
                                         (and including) the applicable interest
                                         payment date (or in respect of the
                                         first interest period, the closing
                                         date) to (but excluding) the next
                                         following applicable interest payment
                                         date

 INVESTMENT PLAN                   in respect of an interest-only loan, a
                                   repayment mechanism selected by the borrower and intended to provide sufficient funds to redeem the full principal of a mortgage loan at maturity

 ISA an individual savings account within the Individual Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income tax and capital gains tax

 ISSUER ACCOUNT BANK               Bank of Scotland situated at 116 Wellington
                                   Street,Leeds LS1 4LT

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ISSUER BANK ACCOUNT                the agreement to be entered into on the
AGREEMENT                          closing date between the issuer account bank,
                                   the issuer, the issuer cash manager and the security trustee (as the same may be amended, restated, varied or supplemented from time to time) which governs the operation of the issuer transaction account

ISSUER BULLET TERM ADVANCE         the issuer series 1 term AAA advance

ISSUER CASH MANAGEMENT AGREEMENT   the issuer cash management agreement to be
                                   entered into on the closing date between the issuer cash manager, the issuer and the security trustee (as the same may be amended, restated, novated or supplemented from time to time), as described further in "CASH
                                   MANAGEMENT FOR THE ISSUER"

ISSUER CASH MANAGER                Halifax acting, pursuant to the issuer cash
                                   management agreement, as agent for the issuer and the security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuer

ISSUER CORPORATE SERVICES          an agreement to be entered into on the
AGREEMENT                          closing date between Holdings, the issuer,
                                   Halifax, the corporate services provider, the share trustee and the security trustee, which governs the provision of corporate services by the corporate services provider to the issuer (as amended, restated, supplemented and/or novated from time to time)

ISSUER CURRENCY SWAP               means the issuer euro currency swap provider
PROVIDERS                          and the issuer dollar currency swap providers

ISSUER CURRENCY SWAPS              means the issuer euro currency swap and the
                                   issuer dollar currency swaps

ISSUER DEED OF ACCESSION           means the deed of accession to the Funding 1
                                   deed of charge to be entered into by, amongst others, Funding 1 and the issuer dated on or about the closing date

ISSUER DEED OF CHARGE              the deed of charge to be entered into on the
                                   closing date between, amongst others, the issuer and the security trustee, under which the issuer charges the issuer security in favour of the security trustee for the benefit of the issuer secured creditors, as described further in "SECURITY FOR THE
                                   ISSUER'S OBLIGATIONS"

ISSUER DOLLAR CURRENCY             the rate at which US dollars are converted to
EXCHANGE RATE                      sterling or, as the case may be, sterling is
                                   converted to US dollars under the relevant issuer dollar currency swap or, if there is no relevant issuer dollar currency swap agreement in effect at such time, the "SPOT" rate at which US dollars are converted into sterling or, as the case may be, sterling is converted into US dollars on the foreign exchange markets

ISSUER DOLLAR CURRENCY SWAP        collectively, the ISDA master agreements,
AGREEMENTS                         schedules and confirmations relating to the
                                   issuer dollar currency swaps to be entered into on or before the closing date between the issuer, the relevant issuer dollar currency swap provider and the security trustee (as amended, restated, supplemented, replaced and/or novated from time to time)

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ISSUER DOLLAR CURRENCY SWAP        the series 1 issuer swap provider and the
PROVIDERS ISSUER DOLLAR            series 2 issuer swap provider, or any one of
CURRENCY SWAPS                     them, as the case may be the sterling-US
                                   dollar currency swaps which enable the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the offered issuer notes in US dollars, as described further in "THE SWAP AGREEMENTS - THE ISSUER DOLLAR
                                   CURRENCY SWAPS AND THE ISSUER EURO CURRENCY
                                   SWAPS"

ISSUER EURO CURRENCY               the rate at which euro is converted to
EXCHANGE RATE                      sterling or, as the case may be, sterling is
                                   converted to euro under the issuer euro
                                   currency swap or, if there is no issuer euro currency swap agreement in effect at such time, the "SPOT" rate at which euro are converted into sterling or, as the case may be, sterling is converted into euro on the foreign exchange markets

ISSUER EURO CURRENCY SWAP          collectively, the ISDA master agreements,
AGREEMENTS                         schedules and confirmations relating to the
                                   issuer euro currency swaps to be entered into on or before the closing date between the issuer, the relevant issuer euro currency swap provider and the security trustee (as amended, restated, supplemented, replaced and/or novated from time to time)

ISSUER EURO CURRENCY SWAP          the series 4 issuer swap provider
PROVIDER

ISSUER EURO CURRENCY SWAPS         the sterling-euro currency swaps which enable
                                   the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the series 4 issuer notes, as described further in "THE
                                   SWAP AGREEMENTS - THE ISSUER DOLLAR CURRENCY
                                   SWAPS AND THE ISSUER EURO CURRENCY SWAPS"

ISSUER INTERCOMPANY LOAN           the loan of the issuer term advances made by
                                   the issuer to Funding 1 on the closing date under the issuer intercompany loan agreement

ISSUER INTERCOMPANY LOAN           an acceleration notice served by the security
ACCELERATION NOTICE                trustee in relation to the enforcement of the
                                   Funding 1 security following an issuer
                                   intercompany loan event of default under the issuer intercompany loan

ISSUER INTERCOMPANY LOAN           the issuer intercompany loan agreement to be
AGREEMENT                          entered into on the closing date between
                                   Funding 1, the issuer and the security
                                   trustee

ISSUER INTERCOMPANY LOAN           an event of default under the issuer
EVENT OF DEFAULT                   intercompany loan agreement

ISSUER NOTE ACCELERATION           an acceleration notice served by the note
NOTICE                             trustee in relation to the enforcement of the
                                   issuer security following an issuer note event of default under the issuer notes

ISSUER NOTE EVENT OF DEFAULT       an event of default under the provisions of
                                   condition 9 of the issuer notes where the issuer is the defaulting party

ISSUER NOTES                       includes all of the class A issuer notes, the
                                   class B issuer notes and the class C issuer notes

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ISSUER PAYING AGENT AND            the agreement to be entered into on the
AGENT BANK AGREEMENT               closing date which sets out the appointment
                                   of the paying agents, the registrar, the transfer agent and the agent bank for the issuer notes (as amended, restated, supplemented and/or novated from time to time)

ISSUER POST-ENFORCEMENT CALL       the agreement to be entered into on the
OPTION AGREEMENT                   closing date under which the note trustee
                                   agrees on behalf of the holders of the class
                                   B issuer notes and the class C issuer notes, that following enforcement of the issuer security, the post-enforcement call option holder may call for the class B issuer notes and the class C issuer notes (as amended, restated, supplemented and/or novated from time to time)

ISSUER POST-ENFORCEMENT            the order in which, following enforcement of
PRIORITY OF PAYMENTS               the issuer security, the security trustee
                                   will apply the amounts received following enforcement of the issuer security, as set out in "SECURITY FOR THE ISSUER'S obligations" and "CASHFLOWS - DISTRIBUTION OF
                                   ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE
                                   RECEIPTS FOLLOWING THE SERVICE OF A NOTE
                                   ACCELERATION NOTICE ON THE ISSUER AND THE
                                   SERVICE OF AN INTERCOMPANY LOAN ACCELERATION
                                   NOTICE ON FUNDING 1"

ISSUER PRE-ENFORCEMENT             the order in which, prior to enforcement of
PRINCIPAL PRIORITY OF PAYMENTS     the issuer security, the issuer cash manager
                                   will apply the issuer principal receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUER PRINCIPAL
                                   RECEIPTS PRIOR TO THE SERVICE OF A NOTE
                                   ACCELERATION NOTICE ON THE ISSUER"

ISSUER PRE-ENFORCEMENT REVENUE     the order in which, prior to enforcement of
PRIORITY OF PAYMENTS               the issuer security, the issuer cash manager
                                   will apply the issuer revenue receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUER REVENUE
                                   RECEIPTS PRIOR TO THE SERVICE OF A NOTE
                                   ACCELERATION NOTICE ON THE ISSUER"

ISSUER PRINCIPAL RECEIPTS          an amount equal to the sum of all principal
                                   amounts repaid by Funding 1 to the issuer under the issuer intercompany loan

ISSUER REVENUE RECEIPTS

                                   an amount equal to the sum of:

                                   (a)   interest paid by Funding 1 on the
                                         relevant Funding 1 interest payment
                                         date in respect of the issuer term
                                         advances under the issuer intercompany
                                         loan;

                                   (b)   fees to be paid by Funding 1 on the
                                         relevant date under the terms of the
                                         issuer intercompany loan agreement;

                                   (c)   interest payable on issuer bank
                                         accounts and authorized investments
                                         which will be received on or before the
                                         relevant date;

                                   (d)   other net income of the issuer
                                         including amounts received or to be
                                         received under the issuer swap
                                         agreements on or before the relevant
                                         interest payment date (including any
                                         amounts received by the issuer in
                                         consideration of it entering into a
                                         replacement issuer swap agreement but
                                         excluding (i) the return or transfer of
                                         any excess swap collateral as set out
                                         under any of the issuer swap agreements
                                         and (ii) in respect of each issuer swap

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                                         provider, prior to the designation of
                                         an early termination date under the
                                         relevant issuer swap agreement and the
                                         resulting application of the collateral
                                         by way of netting or set-off, an amount
                                         equal to the value of all collateral
                                         (other than excess swap collateral)
                                         provided by such issuer swap provider
                                         to the issuer pursuant to the relevant
                                         issuer swap agreement (and any interest
                                         or distributions in respect thereof));
                                         and

                                   (e)   any additional amount the issuer
                                         receives from any taxing authority on
                                         account of amounts paid to that taxing
                                         authority for and on account of tax by
                                         an issuer swap provider under an issuer
                                         swap agreement

ISSUER SECURED CREDITOR            the security trustee, the issuer noteholders,
                                   the issuer swap providers, the note trustee, the issuer account bank, the paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider under the issuer corporate services agreement and the issuer cash manager

ISSUER SECURITY                    security created by the issuer pursuant to
ADVANCE                            the issuer deed of charge in favour of the
                                   issuer secured creditors

ISSUER SERIES 1 TERM AAA           the advance made by the issuer to Funding 1
ADVANCE                            under the issuer intercompany loan agreement
                                   from the proceeds of the issue of the series
                                   1 class A notes

ISSUER SERIES 2 TERM AAA           the advance made by the issuer to Funding 1
ADVANCE                            under the issuer intercompany loan agreement
                                   from the proceeds of the issue of the series
                                   2 class A notes

ISSUER SERIES 3 TERM AAA           the advance made by the issuer to Funding 1
ADVANCE                            under the issuer intercompany loan agreement
                                   from the proceeds of the issue of the series
                                   3 class A notes

ISSUER SERIES 4 TERM AAA           the advance made by the issuer to Funding 1
ADVANCE                            under the issuer intercompany loan agreement
                                   from the proceeds of the issue of the series
                                   4 class A notes

ISSUER SERIES 5A1 TERM AAA         the advance made by the issuer to Funding 1
ADVANCE                            under the issuer intercompany loan agreement
                                   from the proceeds of the issue of the series
                                   5 class A1 notes

ISSUER SERIES 5A2 TERM AAA         the advance made by the issuer to Funding 1
ADVANCE                            under the issuer intercompany loan agreement
                                   from the proceeds of the issue of the series
                                   5 class A2 notes

ISSUER SERIES 5 TERM AAA           the issuer series 5A1 term AAA advance and
ADVANCES                           the issuer series 5A2 term AAA advance

ISSUER STEP-UP DATE                the interest payment date falling in
                                   [December 2011]

ISSUER START-UP LOAN               the loan made by the issuer start-up loan
                                   provider to Funding 1 under the issuer
                                   start-up loan agreement

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ISSUER START-UP LOAN AGREEMENT     the agreement to be entered into on the
                                   closing date between the issuer start-up loan provider and Funding 1 under which the issuer start-up loan will be made by the issuer start-up loan provider to Funding 1

ISSUER START-UP LOAN PROVIDER      Halifax plc, in its capacity as provider of
                                   the issuer start-up loan under the issuer start-up loan agreement

ISSUER SUBSCRIPTION AGREEMENTS     a subscription agreement in relation to the
                                   series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes (other than the series 5 class A1 issuer notes) between, inter alios, the issuer and the Managers (as defined therein) and a subscription agreement in relation to the series 5 class A1 issuer notes between, inter alios, the issuer and HBOS Treasury Services plc

ISSUER SWAP AGREEMENTS             the issuer dollar currency swap agreements
                                   and the issuer euro currency swap agreements

ISSUER SWAP EXCLUDED               in relation to an issuer swap agreement an
TERMINATION AMOUNT                 amount equal to:

                                   (a)   the amount of any termination payment
                                         due and payable to the relevant issuer
                                         swap provider as a result of an issuer
                                         swap provider default or following an
                                         issuer swap provider downgrade
                                         termination event, less

                                   (b)   the amount, if any, received by the
                                         issuer from a replacement swap provider
                                         upon entry by the issuer into an
                                         agreement with such replacement swap
                                         provider to replace such issuer swap
                                         agreement which has been terminated as
                                         a result of such issuer swap provider
                                         default or following the occurrence of
                                         such issuer swap provider downgrade
                                         termination event

[ISSUER SWAP GUARANTEES            means the [o] issuer swap guarantee and the
                                   [o] issuer swap guarantee]

ISSUER SWAP PROVIDER               as the context may require, the occurrence of
DEFAULT                            an event of default (as defined in the
                                   relevant issuer swap agreement) where the relevant issuer swap provider is the defaulting party (as defined in the relevant issuer swap agreement)

ISSUER SWAP PROVIDER               means the occurrence of an additional
DOWNGRADE TERMINATION EVENT        termination event following the failure by
                                   an issuer swap provider to comply with the requirements of the ratings downgrade provisions set out in the relevant issuer swap agreement

ISSUER SWAP PROVIDERS              the issuer dollar currency swap provider and
                                   the issuer euro currency swap provider or any of them as the context requires

ISSUER SWAPS                       the issuer dollar currency swaps and the
                                   issuer euro currency swap

ISSUER TERM AA ADVANCES            those advances designated by "AA" made by the
                                   issuer to Funding 1 under the issuer
                                   intercompany loan agreement from the proceeds of issue of the class B issuer notes

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ISSUER TERM AAA ADVANCES           those advances designated by "AAA" made by
                                   the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of issue of the class A issuer notes

ISSUER TERM ADVANCES               the divisions into which the advance to
                                   Funding 1 under the issuer intercompany loan will be split, being the issuer series 1 term
                                   AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advance, the issuer series 5 term AAA advances, the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance, the issuer series 4 term AA advance, the issuer series 5 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term
                                   BBB advance, the issuer series 3 term BBB advance, the issuer series 4 term BBB advance and the issuer series 5 term BBB advance

ISSUER TERM BBB ADVANCES           those advances designated by "BBB" made by
                                   the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of issue of the class C issuer notes

ISSUER TRANSACTION                 the documents listed in paragraph (D) in
DOCUMENTS                          "LISTING AND GENERAL INFORMATION"

ISSUER TRUST DEED                  the principal agreement to be entered into on
                                   the closing date governing the issuer notes, as further described in "DESCRIPTION OF THE
                                   ISSUER TRUST DEED"

ISSUER UNDERWRITING                the agreement to be entered into on or about
AGREEMENT                          the date of this prospectus between the
                                   underwriters and the issuer relating to the sale of the offered issuer notes

LENDING CRITERIA                   the criteria applicable to the granting of an
                                   offer of a mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS - CHARACTERISTICS OF
                                   THE LOANS - LENDING CRITERIA"

LIBOR OR STERLING LIBOR            the London Interbank Offered Rate for
                                   sterling deposits, as determined by the agent bank on the following basis:

                                   (1)   on the applicable interest
                                         determination date, the agent bank will
                                         determine the arithmetic mean, rounded
                                         upwards to five decimal places, of the
                                         offered quotations to leading banks in
                                         the London inter-bank market for
                                         sterling deposits for the relevant
                                         period (or, in the case of the first
                                         interest period, the linear
                                         interpolation of the arithmetic mean of
                                         such offered quotations for two-week
                                         and one-month sterling deposits
                                         (rounded upwards, if necessary, to five
                                         decimal places)).

                                         This will be determined by reference to
                                         the display as quoted on the Moneyline
                                         Telerate Screen No. 3750. If the
                                         Telerate Screen No. 3750 stops
                                         providing these quotations, the
                                         replacement service for the purposes of
                                         displaying this information will be
                                         used. If the replacement service stops
                                         displaying the information, another
                                         page as determined by the issuer with
                                         the approval of the note trustee will
                                         be used.

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                                         In each of these cases, the
                                         determination will be made as at or
                                         about 11.00 a.m., London time, on that
                                         date. This is called the screen rate
                                         for LIBOR or sterling LIBOR;

                                   (2)   if, on any such interest determination
                                         date, the screen rate is unavailable,
                                         the agent bank will:

                                         *     request the principal London
                                               office of each of the reference
                                               banks to provide the agent bank
                                               with its offered quotation to
                                               leading banks for sterling
                                               deposits of the equivalent
                                               amount, and for the relevant
                                               period, in the London inter-bank
                                               market as at or about 11.00 a.m.
                                               (London time); and

                                         *     calculate the arithmetic mean,
                                               rounded upwards to five decimal
                                               places, of those quotations;

                                   (3)   if, on any such interest determination
                                         date, the screen rate is unavailable
                                         and only two or three of the reference
                                         banks provide offered quotations, the
                                         relevant rate for that interest period
                                         will be the arithmetic mean of the
                                         quotations as calculated in (2); and

                                   (4)   if, on any such interest determination
                                         date, fewer than two reference banks
                                         provide quotations, the agent bank will
                                         consult with the note trustee and the
                                         issuer for the purpose of agreeing a
                                         total of two banks to provide such
                                         quotations and the relevant rate for
                                         that interest period will be the
                                         arithmetic mean of the quotations as
                                         calculated in (2). If no such banks are
                                         agreed then the relevant rate for that
                                         interest period will be the rate in
                                         effect for the last preceding interest
                                         period for which (1) or (2) was
                                         applicable.

                                   See also the definitions of EURIBOR and
                                   USD-LIBOR

LIQUIDITY RESERVE FUND             a liquidity reserve fund established on the
                                   occurrence of certain ratings downgrades of the seller to meet interest and principal (in limited circumstances) on the issuer notes

LIQUIDITY RESERVE FUND             means the seller's long-term, unsecured,
RATING EVENT                       unsubordinated and unguaranteed debt
                                   obligations are rated below A3 by Moody's or A- by Fitch (unless the relevant rating agency confirms that its then current ratings of the issuer notes will not be adversely affected as a consequence of such rating of the seller)

LIQUIDITY RESERVE FUND             on any Funding 1 interest payment date, an
REQUIRED AMOUNT                    amount equal to 3% of the aggregate
                                   outstanding balance of the issuer notes on that date

LIQUIDITY RESERVE LEDGER           a ledger maintained by the cash manager to
                                   record the withdrawals and deposits in
                                   respect of the liquidity reserve fund

LOAN each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to

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

                                   time outstanding or, as the context may
                                   require, the borrower's obligations in
                                   respect of the same

LONDON BUSINESS DAY                a day (other than a Saturday or Sunday) on
                                   which banks are generally open for business in London

LOSS AMOUNT                        means the amount of any costs, expenses,
                                   losses or other claims suffered or incurred by, as applicable, the mortgages trustee and/or Funding 1 in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding
                                   1 was not entitled or could not enforce as a result of any determination by any court or other competent authority or any ombudsman in respect of any loan and its related security that:

                                   *     any term which relates to the recovery
                                         of interest under the standard
                                         documentation applicable to that loan
                                         and its related security is unfair; or

                                   *     the interest payable under any loan is
                                         to be set by reference to the Halifax
                                         variable base rate (and not that of the
                                         seller's successors or assigns or those
                                         deriving title from them); or

                                   *     the variable margin above the Bank of
                                         England repo rate under any tracker
                                         rate loan must be set by the seller; or

                                   *     the interest payable under any loan is
                                         to be set by reference to an interest
                                         rate other than that set or purported
                                         to be set by either the servicer or the
                                         mortgages trustee as a result of the
                                         seller having more than one variable
                                         mortgage rate

LOSSES the realised losses experienced on the loans in the portfolio

LOSSES LEDGER                      the ledger of such name created and
                                   maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio

LTV RATIO OR LOAN-TO-VALUE         the ratio of the outstanding balance of a
RATIO                              loan to the value of the mortgaged property
                                   securing that loan

LTV TEST a test which assigns a credit enhancement value to each loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

MANAGERS [[ABN AMRO Bank N.V., London Branch, Lehman Brothers International (Europe), Morgan Stanley & Co. Incorporated and o]

MASTER DEFINITIONS AND             together, the amended and restated master
CONSTRUCTION SCHEDULE              definitions and construction schedule and the
                                   issuer master definitions and construction schedule, which are schedules of definitions used in the issuer transaction documents

MCOB                               mortgages: conduct of business sourcebook

MIG POLICIES                       mortgage indemnity guarantee policies

MINIMUM RATE LOANS                 loans subject to a minimum rate of interest

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MINIMUM SELLER SHARE               an amount included in the current seller
                                   share which is calculated in accordance with the mortgages trust deed and which, as at the closing date, will be approximately (pound)[o]

MOODY'S Moody's Investors Service Limited and any successor to its ratings business

MORTGAGE                           the legal charge or standard security
                                   securing a loan

MORTGAGE ACCOUNT                   all loans secured on the same property will
                                   be incorporated in the same mortgage account

MORTGAGE CONDITIONS                the terms and conditions applicable to the
                                   loans as contained in the seller's "MORTGAGE
                                   CONDITIONS" booklets for England and Wales and Scotland applicable from time to time

MORTGAGE RELATED SECURITIES        as defined in the US Secondary Mortgage
                                   Markets Enhancement Act 1984, as amended

MORTGAGE SALE AGREEMENT            the mortgage sale agreement entered into on
                                   the initial closing date and made between the seller, the mortgages trustee, Funding 1 and the security trustee in relation to the sale of the initial portfolio and new loans to the mortgages trustee from time to time, as amended and/or restated from time to time and as further described in "SALE OF THE LOANS
                                   AND THEIR RELATED SECURITY"

MORTGAGE TERMS                     all the terms and conditions applicable to a
                                   loan, including without limitation the
                                   applicable mortgage conditions and offer conditions

MORTGAGES TRUST                    the bare trust of the trust property held by
                                   the mortgages trustee as to both capital and income on trust absolutely for Funding 1 (as to the Funding 1 share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property

MORTGAGES TRUST AVAILABLE          the amount that will be standing to the
PRINCIPAL RECEIPTS                 credit of the principal ledger on the
                                   relevant calculation date as described
                                   further in "THE MORTGAGES TRUST"

MORTGAGES TRUST AVAILABLE          an amount equal to the sum of:
REVENUE RECEIPTS
                                   (a)   revenue receipts on the loans (but
                                         excluding principal receipts); and

                                   (b)   interest payable to the mortgages
                                         trustee on the mortgages trustee GIC
                                         account; less

                                   (c)   third party amounts

                                   as described further in "THE MORTGAGES TRUST"

MORTGAGES TRUST DEED               the mortgages trust deed made by the
                                   mortgages trustee, Funding 1 and the seller on 13th June, 2002, as amended and/or restated from time to time and as further described in "THE MORTGAGES TRUST"

MORTGAGES TRUSTEE                  Permanent Mortgages Trustee Limited

MORTGAGES TRUSTEE ACCOUNT          the mortgages trustee GIC account

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MORTGAGES TRUSTEE CORPORATE        the agreement entered into on the initial
SERVICES AGREEMENT                 closing date between the corporate services
                                   provider, the mortgages trustee and the
                                   security trustee, which governs the provision of corporate services by the corporate services provider to the mortgages trustee

MORTGAGES TRUSTEE GIC              the account in the name of the mortgages
ACCOUNT                            trustee maintained with the account bank
                                   pursuant to the terms of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place

MORTGAGES TRUSTEE GIC              Bank of Scotland at 116 Wellington Street,
PROVIDER                           Leeds LS1 4LT

MORTGAGES TRUSTEE GUARANTEED       the guaranteed investment contract entered
INVESTMENT CONTRACT                into on the initial closing CONTRACT date
                                   between the mortgages trustee and the
                                   mortgages trustee GIC provider under which the mortgages trustee GIC provider agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account (as the same may be amended, restated, varied or supplemented from time to time), as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC
                                   ACCOUNT / FUNDING 1 GIC ACCOUNT"

MORTGAGES TRUSTEE VARIABLE         the variable base rates which apply to the
BASE RATE                          variable rate loans in the portfolio as set,
                                   other than in limited circumstances, by the servicer, as described further in "THE
                                   SERVICING AGREEMENT"

NEW FUNDING 1 SWAP AND NEW         a new Funding 1 swap to be entered into by
FUNDING 1 SWAP PROVIDER            Funding 1, a new Funding 1 swap provider and
                                   the security trustee when and if required

NEW FUNDING 1 SWAP AGREEMENT       a new Funding 1 swap agreement, documenting
                                   the new Funding 1 swap, between Funding 1, a new Funding 1 swap provider and the security trustee

NEW INTERCOMPANY LOAN AND          a loan of a new issuer term advance made by a
NEW INTERCOMPANY LOAN              new issuer to Funding 1 under a new
AGREEMENT                          intercompany loan agreement entered into by
                                   Funding 1 with a new issuer

NEW ISSUE                          the issue of new notes to investors by a new
                                   issuer to fund a new intercompany loan

NEW ISSUER                         a new wholly-owned subsidiary of Holdings
                                   that is not established as at the closing date and which, if established, will make a new intercompany loan to Funding 1

NEW LOANS                          loans which the seller may sell, from time to
                                   time after the closing date, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

NEW NOTES                          an issue of notes by a new issuer

NEW RELATED SECURITY               the security for the new loans which the
                                   seller may sell to the mortgages trustee pursuant to the mortgage sale agreement

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NEW START-UP LOAN AND NEW          a new start-up loan to be made available to
START-UP LOAN PROVIDER             Funding 1 by a new start-up loan provider
                                   when Funding 1 enters into a new intercompany loan agreement

NEW START-UP LOAN AGREEMENT        a new start-up loan agreement to be entered
                                   into by a new start-up loan provider, Funding
                                   1 and the security trustee

NEW TERM A ADVANCES                term advances to be advanced to Funding 1 by
                                   new issuers under new intercompany loan
                                   agreements from the proceeds of issues of new notes with a term advance rating of "A" or its equivalent

NEW TERM AA ADVANCES               term advances to be advanced to Funding 1 by
                                   new issuers under new intercompany loan
                                   agreements from the proceeds of issues of new notes with a term advance rating of "AA" or its equivalent

NEW TERM AAA ADVANCES              term advances to be advanced to Funding 1 by
                                   new issuers under new intercompany loan
                                   agreements from the proceeds of issues of new notes with a term advance rating of "AAA" or its equivalent

NEW TERM ADVANCES                  term advances to be advanced to Funding 1 by
                                   new issuers under a new intercompany loan agreement

NEW TERM BBB ADVANCES              term advances to be advanced to Funding 1 by
                                   new issuers under new intercompany loan
                                   agreements from the proceeds of issues of new notes with a term advance rating of "BBB" or its equivalent

NEW YORK BUSINESS DAY              means a day (other than a Saturday or a
                                   Sunday) on which banks are generally open in the city of New York

NON-ASSET TRIGGER EVENT            this will occur on a calculation date if:

                                   (a)   an insolvency event occurs in relation
                                         to the seller on or about that
                                         calculation date;

                                   (b)   the role of the seller as servicer
                                         under the servicing agreement is
                                         terminated and a new servicer is not
                                         appointed within 60 days;

                                   (c)   as at the calculation date immediately
                                         preceding that calculation date the
                                         seller share is equal to or less than
                                         the minimum seller share;

                                   (d)   on any calculation date, the aggregate
                                         outstanding principal balance of loans
                                         comprising the trust property at that
                                         date (i) during the period from and
                                         including the closing date to but
                                         excluding the interest payment date in
                                         [December 2005] is less than
                                         (pound)[27,000,000,000] or (ii) during
                                         the period from and including the
                                         interest payment date in [December
                                         2005] to but excluding the interest
                                         payment date in [December 2009] is less
                                         than (pound)[24,000,000,000]

NORMAL CALCULATION DATE            the first day (or, if not a London business
                                   day, the next succeeding London business day) of each month

NOTE ACCELERATION NOTICE           an issuer note acceleration notice and/or (as
                                   the context may require) an acceleration notice served on a new issuer following an event of default by the new issuer under the new issuer notes

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NOTE PRINCIPAL PAYMENT             the amount of each principal payment payable
                                   on each note

NOTE TRUSTEE                       The Bank of New York, One Canada Square,
                                   London E14 5AL

NOTEHOLDERS                        the holders of issuer notes, or any of them
                                   as the context requires

OFFER CONDITIONS                   the terms and conditions applicable to a
                                   specific loan as set out in the relevant offer letter to the borrower

OFFERED ISSUER NOTES               the series 1 issuer notes and the series 2
                                   issuer notes

ORIGINAL BULLET TERM ADVANCE       a term advance which at any time has been a
                                   bullet term advance (even if such term
                                   advance has subsequently become a pass-
                                   through advance)

ORIGINAL PASS-THROUGH              a term advance which at the time it was
TERM ADVANCE                       advanced was a pass-through term advance

ORIGINAL SCHEDULED                 that part of a term advance which at any time
AMORTISATION INSTALMENT            has been a scheduled amortisation instalment
                                   (even if that part of that term advance has subsequently become a pass-through term advance)

ORIGINAL SCHEDULED                 a term advance which at any time has been a
AMORTISATION TERM ADVANCE          scheduled amortisation term advance (even if
                                   such term advance has subsequently become a pass-through term advance)

OUTSTANDING AMOUNT                 following enforcement of a loan, the amount
                                   outstanding on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy

OVERPAYMENT                        a payment made by a borrower in an amount
                                   greater than the monthly payment then due on the loan

PASS-THROUGH REPAYMENT             means at any time on a Funding 1 interest
RESTRICTIONS                       payment date no amount may be applied in
                                   repayment of any pass-through term advance unless:

                                   (1) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items (A), (B) and (C) and before item (D) of the priority of payments described in "CASHFLOWS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE",

                                   is greater than or equal to

                                   (2)   the sum of the cash accumulation
                                         liability and the aggregate amount of
                                         all original pass-through term advances
                                         which are due and payable as at that
                                         time

PASS-THROUGH TERM ADVANCE          means a term advance which has no scheduled
                                   repayment date other than the final repayment date. On the closing date, the pass-through term advances are those term advances of the issuer and each previous issuer designated as a `pass-through' term advance in the table under the caption "THE MORTGAGES TRUST - CASH
                                   MANAGEMENT OF TRUST PROPERTY - PRINCIPAL
                                   RECEIPTS".

                                   If a trigger event occurs or the Funding 1 security or issuer security is enforced, then the bullet term advances (other than the issuer series 1 term AAA advance and the previous series 1 term AAA advances) and the scheduled amortisation term advances will be deemed to be pass-through term advances

PAYING AGENTS                      the principal paying agent and the US paying
                                   agent

PAYMENT HOLIDAY                    a period during which a borrower may suspend
                                   payments under a mortgage loan without
                                   penalty

PERMITTED REDEMPTION DATES         in respect of any class of issuer notes, the
                                   interest payment date on which those notes may be redeemed by the issuer pursuant to the terms and conditions of the issuer notes (as further described in "TERMS AND CONDITIONS OF
                                   THE OFFERED ISSUER NOTES")

PORTFOLIO                          at any time the loans and their related
                                   security sold to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

POST-ENFORCEMENT CALL OPTION       means the call option granted to Permanent
                                   PECOH Limited in respect of the class B
                                   issuer notes and the class C issuer notes under the issuer post-enforcement call option agreement

POST-ENFORCEMENT CALL              Permanent PECOH Limited
OPTION HOLDER

PREVIOUS CLOSING DATES             in respect of Permanent Financing (No. 1)
                                   PLC, 14th June, 2002; in respect of Permanent
                                   Financing (No. 2) PLC, 6th March, 2003; in respect of Permanent Financing (No. 3) PLC,
                                   25th November, 2003; in respect of Permanent
                                   Financing (No. 4) PLC, 12th March, 2004; in respect of Permanent Financing (No. 5) PLC,
                                   22nd July, 2004, and in respect of Permanent
                                   Financing (No. 6) PLC, 18th November, 2004

PREVIOUS INTERCOMPANY LOAN         the previous intercompany loan agreement
AGREEMENT                          entered into on each previous closing date
                                   between Funding 1, the relevant previous issuer and security trustee

PREVIOUS INTERCOMPANY LOAN         an acceleration notice served by the security
ACCELERATION NOTICE                trustee on Funding 1 following an
                                   intercompany loan event of default under the previous intercompany loan agreement

PREVIOUS INTERCOMPANY LOAN         an event of default under a previous
EVENT OF DEFAULT                   intercompany loan

PREVIOUS INTERCOMPANY LOANS        the loan of the previous term advances made
                                   by the previous issuers to Funding 1 each under the previous intercompany loan agreements

PREVIOUS ISSUER ACCOUNT BANK       Bank of Scotland situated at 110 Wellington
                                   Street, Leeds LS1 4LT

PREVIOUS ISSUERS                   Permanent Financing (No. 1) PLC, Permanent
                                   Financing (No. 2)

                                   PLC, Permanent Financing (No. 3) PLC,
                                   Permanent Financing (No. 4) PLC, Permanent
                                   Financing (No. 5) PLC and Permanent Financing (No. 6) PLC

PREVIOUS ISSUES                    the issue of the previous notes by each
                                   previous issuer

PREVIOUS NOTEHOLDERS               the holders of previous notes, or any of them
                                   as the context requires

PREVIOUS NOTES                     any notes issued by a previous issuer

PREVIOUS SERIES 1 TERM             any series 1 term AAA advance made by a
AAA ADVANCE                        previous issuer to Funding 1 under the
                                   applicable previous intercompany loan
                                   agreement

PREVIOUS SERIES 2 TERM             any series 2 term AAA advance made by a
AAA ADVANCE                        previous issuer to Funding 1 under the
                                   applicable previous intercompany loan
                                   agreement

PREVIOUS SERIES 3 TERM             any series 3 term AAA advance made by a
AAA ADVANCE                        previous issuer to Funding 1 under the
                                   applicable previous intercompany loan
                                   agreement

PREVIOUS SERIES 4 TERM             any series 4 term AAA advance (including any
AAA ADVANCE                        series 4A1 term AAA advance or series 4A2
                                   term AAA advance) made by a previous issuer to Funding 1 under the applicable previous intercompany loan agreement

PREVIOUS SERIES 5 TERM             any series 5 term AAA advance (including any
AAA ADVANCE                        series 5A1 term AAA advance or series 5A2
                                   term AAA advance) made by a previous issuer to Funding 1 under the applicable previous intercompany loan agreement

PREVIOUS START-UP LOANS            each loan made by a previous start-up loan
                                   provider to Funding 1 under a previous
                                   start-up loan agreement

PREVIOUS START-UP LOAN             each agreement entered into on a previous
AGREEMENTS                         closing date between a previous start-up loan
                                   provider and Funding 1 under which a start-up loan was made by the relevant previous start-up loan provider to Funding 1

PREVIOUS START-UP LOAN             Halifax plc, in its capacities as provider
PROVIDER                           of each previous start-up loan under the
                                   relevant previous start-up loan agreement

PREVIOUS SWAP AGREEMENTS           the swap agreements entered into between each
                                   of the previous issuers and the previous swap providers in relation to the previous swaps

PREVIOUS SWAP PROVIDERS            means in respect of (i) the first issuer,
                                   JPMorgan Chase Bank, N.A., Banque AIG or
                                   Credit Suisse First Boston International;
                                   (ii) the second issuer, CDC IXIS Capital
                                   Markets, JPMorgan Chase Bank, N.A. or Banque
                                   AIG; (iii) the third issuer, Credit Suisse
                                   First Boston International, JPMorgan Chase
                                   Bank, N.A., Banque AIG or HBOS Treasury
                                   Services plc; (iv) the fourth issuer,
                                   Westdeutsche Landesbank Girozentrale AG, HBOS
                                   Treasury Services plc, Citibank N.A, Banque
                                   AIG or Swiss Re Financial Products
                                   Corporation; (v) the fifth issuer, Banque
                                   AIG, HBOS Treasury Services plc, Swiss Re
                                   Financial Products Corporation or UBS
                                   Limited; and (vi) the sixth issuer, Swiss Re

                                   Financial Products Corporation, Banque AIG and Citibank N.A., London Branch, or in each case such other swap provider appointed from time to time in respect of the relevant previous notes issued by the relevant previous issuer

PREVIOUS SWAP                      the dollar currency swaps, euro currency
                                   swaps and interest rate swaps entered into by the previous issuers under the previous swap agreements

PREVIOUS TERM A ADVANCES           the advance made by the previous issuers to
                                   Funding 1 under previous intercompany loan agreements from the proceeds of issue of the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class M previous notes, the series 4 class M previous notes and the series 5 class M previous notes

PREVIOUS TERM AA ADVANCES          the advance made by the previous issuers to
                                   Funding 1 under previous intercompany loan agreements from the proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes

PREVIOUS TERM AAA ADVANCES         the advance made by the previous issuers to
                                   Funding 1 under the previous intercompany loan agreements from the proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes

PREVIOUS TERM ADVANCES             the term advances made under the previous
                                   intercompany loans, funded from the proceeds of the previous notes, as described in "DESCRIPTION OF THE PREVIOUS ISSUER, THE
                                   PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY
                                   LOAN"

PREVIOUS TERM BBB ADVANCES         the advance made by the previous issuers to
                                   Funding 1 under the previous intercompany loan agreements from the proceeds of issue of its series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes

PRINCIPAL DEFICIENCY LEDGER        the ledger of such name maintained by the
                                   cash manager, comprising on the closing date four sub-ledgers, the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger and the BBB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding 1 available revenue receipts) in respect of payments due under an intercompany loan

PRINCIPAL LEDGER                   the ledger of such name maintained by the
                                   cash manager on behalf of the mortgages
                                   trustee pursuant to the cash management
                                   agreement to record principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding 1 and the seller on each distribution date.
                                   Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

PRINCIPAL PAYING AGENT             Citibank, N.A. at 5 Carmelite Street, London
                                   EC4Y 0PA

PRINCIPAL RECEIPTS                 all principal amounts received from borrowers
                                   in respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal and prepayments on the loans made by borrowers (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

PRODUCT SWITCH                     a variation to the financial terms and
                                   conditions of a loan other than:

                                   (a) any variation agreed with a borrower to control or manage arrears on the loan;

                                   (b) any variation to the interest rate as a result of borrowers switching from HVR 1 to HVR 2;

                                   (c)   any variation in the maturity date of
                                         the loan unless, while the issuer
                                         intercompany loan is outstanding, it is
                                         extended beyond June 2040;

                                   (d)   any variation imposed by statute;

                                   (e)   any variation of the rate of interest
                                         payable in respect of the loan where
                                         that rate is offered to the borrowers
                                         of more than 10% by outstanding
                                         principal amount of loans in the trust
                                         property in any interest period; or

                                   (f)   any variation in the frequency with
                                         which the interest payable in respect
                                         of the loan is charged

PURPOSE-BUILT                      in respect of a residential dwelling, built
                                   or made for such a residential purpose (as opposed to converted)

QUARTERLY CPR                      on any date means the average of the three
                                   most recent CPRs

RATING rating assigned by the rating agencies to the current notes or new notes

RATING AGENCIES                    each of Moody's, Standard & Poor's and Fitch

REASONABLE, PRUDENT MORTGAGE       a reasonably prudent prime residential
LENDER                             mortgage lender lending to borrowers in
                                   England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital

RECEIVER a receiver appointed by the relevant security trustee pursuant to the issuer deed of charge and/or the Funding 1 deed of charge

REFERENCE BANKS                    at the closing date, the London office of
                                   each of the following banks: [ABN AMRO Bank
                                   N.V., Barclays Bank PLC, Citibank, N.A. and
                                   The Royal Bank of Scotland plc]

REFERENCE DATE                     [o], 2005

REGISTRAR                          Citibank, N.A. at 5 Carmelite Street, London
                                   EC4Y 0PA

REINSTATEMENT                      in relation to a property that has been
                                   damaged, repairing or rebuilding that
                                   property to the condition that it was in prior to the occurrence of the damage

RELATED SECURITY                   in relation to a loan, the security for the
                                   repayment of that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio sold to the mortgages trustee

RELEVANT ACCUMULATION              the amount of funds to be accumulated over a
AMOUNT                             cash accumulation period in order to
                                   repay a bullet term advance or a scheduled amortisation instalment on its scheduled repayment date (as further described in "THE
                                   MORTGAGES TRUST - CASH MANAGEMENT OF TRUST
                                   PROPERTY - PRINCIPAL receipts") whether or not actually repaid on that scheduled repayment date

RELEVANT ISSUERS                   the previous issuers, the issuer and any new
                                   issuers, as applicable

RELEVANT SHARE CALCULATION         means the calculation date at the start of
DATE                               the most recently completed calculation
                                   period

RESERVE FUNDS                      the general reserve fund and the liquidity
                                   reserve fund

REVENUE LEDGER                     the ledger(s) of such name created and
                                   maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee
                                   GIC account to Funding 1 and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

REVENUE RECEIPTS                   amounts received by the mortgages trustee in
                                   the mortgages trustee GIC account in respect of the loans other than principal receipts and third party amounts

SALE DATE                          means the date on which any new loans are
                                   sold to the mortgages trustee in accordance with clause 4 of the mortgage sale agreement

SCHEDULED AMORTIZATION             in respect of each term advance of the issuer
INSTALMENT                         and each previous issuer  designated as a
                                   `scheduled amortisation term advance' in the table under the caption "THE MORTGAGES TRUST
                                   - CASH MANAGEMENT OF TRUST PROPERTY -
                                   PRINCIPAL RECEIPTS", the instalment amounts and repayment dates set out in such table, and in respect of each term advance of a new issuer designated as a `scheduled amortisation term advance', the instalment amounts and repayment dates set out in the prospectus relating to such new issuer

SCHEDULED AMORTIZATION             means at any time on a Funding 1 interest
REPAYMENT RESTRICTIONS             payment date:

                                   (1)   where there is not a bullet
                                         accumulation shortfall at that time,
                                         the total amount withdrawn from the
                                         cash accumulation ledger on that
                                         Funding 1 interest payment date for
                                         repayment of the relevant scheduled
                                         amortization instalments shall not
                                         exceed the cash accumulation ledger
                                         amount less the bullet accumulation
                                         liability at that time; and

                                   (2)   where there is a bullet accumulation
                                         shortfall at that time:

                                         (a)   no amount may be withdrawn from
                                               the cash accumulation ledger on
                                               that Funding 1 interest payment
                                               date to be applied in repayment
                                               of the relevant scheduled
                                               amortisation instalments; and

                                         (b)   no amount may be applied in
                                               repayment of the relevant
                                               scheduled amortisation
                                               instalments unless:

                                               (i)   the sum of the cash
                                                     accumulation ledger amount
                                                     and the amount of Funding 1
                                                     available principal
                                                     receipts after the
                                                     application of items (A),
                                                     (B) and(C) and before (D)
                                                     of the priority of payments
                                                     described in "CASHFLOWS -
                                                     REPAYMENT OF TERM ADVANCES
                                                     OF EACH SERIES PRIOR TO THE
                                                     OCCURRENCE OF A TRIGGER
                                                     EVENT AND PRIOR TO THE
                                                     SERVICE ON FUNDING 1 OF AN
                                                     INTERCOMPANY LOAN
                                                     ACCELERATION NOTICE OR THE
                                                     SERVICE ON EACH ISSUER OF A
                                                     NOTE ACCELERATION NOTICE"

                                               is greater than or equal to

                                               (ii)  the sum of the bullet
                                                     accumulation liability and
                                                     the aggregate amount of
                                                     scheduled amortisation
                                                     instalments which are due
                                                     and payable as at that time

SCHEDULED AMORTISATION TERM        those term advances of the issuer and each
ADVANCE                            previous issuer designated as a `scheduled
                                   amortisation term advance' in the table under the caption "THE MORTGAGES TRUST - CASH
                                   MANAGEMENT OF TRUST PROPERTY - PRINCIPAL
                                   RECEIPTS" and any term advance which is
                                   referred to as such in the prospectus
                                   relating to any new issuer.

                                   Scheduled amortisation term advances will be deemed to be pass-through term advances if:

                                   (a)   a trigger event occurs;

                                   (b)   the Funding 1 security is enforced; or

                                   (c)   the issuer security is enforced

SCHEDULED REDEMPTION               (a)   in respect of the series 1 class A
DATES                                    issuer notes, the interest payment
                                         date in [December 2005];

                                   (b)   in respect of the series 2 class A
                                         issuer notes, the interest payment date
                                         in [ June, September and December 2007
                                         and March 2008];

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

                                   (c)   in respect of the series 3 class A
                                         issuer notes, the interest payment
                                         dates in [ March, June, September and
                                         December 2008]

                                   (d)   in respect of the series 4 class A
                                         issuer notes, the interest payment
                                         dates in [March and June 2010]

SCHEDULED REPAYMENT                (a)   in respect of the issuer series 1 term
DATES                                    AAA advance, the interest payment date
                                         in [December 2005];

                                   (b)   in respect of the issuer series 2 term
                                         AAA advance, the interest payment dates
                                         falling in [June, September and
                                         December 2007 and March 2008];

                                   (c)   in respect of the issuer series 3 term
                                         AAA advance, the interest payment dates
                                         in [March, June, September and December
                                         2008];

                                   (d)   in respect of the issuer series 4 term
                                         AAA advance, the interest payment dates
                                         in [March and June 2010];

                                   (e)   in respect of each previous term
                                         advance made by a previous issuer, the
                                         interest payment date falling in the
                                         month indicated for such previous term
                                         advance in"DESCRIPTION OF THE PREVIOUS
                                         ISSUER, THE PREVIOUS NOTES AND THE
                                         PREVIOUS INTERCOMPANY LOAN";

                                   (f)   in respect of any new term advance
                                         which is intended to be a scheduled
                                         amortisation term advance, the
                                         scheduled repayment dates for those
                                         scheduled amortisation term advances;
                                         and

                                   (g)   in respect of any new term advance
                                         which is intended to be a bullet term
                                         advance, the scheduled repayment date
                                         of that bullet term advance

SCOTTISH DECLARATIONS OF            the declarations of trust to be granted
TRUST                               by the seller in favour of themortgages
                                    trustee pursuant to the mortgage sale
                                    agreement transferring the beneficial
                                    interest in Scottish loans to the mortgages trustee

SCOTTISH LOAN                       a loan secured by a Scottish mortgage

SCOTTISH MORTGAGE                   a mortgage secured over a property in
                                    Scotland

SCOTTISH MORTGAGE                   the mortgage conditions applicable to
CONDITIONS                          Scottish loans

SEC                                 The United States Securities and Exchange
                                    Commission

SECOND ISSUER                       Permanent Financing (No. 2) PLC

SECOND SUPPLEMENTAL                 the deed entered into on 12th March, 2004
FUNDING 1 DEED OF CHARGE            between, among others, Funding 1 and the
                                    security trustee

SECURITY TRUSTEE                    The Bank of New York

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

SELLER                              Halifax

SELLER'S POLICY

                                   the originating, underwriting,
                                   administration, arrears and enforcement
                                   policy applied by the seller from time to time to loans and their related security owned solely by the seller

SELLER SHARE                       the seller share of the trust property from
                                   time to time as calculated on each
                                   calculation date

SELLER SHARE PERCENTAGE            the seller share percentage of the trust
                                   property from time to time as calculated on each calculation date

SEMI-DETACHED                      a house joined to another house on one side
                                   only

SENIOR EXPENSES                    amounts ranking in priority to interest due
                                   on the term advances

SERIES X CLASS Y ISSUER NOTES      the issuer notes with such series and class
                                   designation described in the tables under "SUMMARY OF PROSPECTUS - SUMMARY OF THE
                                   ISSUER NOTES" provided that a reference to series X class A issuer notes includes a reference to class A1 and class A2 notes, if any, of that series

SERIES X CLASS Y PREVIOUS          any previous notes with such series and class
ISSUER NOTES                       designation; provided that a reference to
                                   series X class A previous issuer notes
                                   includes a reference to class A1 and class
                                   A2 previous notes,  if any, of that series

SERIES X CLASS Y ISSUER SWAP       the issuer dollar currency or euro currency
                                   or interest rate swap entered into in
                                   relation to the series X class Y issuer notes

SERIES 1 ISSUER SWAP               [o], or such other swap provider appointed
PROVIDER                           from time to time in relation to the series
                                   1 issuer notes

SERIES 2 ISSUER SWAP               [o], or such other swap provider appointed
PROVIDER                           from time to time in relation to the series
                                   2 issuer notes

SERIES 4 ISSUER SWAP               [o], or such other swap provider appointed
PROVIDER                           from time to time in relation to the series
                                   4 issuer notes


SERIES 1 ISSUER NOTES              the series 1 class A issuer notes, the series
                                   1 class B issuer notes and the series 1 class
                                   C issuer notes

SERIES 2 ISSUER NOTES              the series 2 class A issuer notes, the series
                                   2 class B issuer notes and the series 2 class
                                   C issuer notes

SERIES 3 ISSUER NOTES              the series 3 class A issuer notes, the series
                                   3 class B issuer notes and the series 3 class
                                   C issuer notes

SERIES 4 ISSUER NOTES              the series 4 class A issuer notes, the series
                                   4 class B issuer notes and the series 4 class
                                   C issuer notes

SERIES 5 ISSUER NOTES              the series 5 class A issuer notes, the series
                                   5 class B issuer notes and the series 5 class
                                   C issuer notes

SERVICER Halifax or such other person as may from time to time be appointed as servicer of the portfolio pursuant to the servicing agreement

SERVICING AGREEMENT                the agreement entered into on the initial
                                   closing date (as amended, restated, varied and supplemented from time to time) between the servicer, the mortgages trustee, the security trustee and Funding 1 under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE
                                   SERVICING AGREEMENT"

SHORTFALL                          the deficiency of Funding 1 available income
                                   receipts on a Funding 1 interest payment date over the amounts due by Funding 1 under the Funding 1 pre-enforcement revenue priority of payments

SIXTH ISSUER                       Permanent Financing (No. 6) PLC

SPECIFIED MINIMUM RATE             the rate specified in the offer conditions

STANDARD & POOR'S                  Standard & Poor's Rating Services, a division
                                   of The McGraw-Hill Companies, Inc. and any successor to its ratings business

ST ANDREW'S INSURANCE              means St Andrew's Insurance plc, a non-life
                                   insurance company incorporated on 15th
                                   September, 2003, whose office is at St
                                   Andrew's House, Portsmouth Road, Esher,
                                   Surrey

START-UP LOAN AGREEMENTS           each previous start-up loan agreement, the
                                   issuer start-up loan agreement and any new start-up loan agreements

START-UP LOAN PROVIDER             Halifax plc, in its capacities as provider of
                                   each start-up loan

START-UP LOANS                     each previous start-up loan, the issuer
                                   start-up loan and any new start-up loan

STEP-UP DATE                       means (i) in relation to the term advances,
                                   the Funding 1 interest payment date on which the interest rate on the relevant term advances under any intercompany loan increases by a pre- determined amount and
                                   (ii) in relation to the notes, the Funding 1 interest payment date on which the interest rate on the relevant notes increases by a pre-determined amount

SWAP EARLY TERMINATION             a circumstance in which a swap agreement can
EVENT                              be terminated prior to itsscheduled
                                   termination date

SWAP AGREEMENTS                    the Funding 1 swap agreement and the issuer
                                   swap agreements and a "SWAP AGREEMENT" means any one of them

SWAP PROVIDERS                     the Funding 1 swap provider and the issuer
                                   currency swap providers and a "SWAP PROVIDER" means any one of them

[[o] ISSUER SWAP GUARANTOR         [o]]

[[o] ISSUER SWAP GUARANTEE         the guarantee of the obligations of the
                                   series 1 issuer swap provider under the
                                   relevant issuer swaps by the [o] issuer swap guarantor]

TARGET BUSINESS DAY                a day on which the Trans-European Automated
                                   Real-time Gross settlement Express Transfer
                                   (TARGET) System is open

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

TERM ADVANCE RATING                the designated rating assigned to a term
                                   advance which corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of "AAA" to reflect the ratings of AAA/Aaa/AAA then assigned to the corresponding class of notes

TERM A ADVANCES                    the previous term A advances and any new term
                                   A advance made by a new issuer to Funding 1 that has a term advance rating of "A" or its equivalent

TERM AA ADVANCES                   the previous term AA advances, the issuer
                                   term AA advances and any new term AA advance made by a new issuer to Funding 1 that has a term advance rating of "AA" or its equivalent

TERM AAA ADVANCES                  the previous term AAA advances, the issuer
                                   term AAA advances and any new term AAA
                                   advance made by a new issuer to Funding 1 that has a term advance rating of "AAA" or its equivalent

TERM ADVANCES                      the term AAA advances, the term AA advances
                                   and the term BBB advances outstanding from time to time

TERM BBB ADVANCES                  the previous term BBB advances, the issuer
                                   term BBB advances and any new term BBB
                                   advance made by a new issuer to Funding 1 that has a term advance rating of "BBB" or its equivalent

TERRACED a house in a row of houses built in one block in a uniform style

THIRD ISSUER                       Permanent Financing (No. 3) PLC

THIRD PARTY AMOUNTS                includes:

                                   (a)   amounts under a direct debit which are
                                         repaid to the bank making the payment
                                         if such bank is unable to recoup that
                                         amount itself from its customer's
                                         account;

                                   (b)   payments by borrowers of any fees and
                                         other charges which are due to the
                                         seller; or

                                   (c)   recoveries in respect of amounts
                                         deducted from loans as described in
                                         paragraphs (1) to (4) in "THE MORTGAGES
                                         TRUST- FUNDING 1 SHARE OF TRUST
                                         PROPERTY", which shall belong to and be
                                         paid to Funding 1 and/or the seller as
                                         described therein

TRACKER RATE                       the rate of interest applicable to a tracker
                                   rate loan (before applying any cap or minimum rate)

TRACKER RATE LOAN                  a loan where interest is linked to a variable
                                   interest rate other than the variable base rates. The rate on tracker rate loans is currently set at a margin by reference to rates set by the Bank of England

TRANSACTION DOCUMENTS              the issuer transaction documents and other
                                   documents relating to the issuer notes, the previous intercompany loan agreements, the previous start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuers and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, new Funding 1 swap agreements and other documents relating to issues of new notes by new issuers

TRANSFER AGENT                     Citibank, N.A. at 5 Carmelite Street, London
                                   EC4Y 0PA

TRIGGER EVENT                      an asset trigger event and/or a non-asset
                                   trigger event

TRUST PROPERTY                     includes:

                                   (a)   the sum of (pound)100 settled by SFM
                                         Corporate Services Limited on trust on
                                         the date of the mortgage trust deed;

                                   (b)   the portfolio of loans and their
                                         related security sold to the mortgages
                                         trustee by the seller at their relevant
                                         sale dates;

                                   (c)   any new loans and their related
                                         security sold to the mortgages trustee
                                         by the seller after the closing date;

                                   (d)   any increase in the outstanding
                                         principal balance of a loan due to a
                                         borrower taking payment holidays or
                                         making underpayments under a loan or a
                                         borrower making a drawing under any
                                         flexible loan;

                                   (e)   any interest and principal paid by
                                         borrowers on their loans;

                                   (f)   any other amounts received under the
                                         loans and related security (excluding
                                         third party amounts);

                                   (g)   rights under the insurance policies
                                         that are assigned to the mortgages
                                         trustee or which the mortgages trustee
                                         has the benefit of; and

                                   (h)   amounts on deposit and interest earned
                                         on such amounts in the mortgages
                                         trustee GIC account;

                                   less

                                   (i)   any actual losses in relation to the
                                         loans and any actual reductions
                                         occurring in respect of the loans as
                                         described in paragraph (1) in "THE
                                         MORTGAGES TRUST - FUNDING 1 SHARE OF
                                         TRUST PROPERTY"; and

                                   (j)   distributions of principal made from
                                         time to time to the beneficiaries of
                                         the mortgages trust

UNDERPAYMENT                       a payment made by a borrower in an amount
                                   less than the monthly payment then due on the loan being a sum not exceeding the aggregate of any previous overpayments

UK LISTING AUTHORITY               the Financial Services Authority in its
                                   capacity as competent authority under part VI of the FSMA

UNDERWRITERS                       the class A underwriters and the class B/C
                                   underwriters

UNITED STATES HOLDER               a beneficial owner of offered issuer notes
                                   who is for US federal income tax purposes

                                   (a)   a citizen or resident of the United
                                         States;

                                   (b)   a corporation (or other entity treated
                                         as a corporation) or partnership
                                         created or organised in or under the
                                         laws of the United States or any state
                                         thereof (including the District of
                                         Columbia);

                                   (c)   any estate, the income of which is
                                         subject to US federal income tax
                                         regardless of the source of its income;
                                         or

                                   (d)   any trust if: (i) a court within the
                                         United States is able to exercise
                                         primary supervision over the
                                         administration of the trust; and (ii)
                                         one or more US persons have the
                                         authority to control all substantial
                                         decisions of the trust

US PAYING AGENT                    Citibank, N.A. at 14th Floor, 388 Greenwich
                                   Street, New York, New York 10013

USD-LIBOR                          the London Interbank Offered Rate for dollar
                                   deposits, as determined by the agent bank on the following basis:

                                   (a)   on the applicable interest
                                         determination date applicable to the
                                         series 1 issuer notes and the series 2
                                         issuer notes, the agent bank will
                                         determine the arithmetic mean, rounded
                                         upwards to five decimal places, of the
                                         offered quotations to leading banks for
                                         US dollar deposits for the relevant
                                         period. The USD-LIBOR for the first
                                         interest period shall the linear
                                         interpolation of the arithmetic mean of
                                         such offered quotations for two-week
                                         and one-month US dollar deposits
                                         (rounded upwards, if necessary, to five
                                         decimal places).

                                   This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used. In each of these cases, the determination will be made as at or about
                                   11.00 a.m., London time, on that date. This is called the screen rate for the series 1 issuer notes and the series 2 issuer notes;

                                   (b)   if, on any such interest determination
                                         date, the screen rate is unavailable,
                                         the agent bank will:

                                         *     request the principal London
                                               office of each of the reference
                                               banks to provide the agent bank
                                               with its offered quotation to
                                               leading banks for US dollar
                                               deposits of the equivalent amount
                                               and for the relevant period, in
                                               the London inter-bank market as
                                               at or about 11.00 a.m. (London
                                               time); and

                                         *     calculate the arithmetic mean,
                                               rounded upwards to five decimal
                                               places, of those quotations;

                                   (c)   if, on any such interest determination
                                         date, the screen rate is unavailable
                                         and only two or three of the reference
                                         banks provide offered quotations, the
                                         relevant rate for that interest period
                                         will be the arithmetic mean of the
                                         quotations as calculated in (b); and

                                   (d)   if, on any such interest determination
                                         date, fewer than two reference banks
                                         provide quotations, the agent bank will
                                         consult with the note trustee and the
                                         issuer for the purpose of agreeing a
                                         total of two banks to provide such
                                         quotations and the relevant rate for
                                         that interest period will be the
                                         arithmetic mean of the quotations as
                                         calculated in (b). If no such banks are
                                         agreed then the relevant rate for that
                                         interest period will be the rate in
                                         effect for the last preceding interest
                                         period for which (a) or (b) was
                                         applicable

VALUATION                          a methodology for determining the value of a
                                   property which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT -
                                   UNDERTAKINGS BY THE SERVICER")

VALUATION FEE                      a fee incurred by borrowers as a result of
                                   the seller or servicer obtaining a valuation of the property

VARIABLE BASE RATES                HVR 1, HVR 2 or the mortgages trustee
                                   variable base rate, as applicable

VARIABLE MORTGAGE RATE             the rate of interest which determines the
                                   amount of interest payable each month on a variable rate loan

VARIABLE RATE LOAN                 a loan where the interest rate payable by the
                                   borrower varies in accordance with a
                                   specified variable mortgage rate

VAT                                Value added tax

WE and US                          the issuer

WITHHOLDING TAX                    a tax levied under UK law, as further
                                   described in  "UNITED KINGDOM TAXATION -
                                   WITHHOLDING TAX"

                                    ANNEXE A

    The following is an extract from the most recent reports on Form 6-K for Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC, Permanent Financing (No. 4) PLC, Permanent Financing (No. 5), Permanent Financing (No. 6) PLC, Permanent Funding (No. 1) Limited and Permanent Mortgages Trustee Limited, as filed with the SEC on 8 December, 2004. The extract describes certain aspects of the mortgage loans in the mortgages trust during the period from 10th September, 2004 to 10th December, 2004.

    The monthly reports filed with the SEC on behalf of each of the above entities may be accessed by investors (see - "WHERE INVESTORS CAN FIND MORE INFORMATION").


QUARTER 10TH SEPTEMBER, TO 10TH DECEMBER, 2004

MONTHLY REPORT - NOVEMBER 2004
DATE OF REPORT 3RD DECEMBER, 2004

---------------------------------                            -------------------
MORTGAGES
Number of Mortgages in Pool                                              508,742
Current Principal Balance                                    [GBP]32,877,011,571
Opening Trust Assets                                                    [GBP]100
Total                                                        [GBP]32,877,011,671
Notes Outstanding                                            [GBP]25,450,805,291
Funding Share                                                [GBP]23,942,646,291
Cash Accumulation Balance                                     [GBP]1,508,159,000
Funding Share Percentage                                              72.82489 %
Seller Share                                                  [GBP]8,934,365,279
Seller Share Percentage                                               27.17511 %
Minimum Seller Share (Amount)                                 [GBP]1,643,850,579
Minimum Seller Share (% of Total)                                      5.00000 %




ARREARS ANALYSIS    NUMBER               PRINCIPAL            ARREARS  % BY PRINCIPAL
Less than 1 month  502,560  [GBP]32,434,017,986.35  [GBP]2,914,983.81          98.65%
1 < 2 months         4,115     [GBP]303,644,860.62  [GBP]2,221,383.11           0.92%
2 < 3 months           839      [GBP]60,478,146.25    [GBP]882,767.72           0.18%
3 < 6 months           867      [GBP]56,116,180.82  [GBP]1,494,876.43           0.17%
6 < 12 months          311      [GBP]20,098,564.26    [GBP]943,836.51           0.06%
12 months +             50       [GBP]2,655,832.41    [GBP]219,134.56           0.01%
                   -------  ----------------------  -----------------  --------------
TOTAL              508,742  [GBP]32,877,011,570.71  [GBP]8,676,982.14         100.00%
                   =======  ======================  =================  ==============



PROPERTIES IN POSSESSION                NUMBER            BALANCE  AMOUNT IN ARREARS
                                       -------  -----------------  -----------------
Total                                       11  [GBP]1,223,334.09     [GBP]71,812.82
                                       =======  =================  =================

PROPERTIES IN POSSESSION (THIS MONTH)
---------------------------------------------------------------   --------------
Number Brought Forward                                                         5
Repossessed                                                                    7
Sold                                                                           1
Number Carried Forward                                                        11
Average Time from Possession to Sale in days                                  73
Average Arrears at Sale                                            [GBP]8,717.21

MIG Claims submitted                                                           0
MIG Claims Outstanding                                                         0
Average Time from Claim to Payment in days                                     0


-----------------------
Note: The arrears analysis and repossession information is as at the end of the report month

SUBSTITUTION                                      NUMBER               PRINCIPAL
                                                 -------  ----------------------
Substituted this period (this month)                   0  [GBP]              ---
Substituted to date (since 14/06/2002)*          203,962  [GBP]14,162,131,295.91


-----------------------
* On 18th November 2004, Permanent 6 closed. The Permanent Trust was topped-up by 104,569 accounts (to value: [GBP]9,582,315,929.58). These are not included above.

CPR ANALYSIS                                                 MONTHLY  ANNUALISED
                                                             -------  ----------

(includes redemptions and repurchases)
Current 1 Month CPR Rate                                       3.63%      35.86%
Previous 3 Month CPR Rate                                      3.70%      36.40%
Previous 12 Month CPR Rate                                     3.97%      38.48%



Note: The annualised CPRs are expressed as a percentage of the outstanding balance at the beginning of the report month.

Weighted Average Seasoning in Months (by value)                            32.16
Average Loan Size                                                 [GBP]64,624.13
Weighted Average Current HPI LTV (by value)                               46.93%
Weighted Average Current LTV (by value)                                   65.44%
YIELD NET OF FUNDING SWAP OVER 3 MONTH STERLING LIBOR
Current Month                                                             0.734%
EXCESS SPREAD
Current Month                                                             0.463%
October 2004                                                              0.474%
September 2004                                                            0.498%
PRODUCT BREAKDOWN
Fixed Rate %                                                              31.76%
Tracker Rate %                                                            49.70%
Other Variable Rate %                                                     18.53%



LTV LEVELS BREAKDOWN*                 NUMBER                   VALUE  % OF TOTAL
                                     -------  ----------------------  ----------

0-30%                                 82,555  [GBP] 2,054,901,993.75       6.25%
30-35%                                21,194  [GBP]   956,432,544.30       2.91%
35-40%                                23,554  [GBP] 1,203,175,891.78       3.66%
40-45%                                25,675  [GBP] 1,439,389,948.64       4.38%
45-50%                                28,585  [GBP] 1,759,737,230.34       5.35%
50-55%                                30,607  [GBP] 2,045,732,418.87       6.22%
55-60%                                32,666  [GBP] 2,386,759,344.54       7.26%
60-65%                                34,130  [GBP] 2,649,938,969.29       8.06%
65-70%                                37,381  [GBP] 3,095,499,232.57       9.42%
70-75%                                44,747  [GBP] 4,248,498,478.76      12.92%
75-80%                                30,266  [GBP] 2,437,323,280.94       7.41%
80-85%                                30,962  [GBP] 2,217,185,306.39       6.74%
85-90%                                34,689  [GBP] 2,660,884,850.83       8.09%
90-95%                                31,015  [GBP] 2,150,964,307.94       6.54%
95-100%                               18,692  [GBP] 1,428,716,665.09       4.35%
100% +                                 2,024  [GBP]   141,871,106.67       0.43%
                                     -------   ---------------------    --------
Totals                               508,742  [GBP]32,877,011,570.70     100.00%
                                     =======  ======================     =======

------------
* Using Latest Valuation

HPI LTV LEVELS BREAKDOWN**           NUMBER                    VALUE  % OF TOTAL
                                    -------  -----------------------  ----------

0-30%                               178,755   [GBP] 6,222,164,238.70      18.93%
30-35%                               49,348   [GBP] 2,790,580.121.19      8.49 %
35-40%                               53,734   [GBP] 3,320,485,644.04      10.10%
40-45%                               49,304   [GBP] 3,338,627,427.29      10.15%
45-50%                               40,282   [GBP] 3,140,159,383.75       9.55%
50-55%                               33,746   [GBP] 2,954,856,054.82       8.99%
55-60%                               29,716   [GBP] 2,804,613,076.17       8.53%
60-65%                               24,643   [GBP] 2,587,657,775.34       7.87%
65-70%                               17,514   [GBP] 2,029,888,392.13       6.17%
70-75%                               11,984   [GBP] 1,314,702,243.23       4.00%
75-80%                                8,329   [GBP]   935,206,972.77       2.84%
80-85%                                5,862   [GBP]   725,252,074.55       2.21%
85-90%                                3,761   [GBP]   487,270,538.58       1.48%
90-95%                                1,383   [GBP]   178,337,648.90       0.54%
95-100%                                 373   [GBP]    46,302,192.09       0.14%
100% +                                    8         [GBP] 907,787.15       0.00%
                                    -------   ----------------------     -------
Totals                              508,742  [GBP] 32,877,011,570.70     100.00%
                                    =======   ======================     =======

---------
** Using Latest Valuation Adjusted for changes in the HPI index

Current HVR1 Rate                                                          6.75%
Effective Date of Change                                                9/1/2004
Current HVR2 Rate                                                          6.00%
Effective Date of Change                                                9/1/2004




Notes                                   DEAL  RATING MOODY'S/S&P/ FITCH)            OUTSTANDING  REFERENCE RATE    MARGIN
                    ------------------------  --------------------------  ---------------------  --------------  --------
Series 1 Class A    Permanent Financing No.3            P-1 / A-1+ / F1+      $1,100,000,000.00       2.08688 %  -0.040 %
Series 1 Class A    Permanent Financing No.4            P-1 / A-1+ / F1+      $1,500,000,000.00       2.08688 %  -0.050 %
Series 1 Class A    Permanent Financing No.5            P-1 / A-1+ / F1+      $1,250,000,000.00       2.08688 %  -0.020 %
Series 1 Class A    Permanent Financing No.6            P-1 / A-1+ / F1+      $1,000,000,000.00       2.10458 %  -0.030 %
Series 1 Class B    Permanent Financing No.3               Aa3 / AA / AA         $38,000,000.00       1.86250 %   0.180 %
Series 1 Class B    Permanent Financing No.4               Aa3 / AA / AA         $78,100,000.00       1.86250 %   0.140 %
Series 1 Class B    Permanent Financing No.5               Aa3 / AA / AA         $53,000,000.00       1.86250 %   0.140 %
Series 1 Class B    Permanent Financing No.6               Aa3 / AA / AA         $35,800,000.00       2.10458 %   0.100 %
Series 1 Class M    Permanent Financing No.4                      A2/A/A         $56,500,000.00       1.86250 %   0.230 %
Series 1 Class C    Permanent Financing No.3            Baa2 / BBB / BBB         $38,000,000.00       1.86250 %   0.950 %
Series 1 Class C    Permanent Financing No.5            Baa2 / BBB / BBB         $44,400,000.00       1.86250 %   0.500 %
Series 1 Class C    Permanent Financing No.6            Baa2 / BBB / BBB         $34,700,000.00       2.10458 %   0.350 %
Series 2 Class A    Permanent Financing No.1             Aaa / AAA / AAA        $750,000,000.00                   4.200 %
Series 2 Class A    Permanent Financing No.2             Aaa / AAA / AAA      $1,750,000,000.00       1.86250 %   0.150 %
Series 2 Class A    Permanent Financing No.3             Aaa / AAA / AAA      $1,700,000,000.00       1.86250 %   0.110 %
Series 2 Class A    Permanent Financing No.4             Aaa / AAA / AAA      $2,400,000,000.00       1.86250 %   0.070 %
Series 2 Class A    Permanent Financing No.5             Aaa / AAA / AAA      $1,300,000,000.00       1.86250 %   0.110 %
Series 2 Class A    Permanent Financing No.6             Aaa / AAA / AAA      $1,000,000,000.00       2.10458 %   0.090 %
Series 2 Class B    Permanent Financing No.1               Aa3 / AA / AA         $26,000,000.00       1.86250 %   0.280 %
Series 2 Class B    Permanent Financing No.2               Aa3 / AA / AA         $61,000,000.00       1.86250 %   0.330 %
Series 2 Class B    Permanent Financing No.3               Aa3 / AA / AA         $59,000,000.00       1.86250 %   0.250 %
Series 2 Class B    Permanent Financing No.4               Aa3 / AA / AA        $100,700,000.00       1.86250 %   0.180 %
Series 2 Class B    Permanent Financing No.5               Aa3 / AA / AA         $56,400,000.00       1.86250 %   0.180 %
Series 2 Class B    Permanent Financing No.6               Aa3 / AA / AA         $35,800,000.00       2.10458 %   0.140 %
Series 2 Class M    Permanent Financing No.4                      A2/A/A         $59,900,000.00       1.86250 %   0.330 %
Series 2 Class C    Permanent Financing No.1            Baa2 / BBB / BBB         $26,000,000.00       1.86250 %   1.180 %
Series 2 Class C    Permanent Financing No.2            Baa2 / BBB / BBB         $61,000,000.00       1.86250 %   1.450 %
Series 2 Class C    Permanent Financing No.3            Baa2 / BBB / BBB         $59,000,000.00       1.86250 %   1.050 %
Series 2 Class C    Permanent Financing No.4            Baa2 / BBB / BBB         $82,200,000.00       1.86250 %   0.720 %
Series 2 Class C    Permanent Financing No.5            Baa2 / BBB / BBB         $46,200,000.00       1.86250 %   0.650 %
Series 2 Class C    Permanent Financing No.6            Baa2 / BBB / BBB         $34,700,000.00       2.10458 %   0.450 %
Series 3 Class A    Permanent Financing No.1             Aaa / AAA / AAA      $1,100,000,000.00       1.86250 %   0.125 %
Series 3 Class A    Permanent Financing No.2             Aaa / AAA / AAA    [e]1,250,000,000.00       2.11500 %   0.230 %
Series 3 Class A    Permanent Financing No.3             Aaa / AAA / AAA      $1,500,000,000.00       1.86250 %   0.180 %
Series 3 Class A    Permanent Financing No.4             Aaa / AAA / AAA      $1,700,000,000.00       1.86250 %   0.140 %
Series 3 Class A    Permanent Financing No.5             Aaa / AAA / AAA        $750,000,000.00       1.86250 %   0.160 %
Series 3 Class A    Permanent Financing No.6             Aaa / AAA / AAA  [GBP]1,000,000,000.00       4.80292 %   0.125 %
Series 3 Class B    Permanent Financing No.1               Aa3 / AA / AA         $38,500,000.00       1.86250 %   0.300 %
Series 3 Class B    Permanent Financing No.2               Aa3 / AA / AA       [e]43,500,000.00       2.11500 %   0.430 %
Series 3 Class B    Permanent Financing No.3               Aa3 / AA / AA         $52,000,000.00       1.86250 %   0.350 %
Series 3 Class B    Permanent Financing No.4               Aa3 / AA / AA         $75,800,000.00       1.86250 %   0.230 %
Series 3 Class B    Permanent Financing No.5               Aa3 / AA / AA         $32,500,000.00       1.86250 %   0.260 %
Series 3 Class B    Permanent Financing No.6               Aa3 / AA / AA     [GBP]35,300,000.00       4.80292 %   0.230 %
Series 3 Class M    Permanent Financing No.4                      A2/A/A         $40,400,000.00       1.86250 %   0.370 %
Series 3 Class C    Permanent Financing No.1            Baa2 / BBB / BBB         $38,500,000.00       1.86250 %   1.200 %
Series 3 Class C    Permanent Financing No.2            Baa2 / BBB / BBB       [e]43,500,000.00       2.11500 %   1.450 %
Series 3 Class C    Permanent Financing No.3            Baa2 / BBB / BBB         $52,000,000.00       1.86250 %   1.150 %

                                      308


Notes                                   DEAL  RATING MOODY'S/S&P/ FITCH)            OUTSTANDING  REFERENCE RATE    MARGIN
                    ------------------------  --------------------------  ---------------------  --------------  --------
Series 3 Class C    Permanent Financing No.4            Baa2 / BBB / BBB         $55,400,000.00       1.86250 %   0.800 %
Series 3 Class C    Permanent Financing No.5            Baa2 / BBB / BBB         $27,000,000.00       1.86250 %   0.820 %
Series 3 Class C    Permanent Financing No.6            Baa2 / BBB / BBB     [GBP]34,200,000.00       4.80292 %   0.680 %
Series 4 Class A1   Permanent Financing No.1             Aaa / AAA / AAA      [e]750,000,000.00                   5.100 %
Series 4 Class A1   Permanent Financing No.3             Aaa / AAA / AAA      [e]700,000,000.00       2.11500 %   0.190 %
Series 4 Class A    Permanent Financing No.2             Aaa / AAA / AAA      $1,750,000,000.00       1.86250 %   0.220 %
Series 4 Class A    Permanent Financing No.4             Aaa / AAA / AAA    [e]1,500,000,000.00       2.11500 %   0.150 %
Series 4 Class A    Permanent Financing No.5             Aaa / AAA / AAA    [e]1,000,000,000.00       2.11500 %   0.170 %
Series 4 Class A    Permanent Financing No.6             Aaa / AAA / AAA      [e]750,000,000.00       2.09800 %   0.140 %
Series 4 Class A2   Permanent Financing No.1             Aaa / AAA / AAA  [GBP]1,000,000,000.00       4.94875 %   0.180 %
Series 4 Class A2   Permanent Financing No.3             Aaa / AAA / AAA    [GBP]750,000,000.00       4.94875 %   0.190 %
Series 4 Class B    Permanent Financing No.1               Aa3 / AA / AA     [GBP]52,000,000.00       4.94875 %   0.300 %
Series 4 Class B    Permanent Financing No.2               Aa3 / AA / AA       [e]56,500,000.00       2.11500 %   0.450 %
Series 4 Class B    Permanent Financing No.3               Aa3 / AA / AA       [e]62,000,000.00       2.11500 %   0.390 %
Series 4 Class B    Permanent Financing No.4               Aa3 / AA / AA       [e]85,000,000.00       2.11500 %   0.352 %
Series 4 Class B    Permanent Financing No.5               Aa3 / AA / AA       [e]43,500,000.00       2.11500 %   0.330 %
Series 4 Class B    Permanent Financing No.6               Aa3 / AA / AA       [e]26,100,000.00       2.09800 %   0.230 %
Series 4 Class M    Permanent Financing No.4                  A2 / A / A       [e]62,500,000.00       2.11500 %   0.534 %
Series 4 Class C    Permanent Financing No.1            Baa2 / BBB / BBB     [GBP]52,000,000.00       4.94875 %   1.200 %
Series 4 Class C    Permanent Financing No.2            Baa2 / BBB / BBB       [e]56,500,000.00       2.11500 %   1.450 %
Series 4 Class C    Permanent Financing No.3            Baa2 / BBB / BBB       [e]62,000,000.00       2.11500 %   1.180 %
Series 4 Class C    Permanent Financing No.5            Baa2 / BBB / BBB       [e]36,000,000.00       2.11500 %   0.780 %
Series 4 Class C    Permanent Financing No.6            Baa2 / BBB / BBB       [e]25,300,000.00       2.09800 %   0.680 %
Series 5 Class A1   Permanent Financing No.4             Aaa / AAA / AAA      [e]750,000,000.00                  3.9615 %
Series 5 Class A1   Permanent Financing No.5             Aaa / AAA / AAA    [GBP]500,000,000.00                   5.625 %
Series 5 Class A1   Permanent Financing No.6             Aaa / AAA / AAA    [GBP]500,000,000.00       4.80292 %   0.150 %
Series 5 Class A    Permanent Financing No.2             Aaa / AAA / AAA    [GBP]750,000,000.00       4.94875 %   0.250 %
Series 5 Class A    Permanent Financing No.3             Aaa / AAA / AAA    [GBP]400,000,000.00                   5.521 %
Series 5 Class A2   Permanent Financing No.4             Aaa / AAA / AAA  [GBP]1,100,000,000.00       4.94875 %   0.170 %
Series 5 Class A2   Permanent Financing No.5             Aaa / AAA / AAA    [GBP]750,000,000.00       4.94875 %   0.190 %
Series 5 Class A2   Permanent Financing No.6             Aaa / AAA / AAA    [GBP]500,000,000.00       4.80292 %   0.160 %
Series 5 Class B    Permanent Financing No.2               Aa3 / AA / AA    [GBP] 26,000,000.00       4.94875 %   0.450 %
Series 5 Class B    Permanent Financing No.3               Aa3 / AA / AA      [e] 20,000,000.00       2.11500 %   0.450 %
Series 5 Class B    Permanent Financing No.4               Aa3 / AA / AA     [GBP]43,000,000.00       4.94875 %   0.330 %
Series 5 Class B    Permanent Financing No.5               Aa3 / AA / AA     [GBP]47,000,000.00       4.94875 %   0.350 %
Series 5 Class B    Permanent Financing No.6               Aa3 / AA / AA     [GBP]34,800,000.00       4.80292 %   0.310 %
Series 5 Class M    Permanent Financing No.4                  A2 / A / A     [GBP]32,000,000.00       4.94875 %   0.500 %
Series 5 Class C    Permanent Financing No.2            Baa2 / BBB / BBB     [GBP]26,000,000.00       4.94875 %   1.450 %
Series 5 Class C    Permanent Financing No.3            Baa2 / BBB / BBB       [e]20,000,000.00       2.11500 %   1.230 %
Series 5 Class C    Permanent Financing No.4            Baa2 / BBB / BBB     [GBP]54,000,000.00       4.94875 %   0.900 %
Series 5 Class C    Permanent Financing No.5            Baa2 / BBB / BBB     [GBP]39,000,000.00       4.94875 %   0.850 %
Series 5 Class C    Permanent Financing No.6            Baa2 / BBB / BBB     [GBP]33,700,000.00       4.80292 %   0.800 %



Funding Level Reserve Fund Requirement                       [GBP]460,000,000.00
Balance brought forward                                      [GBP]311,791,814.40
Drawings this period                                                      [GBP]-
Top-up this period*                                                       [GBP]-
Current Balance                                              [GBP]311,791,814.40
Liquidity Facility Original Amount                           [GBP]150,000,000.00
Balance brought forward                                      [GBP]150,000,000.00
Drawings this period                                                      [GBP]-
Liquidity Repaid this period                                              [GBP]-
Closing balance for period                                   [GBP]150,000,000.00


-------------------
* Top-ups only occur at the end of each quarter.


TRIGGER EVENTS:

Non-asset trigger events:

       If the Seller suffers an Insolvency Event.

       If the role of the Seller as Servicer is terminated and a new servicer is not appointed within 60 days.

       If the current Seller's Share is equal to or less than the Minimum Seller Share.

       If the outstanding principal balance of the trust property is less than [GBP]21,500,000,000 to 9th June 2007.

Asset trigger events:

       If there has been a debit to the AAA Principal Deficiency Sub-
       Ledger.


NO TRIGGER EVENTS HAVE OCCURRED

FUNDING SELLER SHARE LEDGER

MONTH                      POOL BALANCE            FUNDING SHARE            SELLER SHARE     FUNDING      SELLER
                -----------------------  -----------------------  ----------------------  ----------  ----------
November 2004   [GBP] 24,057,931,158.53  [GBP] 20,089,629,291.41  [GBP] 3,968,301,867.12  83.50522 %  16.49478 %
October 2004    [GBP] 24,980,285,014.68  [GBP] 20,089,629,291.41  [GBP] 4,890,655,723.27  80.42194 %  19.57806 %
September 2004  [GBP] 26,058,106,954.12  [GBP] 20,939,288,291.41  [GBP] 5,118,818,662.71  80.35614 %  19.64386 %


PRINCIPAL LEDGER

MONTH              PRINCIPAL RECEIVED     FURTHER ADVANCES              SUB TOTAL
                ---------------------  -------------------  ---------------------
November 2004     [GBP]692,434,099.17  [GBP]181,604,366.89    [GBP]874,038,466.06
October 2004      [GBP]635,350,728.80  [GBP]195,278,611.26    [GBP]830,629,340.06
September 2004    [GBP]863,864,813.47  [GBP]216,672,069.10  [GBP]1,080,536,882.57
                ---------------------  -------------------  ---------------------
                [GBP]2,191,649,641.44  [GBP]593,555,047.25  [GBP]2,785,204,688.69
                =====================  ===================  =====================



PRINCIPAL DISTRIBUTION

MONTH                                             FUNDING                 SELLER
                                     --------------------  ---------------------
November 2004                                     [GBP]--    [GBP]874,038,466.06
October 2004                                      [GBP]--    [GBP]830,629,340.06
September 2004                        [GBP]849,659,000.00    [GBP]230,877,882.57
                                     --------------------  ---------------------
                                      [GBP]849,659,000.00  [GBP]1,935,545,688.69
                                     ====================   ====================

REVENUE LEDGER

MONTH              REVENUE RECEIVED       GIC INTEREST  AUTHORISED INVESTMENT INCOME            SUB TOTAL
                -------------------  -----------------  ----------------------------  -------------------
November 2004   [GBP]122,097,711.54  [GBP]2,157,959.12                       [GBP]--  [GBP]124,255,670.66
October 2004    [GBP]110,259,558.93  [GBP]2,497,391.45                       [GBP]--  [GBP]112,756,950.38
September 2004  [GBP]112,840,103.02  [GBP]2,906,904.22                       [GBP]--  [GBP]115,747,007.24
                -------------------  -----------------  ----------------------------  -------------------
                [GBP]345,197,373.49  [GBP]7,562,254.79                       [GBP]--  [GBP]352,759,628.28
                ===================  =================  ============================  ===================


PAID TO

MONTH                MORTGAGES TRUSTEE       ADMINISTRATOR     AVAILABLE REVENUE
                     -----------------  ------------------  --------------------

November 2004           [GBP] 2,783.35    [GBP] 454,252.31  [GBP] 123,798,635.00
October 2004                   [GBP] -  [GBP] 1,083,217.04  [GBP] 111,673,733.34
September 2004          [GBP] 1,218.38  [GBP] 1,048,274.56  [GBP] 114,697,514.30
                     -----------------  ------------------  --------------------
                        [GBP] 4,001.73  [GBP] 2,585,743.91  [GBP] 350,169,882.64
                     =================  ==================  ====================


REVENUE DISTRIBUTION

MONTH                                               FUNDING               SELLER
                                       --------------------  -------------------
November 2004                          [GBP] 104,055,684.55  [GBP] 19,742,950.45
October 2004                            [GBP] 90,492,646.58  [GBP] 21,181,086.76
September 2004                          [GBP] 92,920,584.35  [GBP] 21,776,929.95
                                       --------------------  -------------------
                                       [GBP] 287,468,915.48  [GBP] 62,700,967.16
                                       ====================  ===================


LOSSES LEDGER

MONTH                                                                     LOSSES
                                                                  --------------

Balance b/fwd                                                     [GBP] 4,850.41
November 2004                                                     [GBP] 3,245.80
October 2004                                                       [GBP]9,891.82
September 2004                                                            [GBP]-
Closing Balance                                                   [GBP] 8,096.21



LOSSES DISTRIBUTION

MONTH                                    FUNDING          SELLER  RECONCILIATION
                                  --------------  --------------  --------------
November 2004                     [GBP] 2,359.81    [GBP] 885.99          [GBP]-
October 2004                       [GBP]7,703.33  [GBP] 2,188.49          [GBP]-
September 2004                            [GBP]-          [GBP]-          [GBP]-
                                  --------------  --------------  --------------
                                  [GBP] 5,343.52  [GBP] 1,302.50          [GBP]-
                                  ==============  ==============  ==============


CPR ANALYSIS


MONTH              1 MONTH CPR    3 MONTHS CPR   12 MONTHS CPR
                   -----------  --------------  --------------
November 2004           3.63 %          3.70 %          3.97 %
October 2004            3.33 %          3.84 %          4.11 %
September 2004          4.15 %          4.22 %          4.30 %

REGIONAL ANALYSIS

HALIFAX MAPPED REGION                NUMBER                    VALUE  % OF TOTAL
                                    -------  -----------------------  ----------
London & South East                 101,259   [GBP] 9,905,329,045.76     30.13 %
Midlands & East Anglia              111,495   [GBP] 7,237,111,572.11     22.01 %
North                                95,606   [GBP] 4,456,654,004.03     13.56 %
North West                           76,259   [GBP] 3,835,353,651.79     11.67 %
South Wales & West                   73,211   [GBP] 4,853,826,096.39     14.76 %
Scotland                             46,370   [GBP] 2,259,498,486.50      6.87 %
Unknown                               4,542     [GBP] 329,238,714.13      1.00 %
                                    -------  -----------------------  ----------
Totals                              508,742  [GBP] 32,877,011,570.71    100.00 %
                                    =======  =======================  ==========



                               INDEX OF APPENDICES

      The following appendices contain the text of the auditors' reports on each of the issuer and Funding 1, received by the directors of the issuer and Funding 1 respectively from the auditors to the issuer and Funding 1, being, in each case, KPMG Audit Plc. The information contained in the appendices constitutes an integral part of the prospectus. The balance sheet attached in appendix B does not comprise the statutory accounts of the issuer. No financial statements have been prepared or delivered to the Registrar of Companies in England and Wales on behalf of the issuer since its incorporation. The latest statutory accounts of Funding 1 have been prepared and were drawn up to [31st December, 2004]. The accounting reference date for each of the issuer and Funding 1 will be the last day of December and the next statutory accounts for each of the issuer and Funding 1 will be drawn up to [31st December, 2005] and annually on the last day of December thereafter.

      During the period from incorporation on[o], 2005 until the date of this prospectus, the issuer had not traded, and did not have any receipts or payments apart from the subscriptions of share capital referred to in the section titled "THE ISSUER". Consequently, during this period, the issuer has neither made a profit nor loss and no profit and loss account nor cashflow statement has been prepared.

INDEX OF APPENDICES

Appendix A.................    Report of Independent Registered Public
                               Accounting Firm for Permanent Financing (No. 7)
                               PLC
Appendix B.................    Financial Statement of Permanent Financing (No.
                               7) PLC and notes thereto
Appendix C.................    Report of Independent Registered Public
                               Accounting Firm for Permanent Funding (No. 1)
                               Limited
Appendix D.................    Financial Statements of Permanent Funding (No. 1)
                               Limited and notes thereto
Appendix E.................    Unaudited Financial Statements of Permanent
                               Funding (No. 1) Limited and notes thereto

                                   APPENDIX A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDERS' OF PERMANENT FINANCING (NO. 7) PLC

      We have audited the accompanying balance sheet of Permanent Financing (No.
7) PLC ("THE COMPANY") as of[o], 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of[o], 2005 in conformity with generally accepted accounting principles in the United Kingdom.

      Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 5 to the financial statement.

KPMG Audit Plc
Chartered Accountants

Date:[o], 2005
                                                              1, The Embankment
                                                                 Neville Street
                                                                  Leeds LS1 4DW
                                                                        England

                                   APPENDIX B

PERMANENT FINANCING (NO. 7) PLC (A WHOLLY-OWNED SUBSIDIARY OF PERMANENT HOLDINGS LIMITED)
Balance Sheet as at[o], 2005

                                                                                                   NOTE        (POUND)
-------------------------------------------------------------------------------------------  ----------  ------------
ASSETS
Cash....................................................................................                   12,501.50
                                                                                                       -------------
                                                                                                           12,501.50
                                                                                                       -------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities                                                                                                     0.00
Share capital (Authorised: 50,000 shares, .00 par value: Issued and outstanding: 50,000 shares comprising 2 fully paid and 49,998 partly paid
 to 25 pence each)......................................................................             3     12,501.50
                                                                                                       -------------
Total liabilities and shareholders' equity..............................................                   12,501.50
                                                                                                       =============

 See  "NOTES TO THE FINANCIAL STATEMENT"

PERMANENT FINANCING (NO. 7) PLC (A WHOLLY-OWNED SUBSIDIARY OF PERMANENT HOLDINGS LIMITED)
NOTES TO THE FINANCIAL STATEMENT

1     ACCOUNTING POLICIES

      The non-statutory financial statement has been prepared under the historical cost convention and in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP").

      The financial statement of the Company has been prepared in pounds sterling ((pound)), the currency of the United Kingdom, which is the Company's operating currency.

2.    NATURE OF OPERATIONS

      The Company was incorporated in England and Wales on[o], 2005. The principal purpose of the Company is to issue asset backed floating and fixed rate notes and to enter into all financial arrangements in that connection. The Company has not had any trading activity since the date of incorporation. No audited statutory financial statements have been prepared and no dividends have been declared or paid since the date of incorporation.

3.    SHARE CAPITAL

      The Company was incorporated with authorised share capital of (pound)50,000 comprising 50,000 ordinary shares of (pound)1 each.

      On incorporation, 1 subscriber share was subscribed for by each of Permanent Holdings Limited and SFM Corporate Services Limited. On[o], 2005, the subscriber shares were fully paid up, and 49,998 ordinary shares were partly paid to 25 pence by Permanent Holdings Limited.

4.    ULTIMATE HOLDING COMPANY

      The ultimate holding company of the Company is SFM Corporate Services Limited, a company registered in England and Wales. SFM Corporate Services Limited holds all of the beneficial interest in the issued shares of Permanent Holdings Limited, a company registered in England and Wales (which, in turn, holds all of the beneficial interest in the issued shares of the Company) on a discretionary trust for charitable purposes.

5.    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

      The accompanying financial statement was prepared in accordance with generally accepted accounting principles in the United Kingdom. In so far as the accounting principles adopted by the Company in the preparation of the accompanying financial statement are concerned, there are no material differences from generally accepted accounting principles in the United States of America.

                                   APPENDIX C

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS AND SHAREHOLDER OF PERMANENT FUNDING (NO. 1) LIMITED

      We have audited the accompanying balance sheets of Permanent Funding (No.1) Limited (the "COMPANY") as of 31st December, 2003 and 31st December, 2002, and the related profit and loss accounts and cash flow statements for the year ended 31st December, 2003 and for the period 14th June, 2002 to 31st December, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 31st December, 2003 and 31st December, 2002, and the results of its operations and its cash flows for the year ended 31st December, 2003 and for the period 14th June, 2002 to 31st December, 2002, in conformity with generally accepted accounting principles in the United Kingdom.

      Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). Information related to the nature and effect of such differences is presented in Note 19 to the financial statements. As described in Note 19(i), the Company has restated certain US GAAP cash flow information for the period ended 31st December, 2002.

KPMG Audit Plc
Chartered Accountants
Date: 3rd March, 2004

                                                              1, The Embankment
                                                                 Neville Street
                                                                  Leeds LS1 4DW
                                                                        England

                                   APPENDIX D

FINANCIAL STATEMENTS OF PERMANENT FUNDING (NO. 1) LIMITED AND NOTES THERETO

PERMANENT FUNDING (NO. 1) LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                                                            FROM
                                                                                                      14 JUNE TO
                                                                                                     31 DECEMBER
                                                                                          2003              2002
                                                                          NOTE         (POUND)           (POUND)
                                                                     -------------------------  ----------------
Interest receivable and similar income............................           3     404,427,164       101,595,155
Interest payable and similar charges..............................           4    (339,265,416)      (94,411,957)
NET INTEREST INCOME...............................................                  65,161,748         7,183,198
Operating expenses................................................                 (65,102,573)       (7,173,038)
PROFIT ON ORDINARY ACTIVITIES BEFORE
    TAXATION......................................................           5          59,175            10,160
Tax on profit on ordinary activities..............................           6         (11,213)           (1,930)
PROFIT ON ORDINARY ACTIVITIES AFTER
                                                                              ----------------  ----------------
    TAXATION......................................................       7, 15          47,962             8,230
                                                                              ================  ================



      A statement of the movement on reserves is shown in note 7 to the financial statements.

      The Company had no recognised gains or losses in the period other than the profit for the financial period shown above.

      The profit shown above is derived from continuing operations.

      Notes 1 to 19 form part of these financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
BALANCE SHEET

AS AT 31 DECEMBER 2003
                                                                                         2003                2002
                                                                      NOTE            (POUND)             (POUND)
                                                                 ----------------------------  ------------------
CURRENT ASSETS
Debtors - amounts falling due within one year................            9      1,303,935,007         514,434,650
Cash at bank and in hand.....................................           11      1,483,495,320         242,952,114
                                                                          -------------------  ------------------
                                                                                2,787,430,327         757,386,764
CREDITORS: amounts falling due within one year...............           12     (2,565,279,548)       (673,449,486)
                                                                          -------------------  ------------------
NET CURRENT ASSETS...........................................                     222,150,779          83,937,278
DEBTORS: amounts falling due after more than
    one year.................................................           10     10,900,188,280       2,968,961,579
                                                                          -------------------  ------------------
CREDITORS: amounts falling due after more than
    one year.................................................           13    (11,122,282,866)     (3,052,890,626)
NET ASSETS...................................................                          56,193               8,231
                                                                          ===================  ==================
CAPITAL AND RESERVES
Called up share capital......................................           14                  1                   1
Profit and loss account......................................                          56,192               8,230
                                                                          -------------------  ------------------
EQUITY SHAREHOLDER'S FUNDS...................................           15             56,193               8,231
                                                                          ===================  ==================



      Notes 1 to 19 form part of these financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2003

                                                                                                             FROM
                                                                                                       14 JUNE TO
                                                                                                      31 DECEMBER
                                                                                        2003                 2002
                                                                      NOTE           (POUND)              (POUND)
                                                                 ---------------------------  -------------------
NET CASH INFLOW FROM OPERATING
    ACTIVITIES................................................          16     1,057,113,329          145,453,012
RETURNS ON INVESTMENTS AND SERVICING
    OF FINANCE................................................
Interest received on mortgage portfolio.......................                   376,848,634           98,178,973
Bank interest received........................................                    27,578,530            3,416,182
Swap and loan interest paid...................................                  (308,961,736)         (83,559,585)
                                                                          ------------------  -------------------
                                                                                  95,465,428           18,035,570
                                                                          ==================  ===================
TAXATION
UK corporation tax paid.......................................                        (1,594)                   --
CAPITAL EXPENDITURE AND FINANCIAL
    INVESTMENT................................................
Purchase of beneficial interest in mortgage portfolio
    held on trust.............................................                (9,262,015,000)      (3,478,576,310)
Redemptions...................................................                   544,948,019                    --
                                                                          ------------------  -------------------
                                                                              (8,717,066,981)      (3,478,576,310)
                                                                          ==================  ===================
FINANCING
Intercompany loan.............................................                 8,717,066,981        3,478,576,310
Start-up loan.................................................                    87,966,043           79,463,532
                                                                          ------------------  -------------------
                                                                               8,805,033,024        3,558,039,842
                                                                          ==================  ===================
INCREASE IN CASH IN THE PERIOD................................                 1,240,543,206          242,952,114
                                                                          ==================  ===================



      Notes 1 to 19 form part of these financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2003

1.   GENERAL INFORMATION

      Permanent Funding (No.1) Limited ("the COMPANY") was incorporated in England and Wales on 9 August 2001 as Alnery No.2225 Limited. The Company's name was changed to Permanent Funding (No.1) Limited on 21 March 2002 and commenced operations on 14 June 2002. The first set of financial statements covered the period from 14 June 2002 to 31 December 2002. These amounts are shown as comparatives in the financial statements for the year ended 31 December 2003.

      Permanent Funding (No.1) Limited is a wholly owned subsidiary of Permanent Holdings Limited, a company registered in England and Wales. The statutory financial statements of Permanent Funding (No.1) Limited, prepared in accordance with UK generally accepted accounting principles, have been included in the consolidated accounts of Permanent Holdings Limited as at 31 December 2003.

      The principal activity of the Company is to acquire and hold beneficial interests in a mortgage portfolio and enter into all financial arrangements in that connection. No further changes in activity are envisaged.

      The Company invests in beneficial interests in the assets of Permanent Mortgages Trustee Limited ("the Trust"), these assets comprise mortgage loans secured on residential property in England, Wales and Scotland originated by Halifax plc. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

      The Company funds purchases of beneficial interests, in part through direct borrowing from Halifax plc, but primarily through the issuance of loans through special purpose companies (established to issue loan notes to investors) collateralised by the Company's beneficial interest in the mortgages held in trust.

      During the year ended 31 December 2003 the Company purchased further beneficial interests in the assets of the Trust, which amounted to (pound)4.8 billion on 6 March 2003 and (pound)4.5 billion on 25 November 2003. These purchases were financed by loans from Permanent Financing (No. 2) PLC and Permanent Financing (No. 3) PLC respectively. Permanent Financing (No. 2) PLC and Permanent Financing (No. 3) PLC are wholly owned subsidiaries of Permanent Holdings Limited.

THE TRUST

      The Trust is a special purpose company, whose purpose is to hold the trust property. The Trust holds the trust property on trust for the benefit of Halifax plc and the Company pursuant to the mortgages trust deed initially entered into on 13 June 2002.

      The trust property includes the portfolio, which consists of the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security.

      On 14 June 2002 Halifax plc sold the initial loans and, on several subsequent dates (including, 6 March 2003 and 3 October 2003), Halifax plc has sold further loans, in each case together with their related security, to the mortgages trustee pursuant to a mortgage sale agreement. Additionally, Halifax plc sold a portion of its share in the trust property to the Company pursuant to the terms of the mortgages trust deed so that the Company's portion of the trust property was of sufficient size for the purposes of securitisation transactions.

      As at 31 December 2003 the Trust portfolio amounted to (pound)17,583,832,949 (of which the Company's interest amounted to (pound)12,195,643,291). Halifax plc and the Company each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

The Trust distributes interest on the loans to the Company based on the share that the Company has in the trust property expressed as a percentage (or if less, the amount that the Company needs to meet its obligations to pay interest on the intercompany loans and other amounts on the date of distribution). The Trust distributes the rest of the interest on the loans to Halifax plc. The Trust distributes losses on the

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


loans to Halifax plc and the Company in accordance with the share that each of them has in the trust property, expressed as a percentage. At 31 December 2003 the Company held an entitlement to a share amounting to 69.4% of the loans in the Trust, (31 December 2002: 40.2%), with the remaining entitlement of the loans in Trust due to Halifax plc.

      The entire issued share capital of the Trust is held beneficially on trust by SFM Offshore Limited, a corporate services provider not affiliated with Halifax plc, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by the Trust, after payment of the costs and expenses of the Trust, will be paid for the benefit of charities and charitable purposes selected at the discretion of SFM Offshore Limited. The payments on the issuer notes will not be affected by this arrangement.

      The Trust has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation, the settlement of the trust property on the Trust, acting as trustee of the Trust, the issue of the loan notes, the authorisation of transaction documents surrounding the securitisation to which it is or will be a party, obtaining a standard licence under the Consumer Credit Act 1974, filing a notification under the Data Protection Act 1998 and other matters which are incidental or ancillary to the foregoing.

      The Trust has no employees and no subsidiaries.

      Neither Halifax plc nor the noteholders have any direct interest in the underlying mortgages of the Trust, although Halifax plc has a shared security interest under the deed of charge in the Company's share of the trust property.

ISSUER INTERCOMPANY LOAN AGREEMENTS

       Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, and Permanent Financing (No. 3) PLC (together, the "Financing Companies ") sold issuer notes to investors and then lent the proceeds to the Company under the issuer intercompany loan agreements.

      The Company uses a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the Financing companies under the issuer intercompany loan agreements. The Company's obligations to the Financing Companies under the issuer intercompany loan agreements are secured under a deed of charge by the Company's share of the trust property.

      If the Company has any excess income remaining after paying all amounts that it is required to pay under the terms of the transaction, then, subject to applicable rules, that extra income will be allocated and distributed to Halifax plc by the Trust.

2.    ACCOUNTING POLICIES

      The following accounting policies have been applied consistently in dealing with items that are considered material in relation to the Company's financial statements (with the exception of certain US disclosures referred to in Note 19).

BASIS OF PREPARATION

      These are not the Company's statutory financial statements. The statutory financial statements of Permanent Funding (No.1) Limited, prepared in accordance with UK generally accepted accounting principles, at 31 December 2003 are included in the consolidated accounts of Permanent Holdings Limited as at 31 December 2003. Those accounts contained an unqualified audit report.

      These non-statutory financial statements have been prepared in accordance with applicable accounting standards generally accepted in the United Kingdom ("UK GAAP"), and have been drawn up under the historical cost convention and on a going concern basis. These principles differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). Application of

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

US GAAP would have affected net income and shareholder's funds as detailed in note 19 to the financial statements.

      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingencies at the balance sheet date and the reported amounts of revenues and expenses in the reporting period. Actual results may differ from the estimates used in the financial statements.

BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO

      The beneficial interest in the mortgage portfolio is recorded at book value net of provision for bad and doubtful debts.

      These financial statements are prepared on the basis that the Company has a beneficial interest in the mortgages held by the Trust. The financial statements reflect the fact that the Company has credit exposure to any losses incurred on these loans and that there is no recourse to Halifax plc in the event of losses being realised.

      Interest receivable is calculated on an accruals basis on the contractual interest payment terms of mortgage loans comprising the beneficial interest.

      Where cash has been accumulated by the Company to fund the future repayment of the intercompany loans, the Company's share of the interest arising on the mortgage portfolio is adjusted.

MORTGAGE LOAN PREMIUM

      A loan premium has been recognised for the difference between the book value of the beneficial interest in the mortgage portfolio and its fair value at the date of acquisition. This premium is charged to the profit and loss account over the estimated average life of the underlying mortgages in the Trust.

PROVISION FOR BAD AND DOUBTFUL DEBTS

      Provisions are made to reduce the carrying value of the beneficial interest in the mortgage portfolio to reflect the amount of the underlying mortgage loans and advances, within the Trust, likely to be recoverable. Specific provision is made where the property is in possession or where the account is in arrears and it is considered likely that the property will be taken into possession. A general provision, to cover advances that are latently bad or doubtful, but not yet identified as such, is also maintained.

DEFERRED CONSIDERATION

      Under the terms of the securitisation the Company retains the right to a maximum of 0.01% of available revenue receipts from the beneficial interest in the mortgage portfolio. Available revenue receipts are defined by the securitisation agreements and include mortgage interest received, interest received on the bank accounts and the amounts standing to the credit of the reserve ledger. Profits in excess of 0.01% accrue to Halifax plc, the originator of the underlying mortgages. Accordingly, a creditor ("deferred consideration") for amounts payable to Halifax plc has been recognised at the year end. The payments of deferred consideration are strictly governed by the priority of payments, which sets out how cash can be utilised.

DEFERRED EXPENDITURE

      Issue costs in respect of the loan finance have been deferred and are being charged to the profit and loss account over a five-year period, being the estimated average life of the underlying loan notes.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


FINANCIAL INSTRUMENTS

      The Company's financial instruments, other than derivatives, comprise borrowings, cash and liquid resources, and various items, such as debtors and creditors, that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Group operations.

      The Company also enters into derivative transactions (principally interest rate swaps). The purpose of such transactions is to manage the interest rate risks arising from the Company's operations and its sources of finance.

      It is, and has been throughout the year under review, the Company's policy that no trading in financial instruments shall be undertaken.

      Interest rate risk associated with the portfolio is managed by means of an interest rate swap with Halifax plc, which requires the Company to pay the effective yield on the mortgage portfolio and receive payments based on a rate linked to the three month sterling LIBOR.

DERIVATIVES

      Transactions are undertaken in derivative financial instruments ("derivatives"), which include interest rate swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in interest rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

      A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

      The cost of interest rate swaps which are used to hedge on balance sheet assets and liabilities are included in interest payable and similar charges.

VALUE ADDED TAX

      Value added tax is not recoverable by the Company and is included with its related cost.

TAXATION

      The charge for taxation takes into account all timing differences in the accounting and taxation treatment of certain items.

DEFERRED TAXATION

      Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed out by the balance sheet date, except as otherwise required by FRS 19. Deferred tax assets are only recognised when it is more likely than not that the asset will be recoverable in the foreseeable future out of suitable taxable profits from which the timing differences and tax losses can be deducted.

3.    INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                       2003                 2002
                                                                                     (POUND)             (POUND)
                                                                        -------------------  -------------------
Income from beneficial interest in mortgage portfolio.................          376,848,634           98,178,973
Bank interest.........................................................           27,578,530            3,416,182
                                                                        -------------------  -------------------
                                                                                404,427,164          101,595,155
                                                                        ===================  ===================


4.    INTEREST PAYABLE AND SIMILAR CHARGES E

                                                                                         2003               2002
                                                                                      (POUND)            (POUND)
                                                                            -----------------   ----------------
Interest on loans from Group undertaking..................................        299,751,906         81,594,486
Swap interest.............................................................         34,492,299         11,285,334
Start-up loan interest....................................................          5,021,211          1,532,137
                                                                            -----------------   ----------------
                                                                                  339,265,416         94,411,957
                                                                            =================   ================


5.    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                         2003               2002
                                                                                      (POUND)            (POUND)
                                                                               --------------   ----------------
Profit on ordinary activities before taxation is stated after charging:
Auditors' remuneration including expenses for audit work.....................          75,813              7,000
Deferred consideration.......................................................      46,557,219          4,465,515
Amortisation of loan premium.................................................       6,781,186                 --
                                                                               ==============   ================

      Auditors' remuneration for non audit work of (pound)221,661 (2002:
(pound)249,560) is included in the deferred costs. These costs are being charged to the profit and loss account over a five-year period, being the estimated average life of the underlying loan notes.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


6.    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                                               2003         2002
                                                                                             (POUND)     (POUND)
                                                                                       ------------   ----------
THE MOVEMENT ON DEFERRED TAX WAS AS FOLLOWS:
Balance brought forward..............................................................            --           --
                                                                                       ------------   ----------
Current year charge..................................................................            --           --
Balance carried forward..............................................................            --           --
                                                                                       ============   ==========
DEFERRED TAXATION COMPRISES
General provisions...................................................................            --           --
                                                                                       ------------   ----------
TAX ON PROFIT ON ORDINARY ACTIVITIES
The charge for the year based on a corporation tax rate of 19% comprises:
UK corporation tax...................................................................        11,243        1,930
Prior year corporation tax...........................................................           (30)          --
                                                                                       ------------   ----------
                                                                                             11,213        1,930
                                                                                       ============   ==========
FACTORS AFFECTING THE CURRENT TAX CHARGE FOR THE YEAR:
The tax assessed for the year is lower than the standard rate of corporation tax in the UK of 30%
The differences are explained below
Profit on ordinary activities before taxation........................................        59,175       10,160
                                                                                       ------------   ----------
Profit on ordinary activities multiplied by the standard rate of
corporation tax in the UK............................................................        17,752        3,048
                                                                                       ------------   ----------
EFFECTS OF:
Small companies rate.................................................................        (6,509)      (1,118)
Adjustments to tax in respect of previous periods....................................           (30)          --
                                                                                       ------------   ----------
                                                                                             11,213        1,930
                                                                                       ============   ==========

7.    PROFIT AND LOSS ACCOUNT

                                                                                               2003         2002
                                                                                             (POUND)     (POUND)
                                                                                       ------------   ----------
At 1 January (2002: at incorporation)................................................         8,230           --
Transfer to reserves.................................................................        47,962        8,230
                                                                                       ------------   ----------
At 31 December.......................................................................        56,192        8,230
                                                                                       ============   ==========

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

8.    BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO

                                                             MORTGAGE LOSS
                                             MORTGAGES           PROVISION             PREMIUM              TOTAL
                                               (POUND)              (POUND)            (POUND)            (POUND)
                                   -------------------    -----------------   ----------------   ----------------
At 1 January.......................      3,478,576,310          (8,009,803)          8,009,803      3,478,576,310
Acquisitions.......................      9,262,015,000         (16,850,592)         16,850,592      9,262,015,000
Redemptions........................       (544,948,019)           1,254,803         (1,254,803)      (544,948,019)
Amortisation.......................                 --                   --         (5,526,383)        (5,526,383)
Provision release..................                 --            1,452,593                 --          1,452,593
                                   -------------------    -----------------   ----------------   ----------------
At 31 December.....................     12,195,643,291          (22,152,999)        18,079,209     12,191,569,501
                                   ===================    =================   ================   ================


      The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Permanent Mortgages Trustee Limited. The mortgage loans are secured on residential property in England, Wales and Scotland.

      The beneficial interests acquired by Permanent Funding (No.1) Limited on 6 March 2003 and 25 November 2003 amounted to (pound)24,762,015,000 and (pound)4,500,000,000 respectively (14 June 2002: (pound)3,478,576,310).
Permanent Funding (No.1) Limited is A wholly-owned subsidiary of Permanent Holdings Limited, the parent company of Permanent Financing (No.1) PLC, Permanent Financing (No.2) PLC and Permanent Financing (No.3) PLC.

      Redemptions relate to a reduction in the beneficial interest in the mortgage portfolio resulting from repayment of amounts from the Trust.

      Mortgages in the pool have to fulfil certain criteria. If they fail to do so they are removed from the pool and the pool is replenished. When the mortgage pool was created there were no accounts in arrears and therefore no specific loss provision was required. There were no specific provisions held at 31 December 2003. A general provision, to cover advances that are latently bad or doubtful, but not yet identified as such was allocated to the pool. A premium was also paid for the mortgages in a like amount.

9.    DEBTORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                       2003                 2002
                                                                                    (POUND)              (POUND)
                                                                        -------------------   ------------------
Beneficial interest in mortgage portfolio (note 8)....................        1,291,381,221          509,614,731
Amount owed from Group undertaking....................................                    1                    1
Deferred expenditure..................................................           12,545,356            4,816,626
Other debtors.........................................................                8,429                3,292
                                                                        -------------------   ------------------
                                                                              1,303,935,007          514,434,650
                                                                        ===================  ===================

      Deferred expenditure includes (pound)7,680,920 relating to underwriting expenses paid during the year (2002: (pound)2,782,861).

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


10.   DEBTORS - AMOUNTS FALLING DUE AFTER ONE YEAR

                                                                                       2003                 2002
                                                                                     (POUND)             (POUND)
                                                                        -------------------   ------------------
Beneficial interest in mortgage portfolio (note 8)....................       10,900,188,280        2,968,961,579
                                                                        ===================   ==================

11.   CASH AT BANK AND IN HAND

      The Company holds deposits at banks that pay interest based on LIBOR.

      The deposit account held by Permanent Funding (No.1) Limited is placed with the provider of a guaranteed investment contract. Withdrawals from this account are restricted by detailed priority of payments set out in the transaction agreements. The Company earns a variable rate of interest of 0.25 percent per annum below LIBOR for three-month sterling deposits, which is recorded as interest income in the profit and loss account. In addition the Company has included its share of the cash balances within the Trust's guaranteed investment contract in cash at bank and hand, reflecting the Company's beneficial interest in this contract.

12.   CREDITORS AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                       2003                 2002
                                                                                    (POUND)              (POUND)
                                                                        -------------------   ------------------
Interest payable to Group undertaking.................................           39,761,600            8,775,233
Swap interest payable.................................................              911,400            1,918,769
Interest payable on start-up loans....................................              483,052              158,370
Fees payable to Halifax plc...........................................              343,714              252,554
Amount owed to Trustee................................................        1,231,885,583          152,697,614
Loans from Group undertakings.........................................        1,291,812,734          509,614,731
Accruals..............................................................               69,916               30,285
Taxation..............................................................               11,549                1,930
                                                                        -------------------   ------------------
                                                                              2,565,279,548          673,449,486
                                                                        ===================   ==================

      The intercompany loan agreement provides that the Financing Companies will lend amounts in sterling equivalent to the proceeds of issuer notes. The final repayment date of each issuer term advance will be the final maturity date of the corresponding class of issuer notes.

      The amount owed to Trustee represents cash movements on the guaranteed investment contract account, which arise as part of the cash distribution governed by the transaction documents. This amount will remain a liability to the Trustee until such time as the loan notes are redeemed.

      Interest payable on the loans from Group undertakings is based on LIBOR.

      Amounts due within one year are paid when cash is available after other commitments have been fulfilled, in order of priority.

      On 14 June 2002 an agreement was entered into with JP Morgan Chase for the provision of a liquidity facility for the Company. The facility is in place to allow the Company to meet its obligations should there be a shortfall in the revenue or principal received from the non-recourse loan to Halifax plc. At the balance sheet date, the limit on this facility was (pound)150,000,000 (2002:
(pound)60,000,000). The agreement is updated each time the Company is party to a further term advance in conjunction with a note issuanCe. A fee is charged on the undrawn balance, currently set at 0.08%. This fee would increase to 0.38% on any drawn balance. No amounts have been drawn under the facility since inception.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


13.   CREDITORS AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                       2003                 2002
                                                                                     (POUND)             (POUND)
                                                                        -------------------   ------------------
Loans from Group undertakings.........................................       10,903,830,557        2,968,961,579
Start-up loans........................................................          167,429,575           79,463,532
Deferred consideration................................................           51,022,734            4,465,515
                                                                        -------------------   ------------------
                                                                             11,122,282,866        3,052,890,626
                                                                        ===================   ==================

      The amounts are repayable as follows:

                                                                                       2003                 2002
                                                                                    (POUND)              (POUND)
                                                                        -------------------   ------------------
Due 2 - 5 years.......................................................        2,365,929,542          509,614,731
Due over 5 years......................................................        8,756,353,324        2,543,275,895
                                                                        -------------------   ------------------
                                                                             11,122,282,866        3,052,890,626
                                                                        ===================   ==================

      Interest payable on the loans from Group undertakings and the start-up loan is based on LIBOR.

      Amounts due over 5 years are paid when cash is available after other commitments have been fulfilled, in order of priority.

      Amounts due to Group undertakings relate to obligations to pay interest and principal amounts due to the issuers under the intercompany loan agreement. The Company's obligations under the intercompany loan agreement are secured under a deed of charge by the Company's beneficial interest in the mortgage portfolio held in Trust.

14.   CALLED UP SHARE CAPITAL

                                                                                             2003           2002
                                                                                          (POUND)        (POUND)
                                                                                    -------------   ------------
AUTHORISED
100 ordinary shares of (pound)1 each..............................................            100            100
                                                                                    =============   ============
ISSUED AND OUTSTANDING SHARE CAPITAL
1 ordinary share of (pound)1......................................................              1              1
                                                                                    =============   ============

15.   RECONCILIATION OF MOVEMENTS IN SHAREHOLDER'S FUNDS

                                                                                             2003           2002
                                                                                          (pound)        (POUND)
                                                                                    -------------   ------------
Opening shareholder's funds.......................................................          8,231             --
Share capital called up in the period.............................................             --              1
Transfer to reserves..............................................................         47,962          8,230
                                                                                    -------------   ------------
Closing shareholder's funds.......................................................         56,193          8,231
                                                                                    =============   ============

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


16. RECONCILIATION OF OPERATING PROFIT ON ORDINARY ACTIVITIES TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                        2003                2002
                                                                                     (POUND)             (POUND)
                                                                            -----------------   ----------------
Operating profit.........................................................              59,175             10,160
Interest receivable......................................................        (404,427,164)      (101,595,155)
Interest payable.........................................................         339,265,416         83,559,585
Movement in loss provision...............................................          14,143,196          8,009,803
Movement in premium......................................................         (10,069,406)        (8,009,803)
Decrease in debtors......................................................          (7,733,867)        (4,819,918)
Increase in creditors....................................................       1,125,875,979        168,298,340
                                                                            -----------------   ----------------
Net cash inflow from operating activities................................       1,057,113,329        145,453,012
                                                                            =================   ================



17.   RELATED PARTY TRANSACTIONS

      Under FRS 8 "Related Party Disclosures", the Company is exempt from the requirements to disclose transactions with other companies within the Permanent Holdings Limited group. However the following information is provided to facilitate further understanding of the Company's trading relationships.

      The Company is a special purpose company controlled by its Board of Directors, which comprises three directors. Two of the Company's three directors are provided by Structured Finance Management Limited, the third director is an employee of HBOS plc (the parent undertaking of Halifax plc, the mortgage loan administrator). The Company pays a corporate services fee to Structured Finance Management Limited in connection with its provision of corporate management services. The fees payable to these directors for providing their services are immaterial in the context of these financial statements. During the period, the Company undertook the following transactions (set out below) with companies within the Permanent Holdings Limited group, the Trust and Halifax plc, the mortgage administrator.

      The Company pays cash management and mortgage loan administration servicing fees to Halifax plc in connection with its provision of services defined under the securitisation agreements.

      Halifax plc has provided the Company with start-up loans and is the counterparty to interest rate swap agreements, on which there is an associated interest expense.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


17.   RELATED PARTY TRANSACTIONS - (CONTINUED)

                                                     PERMANENT
                                                     MORTGAGES     PERMANENT     PERMANENT     PERMANENT   HBOS PLC AND
                                      PERMANENT        TRUSTEE     FINANCING     FINANCING     FINANCING     SUBSIDIARY
                                   HOLDINGS LTD        LIMITED   (NO. 1) PLC   (NO. 2) PLC   (NO. 3) PLC   UNDERTAKINGS
2003                                    (POUND)        (POUND)       (POUND)       (POUND)       (POUND)        (POUND)
--------------------------             --------    -----------    ----------    ----------    ----------      ---------
INTEREST RECEIVABLE AND SIMILAR
    INCOME
Income from beneficial interest
    in mortgage portfolio........                  376,848,634
Bank interest...................                     8,751,355                                               18,827,175
INTEREST PAYABLE AND SIMILAR
    CHARGES
Interest on loans from Group
    undertaking..................                                125,745,988   153,874,672    20,131,246
Swap interest...................                                                                             34,492,299
Start-up loan interest..........                                                                              5,021,211
 OPERATING EXPENSES
 Deferred consideration..........                                                                            46,557,219
 Administration and cash
    management services..........             --         6,280                                               11,846,274
 CURRENT ASSETS
 Debtors - amounts falling due
    within one year..............             1
 Beneficial interest in mortgage
    portfolio....................                1,291,381,221
 Cash at bank and in hand........                  657,389,778                                              826,105,542
 Debtors - amounts falling due
    after more than one year
 Beneficial interest in mortgage
    portfolio....................               10,900,188,280
 CREDITORS AMOUNTS FALLING DUE
    WITHIN ONE YEAR
 Interest payable on loan notes..                                  7,466,194    12,164,160    20,131,246
 Swap interest payable...........                                                                               911,400
 Start-up loan interest..........                                                                               483,052
 Fees payable to Halifax plc.....                                                                               343,714
 Amount owed to Trustee..........                1,231,885,583
 Loans from Group undertakings...                                          --  633,312,734   658,500,000
 CREDITORS AMOUNTS FALLING DUE
    AFTER MORE THAN ONE YEAR
 Loans from Group undertakings...                              2,933,628,291 4,128,702,266 3,841,500,000
 Start-up loans..................                                                                         167,429,575
 Deferred consideration..........                                                                          51,022,734


PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


17.   RELATED PARTY TRANSACTIONS - (CONTINUED)

                                                                        PERMANENT
                                                                        MORTGAGES         PERMANENT     HBOS PLC AND
                                                       PERMANENT          TRUSTEE         FINANCING       SUBSIDIARY
                                                    HOLDINGS LTD          LIMITED        (NO.1) PLC     UNDERTAKINGS
2002                                                     (POUND)          (POUND)           (POUND)          (POUND)
---------------------------------                    -----------      -----------       -----------      -----------
INTEREST RECEIVABLE AND SIMILAR INCOME
Income from beneficial interest in mortgage
    portfolio................................                          98,178,973
Bank interest...............................                            1,841,726                          1,574,456

INTEREST PAYABLE AND SIMILAR CHARGES
Interest on loans from Group undertaking....                                             81,594,486
Swap interest...............................                                                              11,285,334
Start-up loan interest......................                                                               1,532,137

OPERATING EXPENSES
Deferred consideration......................                                                               4,465,515
Administration and cash management services.              1,610             1,805                          2,063,320

CURRENT ASSETS
Debtors - amounts falling due within one year                 1
Beneficial interest in mortgage portfolio...                          509,614,731
Cash at bank and in hand....................                          152,697,614                         90,254,500
Debtors - amounts falling due after more than
   one year
Beneficial interest in mortgage portfolio...                        2,968,961,579

CREDITORS AMOUNTS FALLING DUE WITHIN ONE YEAR
Interest payable on loan notes..............                                              8,775,233
Swap interest payable.......................                                                               1,918,769
Start-up loan interest......................                                                                 158,311
Fees payable to Halifax plc.................                                                                 252,554
Amount owed to Trustee......................                          152,697,614
Loans from Group undertakings...............                                            509,614,731

CREDITORS AMOUNTS FALLING DUE AFTER MORE THAN
   ONE YEAR
Loans from Group undertakings...............                                          2,968,961,579
Start-up loans..............................                                                              79,463,532
Deferred consideration......................                                                               4,465,515

18    ULTIMATE PARENT UNDERTAKING

      The Company's immediate parent undertaking is Permanent Holdings Limited, a company registered in England and Wales. Copies of the consolidated accounts of Permanent Holdings Limited may be obtained from The Company Secretary at Blackwell House, Guildhall Yard, London, EC2V 5AE.

      The ultimate parent undertaking is SFM Corporate Services Limited.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

      The management, operations, accounting and financial reporting functions of the Company are performed by Halifax plc. Copies of the accounts of Halifax plc may be obtained from The Mound, Edinburgh, EH1 1YZ.

19. SUPPLEMENTARY US GAAP INFORMATION

(A) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK AND US GAAP

U.K. GAAP                                                      U.S. GAAP
DERIVATIVES                                                    DERIVATIVES

Under UK GAAP where interest rate                              Financial Accounting Standards Board SFAS No 133,
derivatives are deemed to be effective                         "Accounting for Derivative Instruments and Hedging
economic hedges the underlying assets and                      Activities" (SFAS No. 133) as amended by SFAS No.
liabilities are recorded in the balance                        138, "Accounting for Certain Derivative Instruments
sheet at cost (or net realisable value if                      and Certain Hedging Activities, an amendment of SFAS
lower) and interest is recognised on an                        No. 133", establishes accounting and reporting
accruals basis. Changes in the fair                            standards for derivative financial instruments,
value of instruments used as hedges are                        including certain derivatives used for hedging
not recognised in the financial                                activities and derivatives embedded in other
statements until the hedged position                           contracts. SFAS No. 133 requires all derivatives
matures.                                                       to be recognised on the balance sheet at fair
                                                               value. The recognition of the changes in
                                                               the fair value of a derivative depends upon its
                                                               intended use. Derivatives that do not qualify
                                                               for hedging treatment under SFAS No. 133 must
                                                               be adjusted to fair value through earnings.
                                                               For fair value hedges that qualify under
                                                               SFAS No 133, the changes in fair values of the
                                                               derivatives will be recognised in earnings together
                                                               with the change in fair value of the hedged item
                                                               attributable to the risk being hedged. For cash
                                                               flow hedges that qualify under SFAS No. 133, the
                                                               changes in the fair value of the derivatives will
                                                               be recognised in other comprehensive income until the
                                                               hedged item affects earnings. For all hedging
                                                               activities, the ineffective portion of a derivative's
                                                               change in fair value will be immediately recognised in
                                                               earnings. The Company has adopted SFAS No. 133 with effect from inception.

                                                               Under SFAS No. 133 there is a requirement for contemporaneous hedge documentation before it is possible to qualify for
                                                               hedging treatment. In the absence of such documentation it is necessary to record changes in the fair value of
                                                               the derivatives in the income statement (with the associated asset or liability being reflected in other assets or
                                                               liabilities in the balance sheet). As such documentation is not in place, the interest rate swaps do not qualify as hedges for US GAAP.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO                      BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO (REVISED)
Under UK GAAP an initial loan premium                          The directors have reconsidered, during the year, the
was recognised on acquisition of the                           appropriate US GAAP accounting for the acquisitions
beneficial interest in the mortgage                            of beneficial interests in the mortgage portfolio by
portfolio, representing the difference                         the Company. Previously these acquisitions were
between the principal value of the                             treated as a sale from Halifax plc's perspective in
beneficial interest in the mortgage                            accordance with SFAS 140 "Accounting for Transfers
portfolio less an adjustment to take                           and Servicing of Financial Assets and Extinguishments
account of credit losses inherent in                           of Liabilities" and accordingly the Company
the portfolio at the date of acquisition,                      recognised the acquisitions of beneficial
and the fair value of this asset.                              interests in the mortgage portfolio on its
                                                               balance sheet at 31 December 2002. Given the restrictions
                                                               imposed on the Company with respect to the beneficial
                                                               interests in the mortgage portfolio, the directors now
                                                               consider these acquisitions would be more appropriately
                                                               reflected as Collateralised financing transactions,
                                                               whereby the Company has, in effect, granted
                                                               non-recourse loans to Halifax plc.

                                                               The interest receivable on the non-recourse loans is
                                                               determined by the securitisation agreements and is
                                                               calculated with reference to the interest earned
                                                               on the beneficial interest in the mortgage
                                                               portfolio less the residual interest due to
                                                               Halifax plc. Accordingly the interest
                                                               receivable on these non-recourse loans would be
                                                               disclosed within a US GAAP income statement at an
                                                               amount equivalent to the net of `interest
                                                               receivable and similar income: Income from
                                                               beneficial interest in mortgage portfolio' and
                                                               'deferred consideration' under UK GAAP
                                                               (2003: 2002: (pound)330,291,415, 2002:
                                                               (pound)93,713,458).

                                                               The non-recourse loans have been initially
                                                               accounted for at cost and are subject to
                                                               ongoing impairment reviews. The criteria for
                                                               recognising loan loss allowances, as set out in
                                                               SFAS 114 "Accounting by Creditors for
                                                               Impairment of a Loan" has been applied to these
                                                               non-recourse loans and currently the directors
                                                               consider that no impairment exists.


PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


CASH FLOW                                                      CASH FLOW
Under UK GAAP, cash flows are presented                        Under US GAAP, cash flows are reported as operating,
for operating activities, returns on                           investing and financing activities. Cash flows from
investment and servicing of finance,                           taxation and returns and servicing of finance would,
taxation paid, capital expenditure,                            with the exception of ordinary dividends paid, be
acquisitions, dividends paid and                               included as operating activities. The payment of
financing activities. Under UK GAAP,                           dividends would be included under financing
cash includes cash in hand and cash on                         activities.
deposit, net of bank overdrafts.

                                                               Cash and cash equivalents would include cash and
                                                               short-term investments with original maturities of
                                                               three months or less. However, the Company's
                                                               beneficial interest in the cash balances
                                                               within the Trust (and the associated liability to the
                                                               Trust) are not recognised on the US GAAP balance
                                                               sheet (2003: (pound)657,389,778, 2002:
                                                               (pound)152,697,614).

LEGALLY RESTRICTED CASH                                        LEGALLY RESTRICTED CASH

Under UK GAAP there is no concept of restricted cash and       Under US GAAP where cash can only be used to meet
all cash balances are disclosed as "cash at bank" on           certain specific liabilities and is not available to
the face of the balance sheet.                                 be used with discretion, it is disclosed as
                                                               "Restricted Cash" on the face of the Balance Sheet.
                                                               All of the Company's cash would be disclosed as
                                                               Restricted Cash under US GAAP as there are clearly
                                                               defined restrictions on the use of such cash.

DEFERRED TAX                                                   DEFERRED TAX

Deferred tax is recognised, without discounting, in            As provided by SFAS No. 109  "Accounting for Income
respect of all timing differences between the treatment        Taxes ", deferred tax liabilities and assets are
of certain items for taxation and accounting purposes          recognised in respect of all temporary differences. A
which have arisen but not reversed out by the balance          valuation allowance is raised against any deferred
sheet date, except as otherwise required by FRS 19.            tax asset where it is more likely than not that the
Deferred tax assets are only recognised when it is more        asset, or part thereof, will not be realised.
likely than not that the asset will be recoverable in the
foreseeable future out of suitable taxable profits from
which the timing differences and tax losses can be
deducted.


PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


(B)   UK TO US GAAP RECONCILIATION

      The following table summarises the adjustments to the profit attributable to ordinary shareholders and shareholders' funds that would result from the application of US GAAP instead of UK GAAP where applicable:

NET INCOME

                                                                                                2003             2002
                                                                                NOTE         (POUND)          (POUND)
                                                                               -----      ----------       ----------
Profit attributable to shareholder (UK GAAP) ............................                     47,962            8,230
Reversal of adjustment to loan loss reserve .............................       (ii)     (1,452,593)               --
Reversal of amortisation of premium on beneficial interest
in mortgage portfolio ...................................................       (ii)       5,526,383               --
Unrealised gain/(loss) on derivatives ...................................      (iii)      21,396,100     (23,393,629)
Deferred taxation on reconciling items at 19%, net of
valuation allowance .....................................................       (iv)       (394,490)               --
Total US adjustments (net) ..............................................                 25,075,400     (23,393,629)
                                                                                          ----------       ----------
Net income/(loss) attributable to shareholder (US GAAP) .................                 25,123,362     (23,385,399)
                                                                                     ===============   ==============


SHAREHOLDER'S FUNDS

                                                                                                2003             2002
                                                                                NOTE         (POUND)          (POUND)
                                                                               -----      ----------       ----------
Shareholder's funds (UK GAAP) ...........................................                     56,193            8,231
Adjustment to loan loss reserve .........................................       (ii)      22,152,999        8,009,803
Adjustment to premium on beneficial interest in mortgage
      portfolio .........................................................       (ii)     (18,079,209)      (8,009,803)
Unrealised loss on derivatives ..........................................      (iii)     (1,997,529)     (23,393,629)
Deferred tax, net of valuation allowance ................................       (iv)       (394,490)                --
Total US GAAP adjustment (net) ..........................................                  1,681,771     (23,393,629)
                                                                                          ----------       ----------
Shareholder's equity/(deficit) (US GAAP) ................................                  1,737,964     (23,385,398)
                                                                                          ==========       ==========


      The aggregate effect of the disclosed US GAAP adjustments (including those adjustments in respect of cash balances within the Trust) would result in a decrease in total assets and total liabilities (including shareholder's equity) of (pound)652,660,665 (2002: (pound)176,091,243) from those amounts stated under UK GAAP. Total assets and total liabilities (including shareholder's equity) on a US GAAP basis would be (pound)13,034,957,942 and ((pound)13,034,957,942)
respectively (2002: (pound)3,550,257,100 and ((pound)3,550,257,100)
REsPECTIvely).

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


(C)   CASH FLOW STATEMENT FOR THE YEAR ENDED 31 DECEMBER 2003
      Set out below for illustrative purposes, are summary cash flows under US
GAAP:

                                                                                                            2002
                                                                                         2003         (RESTATED)
                                                                                      (POUND)            (POUND)
                                                                            -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss) after tax................................................        25,123,362        (23,385,399)
Increase in other assets...................................................        (7,733,867)        (4,819,919)
Increase in accrued interest payable.......................................        30,303,680         10,852,372
Increase in other liabilities..............................................       600,191,824         28,143,914
                                                                            -----------------  -----------------
Adjustments to reconcile net profit to cash provided by operating
activities:................................................................       622,761,637         34,176,367
                                                                            -----------------  -----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................................       647,884,999         10,790,968
                                                                            -----------------  -----------------
NET CASH USED IN INVESTING ACTIVITIES......................................    (8,717,066,981)    (3,478,576,310)
NET CASH PROVIDED BY FINANCING ACTIVITIES..................................     8,805,033,024      3,558,039,842
                                                                            -----------------  -----------------
CHANGE IN CASH AND CASH EQUIVALENTS........................................       735,851,042         90,254,500
                                                                            -----------------  -----------------
Cash and cash equivalents at the beginning of period - restricted
cash.......................................................................        90,254,500                 --
                                                                            -----------------  -----------------
Cash and cash equivalents at the end of period - restricted cash...........       826,105,542         90,254,500
                                                                            -----------------  -----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for taxation...................................             1,594                 --
Cash paid during the period for interest...................................       298,109,364         83,559,585



(I) RESTATEMENT OF 2002 US GAAP CASH FLOW INFORMATION

      The directors have reconsidered the US GAAP treatment of cash balances presented under UK GAAP that represent the Company's beneficial interest in the Trust's guaranteed investment contracts. An amount of (pound)152,697,614 previously included in restricted CASH under US GAAP in respect of such balances, and a corresponding credit of (pound)152,697,614, have been removed from the Company's US GAAP balance sheet at 31 December 2002 as the directors no longer consider that these amounts qualify as assets or liabilities of the Company under US GAAP. This adjustment has no effect on previously reported net income or shareholder's equity under US GAAP but has the effect of reducing both previously reported US GAAP net cash provided by operating activities for the year ended 31 December 2002 and restricted cash and cash equivalents held at 31 December 2002 by (pound)152,697,614.

(II)  RECLASSIFICATIONS IN 2002 US GAAP INFORMATION

      The directors have reconsidered during the year the appropriate US GAAP accounting for the acquisitions of beneficial interests in the mortgage portfolio by the Company in accordance with SFAS 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". Previously these acquisitions were treated as a sale from Halifax plc's perspective and accordingly, the Company recognised the acquisitions of beneficial interests in the mortgage portfolio on its balance sheet at the 31 December 2002.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

      No premium is recognised on acquisition of the non-recourse loan under US GAAP. Accordingly, the UK to US GAAP reconciliation includes adjustments to the recognition of loan loss reserves and acquisition premiums to restate on a US GAAP basis.

      These reclassifications have no impact on previously reported net income or shareholder's equity under US GAAP.

(III) UNREALISED LOSS ON DERIVATIVES

      The income received by the Company on its non-recourse loan is based in part on the variable and fixed rates of interest charged by Halifax plc on the related portfolio of mortgages held in trust by Permanent Mortgages Trustee Limited. The Company has entered into interest rate swaps to convert this income into a LIBOR based cash flow to match the interest payable on the loan to Permanent Financing (No.1) PLC, Permanent Financing (No.2) PLC and Permanent Financing (No.3) PLC. These swaps are amortising swaps with a maximum life of 40 years, in line with the underlying mortgages.

(IV)  TAXATION

                                                                                            2003            2002
                                                                                          (POUND)        (POUND)
                                                                                   -------------   -------------
DEFERRED TAX ASSETS:
Relating to unrealised loss on derivatives........................................       379,531       4,678,726
Relating to loan loss reserves....................................................       275,992              --
Less: valuation allowance.........................................................             --      (4,678,726)
                                                                                   -------------   -------------
Deferred tax asset, net of valuation allowance....................................       655,523              --
                                                                                   =============   =============
DEFERRED TAX LIABILITIES:
Relating to the premium arising on the beneficial interest in the
mortgage portfolio................................................................    (1,050,013)             --
                                                                                   -------------   -------------
Deferred tax liability............................................................      (394,490)             --
                                                                                   -------------   -------------
Net deferred tax (liability)/asset................................................      (394,490)             --
                                                                                   =============   =============


      The deferred tax liability in 2003 arises due to differences between the US GAAP carrying value and UK tax basis of derivatives, loan loss reserves and the premium arising on acquisition of the beneficial interest in the mortgage portfolio. The deferred tax liability is recognised at a rate of 19%, being the UK small companies corporation tax rate. The directors consider that the reversal of these timing differences will result in a net tax liability, which will crystallise at the UK small companies corporation tax rate. The directors also consider that the majority of these timing differences will not reverse within the next 12 months and, as such, do not consider the deferred tax liability as being a current liability.

      The deferred tax asset in 2002 represents the deferred tax effect of the recognition of the loss on the swap in the US GAAP income statement. A full valuation allowance was reflected against this deferred tax asset based on the director's assessment that it is more likely than not that the deferred tax asset would not be recoverable through the future earnings of the Company.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


(V)   SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

      Credit risk exists in relation to a number of counter parties of the Company, whereby economic or other conditions may lead these counterparties to default on accounts owed to the Company or breach existing contractual relationships.

      Key concentrations of credit risk to the company are in respect of the beneficial interest in the mortgage portfolio (treated as a non-recourse loan to Halifax plc under US GAAP) and, more generally, to HBOS plc (the parent of Halifax plc) in its role as the mortgage loan administrator, cash manager (including the provision of guaranteed investment contracts to the Company and the Trust) and interest rate swap provider.

      The mortgage loans in the Trust are secured on residential properties in the UK and have a weighted average loan-to-value ratio of 67% (2002: 69%). For the purposes of determining the UK GAAP provisions for bad and doubtful debts each individual mortgage loan in the Trust is considered for impairment, whereas for US GAAP purposes the mortgage loans are considered in the aggregate in determining whether the loan to Halifax plc is impaired. The directors consider that the Company's share of mortgage loans in the Trust will be sufficient to recover the full amount of this loan.

      To the extent that these mortgage loans do not provide sufficient funds to recover the Company's investment in the mortgage portfolio, the Company has no claim on the assets of Halifax plc. The Company's maximum gross exposure to credit loss is therefore equal to the fair value of its investment in the mortgage portfolio (subject to mitigation resulting from reduction in or elimination of any obligation to pay deferred consideration to Halifax plc).

      In respect of other amounts owed by Halifax plc, the directors consider that, as Halifax plc is a registered UK Bank (and accordingly subject to supervision by the Financial Services Authority), the risk of default is minimal. The interest rate swaps have been provided on the basis of an International Swap Dealers Association agreement and, as a result, the Company is allowed, in the event of default, to close out and offset its rights and obligations under each swap. Under the agreement, Halifax plc is not required to post collateral when a positive fair value arises on the swap agreement. The Company's maximum gross exposure to credit loss is therefore equal to the fair value of all amounts due from Halifax plc (including swaps with a positive fair value but subject to mitigation resulting from the Company's ability to offset the fair value of swaps with a negative fair value in the event of default).

 (VI) FASB INTERPRETATION NO. 46R "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51"


      This interpretation ("FIN 46R") replaces a preceding interpretation No. 46 with the same title and clarifies the application of Accounting Research Bulletin No. 51 "Consolidated Financial Statements" to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support. Such entities, as further defined in this interpretation, are referred to as variable interest entities.

      Under the interpretation, an enterprise is required to consolidate a variable interest entity if it has a variable interest that will absorb the majority of an entity's expected losses or expected residual returns ("the primary beneficiary"). This revised interpretation will require the Company to apply the consolidation provisions therein to any special purpose entity for which it is determined to be the primary beneficiary.

      At 31 December 2003 the Company has identified that the Trust and the Financing Companies meet the definition of FIN 46R as variable interest entities. The Company's involvement with the Trust and the Financing Companies is described in Note 1 and, after consideration of the involvement with these entities, the Company does not believe it is probable that it will meet the definition of a primary beneficiary for these entities.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


(VII) LONG TERM DEBT

      The Company's obligations under the intercompany loan agreements (the "term advances") with the Financing Companies are secured under a deed of charge by the Company's beneficial interest in the mortgage portfolio (treated as a non-recourse loan to Halifax plc under US GAAP) held in Trust.

      The Company's ability to pay interest and principal under each intercompany loan is dependent upon the Company receiving from the Trust payment of interest and principal under the beneficial interest in the mortgage portfolio.

      The term advances are payable in no order of priority between the Financing Companies but in proportion to the respective amounts due. Payments on the term advances are governed by a detailed priority of payments as set out in the transaction agreements. Payment of interest and principal due and payable is paid-down first, on the term AAA advances; second, on the term AA advances; and third, on the term BBB advances.

      Neither the Company nor the Trust has the ability to sell or pledge the assets securing the term advances except under the conditions set out in the legal documentation surrounding the securitisation transactions.

(A) TERM ADVANCES MADE BY PERMANENT FINANCING (NO. 1) PLC

                                                               MARGIN OVER           31 DECEMBER           31 DECEMBER
                                                                     LIBOR                  2003                  2002
                                                        ------------------    ------------------    ------------------
Series 1 Term AAA Advance due June 2003.................          -0.04030%                   --    (pound)509,614,731
Series 1 Term AA Advance due June 2042..................           0.28760%                   --     (pound)17,666,644
Series 1 Term BBB Advance due June 2042.................           1.13060%                   --     (pound)17,666,644
Series 2 Term AAA Advance due June 2007.................           0.16834%   (pound)509,614,731    (pound)509,614,731
Series 2 Term AA Advance due June 2042..................           0.29420%    (pound)17,666,644     (pound)17,666,644
Series 2 Term BBB Advance due June 2042.................           1.26850%    (pound)17,666,644     (pound)17,666,644
Series 3 Term AAA Advance due December 2007.............           0.12810%   (pound)748,299,320    (pound)748,299,320
Series 3 Term AA Advance due June 2042..................           0.33100%    (pound)26,190,476     (pound)26,190,476
Series 3 Term BBB Advance due June 2042.................           1.27940%    (pound)26,190,476     (pound)26,190,476
Series 4A1 Term AAA Advance due June 2009...............           0.22000%   (pound)484,000,000    (pound)484,000,000
Series 4A2 Term AAA Advance due June 2042...............           0.18000% (pound)1,000,000,000  (pound)1,000,000,000
Series 4 Term AA Advance due June 2042..................           0.30000%    (pound)52,000,000     (pound)52,000,000
Series 4 Term BBB Advance due June 2042.................           1.20000%    (pound)52,000,000     (pound)52,000,000
                                                                             ------------------     ------------------
Total...................................................                   (pound)2,933,628,291   (pound)3,478,576,310
                                                                             ==================     ==================



      The term advances are subject to variable rates of interest. Interest is payable on the term advances based on sterling 3 month LIBOR. At the balance sheet date, the rate in force was 4.0125% for sterling 3 month LIBOR. The next reprice date after the balance sheet date is 10 March 2004.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

(B) TERM ADVANCES MADE BY PERMANENT FINANCING (NO. 2) PLC

                                                               MARGIN OVER            31 DECEMBER        31 DECEMBER
                                                                     LIBOR                   2003               2002
                                                        ------------------      -----------------  -----------------
Series 1 Term AAA Advance due March 2004................         -0.04930%     (pound)633,312,000                 --
Series 1 Term AA Advance due June 2042..................          0.25050%      (pound)21,533,000                 --
Series 1 Term BBB Advance due June 2042.................          1.36080%      (pound)21,533,000                 --
Series 2 Term AAA Advance due September 2007                      0.15830%   (pound)1,108,016,000                 --
Series 2 Term AA Advance due June 2042..................          0.35660%      (pound)38,622,000                 --
Series 2 Term BBB Advance due June 2042.................          1.55060%      (pound)38,622,000                 --
Series 3 Term AAA Advance due December 2032.............          0.23310%     (pound)854,375,000                 --
Series 3 Term AA Advance due June 2042..................          0.44595%      (pound)29,732,000                 --
Series 3 Term BBB Advance due June 2042.................          1.55880%      (pound)29,732,000                 --
Series 4 Term AAA Advance due December 2009.............          0.22360%   (pound)1,107,250,000                 --
Series 4 Term AA Advance due June 2042..................          0.48380%      (pound)38,644,000                 --
Series 4 Term BBB Advance due June 2042.................          1.53690%      (pound)38,644,000                 --
Series 5 Term AAA Advance due June 2009.................          0.25000%     (pound)750,000,000                 --
Series 5 Term AA Advance due June 2042..................          0.45000%      (pound)26,000,000                 --
Series 5 Term BBB Advance due June 2042.................          1.45000%      (pound)26,000,000                 --
                                                                                -----------------  -----------------
Total...................................................                     (pound)4,762,015,000                 --
                                                                                =================  =================


      The term advances are subject to variable rates of interest. Interest is payable on the term advances based on sterling 3 month LIBOR. At the balance sheet date, the rate in force was 4.0125% for sterling 3 month LIBOR. The next reprice date after the balance sheet date is 10 March 2004.

(C) TERM ADVANCES MADE BY PERMANENT FINANCING (NO.3) PLC

                                                                  MARGIN OVER               31 DECEMBER    31 DECEMBER
                                                                        LIBOR                      2003           2002
                                                               --------------        ------------------  -------------
Series 1 Term AAA Advance due December 2004.....................    -0.41000%        (pound)658,500,000             --
Series 1 Term AA Advance due June 2042..........................     0.20700%         (pound)22,900,000             --
Series 1 Term BBB Advance due June 2042.........................     1.09000%         (pound)22,900,000             --
Series 2 Term AAA Advance due September 2010....................     1.28000%      (pound)1,018,000,000             --
Series 2 Term AA Advance due June 2042..........................     0.28500%         (pound)35,400,000             --
Series 2 Term BBB Advance due June 2042.........................     1.21500%         (pound)35,400,000             --
Series 3 Term AAA Advance due September 2033....................     0.20613%        (pound)898,250,000             --
Series 3 Term AA Advance due June 2042..........................     0.41184%         (pound)31,200,000             --
Series 3 Term BBB Advance due June 2042.........................     1.27224%         (pound)31,200,000             --
Series 4A1 Term AAA Advance due September 2033..................     0.21200%        (pound)482,750,000             --
Series 4A2 Term AAA Advance due September 2033..................     0.19000%        (pound)750,000,000             --
Series 4 Term AA Advance due June 2042..........................     0.43450%         (pound)42,850,000             --
Series 4 Term BBB Advance due June 2042.........................     1.30400%         (pound)42,850,000             --
Series 5 Term AAA Advance due June 2042.........................     0.21700%        (pound)400,000,000             --
Series 5 Term AA Advance due June 2042..........................     0.51022%         (pound)13,900,000             --
Series 5 Term BBB Advance due June 2042.........................     1.35876%         (pound)13,900,000             --
                                                                                     ------------------  -------------
Total...........................................................                   (pound)4,500,000,000             --
                                                                                     ==================  =============

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003

      The term advances are subject to variable rates of interest. Interest is payable on the notes based on sterling 3 month LIBOR. At the balance sheet date, the rate in force was 4.01634% for sterling 3 month LIBOR. This 3 month rate has been interpolated from the closing date on 25 November 2003 for the quarter ending 9 March 2004. The next reprice date after the balance sheet date is 10 March 2004.

      YEARS TO MATURITY FROM 31 DECEMBER 2003
                                                                                                          (POUND)
                                                                                               ------------------
Less than 1 year...............................................................................     1,291,812,000
>1 less than 2 years...........................................................................                --
>2 less than 3 years...........................................................................                --
>3 less than 4 years...........................................................................                --
>4 less than 5 years...........................................................................     2,365,930,051
6 to 10 years..................................................................................     3,359,250,000
11 to 15 years.................................................................................                --
16 to 20 years.................................................................................                --
21 to 25 years.................................................................................                --
26 to 30 years.................................................................................     2,985,375,000
31 to 35 years.................................................................................                --
36 to 40 years.................................................................................     2,193,276,240
                                                                                               ------------------
                                                                                                   12,195,643,291
                                                                                               ==================


      The table above is based on the stated, fixed maturities. However, it is envisaged that the term advances will be repaid prior to these dates since earlier repayment is required to the extent that the underlying mortgages are prepaid.

(VIII) FAIR VALUES OF FINANCIAL INSTRUMENTS

      The disclosures in the table below are in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments".

      Fair values have been estimated using quoted market prices where applicable. For most of the Company's assets and liabilities ready markets do not exist and hence, quoted market prices are not available, appropriate techniques are therefore used to estimate fair values that take into account the characteristics of the instruments, including the expected future cashflows, market interest rates and prices available for similar instruments. The fair value of other assets and liabilities approximate to cost given their relatively short maturity.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE FINANCIAL STATEMENTS - (continued)
FOR THE YEAR ENDED 31 DECEMBER 2003


                                                             31 DECEMBER          31 DECEMBER        31 DECEMBER
                                                                    2003                 2003               2003
                                                          CARRYING VALUE           FAIR VALUE         DIFFERENCE
                                                      ------------------   ------------------  -----------------
                                                                 (POUND)              (POUND)            (POUND)
NON-TRADING ASSETS
Cash and cash equivalents                                  1,483,495,320        1,483,495,320                 --
Beneficial interest in mortgage portfolio                 12,191,569,501       12,197,640,820          6,071,319
Other assets                                                       8,429                8,429                 --
NON-TRADING LIABILITIES
Intercompany loans                                       (12,363,072,866)     (12,363,072,866)                --
Deferred consideration                                       (51,022,734)         (55,096,524)        (4,073,790)
Other liabilities                                         (1,272,555,414)      (1,272,555,414)                --
DERIVATIVES                                                     (911,400)          (2,908,929)        (1,997,529)
                                                      ==================   ==================  =================

                                                             31 DECEMBER          31 DECEMBER        31 DECEMBER
                                                                    2002                 2002               2002
                                                          CARRYING VALUE           FAIR VALUE         DIFFERENCE
                                                      ------------------   ------------------  -----------------
                                                                 (POUND)              (POUND)            (POUND)
NON-TRADING ASSETS
Cash and cash equivalents                                    242,952,114          242,952,114                 --
Beneficial interest in mortgage portfolio                  3,478,576,310        3,500,051,170         21,474,860
Other assets                                                   4,819,919            4,819,919                 --
NON-TRADING LIABILITIES
Intercompany loans                                        (3,558,039,842)      (3,558,039,842)                --
Deferred consideration                                        (4,465,515)          (4,465,515)                --
Other liabilities                                           (166,381,501)        (166,381,501)                --
DERIVATIVES                                                   (1,918,769)         (23,393,629)       (21,474,860)
                                                      ==================   ==================  =================



      At 31 December 2003, the fair value of the swaps not recognised under UK GAAP was calculated by discounting the expected future cash flows and was estimated to be (pound)1,997,500 (2002: ((pound)23,393,629)). The total nominal value of the swaps was (pound)12,195.6M.

      The Company had no trading assets or liabilities at 31 December 2003 or at 31 December 2002.

20.   SUBSEQUENT EVENT (UNAUDITED)

      On 12th March, 2004 the company increased its beneficial interests in the mortgage portfolio by (pound)6,122,000,000 and recogniSED A corresponding increase in loans to group undertakings for the same amount as a result of an additional investment in the mortgage portfolio held in trust by Permanent Mortgages Trustee Limited.

      On 22 July 2004, the Company increased its beneficial interests in the mortgage portfolio by (pound)3,956,000,000 and recognised A corresponding increase in loans to group undertakings for the same amount as a result of an additional investment in the mortgage portfolio held in trust by Permanent Mortgages Trustee Limited.

                                   APPENDIX E

UNAUDITED FINANCIAL STATEMENTS OF PERMANENT FUNDING (NO. 1) LIMITED AND NOTES THERETO

PERMANENT FUNDING (NO. 1) LIMITED
UNAUDITED PROFIT AND LOSS ACCOUNT
FOR THE 6 MONTHS TO 30 JUNE 2004

                                                                                           6 MONTHS          6 MONTHS
                                                                                                 TO                TO
                                                                                            30 JUNE           30 JUNE
                                                                                               2004              2003
                                                                          NOTE              (POUND)           (POUND)
                                                                       -------   -----------------   ---------------
Interest receivable and similar income.......................                3          401,118,454       186,529,306
Interest payable and similar charges.........................                4        (349,276,185)     (149,154,855)
NET INTEREST INCOME..........................................                            51,842,269        37,374,451
Operating expenses...........................................                          (51,776,394)      (37,355,798)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION................                5               65,875            18,653
Tax on profit on ordinary activities.........................                6             (12,516)           (3,544)
                                                                                  -----------------   ---------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION.................            7, 15               53,359            15,109
                                                                                  =================   ===============


      A statement of the movement on reserves is shown in note 7 to the financial statements.

      The Company had no recognised gains or losses in the period other than the profit for the financial period shown above.

      The profit shown above is derived from continuing operations. Notes 1 to 20 form part of these financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
UNAUDITED BALANCE SHEET

AS AT 30 JUNE 2004

                                                                                         30 JUNE          31 DECEMBER
                                                                                            2004                 2003
                                                                      NOTE               (POUND)              (POUND)
                                                                    ------      ----------------   ------------------
CURRENT ASSETS
Debtors - amounts falling due within one year.................           9         1,483,886,843        1,303,935,007
Cash at bank and in hand......................................          11         1,616,513,281        1,483,495,320
                                                                                ----------------   ------------------
                                                                                   3,100,400,124        2,787,430,327

CREDITORS: amounts falling due within one year................          12       (2,771,050,946)      (2,565,279,548)
                                                                                ----------------   ------------------
NET CURRENT ASSETS............................................                       329,349,178          222,150,779
DEBTORS: amounts falling due after more than one year                   10        16,172,750,532       10,900,188,280
CREDITORS: amounts falling due after more than  one year......          13      (16,501,990,158)     (11,122,282,866)
                                                                                ----------------   ------------------
NET ASSETS....................................................                           109,552               56,193
CAPITAL AND RESERVES
Called up share capital.......................................          14                     1                    1
Profit and loss account.......................................           7               109,551               56,192
                                                                                ----------------   ------------------
EQUITY SHAREHOLDERS' FUNDS....................................          15               109,552               56,193
                                                                                ================   ==================


      Notes 1 to 20 form part of these financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
UNAUDITED CASH FLOW STATEMENT
FOR 6 MONTHS ENDED 30 JUNE 2004

                                                                                     6 MONTHS TO          6 MONTHS TO
                                                                                    30 JUNE 2004         30 JUNE 2003
                                                                      NOTE               (POUND)              (POUND)
                                                                                ----------------   ------------------
NET CASH INFLOW FROM OPERATING  ACTIVITIES...................           16             6,573,597           90,923,416
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE..............
Interest received on mortgage portfolio......................                        379,854,598          173,329,871
Bank interest received.......................................                         20,926,736           12,108,548
Swap and loan interest paid..................................                      (340,992,083)        (138,420,279)
                                                                                ----------------   ------------------
                                                                                      59,789,251           47,018,140
                                                                                ================   ==================
TAXATION
UK corporation tax paid......................................                                 --                   --
                                                                                ================   ==================
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of beneficial interest in mortgage portfolio held on
     trust...................................................                     (6,122,075,000)      (4,762,015,000)
Redemptions..................................................                        676,378,000          509,614,731
                                                                                ----------------   ------------------
                                                                                  (5,445,697,000)      (4,252,400,269)
                                                                               =================      ===============
FINANCING
Intercompany loan............................................                      5,445,697,000        4,252,400,269
Start-up loan................................................                         66,655,113           55,298,321
                                                                                ----------------   ------------------
                                                                                   5,512,352,113        4,307,698,590
                                                                               =================      ===============
INCREASE IN CASH IN THE PERIOD...............................                        133,017,961          193,239,877
                                                                               =================      ===============


      Notes 1 to 20 form part of these financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE 6 MONTHS ENDED 30 JUNE 2004

1.   GENERAL INFORMATION

      Permanent Funding (No.1) Limited (the "COMPANY ") was incorporated in England and Wales on 9th August, 2001 as Alnery No.2225 Limited. The Company's name was changed to Permanent Funding (No.1) Limited on 21 March 2002 and commenced operations on 14 June 2002.

      Permanent Funding (No.1) Limited is a wholly owned subsidiary of Permanent Holdings Limited, a company registered in England and Wales. The statutory financial statements of Permanent Funding (No.1) Limited, prepared in accordance with UK generally accepted accounting principles, have been included in the consolidated accounts of Permanent Holdings Limited as at 31 December 2003. There have been no consolidated accounts produced for Permanent Holdings Limited covering the period from 1 January 2004 to 30 June 2004.

      The principal activity of the Company is to acquire and hold beneficial interests in a mortgage portfolio and enter into all financial arrangements in that connection. No further changes in activity are envisaged.

      The Company invests in beneficial interests in the assets of Permanent Mortgages Trustee Limited ("the Trust"), these assets comprise mortgage loans secured on residential property in England, Wales and Scotland originated by Halifax plc. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

      The Company funds purchases of beneficial interests, in part through direct borrowing from Halifax plc, but primarily through the issuance of loans through special purpose companies (established to issue loan notes to investors) collateralised by the Company's beneficial interest in the mortgages held in trust.

      During the six month period ended 30 June 2004 the Company purchased further beneficial interests in the assets of the Trust, which amounted to (pound)6.1 billion on 12 March 2004. This purchase was financed by loans from Permanent Financing (No. 4) PLC. Permanent Financing (No 4) PLC is a wholly owned subsidiary of Permanent Holdings Limited.

THE TRUST

      The Trust is a special purpose company, whose purpose is to hold the trust property. The Trust holds the trust property on trust for the benefit of Halifax plc and the Company pursuant to the mortgages trust deed initially entered into on 13 June 2002.

      The trust property includes the portfolio, which consists of the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security.

      On 14 June 2002 Halifax plc assigned the initial loans and, on several subsequent dates (including 6 March 2003, 25 November 2003 and 12 March 2004), Halifax plc has sold further loans, in each case together with their related security, to the Trust pursuant to a mortgage sale agreement. Halifax plc sold portions of its share in the trust property to the Company pursuant to the terms of the mortgages trust deed so that the Company's portion of the trust property was of sufficient size for the purposes of securitisation transactions.

      As at 30 June 2004 the Trust portfolio amounted to (pound)24,539,684,260 (of which the Company's interest amounted to (pound)17,641,340,291). Halifax plc and the Company each has a joint and undivided interest in the trust property but their entitlemenT TO the proceeds from the trust property is in proportion to their respective shares of the trust property.

      The Trust allocates interest on the loans to the Company based on the share that the Company has in the trust property expressed as a percentage (or if less, the amount that the Company needs to meet its obligations to pay interest on the intercompany loans and other amounts on the date of distribution). The Trust distributes the rest of the interest on the loans to Halifax plc. The Trust distributes losses on the loans to Halifax plc and the Company in accordance with the share that each of them has in the trust property, expressed as a percentage.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS - (continued)
FOR THE 6 MONTHS ENDED 30 JUNE 2004

      At 30 June 2004 the Company held an entitlement to a share amounting to 71.9% of the loans in the Trust, (31 December 2003: 69.4%), with the remaining entitlement of the loans in Trust due to Halifax plc.

      The entire issued share capital of the Trust is held beneficially on trust by SFM Offshore Limited, a corporate services provider not affiliated with Halifax plc, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by the Trust, after payment of the costs and expenses of the Trust, will be paid for the benefit of charities and charitable purposes selected at the discretion of SFM Offshore Limited. The payments on the issuer notes will not be affected by this arrangement.

      The Trust has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation, the settlement of the trust property on the Trust, acting as trustee of the Trust, the authorisation of transaction documents surrounding the securitisation to which it is or will be a party, obtaining a standard licence under the Consumer Credit Act 1974, filing a notification under the Data Protection Act 1998 and other matters which are incidental or ancillary to the foregoing.

      The Trust has no employees and no subsidiaries.

      Neither Halifax plc nor the noteholders have any direct interest in the underlying mortgages of the Trust, although Halifax plc has a shared security interest under the deed of charge in the Company's share of the trust property.

ISSUER INTERCOMPANY LOAN AGREEMENTS

      Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No.4) PLC (together, the "Financing Companies ") sold issuer notes to investors and then lent the proceeds to the Company under the issuer intercompany loan agreements.

      The Company uses a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the Financing companies under the issuer intercompany loan agreements. The Company's obligations to the Financing Companies under the issuer intercompany loan agreements are secured under a deed of charge by the Company's share of the trust property.

      If the Company has any excess income remaining after paying all amounts that it is required to pay under the terms of the transaction, then, subject to applicable rules, that extra income will be allocated and distributed to Halifax plc by the Trust.

 2.   ACCOUNTING POLICIES

      The following accounting policies have been applied consistently in dealing with items that are considered material in relation to the Company's financial statements.

BASIS OF PREPARATION

      These are not the Company's statutory financial statements. The statutory financial statements of Permanent Funding (No.1) Limited, prepared in accordance with UK generally accepted accounting principles, at 31 December 2003 are included in the consolidated accounts of Permanent Holdings Limited as at 31 December 2003. The Company's statutory financial statements contained an unqualified audit report and have been delivered to the registrar.

      These non-statutory financial statements have been prepared in accordance with applicable accounting standards generally accepted in the United Kingdom ("UK GAAP"), and have been drawn up under the historical cost convention and on a going concern basis. These principles differ in certain respects from generally accepted accounting principles in the United States ("US GAAP").

      Application of US GAAP would have affected net income and shareholder's funds as detailed in note 20 to the financial statements.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS - (continued)
FOR THE 6 MONTHS ENDED 30 JUNE 2004

      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingencies at the balance sheet date and the reported amounts of revenues and expenses in the reporting period. Actual results may differ from the estimates used in the financial statements.

BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO

      The beneficial interest in the mortgage portfolio is recorded at book value net of provision for bad and doubtful debts.

      These financial statements are prepared on the basis that the Company has a beneficial interest in the mortgages held by the Trust. The financial statements reflect the fact that the Company has credit exposure to any losses incurred on these loans and that there is no recourse to Halifax plc in the event of losses being realised.

      Interest receivable is calculated on an accruals basis on the contractual interest payment terms of mortgage loans comprising the beneficial interest.

      Where cash has been accumulated by the Company to fund the future repayment of the intercompany loans, the Company's share of the interest arising on the mortgage portfolio is adjusted.

MORTGAGE LOAN PREMIUM

      A loan premium has been recognised for the difference between the book value of the beneficial interest in the mortgage portfolio and its fair value at the date of acquisition. This premium is charged to the profit and loss account over the estimated average life of the underlying mortgages in the Trust.

PROVISION FOR BAD AND DOUBTFUL DEBTS

      Provisions are made to reduce the carrying value of the beneficial interest in the mortgage portfolio to reflect the amount of the underlying mortgage loans and advances, within the Trust, likely to be recoverable. Specific provision is made where the property is in possession or where the account is in arrears and it is considered likely that the property will be taken into possession. A general provision, to cover advances that are latently bad or doubtful, but not yet identified as such, is also maintained.

DEFERRED CONSIDERATION

      Under the terms of the securitisation the Company retains the right to a maximum of 0.01% of available revenue receipts from the beneficial interest in the mortgage portfolio. Available revenue receipts are defined by the securitisation agreements and include mortgage interest received, interest received on the bank accounts and the amounts standing to the credit of the reserve ledger. Profits in excess of 0.01% accrue to Halifax plc, the originator of the underlying mortgages. Accordingly, a creditor ("deferred consideration") for amounts payable to Halifax plc has been recognised. The payments of deferred consideration are strictly governed by the priority of payments, which sets out how cash can be utilised.

DEFERRED EXPENDITURE

      Issue costs in respect of the loan finance have been deferred and are being charged to the profit and loss account over a five-year period, being the estimated average life of the underlying loan notes.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS - (continued)
FOR THE 6 MONTHS ENDED 30 JUNE 2004


FINANCIAL INSTRUMENTS

      The Company's financial instruments, other than derivatives, comprise borrowings, cash and liquid resources, and various items, such as debtors and creditors, that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company's operations.

      The Company also enters into derivative transactions (principally interest rate swaps). The purpose of such transactions is to manage the interest rate risks arising from the Company's operations and its sources of finance.

      It is, and has been throughout the year under review, the Company's policy that no trading in financial instruments shall be undertaken.

      Interest rate risk associated with the portfolio is managed by means of an interest rate swap with Halifax plc, which requires the Company to pay the effective yield on the mortgage portfolio and receive payments based on a rate linked to the three-month sterling LIBOR.

DERIVATIVES

      Transactions are undertaken in derivative financial instruments ("derivatives"), which include interest rate swaps. Derivatives are entered into for the purpose of reducing risk from potential movements in interest rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

      A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

      The benefit of interest rate swaps which are used to hedge on balance sheet assets and liabilities are included in interest receivable and similar income.

VALUE ADDED TAX

      Value added tax is not recoverable by the Company and is included with its related cost.

TAXATION

      The charge for taxation takes into account all timing differences in the accounting and taxation treatment of certain items.

DEFERRED TAXATION

      Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed out by the balance sheet date, except as otherwise required by FRS 19. Deferred tax assets are only recognised when it is more likely than not that the asset will be recoverable in the foreseeable future out of suitable taxable profits from which the timing differences and tax losses can be deducted.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS - (continued)
FOR THE 6 MONTHS ENDED 30 JUNE 2004


3.    INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                     6 MONTHS TO          6 MONTHS TO
                                                                                         30 JUNE              30 JUNE
                                                                                            2004                 2003
                                                                                         (POUND)              (POUND)
                                                                                  --------------       --------------
Income from beneficial interest in mortgage portfolio....................            379,854,598          173,329,871
Bank interest............................................................             20,926,736           13,199,435
Swap interest............................................................                337,120                   --
                                                                                  --------------       --------------
                                                                                     401,118,454          186,529,306
                                                                                  ==============       ==============

4.       INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                     6 MONTHS TO          6 MONTHS TO
                                                                                         30 JUNE              30 JUNE
                                                                                            2004                 2003
                                                                                         (POUND)              (POUND)
                                                                                  --------------       --------------
Interest on loans from Group undertaking.................................            344,702,027          126,476,185
Swap interest............................................................                     --           20,504,541
Start-up loan interest...................................................              4,574,158            2,174,129
                                                                                  --------------       --------------
                                                                                     349,276,185          149,154,855
                                                                                  ==============       ==============

5.       PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                     6 MONTHS TO          6 MONTHS TO
                                                                                         30 JUNE              30 JUNE
                                                                                            2004                 2003
                                                                                         (POUND)              (POUND)
                                                                                  --------------       --------------
Profit on ordinary activities before taxation is stated after charging:
Auditors' remuneration including expenses for audit work................                  43,838               21,006
Deferred consideration..................................................              37,901,445           33,924,899
Amortisation of loan premium............................................               4,362,704                   --
                                                                                  ==============       ==============


      Auditors' remuneration for non audit work of (pound)389,377 (6 months to June 2003: (pound)260,451) is included in the deferred costS. These costs are being charged to the profit and loss account over a five-year period, being the estimated average life of the underlying loan notes.

PERMANENT FUNDING (NO. 1) LIMITED
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS - (continued)
FOR THE 6 MONTHS ENDED 30 JUNE 2004

6.    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                                   6 MONTHS TO       6 MONTHS TO
                                                                                  30 JUNE 2004         JUNE 2003
                                                                                       (POUND)           (POUND)
                                                                              ----------------  ----------------
THE MOVEMENT ON DEFERRED TAX WAS AS FOLLOWS:
Balance brought forward......................................................               --                --
                                                                              ----------------  ----------------
Current year charge..........................................................               --                --
Balance carried forward......................................................               --                --
                                                                              ================  ================
DEFERRED TAXATION COMPRISES
General provisions                                                                          --                --
                                                                              ----------------  ----------------
TAX ON PROFIT ON ORDINARY ACTIVITIES
The charge for the period based on a corporation tax rate of 19% comprises:
UK corporation tax...........................................................           12,516             3,544
Prior year corporation tax...................................................                --                 --
                                                                              ----------------  ----------------
                                                                                        12,516             3,544
                                                                              ================  ================
FACTORS AFFECTING THE CURRENT TAX CHARGE FOR THE YEAR:
The tax assessed for the period is lower than the standard rate of corporation tax in the UK of 30%
The differences are explained below
Profit on ordinary activities before taxation................................           65,875            18,653
                                                                              ----------------  ----------------
Profit on ordinary activities multiplied by the standard rate of corporation
     tax in the UK...........................................................           19,762             5,596
                                                                              ----------------  ---------------
EFFECTS OF:
Small companies rate.........................................................           (7,246)           (2,052)
Adjustments to tax in respect of previous periods............................                --                 --
                                                                              ----------------  ----------------
                                                                                        12,516             3,544
                                                                              ================  ================

 7.   PROFIT AND LOSS ACCOUNT

                                                                                   6 MONTHS TO        YEAR ENDED
                                                                                       30 JUNE       31 DECEMBER
                                                                                          2004              2003
                                                                                       (POUND)           (POUND)
                                                                              ----------------  ----------------
At 1 January.................................................................           56,192             8,230
Transfer to reserves.........................................................           53,359            47,962
                                                                              ----------------  ----------------
At 30 June/ 31 December......................................................          109,551            56,192
                                                                              ================  ================

8     BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO


                                                           MORTGAGE LOSS
                                            MORTGAGES          PROVISION             PREMIUM               TOTAL
                                              (POUND)            (POUND)             (POUND)             (POUND)
                                   ------------------  -----------------   -----------------  ------------------
At 1 January 2004................       12,195,643,21        (22,152,999)         18,079,209      12,191,569,501
Acquisitions.....................       6,122,075,000        (10,900,560)         10,900,560       6,122,075,000
Redemptions......................        (676,378,000)         1,228,619          (1,228,619)       (676,378,000)
Amortisation.....................                  --                 --          (3,134,085)         (3,134,085)
Provision release................                  --            413,940                  --             413,940
                                   ------------------  -----------------   -----------------  ------------------
At 30 June 2004..................      17,641,340,291        (31,411,000)         24,617,065      17,634,546,356
                                   ==================  =================   =================  ==================



      The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Permanent Mortgages Trustee Limited (the Trust). The mortgage loans are secured on residential property in England, Wales and Scotland.

      The beneficial interests acquired by Permanent Funding (No.1) Limited on 12 March 2004 amounted to (pound)6,122,075,000 (6 March 2003 and 25 November 2003 (pound)4,762,015,000 and (pound)4,500,000,000 respectively). Permanent
Funding (No.1) Limited is a wholly-owned subsidiary of Permanent Holdings Limited, the parent company of Permanent Financing (No.1) PLC, Permanent Financing (No.2) PLC, Permanent Financing (No.3) PLC, and Permanent Financing (No.4) PLC.

      Redemptions relate to a reduction in the beneficial interest in the mortgage portfolio resulting from repayment of amounts from the Trust.

      Mortgages in the pool have to fulfil certain criteria. If they fail to do so they are removed from the pool and the pool is replenished. When the mortgage pool was created there were no accounts in arrears and therefore no specific loss provision was required. There were no specific provisions held at 30 June 2004. A general provision, to cover advances that are latently bad or doubtful, but not yet identified as such was allocated to the pool. A premium was also paid for the mortgages in a like amount.

9.    DEBTORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                      30 JUNE           31 DECEMBER
                                                                                         2004                  2003
                                                                                      (POUND)               (POUND)

                                                                          -------------------  --------------------
Beneficial interest in mortgage portfolio (note 8).....................         1,461,795,824         1,291,381,221
Amount owed from Group undertaking.....................................                     1                     1
Deferred expenditure...................................................            20,063,725            12,545,356
Swap Interest receivable...............................................             2,018,865                    --
Other debtors..........................................................                 8,428                 8,429
                                                                          -------------------  --------------------
                                                                                1,483,886,843         1,303,935,007
                                                                          ===================  ====================


      Deferred expenditure includes (pound)5,842,110 relating to underwriting expenses paid during the period (31 December 2003: (pound)7,680,920).

10.   DEBTORS - AMOUNTS FALLING DUE AFTER ONE YEAR

                                                                                       30 JUNE          31 DECEMBER
                                                                                          2004                 2003
                                                                                       (POUND)              (POUND)
                                                                            ------------------  -------------------
Beneficial interest in mortgage portfolio (note 8).......................       16,172,750,532       10,900,188,280
                                                                            ==================  ===================


11.   CASH AT BANK AND IN HAND

      The Company holds deposits at banks that pay interest based on LIBOR.

      The deposit account held by Permanent Funding (No.1) Limited is placed with the provider of a guaranteed investment contract. Withdrawals from this account are restricted by detailed priority of payments set out in the transaction agreements. The Company earns a variable rate of interest of 0.25 percent per annum below LIBOR for three-month sterling deposits, which is recorded as interest income in the profit and loss account. In addition the Company has included its share of the cash balances within the Trust's guaranteed investment contract in cash at bank and hand, reflecting the Company's beneficial interest in this contract.

12.   CREDITORS AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                       30 JUNE          31 DECEMBER
                                                                                          2004                 2003
                                                                                       (POUND)              (POUND)
                                                                            ------------------  -------------------
Interest payable to Group undertaking....................................           50,519,801           39,761,600
Swap interest payable....................................................                   --              911,400
Interest payable on start-up loans.......................................              602,097              483,052
Fees payable to Halifax plc..............................................            1,533,105              343,714
Amount owed to Trust.....................................................        1,255,970,974        1,231,885,583
Loans from Group undertakings............................................        1,462,359,000        1,291,812,734
Accruals.................................................................               41,904               69,916
Taxation.................................................................               24,065               11,549
                                                                            ------------------  -------------------
                                                                                 2,771,050,946        2,565,279,548
                                                                            ==================  ===================



      The intercompany loan agreement provides that the Financing Companies will lend amounts in sterling equivalent to the proceeds of issuer notes. The final repayment date of each issuer term advance will be the final maturity date of the corresponding class of issuer notes.

      The amount owed to Trustee represents cash movements on the guaranteed investment contract account, which arise as part of the cash distribution governed by the transaction documents. This amount will remain a liability to the Trustee until such time as the loan notes are redeemed.

      Interest payable on the loans from Group undertakings is based on LIBOR.

      Amounts due within one year are paid when cash is available after other commitments have been fulfilled, in order of priority.

      On 14 June 2002 an agreement was entered into with JP Morgan Chase for the provision of a liquidity facility for the Company. The facility is in place to allow the Company to meet its obligations should there be a shortfall in the revenue or principal received from the beneficial interest in the mortgage portfolio. At the balance sheet date, the limit on this facility was (pound)150,000,000 (2003: (pound)150,000,000).

      The agreement is updated each time the Company is party to a further term advance in conjunction with a note issuance. A fee is charged on the undrawn balance, currently set at 0.08% per annum. This fee would increase to 0.38% per annum on any drawn balance. No amounts have been drawn under the facility since inception.

13.   CREDITORS AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                       30 JUNE          31 DECEMBER
                                                                                          2004                 2003
                                                                                       (POUND)              (POUND)
                                                                            ------------------  -------------------
Loans from Group undertakings............................................       16,178,981,291       10,903,830,557
Start-up loans...........................................................          234,084,688          167,429,575
Deferred consideration...................................................           88,924,179           51,022,734
                                                                            ------------------  -------------------
                                                                                16,501,990,158       11,122,282,866
                                                                            ==================  ===================



The amounts are repayable as follows:

                                                                                       30 JUNE          31 DECEMBER
                                                                                          2004                 2003
                                                                                       (POUND)              (POUND)
                                                                            ------------------  -------------------
Greater than 1 year less than 5 years....................................        4,136,104,050        2,365,929,542
Greater than 5 years.....................................................       12,365,886,108        8,756,353,324
                                                                            ------------------  -------------------
                                                                                16,501,990,158       11,122,282,866
                                                                            ==================  ===================



      Interest payable on the loans from Group undertakings and the start-up loan is based on LIBOR.

      Amounts due over 5 years are paid when cash is available after other commitments have been fulfilled, in order of priority.

      Amounts due to Group undertakings relate to obligations to pay interest and principal amounts due to the issuers under the intercompany loan agreement. The Company's obligations under the intercompany loan agreement are secured under a deed of charge by the Company's beneficial interest in the mortgage portfolio held by the Trust.

14.   CALLED UP SHARE CAPITAL

                                                                                        30 JUNE         31 DECEMBER
                                                                                           2004                2003
                                                                                        (POUND)             (POUND)
                                                                              -----------------   -----------------
AUTHORISED
100 ordinary shares of (pound)1 each........................................                100                 100
                                                                              =================   =================
ISSUED AND OUTSTANDING SHARE CAPITAL
1 ordinary share of (pound)1................................................                  1                   1
                                                                              =================   =================


15.   RECONCILIATION OF MOVEMENTS IN SHAREHOLDER'S FUNDS

                                                                                    6 MONTHS TO          YEAR ENDED
                                                                                        30 JUNE         31 DECEMBER
                                                                                           2004                2003
                                                                                        (POUND)             (POUND)
                                                                              -----------------   -----------------
Opening shareholder's funds................................................              56,193               8,231
Share capital called up in the period......................................                  --                  --
Transfer to reserves.......................................................              53,359              47,962
                                                                              -----------------   -----------------
Closing shareholder's funds................................................             109,552              56,193
                                                                              =================   =================


16. RECONCILIATION OF PROFIT ON ORDINARY ACTIVITIES TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                 6 MONTHS TO         6 MONTHS TO
                                                                                     30 JUNE             30 JUNE
                                                                                        2004                2003
                                                                                     (POUND)             (POUND)
                                                                          ------------------  ------------------
Operating profit.......................................................               65,875              18,653
Interest receivable....................................................         (401,118,454)       (185,438,419)
Interest payable.......................................................          349,276,185         138,420,279
Movement in loss provision.............................................            9,258,001                  --
Movement in premium....................................................           (6,537,856)                 --
Increase in debtors....................................................           (7,518,368)         (6,245,793)
Increase in creditors..................................................           63,148,214         144,168,696
                                                                          ------------------  ------------------
Net cash inflow from operating activities..............................            6,573,597          90,923,416
                                                                          ==================  ==================


17.   RELATED PARTY TRANSACTIONS

      Under FRS 8 "Related Party Disclosures", the Company is exempt from the requirements to disclose transactions with other companies within the Permanent Holdings Limited group. However the following information is provided to facilitate further understanding of the Company's trading relationships.

      The Company is a special purpose company controlled by its Board of Directors, which comprises three directors. Two of the Company's three directors are provided by Structured Finance Management Limited, the third director is an employee of HBOS plc (the parent undertaking of Halifax plc, the mortgage loan administrator). The Company pays a corporate services fee to Structured Finance Management Limited in connection with its provision of corporate management services. The fees payable to these directors for providing their services are immaterial in the context of these financial statements. During the period, the Company undertook the following transactions (set out below) with companies within the Permanent Holdings Limited group, the Trust and Halifax plc, the mortgage loan administrator.

      The Company pays cash management and mortgage loan administration servicing fees to Halifax plc in connection with its provision of services defined under the securitisation agreements.

      Halifax plc has provided the Company with start-up loans and is the counterparty to interest rate swap agreements, on which there is an associated interest benefit.


                                             PERMANENT                                                                   HBOS PLC
                            PERMANENT        MORTGAGES      PERMANENT      PERMANENT      PERMANENT      PERMANENT            AND
                             HOLDINGS          TRUSTEE      FINANCING      FINANCING      FINANCING      FINANCING     SUBSIDIARY
2004                              LTD          LIMITED     (NO.1) PLC     (NO.2) PLC     (NO.3) PLC     (NO.4) PLC   UNDERTAKINGS
6 MONTHS TO 30 JUNE 2004      (POUND)          (POUND)        (POUND)        (POUND)        (POUND)        (POUND)        (POUND)
                          -----------    -------------  -------------  -------------  -------------  -------------  -------------
INTEREST RECEIVABLE AND
    SIMILAR INCOME
Income from beneficial
    interest in mortgage
    portfolio                              379,854,598
Bank interest............                    8,035,776                                                                 12,890,960
Swap interest............                                                                                                 337,120
INTEREST PAYABLE AND
    SIMILAR  CHARGES
Interest on loans from
    Group undertaking....                                  64,979,011     96,692,910     98,320,927     84,709,179
Start-up loan interest...                                                                                               4,574,158
OPERATING EXPENSES
Deferred consideration...                                                                                              37,901,445
Administration and cash
    management services..                        1,061                                                                  8,710,653
AS AT 30 JUNE 2004
CURRENT ASSETS
Debtors - amounts falling
    due within one year..           1
Beneficial interest in
    mortgage portfolio...                1,461,795,824
Cash at bank and in hand.                   695,729,731                                                               920,783,550
Swap interest receivable.                                                                                               2,018,865
DEBTORS - AMOUNTS FALLING
    DUE AFTER MORE THAN
    ONE YEAR
Beneficial interest in
    mortgage portfolio...                16,172,750,532
CREDITORS AMOUNTS FALLING
    DUE WITHIN ONE YEAR
Interest payable to Group
    undertakings.........                                   8,399,031     11,819,580     12,832,466     17,468,724
Start-up loan interest...                                                                                                 602,097
Fees payable to Halifax
plc......................                                                                                               1,533,105
Amount owed to Trust.....                 1,255,970,974
Loans from Group
undertakings.............                                                               658,500,000    803,859,000
CREDITORS AMOUNTS FALLING
    DUE AFTER MORE THAN
    ONE YEAR
Loans from Group
undertakings.............                                2,933,628,29 14,085,637,000  3,841,500,000  5,318,216,000
Start-up loans...........                                                                                             234,084,688
Deferred consideration...                                                                                              88,924,179




                                                      PERMANENT
                                                      MORTGAGES      PERMANENT      PERMANENT      PERMANENT    HBOS PLC AND
                                       PERMANENT        TRUSTEE      FINANCING      FINANCING      FINANCING      SUBSIDIARY
2003                                HOLDINGS LTD        LIMITED     (NO.1) PLC     (NO.2) PLC     (NO.3) PLC    UNDERTAKINGS
6 MONTHS TO 30 JUNE 2003
                                   -------------  -------------  -------------  -------------  -------------  --------------

INTEREST RECEIVABLE AND SIMILAR
INCOME
Income from beneficial interest in
    mortgage portfolio...........                   173,329,871
Bank interest....................                     3,297,983                                                    9,901,452
INTEREST PAYABLE AND SIMILAR
CHARGES
Interest on loans from Group
undertaking......................                                   67,322,595     59,153,590
Swap interest....................                                                                                 20,504,541
Start-up loan interest...........                                                                                  2,174,129
OPERATING EXPENSES
Deferred consideration...........                                                                                 33,924,889
AS AT 31 DECEMBER 2003
CURRENT ASSETS
Debtors - amounts falling due
    within one year..............              1
Beneficial interest in mortgage
portfolio........................                 1,291,381,221
Cash at bank and in hand.........                   657,389,778                                                  826,105,542
DEBTORS - AMOUNTS FALLING DUE
    AFTER MORE THAN ONE YEAR
Beneficial interest in mortgage
portfolio........................                10,900,188,280
CREDITORS AMOUNTS FALLING DUE
    WITHIN ONE YEAR
Interest payable to Group
undertakings.....................                                    7,466,194     12,164,160     20,131,246
Swap interest payable............                                                                                    911,400
Start-up loan interest...........                                                                                    483,052
Fees payable to Halifax plc .....                                                                                    343,714
Amount owed to Trust ............                 1,231,885,583
Loans from Group undertakings....                                                 633,312,734    658,500,000
CREDITORS AMOUNTS FALLING DUE
    AFTER MORE THAN ONE YEAR
Loans from Group undertakings....                                2,933,628,291  4,128,702,266  3,841,500,000
Start-up loans...................                                                                                167,429,575
Deferred consideration...........                                                                                 51,022,734


18.   ULTIMATE PARENT UNDERTAKING

      The Company's immediate parent undertaking is Permanent Holdings Limited, a company registered in England and Wales. Copies of the consolidated accounts of Permanent Holdings Limited may be obtained from The Company Secretary at Blackwell House, Guildhall Yard, London, EC2V 5AE.

      The ultimate parent undertaking is SFM Corporate Services Limited.

      The operations, accounting and financial reporting functions of the Company are performed by Halifax plc. Copies of the accounts of Halifax plc may be obtained from The Mound, Edinburgh, EH1 1YZ.

19.   SUBSEQUENT EVENT

      On 22 July 2004, the Company increased its beneficial interests in the mortgage portfolio by (pound)3,956,000,000 and recogniseD A corresponding increase in loans to group undertakings for the same amount as a result of an additional investment in the mortgage portfolio held in trust by Permanent Mortgages Trustee Limited.

20.   SUPPLEMENTARY US GAAP INFORMATION

(A) SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK AND US GAAP

U.K. GAAP                                                  U.S. GAAP DERIVATIVES
DERIVATIVES                                                DERIVATIVES
Under UK GAAP where interest rate derivatives are          Financial Accounting Standards Board SFAS No 133,
deemed to be effective economic hedges the underlying      "Accounting for Derivative Instruments and Hedging
assets and liabilities are recorded in the balance         Activities"  (SFAS No. 133) as amended by SFAS No. 138,
sheet at cost (or net realisable value if lower) and       "Accounting for Certain Derivative Instruments and
interest is recognised on an accruals basis. Changes in    Certain Hedging Activities, an amendment of SFAS No.
the fair value of instruments used as hedges are not       133"  and SFAS No. 149,  "Amendment of Statement 133 on
recognised in the financial statements until the hedged    Derivative Instruments and Hedging Activities ",
position matures.                                          establishes accounting and reporting standards for
                                                           derivative financial instruments, including certain
                                                           derivatives used for hedging activities and derivatives
                                                           embedded in other contracts. SFAS No. 133 requires all
                                                           derivatives to be recognised on the balance sheet at fair
                                                           value. The recognition of the changes in the fair
                                                           value of a derivative depends upon its intended use.
                                                           Derivatives that do hedging treatment under SFAS No. 133
                                                           must be adjusted to fair value through earnings. For fair
                                                           value hedges that qualify under SFAS No 133, the changes in fair values of the derivatives will be recognised in
                                                           earnings together with the change in fair value of the
                                                           hedged item attributable to the risk being hedged.
                                                           For cash flow hedges that qualify under SFAS No. 133, the
                                                           changes in the fair value of the derivatives will be
                                                           recognised in other comprehensive income until the hedged item affects earnings. For all hedging activities, the
                                                           ineffective portion change in fair value will be immediately recognised in earnings. The Company has adopted SFAS No.
                                                           133 with effect from inception.

                                                           Under SFAS No. 133 there is a requirement for
                                                           contemporaneous hedge documentation before it is possible to qualify for hedging treatment. In the absence of such
                                                           documentation it is necessary to record changes in the fair value of the derivatives in the income statement
                                                           (with the associated asset or liability being reflected in other assets or liabilities in the balance sheet). As
                                                           such documentation is not in place, the interest rate swaps do not



U.K. GAAP                                                  U.S. GAAP
DERIVATIVES                                                DERIVATIVES
                                                           qualify as hedges for US GAAP.

BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO                  BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO
Under UK GAAP an initial loan premium was                  Under US GAAP, the acquisitions of beneficial interests
recognised on acquisition of the beneficial                in the mortgage portfolio by the Company are considered
interest in the mortgage portfolio, representing           collateralised financing transactions, whereby the
the difference between the principal value of              Company has, in effect, granted non-recourse loans to
the beneficial interest in the mortgage portfolio          Halifax plc.
less an adjustment to take account of credit losses
inherent in the portfolio at the date of acquisition,
and the fair value of this asset.                          The interest receivable on the non-recourse loans is
                                                           determined by the securitisation agreements and is
                                                           calculated with reference to the interest earned on the
                                                           beneficial interest in the mortgage portfolio less the
                                                           residual interest due to Halifax plc. Accordingly the
                                                           interest receivable on these non-recourse loans would
                                                           be disclosed within a US GAAP income statement at an
                                                           amount equivalent to the net of 'interest receivable
                                                           and similar income: Income from beneficial interest in
                                                           mortgage portfolio' and 'deferred consideration' under
                                                           UK GAAP (2004: (pound)341,953,153, 6 months to 30 June 2003:
                                                           (pound)139,404,972).

                                                           The non-recourse loans have been initially accounted for at cost and are subject to ongoing impairment reviews. The criteria for recognising loan loss allowances, as set out in SFAS 114
                                                           "Accounting by Creditors for Impairment of a Loan" has been applied to these non-recourse loans and currently the directors
                                                           consider that no impairment exists.

                                                           The directors reconsidered, in the second half of 2003, the appropriate US GAAP accounting for the acquisitions of beneficial interests in the mortgage portfolio by the Company. Previously these acquisitions were treated as a sale from Halifax
                                                           plc's perspective in accordance with SFAS 140 "Accounting for
                                                           Transfers and Servicing of Financial Assets and Extinguishments
                                                           of Liabilities" and accordingly the Company recognised
                                                           the acquisitions of beneficial interests in the mortgage
                                                           portfolio on its balance sheet. Where necessary comparative
                                                           30 June 2003 amounts have been reclassified to match
                                                           the presentation adopted at 31 December 2003 and 30 June 2004.


CASH FLOW                                                  CASH FLOW
Under UK GAAP, cash flows are presented for operating      Under US GAAP, cash flows are reported as operating,
activities, returns on investment and servicing of         investing and financing activities. Cash flows from
finance, taxation paid, capital expenditure,               taxation and returns on investment and servicing of
acquisitions, dividends paid and financing                 finance would, with the exception of ordinary dividends
activities. Under UK GAAP, cash includes cash in hand      paid, be included as operating activities. The payment
and cash on deposit, net of bank overdrafts.               of dividends would be included under financing activities.

                                                           Cash and cash equivalents would include cash and
                                                           short-term investments with original maturities
                                                           of three months or less. However, the Company's beneficial interest in the cash balances within the Trust (and the
                                                           associated liability to the Trust) are not recognised on the
                                                           US GAAP balance sheet (30 June 2004: (pound)695,729,731,
                                                           31 December 2003: (pound)657,389,778).

LEGALLY RESTRICTED CASH                                    LEGALLY RESTRICTED CASH
Under UK GAAP there is no concept of restricted cash       Under US GAAP where cash can only be used to meet
and all cash balances are disclosed as "cash at bank"      certain specific liabilities and is not available to be used
on the face of the balance sheet.                          with discretion, it is disclosed as "Restricted Cash" on the face of  the Balance Sheet. All of the Company's
                                                           cash would be disclosed as Restricted Cash under
                                                           US GAAP as there are clearly defined restrictions on the
                                                           use of such cash.

DEFERRED TAX                                               DEFERRED TAX
Deferred tax is recognised, without discounting, in        As provided by SFAS No. 109  "Accounting for Income
respect of all timing differences between the treatment    Taxes ", deferred tax liabilities and assets are
of certain items for taxation and accounting purposes      recognised in respect of all temporary differences. A
which have arisen but not reversed by the balance sheet    valuation allowance is raised against any deferred tax
date, except as otherwise required by FRS 19. Deferred     asset where it is more likely than not that the asset,
tax assets are only recognised when it is more likely      or part thereof, will not be realised.
than not that the asset will be recoverable in the
foreseeable future out of suitable taxable profits from
which the timing differences and tax losses can be
deducted.


(B)   UK TO US GAAP RECONCILIATION

      The following table summarises the adjustments to the profit attributable to ordinary shareholders and shareholders' funds that would result from the application of US GAAP instead of UK GAAP where applicable:

NET INCOME


                                                                                         6 MONTHS TO      6 MONTHS TO

                                                                                             30 JUNE          30 JUNE
                                                                                                2004             2003
                                                                                NOTE         (POUND)          (POUND)
                                                                               -----    ------------     ------------
Profit attributable to shareholder (UK GAAP) ............................                     53,359           15,109
Reversal of adjustment to loan loss reserve .............................       (ii)       (413,940)               --
Reversal of amortisation of premium on beneficial interest in mortgage
    portfolio ...........................................................       (ii)       3,134,085               --
Unrealised gain/(loss) on derivatives ...................................      (iii)      48,984,136     (33,148,732)
Deferred taxation on reconciling items at 19%, net of valuation allowance       (iv)     (9,823,813)               --
                                                                                        ------------     ------------
Total US adjustments (net) ..............................................                 41,880,468     (33,148,732)
                                                                                        ------------     ------------
Net income/(loss) attributable to shareholder (US GAAP) .................                 41,933,827     (33,133,623)
                                                                                        ============     ============



SHAREHOLDER'S FUNDS


                                                                                         30 JUNE          31 DECEMBER
                                                                                            2004                 2003
                                                                            NOTE         (POUND)              (POUND)
                                                                           -----    ------------       --------------
Shareholder's funds (UK GAAP) .......................................                    109,552               56,193
Adjustment to loan loss reserve .....................................       (ii)      31,411,000           22,152,999
Adjustment to premium on beneficial interest in mortgage portfolio ..       (ii)    (24,617,065)         (18,079,209)
Unrealised gain/(loss) on derivatives ...............................      (iii)      46,986,607          (1,997,529)
Deferred tax, net of valuation allowance ............................       (iv)    (10,218,303)            (394,490)
                                                                                    ------------       --------------
Total US GAAP adjustment (net) ......................................                 43,562,239            1,681,771
                                                                                    ------------       --------------
Shareholder's equity (US GAAP) ......................................                 43,671,791            1,737,964
                                                                                    ============       ==============


      The aggregate effect of the disclosed US GAAP adjustments (including those adjustments in respect of cash balances within the Trust) would result in a decrease in total assets and total liabilities (including shareholder's equity) of (pound)688,857,147 at 30 JUNE 2004 (31 December 2003: (pound)652,660,465)
from those amounts stated under UK GAAP. Total assets and total liabilities (including shareholder's equity) on a US GAAP basis would be (pound)18,584,293,509 and ((pound)18,584,293,509) respectively at 30 June 2004
(31 DECEMber 2003: (pound)13,034,958,142 and ((pound)13,034,958,142)
respectively).

C)    CASH FLOW STATEMENT

      Set out below for illustrative purposes, are summary cash flows under US
GAAP:


                                                                                                           RESTATED

                                                                                   30 JUNE 2004        30 JUNE 2003
                                                                                        (POUND)             (POUND)
                                                                                 --------------      --------------
Cash flows from operating activities:
Net income /(loss) after tax...............................................          41,933,827         (33,133,623)
                                                                                 --------------      --------------
Increase in accrued interest receivable....................................          (2,018,865)         (1,090,887)
Increase in other assets...................................................          (7,518,368)         (5,154,906)
Increase in accrued interest payable.......................................           9,965,846)         10,734,577
(Decrease) increase / in other liabilities.................................         (14,339,545)         50,772,885
                                                                                 --------------      --------------
Adjustments to reconcile net income to cash provided by operating activities:       (13,910,932)         55,261,669
                                                                                 --------------      --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................................          28,022,895          22,128,046
                                                                                 --------------      --------------
NET CASH USED IN INVESTING ACTIVITIES......................................      (5,445,697,000)     (4,252,400,269)
                                                                                 --------------      --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................................       5,512,352,113       4,307,698,590
                                                                                 --------------      --------------
CHANGE IN CASH AND CASH EQUIVALENTS........................................          94,678,008          77,426,367

Cash and cash equivalents at the beginning of period -- restricted cash.....        826,105,542          90,254,500
                                                                                 --------------      --------------
Cash and cash equivalents at the end of period -- restricted cash...........        920,783,550         167,680,867
                                                                                 --------------      --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for taxation...................................                  --                  --
Cash paid during the period for interest...................................         299,836,032         127,567,906
                                                                                 ==============      ==============


(I) RESTATEMENT OF JUNE 2003 US GAAP CASH FLOW INFORMATION

      The directors have reconsidered the US GAAP treatment of cash balances presented under UK GAAP that represent the Company's beneficial interest in the Trust's guaranteed investment contracts. An amount of (pound)268,511,124 previously included in restricted CASH under US GAAP in respect of such balances, and a corresponding creditor of (pound)268,511,124 have been removed from the Company's US GAAP balance sheet at 30 June 2003 as the directors no longer consider that these amounts qualify as assets or liabilities of the Company under US GAAP. This adjustment has no effect on previously reported net income or shareholder's equity under US GAAP but has the effect of reducing both previously reported US GAAP net cash provided by operating activities for the period ended 30 June 2003 and restricted cash and cash equivalents held at 30 June 2003 by (pound)268,511,124.

(II) BENEFICIAL INTEREST IN MORTGAGE PORTFOLIO NON-RECOURSE LOAN ADJUSTMENT

      Under UK GAAP, the beneficial interest in the mortgage portfolio takes account of an adjustment for credit losses inherent in the portfolio. Under US GAAP, this interest is treated as non-recourse loans accounted for at cost and subject to ongoing impairment reviews. The criteria for recognising loan loss allowances, as set out in SFAS 114 "Accounting by Creditors forImpairment of a Loan" has been applied to these non-recourse loans and currently the directors consider that no impairment exists.

      No premium is recognised on acquisition of the non-recourse loans under US GAAP. Accordingly, the UK to US GAAP reconciliation includes adjustments to the recognition of loan loss reserves and acquisition premiums to restate on a US GAAP basis.

(III) UNREALISED GAIN / LOSS ON DERIVATIVES

      The income received by the Company on its non-recourse loans is based in part on the variable and fixed rates of interest charged by Halifax plc on the related portfolio of mortgages held in trust by Permanent Mortgages Trustee Limited. The Company has entered into interest rate swaps to convert this income into a LIBOR based cash flow to match the interest payable on the loan to the Financing Companies. These swaps are amortising swaps with a maximum life of 40 years, in line with the underlying mortgages - see note 20(a) - Derivatives.

(IV)  TAXATION

                                                                                       30 JUNE      31 DECEMBER
                                                                                          2004             2003
                                                                                       (POUND)          (POUND)
                                                                                  ------------     ------------
DEFERRED TAX ASSETS:

Relating to unrealised loss on derivatives......................................            --          379,531
Relating to loan loss reserves..................................................        78,649          275,992
                                                                                  ------------     ------------
Deferred tax asset..............................................................        78,649          655,523
                                                                                  ------------     ------------
DEFERRED TAX LIABILITIES:

Relating to unrealised gain on derivatives......................................    (9,306,986)              --
Relating to the premium arising on the beneficial interest in the mortgage
portfolio.......................................................................      (595,476)      (1,050,013)
                                                                                  ------------     ------------
Deferred tax liability..........................................................    (9,902,462)      (1,050,013)
                                                                                  ------------     ------------
Net deferred tax liability......................................................    (9,823,813)        (394,490)
                                                                                  ============     ============


      The deferred tax liabilities at 30 June 2004 and 31 December 2003 arise due to differences between the US GAAP carrying value and UK tax basis of derivatives, loan loss reserves and the premium arising on acquisition of the beneficial interest in the mortgage portfolio. The deferred tax liability is recognised at a rate of 19%, being the UK small companies corporation tax rate. The directors consider that the reversal of these temporary differences will result in a net tax liability, which will crystallise at the UK small companies corporation tax rate.

(V)   SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

      Credit risk exists in relation to a number of counterparties of the Company, whereby economic or other conditions may lead these counterparties to default on accounts owed to the Company or breach existing contractual relationships.

      Key concentrations of credit risk to the company are in respect of the beneficial interest in the mortgage portfolio (treated as non-recourse loans to Halifax plc under US GAAP) and, more generally, to HBOS plc (the parent of Halifax plc) in its role as the mortgage loan administrator, cash manager (including the provision of guaranteed investment contracts to the Company and the Trust) and interest rate swap provider.

      The mortgage loans in the Trust are secured on residential properties in the UK and have a weighted average loan-to-value ratio of 66% (31 December 2003:
67%). For the purposes of determining the UK GAAP provisions for bad and doubtful debts each individual mortgage loan in the Trust is considered for impairment, whereas for US GAAP purposes the mortgage loans are considered in the aggregate in determining whether the loans to Halifax plc are impaired. The directors consider that the Company's share of mortgage loans in the Trust will be sufficient to recover the full amount of this loan.

      To the extent that these mortgage loans do not provide sufficient funds to recover the Company's investment in the mortgage portfolio, the Company has no claim on the assets of Halifax plc. The Company's maximum gross exposure to credit loss is therefore equal to the fair value of its investment in the mortgage portfolio (subject to mitigation resulting from reduction in or elimination of any obligation to pay deferred consideration to Halifax plc).

      In respect of other amounts owed by Halifax plc, the directors consider that, as Halifax plc is a registered UK Bank (and accordingly subject to supervision by the Financial Services Authority), the risk of default is minimal. The interest rate swaps have been provided on the basis of an International Swap Dealers Association agreement and, as a result, the Company is allowed, in the event of default, to close out and offset its rights and obligations under each swap. Under the agreement, Halifax plc is not required to post collateral when a positive fair value arises on the swap agreement. The Company's maximum gross exposure to credit loss is therefore equal to the fair value of all amounts due from Halifax plc (including swaps with a positive fair value but subject to mitigation resulting from the Company's ability to offset the fair value of swaps with a negative fair value in the event of default).

(VI) FASB INTERPRETATION NO. 45 "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS"

      This interpretation ("FIN 45") elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognise, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee, except that guarantees issued between corporations under common control are exempt from this provision.

      Under the Financing Companies intercompany loan agreements, the Company is obliged to make a termination payment to any of the Financing Companies should one of their currency / interest rate swaps terminate, provided that the Company has sufficient resources to meet all its other obligations in priority. The amount of the termination payment will be based upon the market value of that swap on the date of such termination.

      As the termination payment is based upon market value, the maximum amount of potential future payments under this guarantee is unlimited. Whilst this valuation would depend on future interest and foreign exchange rates as applicable, and so cannot be accurately estimated, it is likely that any cost would be substantially less than the principal amounts of the swaps of, (pound)17,641,340,291 (31 December 2003: (pound)12,195,643,291).

      No liability for this contingent guarantee has been recognised in the financial statements as the likelihood of the Company having to make any payments under the guarantee is remote. Any payments made by the Company to the Financing Companies under this guarantee would be made without recourse.

(VII) FASB INTERPRETATION NO. 46R "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51"

This interpretation ("FIN 46R") replaces a preceding interpretation No. 46 with the same title and clarifies the application of Accounting Research Bulletin No. 51 "Consolidated Financial Statements" to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support. Such entities, as further defined in this interpretation, are referred to as variable interest entities.

      Under the interpretation, an enterprise is required to consolidate a variable interest entity if it has a variable interest that will absorb the majority of an entity's expected losses or expected residual returns ("the primary beneficiary"). This revised interpretation requires the Company to apply the consolidation provisions therein to variable interest entity for which it is determined to be the primary beneficiary.

      At 30 June 2004 the Company has identified that the Trust and the Financing Companies meet the definition of FIN 46R as variable interest entities. The Company's involvement with the Trust and the Financing Companies is described in Note 1 and, after consideration of the involvement with these entities, we conclude that the Company does not meet the definition of a primary beneficiary for these entities.

      Information is disclosed on these identified variable interest entities. The nature, size and activities of the Trust, its date of involvement with the Company and its potential exposure as a result of the Company's involvement with the Trust and financing companies are described in Note 1 `General information' and Notes 20 (v), (vi) and (viii).

(VIII)   LONG TERM DEBT

      The Company's obligations under the intercompany loan agreements (the "term advances") with the Financing Companies are secured under a deed of charge by the Company's beneficial interest in the mortgage portfolio (treated as non-recourse loans to Halifax plc under US GAAP) held in Trust.

      The Company's ability to pay interest and principal under each intercompany loan is dependent upon the Company receiving from the Trust payment of interest and principal under the beneficial interest in the mortgage portfolio.

      The term advances are payable in no order of priority between the Financing Companies but in proportion to the respective amounts due. Payments on the term advances are governed by a detailed priority of payments as set out in the transaction agreements. Payment of interest and principal due and payable is paid-down first, on the term AAA advances; second, on the term AA advances; third, on the term A advances; and fourth, on the term BBB advances.

      Neither the Company nor the Trust has the ability to sell or pledge the assets securing the term advances except under the conditions set out in the legal documentation surrounding the securitisation transactions.

A)    TERM ADVANCES MADE BY PERMANENT FINANCING (NO. 1) PLC

                                                                  MARGIN OVER                 30 JUNE,              31 DECEMBER,
                                                                     LIBOR PA                     2004                      2003
                                                                   ----------      -------------------       -------------------
Series 1 Term AAA Advance due June 2003......................       -0.04030%                       --                        --
Series 1 Term AA Advance due June 2042.......................        0.28760%                       --                        --
Series 1 Term BBB Advance due June 2042......................        1.13060%                       --                        --
Series 2 Term AAA Advance due June 2007......................        0.16834%       (pound)509,614,731        (pound)509,614,731
Series 2 Term AA Advance due June 2042.......................        0.29420%        (pound)17,666,644         (pound)17,666,644
Series 2 Term BBB Advance due June 2042......................        1.26850%        (pound)17,666,644         (pound)17,666,644
Series 3 Term AAA Advance due December 2007..................        0.12810%       (pound)748,299,320        (pound)748,299,320
Series 3 Term AA Advance due June 2042.......................        0.33100%        (pound)26,190,476         (pound)26,190,476
Series 3 Term BBB Advance due June 2042......................        1.27940%        (pound)26,190,476         (pound)26,190,476
Series 4A1 Term AAA Advance due June 2009....................        0.22000%       (pound)484,000,000        (pound)484,000,000
Series 4A2 Term AAA Advance due June 2042....................        0.18000%     (pound)1,000,000,000      (pound)1,000,000,000
Series 4 Term AA Advance due June 2042.......................        0.30000%        (pound)52,000,000         (pound)52,000,000
Series 4 Term BBB Advance due June 2042......................        1.20000%        (pound)52,000,000         (pound)52,000,000
                                                                                   -------------------       -------------------
Total........................................................                     (pound)2,933,628,291      (pound)2,933,628,291
                                                                                   ===================       ===================


      The term advances are subject to variable rates of interest. Interest is payable on the term advances based on sterling 3 month LIBOR. At the balance sheet date, the sterling 3 month LIBOR rate in force was 4.76625 pa (31 December 2003 : 4.0125 pa). The next reprice date after the balance sheet date is 10 September 2004.

B) TERM ADVANCES MADE BY PERMANENT FINANCING (NO. 2) PLC

                                                                  MARGIN OVER                 30 JUNE,              31 DECEMBER,
                                                                     LIBOR PA                     2004                      2003
                                                                   ----------      -------------------       -------------------
Series 1 Term AAA Advance due March 2004...................         -0.04930%                       --        (pound)633,312,000
Series 1 Term AA Advance due June 2042.....................          0.25050%                       --         (pound)21,533,000
Series 1 Term BBB Advance due June 2042....................          1.36080%                       --         (pound)21,533,000
Series 2 Term AAA Advance due September 2007...............          0.15830%     (pound)1,108,016,000      (pound)1,108,016,000
Series 2 Term AA Advance due June 2042.....................          0.35660%        (pound)38,622,000         (pound)38,622,000
Series 2 Term BBB Advance due June 2042....................          1.55060%        (pound)38,622,000         (pound)38,622,000
Series 3 Term AAA Advance due December 2032................          0.23310%       (pound)854,375,000        (pound)854,375,000
Series 3 Term AA Advance due June 2042.....................          0.44595%        (pound)29,732,000         (pound)29,732,000
Series 3 Term BBB Advance due June 2042....................          1.55880%        (pound)29,732,000         (pound)29,732,000
Series 4 Term AAA Advance due December 2009................          0.22360%     (pound)1,107,250,000      (pound)1,107,250,000
Series 4 Term AA Advance due June 2042.....................          0.48380%        (pound)38,644,000         (pound)38,644,000
Series 4 Term BBB Advance due June 2042....................          1.53690%        (pound)38,644,000         (pound)38,644,000
Series 5 Term AAA Advance due June 2042....................          0.25000%       (pound)750,000,000        (pound)750,000,000
Series 5 Term AA Advance due June 2042.....................          0.45000%        (pound)26,000,000         (pound)26,000,000
Series 5 Term BBB Advance due June 2042....................          1.45000%        (pound)26,000,000         (pound)26,000,000
                                                                                   -------------------       -------------------
Total                                                                             (pound)4,085,637,000      (pound)4,762,015,000
                                                                                   ===================       ===================


      The term advances are subject to variable rates of interest. Interest is payable on the term advances based on sterling 3 month LIBOR. At the balance sheet date, the sterling 3 month LIBOR rate in force was 4.76625 pa (31 December 2003 : 4.0125 pa). The next reprice date after the balance sheet date is 10 September 2004.

C)    TERM ADVANCES MADE BY PERMANENT FINANCING (NO.3) PLC

                                                                  MARGIN OVER                 30 JUNE,              31 DECEMBER,
                                                                     LIBOR PA                     2004                      2003
                                                                   ----------      -------------------       -------------------
Series 1 Term AAA Advance due December 2004..................       -0.41000%       (pound)658,500,000        (pound)658,500,000
Series 1 Term AA Advance due June 2042.......................        0.20700%        (pound)22,900,000         (pound)22,900,000
Series 1 Term BBB Advance due June 2042......................        1.09000%        (pound)22,900,000         (pound)22,900,000
Series 2 Term AAA Advance due September 2010.................        1.28000%     (pound)1,018,000,000      (pound)1,018,000,000
Series 2 Term AA Advance due June 2042.......................        0.28500%        (pound)35,400,000         (pound)35,400,000
Series 2 Term BBB Advance due June 2042......................        1.21500%        (pound)35,400,000         (pound)35,400,000
Series 3 Term AAA Advance due September 2033.................        0.20613%       (pound)898,250,000        (pound)898,250,000
Series 3 Term AA Advance due June 2042.......................        0.41184%        (pound)31,200,000         (pound)31,200,000
Series 3 Term BBB Advance due June 2042......................        1.27224%        (pound)31,200,000         (pound)31,200,000
Series 4A1 Term AAA Advance due September 2033...............        0.21200%       (pound)482,750,000        (pound)482,750,000
Series 4A2 Term AAA Advance due September 2033...............        0.19000%       (pound)750,000,000        (pound)750,000,000
Series 4 Term AA Advance due June 2042.......................        0.43450%        (pound)42,850,000         (pound)42,850,000
Series 4 Term BBB Advance due June 2042......................        1.30400%        (pound)42,850,000         (pound)42,850,000
Series 5 Term AAA Advance due June 2042......................        0.21700%       (pound)400,000,000        (pound)400,000,000
Series 5 Term AA Advance due June 2042.......................        0.51022%        (pound)13,900,000         (pound)13,900,000
Series 5 Term BBB Advance due June 2042......................        1.35876%        (pound)13,900,000         (pound)13,900,000
                                                                                   -------------------       -------------------
Total........................................................                     (pound)4,500,000,000      (pound)4,500,000,000
                                                                                   ===================       ===================


      The term advances are subject to variable rates of interest. Interest is payable on the term advances based on sterling 3 month LIBOR. At the balance sheet date, the sterling 3 month LIBOR rate in force was 4.76625 pa (31 December 2003 : 4.0125 pa). The next reprice date after the balance sheet date is 10 September 2004.

D) ____ TERM ADVANCES MADE BY PERMANENT FINANCING (NO. 4) PLC

                                                                  MARGIN OVER                 30 JUNE,              31 DECEMBER,
                                                                     LIBOR PA                     2004                      2003
                                                                   ----------      -------------------       -------------------
Series 1 Term AAA Advance due March 2005.....................         0.00273%      (pound)803,859,000                        --
Series 1 Term AA Advance due June 2042.......................         0.21490%       (pound)41,855,000                        --
Series 1 Term A Advance due June 2042........................         0.31805%       (pound)30,279,000                        --
Series 2 Term AAA Advance due March 2009.....................         0.14300%    (pound)1,286,174,000                        --
Series 2 Term AA Advance due June 2042.......................         0.25900%       (pound)53,966,000                        --
Series 2 Term A Advance due June 2042........................         0.41800%       (pound)32,101,000                        --
Series 2 Term BBB Advance due June 2042......................         0.83100%       (pound)44,052,000                        --
Series 3 Term AAA Advance due March 2024.....................         0.22147%      (pound)911,040,000                        --
Series 3 Term AA Advance due June 2042.......................         0.34054%       (pound)40,622,000                        --
Series 3 Term A Advance due June 2042........................         0.49576%       (pound)21,651,000                        --
Series 3 Term BBB Advance due June 2042......................         0.96215%       (pound)29,690,000                        --
Series 4 Term AAA Advance due March 2034.....................         0.21300%      (pound)999,751,000                        --
Series 4 Term AA Advance due June 2042.......................         0.35200%       (pound)56,653,000                        --
Series 4 Term A Advance due June 2042........................         0.53400%       (pound)41,657,000                        --
Series 5A1 Term AAA Advance due June 2042....................         0.27695%      (pound)499,725,000                        --
Series 5A2 Term AAA Advance due June 2042....................         0.17000%    (pound)1,100,000,000                        --
Series 5 Term AA Advance due June 2042.......................         0.33000%       (pound)43,000,000                        --
Series 5 Term A Advance due June 2042........................         0.50000%       (pound)32,000,000                        --
Series 5 Term BBB Advance due June 2042......................         0.90000%       (pound)54,000,000                        --
                                                                                   -------------------       -------------------
Total........................................................                     (pound)6,122,075,000                        --
                                                                                   ===================       ===================

      The term advances are subject to variable rates of interest. Interest is payable on the term advances based on sterling 3 month LIBOR. At the balance sheet date, the sterling 3 month LIBOR rate in force was 4.76625 pa (31 December 2003 : 4.0125 pa). The next reprice date after the balance sheet date is 10 September 2004.

YEARS TO MATURITY FROM 30 JUNE 2004

                                                                                       30 JUNE          31 DECEMBER
                                                                                          2004                 2003
                                                                          --------------------  -------------------
                                                                                       (POUND)              (POUND)
Less than 1 year......................................................           1,462,359,000        1,291,812,000
>1 less than 2 years..................................................                      --                   --
>2 less than 3 years..................................................             509,614,731                   --
>3 less than 4 years..................................................           1,856,315,320                   --
>4 less than 5 years..................................................           1,770,174,000        2,365,930,051
6 to 10 years.........................................................           2,125,250,000        3,359,250,000
11 to 15 years........................................................                      --                   --
16 to 20 years........................................................             911,040,000                   --
21 to 25 years........................................................                      --                   --
26 to 30 years........................................................           3,985,126,000        2,985,375,000
31 to 35 years........................................................                      --                   --
36 to 40 years........................................................           5,021,461,240        2,193,276,240
                                                                           -------------------  -------------------
                                                                                17,641,340,291       12,195,643,291
                                                                           ===================  ===================

      The table above is based on the stated, fixed maturities. However, it is envisaged that the term advances will be repaid prior to these dates since earlier repayment is required to the extent that the underlying mortgages are prepaid.

(IX)  FAIR VALUES OF FINANCIAL INSTRUMENTS

      The disclosures in the table below are in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments".

      Fair values have been estimated using quoted market prices where applicable. For most of the Company's assets and liabilities ready markets do not exist and hence, quoted market prices are not available. Appropriate techniques are therefore used to estimate fair values that take into account the characteristics of the instruments, including the expected future cashflows, market interest rates and prices available for similar instruments. The fair value of other assets and liabilities approximate to cost given their relatively short maturity.


                                                              30 JUNE 2004        30 JUNE 2004      30 JUNE 2004
                                                            CARRYING VALUE          FAIR VALUE        DIFFERENCE
                                                           ---------------     ---------------   ---------------
                                                                   (POUND)             (POUND)           (POUND)
NON-TRADING ASSETS
Cash and cash equivalents...........................         1,616,513,281       1,616,513,281                --
Beneficial interest in mortgage portfolio...........        17,634,546,356      17,590,279,893       (44,266,463)
Other assets........................................                 8,428               8,428                --
NON-TRADING LIABILITIES
Intercompany loans..................................       (17,875,424,979)    (17,875,424,979)               --
Deferred consideration..............................           (88,924,179)       (91,644,324)        (2,270,145)
Other liabilities...................................        (1,308,691,946)     (1,308,691,946)               --
DERIVATIVES.........................................             2,018,865          49,005,473        46,986,608
                                                           ===============     ===============   ===============



                                                               31 DECEMBER         31 DECEMBER       31 DECEMBER
                                                                      2003                2003              2003
                                                            CARRYING VALUE          FAIR VALUE        DIFFERENCE
                                                           ---------------     ---------------   ---------------
                                                                   (POUND)             (POUND)           (POUND)
NON-TRADING ASSETS
Cash and cash equivalents...........................         1,483,495,320       1,483,495,320                --
Beneficial interest in mortgage portfolio...........        12,191,569,501      12,197,640,820         6,071,319
Other assets........................................                 8,429               8,429                --
NON-TRADING LIABILITIES
Intercompany loans..................................       (12,363,072,866)    (12,363,072,866)               --
Deferred consideration..............................           (51,022,734)        (55,096,524)       (4,073,790)
Other liabilities...................................        (1,272,555,414)     (1,272,555,414)               --
DERIVATIVES.........................................              (911,400)         (2,908,929)       (1,997,529)
                                                            ===============     ===============   ===============


      At 30 June 2004, the fair value of the swaps not recognised under UK GAAP was calculated by discounting the expected future cash flows and was estimated to be (pound)46,986,607 (31 December 2003: ((pound)1,997,529)). The total nominal value of the swaps was (pound)17,641.3m.

      The Company had no trading assets or liabilities at 30 June 2004 or at 31 December 2003.




                                                      ISSUER
                                          PERMANENT FINANCING (NO. 7) PLC
                                                  Blackwell House
                                                  Guildhall Yard
                                                  London EC2V 5AE

                                                     SERVICER
                                                    HALIFAX PLC
                                                   Trinity Road
                                                      Halifax
                                                  West Yorkshire
                                                      HX1 2RG

           AGENT BANK, PRINCIPAL PAYING AGENT,
               REGISTRAR AND TRANSFER AGENT                                    US PAYING AGENT
                      CITIBANK, N.A.                                           CITIBANK, N.A.
                    5 Carmelite Street                                           14th Floor
                     London EC4Y 0PA                                        388 Greenwich Street
                                                                          New York, New York 10013

                                                   NOTE TRUSTEE
                                               THE BANK OF NEW YORK
                                                 One Canada Square
                                                  London E14 5AL

                                                 SECURITY TRUSTEE
                                               THE BANK OF NEW YORK
                                                 One Canada Square
                                                  London E14 5AL

                    LEGAL ADVISERS TO                                 LEGAL ADVISERS TO THE ISSUER AND
                     THE UNDERWRITERS                                           THE SERVICER
               as to English law and US law                             as to English law and US law
                SIDLEY AUSTIN BROWN & WOOD                                    ALLEN & OVERY LLP
          Woolgate Exchange 25 Basinghall Street                               One New Change
                     London EC2V 5HA                                           London EC4M 9QQ
                     as to Scots law                                           as to Scots law
                     TODS MURRAY LLP                                        SHEPHERD + WEDDERBURN
                     66 Queen Street                                            Saltire Court
                    Edinburgh EH2 4NE                                         20 Castle Terrace
                                                                              Edinburgh EH1 2ET

                  LEGAL ADVISERS TO THE                              LEGAL ADVISERS TO THE NOTE TRUSTEE
                    MORTGAGES TRUSTEE                                     AND THE SECURITY TRUSTEE
                    as to Jersey law                                    as to English law and US law
                  MOURANT DU FEU & JEUNE                                       CLIFFORD CHANCE
                   22 Grenville Street                                      10 Upper Bank Street
                St. Helier, Jersey JE4 8PX                                     London E14 5JJ

                                                AUTHORISED ADVISER
                                                        [o]
                                                        [o]


      Through and including[o], 2005 all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         PERMANENT FINANCING (NO. 7) PLC

$[1,000,000,000] SERIES 1 CLASS A FLOATING RATE ISSUER NOTES DUE [DECEMBER 2005]
         $[o] SERIES 1 CLASS B FLOATING RATE ISSUER NOTES DUE [JUNE 2042]
         $[o] SERIES 1 CLASS C FLOATING RATE ISSUER NOTES DUE [JUNE 2042] $[1,000,000,000] SERIES 2 CLASS A FLOATING RATE ISSUER NOTES DUE [MARCH 2012]
         $[o] SERIES 2 CLASS B FLOATING RATE ISSUER NOTES DUE [JUNE 2042]
         $[o] SERIES 2 CLASS C FLOATING RATE ISSUER NOTES DUE [JUNE 2042]

                 -----------------------------------------------

                             PRELIMINARY PROSPECTUS

                 -----------------------------------------------


                                    ARRANGER
                           HBOS TREASURY SERVICES PLC

        JOINT LEAD UNDERWRITERS FOR THE SERIES 1 CLASS A ISSUER NOTES AND
                         SERIES 2 CLASS A ISSUER NOTES

       [ABN AMRO]             [LEHMAN BROTHERS]             [MORGAN STANLEY]

           CO-UNDERWRITERS FOR THE SERIES 1 CLASS A ISSUER NOTES AND
                         SERIES 2 CLASS A ISSUER NOTES
[O]                                    [O]                                  [O]

    JOINT LEAD UNDERWRITERS FOR THE SERIES 1 CLASS B AND CLASS C ISSUER NOTES
                 AND SERIES 2 CLASS B AND CLASS C ISSUER NOTES
                    [O]                                 [O]

                 Preliminary Prospectus dated[o] February, 2005

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00=GB(pound)*), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:


Securities and Exchange Commission registration fee.............   $[235,400.00]
Fees and expenses of qualification under state securities laws
  (including legal fees)........................................          $[*]**
Printing and engraving expenses.................................          $[*]**
Legal fees and expenses.........................................          $[*]**
Accounting fees and expenses....................................          $[*]**
Trustee's fees and expenses.....................................          $[*]**
Rating agency fees..............................................          $[*]**
Miscellaneous...................................................          $[*]**
Total...........................................................          $[*]**
                                                                 ===============

--------------------
* All amounts except the SEC registration fee are estimates.
** To be provided by amendment.

ITEM 32.    SALES TO SPECIAL PARTIES
      Not applicable.

ITEM 33.    RECENT SALES OF UNREGISTERED SECURITIES
      Not applicable.

ITEM 34.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

PERMANENT FINANCING (NO. 7) PLC  (THE "ISSUER")
      Subject to the provisions of the United Kingdom Companies Act 1985, the laws which govern the organization of the issuer provide for every director or other officer or auditor of the issuer to be indemnified out of the assets of the issuer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

PERMANENT FUNDING (NO. 1) LIMITED ("FUNDING 1")
      Subject to the provisions of the United Kingdom Companies Act 1985, the laws which govern the organization of Funding 1 provide for every director or other officer or auditor of Funding 1 to be indemnified out of the assets of Funding 1 against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding 1.

PERMANENT MORTGAGES TRUSTEE LIMITED (THE "MORTGAGES TRUSTEE")

      Subject to the provisions of the Companies (Jersey) Law 1991, the laws which govern the organization of the mortgages trustee provide for every director or other officer or auditor of the mortgages trustee to be indemnified out of the assets of the mortgages trustee against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the mortgages trustee.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED
      Not applicable.

ITEM 36.    FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS:
     Financial statements for each of Permanent Financing (No. 7) PLC and Permanent Funding (No. 1) Limited are filed as part of this registration statement. There are no additional schedules to the financial statements.

(B)  EXHIBITS:

                                                                                                      SEQUENTIAL
EXHIBIT NO.       DESCRIPTION OF EXHIBIT                                                             PAGE NUMBER
----------------  -----------------------------------------------------------------------------  ---------------
1.1               Form of Underwriting Agreement(4)
3.1.1             Memorandum and Articles of Association of Permanent Financing (No. 7) PLC(4)
3.1.2             Memorandum and Articles of Association of Permanent Funding (No. 1)
                  Limited(1)
3.1.3             Memorandum and Articles of Association of Permanent Mortgages Trustee
                  Limited(1)
4.1               Form of Amended and Restated Intercompany Loan Terms and Conditions(2) and
                  Form of Loan Confirmation Seventh Issuer Intercompany Loan Agreement(4)
4.2               Form of Amended and Restated Mortgages Trust Deed(4)
4.3               Form of Amended and Restated Mortgage Sale Agreement(4)
4.4               Form of Seventh Issuer Deed of Charge(4)
4.5               Sixth Deed of Accession to Funding 1 Deed of Charge(4)
4.6               Form of Seventh Issuer Trust Deed(4)
4.7               Form of Seventh Issuer Paying Agent and Agent Bank Agreement(4)
4.8               Form of Amended and Restated Cash Management Agreement(3)
4.9               Form of Seventh Issuer Cash Management Agreement(4)
4.10              Form of Amended and Restated Servicing Agreement(4)
4.11              Form of Seventh Issuer Post-Enforcement Call Option Agreement(4)
4.12              Form of Seventh Issuer Bank Account Agreement(4)
5.1               Opinion of Allen & Overy LLP as to validity(4)
8.1               Opinion of Allen & Overy LLP as to US tax matters(4)
8.2               Opinion of Allen & Overy LLP as to UK tax matters(4)
8.3               Opinion of Mourant du Feu & Jeune as to Jersey tax matters(4)
10.1              Form of Amended and Restated Funding 1 Liquidity Facility Agreement(4)
10.2.1            Form of series 1 Class A Dollar Currency Swap Agreement(4)
10.2.2            Form of series 1 Class B Dollar Currency Swap Agreement(4)
10.2.3            Form of series 1 Class C Dollar Currency Swap Agreement(4)
10.2.4            Form of series 2 Class A Dollar Currency Swap Agreement(4)
10.2.5            Form of series 2 Class B Dollar Currency Swap Agreement(4)
10.2.6            Form of series 2 Class C Dollar Currency Swap Agreement(4)
10.3              Form of Amended and Restated Funding 1 Swap Agreement(4)
10.4              Form of Seventh Start-up Loan Agreement(4)
10.5.1            Form of Amended and Restated Master Definitions and Construction Schedule(4)
10.5.2            Form of Seventh Issuer Master Definitions and Construction Schedule(4)
10.6.1            Form of Seventh Issuer Corporate Services Agreement(4)
10.6.2            Form of Mortgages Trustee Corporate Services Agreement(1)
10.6.3            Form of Funding 1 Corporate Services Agreement(1)
23.1              Consent of Allen & Overy (included in Exhibits 5.1, 8.1 and 8.2)(4)
23.2              Consent of Mourant du Feu & Jeune (included in Exhibit 8.3) (4)



23.3              Consent of auditors(4)
24.1              Power of Attorney (included on signature page)
25.1              Statement of Eligibility of Trustee (Form T-1)(4)


(1) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 1) PLC (File No. 333-88874) which became effective on June 11, 2002.

(2) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 3) PLC (File No. 333-109144) which became effective on November 12, 2003.

(3) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 4) PLC (File No. 333-111850) which became effective on March 1, 2004.

(4) To be filed by amendment.

ITEM 37.  UNDERTAKINGS

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defence of any action, suit or proceeding) is asserted against any of the registrants by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B.   Each of the undersigned registrants hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on January 21, 2005.

PERMANENT FINANCING (NO. 7) PLC

By: /s/ Jonathan Keighley
    -----------------------------------------
Name:          SFM Directors Limited by its
               authorized person Jonathan
               Keighley for and on its
               behalf

Title:         Director

PERMANENT FUNDING (NO. 1) LIMITED

By: /s/ Jonathan Keighley
    -----------------------------------------
Name:          SFM Directors Limited by its
               authorized person Jonathan
               Keighley for and on its
               behalf

Title:         Director

PERMANENT MORTGAGES TRUSTEE LIMITED

By: /s/ David Balai
    -----------------------------------------
Name:          David Balai

Title:         Director

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints David Balai, Gavin Parker and Malcolm Ryan, and each of them severally, his true and lawful attorneys-in-fact and agents with power of substitution and resubstitution for and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated below.

PERMANENT FINANCING (NO. 7) PLC

SIGNATURE                                               TITLE             DATE
------------------------------------------------------  ----------------  ------------

By: /s/ Jonathan Keighley
    -------------------------------------------------
Name:   SFM Directors Limited by its authorized         Director          1/21/05
        person Jonathan Keighley for and on its
        behalf

By: /s/ James Macdonald
    -------------------------------------------------
Name:   SFM Directors (No. 2) Limited by its            Director          1/21/05
        authorized person James Macdonald for and on
        its behalf

By: /s/ David Balai
    -------------------------------------------------
Name:   David Balai                                     Director          1/21/05

PERMANENT FUNDING (NO. 1) LIMITED

SIGNATURE                                               TITLE             DATE
-----------------------------------------------------   ----------------  ------------
By: /s/ Jonathan Keighley
    -------------------------------------------------
Name:   SFM Directors Limited by its authorized person  Director          1/21/05
        Jonathan Keighley for and on its behalf

By: /s/ James Macdonald
    -------------------------------------------------
Name:   SFM Directors (No. 2) Limited by its            Director          1/21/05
        authorized person James Macdonald for and on
        its behalf

By: /s/ David Balai
    -------------------------------------------------
Name:   David Balai                                     Director          1/21/05

PERMANENT MORTGAGES TRUSTEE LIMITED

SIGNATURE                                               TITLE             DATE
------------------------------------------------------  ----------------  ------------
By: /s/ Michael George Best
    -------------------------------------------------
Name: Michael George Best                               Director          1/21/05

By: /s/ Peter John Richardson
    -------------------------------------------------
Name: Peter John Richardson                             Director          1/21/05

By: /s/ David Balai
    -------------------------------------------------
Name: David Balai                                       Director          1/21/05

                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                         PERMANENT FINANCING (NO. 7) PLC

      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Financing (No.
7) PLC, has signed this registration statement or amendment thereto in New York, New York on January 21, 2005.

        /s/ Donald J. Puglisi
By:     -------------------------------------------------

        Donald J. Puglisi
Name:   -------------------------------------------------

        Authorized Representative in the United States
Office: -------------------------------------------------



                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                        PERMANENT FUNDING (NO. 1) LIMITED

      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Funding (No. 1) Limited, has signed this registration statement or amendment thereto in New York, New York on January 21, 2005.

        /s/ Donald J. Puglisi
By:     -------------------------------------------------

        Donald J. Puglisi
Name:   -------------------------------------------------

        Authorized Representative in the United States
Office: -------------------------------------------------

                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                       PERMANENT MORTGAGES TRUSTEE LIMITED

      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Mortgages Trustee Limited, has signed this registration statement or amendment thereto in New York, New York on January 21, 2005.

        /s/ Donald J. Puglisi
By:     -------------------------------------------------

        Donald J. Puglisi
Name:   -------------------------------------------------

        Authorized Representative in the United States
Office: -------------------------------------------------